FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-228597-08

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED JANUARY 26, 2021, IS SUBJECT TO COMPLETION

AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$1,087,104,000 (Approximate)

BENCHMARK 2021-B23 MORTGAGE TRUST
(Central Index Key number 0001840644)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)
Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

JPMorgan Chase Bank, National Association

(Central Index Key number 0000835271)

Goldman Sachs Mortgage Company

(Central Index Key number 0001541502)

German American Capital Corporation

(Central Index Key number 0001541294)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-B23

The Benchmark 2021-B23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B23, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series and the Uncertificated VRR Interest) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of (i) a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial and multifamily properties, which will generally be the sole source of payment on the pooled certificates and the Uncertificated VRR Interest and (ii) one subordinate note evidencing a portion of a fixed rate commercial whole loan, which will generally be the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in March 2021. The rated final distribution date for the offered certificates is February 2054.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(4)	Pass-Through Rate Description
Class A-1	$21,244,000%	(6)
Class A-2	$155,183,000%	(6)
Class A-4A1	(7)%	(6)
Class A-5	(7)%	(6)
Class A-AB	$19,922,000%	(6)
Class X-A	$1,181,663,000	(8)%	Variable IO(9)
Class A-S	$163,615,000%	(6)
Class B	$59,992,000%	(6)
Class C	$45,449,000%	(6)

You should carefully consider the summary of risk factors and risk factors beginning on page 73 and page 75, respectively, of this prospectus.

Neither the Series 2021-B23 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2021-B23 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

(Footnotes to table begin on page 3)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 28.7% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 27.9% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 24.7% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 18.6% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about February 18, 2021. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately [__]% of the aggregate principal balance of the offered certificates, plus accrued interest from February 1, 2021, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Commercial Mortgage Pass-Through Certificates	$1,087,104,000	100%	$1,087,104,000	$118,603.05

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.
Citigroup	Goldman Sachs & Co. LLC	Deutsche Bank Securities	J.P. Morgan
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Drexel Hamilton Co-Manager
January , 2021

BENCHMARK 2021-B23 MORTGAGE TRUST

Commercial Mortgage Pass-Through Certificates, Series 2021-B23

Idaho
2 properties
$53,445,000
3.5% of total
Missouri
1 property
$19,825,000
1.3% of total
Minnesota
1 property
$14,000,000
0.9% of total
Illinois
3 properties
$56,979,174
3.7% of total
Wisconsin
1 property
$63,700,000
4.2% of total
Indiana
1 property
$8,500,000
0.6% of total
Michigan
2 properties
$10,800,000
0.7% of total
Pennsylvania
7 properties
$105,554,000
6.9% of total
New York
9 properties
$283,950,000
18.5% of total
Washington
11 properties
$171,715,100
11.2% of total
Ohio
1 property
$3,700,000
0.2% of total
Oregon
1 property
$75,000,000
4.9% of total
New Jersey
1 property
$13,228,925
0.9% of total
West Virginia
1 property
$3,550,000
0.2% of total
Nevada
2 properties
$75,000,000
4.9% of total
Virginia
1 property
$18,070,000
1.2% of total
California
6 properties
$187,546,675
12.3% of total
North Carolina
1 property
$6,440,699
0.4% of total
Utah
1 property
$58,700,000
3.8% of total
Florida
6 properties
$150,215,000
9.8% of total
Texas
2 properties
$86,000,000
5.6% of total
Louisiana
1 property
$6,849,500
0.4% of total
Tennessee
3 properties
$58,131,080
3.8% of total
% of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.0 – 1.0%

Mortgaged Properties by Property Type

Multifamily 3.1%
Self Storage 2.9%
Retail 6.4%
Office 43.3%
Hospitality 9.0%
Industrial 12.0%
Mixed Use 23.4%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2021-B23 certificates, including the non-offered Uncertificated VRR Interest discussed in footnote (12) below.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Offered Certificates
Class A-1	$21,244,000		30.000%	%	(6)	2.33	3/21 – 4/25
Class A-2	$155,183,000		30.000%	%	(6)	4.74	4/25 – 1/26
Class A-4A1	(7)		30.000%	%	(6)	(7)	(7)
Class A-5	(7)		30.000%	%	(6)	(7)	(7)
Class A-AB	$19,922,000		30.000%	%	(6)	7.10	1/26 – 3/30
Class X-A	$1,181,663,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	$163,615,000		18.750%	%	(6)	9.92	1/31 – 2/31
Class B	$59,992,000		14.625%	%	(6)	9.99	2/31 – 2/31
Class C	$45,449,000		11.500%	%	(6)	9.99	2/31 – 2/31
Non-Offered Pooled Certificates(10)
Class A-4A2	(7)		30.000%	%	(6)	(7)	(7)
Class X-B	$105,441,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-D	$72,718,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-F	$32,723,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-G	$14,543,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-H	$47,267,145	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	$50,902,000		8.000%	%	(6)	9.99	2/31 – 2/31
Class E	$21,816,000		6.500%	%	(6)	9.99	2/31 – 2/31
Class F	$32,723,000		4.250%	%	(6)	9.99	2/31 – 2/31
Class G	$14,543,000		3.250%	%	(6)	9.99	2/31 – 2/31
Class H	$47,267,145		0.000%	%	(6)	9.99	2/31 – 2/31
Class S (11)	N/A		N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A
Non-Offered Vertical Risk Retention Interest(10)
Combined VRR Interest(12)	$76,545,008	(13)	N/A(14)%		(15)	9.13	3/21 – 2/31
Non-Offered Loan-Specific Certificates(10)(16)
360 Spear
Class 360A	$12,350,000		26.295%	%	(17)	9.91	1/31 – 1/31
Class 360B	$16,387,000		15.496%	%	(17)	9.91	1/31 – 1/31
Class 360C	$16,388,000		4.696%	%	(17)	9.91	1/31 – 1/31
Class 360D	$7,125,000		0.000%	%	(17)	9.91	1/31 – 1/31
360RR Interest(18)	$2,750,000		N/A(19)%		(20)	9.91	1/31 – 1/31

(1)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X certificates” or the “pooled Class X certificates”) may vary depending upon the final pricing of the classes of pooled principal balance certificates (as defined in footnote (14) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of pooled Class X certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of pooled principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of pooled principal balance certificates may not be part of, and there would be a corresponding reduction in, such notional amount of the related class of pooled Class X certificates.

(2)	“Approximate Initial Credit Support” means, with respect to any class of non-vertically retained pooled principal balance certificates (as defined in footnote (6) below), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of non-vertically retained pooled principal balance certificates, if any, junior to such class of non-vertically retained pooled principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of non-vertically retained pooled principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentage shown for each class of non-vertically retained pooled principal balance certificates does not take into account the subordination provided by the trust subordinate companion loan (as defined in footnote (16) below), provided that payments on the trust subordinate companion loan are generally subordinate to payments on the related senior loans in the related loan combination as and to the extent provided in the related co-lender agreement. The approximate initial credit support percentages shown in the table above with respect to the non-vertically retained pooled principal balance certificates do not take into account the Combined VRR Interest (as defined in footnote (12) below).

(3)	“Approximate Initial Credit Support” means, with respect to any class of loan-specific certificates (as defined in footnote (16) below) (other than the 360RR Interest), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of loan-specific certificates (other than the 360RR Interest), if any, junior to the subject class of loan-specific certificates, divided by (ii) the sum of (A) the aggregate of the initial certificate balances of all classes of loan-specific certificates (other than the 360RR Interest) and (B) 95% of the aggregate outstanding principal balance of the senior loans included in the 360 Spear loan combination as of the cut-off date. The approximate initial credit support percentages shown in the table above with respect to the loan-specific certificates (other than the 360RR Interest) do not take into account the 360RR Interest.

(4)	Approximate per annum rate as of the closing date.

(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan or trust subordinate companion loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “non-vertically retained pooled principal balance certificates”, and collectively with the pooled Class X certificates, the Class S certificates and the Class VRR certificates, the “pooled certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. The trust subordinate companion loan will not be taken into account in determining pass-through rates on the non-vertically retained pooled principal balance certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The exact initial certificate balances of the Class A-4A1 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4A1, Class A-4A2 and Class A-5 certificates are expected to be as set forth, or within the applicable ranges reflected, in the following chart. The aggregate initial certificate balance of the Class A-4A1 and Class A-5 certificates is expected to be approximately $621,699,000, subject to a variance of plus or minus 5%.

Class of Certificates	Initial Certificate Balance or Expected Range of Initial Certificate Balances	Expected Weighted Avg. Life or Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4A1	$60,000,000 – $200,000,000	9.39 – 9.57	3/30 – 12/30 / 3/30 – 1/31
Class A-4A2	$200,000,000	9.39 – 9.57	3/30 – 12/30 / 3/30 – 1/31
Class A-5	$561,699,000 – $421,699,000	9.91	12/30 – 1/31 / 1/31 – 1/31

(8)	The pooled Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of pooled Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the pooled Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the non-vertically retained pooled principal balance certificates identified in the same row as such class of pooled Class X certificates in the chart below (as to such class of pooled Class X certificates, the “corresponding pooled principal balance certificates”):

Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

(9)	The pass-through rate for each class of pooled Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding pooled principal balance certificates as in effect from time to time, as described in this prospectus.

(10)	The classes of certificates set forth below “Non-Offered Pooled Certificates”, “Non-Offered Vertical Risk Retention Interest” and “Non-Offered Loan-Specific Certificates” in the table are not offered by this prospectus.

(11)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. A specified portion of the excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of five separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(12)	In satisfaction of Citi Real Estate Funding Inc.’s risk retention obligations as retaining sponsor for the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest, Citi Real Estate Funding Inc. is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a “single vertical security” (as such term is defined in Regulation RR) with an initial principal balance of approximately $76,545,008 (the “Combined VRR Interest”), which is expected to represent at least 5.0% of the aggregate principal balance of all the “ABS Interests” (as such term is defined in Regulation RR) issued in connection with such securitization (i.e., the sum of the aggregate initial certificate balance of all of the pooled certificates and the principal balance of the Uncertificated VRR Interest). The Combined VRR Interest will consist of the “Uncertificated VRR Interest” and the “Class VRR certificates” (each, as defined under “Credit Risk Retention”). The Combined VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to such securitization transaction. See “Credit Risk Retention”. The Combined VRR Interest is not offered hereby.

(13)	Constitutes the Combined VRR Interest Balance, which consists of the aggregate certificate balance of the Class VRR certificates and the principal balance of the Uncertificated VRR Interest.

(14)

Although the approximate initial credit support percentages shown in the table above with respect to the non-vertically retained pooled principal balance certificates do not take into account the Combined VRR Interest, losses incurred on the mortgage loans will be allocated between the Combined VRR Interest, on the one hand, and the non-vertically retained pooled principal balance certificates, on the other hand, pro rata in accordance with the principal balance of the Combined VRR Interest and the aggregate outstanding certificate balance of the non-vertically retained principal balance certificates. See “Credit Risk Retention” and “Description of the Certificates”. The Class VRR certificates and the non-vertically retained pooled principal balance certificates are collectively referred to in this prospectus as the “pooled principal balance certificates”.

(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Combined VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

(16)	The Class 360A, Class 360B, Class 360C and Class 360D certificates and the 360RR Interest are collectively referred to as the “loan-specific certificates” or the “loan-specific principal balance certificates” (and, collectively with the pooled principal balance certificates, constitute the “principal balance certificates”). The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, a junior promissory note secured by the 360 Spear mortgaged property (such junior promissory note, the “trust subordinate companion loan”). The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Loan Combinations—The 360 Spear Pari Passu-AB Loan Combination”.

(17)	The pass-through rates for the loan-specific certificates (other than the 360RR Interest), in each case, will equal one of the following per annum rates: (i) a fixed rate, (ii) the net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) on the trust subordinate companion loan, (iii) the lesser of a specified rate and the net mortgage rate on the trust subordinate companion loan described in clause (ii), or (iv) the net mortgage rate on the trust subordinate companion loan described in clause (ii) less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(18)	German American Capital Corporation is the only sponsor (and will act as “retaining sponsor” (as such term is defined in Regulation RR)) with respect to the securitization transaction constituted by the issuance of the loan-specific certificates. In connection therewith, German American Capital Corporation is expected to acquire from the depositor on the closing date an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a single vertical security with an initial certificate balance of approximately $2,750,000 (the “360RR Interest”), which is expected to represent 5.0% of the aggregate initial certificate balance of all loan-specific certificates. The 360RR Interest is expected to be retained by German American Capital Corporation or its “majority-owned affiliate” (as such term is defined in Regulation RR) in accordance with the credit risk retention rules applicable to such securitization transaction. The 360RR Interest is a class of certificates, but is not offered hereby.

(19)	Although the approximate initial credit support percentages shown in the table with respect to the loan-specific certificates (other than the 360RR Interest) do not take into account the 360RR Interest, losses incurred on the trust subordinate companion loan will be allocated between the 360RR Interest, on the one hand, and the other classes of loan-specific certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances.

(20)	Except for tax reporting purposes, the 360RR Interest does not have a specified pass-through rate; however, the effective interest rate on the 360RR Interest will be a per annum rate equal to the net mortgage rate (adjusted, if necessary, to accrue interest on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time on the trust subordinate companion loan.

The Class A-4A2, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 360A, Class 360B, Class 360C and Class 360D certificates and the Combined VRR Interest and 360RR Interest are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the Uncertificated VRR Interest is presented solely to enhance your understanding of the offered certificates.

Table of Contents

Certificate Summary	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	24
Summary of Risk Factors	73
Special Risks	73
Risks Relating to the Mortgage Loans	73
Risks Relating to Conflicts of Interest	74
Other Risks Relating to the Certificates	74
Risk Factors	75
Special Risks	75
The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans	75
Risks Relating to the Mortgage Loans	78
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	78
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	79
Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	84
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	85
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	87
The Types of Properties That Secure the Mortgage Loans Present Special Risks	92
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	111
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	112
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	112
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	114
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	114
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	115
Risks Related to Zoning Non-Compliance and Use Restrictions	115
Risks Relating to Inspections of Properties	116
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	116
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	116
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	117
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	118
Terrorism Insurance May Not Be Available for All Mortgaged Properties	119
Risks Associated with Blanket Insurance Policies or Self-Insurance	120
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	120
Limited Information Causes Uncertainty	120
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	121
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	121
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	122
Static Pool Data Would Not Be Indicative of the Performance of This Pool	123
Appraisals May Not Reflect Current or Future Market Value of Each Property	123
Seasoned Mortgage Loans Present Additional Risk of Repayment	124
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	124

The Borrower’s Form of Entity May Cause Special Risks	125
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	127
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	128
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	129
Tenancies-in-Common May Hinder Recovery	130
Risks Relating to Enforceability of Cross-Collateralization Arrangements	130
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	130
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	132
Various Other Laws Could Affect the Exercise of Lender’s Rights	133
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	133
Risks of Anticipated Repayment Date Loans	133
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	134
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	135
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	137
Risks Relating to Shari’ah Compliant Loans	137
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	137
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	138
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	138
Risks Relating to Tax Credits	138
Risks Relating to Conflicts of Interest	139
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	139
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	141
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	142
Potential Conflicts of Interest of the Operating Advisor	145
Potential Conflicts of Interest of the Asset Representations Reviewer	145
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	146
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	148
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Loan Combination	148
Other Potential Conflicts of Interest May Affect Your Investment	149
Other Risks Relating to the Certificates	149
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	149
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	150
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	151
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	153

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	153
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	153
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	154
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates	158
Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Pooled Certificates, and Payments Allocated to the Non-Vertically Retained Pooled Certificates Will Not Be Available to Make Payments on the Combined VRR Interest	159
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	159
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	160
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment	160
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	161
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	161
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	162
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	162
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	163
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	163
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	163
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	164
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	164
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	165
Changes in Pool Composition Will Change the Nature of Your Investment	166
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	166
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	167
State, Local and Other Tax Considerations	169
General Risk Factors	170
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	170
The Offered Certificates May Not Be a Suitable Investment for You	170
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	170
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	170
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	171

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	175
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	175
Description of the Mortgage Pool	176
General	176
MGM Grand & Mandalay Bay REMICs	178
Certain Calculations and Definitions	179
Statistical Characteristics of the Mortgage Loans	187
Overview	187
Property Types	188
Specialty Use Concentrations	196
Mortgage Loan Concentrations	197
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	199
Tenancies-in-Common	199
Shari’ah Compliant Loans	199
Condominium Interests and Other Shared Interests	200
Leasehold Interests	200
Condemnations	201
Delinquency Information	201
COVID-19 Considerations	201
Environmental Considerations	206
Litigation and Other Legal Considerations	210
Redevelopment, Expansion and Renovation	211
Default History, Bankruptcy Issues and Other Proceedings	212
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	212
Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Criminal or Civil Legal Proceedings, Pending Investigations, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	212
Tenant Issues	213
Tenant Concentrations	213
Lease Expirations and Terminations	214
Unilateral Lease Termination Rights	216
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	218
Rights to Cease Operations (Go Dark) at the Leased Property	218
Termination Rights of Government Sponsored Tenants	219
Other Tenant Termination Issues	219
Rights to Sublease	219
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	220
Charitable Institutions / Not-For-Profit Tenants	222
Purchase Options, Rights of First Offer and Rights of First Refusal	223
Affiliated Leases and Master Leases	224
Other Tenant Issues	224
Insurance Considerations	225
Zoning and Use Restrictions	226
Non-Recourse Carveout Limitations	228
Real Estate and Other Tax Considerations	229
Certain Terms of the Mortgage Loans	230
Due Dates; Mortgage Rates; Calculations of Interest	230
ARD Loans	231
Single-Purpose Entity Covenants	232
Prepayment Provisions	233
Defeasance; Collateral Substitution	235
Partial Releases	237
Escrows	240
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	241
Mortgaged Property Accounts	242
Additional Indebtedness	242
Existing Additional Secured Debt	242
Existing Mezzanine Debt	243
Permitted Mezzanine Debt	244
Preferred Equity and Preferred Return Arrangements	245
Permitted Unsecured Debt and Other Debt	245
The Loan Combinations	245
General	245
The Serviced Pari Passu Loan Combinations	249
The Outside Serviced Pari Passu Loan Combinations	251
The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination	254
The Pittock Block Pari Passu-AB Loan Combination	268
The 360 Spear Pari Passu-AB Loan Combination	275
The Grace Building Pari Passu-AB Loan Combination	283
Additional Mortgage Loan Information	290
Transaction Parties	291
The Sponsors and the Mortgage Loan Sellers	291
Citi Real Estate Funding Inc.	291
JPMorgan Chase Bank, National Association	299
Goldman Sachs Mortgage Company	306
German American Capital Corporation	315
Compensation of the Sponsors	323

The Depositor	323
The Issuing Entity	324
The Trustee	325
The Certificate Administrator	326
Servicers	327
General	327
The Master Servicer	328
The Special Servicers	331
The Outside Servicers and the Outside Special Servicers	340
The Operating Advisor and the Asset Representations Reviewer	340
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	341
Transaction Party and Related Party Affiliations	341
Interim Servicing Arrangements	342
Loan Combinations and Mezzanine Loan Arrangements	342
Other Arrangements	343
Credit Risk Retention	344
General	344
Qualifying CRE Loans; Required Credit Risk Retention Percentage	345
The VRR Interest	346
Material Terms of the VRR Interest	346
Method, Timing and Amount of Distributions on the Combined VRR Interest	348
Hedging, Transfer and Financing Restrictions	350
Risk Retention Consultation Parties	350
Limitation on Liability of the Risk Retention Consultation Parties	351
Description of the Certificates	352
General	352
Distributions	354
Method, Timing and Amount	354
Available Funds	355
Priority of Distributions	358
Pass-Through Rates	361
Interest Distribution Amount	363
Principal Distribution Amount	363
Certain Calculations with Respect to Individual Mortgage Loans	364
Excess Interest	365
Application Priority of Mortgage Loan Collections or Loan Combination Collections	365
Allocation of Yield Maintenance Charges and Prepayment Premiums	368
Assumed Final Distribution Date; Rated Final Distribution Date	369
Prepayment Interest Shortfalls	370
Subordination; Allocation of Realized Losses	371
Reports to Certificateholders; Certain Available Information	374
Certificate Administrator Reports	374
Information Available Electronically	378
Voting Rights	383
Delivery, Form, Transfer and Denomination	384
Book-Entry Registration	384
Definitive Certificates	387
Certificateholder Communication	387
Access to Certificateholders’ Names and Addresses	387
Requests to Communicate	387
The Mortgage Loan Purchase Agreements	389
Sale of Mortgage Loans; Mortgage File Delivery	389
Representations and Warranties	394
Cures, Repurchases and Substitutions	394
Dispute Resolution Provisions	398
Asset Review Obligations	398
The Pooling and Servicing Agreement	399
General	399
Certain Considerations Regarding the Outside Serviced Loan Combinations	402
Assignment of the Mortgage Loans	403
Servicing of the Mortgage Loans	404
Subservicing	410
Advances	411
Accounts	415
Withdrawals from the Collection Account	418
Application of Loss of Value Payments	420
Servicing and Other Compensation and Payment of Expenses	420
Master Servicing Compensation	420
Special Servicing Compensation	423
Trustee / Certificate Administrator Compensation	427
Operating Advisor Compensation	428
CREFC® Intellectual Property Royalty License Fee	428
Asset Representations Reviewer Compensation	429
Fees and Expenses	430
Application of Penalty Charges and Modification Fees	436
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	436
Due-On-Sale	436
Due-On-Encumbrance	437
Appraisal Reduction Amounts	438
Inspections	444
Evidence as to Compliance	444
Limitation on Liability; Indemnification	445
Servicer Termination Events	449
Rights Upon Servicer Termination Event	450
Waivers of Servicer Termination Events	452
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	452

General	452
Excluded Special Servicer Mortgage Loans	453
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	454
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	455
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	456
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	457
Amendment	458
Realization Upon Mortgage Loans	460
Specially Serviced Loans; Appraisals	460
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	460
Sale of Defaulted Mortgage Loans and REO Properties	463
Modifications, Waivers and Amendments	465
Directing Holder	467
General	467
Limitation on Liability of the Directing Holder	474
Consulting Parties	475
Operating Advisor	476
General Obligations	476
Review Materials	477
Consultation Rights	478
Reviewing Certain Calculations	479
Annual Report	479
Replacement of the Special Servicer	480
Operating Advisor Termination Events	480
Rights Upon Operating Advisor Termination Event	481
Eligibility of Operating Advisor	482
Termination of the Operating Advisor Without Cause	482
Asset Status Reports	483
The Asset Representations Reviewer	484
Asset Review	484
Eligibility of Asset Representations Reviewer	488
Other Obligations of Asset Representations Reviewer	489
Delegation of Asset Representations Reviewer’s Duties	489
Asset Representations Reviewer Termination Events	489
Rights Upon Asset Representations Reviewer Termination Event	490
Termination of the Asset Representations Reviewer Without Cause	490
Resignation of Asset Representations Reviewer	491
Asset Representations Reviewer Compensation	491
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	491
Repurchase Request Delivered by a Certificateholder	491
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	491
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	492
Dispute Resolution Provisions	492
Resolution of a Repurchase Request	492
Mediation and Arbitration Provisions	495
Rating Agency Confirmations	496
Termination; Retirement of Certificates	497
Optional Termination; Optional Mortgage Loan Purchase	498
Servicing of the Outside Serviced Mortgage Loans	499
General	499
Specified Servicing Matters	499
Servicing Shift Mortgage Loans	503
Related Provisions of the Pooling and Servicing Agreement	503
Use of Proceeds	504
Yield, Prepayment and Maturity Considerations	504
Yield	504
Yield on the Class X-A Certificates	508
Weighted Average Life of the Offered Certificates	508
Price/Yield Tables	514
Material Federal Income Tax Consequences	518
General	518
Qualification as a REMIC	519
Status of Offered Certificates	520
Taxation of the Regular Interests	521
General	521
Original Issue Discount	521
Acquisition Premium	523
Market Discount	523
Premium	524
Election to Treat All Interest Under the Constant Yield Method	524
Treatment of Losses	524
Prepayment Premiums and Yield Maintenance Charges	525
Sale or Exchange of Regular Interests	525
Taxes That May Be Imposed on a REMIC	526
Prohibited Transactions	526
Contributions to a REMIC After the Startup Day	526

Net Income from Foreclosure Property	527
Bipartisan Budget Act of 2015	527
Taxation of Certain Foreign Investors	528
FATCA	528
Backup Withholding	529
Information Reporting	529
3.8% Medicare Tax on “Net Investment Income”	529
Reporting Requirements	529
Tax Return Disclosure and Investor List Requirements	529
Certain State, Local and Other Tax Considerations	530
ERISA Considerations	530
General	530
Plan Asset Regulations	532
Prohibited Transaction Exemptions	533
Underwriter Exemption	533
Exempt Plans	536
Insurance Company General Accounts	536
Ineligible Purchasers	537
Further Warnings	537
Consultation with Counsel	537
Tax Exempt Investors	538
Legal Investment	538
Certain Legal Aspects of the Mortgage Loans	539
General	540
Types of Mortgage Instruments	541
Installment Contracts	541
Leases and Rents	542
Personalty	542
Foreclosure	543
General	543
Foreclosure Procedures Vary From State to State.	543
Judicial Foreclosure	543
Equitable and Other Limitations on Enforceability of Particular Provisions	543
Nonjudicial Foreclosure/Power of Sale	544
Public Sale	544
Rights of Redemption	545
One Action and Security First Rules	546
Anti-Deficiency Legislation	546
Leasehold Considerations	547
Cooperative Shares	547
Bankruptcy Issues	548
Automatic Stay	548
Modification of Lender’s Rights	548
Leases and Rents	548
Lease Assumption or Rejection by Tenant	549
Lease Rejection by Lessor – Tenant’s Right	550
Ground Lessee or Ground Lessor	550
Single-Purpose Entity Covenants and Substantive Consolidation	551
Sales Free and Clear of Liens	552
Post-Petition Credit	552
Avoidance Actions	552
Management Agreements	553
Certain of the Borrowers May Be Partnerships	553
Environmental Considerations	554
General	554
Environmental Assessments	554
Superlien Laws	554
CERCLA	555
Other Federal and State Laws	555
Additional Considerations	556
Due-On-Sale and Due-On-Encumbrance Provisions	557
Junior Liens; Rights of Holders of Senior Liens	557
Subordinate Financing	558
Default Interest and Limitations on Prepayments	558
Applicability of Usury Laws	558
Americans with Disabilities Act	559
Servicemembers Civil Relief Act	559
Anti-Money Laundering, Economic Sanctions and Bribery	559
Potential Forfeiture of Assets	560
Ratings	560
Plan of Distribution (Underwriter Conflicts of Interest)	563
Incorporation of Certain Information by Reference	565
Where You Can Find More Information	565
Financial Information	565
Legal Matters	565
Index of Certain Defined Terms	566

ANNEX A – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1
ANNEX B – SIGNIFICANT LOAN SUMMARIES	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – SPONSOR REPRESENTATIONS AND WARRANTIES (CREFI AND GACC)	E-1A-1
ANNEX E-1B – EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES (CREFI AND GACC)	E-1B-1
ANNEX E-2A – SPONSOR REPRESENTATIONS AND WARRANTIES (GSMC)	E-2A-1
ANNEX E-2B – EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES (GSMC)	E-2B-1
ANNEX E-3A – SPONSOR REPRESENTATIONS

AND WARRANTIES (JPMCB)	E-3A-1
ANNEX E-3B – EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES (JPMCB)	E-3B-1
ANNEX F – CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

●	This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and

●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

●	In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) NO 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS SUCH RULES AND REGULATIONS MAY BE AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE

DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●         THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●         THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND

●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE ORIGINATORS, THE MORTGAGE LOAN SELLERS, THE ISSUING ENTITY OR THEIR RESPECTIVE AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUANCE OF THE POOLED CERTIFICATES AND THE UNCERTIFICATED INTEREST, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “U.S. CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENABLING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO

THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Benchmark 2021-B23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B23.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor”.

Issuing Entity	Benchmark 2021-B23 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of February 1, 2021, between the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

●	Citi Real Estate Funding Inc., a New York corporation (24 mortgage loans (24.8%));

●	Goldman Sachs Mortgage Company, a New York limited partnership (9 mortgage loans (24.7%));

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America (9 mortgage loans (20.7%));

●	German American Capital Corporation, a Maryland corporation (8 mortgage loans (13.3%));

●	JPMorgan Chase Bank, National Association and German American Capital Corporation (2 mortgage loans (11.5%)); and

●	Citi Real Estate Funding Inc. and German American Capital Corporation (1 mortgage loan (4.9%)).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	24	$380,377,674	24.8%
Goldman Sachs Bank USA	Goldman Sachs Mortgage Company(1)	9	378,805,015	24.7
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	9	316,395,105	20.7
DBR Investments Co. Limited	German American Capital Corporation(2)	8	204,322,359	13.3
JPMorgan Chase Bank, National Association / DBR Investments Co. Limited	JPMorgan Chase Bank, National Association / German American Capital Corporation(2)(3)(4)	2	176,000,000	11.5
Citi Real Estate Funding Inc. / Deutsche Bank AG, New York Branch	Citi Real Estate Funding Inc. / German American Capital Corporation(2)(5)	1	75,000,000	4.9
	Total	53	$1,530,900,153	100.0%

(1)	Goldman Sachs Mortgage Company has acquired or will acquire the mortgage loans or portions thereof that were originated or co-originated by Goldman Sachs Bank USA on or prior to the closing date.

(2)	German American Capital Corporation has acquired or will acquire the mortgage loans or portions thereof that were originated, co-originated or acquired by its affiliates, Deutsche Bank AG, New York Branch and DBR Investments Co. Limited, on or prior to the closing date.

(3)	The 860 Washington mortgage loan (7.6%) is comprised of separate notes that are being sold by JPMorgan Chase Bank, National Association and German American Capital Corporation. The 860 Washington mortgage loan was co-originated by JPMorgan Chase Bank, National Association and DBR Investments Co. Limited. The 860 Washington mortgage loan is evidenced by five (5) promissory notes: (i) notes A-1, A-2 and A-3, with an aggregate outstanding principal balance of $81,200,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) notes A-4 and A-5, with an aggregate outstanding principal balance of $34,800,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.

(4)	The Grace Building mortgage loan (3.9%) is part of a loan combination as to which separate notes are being sold by JPMorgan Chase Bank, National Association and German American Capital Corporation. The Grace Building loan combination was co-originated by Bank of America, N.A., JPMorgan Chase Bank, National Association, Column Financial, Inc., and DBR Investments Co. Limited. The Grace Building mortgage loan is evidenced by two (2) promissory notes: (i) note A-2-4, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-4-3, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.

(5)	The MGM Grand & Mandalay Bay mortgage loan (4.9%) is part of a loan combination as to which separate notes are being sold by Citi Real Estate Funding Inc. and German American Capital Corporation. The MGM Grand & Mandalay Bay loan combination was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation, and the MGM Grand & Mandalay Bay mortgage loan is evidenced by two (2) promissory notes: (i) note A-13-8 with an outstanding principal balance of

$59,375,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-15-8, with an outstanding principal balance of $15,625,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.

In addition, German American Capital Corporation will transfer to the depositor the trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the pooled certificates and are exclusive of the trust subordinate companion loan.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced loan combinations and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

The mortgage loans transferred to the issuing entity, any related companion loans and any related loan combinations that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

See the chart entitled “Loan Combination Summary” under “The Mortgage Pool—The Loan Combinations” below in this summary and the chart entitled “Servicing of the Loan Combinations” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced loan combinations and outside serviced loan combinations.

The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicers	CWCapital Asset Management LLC, a Delaware limited liability company, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan, the 360 Spear loan combination and the Pittock Block loan combination) and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal special servicing offices of CWCapital Asset Management LLC are located at 900 19th Street NW, 8th Floor, Washington, D.C. 20006. See “Transaction Parties—Servicers—The Special Servicers—CWCapital Asset Management LLC”.

KeyBank National Association, a national banking association, is expected to act as special servicer with respect to the 360 Spear loan combination. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—Servicers—The Special Servicers—KeyBank National Association”.

Situs Holdings, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the Pittock Block loan combination. The principal executive office of Situs Holdings, LLC is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400.  Situs Holdings, LLC maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104. See “Transaction Parties—Servicers—The Special Servicers— Situs Holdings, LLC”.

References in this prospectus to “special servicer” mean, with respect to each serviced mortgage loan and serviced loan combination, the applicable special servicer that acts as the special servicer for such serviced mortgage loan or serviced loan combination, as applicable, as identified in the preceding two paragraphs above.

The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.

See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.

CWCapital Asset Management LLC, was selected to be the initial special servicer for all serviced loans (other than the 360 Spear loan combination and the Pittock Block loan combination) by LD II Holdco XV, LLC, which is expected to: (a) purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and also receive the Class S certificates on the closing date; and (b) become the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder. See “—Directing Holder” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The

Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Benchmark 2021-B23. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – Benchmark 2021-B23 and for certificate transfer purposes are located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	after the occurrence and during the continuance of a control termination event, reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	after the occurrence and during the continuance of a control termination event (and under the circumstances described in this prospectus), issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;

●	after the occurrence and during the continuance of a consultation termination event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the pooled certificateholders and the Uncertificated VRR Interest owner (as a collective whole); and

●	after the occurrence and during the continuance of a control termination event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.

See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

  Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related loan combinations will or are expected to constitute the “outside serviced loan combinations”), and such mortgage loans and loan combinations will be serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling companion loan by the parties thereto, as identified in the table below:

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(1) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(2)
MGM Grand & Mandalay Bay	CREFI, GACC	BX 2020-VIVA TSA (5/5/2020)	4.9%	KeyBank National Association	Situs Holdings, LLC	Wilmington Trust, National Association	Citibank, N.A.	N/A	CF LV SASB Holdings LLC(3)
The Grace Building	JPMCB, GACC	GRACE 2020-GRCE TSA (11/18/20)	3.9%	Wells Fargo Bank, National Association	Situs Holdings, LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Core Credit Partners A LLC
Station Park & Station Park West	JPMCB	Benchmark 2020-B22 PSA (12/1/20)	3.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, L.P.
Rugby Pittsburgh Portfolio	JPMCB	Benchmark 2020-B22 PSA (12/1/20)	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	RREF IV Debt AIV, L.P.
Selig Office Portfolio	GSMC	CGCMT 2015-GC29 PSA (4/1/15)	2.2%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Deutsche Bank Trust Company Americas	Deutsche Bank Trust Company Americas	Situs Holdings, LLC	Eightfold Real Estate Capital, L.P.
711 Fifth Avenue	GSMC	GSMS 2020-GC47 PSA (5/1/20)	1.8%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	LD II Holdco X, LLC

(1)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.

(2)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.

(3)	The MGM Grand & Mandalay Bay loan combination is an AB loan combination, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior subordinate note and, following certain additional trigger events, to a more senior note (that is pari passu with the MGM Grand & Mandalay Bay mortgage loan) in the subject loan combination, which more senior subordinate or pari passu note, as the case may be, will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related loan combination will be the party designated under the servicing agreement or trust agreement, as applicable, for such securitization trust. See “Description of the Mortgage Pool—The Loan Combinations—The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination”. As of the closing date of the BX 2020-VIVA transaction, CF LV SASB Holdings was the entity expected to act as the initial directing party.

Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee generally serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

There are no servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of loan combination(s) or any related terms should be disregarded.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be:

●	except (i) in the case of the 360 Spear loan combination prior to the occurrence and continuance of a 360 Spear control appraisal period, (ii) with respect to an excluded mortgage loan, (iii) with respect to a serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), and (iv) during any period that a control termination event has occurred and is continuing, the controlling class representative;

●	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or a serviced loan combination with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”); and

●	with respect to the 360 Spear loan combination so long as it is not an excluded mortgage loan (i) for so long as no control appraisal period exists with respect to such loan combination (a “360 Spear control appraisal period”), the loan-specific controlling class representative and (ii) for so long as a 360 Spear control appraisal period exists and a control termination event has not occurred and is continuing, the controlling class representative.

provided, that with respect to any serviced loan combination, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced loan combination is a serviced outside controlled loan combination, and/or (4) with respect to the 360 Spear loan combination if and for so long as the loan-specific controlling class representative is entitled to act as directing holder; (B) there will be no directing holder with respect to an excluded mortgage loan; (C) with respect to the 360 Spear loan combination, if and for so long as a 360 Spear control appraisal period exists, the loan-specific controlling class representative will not be the directing holder; and (D) with respect to any serviced outside controlled loan combination, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced loan combination, if none of the controlling class representative, an outside controlling note holder or the loan-specific controlling class representative is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced loan combination.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) (or, with respect to the 360 Spear loan combination, unless a 360 Spear control appraisal period is continuing, the loan-specific controlling class representative or the holder of a majority of the 360 Spear controlling class certificates (by certificate balance)) is (i) a borrower or mortgagor under that mortgage loan or loan combination or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

With respect to the serviced mortgage loans and serviced loan combinations, in general:

●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, loan combinations; and

●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans;

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder or its representative may not lose such rights under the related co-lender agreement.

Any serviced loan combination with a subordinate companion loan that (i) is held outside the Issuing Entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled loan combination. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control or consultation rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a loan combination.

With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced loan combination, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.

The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors— Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.

Controlling Class

Representatives	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of pooled certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class F will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of non-vertically retained pooled principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class H. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

The “control eligible certificates” will be the Class F, Class G and Class H certificates.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

A “control termination event” will: (1) with respect to any mortgage loan (other than the 360 Spear loan combination) either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained pooled principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and (2) with respect to the 360 Spear loan combination, be determined in accordance with clause (1) of this definition, but only if a control appraisal period exists with respect to such loan combination. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.

A “consultation termination event” will: (1) with respect to any mortgage loan (other than the 360 Spear loan combination), either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained pooled principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and (2) with respect to 360 Spear loan combination, be determined in accordance with clause (1) of this definition but only if a control appraisal period exists with respect to such loan combination. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.

LD II Holdco XV, LLC, a Delaware limited liability company is expected, on the closing date, (i) to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and also receive the Class S certificates, and (ii) to appoint itself or an affiliate as the initial controlling class representative.

The “loan-specific controlling class representative” under the pooling and servicing agreement will be the loan-specific controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of the loan-specific certificates by certificate balance. No person may exercise any of the rights and powers of the loan-specific controlling class representative with respect to an excluded mortgage loan. The initial loan-specific controlling class representative is expected to be PIMCO DISCO Fund III LP, a subsidiary of an investment fund managed by Pacific Investment Management Company LLC.

In general, the “loan-specific controlling class” is, as of any time of determination, the most subordinate class of the loan-specific control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that if no such class meets the preceding requirement, then the most senior class of loan-specific control eligible certificates will be the “loan-specific controlling class”; provided, further, however, that if, at any time, the outstanding certificate balance of the Class 360A certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “loan-specific controlling class” will be the most subordinate class of loan-specific control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The loan-specific controlling class as of the closing date will be the Class 360D certificates.

The “loan-specific control eligible certificates” will be the Class 360A, Class 360B, Class 360C and Class 360D certificates. No other class of certificates will be eligible to act as the loan-specific controlling class or appoint a loan-specific controlling class representative.

Holders of the Loan-Specific

Certificates	The 360 Spear mortgage loan (6.8%) has a related trust subordinate companion loan (a subordinate note in the related loan combination) which will also be held by the issuing entity but will not be pooled with the mortgage loans. A separate series of loan-specific certificates will be issued with respect to and backed by the trust subordinate companion loan. Any expenses or losses incurred in respect to any mortgage loan other than the 360 Spear mortgage loan will not be borne by the holders of the loan-specific certificates.

Initially, if and for so long as no 360 Spear control appraisal period is continuing as described under “The Pooling and Servicing Agreement—Directing Holder”, the loan-specific controlling class representative will be the directing holder for the 360 Spear loan combination. During the continuation of a 360 Spear control appraisal period with respect to the 360 Spear loan combination, the loan-specific controlling class representative will no longer be the directing holder for the 360 Spear loan combination, and the controlling class representative will be the directing holder for the 360 Spear loan combination and will generally have the same consent and consultation rights with respect to the related loan combination as it does for the other mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—The Loan Combinations—The 360 Spear Pari Passu-AB Loan Combination”.

Risk Retention

Consultation Parties	The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be: (i) the party selected by Citi Real Estate Funding Inc., (ii) the party selected by JPMorgan Chase Bank, National Association and (iii) the party selected by Goldman Sachs Mortgage Company. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, none of the risk retention consultation parties will have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Citi Real Estate Funding Inc., JPMorgan Chase Bank,

National Association, and Goldman Sachs Mortgage Company, are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a borrower party.

Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be, each of:

(i)	except with respect to a serviced outside controlled loan combination, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of the 360 Spear loan combination, provided that an applicable control appraisal period exists with respect to such loan combination, the controlling class representative;

(ii)	with respect to any serviced outside controlled loan combination (which may include a servicing shift loan combination or a serviced loan combination with a controlling subordinate companion loan held outside the issuing entity), (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such loan combination, (b) solely prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;

(iii)	with respect to any serviced loan combination that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;

(iv)	solely after the occurrence and during the continuance of a control termination event, the operating advisor; and

(v)	except with respect to any excluded RRCP mortgage loan, (a) for so long as no consultation termination event is continuing, with respect to any specially serviced loan, and (b) during the continuance of a consultation termination event, with respect to any mortgage loan, each risk retention consultation party;

provided, that with respect to any serviced loan combination, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.

For the avoidance of doubt, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) solely with respect to the 360 Spear loan combination, a control appraisal period does not exist with respect thereto and/or (4) with respect to any serviced outside controlled loan combination, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such loan combination, (B) the operating advisor will not be a consulting party if and for so long as no control termination event has occurred and is continuing, (C) none of the risk retention consultation parties will be a consulting party with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party, or with respect to any mortgage loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced loan combination will be subject to the terms of the related co-lender agreement.

Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced loan combination, if none of the controlling class representative, the operating advisor, a risk retention consultation party, or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced loan combination.

Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

●	serve in multiple capacities with respect to this securitization transaction;

●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination; or

●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;

●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);

●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combinations and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and trust subordinate companion loan, its respective due date in February 2021 (or, in the case of any mortgage loan or trust subordinate companion loan that has its first due date subsequent to February 2021, the date that would have been its due date in February 2021 under the terms thereof if a monthly payment were scheduled to be due in that month).

Closing Date	On or about February 18, 2021.

Distribution Date	The 4th business day following the related determination date of each month, beginning in March 2021.

Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in March 2021.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in March 2021, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	April 2025
	Class A-2	January 2026
	Class A-4A1	December 2030 – January 2031(1)
	Class A-5	January 2031
	Class A-AB	March 2030
	Class X-A	February 2031
	Class A-S	February 2031
	Class B	February 2031
	Class C	February 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4A1 certificates ranging from $60,000,000 to $200,000,000.

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in February 2054.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (together with, in the case of German American Capital Corporation, the trust subordinate companion loan) to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loan into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates and the Uncertificated VRR Interest, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below(1):

(1)	In addition, German American Capital Corporation will sell one trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable with respect to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the related loan-specific certificates and therefore support only such loan-specific certificates.

The foregoing illustration does not take into account sales or other transfers of the Combined VRR Interest, any of the non-vertically retained pooled certificates other than the offered certificates or any of the loan-specific certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-B23:

●	Class A-1

●	Class A-2

●	Class A-4A1

●	Class A-5

●	Class A-AB

●	Class X-A

●	Class A-S

●	Class B

●	Class C

Upon initial issuance, the Series 2021-B23 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class A-4A2, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R, Class 360A, Class 360B, Class 360C and Class 360D certificates and the Class VRR certificates and the 360RR Interest. In addition, the Uncertificated VRR Interest is not being offered by this prospectus.

The offered certificates, together with the Class A-4A2, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class VRR certificates, are collectively referred to in this prospectus as the “pooled certificates”. The pooled certificates, exclusive of the Class VRR certificates, are collectively referred to in this prospectus as the “non-vertically retained pooled certificates”. The non-vertically retained pooled certificates (exclusive of the Class S certificates) are collectively referred to in this prospectus as the “non-vertically retained pooled regular certificates”. The non-vertically retained pooled regular certificates (exclusive of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates) are collectively referred to in this prospectus as the “non-vertically retained pooled principal balance certificates”. The non-vertically retained pooled principal balance certificates and the Class VRR certificates are collectively referred to in this prospectus as the “pooled principal balance certificates”. The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are collectively referred to in this prospectus as the “Class X certificates” or the “pooled Class X certificates”.

The 360 Spear mortgage loan will be pooled together with the other mortgage loans and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the mortgage loans held by the issuing entity, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the related loan-specific certificates.

B.  Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table.

The certificate balance of any class of pooled principal balance certificates or loan-specific principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans (or, in the case of a class of loan-specific principal balance certificates, the trust subordinate companion loan) and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

The pass-through rate with respect to each class of offered certificates (other than the Class X-A certificates) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.

The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S certificates as in effect from time to time, as described in this prospectus.

For purposes of calculating the pass-through rate on any class of non-vertically retained pooled certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

The trust subordinate companion loan will not be taken into account in determining pass-through rates on the non-vertically retained pooled certificates.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.001875% to 0.05125% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus. In the case of the First Republic Center mortgage loan, any related liquidation fees and workout fees will be calculated at a rate of 0.50%.

With respect to each of the outside serviced mortgage loans, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Servicing of Loan Combination	Outside (Primary) Servicer Fee Rate (per annum)(1)	Outside Special Servicer Fee Rate (per annum)(2)	Outside Workout Fee Rate(2)	Outside Liquidation Fee Rate(2)
MGM Grand & Mandalay Bay	BX 2020-VIVA TSA	0.000625%	0.25000%	0.50%	0.50%
The Grace Building	GRACE 2020-GRCE TSA	0.00250%	0.15000%	0.25%	0.25%
Station Park & Station Park West	Benchmark 2020-B22 PSA	0.01125%	0.25000%	1.00%	1.00%
Rugby Pittsburgh Portfolio	Benchmark 2020-B22 PSA	0.00125%	0.25000%	1.00%	1.00%
Selig Office Portfolio	CGCMT 2015-GC29	0.00250%	0.25000%	1.00%	1.00%
711 Fifth Avenue	GSMS 2020-GC47 PSA	0.00250%	0.25000%	1.00%	1.00%

(1)	Includes any applicable sub-servicing fee rate.

(2)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00098% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00016%. The asset representations reviewer will not be entitled to an ongoing fee with respect to the trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owner.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and the trust subordinate companion loan for each distribution date, calculated on the total outstanding principal balance of the mortgage loans and the trust subordinate companion loan in the issuing entity and the combined trustee/certificate administrator fee rate of 0.00550% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate (except in the case of the trust subordinate companion loan), the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate (except in the case of the trust subordinate companion loan) and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan and trust subordinate companion loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders or the Uncertificated VRR Interest owner of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Allocation Between Combined VRR

    Interest and Non-Vertically

Retained Pooled Certificates	The aggregate amount available for distribution to holders of the non-vertically retained pooled certificates and the Combined VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the Combined VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained pooled certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the Combined VRR Interest will be the product of such aggregate available funds multiplied by the vertically retained percentage; and (b) the non-vertically retained pooled certificates will at all times be the product of such aggregate available funds multiplied by the non-vertically retained percentage.

The “vertically retained percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of all classes of pooled principal balance certificates and (y) the initial principal balance of the Uncertificated VRR Interest.

The “non-vertically retained percentage” is the difference between 100% and the vertically retained percentage.

The term “percentage allocation entitlement” means: (a) with respect to the Combined VRR Interest, the vertically retained percentage; and (b) with respect to the non-vertically retained pooled certificates, the non-vertically retained percentage.

B.  Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained pooled certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“non-vertically retained pooled available funds”) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates: to interest on the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB certificates: to the extent of non-vertically retained pooled available funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-4A1 and Class A-4A2 certificates, pro rata based on their respective certificate balances, until their certificate balances have been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, non-vertically retained pooled available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained pooled available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.

Seventh: Non-offered pooled certificates (other than the Class A-4A2, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class VRR and Class S certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

No class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan, and such amounts will not be included in the non-vertically retained pooled available funds.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-vertically retained pooled regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.

A description of the amount of principal required to be distributed to the classes of non-vertically retained pooled principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D. Yield Maintenance Charges and

Prepayment Premiums	The non-vertically retained percentage of yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated among the respective classes of the non-vertically retained pooled regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the related loan-specific certificates and will not be allocated to the pooled certificates.

E. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained pooled certificates.

On any distribution date, the non-vertically retained pooled available funds will be allocated among the various classes of non-vertically retained pooled regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.

On any distribution date, the non-vertically retained percentage of any mortgage loan losses will be allocated among the various classes of non-vertically retained pooled principal balance certificates in ascending order (beginning with certain non-vertically retained pooled principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding pooled principal balance certificates.

**	Other than the Class A-4A2, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class S certificates.

Principal losses on the mortgage loans allocated to a class of non-vertically retained pooled principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of pooled Class X certificates or the Class S or Class R certificates or the loan-specific certificates, although loan losses will reduce the notional amount of each class of pooled Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding pooled principal balance certificates), and, therefore, the amount of interest they accrue. Principal losses on the trust subordinate companion loan will be allocated to the related loan-specific principal balance certificates, and any such loss allocated to a class of loan-specific principal balance certificates will reduce the certificate balance of that class of certificates.

Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained pooled principal balance certificates that will be subordinate to certain classes of senior non-vertically retained pooled certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of the trust subordinate companion loan to the 360 Spear mortgage loan, as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations—The 360 Spear Pari Passu-AB Loan Combination”.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the non-vertically retained pooled certificates and/or the allocation of losses to the non-vertically retained pooled certificates.

F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-vertically retained pooled certificates will reduce distributions to the classes of non-vertically retained pooled certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, the non-vertically retained percentage of prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the non-vertically retained pooled regular certificates and are required to be further allocated between the classes of such non-vertically retained pooled certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

G. Excess Interest	On each distribution date, the non-vertically retained percentage of any “excess interest” resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and either applied as interest during a collection period or to the extent capitalized and applied as accrued and deferred principal in accordance with the related mortgage loan documents during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan and trust subordinate companion loan in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan or trust subordinate companion loan, as applicable. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to any mortgage loan or trust subordinate companion loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on the trust subordinate companion loan, only from collections on the related mortgage loan and the trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than the trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, as applicable, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be (i) 53 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $1,530,900,153 and (ii) one trust subordinate companion loan, with an outstanding principal balance as of the cut-off date of $55,000,000. The mortgage loans and the trust subordinate companion loan are secured by first liens on various types of commercial and multifamily properties, located in 23 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

Although the trust subordinate companion loan is an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the related loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or loan combination by name refer to such mortgage loan, trust subordinate companion loan or loan combination, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

Fee Simple / Leasehold	Sixty-three (63) mortgaged properties (90.1%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property (7.6%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.

One (1) mortgaged property (2.3%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on

(x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of such related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Thirteen (13) mortgage loans (48.7%) are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of the trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

●	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, then such loan combination would constitute a “pari passu-AB loan combination” and the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

With respect to the 360 Spear loan combination set forth below, the related trust subordinate companion loan is evidenced by one junior promissory note (referred to in this prospectus as the “trust subordinate companion loan”). The trust subordinate companion loan is the only companion loan held by the issuing entity.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination(2)	Type of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
Millennium Corporate Park	GSMC	$105,000,000	6.9%	$27,000,000	N/A	$132,000,000	Serviced	Pari Passu	Y
360 Spear	GACC	$104,726,660	6.8%	N/A	$55,000,000	$159,726,660	Serviced	Pari Passu-AB	Y(3)
Phillips Point	GSMC	$75,000,000	4.9%	$123,520,000	N/A	$198,520,000	Serviced	Pari Passu	Y

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Servicing of Loan Combination(2)	Type of Loan Combination	Controlling Note Included in Issuing Entity (Y/N)
MGM Grand & Mandalay Bay	CREFI, GACC	$75,000,000	4.9%	$1,559,200,000	$1,365,800,000	$3,000,000,000	Outside Serviced	Pari Passu-AB	N
Pittock Block	JPMCB	$75,000,000	4.9%	$66,000,000	$22,470,000	$163,470,000	Serviced	Pari Passu-AB	N(4)
The Grace Building	JPMCB, GACC	$60,000,000	3.9%	$823,000,000	$367,000,000	$1,250,000,000	Outside Serviced	Pari Passu-AB	N
Station Park & Station Park West	JPMCB	$58,700,000	3.8%	$60,000,000	N/A	$118,700,000	Outside Serviced	Pari Passu	N
Rugby Pittsburgh Portfolio	JPMCB	$40,000,000	2.6%	$50,000,000	N/A	$90,000,000	Outside Serviced	Pari Passu	N
JW Marriott Nashville	GSMC	$35,000,000	2.3%	$150,000,000	N/A	$185,000,000	Serviced	Pari Passu	Y
The Village at Meridian	JPMCB	$35,000,000	2.3%	$30,995,000	N/A	$65,995,000	Serviced	Pari Passu	Y
Selig Office Portfolio	GSMC	$34,100,000	2.2%	$345,000,000	N/A	$379,100,000	Outside Serviced	Pari Passu	N
711 Fifth Avenue	GSMC	$27,500,000	1.8%	$517,500,000	N/A	$545,000,000	Outside Serviced	Pari Passu	N
Hotel ZaZa Houston Museum District	CREFI	$20,000,000	1.3%	$40,000,000	N/A	$60,000,000	Serviced	Pari Passu	Y

(1)	See “Description of the Mortgage Pool—The Loan Combinations—General” for further information with respect to each loan combination, the related companion loans and the identity of the holders thereof.

(2)	For a discussion of the terms “serviced”, “outside serviced” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.

(3)	The control rights with respect to the 360 Spear loan combination will be exercised by the loan-specific controlling class representative until the occurrence and during the continuation of a 360 Spear control appraisal period. See “The Pooling and Servicing Agreement—Directing Holder” for additional information.

(4)	The initial controlling note with respect to the Pittock Block loan combination is note B. If a “control appraisal period” has occurred and is continuing with respect to the Pittock Block loan combination, then the controlling note will be note A-1, which will be held by the issuing entity. See “Description of the Mortgage Pool—The Loan Combinations—The Pittock Block Pari Passu-AB Loan Combination” for additional information.

The identity of, and certain other items of information regarding, the mortgage loans that will be outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment”.

There are no servicing shift loan combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of loan combination(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,530,900,153
Number of Mortgage Loans	53
Number of Mortgaged Properties	65
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$3,300,000 to $116,000,000
Average Cut-off Date Balance	$28,884,909
Range of Mortgage Rates	2.32789% to 4.74700%
Weighted Average Mortgage Rate	3.21322%
Range of original terms to Maturity Date/ARD(3)	60 months to 120 months
Weighted average original term to Maturity Date/ARD(3)	115 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(3)	50 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(3)	112 months
Range of original amortization terms(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	359 months to 360 months
Weighted average remaining amortization term(4)	360 months
Range of Cut-off Date LTV Ratios(5)(6)	31.6% to 69.9%
Weighted average Cut-off Date LTV Ratio(5)(6)	53.5%
Range of Maturity Date/ARD LTV Ratios(3)(5)(6)	24.3% to 68.7%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)(6)	51.6%
Range of UW NCF DSCR(5)(7)(8)	1.51x to 5.33x

All Mortgage Loans

Weighted average UW NCF DSCR(5)(7)(8)	3.14x
Range of Debt Yield on Underwritten NOI(5)(8)(9)	7.3% to 18.7%
Weighted average Debt Yield on Underwritten NOI(5)(8)(9)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	69.7%
Interest Only, then Amortizing Balloon	12.0%
Interest Only – ARD	7.6%
Amortizing Balloon, then Interest Only	6.8%
Amortizing Balloon	3.8%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	16.9%
Mortgage Loans with mezzanine debt	14.5%
Mortgage Loans with subordinate debt	21.9%
Mortgage Loans with mezzanine debt and subordinate debt	6.8%

(1)	Except when expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.

(4)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.

(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a loan combination, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 53.8% and 51.9%, respectively.

(7)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(8)	With respect to the MGM Grand & Mandalay Bay mortgage loan (4.9%), the related mortgaged property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. The UW NCF DSCR and Debt Yield on Underwritten NOI of the MGM Grand & Mandalay Bay loan combination, based only on the master lease rent, are 2.70x and 9.7%, respectively. The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the related pari passu companion loans have an interest rate of 3.90850% per annum. The UW NCF DSCR of the Selig Office Portfolio loan combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the related pari passu companion loans, which is equal to approximately 3.8467494%.

(9)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the related loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

●	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;

●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and

●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Seven (7) of the mortgaged properties (13.3%) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Seven (7) of the mortgaged properties (14.4%) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Two (2) mortgage loans (7.6%) were originated with one or more exceptions to the related sponsor’s or affiliated originator’s underwriting guidelines. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—German American Capital Corporation—Exceptions”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	The securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in such transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the Combined VRR Interest. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest and is expected, on the closing date, to partially satisfy its risk retention obligation through the acquisition by each of Goldman Sachs Bank USA, an originator, and JPMorgan Chase Bank, National Association, an originator, of a portion of the Combined VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor for the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest, see “Credit Risk Retention” in this prospectus.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest intends to retain a material net economic interest in such securitization transaction in accordance with any risk retention or due diligence or other requirements of the EU securitization regulation or the UK securitization regulation or to take any other action which may be required by EEA- or UK-regulated investors for the purposes of their compliance with any risk retention or due diligence requirements of the EU securitization regulation or the UK securitization regulation or similar requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans, the certificates and the Uncertificated VRR Interest may also be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services and KBRA Analytics, LLC;

●	The certificate administrator’s website initially located at https://sf.citidirect.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) and the trust subordinate companion loan remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loan as of the cut-off date (excluding for the purposes of this calculation, the MGM Grand & Mandalay Bay mortgage loan and the First Republic Center mortgage loan, if the option referred to below is exercised on or after the distribution date in February 2031) certain specified persons will have the option to purchase all of the mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates and the Uncertificated VRR Interest.

On any distribution date on which the principal balance of the trust subordinate companion loan is less than 1.0% of the principal balance of such trust subordinate companion loan as of the cut-off date, certain entities specified in this prospectus will have the option to purchase such trust subordinate companion loan at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates but excluding the Class S and Class R certificates) and the Uncertificated VRR Interest for the mortgage loans and the trust subordinate companion loan remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates and the owner of the Uncertificated VRR Interest voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
  of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder or the Uncertificated VRR Interest owner in the mortgage loan or trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

With respect to each of (i) the MGM Grand & Mandalay Bay mortgage loan, which is comprised of promissory notes contributed to this securitization by Citi Real Estate Funding Inc. and German American Capital Corporation, (ii) the 860 Washington mortgage loan, which is comprised of promissory notes contributed to this securitization by JPMorgan Chase Bank National Association and German American Capital Corporation, and (iii) The Grace Building mortgage loan, which is comprised of promissory notes contributed to this securitization by JPMorgan Chase Bank National Association and German American Capital Corporation, each such mortgage loan seller will be obligated to take the above described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders, the Uncertificated VRR Interest owner and any related affected companion loan holder(s) (as a collective whole as if such certificateholders, such Uncertificated VRR Interest owner and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) (and, in the case of the 360 Spear loan combination and any other serviced loan combination with a subordinate companion loan (if so provided in the related co-lender agreement), any related subordinate companion loan(s)), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced loan combination with a subordinate companion loan, the related subordinate companion loan(s)) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a loan combination that constitutes a defaulted loan under the related outside servicing agreement.

Pursuant to the co-lender agreement with respect to any AB loan combination or pari-passu AB loan combination (except for the 360 Spear loan combination and any other loan combination as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations”.

Pursuant to each mezzanine intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Three (3) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. In addition, REMICs were (or will be) formed on or prior to February 14, 2021, by Citi Real Estate Funding Inc. (the “CREFI MGM Grand & Mandalay Bay REMIC”) and Deutsche Bank AG, New York Branch (the “GACC MGM Grand & Mandalay Bay REMIC,” and together with the CREFI MGM Grand & Mandalay Bay REMIC, the “MGM Grand & Mandalay Bay REMICs”) with respect to the MGM Grand & Mandalay Bay notes and certain other MGM Grand & Mandalay Bay Pari Passu Companion Loans, each of which issued (or will issue) a single regular interest (respectively, the “CREFI MGM Grand & Mandalay Bay Regular Interest” and the “GACC MGM Grand & Mandalay Bay Regular Interest,” and collectively, the “MGM Grand & Mandalay Bay Regular Interests”), and a single residual interest, which will be represented by the Class R Certificates. The designations for each REMIC created under the pooling and servicing agreement are as follows:

●	The trust subordinate companion loan REMIC, which will hold the trust subordinate companion loan and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the upper-tier REMIC.

●	The lower-tier REMIC will hold the mortgage loans (or in the case of the MGM Grand & Mandalay Bay mortgage loan, an approximately 59.757% interest in the CREFI MGM Grand & Mandalay Bay Regular Interest and an approximately 16.503% interest in the GACC MGM Grand & Mandalay Bay Regular Interest) and certain other assets of the issuing entity (excluding any post-anticipated repayment date excess interest) and will issue certain classes of uncertificated regular interests to the upper-tier REMIC.

●	The upper-tier REMIC will hold the lower-tier REMIC regular interests and the trust subordinate companion loan REMIC regular interests and will issue the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, the loan-specific certificates and a REMIC regular interest that corresponds to the Combined VRR Interest excluding the right to receive excess interest (the “VRR REMIC regular interest”) as classes of regular interests in the upper-tier REMIC.

The portion of the issuing entity consisting of (i) collections of post-anticipated repayment date “excess interest” accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates and the Combined VRR Interest, and (ii) the VRR REMIC regular interest and distributions thereon, beneficial ownership of which is represented by the Combined VRR Interest, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class , Class and Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount, and that the Class certificates will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.

●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, parking and self-storage) may present additional risks.

●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.

●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, resulting in a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments, including the federal government and state governments in the United States.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, as well as the global economy. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted. The United States economy has contracted as a result, and it is unclear what the extent and duration of the contraction will be, and when economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier COVID-19 countermeasures than in other less-impacted regions. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties and casino properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally, and current or future closures, whether government mandated or voluntary;

●	retail properties, due to store closures, either government-mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains) refusing to pay rent;

●	self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●	multifamily properties, which also have rental payment streams that are sensitive to unemployment and reductions in income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●	office properties, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities may implement (and in some cases may already have implemented) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. For example, recent legislation in Oregon imposes a temporary moratorium on foreclosures and other lender remedies. Any such measures relating to commercial real estate may lead to shortfalls and losses on the certificates.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to facilitate flexible and/or telecommuting working arrangements. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

The loss models used by the rating agencies to rate certain of the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the offered certificates after the closing date.

Commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, commercial and residential tenants at certain of the mortgaged properties have either sought, or are expected to seek, rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserve or that such reserves will be sufficient to pay all required insurance premiums.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Certain Calculations and Definitions”, Annex A, Annex B and Annex C), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that any advances of payments made in respect of such mortgage loans would not be recoverable or the master servicer may determine that it is unable to make such advances given the severity of delinquencies (in this transaction or other transactions in which it has similar advancing obligations), which would result in shortfalls and likely losses on the offered certificates.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. See “Description of the Mortgage Pool—COVID-19 Considerations”. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments rather than for the specific purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should be prepared for the possibility that a significant number of borrowers may not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

In addition, servicers have reported an increase in borrower requests for relief as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communications may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—COVID-19 Considerations”, as of the dates set forth in that section. We cannot assure you that such information is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Although the borrowers and certain tenants may have made their November 2020, December 2020 and/or January 2021 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents.

Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The mortgage loan sellers will agree to make certain representations and warranties with respect to the mortgage loans as set forth on Annex E-1A, Annex E-2A and Annex E-3A to this prospectus; however, absent a material breach of any such representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse.

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial and Multifamily Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial or multifamily property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial or multifamily mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the MGM Grand & Mandalay Bay mortgaged properties (4.9%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	the quality of hospitality property management;

●	ability to convert to alternative uses which may not be readily made;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In addition, some hospitality properties also operates a casino business at the property, which is subject to a number of risks. See “—Risks Related to Casino Properties” below.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Risks Related to Casino Properties

Certain Mortgaged Properties may consist of casino properties, or may consist of hospitality and resort properties that include casinos. The casino business is highly competitive among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines not located in casinos, Native American gaming, internet lotteries and other internet wagering gaming services. In addition, the casino business is subject to the following risks: (i) the casino business is subject to changes in discretionary consumer spending, which may decline during economic downturns or for other reasons, (ii) the gaming industry is characterized by an element of chance, which may result in the actual win rates of the casino being less than anticipated, leading to losses, (iii) customers or employees may attempt or commit fraud or theft or cheat in order to increase winnings, (iv) credit extended to customers (which is unsecured) may be uncollectable, and (v) the gaming industry is subject to significant regulation, and loss of its gaming license could materially adversely affect the ability of the borrower to make payments under the related mortgage loan. In addition, the gaming laws of certain jurisdictions relating to casino operations prohibit the transfer of gaming licenses and, in the case of a transfer of the equity of the entity holding the gaming license, require the prior approval from the related gaming authorities. Accordingly, in the event of a foreclosure of the related mortgaged property, the lender or its agent, or a purchaser of the property, would not have the right to operate the casino without first obtaining a license, which may be granted after a delay, which could be significant, or may not be granted at all. Furthermore, because of the unique construction requirements of casinos, the space at those hospitality properties would not easily be converted to other uses.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to the COVID-19 pandemic;

●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Recreational and Resort Properties

Any mortgage loan underlying the offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Data Centers

The primary function of a data center is to provide a secure location for data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and high cost equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, because data centers require substantial quantities of water for cooling, data centers located in areas that are subject to drought, such as California, are also subject to heightened risks. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. For example, “powered shells” are data center properties whereby the landlord makes the initial capital investment required to complete an exterior structure with access to power and fiber optics, with tenants providing all additional capital required in order to build-out the interior and convert the asset into a fully operational data center. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.

Private Schools and Other Cultural and Educational Institutions

The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools or cultural and educational institutions;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

●	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Loss of accreditation and consequent loss of eligibility of students for federal or state student loans can have a material adverse effect on private schools. Certain for-profit schools have been subject to governmental investigations and/or lawsuits, or private litigation, alleging that their recruitment practices are predatory, and/or that they fail to adequately prepare students for employment in the professions or areas in which they offer to provide training.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator, the sole source of income will be the lease to such operator. Accordingly, such properties will be subject to business risks associated with such operator. If the lease with the sole operator is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are office, mixed-use, industrial, retail, and hospitality. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, California, Washington, Florida, Pennsylvania and Texas. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the office and retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the Uncertificated VRR Interest owner.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Twenty (20) of the mortgaged properties (32.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 19%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2021. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor representation and warranty no. (16) (Insurance) on Annex E-1A to this prospectus, Sponsor representation and warranty no. (16) (Insurance) on Annex E-2A to this prospectus and Sponsor representation and warranty no. (18) (Insurance) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	a title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Further, as described under “—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” above, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.”—CREFI’s Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.  A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans” and “—German American Capital Corporation—Review of GACC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Four (4) of the mortgage loans (10.3%) are seasoned mortgage loans that were originated at least 9 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Additionally, with respect to the Selig Office Portfolio Mortgage Loan (2.2%), while the Mortgage Loan was originated on December 29, 2020, the note representing the Mortgage Loan is pari passu with four notes that were originated on March 19, 2015, and therefore the risks described above apply to the Selig Office Portfolio Mortgage Loan.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the

Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury; or

●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity (other than the trust subordinate companion loan), the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,

●	the exercise of those remedies would be inequitable or unjust, or

●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Two (2) mortgage loans, secured by the MGM Grand & Mandalay Bay mortgaged properties (4.9%) and the First Republic Center mortgaged property (2.7%), provide that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan interest rate for such mortgage loan. Generally, on each payment date from and after the anticipated repayment date for such mortgage loan up to and including the related maturity date (except as otherwise described for the MGM Grand & Mandalay Bay Mortgage Loan under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”), cash flow in excess of that required for debt service on such mortgage loan and any related companion loans (calculated based on the original mortgage loan interest rate), the funding of reserves, other amounts then due and payable under the related loan documents (other than “excess interest” described below), debt service due on any related mezzanine loan, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property or portfolio of mortgaged properties will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan interest rate continues to accrue and be payable on a current basis on such mortgage loan after its related anticipated repayment date, payment of the additional interest that accrues by reason of the marginal increase in the interest rate on such mortgage loan after the anticipated repayment date (any such additional interest, “excess interest”) will generally (except for any portion thereof paid currently pursuant to the related loan documents) be deferred (or capitalized and deferred) until (and such deferred excess interest or such capitalized excess interest that has been deferred will itself accrue interest, if and to the extent permitted under applicable law and the related loan documents, and will generally be required to be paid only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest (or capitalized excess interest) that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the Combined VRR Interest, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor, or may be owned by an accommodation party, such as a corporate services provider. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single-purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Real Estate and Other Tax Considerations” for additional information on the mortgage loans including, without limitation, a description of the historic tax credits related to the Chemours HQ mortgage loan.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and German American Capital Corporation will sell the trust subordinate companion loan) to the depositor (an affiliate of (i) Citi Real Estate Funding Inc., one of the sponsors, an originator, the retaining sponsor, an initial risk retention consultation party and an expected holder of Class VRR certificates, (ii) Citibank, N.A., the certificate administrator and custodian, and (iii) Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans and trust subordinate companion loan. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions. In addition, JPMCB may purchase from time to time one or more certificates for its own account.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related loan combination. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any companion loan holder.

In addition, Citi Real Estate Funding Inc., as the retaining sponsor, JPMorgan Chase Bank, National Association, as an originator, and Goldman Sachs Bank USA, as an originator are each expected to hold a portion of the Combined VRR Interest as described in “Credit Risk Retention”; and Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, and Goldman Sachs Mortgage Company are expected to be appointed as the initial risk retention consultation parties. In addition, Deutsche Bank AG, New York Branch, as the holder of the 360RR Interest is expected to be appointed as the initial 360 Spear risk retention consultation party with respect to the 360 Spear mortgage loan. Each risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the offered certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the parties by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or any party that can appoint a risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is a risk retention consultation party or the person entitled to appoint such risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent a risk retention consultation party or a holder of a portion of the Combined VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of a portion of the Combined VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of a portion of the Combined VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), any risk retention consultation party or any holder of a portion of the Combined VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of such risk retention consultation party or such holder of a Combined VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that any of Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association or Goldman Sachs Bank USA (in each case as the parties with the right to appoint a risk retention consultation party) or any risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or loan combination or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or loan combination becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, an affiliate of Goldman Sachs Mortgage Company, a loan seller and a sponsor, is a tenant with respect to the Phillips Point mortgage loan.  There can be no assurance that the borrower did not receive more favorable loan terms than it would have received if a lender affiliate was not a tenant, nor can there be any assurance that such lender affiliate did not receive more favorable lease terms than an unaffiliated tenant would receive.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the pooled certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. In connection therewith, each of Citi Real Estate Funding Inc. (as the retaining sponsor, an expected holder of Class VRR certificates and an expected initial risk retention consultation party) and JPMorgan Chase Bank, National Association (as an expected holder of Class VRR certificates and an expected initial risk retention consultation party) is an Underwriter Entity that is expected to hold certificates as of the closing date of the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest. In addition, Goldman Sachs Bank USA is an Underwriter Entity that is expected to hold the Uncertificated VRR Interest as of the closing date of the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) or in its capacity as owner of the Uncertificated VRR Interest will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

●	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, an Uncertificated VRR Interest owner, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event, (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and the trust subordinate companion loan; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders and the Uncertificated VRR Interest owner (as a collective whole) and will have no fiduciary duty to any party. In addition, pursuant to Regulation RR, the operating advisor is not permitted to (i) be affiliated with other parties to the respective securitization transactions constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest and the issuance of the loan-specific certificates (which, for the avoidance of doubt, does not include the asset representations reviewer) or (ii) directly or indirectly have any financial interest in the respective securitization transactions constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest and the issuance of the loan-specific certificates other than in fees from its role as the operating advisor. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that (i) LD II Holdco XV, LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder and (ii) PIMCO DISCO Fund III LP, a subsidiary of an investment fund managed by Pacific Investment Management Company LLC is expected to be the initial loan-specific controlling class representative and accordingly, the initial directing holder with respect to the 360 Spear loan combination. See “—Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer” above. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders and the loan-specific controlling class representative will be controlled by the loan-specific controlling class certificateholders, and the holders of the controlling class and the loan-specific controlling class, respectively, will not, in the case of any such class, have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced loan combination. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take actions with respect to the related serviced mortgage loan or serviced loan combination that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

However, if any mortgage loan or trust subordinate companion loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder (or, with respect to the trust subordinate companion loan, so long as a control appraisal period is not continuing with respect to such loan combination, the related loan-specific controlling class representative or any related loan-specific controlling class certificateholder), as applicable) is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party or the related loan-specific controlling class representative or any related loan-specific controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder (or the related loan-specific controlling class representative or any related loan-specific controlling class certificateholder) that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that any such excluded controlling class holder will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder (or the related loan-specific controlling class representative or any related loan-specific controlling class certificateholder) that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your offered certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class F, Class G and Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that LD II Holdco XV, LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced loan combinations as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the applicable directing holder, or an outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and the trust subordinate companion loan, and the primary security and source of payment for the mortgage loans and the trust subordinate companion loan will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of non-vertically retained pooled certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,

●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the trust.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a loan combination with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related loan combination (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB loan combinations under “Description of the Mortgage Pool—The Loan Combinations”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of non-vertically retained pooled principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of non-vertically retained pooled principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

In addition, with respect to the Class A-AB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-4A1, Class A-4A2 and Class A-5 certificates remain outstanding. As such, the Class A-AB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-4A1, Class A-4A2 and/or Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-vertically retained pooled principal balance certificates exceed the aggregate certificate balance of the classes of non-vertically retained pooled principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the pooled certificates and will result in a reduction of the certificate balances of the non-vertically retained pooled principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans) and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-vertically retained pooled principal balance certificates and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-vertically pooled retained principal balance certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders and the Uncertificated VRR Interest owner, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders and the Uncertificated VRR Interest owner may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Pooled Certificates, and Payments Allocated to the Non-Vertically Retained Pooled Certificates Will Not Be Available to Make Payments on the Combined VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained pooled certificates and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-vertically retained pooled certificates will not be available to satisfy any amounts due and payable to the Combined VRR Interest. Likewise, amounts received and allocated to the Combined VRR Interest will not be available to satisfy any amounts due and payable to the non-vertically retained pooled certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained pooled certificates (collectively) and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) after the occurrence and during the continuance of a consultation termination event, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the pooled certificateholders and the Uncertificated VRR Interest owner (as a collective whole)). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced loan combination will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced loan combination as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, loan combination serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or the owner of the Uncertificated VRR Interest or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or the Uncertificated VRR Interest owner or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Loan Combination Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.

●	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of offered certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to each of (i) the 860 Washington mortgage loan (7.6%), which is comprised of promissory notes contributed to the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest by JPMorgan Chase Bank, National Association and German American Capital Corporation, (ii) the MGM Grand & Mandalay Bay mortgage loan (4.9%), which is comprised of promissory notes contributed to the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest by Citi Real Estate Funding Inc. and German American Capital Corporation, and (iii) The Grace Building mortgage loan (3.9%), which is comprised of promissory notes contributed to the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest by JPMorgan Chase Bank, National Association and German American Capital Corporation, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, only one mortgage loan seller, and not the other, will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced loan combination. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan (or, in the case of the 360 Spear loan combination, the related trust subordinate companion loan) is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced loan combination, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan (or, in the case of the 360 Spear loan combination, the related mortgage loan and trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled loan combination will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;

●	may act solely in its own interests, without regard to your interests;

●	does not have any duties to any other person, including the holders of any class of offered certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Trust Subordinate Companion Loan REMIC, the Upper-Tier REMIC, the Lower-Tier REMIC and each MGM Grand & Mandalay Bay REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC, the MGM Grand & Mandalay Bay REMICs or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC, an MGM Grand &

Mandalay Bay REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the Uncertificated VRR Interest owner and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC or grantor trust by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, between March 27, 2020 and December 31, 2020, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. The IRS subsequently issued Revenue Procedure 2021-12 which extends the December 31, 2020 expiration date for the safe harbors under Revenue Procedure 2020-26 until September 30, 2021. Under these revenue procedures, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), (c) do not result in a deemed reissuance of related REMIC regular interests and (d) do not manifest a power to vary the investment of an investment trust under Treasury Regulations Section 301.7701-4(c). Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of offered certificates. It is unclear whether the IRS will further extend the application of Revenue Procedure 2020-26 or issue new guidance for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your offered certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.

●	EU legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and related regulatory technical standards and implementing technical standards imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

●	UK legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (the “UK Securitization Regulation”) and certain related technical standards imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in FSMA, which are authorised open ended investment companies as defined in FSMA, and management companies as defined in FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Due Diligence Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Institutional Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation.

●	In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU Due Diligence Requirements and the UK Due Diligence Requirements are referred to together as the “SR Due Diligence Requirements”; (c) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (d) a reference to the “applicable” Securitization Regulation or SR Due Diligence Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation or the SR Due Diligence Requirements to which such SR Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

●	In the case of a securitization in respect of which (as in the case of the respective securitization transactions constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest or the issuance of the loan-specific certificates) each of the originator, the original lender, the sponsor and the securitization special purpose entity (as each such term is defined in the applicable Securitization Regulation) is established in a third country, an SR Institutional Investor is permitted by the applicable SR Due Diligence Requirements to invest in such securitization only if (amongst other things): (i) in each case, it has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest in the relevant securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the applicable Securitization Regulation, and discloses the risk retention to investors; (ii) in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation, in accordance with the frequency and modalities provided for in such Article 7; (iii) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (iv) in each case, it has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

●	Failure to comply with the applicable SR Due Diligence Requirements may result in various penalties including, in the case of an SR Institutional Investor subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant SR Institutional Investor.

●	Certain aspects of the SR Due Diligence Requirements and what is or will be required to demonstrate compliance to regulators remain unclear. Prospective investors should make themselves aware of the SR Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.

●	Prospective investors should be aware that none of the depositor, the underwriters, the originators, the sponsors, the issuing entity or their respective affiliates will retain a material net economic interest in the respective securitization transactions constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest or the issuance of the loan-specific certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such party will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any SR Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the SR Due Diligence Requirements.

●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be subject to any SR Due Diligence Requirements. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. Further, German American Capital Corporation is the only sponsor, and will act as “retaining sponsor” (as such term is defined in Regulation RR), with respect to the securitization transaction constituted by the issuance of the loan-specific certificates relating to the trust subordinate companion loan. In connection therewith, the 360RR Interest will be retained by German American Capital Corporation or its “majority-owned affiliate” (as such term is defined in Regulation RR) in accordance with the credit risk retention rules applicable to such securitization transaction. We cannot assure you that the retaining party or parties for any such securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to the securitization transaction constituted by the issuance of the pooled certificates and the Uncertificated VRR Interest, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates and the Uncertificated VRR Interest will be Benchmark 2021-B23 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of (i) a pool (the “Mortgage Pool”) of 53 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $1,530,900,153 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan (as defined below). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in February 2021 (or, in the case of any Mortgage Loan or Trust Subordinate Companion Loan that has its first due date subsequent to February 2021, the date that would have been its due date in February 2021 under the terms of that Mortgage Loan or Trust Subordinate Companion Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial or multifamily property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Thirteen (13) Mortgage Loans (collectively 48.7%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of the Trust Subordinate Companion Loan, will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Loan Combination may be referred to in this prospectus as a “Pari Passu-AB Loan Combination” and the discussions in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. Except for the Trust Subordinate Companion Loan, no Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

With respect to the 360 Spear Loan Combination, there is one Subordinate Companion Loan relating to the 360 Spear Mortgage Loan, the Subordinate Companion Loan identified as Note B, which will be included in the Issuing Entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $55,000,000. Although the Trust Subordinate Companion Loan will be an asset of the Issuing Entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement will be payable only to the Loan-Specific Certificates. The Trust Subordinate Companion Loan is the only Companion Loan held by the Issuing Entity.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc. (“CREFI”)	24 (the “CREFI Mortgage Loans”)(1)	$380,377,674	24.8%
Goldman Sachs Mortgage Company (“GSMC”)	9 (the “GSMC Mortgage Loans”)	378,805,015	24.7
JPMorgan Chase Bank, National Association (“JPMCB”)	9 (the “JPMCB Mortgage Loans”)(2)	316,395,105	20.7
German American Capital Corporation (“GACC”)	8 (the “GACC Mortgage Loans”)(1)(2)	204,322,359	13.3
JPMorgan Chase Bank, National Association / German American Capital Corporation	2(3)(4)	176,000,000	11.5
Citi Real Estate Funding Inc. / German American Capital Corporation	1(5)	75,000,000	4.9
Total	53	$1,530,900,153	100.0%

(1)	Except as otherwise indicated, references to: (i) “CREFI Mortgage Loan(s)” also include the CREFI MGM Grand & Mandalay Bay Note (as defined below); and (ii) “GACC Mortgage Loan(s)” also include the GACC MGM Grand & Mandalay Bay Note (as defined below).

(2)	Except as otherwise indicated, references to (i) “JPMCB Mortgage Loan(s)” also include the JPMCB 860 Washington Notes and the JPMCB Grace Building Note (each as defined below) and (ii) “GACC Mortgage Loan(s)” also include the GACC 860 Washington Notes and the GACC Grace Building Note (each as defined below).

(3)	The 860 Washington Mortgage Loan (7.6%) is comprised of separate notes that are being sold by JPMCB and GACC. The 860 Washington Mortgage Loan was co-originated by JPMCB and DBR Investments Co. Limited. The 860 Washington Mortgage Loan is evidenced by five (5) promissory notes: (i) notes A-1, A-2, and A-3, with an aggregate Cut-off Date Balance of $81,200,000, as to which JPMCB is acting as Mortgage Loan Seller (the “JPMCB 860 Washington Notes”); and (ii) notes A-4 and A-5, with an aggregate Cut-off Date Balance of $34,800,000, as to which GACC is acting as Mortgage Loan Seller (collectively, the “GACC 860 Washington Notes”).

(4)	The Grace Building Mortgage Loan (3.9%) is part of a Loan Combination as to which separate notes are being sold by JPMCB and GACC. The Grace Building Loan Combination was co-originated by JPMCB, Bank of America, N.A., Column Financial, Inc. and DBR Investments Co. Limited. The Grace Building Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-2-4, with a Cut-off Date Balance of $30,000,000, as to which JPMCB is acting as Mortgage Loan Seller (the “JPMCB Grace Building Note”; and (ii) note A-4-3, with a Cut-off Date Balance of $30,000,000, as to which GACC is acting as Mortgage Loan Seller (the “GACC Grace Building Note”).

(5)	The MGM Grand & Mandalay Bay Mortgage Loan (4.9%) is part of a Loan Combination as to which separate notes are being sold by CREFI and GACC. The MGM Grand & Mandalay Bay Loan Combination was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation. The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-13-8, with a Cut-off Date Balance of $59,375,000, as to which CREFI is acting as Mortgage Loan Seller (the “CREFI MGM Grand & Mandalay Bay Note”; and (ii) note A-15-8, with a Cut-off Date Balance of $15,625,000, as to which GACC is acting as Mortgage Loan Seller (the “GACC MGM Grand & Mandalay Bay Note”; and, the CREFI MGM Grand & Mandalay Bay Note and the GACC MGM Grand & Mandalay Bay Note, each, an “MGM Grand & Mandalay Bay Note” and, collectively, the “MGM Grand & Mandalay Bay Notes”).

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	24	$380,377,674	24.8%
JPMorgan Chase Bank, National	JPMorgan Chase Bank, National	9	316,395,105	20.7
Association	Association
Goldman Sachs Bank USA(1)	Goldman Sachs Mortgage Company(1)	9	378,805,015	24.7
DBR Investments Co. Limited(2)	German American Capital Corporation(2)	8	204,322,359	13.3
JPMorgan Chase Bank, National Association / DBR Investments Co. Limited(3)(5)	JPMorgan Chase Bank, National Association / German American Capital Corporation(2)(3)(5)	2	176,000,000	11.5
Citi Real Estate Funding Inc. / Deutsche Bank AG, New York Branch(4)	Citi Real Estate Funding Inc. / German American Capital Corporation(2)(4)	1	75,000,000	4.9
	Total	53	$1,530,900,153	100.0%

(1)	GSMC has acquired or will acquire the Mortgage Loans or portions thereof that were originated or co-originated by Goldman Sachs Bank USA on or prior to the Closing Date.

(2)	GACC has acquired or will acquire the Mortgage Loans or portions thereof that were originated, co-originated or acquired by its affiliates, Deutsche Bank AG, New York Branch and DBR Investments Co. Limited, on or prior to the Closing Date.

(3)	The 860 Washington Mortgage Loan (7.6%) is comprised of separate notes that are being sold by JPMCB and GACC. The 860 Washington Mortgage Loan was co-originated by JPMCB and DBR Investments Co. Limited. The 860 Washington Mortgage Loan is evidenced by five (5) promissory notes: (i) the JPMCB 860 Washington Notes, with an aggregate Cut-off Date Balance of $81,200,000, as to which JPMCB is acting as Mortgage Loan Seller; and (ii) the GACC 860 Washington Note, with a Cut-off Date Balance of $34,800,000, as to which GACC is acting as Mortgage Loan Seller.

(4)	The MGM Grand & Mandalay Bay Mortgage Loan (4.9%) is part of a Loan Combination as to which separate notes are being sold by CREFI and GACC. The MGM Grand & Mandalay Bay Loan Combination was co-originated by CREFI, Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation, and the MGM Grand & Mandalay Bay Mortgage Loan is evidenced by two (2) promissory notes: (i) the CREFI MGM Grand & Mandalay Bay Note, with a Cut-off Date Balance of $59,375,000, as to which CREFI is acting as Mortgage Loan Seller; and (ii) the GACC MGM Grand & Mandalay Bay Note, with a Cut-off Date Balance of $15,625,000, as to which GACC is acting as Mortgage Loan Seller.

(5)	The Grace Building Mortgage Loan (3.9%) is part of a Loan Combination as to which separate notes are being sold by JPMCB and GACC. The Grace Building Loan Combination was co-originated by JPMCB, Bank of America, N.A., Column Financial, Inc. and DBR Investments Co. Limited, and the Grace Building Mortgage Loan is evidenced by two (2) promissory notes: (i) the JPMCB Grace Building Note, with a Cut-off Date Balance of $30,000,000, as to which JPMCB is acting as Mortgage Loan Seller; and (ii) the GACC Grace Building Note, with a Cut-off Date Balance of $30,000,000, as to which GACC is acting as Mortgage Loan Seller.

CREFI, Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited and JPMCB are referred to in this prospectus as originators.

DBR Investments Co. Limited originated the 360 Spear Loan Combination and GACC has acquired or will acquire the Trust Subordinate Companion Loan and will sell the Trust Subordinate Companion Loan to the Depositor, who in turn will sell the Trust Subordinate Companion Loan to the Issuing Entity. The Trust Subordinate Companion Loan will not be included in the Mortgage Pool.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from each of CREFI, GSMC, GACC and JPMCB (collectively, the “Sponsors”) on or about February 18, 2021 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

MGM Grand & Mandalay Bay REMICs

On or prior to February 14, 2021, Citi Real Estate Funding Inc. formed (or will have formed) the CREFI MGM Grand & Mandalay Bay REMIC with respect to the CREFI MGM Grand & Mandalay Bay Note and certain other MGM Grand & Mandalay Bay Pari Passu Companion Loans, and Deutsche Bank AG, New York Branch formed (or will have formed) the GACC MGM Grand & Mandalay Bay REMIC with respect to the GACC MGM Grand & Mandalay Bay Note and certain other MGM Grand & Mandalay Bay Pari Passu Companion Loans, respectively, each of which REMIC issued (or will issue) a single regular interest (respectively, the “CREFI MGM Grand & Mandalay Bay Regular Interest” and the “GACC MGM Grand & Mandalay Bay Regular Interest”, and collectively, the “MGM Grand & Mandalay Bay Regular Interests”) and a single residual interest.

The CREFI MGM Grand & Mandalay Bay Regular Interest will have a principal balance at all times equal to the aggregate principal balance of, and will be entitled to principal and interest and any other amounts (other than Excess Interest) payable on, the CREFI MGM Grand & Mandalay Bay Note and the other MGM Grand & Mandalay Bay Pari Passu Companion Loans included in the CREFI MGM Grand & Mandalay Bay REMIC. The GACC MGM Grand & Mandalay Bay Regular Interest will have a principal balance at all times equal to the aggregate principal balance of, and will be entitled to principal and interest and any other amounts (other than Excess Interest) payable on, the GACC MGM Grand & Mandalay Bay Note and the other MGM Grand & Mandalay Bay Pari Passu Companion Loans included in the GACC MGM Grand & Mandalay Bay REMIC.

The Issuing Entity, as holder of the CREFI MGM Grand & Mandalay Bay Note, will be the owner of an approximately 59.757% interest in the CREFI MGM Grand & Mandalay Bay Regular Interest. The Issuing Entity, as holder of the GACC MGM Grand & Mandalay Bay Note, will be the owner of an approximately 16.503% interest in the GACC MGM Grand Regular Interest. The residual interest issued by each MGM Grand & Mandalay Bay REMIC will be represented by the Class R Certificates.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although the Trust Subordinate Companion Loan is an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Millennium Corporate Park Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Loan Combination may be identified in this prospectus by name (for example, the Millennium Corporate Park Mortgage Loan or the Millennium Corporate Park Loan Combination); when that occurs, we are referring to the Mortgage Loan or Loan Combination, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Millennium Corporate Park Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Millennium Corporate Park) is combined with any Loan Combination-related defined term (for example, Millennium Corporate Park Companion Loan Holder), reference is being made to such combined term (for example, “Millennium Corporate Park Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Loan Combination as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Certain appraisals were prepared prior to the COVID-19 outbreak and do not account for the effects of the pandemic on the related Mortgaged Properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2021 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to February 2021, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2021); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than 5 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions):

●	With respect to the 360 Spear Mortgage Loan (6.8%), the Appraised Value of $260,000,000 as of May 1, 2022 is the “prospective market value upon stabilization”, which assumes that all tenant improvement and leasing commission obligations have been fulfilled and all tenants are paying unabated rent. At origination, the borrower deposited approximately $8,608,319 into an unfunded obligations reserve for tenant improvements, leasing commissions and other obligations, approximately $6,703,964 into a reserve for free and gap rent, and $8,042,501 into a holdback reserve for the third largest tenant, Vitalant, as to which the lease commencement date has not yet occurred. The “as-is” appraised value of the Mortgaged Property as of November 30, 2020 is $236,000,000. In addition, each appraised value is based on certain extraordinary assumptions, including the assumption that the Verizon Tenant would modify its existing lease to provide an extension expiring at the end of December 2040 for all of its existing premises and a co-terminous expansion for expansion premises commencing January 2022, in each case, on terms provided to the appraisal firm. A modification on similar terms did become effective simultaneously with the purchase of the 360 Spear Property (as defined below) by the borrower. The net purchase price of $165,468,922 for the 360 Spear Property did not reflect such lease extension and expansion. See “Tenant Issues—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs”.

●	With respect to the Phillips Point Mortgage Loan (4.9%), the Appraised Value of $289,000,000 as of December 15, 2020 is a “Hypothetical As-Is” appraised value based on the hypothetical condition that an additional $6.65 million would be reserved by the borrower sponsor at origination for future tenant improvement allowances and leasing conditions. The “as-is” appraised value of the Mortgaged Property as of December 15, 2020 was $282,000,000.

●	With respect to the 711 Fifth Avenue Mortgage Loan (1.8%), the Appraised Value of $1,000,000,000 as of January 23, 2020 is an “As-Is” appraised value that includes the extraordinary assumption that the timely and workmanlike completion of certain scheduled renovations and improvements will be commensurate to similar Class A and Class B office buildings in the competitive marketplace.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Loan Combination), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
360 Spear	6.8%	40.3%	$260,000,000	44.4%	$236,000,000
Phillips Point	4.9%	68.7%	$289,000,000	70.4%	$282,000,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s); and

●	with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof); the Debt Yield on Underwritten NCF of the related Loan Combination, based only on the master lease rent, is 9.7%.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s); and

●	with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof); the Debt Yield on Underwritten NOI of the related Loan Combination, based only on the master lease rent, is 9.7%.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise;

●	with respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the related Mortgaged Properties are master leased to a sole tenant, MGM Lessee II, LLC. MGM Lessee II, LLC (and each operating subtenant thereof) has the exclusive right to operate the Mortgaged Properties and the borrowers are entitled to receive only rents from the master lease, and not the underlying rents or receipts from the operation of the Mortgaged Properties by MGM Lessee II, LLC (and/or any operating subtenant thereof); the UW NCF DSCR of the related Loan Combination, based only on the master lease rent, is 2.70x; and

●	Selig Office Portfolio Mortgage Loan (2.2%) has an interest rate of 3.22200% per annum, and the related Pari Passu Companion Loans have an interest rate of 3.90850% per annum. The UW NCF DSCR of the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio Mortgage Loan and the related Pari Passu Companion Loans, which is equal to approximately 3.8467494%.

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use and multifamily properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and

●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
360 Spear	6.8%	33.4%	$260,000,000	36.8%	$236,000,000
Phillips Point	4.9%	68.7%	$289,000,000	70.4%	$282,000,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office, retail, industrial or self storage space), industrial and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use and multifamily properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self-storage properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. See “—Tenant Issues” below.

“Units” and “Rooms” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, or (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,530,900,153
Number of Mortgage Loans	53
Number of Mortgaged Properties	65
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$3,300,000 to $116,000,000
Average Cut-off Date Balance	$28,884,909
Range of Mortgage Rates	2.32789% to 4.74700%
Weighted Average Mortgage Rate	3.21322%
Range of Original Terms to Maturity Date/ARD(3)	60 months to 120 months
Weighted Average Original Term to Maturity Date/ARD(3)	115 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(3)	50 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(3)	112 months
Range of Original Amortization Terms(4)	360 months to 360 months
Weighted Average Original Amortization Term(4)	360 months
Range of Remaining Amortization Terms(4)	359 months to 360 months
Weighted Average Remaining Amortization Term(4)	360 months
Range of Cut-off Date LTV Ratios(5)(6)	31.6% to 69.9%
Weighted Average Cut-off Date LTV Ratio(5)(6)	53.5%
Range of Maturity Date/ARD LTV Ratios(3)(5)(6)	24.3% to 68.7%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)(6)	51.6%
Range of UW NCF DSCR(5)(7)(8)	1.51x to 5.33x
Weighted Average UW NCF DSCR(5)(7)(8)	3.14x
Range of Debt Yield on Underwritten NOI(5)(8)(9)	7.3% to 18.7%
Weighted Average Debt Yield on Underwritten NOI(5)(8)(9)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	69.7%
Interest Only, then Amortizing Balloon	12.0%
Interest Only – ARD	7.6%
Amortizing Balloon, then Interest Only	6.8%
Amortizing Balloon	3.8%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	16.9%
Mortgage Loans with mezzanine debt	14.5%
Mortgage Loans with subordinate debt	21.9%
Mortgage Loans with mezzanine debt and subordinate debt	6.8%

(1)	Except when expressly stated otherwise, statistical information in this table does not include the Trust Subordinate Companion Loan.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Unless otherwise indicated, Mortgage Loans with Anticipated Repayment Dates are presented as if they were to mature on the related Anticipated Repayment Date.
(4)	Does not include any Mortgage Loan that pays interest-only until its Maturity Date or Anticipated Repayment Date.

(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a loan combination, based on both that Mortgage Loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related Subordinate Companion Loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a Mortgaged Property in certain cases where the completion of certain hypothetical conditions or other events at the Mortgaged Property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of Mortgaged Properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued Mortgaged Properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this Prospectus) of certain Mortgaged Properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the Cut-off Date Balance or Balloon Balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 53.8% and 51.9%, respectively.
(7)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties by the annual debt service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the annual debt service that would be in effect for such Mortgage Loan assuming that the related Cut-off Date Balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(8)	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the related Mortgaged Property is master leased and for so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the mortgaged property. The UW NCF DSCR and Debt Yield on Underwritten NOI of the MGM Grand & Mandalay Bay Loan Combination, based only on the master lease rent, are 2.70x and 9.7%, respectively. The Selig Office Portfolio Mortgage Loan has an interest rate of 3.22200% per annum, and the related Pari Passu Companion Loans have an interest rate of 3.90850% per annum. The UW NCF DSCR of the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio Mortgage Loan and the related Pari Passu Companion Loans, which is equal to approximately 3.8467494%.
(9)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the underwritten net operating income for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related Mortgaged Property or Mortgaged Properties divided by the related Cut-off Date Balance of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related Cut-off Date Balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes 34 Mortgage Loans (77.3%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, 13 Mortgage Loans (18.8%) that pay interest-only for a portion of their respective terms and six (6) Mortgage Loans (3.8%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	24	$662,175,585	43.3%
CBD	14	339,626,660	22.2
Suburban	7	285,198,925	18.6
Medical	3	37,350,000	2.4
Mixed Use	8	$357,950,000	23.4%
Office/Retail	4	175,950,000	11.5
Office/Retail/Data Center	1	75,000,000	4.9
Retail/Office/Hospitality	1	58,700,000	3.8
Office/Retail/Multifamily	1	41,600,000	2.7
Multifamily/Retail	1	6,700,000	0.4
Industrial	10	$184,059,189	12.0%
Warehouse/Distribution	4	77,300,000	5.0
Flex	2	67,800,000	4.4
Manufacturing	3	26,479,174	1.7
Warehouse	1	12,480,015	0.8
Hospitality	5	$137,906,080	9.0%
Full Service	5	137,906,080	9.0
Retail	5	$97,260,100	6.4%
Anchored	3	86,060,100	5.6
Other	1	6,800,000	0.4
Single Tenant Retail	1	4,400,000	0.3
Multifamily	4	$46,955,000	3.1%
Mid Rise	2	27,250,000	1.8
Garden	2	19,705,000	1.3
Self Storage	9	$44,594,199	2.9%
Total	65	$1,530,900,153	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

With respect to all the property types listed above, the borrowers with respect to the Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers with respect to the Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Office Properties

Twenty-four (24) office properties (43.3%) secure, in whole or in part, fifteen (15) (43.3%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Certain of the Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property. For example, with respect to the Phillips Point Mortgage Loan (4.9%), the borrower sponsor is currently developing an office property less than one mile from the Mortgaged Property and an office property approximately two miles from the Mortgaged Property, both of which may compete with the Mortgaged Property.

With respect to the Leonardo DRS Industrial Mortgage Loan (4.2%), pursuant to the borrower’s lease with the sole tenant, Leonardo DRS, the related landlord may not sell the Mortgaged Property, nor transfer any equity interest in the landlord, to a prohibited foreign purchaser or to any entity that is directly or indirectly, owned or controlled by a prohibited foreign purchaser. A prohibited foreign purchaser includes a purchaser of the Mortgaged Property or an equity interest in the legal entity comprising the landlord which is either: (a) a foreign government, (b) a person effectively owned or controlled by a foreign government, or (c) a person named on the most current list of prohibited persons published by the Office of Foreign Assets Control. In addition, pursuant to the lease, in the event that the tenant notifies the borrower if its security needs have increased as a result of new security requirements included in a new contract relating to the facility located on the Mortgaged Property (“Security Notice”), if the borrower intends to sell the property subsequent to receipt of a Security Notice, or sell more than 20% of the ownership interests in the borrower entity, the borrower must notify the tenant and provide reasonably detailed information as to the nature of the transfer, the potential buyer and the buyer’s organizational structure (“Proposed Transfer”). After the tenant receives such information, the tenant will use reasonable diligent efforts to obtain approval of the borrower’s Proposed Transfer from the Defense Counterintelligence and Security Agency or applicable Cognizant Security Agency (collectively, the “CSA”), to the extent such approvals are required. If the CSA rejects the Proposed Transfer, the borrower will not be permitted to consummate the Proposed Transfer. A foreclosure of the related mortgage by the lender will not be conditioned on the foregoing approval for a voluntary Proposed Transfer, but any sale following a foreclosure will be conditioned on such approval, if applicable.

With respect to The Grace Building Mortgage Loan (3.9%), Bank of America, N.A., one of the originators of the Mortgage Loan, is the largest tenant (representing approximately 10.0% of net rentable square footage at the Mortgaged Property) at the Mortgaged Property. In addition, the related borrower sponsor owns the adjacent 1100 Avenue of the Americas building, which may compete with the Mortgaged Property.

With respect to the 2601 Wilshire Mortgage Loan (1.2%), the lease for the County of Los Angeles (the “County”, and such lease, the “County Lease”), the sole tenant at the related Mortgaged Property, states that the related borrower, as landlord, may assign, transfer, mortgage, hypothecate or encumber (collectively, “Transfer”) its interest in and to the County Lease only if certain requirements in the County Lease are satisfied. Any document or agreement purporting to Transfer the landlord’s right, title and interest in and to any portion of the County Lease as security for the landlord’s obligation to repay any monetary obligation is referred to in the County Lease as a “Security Agreement.” The County Lease provides that any Security Agreement which is executed without full compliance with such requirements of the County Lease will be void. Those requirements include, without limitation, (i) a requirement of two weeks’ advance notice to the County of each Transfer, (ii) a certification by each Transferee that it has read Sections 5950-5955 of the California Government Code, which prohibit the offer or sale of any security constituting a fractional interest in the County Lease, and (iii) a prohibition on the landlord furnishing information about the County or the subject matter of the County Lease. The County delivered a subordination, non-disturbance and attornment agreement to the lender pursuant to which the County acknowledged and agreed that the lender’s deed of trust is a Security Agreement in full compliance with the terms of the County Lease; however, such acknowledgement does not apply to any amendment or assignment of the deed of trust, including the assignment to the trustee. At origination, the borrower delivered to the lender executed notices in blank to the County that the lender may use to send future notices of assignments or amendments to the deed of trust. There can be no assurance that the County will not in the future assert that the provisions of the County Lease have not been complied with, and pursue remedies, including seeking to void the mortgage. Further, the existence of the above lease provisions may make it more difficult for the borrower or the issuing entity (if it takes title) to sell the Mortgaged Property, which could have a material adverse effect on the value of the 2601 Wilshire Mortgage Loan or the Certificates.

In addition, with respect to the 2601 Wilshire Mortgage Loan (1.2%), affiliates of the borrower own other properties within a five-mile radius of the Mortgaged Property, which compete with the related Mortgaged Property.

Mixed Use Properties

Eight (8) mixed use properties (23.4%) secure, in whole or in part, eight (8) of the Mortgage Loans.

With respect to the Station Park & Station Park West Mortgaged Property (3.8%), approximately 14.6% of the retail portion of the related Mortgaged Property (which represents approximately 80.1% of net rentable square footage at the Mortgaged Property), or approximately 11.7% of the total net rentable square footage at the entire Mortgaged Property, was vacant as of October 1, 2020.

With respect to the Station Park & Station Park West Mortgaged Property (3.8%), JPMCB is one of the tenants at the Mortgaged Property, occupying less than 1% of the net rentable area.

With respect to the First Republic Center Mortgage Loan (2.7%), the Mortgaged Property consists primarily of office space, but also includes retail space (representing 9.0% of underwritten gross income) and eight affordable housing apartment units (representing 1.0% of underwritten gross income). Pursuant to a recorded regulatory agreement entered into in 2016, such apartment units are subject to limitations on their tenancy and rent for a term of 59 years commencing upon recordation of a related regulatory certificate.

Each of the mixed use properties has one or more office, retail, data center, hospitality, multifamily and/or other components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—General—Retail Properties”, “—General—Hospitality Properties”, “—General—Multifamily Rental Properties” and “—General—Data Centers”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

Five (5) retail properties (6.4%) secure, in whole or in part, five (5) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

With respect to The Village at Meridian Mortgaged Property (2.3%), approximately 22.9% of the net rentable square footage at the Mortgaged Property was vacant as of October 1, 2020, in part because Gordmans department store, which previously anchored the Mortgaged Property and occupied approximately 6% of the net rentable square footage, filed for bankruptcy and vacated its premises.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

With respect to the Treasure Valley Marketplace Mortgage Loan (1.2%), the related Mortgaged Property is approximately 31.6% vacant.

Industrial Properties

Ten (10) industrial properties (12.0%) secure, in whole or in part, ten (10) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties” and “—General—Data Centers”.

In the case of the Central Missouri Distribution Center Mortgage Loan (1.3%), the related Mortgaged Property is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s fee interest, which it ground leases to The City of Mexico, Missouri (“City”), and subleases back from the City. The borrower mortgaged its fee interest and its subleasehold interest. The City did not mortgage its ground leasehold interest to the lender. The term of the ground lease and the sublease each expire on December 31, 2036.

Hospitality Properties

Five (5) hospitality properties (9.0%) secure, in whole or in part, four (4) of the Mortgage Loans. Three (3) of the hospitality properties (4.1%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Station Park & Station Park West	$58,700,000	3.8%	8/11/2036	12/5/2030
JW Marriott Nashville	$35,000,000	2.3%	7/1/2048	3/6/2030
Hotel ZaZa Houston Museum District	$20,000,000	1.3%	10/31/2031	3/6/2030
Holiday Inn & Suites Memphis/Germantown	$7,906,080	0.5%	4/25/2039	1/1/2031

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the related Mortgaged Properties compete with other high-quality Las Vegas resorts, especially those located on the Las Vegas Strip, which have themes and attractions which directly compete with the operations of the Mortgaged Property, and may have greater name recognition and financial and marketing resources than such Mortgaged Property, some of which may be operated by affiliates of the master tenant of such Mortgaged Property.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), each of the Mortgaged Properties is currently self-managed by the sole tenant, MGM Lessee II, LLC (the “MGM Tenant”) and/or certain affiliated subtenants of the MGM Tenant and there are no franchise agreements, license agreements or management agreements currently in place at either of the Mortgaged Properties to which the borrowers are parties. The MGM Grand hotel and Mandalay Bay hotel at the Mortgaged Properties are each unflagged. The Four Seasons hotel and the Delano hotel at the Mortgaged Properties are each flagged and are each subject to a license agreement to which the borrowers are not parties. Such license agreements may expire during the term of the MGM Grand & Mandalay Bay Loan Combination, and the MGM Grand & Mandalay Bay Loan Combination documents do not require that such license agreements be extended or that such portions of the Mortgaged Properties be branded, flagged and/or operated as a Four Seasons hotel or Delano hotel.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), each of the related Mortgaged Properties are master leased by the borrowers to a sole tenant, MGM Lessee II, LLC, a wholly-owned subsidiary of MGM Resorts International, pursuant to a sale-leaseback transaction. The related master lease has an initial term expiring on February 28, 2050, with two, 10-year renewal options. In turn, MGM Lessee II, LLC subleased a portion of the Mortgaged Properties to each of Mandalay Bay, LLC, Mandalay Place, LLC and MGM Grand Hotel, LLC (collectively, and together with any future subtenant pursuant to the terms of the master lease, the “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant is (and must continue to be) a subsidiary of MGM Resorts International. Each MGM/Mandalay Operating Subtenant executed a joinder to the master lease on the origination date for the purposes of (x) agreeing to be bound by the terms and provisions of the master lease regarding the disposition of any portion of MGM Lessee II, LLC’s property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the borrower in the portion of MGM Lessee II, LLC’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the master lease. Neither MGM Lessee II, LLC nor any MGM/Mandalay Operating Subtenant is a borrower nor an obligor under the Mortgage Loan documents. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease and not the underlying rents and other receipts from the Mortgaged Properties. Due to the need to find a tenant with the ability to obtain a gaming license and to manage the various operations at the Mortgaged Properties, if MGM Lessee II, LLC (and/or any operating subtenant thereof) were to fail to comply with the terms of the master lease or with any applicable gaming licenses, the borrowers may be unable to locate a suitable tenant at comparable rental rates or at all. The master tenant is not a bankruptcy remote entity. A bankruptcy of the master tenant, its lease guarantor or their affiliates could result in a loss of a substantial portion of the borrowers’ rental revenue and materially and adversely affect the borrowers. In addition, it is possible that a bankruptcy court could re-characterize the master lease transaction as a lending transaction, which would cause the borrowers to lose certain rights as the owner or landlord in the bankruptcy proceeding. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General”, “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” and “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Sale-Leaseback Transactions Have Special Risks”.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending September 30, 2020 (i) with respect to the Mandalay Bay Mortgaged Property, approximately 34.0% of the revenues were from hotel rooms, approximately 26.5% of the revenues were from food and beverage sales, approximately 17.5% of the revenues were from gaming, and approximately 22.0% of the revenues were from other sources and (ii) with respect to the MGM Grand Mortgaged Property, approximately 27.0% of the revenues were from hotel rooms, approximately 23.1% of the revenues were from food and beverage sales, approximately 26.9% of the revenues were from gaming, and approximately 23.1% of the revenues were from other sources. Effective as of November 30, 2020, MGM Tenant has temporarily closed the hotel tower operations at Mandalay Bay from Monday through (and including) Wednesday each week. At this time, the casino, restaurants and certain other amenities at Mandalay Bay will remain open throughout the week. MGM Tenant does not expect the temporary closure to continue past February, however, MGM Tenant will continue to evaluate business levels to determine how long the closure will remain in effect. As of January 6, 2021, the MGM Grand & Mandalay Bay Properties continue to operate subject to the restrictions described above. Based on the adjusted September 2020 trailing twelve month (“TTM”)

earnings before interest, taxes, depreciation, amortization and triple-net operating lease rent (“EBITDAR”) of approximately $222.0 million and the initial master lease rent of $292.0 million, the MGM Grand & Mandalay Bay Loan Combination results in a September 2020 TTM EBITDAR-to-rent coverage ratio of 0.76x.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), MGM Lessee II, LLC, the master tenant, is permitted, without the borrower’s consent, to mortgage or otherwise encumber its estate in and to the leased property to one or more permitted leasehold mortgagees under one or more permitted leasehold mortgages and to pledge its right, title and interest under the related master lease as security for such permitted leasehold mortgage or any debt agreement secured thereby. The permitted leasehold mortgagee will not be entitled to be treated as such under the master lease unless, among other things, the leasehold mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the leasehold estate are subject and subordinate to the terms of the master lease and such person executes a joinder to any existing intercreditor agreement between the permitted leasehold mortgagee and any holder of a mortgage or deed of trust secured by the Mortgaged Properties. Any permitted leasehold mortgage will be required to cover both Mortgaged Properties, and the master tenant will not have the right to encumber its (or any MGM/Mandalay Operating Subtenant’s) interest in one Mortgaged Property separately from the other Mortgaged Property. The lender’s ability to exercise remedies under the Mortgage Loan if there is a master lease event of default could be restricted by the master lease. Any permitted leasehold mortgagee will be given additional cure periods, to cure certain defaults triggered by the master tenant under the master lease, including a default triggered by a bankruptcy proceeding of the master tenant or the master lease guarantor. There could be a possible deterioration of the Properties or its business or operations during this extended cure period. The ability of the borrower and the lender to terminate the master lease as a result of a default by the master tenant could be limited after a foreclosure initiated by the permitted leasehold mortgagee since the permitted leasehold mortgagee is not required to cure defaults not susceptible to cure by the permitted leasehold mortgagee upon its foreclosure and assumption of the master lease. Furthermore, in the event of a foreclosure of the Mortgage Loan, the lender will be required to grant the master tenant (or any permitted leasehold mortgagee that succeeds to its interest) nondisturbance in the event that certain conditions are met, including that there is no uncured master lease event of default.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), upon a casualty at the related Mortgaged Properties (i) involving proceeds of less than $50,000,000 or (ii) involving proceeds of $50,000,000 or more where (x) the master tenant elects to restore the affected Mortgaged Property and reasonably demonstrates that the restoration can be completed within four years of the date on which master tenant can reasonably access the affected Mortgaged Property for the purposes of commencing restoration or (y) the master tenant is required by the master lease to restore the affected Mortgaged Property, the lender may not use the proceeds to pay down the Mortgage Loan and instead must make disbursements for restoration of the affected Mortgaged Property to the master tenant so long as it satisfies the conditions in the master lease.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Food and Beverage Revenue as % of Underwritten Revenues
MGM Grand	2.7%	29.8%(1)
JW Marriott Nashville	2.3%	41.3%
Mandalay Bay	2.2%	30.0%(1)
Hotel ZaZa Houston Museum District	1.3%	42.6%

(1)       Expressed as a percentage of Underwritten Revenues solely for the hotel portion of the Mortgaged Property.

With respect to the JW Marriott Nashville Mortgage Loan (2.3%), the related appraisal identified five hotels that are proposed or under construction within the related market that are anticipated to directly compete with the Mortgaged Property.

Self Storage Properties

Nine (9) self storage properties (2.9%) secure seven (7) Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

With respect to the Fountainbleau Self Storage Mortgage Loan (0.4%), approximately 46.2% of the underwritten revenue is attributable to music rehearsal studio rentals.

Multifamily Properties

Four (4) multifamily properties (3.1%) secure, in whole or in part, four (4) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Backlot Apartments Mortgage Loan (0.8%), based on the rent roll dated January 1, 2021 and excluding commercial units, 54 tenants at the related Mortgaged Property, representing approximately 19.4% of all occupied units and approximately 19.1% of underwritten rent, lease their units pursuant to month-to-month leases, and 223 tenants, representing approximately 79.9% of all occupied units and approximately 80.2% of underwritten rent, lease their units pursuant to leases with original terms of seven months. From and after loan origination, the borrower is required to enter into leases with a term of not less than seven months, and will continue to be permitted to enter into month-to-month leases, so long as at the time the borrower enters into such month-to-month leases, such month-to-month leases will not result in more than 25% of the aggregate net cash flow received by the borrower coming from month-to-month leases.

With respect to the Spring Glen Apartments Mortgage Loan (0.5%), 27 tenants at the related Mortgaged Property, representing approximately 28.4% of the units, lease their units pursuant to month-to-month leases, and 45 tenants, representing approximately 47.5% of the units, lease their units pursuant to leases with original terms of six months. In addition, the related loan agreement requires lender approval for any residential lease that does not have an initial term of at least nine months and a total term of not more than two years; provided, however, residential leases with an initial term of not less than six months will be permitted without lender approval, so long as the number of such leases at any given time does not exceed 10% of the total number of residential units at the Mortgaged Property.

In addition, with respect to the Spring Glen Apartments Mortgage Loan (0.5%), the Mortgaged Property also includes 56 mini storage units (4.8% of underwritten income), and the borrower sponsor owns an adjacent lot used for storage of recreational vehicles, as to which the only access is through the driveway and parking lot of the Mortgaged Property. Due to the existence of a title defect in the sponsor’s ownership of the adjacent lot, there is no recorded access easement for the adjacent lot. In order to mitigate the risk that the owner of the adjacent lot would be deemed to have rights over the Mortgaged Property by virtue of its practice of accessing the adjacent property via the Mortgaged Property, the Mortgage Loan provides for an event of default if the affiliated owner or the operation of the adjacent lot impede or hinder borrower’s or lender’s ability to maintain and operate the Mortgaged Property consistent with the borrower’s current operations, and for a full recourse carveout if the borrower sponsor impedes or hinders, or if ownership/operation of the adjacent recreational vehicle storage lot otherwise interferes or hinders any enforcement action or exercise or assertion of any right or remedy by or on behalf of the lender. There can be no assurance that the non-recourse carveout guarantor will be in a position to satisfy such recourse obligations.

In addition, with respect to the Spring Glen Apartments Mortgage Loan (0.5%), affiliates of the related borrower own properties within a five-mile radius of the Mortgaged Property that compete with the Mortgaged Property.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
R&D facility and/or data center(1)	6	30.0%
Theater(2)	1	3.8%
Grocery(3)	2	6.6%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(4)	2	4.4%
Gym, fitness center, spa, salon, pool or health club(5)	1	2.7%
School, educational facility and/or beauty and cosmetology school(6)	1	2.7%
Bank branch(7)	2	5.8%
Automobile Showroom(8)	2	8.0%

(1)	Includes the following Mortgaged Properties: 860 Washington, Millennium Corporate Park, 360 Spear, Pittock Block, Knitting Mills and Rugby Pittsburgh Portfolio - Cherrington Corporate Center.

(2)	Includes the following Mortgaged Properties: Station Park & Station Park West.

(3)	Includes the following Mortgaged Properties: Station Park & Station Park West and First Republic Center.

(4)	Includes the following Mortgaged Properties: Knitting Mills and Rugby Pittsburgh Portfolio – Foster Plaza.

(5)	Includes the following Mortgaged Properties: First Republic Center.

(6)	Includes the following Mortgaged Properties: First Republic Center.

(7)	Includes the following Mortgaged Properties: First Central Tower and First Republic Center.

(8)	Includes the following Mortgaged Properties: 860 Washington and Tesla Schaumberg.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the Station Park & Station Park West Mortgage Loan (3.8%), the related Mortgaged Property has a gas station on site.

With respect to the Tesla Schaumberg Mortgaged Property (0.4%), the single tenant operates an automobile repair shop on site.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$116,000,000	7.6%
Five (5) Largest Mortgage Loans	$475,726,660	31.1%
Ten (10) Largest Mortgage Loans	$799,126,660	52.2%
Largest Related-Borrower Concentration(1)	$260,760,100	17.0%
Next Largest Related-Borrower Concentration(1)	$26,553,500	1.7%

(1)       Excludes single-borrower Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.1% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
MGM Grand & Mandalay Bay	$75,000,000	4.9%
Rugby Pittsburgh Portfolio	40,000,000	2.6
Selig Office Portfolio	34,100,000	2.2
Rent A Space Portfolio	10,454,000	0.7
VanWest Storage Portfolio	5,100,000	0.3
Grand Total	$164,654,000	10.8%

Three (3) groups of Mortgage Loans (20.3%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 17.0% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
860 Washington(1)	$116,000,000	7.6%
Station Park & Station Park West(1)	58,700,000	3.8
The Village at Meridian(1)	35,000,000	2.3
The Trails at Silverdale(1)	32,615,100	2.1
Treasure Valley Marketplace(1)	18,445,000	1.2
Total for Group 1:	$260,760,100	17.0%

Group 2
1623 Flatbush	$12,500,000	0.8%
206-20 Linden Boulevard	11,500,000	0.8
Total for Group 2:	$24,000,000	1.6%

Group 3
Rent A Space Portfolio	$10,454,000	0.7%
Fountainbleau Self Storage	6,849,500	0.4
Mechanicsburg Self Storage	5,700,000	0.4
Secure Store Self Storage	3,550,000	0.2
Total for Group 3:	$26,553,500	1.7%

(1)	The borrower under each of the Station Park & Station Park West Loan Combination, The Village at Meridian Loan Combination, The Trails at Silverdale Mortgage Loan, and the Treasure Valley Marketplace Mortgage Loan is indirectly owned or controlled by a joint venture between California State Teachers Retirement System, one of the government agencies of the State of California that is overseen by the California Government Operation Agency, and CenterCal, LLC. In addition, the borrower under the 860 Washington Mortgage Loan is indirectly owned by the California Public Employees' Retirement System, which is also overseen by the California Government Operation Agency.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus. Mortgage Loans that are cross-collateralized and cross-defaulted with each other are identified under “Crossed Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	9	$283,950,000	18.5%
California	6	187,546,675	12.3
Washington	11	171,715,100	11.2
Florida	6	150,215,000	9.8
Pennsylvania	7	105,554,000	6.9
Texas	2	86,000,000	5.6
Total	41	$984,980,775	64.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Texas, North Carolina and Florida, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, Louisiana and North Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Twenty (20) Mortgaged Properties (32.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Seven (7) of the Mortgaged Properties (13.3%), namely, the 360 Spear Mortgaged Property, the 104 Delancey Street Mortgaged Property, the Luna Apartments Mortgaged Property, the 63 West 104th Street Mortgaged Property, the Amazon Chicago-Pullman Mortgaged Property, the Holiday Inn & Suites Memphis/Germantown Mortgaged Property and the Trepte Industrial Park Mortgaged Property were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Seven (7) of the Mortgaged Properties (14.4%), namely, the Leonardo DRS Industrial Mortgaged Property, the Walgreens Bradenton Mortgaged Property, the Woodbridge Group HQ Mortgaged Property, the 30222 Esperanza Mortgaged Property, the 860 Washington Mortgaged Property, the 2300 Route 33 Mortgaged Property, and the 880 Butler Drive Mortgaged Property were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the 30222 Esperanza Mortgage Loan (0.2%), the related borrowers are tenants-in-common. However, with respect to such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Shari’ah Compliant Loans

The Waterway Plaza Mortgage Loan (4.3%) was structured as a Shari’ah compliant loan.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah. Although there are many requirements under Shari'ah that affect lending, the rule most affecting the standard loan structure is that Shari’ah prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan, which option to purchase is subordinate to the related Mortgage Loan).

Title to the Waterway Plaza Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan. At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

Condominium Interests and Other Shared Interests

Three (3) Mortgage Loans (5.5%), namely, the Knitting Mills Mortgage Loan (2.8%), the JW Marriott Nashville Mortgage Loan (2.3%) and the E&B Brewery Lofts Mortgage Loan (0.4%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

In addition, with respect to the Woodbridge Group HQ Mortgage Loan (0.3%), the Mortgaged Property is subject to a condominium regime, but such condominium regime is not active. In order to activate the condominium, more than 50% of the owners of the units must vote to do so. The related borrower has a 14.65% interest in the condominium. If activated, the related borrower would not control the condominium.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, namely 860 Washington (7.6%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related Mortgaged Property. Under the related ground lease, if a leasehold mortgagee is affiliated with the ground tenant, the applicable leasehold mortgagee will not be entitled to the leasehold mortgagee rights set forth in the ground lease. The related ground lease estoppel provides that, notwithstanding the foregoing limitation, any securitization trust (and the related trustee thereto) that holds all or any portion of the related mortgage loan will be entitled to all leasehold mortgagee protections set forth in the applicable ground lease, provided that: (a)

the applicable securitization trust is created in accordance with a securitization transaction that initially involves at least one investment grade class of securities, (b) the special servicer that is appointed in connection with the related securitization is required to maintain a standard minimum rating (as set forth in the ground lease estoppel) and is required to adhere to a servicing standard and (c) the related pooling and servicing agreement provides certain specified limitations on the voting and control rights of certificateholders that maintain certain affiliations with any borrower pursuant to any mortgage held by the applicable securitization trust.

One (1) Mortgaged Property, namely JW Marriott Nashville (2.3%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

In general, except as described above or as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, unless the related fee interest is also encumbered by the related Mortgage and except as disclosed in the following paragraph, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-1A to this prospectus, Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-2A to this prospectus and Sponsor representations and warranties no. (36) (Ground Leases) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated with the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

COVID-19 Considerations

Other than with respect to the debt service payment columns, the following table contains information regarding the status of the Mortgage Loans and the Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The debt service payment columns provide information regarding debt service payments as of the indicated months. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates. The information in this chart is as of the date indicated and is based on information provided by the related borrowers.  The information was based on reports and data aggregated from the related borrower’s existing financial and operational reporting systems and in certain circumstances was produced on an interim or ad hoc basis or was provided by the related borrower verbally.  While we have no reason to believe the information presented is not accurate, we cannot assure you that it will not change or be updated in the future. See “Significant Loan Summaries” in Annex B for discussions of the impact of the COVID-19 pandemic on operations of certain tenants at the Mortgaged Properties.

COVID-19 Update
Loan Number	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Payment Date	December Debt Service Payment Received (Y/N)	January Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full November Rent Payment (%)	UW November Base Rent Paid (%)	Occupied SF or Unit Count Making Full December Rent Payment (%)	UW December Base Rent Paid (%)
1	860 Washington(1)	JPMCB, GACC	Mixed Use	1/1/2021	2/6/2021	NAP	NAP	No	No	Yes	100.0%	100.0%	100.0%	100.0%
2	Millennium Corporate Park	GSMC	Office	1/14/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
3	360 Spear(2)	GACC	Office	1/15/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
4	Phillips Point	GSMC	Office	1/20/2021	3/6/2021	NAP	NAP	No	No	No	99.0%	99.0%	100.0%	100.0%
5	MGM Grand & Mandalay Bay(3)	CREFI, GACC	Hospitality	1/15/2021	4/5/2020	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
6	Pittock Block(4)	JPMCB	Mixed Use	1/18/2021	2/1/2021	NAP	NAP	No	No	Yes	67.0%	74.0%	68.2%	82.0%
7	Waterway Plaza	GSMC	Office	1/14/2021	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
8	Leonardo DRS Industrial	CREFI	Industrial	2/6/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
9	The Grace Building(5)	JPMCB, GACC	Office	1/19/2021	1/6/2021	NAP	Yes	No	No	Yes	98.0%	97.1%	95.0%	89.7%
10	Station Park & Station Park West(5)	JPMCB	Mixed Use	1/1/2021	1/5/2021	NAP	Yes	No	No	Yes	85.7%	85.7%	84.7%	84.7%
11	First Central Tower	CREFI	Office	1/15/2021	3/6/2021	NAP	NAP	No	No	Yes	95.3%	95.3%	95.0%	95.0%
12	Knitting Mills	CREFI	Office	1/6/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
13	First Republic Center(7)	GACC	Mixed Use	12/30/2020	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
14	Rugby Pittsburgh Portfolio	JPMCB	Office	1/1/2021	2/1/2021	NAP	NAP	No	No	Yes	100.0%	100.0%	100.0%	100.0%
15	Amazon Chicago-Pullman	JPMCB	Industrial	1/1/2021	2/1/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
16	JW Marriott Nashville(8)	GSMC	Hospitality	1/14/2021	4/6/2020	Yes	Yes	Yes	Yes	Yes	NAP	NAP	NAP	NAP
17	The Village at Meridian(9)	JPMCB	Retail	1/1/2021	3/5/2021	NAP	NAP	No	No	Yes	80.2%	80.2%	79.2%	79.2%
18	Selig Office Portfolio(10)	GSMC	Office	12/29/2020	5/6/2015	NAP	Yes	No	No	Yes	96.4%	99.5%	96.4%	99.5%
19	The Trails at Silverdale(11)	JPMCB	Retail	1/1/2021	2/5/2021	NAP	NAP	No	No	Yes	99.9%	99.9%	96.1%	96.1%
20	711 Fifth Avenue(12)	GSMC	Mixed Use	1/1/2021	4/6/2020	Yes	Yes	No	No	Yes	100.0%	100.0%	100.0%	100.0%
21	Hotel ZaZa Houston Museum District(13)	CREFI	Hospitality	1/6/2021	4/6/2020	Yes	Yes	No	Yes	No	100.0%	100.0%	100.0%	100.0%
22	360 Neptune Avenue	CREFI	Mixed Use	1/15/2021	3/6/2021	NAP	NAP	No	No	Yes	100.0%	100.0%	100.0%	100.0%
23	Central Missouri Distribution Center	CREFI	Industrial	1/11/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
24	Treasure Valley Marketplace(14)	JPMCB	Retail	1/1/2021	2/5/2021	NAP	NAP	No	No	Yes	98.0%	98.0%	99.0%	99.0%
25	2601 Wilshire	GACC	Office	1/19/2020	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
26	Brookfield Place Richmond	CREFI	Office	1/15/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
27	104 Delancey Street	CREFI	Office	1/15/2021	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
28	880 Butler Drive	GSMC	Industrial	12/31/2020	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
29	1400 North 25th Avenue	CREFI	Industrial	1/10/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
30	Luna Apartments	CREFI	Multifamily	1/12/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
31	63 West 104th Street	CREFI	Multifamily	1/15/2021	2/6/2021	NAP	NAP	No	No	No	88.9%	88.9%	88.4%	88.4%
32	2300 Route 33	JPMCB	Office	1/1/2021	2/1/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
33	Backlot Apartments(15)	GACC	Multifamily	1/24/2021	3/6/2021	NAP	NAP	No	No	No	90.2%	92.2%	87.1%	90.4%
34	1623 Flatbush	CREFI	Mixed Use	1/13/2021	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
35	Trepte Industrial Park	GSMC	Industrial	12/31/2020	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
36	206-20 Linden Boulevard	CREFI	Office	1/13/2021	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
37	Rent A Space Portfolio	CREFI	Self Storage	1/13/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
38	The Centre at Stirling & Palm	CREFI	Office	1/18/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	99.2%
39	Baxter International Production Center	GSMC	Industrial	12/21/2020	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
40	Holiday Inn & Suites Memphis/Germantown(16)	JPMCB	Hospitality	1/1/2021	2/1/2021	NAP	NAP	No	No	No	NAP	NAP	NAP	NAP
41	Spring Glen Apartments	GACC	Multifamily	1/15/2021	2/6/2021	NAP	NAP	No	No	No	91.4%	90.8%	89.4%	88.8%

COVID-19 Update
Loan Number	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Payment Date	December Debt Service Payment Received (Y/N)	January Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full November Rent Payment (%)	UW November Base Rent Paid (%)	Occupied SF or Unit Count Making Full December Rent Payment (%)	UW December Base Rent Paid (%)
42	Fountainbleau Self Storage	CREFI	Self Storage	1/12/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
43	Tesla Schaumberg	GACC	Retail	1/19/2020	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
44	211 Saw Mill	GACC	Industrial	1/20/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
45	E&B Brewery Lofts	CREFI	Mixed Use	1/15/2021	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
46	4 Storage - Bristol	CREFI	Self Storage	1/13/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
47	Excess Self Storage	GACC	Self Storage	1/19/2021	2/6/2021	NAP	NAP	No	No	No	76.7%	100.0%	79.5%	100.0%
48	Mechanicsburg Self Storage	CREFI	Self Storage	1/13/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
49	VanWest Storage Portfolio	CREFI	Self Storage	1/13/2021	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
50	Walgreens Bradenton	CREFI	Retail	1/12/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
51	Woodbridge Group HQ	CREFI	Industrial	1/13/2021	3/6/2021	NAP	NAP	No	No	Yes	100.0%	100.0%	100.0%	100.0%
52	Secure Store Self Storage	CREFI	Self Storage	1/13/2021	2/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%
53	30222 Esperanza	CREFI	Industrial	1/19/2021	3/6/2021	NAP	NAP	No	No	No	100.0%	100.0%	100.0%	100.0%

(1)	860 Washington – As of January 18, 2021, the 860 Washington Property is open and operational; however, the majority of the building’s tenants are working remotely. As of November 2020, the 860 Washington Property was 96.6% leased. Since March 2020, tenants at the 860 Washington Property have paid 100.0% of contractual rent. Reportedly, Tesla asked for rent deferrals across many of its showrooms including the 860 Washington Property, but that request was denied by the borrower sponsor. No other tenant has requested rent relief.
(2)	360 Spear – Verizon (in its existing space) and AT&T were the only tenants required to pay rent during the months of November and December. The remaining tenants were either in a free rent period or did not yet have executed leases in place.
(3)	MGM Grand & Mandalay Bay – Based on the adjusted September 2020 TTM EBITDAR of approximately $222.0 million and the initial master lease rent of $292.0 million, the MGM Grand & Mandalay Bay Whole Loan results in a September 2020 TTM EBITDAR to rent coverage ratio of 0.76x.
(4)	Pittock Block – As of January 18, 2021 the Pittock Block Property is open for business; however, a majority of the tenants are working remotely. 11 tenants, representing approximately 26.625 SF (8.9% NRA) have requested rent relief.
(5)	The Grace Building – As a result of the COVID-19 pandemic, four retail tenants (2.0% of NRA and 2.9% of U/W Base Rent) have not made rent payments for the past several months. The borrower sponsor is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March and an event of default is continuing under the lease. The borrower sponsor is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The borrower deposited $1,608,940 with the lender at origination for anticipated parking rent shortfalls. See The Grace Building "COVID-19 Update" herein for additional information.
(6)	Station Park & Station Park West – As a result of COVID-19, the borrower sponsor negotiated rent deferrals on a tenant-by-tenant basis and ultimately provided between two to three months of deferred rent spanning April 2020 to December 2020 to 31 tenants totaling 293,362 sq. ft. and amounting to $909,200 of rent deferment. Leases for these tenants were amended such that the deferred rent will be recouped by the borrower sponsor via 12 equal installments in 2021. In addition, as a result of COVID-19, the borrower sponsor provided partial rent abatements to three tenants spanning April 2020 to June 2020. At origination, a $3,958,133 gap rent reserve was established, representing the aggregate amount of base rent for the succeeding 12-months for tenants who have not paid in-full base rent due pursuant to each such tenant’s underlying lease as of the origination date. Such amounts will not be released to the borrower until, among other conditions, (i) collections exceed 95% of the full rent payable from all tenants in place as of the origination date for a period of 12 consecutive months and (ii) the Station Park & Station Park West property is at least 80% occupied based on total square footage, provided no event of default or cash sweep event then exists. See the Station Park & Station Park West "COVID-19 Update" herein for additional information.
(7)	First Republic Center – Two tenants at the First Republic Center mortgaged property had abated rent in the months of November and December. One tenant (3.3% of NRA and 2.4% of U/W Base Rent) made a rent relief request to the prior owner of the First Republic Center mortgaged property, which was not granted. The same tenant has not made all CAM reimbursements required pursuant to the terms of its lease. One tenant (5.1% of NRA and 5.1% of U/W Base Rent) made a rent relief request to the prior owner of the First Republic Center mortgaged property, which was granted and reflected in its lease.
(8)	JW Marriott Nashville – In April 2020, the mortgage loan was modified to permit the use of FF&E reserve funds to pay debt service, and the borrower sponsor provided a 6-month guaranty for debt service, taxes and insurance payments that expired in October 2020. In October 2020, the mortgage loan was further modified to waive the requirement to fund the FF&E reserve until April 2021, waive the cash management debt yield trigger through the second quarter of 2022, and otherwise permanently decrease the debt yield trigger level from 10% to 7.5%, in exchange for the borrower funding an 18-monthdebt service reserve to be applied to monthly payments from October 2020 through March 2022.
(9)	The Village at Meridian – As a result of COVID-19, the borrower sponsor negotiated rent deferrals on a tenant-by-tenant basis and ultimately provided between one to five months of deferred rent spanning April 2020 to December 2020 to 30 tenants totaling 186,026 sq. ft., amounting to $909,200 of rent deferment. Leases for these tenants were amended such that the deferred rent will be recouped by the borrower sponsor via 12 equal installments in 2021. In addition, as a result of COVID-19, the borrower sponsor provided partial or full rent abatements to eight tenants spanning May 2020 to December 2020. At origination, a $3,742,823 gap rent reserve was established, representing the aggregate amount of base rent for the succeeding 12-months for tenants who have not paid in-full base rent due pursuant to each such tenant’s underlying lease as of the origination date. Such amounts will not be released to the borrower until, among other conditions, (i) collections exceed 95% of the full rent payable from all tenants in place as of the origination date for a period of 12 consecutive months and (ii) The Village at Meridian property is at least 80% occupied based on total square footage, provided no event of default or cash sweep event then exists.
(10)	Selig Office Portfolio - Seven tenants, representing 3.2% of the SF have requested rent relief.
(11)	The Trails at Silverdale – As a result of COVID-19, the borrower sponsor offered most of their non-essential tenants a two-month rent deferral for either the months of April, May or June such that the deferred rent will be recouped by the borrower sponsor via 12 equal installments in 2021. The landlord negotiated on a tenant-by-tenant basis provided two months of deferred rent in spanning April 2020 to June 2020 to 11 tenants totaling 88,234 sq. ft. and amounting to approximately $290,000 of rent deferment. Leases for these tenants were amended such that the deferred rent will be recouped by the borrower sponsor via 12 equal installments in 2021. At origination, a $225,000 gap rent reserve was established, representing the aggregate amount of base rent for the succeeding 12-months for tenants who have not paid in-full base rent due pursuant to each such tenant’s underlying lease as of the origination date. Such amounts will not be released to the borrower until, among other conditions, (i) collections exceed 95% of the full rent payable from all tenants in place as of the origination date for a period of 12 consecutive months and (ii) The Trails at Silverdale property is at least 80% occupied based on total square footage, provided no event of default or cash sweep event then exists.
(12)	711 Fifth Avenue - Includes one tenant, representing 4.2% of the SF and 37.3% of UW Base Rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the months of April, May and June. The abated rent will be paid back 50% by the end of 2020 and the remainder by the end of Q1 2021.
(13)	Hotel ZaZa Houston Museum District – The Hotel ZaZa Houston Museum District loan was recently modified to create a $2,311,667 debt service reserve by converting approximately $945,384 in existing FF&E reserves as well as a $1,248,110 new cash contribution by the sponsor, and an additional deposit to be received from the borrower on the monthly payment date occurring in January 2021 of $118,173. The debt service reserve will only be released upon the Hotel ZaZa Houston Museum District property achieving a 9.5% net cash flow debt yield on a trailing 12 month basis for two consecutive quarters, with approximately $1.16 million being allocated back to FF&E reserve and approximately $1.16 million being remitted back to the borrower. The FF&E reserve monthly deposits will be waived for the 2021 calendar year, after which the FF&E reserve will follow the step-up structure of 2.50% in 2022, 3.25% in 2023, and 4.00% in 2024 and thereafter. Lastly, the debt yield cash management trigger will be temporarily waived until January 2023, however, cash management will still be enforced if an event of default occurs.
(14)	Treasure Valley Marketplace – As a result of COVID-19, the borrower sponsor offered most of their non-essential tenants a two-month rent deferral for either the months of April, May or June such that the deferred rent will be recouped by the borrower sponsor via 12 equal installments in 2021. The landlord negotiated on a tenant-by-tenant basis and ultimately provided two months of deferred rent in April and May to nine tenants totaling approximately 49,000 sq. ft. and amounting to approximately $1.0 million of rent deferment. Leases for these tenants were amended such that the deferred rent will be recouped by the borrower sponsor via 12 equal installments in 2021. In addition, as a result of COVID-19, the borrower sponsor provided partial or full rent abatements to three tenants spanning April 2020 to July 2020. At origination, a $330,566 gap rent reserve was established, representing the aggregate amount of base rent for the succeeding 12-months for tenants who have not paid in-full base rent due pursuant to each such tenant’s underlying lease as of the origination date. Such amounts will not be released to the borrower until, among other conditions, (i) collections exceed 95% of the full rent payable from all tenants in place as of the origination date for a period of 12 consecutive months and (ii) Treasure Valley Market Place property is at least 80% occupied based on total square footage, provided no event of default or cash sweep event then exists.
(15)	Backlot Apartments - According to the borrower, in November and December, the borrower allowed certain of such tenants to apply their security deposits to monthly rent, which is not included in the calculations.
(16)	Holiday Inn & Suites Memphis/Germantown – As of January 12, 2021 the Holiday Inn & Suites Memphis/Germantown loan is not subject to any forbearance or debt service relief requests. At origination the loan was structured with an 18-month debt service reserve fund in the amount of approximately $742,933. The debt service reserve will be released upon the following conditions (i) if the sponsor has not drawn upon the debt service reserve for a period of 12 months, six months of the debt service reserve can be released upon the property achieving a DSCR of 1.30x on a trailing three month basis and (ii) if the sponsor has not drawn upon the debt service reserve for a period of 15 months, nine months of the debt service reserve can be released upon the property achieving a DSCR of 1.85x on a trailing 12 month basis. At loan maturity three months of the debt service will be remaining.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 13 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the 860 Washington Mortgaged Property (7.6%), the related ESA indicated that the Mortgaged Property underwent certain remedial actions during a redevelopment of the Mortgaged Property involving, among other things, removal of non-hazardous overburden, disposal of contaminated soil, and installation of a vapor barrier/waterproofing membrane. The ESA further noted that, based on the foregoing remedial actions, the New York City Department of Environmental Protection issued a Letter of No Objection on March 12, 2015 for the issuance of permits. The ESA concluded that the presence of the vapor retardant membrane as an engineering control to mitigate potential vapor intrusion from previously identified contaminants in the groundwater represents a CREC, but did not recommend any further action or investigation.

With respect to the 360 Spear Mortgaged Property (6.8%), the related ESA identified a controlled REC (a “CREC”) relating to the Mortgaged Property being within the boundaries of the Article 22A Maher Zone (a zone designated pursuant to an ordinance (the “Maher Ordinance”) which requires San Francisco Department of Health oversight for the characterization and mitigation of hazardous substances in soil and groundwater in designated areas zoned for industrial uses, sites with industrial uses or underground storage tanks, sites with historic bay fill, sites in close proximity to freeways or sites with underground storage tanks), as to which previous investigations of properties within such zone have found fill material with elevated levels of metals and petroleum hydrocarbons as a result of the 1906 San Francisco earthquake and resulting fire. However, the ESA stated that there is no current legal obligation to disturb such fill materials that are capped beneath the existing structures and hardscape. If fill materials are encountered during construction or development activities which contain contaminants that exceed hazardous waste threshold concentrations, such materials would require handling and disposal in accordance with applicable laws, regulations and standards. Site mitigation and health and safety plans would also be required before construction activities involving the handling and the off-haul of the fill materials to designated landfills. Based on the fact that there is no legal obligation to remove the fill material in the Maher Zone, and that such materials if disturbed must be handled pursuant to the Maher Ordinance, the ESA concluded that the potential presence of hazardous historic fill located at the Mortgaged Property is a CREC.

With respect to the Phillips Point Mortgaged Property (4.9%), the related ESA identified a REC at the Mortgaged Property in connection with an electrical explosion of a transformer in an alley of the parking garage at the Mortgaged Property. Soil was removed from the alley by a response team from Florida Power & Light Company (“FPL”), but potential environmental impacts have not been ascertained. Because older transformers often contained capacitors which housed fluids containing polychlorinated biphenyls (“PCBs”), there is the potential for PCB contamination at the site. The environmental consultant determined that the presence of an exploded FPL transformer on the west parcel of the Mortgaged Property, which may have impacted surficial soil, and subsequently groundwater, is considered a REC; however, the environmental consultant also determined that any remediation of environmental impacts to the Mortgaged Property due to the transformer explosion would be the responsibility of FPL, the responsible party, and not the owner of the Mortgaged Property.

With respect to the Amazon Chicago-Pullman Mortgaged Property (2.3%), the related ESA indicated that the Mortgaged Property was part of a lake and low-lying swampy land adjacent to the lake, and a range of materials including slag and other materials obtained from iron and steel mills were used to fill in the land. According to the ESA, previous investigations from 1991 to 2020 determined that the contamination concerns were primarily associated with lead, arsenic and polynuclear aromatic hydrocarbons above regulatory standards, and the Mortgaged Property entered the Illinois Environmental Protection Agency's voluntary Site Remediation Program for the purpose of obtaining a No Further Remediation letter ("NFR Letter") for redevelopment of the site. The final NFR Letter was issued on October 30, 2020, and requires engineering and institutional controls, including, among other things, asphalt or concrete barriers, two feet of clean fill, industrial or commercial use only, and no groundwater use. The ESA concluded that the foregoing represents a CREC as all engineering controls are in place at the Mortgaged Property and the institutional controls have been recorded with the clerk, but maintenance of the existing engineering controls is required as per the NFR Letter. The borrower is required under the Mortgage Loan documents to comply with the terms and conditions of the NFR Letter during the term of the Mortgage Loan, and the Mortgage Loan documents contain a losses carveout for failure to comply with the same. There can be no assurance that the related non-recourse carveout guarantor would perform its related obligations under its non-recourse carveout guaranty or as to whether and to what extent the borrower will comply with the NFR Letter. See “Description of the Mortgage Pool – Zoning and Use Restrictions” for additional information.

With respect to the Hotel ZaZa Houston Museum District Mortgage Loan (1.3%), the related ESA identifies as a CREC for the Mortgaged Property impacts to soil and groundwater on the parking garage parcel associated with the historic, onsite use of gasoline USTs (as defined below) and historic onsite dry cleaning operations. The USTs were closed in place in 1988 and the dry cleaning operations ended prior to 1989. The site was entered into the Texas Voluntary Cleanup Program (“VCP”) by the property owner in July 2005. Remediation was conducted under the VCP, which consisted of in-situ soil washing in conjunction with the pumping recovery of impacted groundwater, and in-situ bioremediation of impacted soil and groundwater. The Texas Commission on Environmental Quality issued a Final Certificate of Completion in relation to the VCP cleanup on the garage parcel of the Mortgaged Property on April 23, 2009. However, because residual impacts to groundwater remain, a restrictive covenant was placed on the parking garage parcel limiting it to commercial/industrial use and prohibiting the use of groundwater. The consultant recommended continued compliance with the conditions identified in the 2009 Certificate of Completion and in the restrictive covenant. The ESA for the Mortgaged Property also identifies as a historic REC impacts to soil and groundwater on the hotel parcel associated with former gasoline USTs removed from the Mortgaged Property in the 1960s. The hotel parcel was entered into the VCP by the property owner in August 2005 to address impacts related to these former USTs.

With respect to the 1400 North 25th Avenue Mortgage Loan (1.0%), the related ESA identifies as a CREC for the Mortgaged Property impacts to soil and groundwater associated with historic operations, including releases from historically operated USTs. The Mortgaged Property was historically used to manufacture metal store fixtures and shelving from rolled sheet and coiled steel, which involved the use of various hazardous substances, the generation of chlorinated solvent wastes, and the operation of three USTs. Two of the historic USTs were abandoned in place and one UST was removed from the Mortgaged Property in 2018. An initial investigation took place at the site in 1993 and identified several areas of concern. Several additional soil and groundwater investigations took place at the site between 2005-2019 confirming the presence of impacts to soil and groundwater beneath the Mortgaged Property. An investigation conducted in March 2019 identified potential off-site impacts to groundwater and off-site property owner notifications were sent to all potentially affected parties. In pursuit of regulatory closure for the Mortgaged Property, various engineered barriers, including concrete pavement (i.e., slab on grade foundation with no sumps), asphalt pavement, and a safety plan were implemented at the site. An institutional control prohibiting the use of groundwater was also put in place for the impacted area through a Village of Melrose Park Groundwater Ordinance. On July 19, 2019, the Illinois Environmental Protection Agency (“IEPA”) issued a No Further Remediation Letter (“NFR Letter”) to the Mortgaged Property, which includes the implementation and maintenance of the institutional and engineering controls and the off-site notification to neighboring properties of negatively impacted groundwater. The NFR Letter was recorded with the Cook County Recorder of Deeds Office on August 5, 2019. Based on the completed remediation activities, the engineering and institutional controls in place at the Mortgaged Property, and the issuance of a NFR Letter by IEPA, the ESA consultant determined that no further action was warranted in relation to this matter. However, the ESA consultant recommended the continued implementation of the engineering and institutional controls in place at the Mortgaged Property.

With respect to The Centre at Stirling & Palm Mortgage Loan (0.6%), the ARDESA identified as a REC for the Mortgaged Property its inclusion within the Florida Department of Environmental Protection (“FDEP”) Drycleaning Solvent Cleanup Program in association with an historic dry cleaning facility that operated onsite from 1988 to 1999. In 1998, one soil sample was taken from behind the facility’s drycleaning machine, which identified tetrachloroethylene impacts below applicable soil cleanup standards, but above leachability standards given the applicable groundwater standards. Based upon this sample, the historic drycleaning facility was approved for the FDEP Drycleaning Solvent Cleanup Program in 1999; the letter accepting the drycleaning facility into the Program states that the applicant, Cooper City Professional Cleaners, would only be responsible for paying the deductible of $10,000 towards clean-up of the site. The site is currently ranked 607 (out of 877) in terms of priority for cleanup under the FDEP Drycleaning Solvent Cleanup Program.

With respect to the Tesla Schaumberg Mortgage Loan (0.4%), the related ESA identified a CREC relating to the historic use of gasoline and oil USTs at such Mortgaged Property, which has operated as an auto dealership and servicing facility since 1969. Such USTs were removed in 1990 and 2002. A release was identified in connection with the 2002 removal and remedial actions were undertaken including the removal of liquid and impacted soil. A No Further Remediation (“NFR”) letter dated March 10, 2009 was issued by the Illinois Environmental Protection Agency stipulating that an institutional control be implemented requiring future excavated site soil and groundwater to be handled in accordance with applicable laws and regulations. Due to the issuance of such NFR and the related institutional control, the ESA concluded that the USTs and prior release constituted a CREC. The NFR letter has been recorded as a permanent part of the chain of title for the Mortgaged Property.

With respect to the VanWest Storage Portfolio Mortgage Loan (0.3%), the ESA identifies an onsite well at the Rome Hilliard Mortgaged Property (0.2%) for which there did not appear to be any recent testing. The borrower is required to have the onsite well inspected and tested within 30 days of closing. The ESA also notes that the Rome Hilliard Mortgaged Property is located in Radon Zone 1, which has a predicted average indoor screening level greater than the EPA action level of 4 picocuries per liter (pCi/L). A short term radon test was conducted at the lowest occupied level of the onsite residence. Based upon the results of this short term radon testing, which were slightly above (4.1 picocuries per liter /pCi/L) the USEPA action level, the ESA consultant recommended that long-term radon testing lasting at least three months be conducted at the residence. The ESA consultant stated that if the results of such long term testing exceed the USEPA action level, a radon mitigation system would need to be installed. The consultant estimated the cost to install such system at the onsite residence to be $3,000. At origination of the VanWest Storage Portfolio Mortgage Loan, the borrower funded a reserve equal to 150% of the ESA consultant’s estimate to address the potential necessity of installing a radon mitigation system.

With respect to the Selig Office Portfolio – 2901 Third Avenue Mortgaged Property (0.3%), the related ESA identified a REC at the Mortgaged Property in connection with a LUST at an adjacent property. Soil samples collected from the adjacent property revealed total petroleum hydrocarbon gasoline concentrations above applicable standards. Groundwater samples from the adjacent property were not collected. The Washington State Department of Ecology (“WSDOE”) issued an Early Notice Letter in February 2015 to the owner of the adjacent property indicating that the release from the LUST was still open. Based on the up-gradient location and proximity of the Mortgaged Property to the adjacent contaminated property and the unknown impact to groundwater, the LUST constitutes a REC.

With respect to the Selig Office Portfolio – 3101 Western Avenue Mortgaged Property (0.3%), the related ESA identified RECs at the Mortgaged Property in connection with a UST at the Mortgaged Property and historical operations by Union Oil Co. of California (“Unocal”) at an adjacent property. The Mortgaged Property is equipped with a 3,500-gallon waste oil UST that was installed in 1984 and upgraded in 1998. Based on the duration of time that the UST has been located on site and the lack of any secondary containment associated with the UST, the presence of the UST represents a REC. Additionally, polynuclear aromatic hydrocarbons, petroleum products and non-halogenated solvents were detected in the soil and groundwater at the southeastern property adjacent to the Mortgaged Property due to releases from Unocal. A prior investigation at the Mortgaged Property in 1991 revealed no evidence of an impact to either soil or groundwater. However, based on the up-gradient location and proximity of the Mortgaged Property to the adjacent contaminated property, the adjacent property has the potential to impact the Mortgaged Property.

With respect to the Selig Office Portfolio – 3131 Elliott Avenue Mortgaged Property (0.2%), the related ESA identified a REC at the Mortgaged Property in connection with historical operations by Unocal at an adjacent property. Polynuclear aromatic hydrocarbons, petroleum products and non-halogenated solvents were detected in the soil and groundwater at the eastern property adjacent to the Mortgaged Property due to releases from Unocal. A prior investigation at the Mortgaged Property in 1991 revealed no evidence of an impact to either soil or groundwater. However, based on the up-gradient location and proximity of the Mortgaged Property to the adjacent contaminated property, the adjacent property has the potential to impact the Mortgaged Property.

With respect to the Selig Office Portfolio – 2615 Fourth Avenue Mortgaged Property (0.1%), the related ESA identified a REC at the Mortgaged Property in connection with the historical operation of a gas station at the Mortgaged Property. Non-halogenated solvents and petroleum products above applicable standards were found within the soil and groundwater at the Mortgaged Property and metal impacts are suspected. The Mortgaged Property is listed by the WSDOE as an active clean-up site. Groundwater monitoring wells were installed at the Mortgaged Property as part of an active remediation system. The Phase I ESA recommends continued

investigation and remediation of the documented soil and groundwater impacts on the Mortgaged Property until regulatory closure is obtained from the WSDOE.

With respect to the Selig Office Portfolio – 18 West Mercer Street Mortgaged Property (0.0%), the related ESA identified RECs at the Mortgaged Property in connection with the historical operation of gas stations at adjacent properties north of the Mortgaged Property. Petroleum soil and groundwater contamination was found at adjacent properties following the removal of USTs. Remediation activities at the adjacent properties are ongoing and being monitored by the WSDOE. A groundwater monitor was installed at the Mortgaged Property to track contamination in 1990 in connection with a prior Phase II investigation, but current contamination levels at the Mortgaged Property have not been ascertained. Based on the groundwater flow direction and proximity to the Mortgaged Property, the contamination at the adjacent properties has the potential to impact the Mortgaged Property.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Litigation and Other Legal Considerations

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”. There may be material pending or threatened litigation or other legal proceedings against the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. Below are descriptions of certain material current or threatened litigation matters or other legal proceedings relating to certain Mortgage Loans:

●	With respect to the 711 Fifth Avenue Mortgage Loan (1.8%), the Ralph Lauren tenant is currently dark, and has requested to sublease its premises to Mango, a Spanish retail chain, at a sub-rent that would be expected to be significantly lower than the Ralph Lauren tenant’s prime rent. The borrower sent a notice to the Ralph Lauren tenant, dated December 15, 2020, denying the request, asserting that Mango (i) is not a first class retailer, (ii) does not conform to the mix of retail that exists at the Mortgaged Property, and (iii) has a reputation for unfair labor practices. Due to the borrower’s rejection of the sublease request, the Ralph Lauren tenant has filed for arbitration, and a hearing is scheduled for January 28, 2021 with a decision expected 10 days thereafter.

●	With respect to the Hotel ZaZa Houston Museum District Mortgage Loan (1.3%), the related borrower is subject to a potential class action in the Southern District of New York for alleged violations of the American with Disabilities Act (“ADA”) and the New York Human Rights Law arising from its online reservation system which allegedly fails to provide the ability to book ADA compliant accommodations and related features online.

●	With respect to the Luna Apartments Mortgage Loan (0.9%), the related guarantor and borrower sponsor, Nicholas Walton, filed a lawsuit against a group of his former business partners alleging that they acted in bad faith by suppressing and deferring realization of net profits in connection with a buyout of Mr. Walton. The defendants filed a counterclaim against Mr. Walton and two entities owned and controlled by Mr. Walton in the approximate amount of $677,000, alleging that he caused the company to take on a project that resulted in a loss.

●	With respect to the Rent A Space Portfolio Mortgage Loan (0.7%), the Fountainbleau Self Storage Mortgage Loan (0.4%), the Mechanicsburg Self Storage Mortgage Loan (0.4%) and the Secure Store Self Storage Mortgage Loan (0.2%), two of the three carveout guarantors, Larry Kaplan and George Thacker, are defendants in an intercompany lawsuit filed by a former partner that alleges that Mr. Kaplan is taking excessive compensation and misusing company trade secrets to his personal advantage. The lawsuit is not related to the Mortgaged Properties. The lawsuit was filed against Mr. Kaplan in December 2018, and later amended to include Mr. Thacker in July 2019. The potential liability is not known. In addition, a lawsuit was filed against Mr. Kaplan on January 18, 2021 by an employee alleging, among other things, breach of contract and unjust enrichment, and seeks damages in excess of $3,000,000.

●	With respect to the Holiday Inn & Suites Memphis/Germantown Mortgage Loan (0.5%), Noah Property, LLC, one of the non-recourse carveout guarantors of the Mortgage Loan ("Guarantor"), is a defendant in an employment lawsuit pending in federal court in the Eastern District of Missouri. In the lawsuit, a former mid-level manager at a Holiday Inn restaurant formerly owned by the Guarantor and operated by Regency Management Company, LLC ("Regency"), an affiliate of the Guarantor and also a defendant, has alleged, among other things, that he was terminated for reporting his co-workers’ and superiors’ illegal activity and that, as a result, he suffers from PTSD, anxiety, depression, and ulcerative colitis, making him unemployable, and is seeking approximately $1.1 million. The Guarantor and Regency have filed motions to dismiss. Related to the case, a court-ordered mediation is scheduled for July 15, 2021, a discovery is scheduled for September 30, 2021, and the trial is scheduled for February 14, 2022.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the 360 Spear Mortgage Loan (6.8%), two of the four tenants at the Mortgaged Property are new tenants, and a third has newly leased a full floor of expansion space. At origination, $8,608,319 was deposited into an unfunded obligations reserve for the purpose of funding, among other items, landlord work and/or tenant improvement work for the largest tenant, Verizon Tenant, the second largest tenant, Lattice, and the third largest tenant, Vitalant, as well as certain improvements to building equipment. In addition, at origination an $8,042,501 holdback reserve was taken for Vitalant, a substantial portion of which may be ultimately used for tenant improvement work, as described under “Tenant Issues—Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs”.

With respect to the Waterway Plaza Mortgage Loan (4.3%), the Mortgaged Property is currently undergoing a renovation of floors two through eight that is estimated to cost approximately $18.8 million, of which the borrower has agreed to contribute $13.8 million and the sole tenant has agreed to contribute $5.0 million. Of the $13.8 million borrower commitment, approximately $7.5 million has already been spent, with approximately $6.3 million remaining. Approximately $6.3 million was reserved at origination for the renovation. Additionally, the borrower plans to replace the chiller and cooling tower at an estimated cost of $953,000, and to complete an elevator modernization at an estimated cost of $990,000. Approximately $1.94 million was reserved at origination towards the chiller and cooler tower replacement and the elevator modernization.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency. For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Criminal or Civil Legal Proceedings, Pending Investigations, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, criminal or civil legal proceedings, pending investigations, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

●	With respect to the 860 Washington Mortgage Loan (7.6%), Meadow Real Estate Fund II, L.P., an affiliate of one of the related borrower sponsors, Meadow Partners, is a recourse carveout guarantor with respect to a mortgage loan in the original principal balance of approximately $46 million secured by a hotel property (the “Hotel Loan”). In a foreclosure action filed on December 16, 2020, related to the Hotel Loan in the Supreme Court of the State of New York, the lender has alleged that the borrower has defaulted on several monthly loan payments beginning in April 2020. The case is pending, as it is still within the 60-day answer period.

●	With respect to the 360 Spear Mortgage Loan (6.8%), the related borrower sponsor disclosed four prior defaults on commercial mortgage loans, which resulted in a deed in lieu of foreclosure on a $20 million commercial mortgage loan in 2010, a workout of a $28 million mortgage loan secured by office properties in 2011, a loan extension on a $25 million mortgage loan secured by an office portfolio in 2011 and a deed in lieu of foreclosure on a $15 million commercial mortgage loan in 2012.

●	With respect to the Leonardo DRS Industrial Mortgage Loan (4.2%), the related guarantor, The Bascom Group, has been the subject of prior foreclosures occurring between 2009 and 2012 with respect to fourteen unrelated mortgage loans consisting of two portfolios of five properties each along with twelve other individual assets.

●	With respect to the First Republic Center Mortgage Loan (2.7%), the related borrower sponsor or its affiliates have been subject to defaults and workout proceedings on commercial mortgage loans. Recent examples include (1) a securitized mortgage loan secured by a shopping mall which experienced a maturity default in August 2019 on an approximately $74 million balloon payment, as to which the special servicer recently reported that it has retained counsel for potential foreclosure or receivership proceedings and is also pursuing a potential modification and transfer of interest with a third party, and (2) a $150 million original principal balance securitized mortgage loan secured by inline and outparcel space at a shopping mall , as to which a one-year maturity extension was entered into in August 2019 and as to which the special servicer has recently reported that a further extension and modification is under discussion.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

With respect to the Central Missouri Distribution Center Mortgage Loan (1.3%), the related carveout guarantor, Haim Dabah, was convicted of fraud and conspiracy to commit fraud in 1994 in connection with a clothing retailer connected to Mr. Dabah, Gitano, mislabeling approximately $700,000 of imported products as products of the Maldives.

With respect to the 2601 Wilshire Mortgage Loan (1.2%), the borrower sponsor and non-recourse carveout guarantor, David Y. Lee, was alleged to have violated Regulation O promulgated by the Federal Reserve while acting as a member of the board of Premier Business Bank. The allegation was that Dr. Lee indirectly benefitted from a $2,100,000 real estate loan, secured by a medical office building, made by Premier Business Bank to an entity controlled by Dr. Lee's mother-in-law (which entity was wholly owned by his mother-in-law and her daughters, including Dr. Lee's wife). Prior to the issuance of the loan, Dr. Lee disclosed to the Premier Business Bank board that his wife had an interest in the property and the entity as her separate property and the proceeds of the loan were to be used as represented by the borrowing parties. The alleged violation occurred when certain of the loan proceeds distributed to Dr. Lee's wife were deposited into a joint account belonging to Dr. Lee and his wife, rather than an account held separately by his wife only. The FDIC has prohibited Dr. Lee from further participation in the banking industry and issued a civil money penalty in the amount of $75,000, which was paid in 2011.

With respect to the Baxter International Production Center Mortgage Loan (0.6%), the manager of the guarantors, Jay Rappaport, was the subject of an SEC complaint filed in May 2008 alleging that, during Mr. Rappaport’s time as an executive at AOL Time Warner, he participated in a scheme to artificially inflate the company’s reported online advertising revenue. Mr. Rappaport agreed to pay disgorgement and prejudgment interest of $493,629 and a penalty of $250,000.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, mixed use, retail, industrial and self storage Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Thirteen (13) of the Mortgaged Properties, securing, in whole or in part, thirteen (13) Mortgage Loans (16.9%), are each leased to a single tenant.

●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 4.3% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that secure separate Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loans
Tesla	2	8.0%
Best Buy	2	5.0%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, mixed use, retail, industrial and self storage Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, mixed use, retail, industrial and self storage Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Millennium Corporate Park	6.9%	Microsoft Corp.	52.0%	Various(2)	1/6/2026
Waterway Plaza	4.3%	Huntsman International	100.0%	7/31/2030	2/6/2031
Central Missouri Distribution Center	1.3%	Home Depot	66.7%	10/31/2027	1/6/2031
63 West 104th Street	0.9%	YDC Inc.	100.0%	1/2/2023 - 2/2/2023(3)	1/6/2031
206-20 Linden Boulevard	0.8%	Health Insurance Plan of Greater NY	100.0%	6/30/2029	2/6/2031
Tesla Schaumberg	0.4%	Tesla	100.0%	8/31/2029	2/6/2031
211 Saw Mill	0.4%	Nysco Products, LLC	100.0%	6/30/2028	1/6/2031
Woodbridge Group HQ	0.3%	Woodbridge Sales & Engineering, Inc.	100.0%	10/31/2029	2/6/2031
30222 Esperanza	0.2%	ATS Workholding, Inc.	100.0%	7/31/2026	2/6/2031
Selig Office Portfolio – 190 Queen Anne Avenue North	0.1%	Housing Authority of Seattle	84.8%	3/25/2023	4/6/2025

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

(2)	Microsoft Corp. leases 479,193 square feet (representing approximately 89.2% of the net rentable square footage) at the Mortgaged Property under six leases at six separate buildings, of which four leases will expire prior to, or within 12 months after, the maturity date of the Mortgage Loan. The leases with respect to Building B and Building F (collectively representing approximately 130,805 square feet) expire on May 31, 2022, and the leases with respect to Building A and Building E (collectively representing approximately 148,545 square feet) expire on May 31, 2024.

(3)	Each unit has a 39-month term under the master lease that is tied to the delivery date of the respective unit. 25 units have terms that expire on January 2, 2023 and 9 units have terms that expire on February 2, 2023.

●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
860 Washington	7.6%	55.6%	2027	1/6/2031
Selig Office Portfolio – 18 West Mercer Street	0.0%	57.5%	2023	4/6/2025

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.

●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii)	if the borrower fails to provide a designated number of parking spaces,

(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi)	if a tenant’s use is not permitted by zoning or applicable law,

(vii)	if the tenant is unable to exercise an expansion right,

(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii)	if the borrower defaults on any other obligations under the lease, or

(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Phillips Point Mortgage Loan (4.9%), the second largest tenant, Akerman, Senterfitt & Eidson (representing approximately 10.8% of the net rentable square footage at the Mortgaged Property), has a one-time right to reduce its premises and/or terminate its lease with respect to the entire premises effective October 31, 2023 or April 30, 2026, with nine months’ prior notice.

●	With respect to The Grace Building Mortgage Loan (3.9%), (a) the second largest tenant at the Mortgaged Property, The Trade Desk (representing approximately 9.9% of the net rentable square footage at the Mortgaged Property), has the right to terminate its lease (i) solely as to the 26th and

27th floors of the Mortgaged Property if the commencement date of its lease does not occur by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate) and (ii) solely as to either or both of the 26th and 27th floors of the Mortgaged Property, consisting of a portion of its leased space (the “Trade Desk Additional Premises”), effective as of the last day of the month in which the seventh anniversary of the commencement date for the Trade Desk Additional Premises occurs and with the payment of a termination fee and (b) the third largest tenant at the Mortgaged Property, Israel Discount Bank (representing approximately 9.2% of the net rentable square footage at the Mortgaged Property), has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with not less than 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at the tenant’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with not less than 15 months’ prior written notice.

●	With respect to the Station Park & Station Park West Mortgage Loan (3.8%), the fifth largest tenant, Vista Outdoor (representing approximately 3.5% of the net rentable square footage at the Mortgaged Property), has the option to terminate its lease with respect to all or a portion of its premises on and after June 1, 2023, with at least nine months’ prior written notice, and the payment of a termination fee and expenses including the unamortized construction allowance paid by the landlord and all leasing commissions incurred by the landlord and the basic rent for the abatement period amortized calculated in accordance with the lease.

●	With respect to the First Central Tower Mortgage Loan (3.1%), the third largest tenant, RGN-St. Petersburg II, LLC (representing approximately 6.2% of the net rentable square footage at the Mortgaged Property), has the right to terminate its lease effective October 31, 2022 by delivering at least nine months’ prior written notice and payment of a cancellation fee in the amount of $800,000.

●	With respect to the Rugby Pittsburgh Portfolio – Foster Plaza Mortgaged Property (1.6%), the second largest tenant at the Mortgaged Property, Wexford Health Sources, Inc. (representing approximately 6.5% of the net rentable square footage at the Mortgaged Property), has a one-time option to terminate its lease with respect to either (i) a portion of its second floor premises consisting of 5,000 rentable square feet or (ii) the entirety of its second floor premises, effective as of either (x) February 28, 2022 or (y) February 28, 2023, respectively, upon written notice by no later than August 31, 2021, or August 31, 2021, respectively, and the payment of a termination fee equal to all unamortized leasing commissions, the tenant improvement allowance, and rental abatement in accordance with the lease.

●	With respect to the Rugby Pittsburgh Portfolio – Cherrington Corporate Center Mortgaged Property (1.0%), (a) the largest tenant at the Mortgaged Property, Chevron USA (representing approximately 31.4% of the net rentable square footage at the Mortgaged Property), has a one-time option to terminate its lease with respect to either (i) the entirety of its premises or (ii) one or more contiguous floors out of its premises effective as of August 31, 2023 upon 12 months’ notice and the payment of a termination fee in an amount equal to four times the monthly installment of minimum rent owing for the month in which the early termination occurs; (b) the second largest tenant at the Mortgaged Property, Mortgage Connect (representing approximately 17.5% of the net rentable square footage at the Mortgaged Property), has a one-time option to terminate its lease with respect to a portion of the first floor of its premises effective as of either April 30, 2025 or April 30, 2026, upon 120 days’ written notice and the payment of a termination fee equal to all unamortized leasing commissions incurred by the landlord, the tenant improvement allowance, legal fees, and rentable abatement in accordance with the lease; and (c) the third largest tenant at the Mortgaged Property, Waste Management of PA, Inc. (representing approximately 6.3% of the net rentable square footage at the Mortgaged Property), has a one-time option to terminate its lease effective as of July 31, 2023 (representing the expiration of the 60th month of the current lease term that commenced on August 1, 2018) upon 12 months’ written notice and the payment of a termination fee equal to the landlord’s direct unamortized out-of-pocket expenses incurred, including, without limitation, the allowance granted and paid by the landlord, legal fees, and brokerage fees and commissions.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Station Park & Station Park West Mortgage Loan (3.8%), (a) with respect to the second largest tenant at the Mortgaged Property, Cinemark (representing approximately 5.4% of the net rentable square footage at the Mortgaged Property), if less than 70% of the gross leasable area of the Mortgaged Property that is substantially completed (exclusive of the premises demised to Cinemark) is leased, occupied and open to the public for business (the foregoing condition, the “Co-Tenancy Violation”), then (i) the tenant’s obligation to pay the minimum annual rent and all other charges under its lease is required to abate, and the tenant will be required to pay the taxes and common area maintenance costs required under the lease plus the lesser of (y) the minimum annual rent under the lease or (z) 8% of the tenant’s gross receipts attributable to such period, and (ii) if the Co-Tenancy Violation continues for two consecutive years, the tenant has the option to, but is not obligated to, terminate its lease, in which event the landlord will be required to pay to the tenant an amount equal to a portion of the tenant’s contribution to the cost of construction as calculated in accordance with the lease; (b) with respect to the third largest tenant at the Mortgaged Property, Best Buy (representing approximately 5.1% of the net rentable square footage at the Mortgaged Property), if less than 200,000 square feet of nationally or regionally recognized retailers are operating and open for business to the public at the Mortgaged Property (the “Ongoing Co-Tenancy Condition”) and the Ongoing Co-Tenancy Condition continues for any consecutive three-month period, then the tenant’s monthly fixed rent required under the lease will, immediately upon expiration of such three-month period, be reduced to 50%, and if the Ongoing Co-Tenancy Condition has not be satisfied within 180 days following the end of such three-month period, then the tenant will have until the expiration of five years following such three-month period to deliver notice to the landlord terminating the lease, and the lease will terminate 30 days after delivery of such notice.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a tenant that leases more than 50% of the net rentable square footage of the Mortgaged Property who has the option to go dark:

●	With respect to the Phillips Point Mortgage Loan (4.9%), the third largest tenant, Affiliated Managers Group (AMG), representing approximately 8.6% of the net rentable square footage at the Mortgaged Property, is dark with respect to approximately 39.4% of its space.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
Leonardo DRS Industrial	4.2%	Leonardo DRS(1)	100%	100%
2601 Wilshire(2)	1.2%	County of Los Angeles	100%	100%
Brookfield Place Richmond	1.2%	Commonwealth of VA - VEC	45.8%	45.3%

(1) Leonardo DRS is a supplier to the U.S. Government Department of Defense.

(2) The County of Los Angeles has the right to terminate its lease effective as of February 28, 2025 with nine months’ notice. The maturity date of the 2601 Wilshire Mortgage Loan is January 6, 2026.

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the 860 Washington Mortgage Loan (7.6%), the largest tenant, Alibaba (representing approximately 27.8% of the net rentable area), leases and is paying rent for the 7th, 8th, and 9th floors of the Mortgaged Property, but is currently occupying only the 7th and 8th floors, and is offering the 9th floor space for sublease.

●	With respect to the Phillips Point Mortgage Loan (4.9%), the fourth largest tenant, Greenberg Traurig (representing approximately 6.7% of the net rentable square footage at the Mortgaged Property), is subleasing approximately 9.2% of its space to Frankel Loughran Starr & Vallone LLP on a 24-month term through May 2021.

●	With respect to the Station Park & Station Park West Mortgage Loan (3.8%), pursuant to a sublease (the “Sublease”) executed on December 1, 2020, between Life Engineering, the fourth largest tenant at the Mortgaged Property (representing approximately 4.3% of the net rentable square footage at the Mortgaged Property), as subtenant, and Pluralsight, LLC, the current prime tenant whose lease expires on February 28, 2021, Life Engineering is subleasing its space from Pluralsight through February 28, 2021, and according to the borrower, Life Engineering is in occupancy of the space under the Sublease. Life Engineering has executed a new prime lease (the “New Lease”) with the landlord and, upon expiration of the Sublease, will become a direct tenant under the New Lease. The rent commencement date with respect to the New Lease will occur 90 days following delivery of the related space, which is anticipated to be on or before March 1, 2021. In addition, the fifth largest tenant, Vista Outdoor (“Vista”) has entered into a sublease of its entire space (representing approximately 3.5% of the net rentable square footage at the Mortgaged Property) with El Morro Holdings, Inc. (“El Morro”), as the subtenant. Pursuant to the sublease, upon a natural expiration of, or an earlier termination of, Vista’s current lease (the “Prime Lease”), the Prime Lease would be assigned over to El Morro, upon which event the term of the Prime Lease would be extended to May 31, 2028.

●	With respect to the Luna Apartments Mortgage Loan (0.9%), the borrower leases 17 of the 85 residential units to Sonder USA, Inc., which in turn subleases such units on a short term basis to transient guests.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the 360 Spear Mortgage Loan (6.8%), the largest tenant, MCIMETRO Access Transmission Services Corp. (“Verizon Tenant”), an affiliate of Verizon Communications, Inc. (“Verizon Communications”), representing approximately 49.8% of the net rentable square footage at the Mortgaged Property and 50.0% of underwritten base rent, is not yet in occupancy of expansion premises on the third floor of the Mortgaged Property (which represent approximately 22.0% of the net rentable square footage at the Mortgaged Property). It is anticipated that Verizon Tenant will take occupancy of such premises in the first quarter of 2022, after completing a buildout of such premises. In addition, Verizon Tenant has free rent for its third floor expansion space through December 2021. At origination, approximately $4,311,127 was reserved in respect of such free rent. The second largest tenant, Lattice, representing approximately 22.2% of net rentable square footage and 25.2% of underwritten rent, has free rent through May 2021. At origination, approximately $1,351,681 was reserved in respect of such free rent. The lease term of the third largest tenant, Vitalant, representing approximately 18.6% of the net rentable square footage at the Mortgaged Property and 16.7% of underwritten base rent, does not commence (such commencement date, the “Commencement Date”) until 180 days after the completion and delivery date of the landlord’s work (such completion date, the “Delivery Date”). If the Delivery Date does not actually occur by the date that is 12 months following the date on which the final form of the plans and specifications with respect to tenant improvement work pursuant to the Vitalant lease are actually delivered by the tenant to the landlord for the landlord's review and approval (the “Outside Delivery Date”), then the Commencement Date will be delayed day-for-day by each day that the Delivery Date is delayed beyond the Outside Delivery Date (except to the extent that such delay in the Delivery Date is caused by COVID-19 delays outside landlord’s or tenant’s reasonable control, force majeure, tenant delay, casualty or condemnation). Similarly, the tenant’s obligation to pay rent does not commence until the Commencement Date

(subject to extension due to delays in completion of tenant’s work due to the COVID-19 pandemic). Vitalant will be entitled to six months of free rent after the Commencement Date. At origination, approximately $1,041,156 was reserved in respect of gap rent for Vitalant for the period between origination and the anticipated Delivery Date. In addition, $8,042,501 was deposited into an holdback reserve. Such reserve is required to be disbursed as follows: (i) upon delivery of evidence that Vitalant has accepted its space with no termination rights, all landlord work has been completed or reserved for, the lease has commenced, and the rent commencement date has been ascertained, an amount equal to $5,247,550 will be deposited into a reserve for remaining tenant improvements, tenant allowances and leasing commissions and $2,636,928 will be deposited into an unfunded obligations reserve (in order to cover (x) the anticipated 180 day gap rent period between the Delivery Date and the Commencement Date and (y) the six-month free rent period following the Commencement Date), or (ii) if the Vitalant lease is terminated prior to satisfaction of the requirements contemplated in clause (i), upon the Mortgaged Property achieving an aggregate mortgage and mezzanine loan debt yield of 6.95% and a mortgage only debt yield of 8.04%, the entire Vitalant space being relet pursuant to acceptable replacement leases, the replacement tenants accepting their premises and paying full unabated rent (or there are sufficient funds remaining in such reserve to cover all remaining rent abatements), and all related tenant improvements and leasing commissions having been paid in full (or there are sufficient funds remaining in such reserve to cover all remaining rent abatements), then such reserve will be deposited into reserves for any such remaining rent abatement periods, tenant improvements and leasing commissions under such replacement leases, and (iii) the remainder (if any) will be released to the borrower. Any portion of the earnout reserve not released to the borrower on or before the third anniversary of the origination date will be held by the lender as additional collateral for the related Loan Combination or, at the borrower’s option, which must be elected within 60 days following such third anniversary, applied by the lender to partially prepay the related Loan Combination, provided that if such prepayment is prior to the open period, the borrower must concurrently pay a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid. There can be no assurance that Vitalant will take occupancy as expected or at all, or that the amounts deposited into the Vitalant reserves will be sufficient to cover gap and free rent periods if there is a delay in the Commencement Date.

●	With respect to The Grace Building Mortgage Loan (3.9%), the following tenants, among others, are each in a free rent period: (a) the largest tenant, Bank of America, N.A. (representing approximately 10.0% of the net rentable square footage at the Mortgaged Property) is in a free rent period through January 2021 (provided, however, the tenant is required to begin paying rent with respect to a portion of its premises in February 2021 and with respect to the remaining portion of its premises in April 2021); (b) the second largest tenant, The Trade Desk (representing approximately 9.9% of the net rentable square footage at the Mortgaged Property), is in a free rent period through September 2021; and (c) the fifth largest tenant, Insight Venture Management LLC (representing approximately 6.0% of the net rentable square footage at the Mortgaged Property), is in a free rent period through May 2022. In addition, the third largest tenant, Israel Discount Bank (representing approximately 9.2% of the net rentable square footage at the Mortgaged Property), is in a gap rent period. With respect to Israel Discount Bank, the landlord has completed its required work and delivered the space to the tenant, and, therefore, the tenant is expected to (x) take possession of the space and commence paying rent in January 2021 and (y) commence paying operating expenses and real estate taxes in January 2022. Further, with regard to The Trade Desk, the lease commencement date for the 26th and 27th floors will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date that The Trade Desk first takes possession of the space for any purpose other than taking measurements, performing layouts and surveys or preparing plans and specifications. To cover the foregoing, along with free rent periods for other smaller tenants, the borrower reserved $25,964,570 at origination.

●	With respect to the Rugby Pittsburgh Portfolio – Cherrington Corporate Center Mortgaged Property (1.0%), the second largest tenant, Mortgage Connect (representing approximately 17.5% of the net rentable square footage at the Mortgaged Property), benefits from rent abatements through March

2022 in the total contractual amount of $1,260,196. The full amount of the contractual rent abatement was reserved at origination.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

●	With respect to the Pittock Block Mortgage Loan (4.9%), approximately 55.6% of the underwritten rent at the Mortgaged Property is currently leased on month-to-month leases that comprise a large portion of data centers, colocations and "meet-me-rooms" spaces collectively referred to as the Pittock Internet Exchange (the "Portland NAP"). The Portland NAP represents approximately 73.0% of the underwritten rent at the Mortgaged Property. Although the Portland NAP is structured in a manner that is considered complex and cost-prohibitive for any of these month-to-month tenants to terminate their leases and move, there can be no assurance that a significant network of certain of the tenants at the Mortgaged Property will not terminate their leases and relocate. Please see “Annex B—Significant Loan Summaries—Pittock Block” for additional information related to the Portland NAP.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 50% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the 1623 Flatbush Mortgage Loan (0.8%), the largest tenant, Catholic Charities, representing approximately 64.0% of the net rentable square footage at the Mortgaged Property, is a charitable institution that generally relies on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. There can be no assurance that the current rate, frequency and level of individual contributions or governmental grants and subsidies will be sustained.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

●	With respect to the 360 Spear Mortgage Loan (6.8%), the largest tenant, Verizon Tenant (as defined above), representing 49.8% of the net rentable square footage and 50.0% of underwritten base rent or its affiliated designee has the option to purchase the 360 Spear Mortgaged Property for a purchase price of $260,000,000 for a 24-month period commencing on the 13th month following December 30, 2020. If the purchase option is exercised, pursuant to the terms of the Verizon Tenant’s lease, the purchaser is expressly required to either (i) assume (subject to the terms and conditions set forth in the 360 Spear Mortgage Loan documents and applicable mezzanine loan documents) the 360 Spear Mortgage Loan and, if applicable, assume the then existing mezzanine loan, or (ii) to the extent permitted by the 360 Spear Mortgage Loan documents and any applicable mezzanine loan documents, and provided that no lockout period is then in effect, prepay in full the entire principal balance of the 360 Spear Mortgage Loan and any mezzanine loan including all amounts due thereunder (including, without limitation, any yield maintenance premiums). The Verizon Tenant also has a right of first refusal to purchase the Mortgaged Property during the purchase option period. Pursuant to the terms of the Verizon Tenant’s lease, the purchase option and right of first refusal may not be exercised in connection with any foreclosure sale, deed-in-lieu of foreclosure or other transfer of the Mortgaged Property or of the ownership interest in the borrower in connection with an exercise of remedies under a mortgage loan or mezzanine loan (but the purchase option and right of first refusal will continue to be in full force and effect thereafter). See “—Affiliated Leases and Master Leases”.

●	With respect to the Leonardo DRS Industrial Mortgage Loan (4.2%), the lease documents for the sole tenant, Leonardo DRS, grant the tenant a right of first refusal to purchase the Mortgaged Property upon either the landlord’s election to sell the Mortgaged Property or the landlord’s receipt of an offer to purchase the Mortgaged Property. The right of first refusal does not apply in the event of a foreclosure under a deed of trust or mortgage or the delivery of a deed in lieu of foreclosure, or in connection with the immediately succeeding sale of the Mortgaged Property following a foreclosure or deed in lieu thereof.

●	With respect to the Station Park & Station Park West Mortgaged Property (3.8%), JPMCB is one of the tenants at the Mortgaged Property, and JPMCB’s lease provides that JPMCB has a right of first offer to purchase the leased premises under its ground lease, provided that such right does not apply to transfer of the premises to or from any party holding a mortgage, deed of trust, trust deed or similar security instrument pursuant to a foreclosure or deed-in-lieu of foreclosure. In addition, the ground lease states that so long as JPMCB is open and operating on the premises it will have the exclusive right for two years following the rent commencement date (September 12, 2011) to operate as a financial institution and no other financial institution will be allowed to operate in such capacity and, following such two-year period, the landlord under the ground lease will have the right to sell or lease to one and only one additional full service financial institution. JPMCB has entered into a subordination, non-disturbance and attornment agreement.

●	With respect to the Knitting Mills Mortgage Loan (2.8%), the largest tenant, UGI Energy Services, representing approximately 55.8% of the net rentable square footage at the Mortgaged Property, and the second largest tenant, Arrow International, Inc, representing approximately 24.0% of the net rentable square footage at the Mortgaged Property, each have a right of first offer to purchase the leased premises upon the landlord’s election to sell the Mortgaged Property. The respective rights of first offer do not apply in the event of a foreclosure under a deed of trust or mortgage or the delivery of a deed in lieu of foreclosure.

●	With respect to the Amazon Chicago-Pullman Mortgage Loan (2.3%), the sole tenant at the Mortgaged Property, Amazon.com Services, Inc., has a one-time purchase option. To exercise the purchase option,

Amazon must give notice prior to the issuance of a final certificate of occupancy with respect to the Mortgaged Property, and pay a purchase price in the amount derived by dividing (1) the annual base rent in effect under the lease as of the date the notice is given by (2) 4.75%.

●	With respect to the Walgreens Bradenton Mortgage Loan (0.3%), the sole tenant at the Mortgaged Property, Walgreens, has a right of first refusal to purchase the Mortgaged Property if the landlord receives a bona fide offer for the purchase of the Mortgaged Property. The right of first refusal does not apply in the event of a foreclosure under the mortgage or the delivery of a deed in lieu of foreclosure.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the 360 Spear Mortgage Loan (6.8%), the largest tenant, Verizon Tenant, representing 49.8% of the net rentable square footage at the Mortgaged Property and 50.0% of underwritten base rent has a purchase option and a right of first refusal with respect to the related Mortgaged Property as described under “—Purchase Options, Rights of First Offer and Rights of First Refusal”. The related Mortgage Loan documents permit a transfer of the Mortgaged Property or of controlling or non-controlling equity interests in the borrower to be made to Verizon Communications (as defined above) or an entity wholly owned and controlled by it and that meets certain other requirements in the loan documents, provided that Verizon Tenant (or any parent of Verizon Tenant that is guaranteeing all of its obligations pursuant to Verizon Tenant’s lease of the Mortgaged Property) has a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each other national statistical rating agencies which rate such entity, and its lease is in full force and effect for all the space leased as of the origination date (including expansion space leased as of such date) and extends at least five years beyond the maturity date of the Mortgage Loan with no termination options (other than due to landlord default, or casualty or condemnation) prior to such date. In connection with a transfer of the Mortgaged Property or the entire equity in the borrower to Verizon Tenant or an affiliate, a replacement non-recourse carveout guarantor that is Verizon Communications or a wholly owned and controlled subsidiary, in each case that satisfies certain other requirements in the Mortgage Loan documents, would become the replacement non-recourse carveout guarantor and environmental indemnitor. Upon such a transfer, the related borrower would become affiliated with Verizon Tenant.

●	With respect to the 63 West 104th Street Mortgage Loan (0.9%), the borrower entered into a master lease with YDC Inc. (“YDC”) and YDC in turn subleases the residential units to tenants. Each unit has a 39-month term under the master lease that is tied to the delivery date of the respective unit. 25 units have terms that expire on January 2, 2023 and 9 units have terms that expire on February 2, 2023.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by an originator and/or Sponsor or its affiliates. For example, with respect to the Phillips Point Mortgage Loan (4.9%), an affiliate of GSMC leases approximately 1.3% of the net rentable square footage at the Mortgaged Property.

Other Tenant Issues

With respect to the 860 Washington Mortgage Loan (7.6%), there have been reported threats or contemplation by the U.S. federal government to take certain actions against the parent company (“Alibaba Parent”) of the largest tenant at the Mortgaged Property, Alibaba Group (U.S.) Inc. (representing approximately

27.8% of the net rentable square footage at the Mortgaged Property) (“Alibaba Tenant”), including adding Alibaba Parent, formed in the People’s Republic of China (the “PRC”), to the list of companies with parent entities in PRC named in a U.S. investment ban. According to various recent media reports, the federal government has recently decided against taking such actions against Alibaba Parent. However, Alibaba may be subject to various potential risks, including, without limitation, the risks relating to future U.S. sanctions prohibiting dealings with entities involved in Hong Kong or Xinjiang human rights related matters, stricter disclosure requirements and potential actions imposed by the Holding Foreign Companies Accountable Act, and a recent antitrust probe by the PRC government against Alibaba Parent. There can be no assurance that such potential risks will not have an adverse impact on the operation of Alibaba Tenant.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Insurance Considerations

In the case of forty-two (42) Mortgaged Properties, which secure, in whole or in part, 31 Mortgage Loans (72.3%), the related borrowers (or in the case of the MGM Grand & Mandalay Bay Mortgage Loan, the master tenant) maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the Mortgage Loan documents permit the borrowers to rely on insurance provided by the sole tenant, MGM Lessee II, LLC, provided that, among other conditions, MGM Lessee II, LLC maintains insurance policies (the “MGM Policies”) on each of the related Mortgaged Properties that satisfy the requirements set forth in the Mortgage Loan documents, except that, so long as the master lease is in effect, the MGM Policies are permitted to vary from the requirements otherwise set forth in the Mortgage Loan documents with respect to (i) the named storm sublimit, which may be no less than $700,000,000 per occurrence (which amount is less than the full replacement cost otherwise required under the Mortgage Loan documents) and (ii) any property or terrorism deductible, which may be no greater than $5,000,000 (which, with respect to the terrorism deductible, is higher than the maximum terrorism deductible of $500,000 otherwise provided for under the Mortgage Loan documents).

●	With respect to the 2300 Route 33 Mortgage Loan (0.9%), the borrower will be deemed in compliance with the requirements of the Mortgage Loan documents and will not be required to maintain such coverage with respect to the Mortgaged Property to the extent, among other conditions, (i) the lease of the sole tenant, Investor’s Bank, is in full force and effect, (ii) Investor’s Bank maintains third-party coverage for the Mortgaged Property required pursuant to the Mortgage Loan documents and such policies name the lender, with respect to the property coverages, as mortgagee/loss payee and, with respect to the liability coverages, as additional insured, and the borrower as additional insured and loss payee, where applicable, and (iii) the Investor’s Bank lease remains in full force and effect following a casualty, rent does not abate, and Investor’s Bank is required to rebuild and restore the Mortgaged Property at its sole cost and expense or, to the extent the Investor’s Bank lease is terminated following any casualty, the insurance proceeds will be deposited with the borrower and/or the lender (such conditions, collectively, the “Tenant Insurance Conditions”). If at any time any of the Tenant Insurance Conditions are no longer satisfied, then the borrower will be required to obtain, at the borrower’s sole cost and expense, all insurance as required by the Mortgage Loan documents.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

With respect to the Phillips Point Mortgage Loan (4.9%), the Mortgaged Property is located in West Palm Beach, Florida, within approximately one mile of the Atlantic coast. However, the Borrower maintains insurance with a named storm sublimit of $125,000,000, which is less than the original principal balance of the related Loan Combination and the full insurable value.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the related borrowers have obtained environmental insurance against claims for pollution and remediation legal liability (the “PLL Policy”) from Evanston Insurance Company, with the lenders as named insureds, with per incident and aggregate limits of $25,000,000. The current PLL Policy term expires in 2025. The MGM Grand & Mandalay Bay Loan Combination documents require that the PLL Policy term extend at least two years beyond the date of repayment of the MGM Grand & Mandalay Bay Loan Combination (the “Required PLL Policy Term”), provided that the borrowers may obtain a policy with a term less than the Required PLL Policy Term, so long as the borrowers renew or extend such PLL Policy by the shorter of three years or a term not less than the Required PLL Policy term within ten business days of the current PLL Policy term expiration.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the 360 Spear Mortgage Loan (6.8%), the lease for the third largest tenant, Vitalant, which leases approximately 18.6% of the net rentable square footage at the related Mortgaged Property, provides that Vitalant’s space will be used for laboratory use, including traditional laboratory space, a vivarium for handling and testing of rodents and other small animals, and a freezer farm. The use of the Vitalant space for laboratory use is a permitted use of the 360 Spear Mortgaged Property subject to satisfaction of conditions attached to the conditional use authorization to allow laboratory use greater than 25,000 square feet at the 360 Spear Mortgaged Property. Under the Vitalant lease the tenant is responsible for obtaining all permits and approvals necessary for the tenant to use its leased premises for laboratory use. In addition, the 360 Spear Loan Combination documents require the borrower to pay all fees that may be assessed by any governmental authority in connection with the issuance of all necessary licenses and/or permits allowing a change in use to laboratory use with respect to Vitalant’s leased space (the “Vitalant Permits”). At origination, approximately $48,594 for permit fees and $121,790 for impact fees was reserved with the lender in connection with changing the permitted use of the Vitalant space to laboratory use. In addition, in connection with the acquisition of the Mortgaged Property by the borrower, the seller of the Mortgaged Property deposited into escrow $1,074,921.32 to cover any additional impact fees that may be imposed in connection with such change in permitted use. Such funds are being held by a title company pursuant to an escrow agreement among the seller, the borrower and such title company. The lender is not a party to or beneficiary of such escrow agreement. The 360 Spear Loan Combination documents require the borrower to perform its obligations under such escrow agreement and enforce the obligations of the other parties thereto, in each case in a commercially reasonable manner, and not to amend or terminate the escrow agreement without the lender’s approval, and the borrower has personal liability (capped at $1,074,921.32) for the obligations related to its compliance with the provisions of the 360 Spear Mortgage Loan documents related to the Vitalant Permits and the related escrow agreement. There can be no assurance that the related borrower will be in a position to meet such personal liability obligations. Such arrangement provides the lender with fewer rights and remedies than would be the case if the funds subject to the escrow agreement were reserved directly with the lender.

●	With respect to the First Republic Center Mortgage Loan (2.7%), pursuant to a local zoning ordinance and a restrictive covenant applicable to the Mortgaged Property, at least 8,000 square feet of the retail space in the Mortgaged Property is required to be continuously operated by a grocer. Failure to comply could subject the property owner to fines, which would be up to $2,157 per day based on the current city requirements, and could increase in the future. The Mortgaged Property was previously subject to fines relating to failure to have a grocer tenant in place; however a new grocer tenant opened prior to origination and the prior fines have been settled between the city and the prior owner, and the full settlement amount was paid to the city prior to loan origination. In the event that in the future a grocer tenant is no longer continuously operating a grocery store in at least 8,000 square feet within the premises currently rented to the grocer tenant in the manner required pursuant to the operative ordinance and restrictive covenant, (1) the borrower is required to pay all applicable penalties owed to the applicable governmental authority from the Mortgaged Property’s cash flow, and (2) all excess cash flow from the Mortgaged Property (except to the extent required to be swept due to certain other trigger events) is required to be swept into a grocer reserve; provided that if there is a grace period of more than three months before fines are charged due to such event, such sweep will not commence until the outstanding grace period is three months or less. Such sweep will end (and funds in the grocer reserve will be released to the borrower, or if a cash management period is in effect, to the cash management account), if the required space is relet to another grocer in accordance with the ordinance and restrictive covenant, and any continued assessment of fines has ceased. In addition, the required reserve amount for the grocer reserve will be capped at 180 days of fines, and the borrower may avoid a sweep by posting a letter of credit in such amount, provided that, prior to the anticipated repayment date for such mortgage loan, such cap is conditioned on the largest tenant at the Mortgaged Property, First Republic Bank, having an investment grade rating and its lease being in effect with no defaults. The grocer reserve will not be required if pursuant to municipal regulations, a court or administrative decision, or a settlement reasonably approved by the lender, the grocer space is no longer required to be continuously operated as a grocery store, and there are no fines for failure to do so and no other restrictions that would result in a monetary penalty or otherwise have a material adverse effect on the use, value or operation of the Mortgaged Property.

●	With respect to the Amazon Chicago-Pullman Mortgage Loan (2.3%), the Mortgaged Property is subject a use restriction that restricts the use of the Mortgaged Property to commercial or industrial use, and preventive, engineering and institutional controls contained in a recorded environmental deed restriction in connection with the environmental condition existing at the Mortgaged Property (the “Environmental Condition”). In connection with the Environmental Condition, a No Further Remediation letter (the “NFR Letter”) has been issued by the by the Illinois Environmental Protection Agency confirming that all remedial action was completed in accordance with the related remedial action plan. The Mortgage Loan documents contain a covenant requiring the borrower to comply with the NFR Letter. See “Description of the Mortgage Pool – Environmental Considerations” for additional information.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-1A to this prospectus, representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-2A and representations and warranties no. (26) (Local Law Compliance) and no. (27) (Licenses and Permits) on Annex E-3A to this prospectus and any related exceptions on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A, respectively, to this prospectus).

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1B, Annex E-2B or Annex E-3B to this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), each of the related non-recourse carveout guarantors’ liability for (i) any bankruptcy-related recourse events, is several (and not joint) and is limited to an amount equal to 10% of the then outstanding principal balance of the related Loan Combination as of the date of any such event and (ii) any transfers of either the Mortgaged Property or controlling equity interests in the borrowers made in violation of the Mortgage Loan documents, is limited to recourse for losses to the lender (and not full recourse). In addition, the Mortgage Loan documents only provide recourse to the borrowers (and not the related non-recourse carveout guarantors) for any breaches of the environmental covenants set forth in the Mortgage Loan documents; provided, however, that if the borrowers fail to maintain an environmental insurance policy satisfying the conditions set forth in the related Mortgage Loan documents, the non-recourse carveout guarantors will be liable for any losses to the lender relating to breaches of the environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Mortgage Loan documents and (y) for any amounts recovered under the environmental policy. Also, recourse for waste is limited to willful misconduct by the related borrowers, guarantors or certain of their affiliates that results in physical damage or waste to the Mortgaged Properties. See “—Insurance Considerations”.

With respect to The Grace Building Mortgage Loan (3.9%), the aggregate liability of the related guarantors with respect to the guaranteed recourse obligations of the borrower related to certain bankruptcy events with respect to the borrower may not exceed an amount equal to 15% of the principal balance of the related Loan Combination outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due.

With respect to each of the Station Park & Station Park West Mortgage Loan (3.8%), The Village at Meridian Mortgage Loan (2.3%), The Trails at Silverdale Mortgage Loan (2.1%), and the Treasure Valley Marketplace Mortgage Loan (1.2%), there is no separate nonrecourse carveout guarantor or environmental indemnitor, and the related borrower is the sole party responsible for breaches or violations of the nonrecourse carveout provisions in the related Mortgage Loan documents. At origination of the Mortgage Loan, the borrower obtained an environmental insurance policy (the “PLL Policy”) issued from Ironshore Specialty Insurance Company in the name of the borrower, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a $50,000 per incident self-insured retention and a term expiring on October 5, 2022. The Mortgage Loan documents require that the borrower obtain and maintain a pollution legal liability insurance policy, which, among other conditions, is required to be maintained for a period continuing through 36 months beyond the maturity date of the Mortgage Loan of December 5, 2030.

With respect to the Millennium Corporate Park Mortgage Loan (6.9%) and the 711 Fifth Avenue Mortgage Loan (1.8%), there are no separate non-recourse carveout guarantors, and the related borrower is the only indemnitor under the related environmental indemnity agreement.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Leonardo DRS Industrial Mortgage Loan (4.2%), the Mortgaged Property benefits from tax increment financing pursuant to a 2018 Tax Increment District Development Agreement between the borrower, the sole tenant, and the Village of Menomonee Falls pursuant to which the Village of Menomonee Falls makes certain payments directly to the sole tenant. The maximum municipal revenue obligation to be paid by the village to the tenant is $4,396,086. The available tax increment is to be paid in one lump sum annually on or before October 31 of each year, commencing on October 31, 2021, and ending on October 31, 2040. The annual amount to be paid starts at $198,000 (in 2021) and ends at $378,086 (in 2040). There can be no assurance that such payments will be paid or that such agreement will remain in effect for the term of the Mortgage Loan.

With respect to the 360 Neptune Avenue Mortgage Loan (1.3%), the related Mortgaged Property benefits from a 25-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement which runs through the 2042/43 tax year. The abatement amount is 100% for the first 16 years, with the abatement percentage declining by 10% every year thereafter. The unabated tax amount is $525,599 for the 2020/2021 tax year. Taxes were underwritten to the estimated 10-year average abated tax amount of $101,067.

With respect to the Central Missouri Distribution Center Mortgage Loan (1.3%), the building occupied by the second largest tenant, Triad Catalog Co, LLC, which represents approximately 33.3% of the net rentable square footage at the related Mortgaged Property, is subject to an industrial revenue municipal bond financing provided by the City of Mexico, Missouri. This type of financing, known as “Chapter 100 Bond Financing”, was put in place to accomplish an abatement of ad valorem real estate taxes on the related building and related site improvements. The abatement of ad valorem real estate taxes is conditioned on the related tenant maintaining 75 full time jobs at its premises at each annual reporting date. Provided the jobs threshold is met, the related tenant does not pay any ad valorem real estate taxes on its building and site improvements through calendar year 2031, and pays only 25% of what the amount of the ad valorem taxes would otherwise be on its building and site improvements for calendar years 2032 through 2036. There can be no assurance that such abatements will remain in effect for the term of the Mortgage Loan.

With respect to the 1623 Flatbush Mortgage Loan (0.8%), the related Mortgaged Property benefits from a 15-year ICAP tax abatement which runs through the 2031/32 tax year. Taxes were underwritten to the estimated 10-year average abated tax amount of $203,993.

With respect to the 206-20 Linden Boulevard Mortgage Loan (0.8%), the related Mortgaged Property benefits from an ICAP tax abatement which expires in the 2022/23 tax year. Taxes were underwritten to the estimated 10-year average tax amount of $421,536, incorporating the ICAP phase out after 2022/2023.

With respect to the E&B Brewery Lofts Mortgage Loan (0.4%), the related Mortgaged Property benefits from a neighborhood enterprise zone tax abatement (“NEZ”) which runs through 2024. The E&B Brewery Lofts Mortgage Loan documents require that the Mortgaged Property be converted from condominiums to multifamily use prior to the expiration of the NEZ. Taxes were underwritten to an estimated unabated tax amount equal $244,515 based on the Mortgaged Property being converted to a single assessment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus, Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-2A to this prospectus and Sponsor representations and warranties no. (19) (Access; Utilities; Separate Tax Lots) on Annex E-3A to this prospectus and any related exceptions on Annexes E-1B, E-2B and E-3B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A, E-2A and E-3A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	4	8.9%
1	5(1)	1	2.3
5	0	5	14.4
6	0	43	74.4
Total		53	100.0%

(1)	The Amazon Chicago-Pullman Mortgage Loan (2.3%) allows for a 5-day grace period once every 12-month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Thirty-four (34) of the Mortgage Loans (77.3%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 19 Mortgage Loans (22.7%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 19 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Six (6) of these 19 Mortgage Loans (3.8%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining 13 of these 19 Mortgage Loans (18.8%) provide for monthly payments of interest-only for a period of 36 months to 84 months following either (a) the related origination date and then provide for amortizing debt service payments for the remainder of their loan term or (b) following an initial period of amortizing debt service payments that occurred immediately after the related origination date.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

Two (2) Mortgage Loans, namely, the MGM Grand & Mandalay Bay Mortgage Loan (4.9%) and the First Republic Center Mortgage Loan (2.7%), are ARD Loans.

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon), including, in the case of the MGM Grand & Mandalay Bay Mortgage Loan, any such interest that as Accrued and Deferred Principal (as defined below) has been added to the principal balance of the Mortgage Loan following the Anticipated Repayment Date and that has been collected from the related borrower (after payment in full of all other principal and interest due and owing on the MGM Grand & Mandalay Bay Mortgage Loan). Any payments and other collections of Accrued and Deferred Principal will not be taken into account for purposes of calculating any amounts distributable as principal in respect of the Certificates or the “Stated Principal Balance” of the MGM Grand & Mandalay Bay Mortgage Loan.

Other than in the case of the MGM Grand & Mandalay Bay Mortgage Loan, which is described below, an ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Loan Combination documents, all escrows and other amounts then due and payable under the related Loan Combination documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates or the Uncertificated VRR Interest owner evidencing an interest in such Excess Interest (if applicable).

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), on each payment date after the related Anticipated Repayment Date, interest will accrue on the Mortgage Loan at the higher adjusted interest rate, and the borrower will continue to be obligated to make payments of interest in monthly installments. On each payment date following the related Anticipated Repayment Date, up to and including the related maturity date, the borrower will be required to pay to the lender, (i) first, an amount equal to the scheduled monthly debt service payment amount on the related Loan Combination and (ii) second, to the extent of funds available in the excess cash flow reserve account, an amount equal to the monthly additional interest amount (i.e., the amount accrued at the adjusted interest rate minus the amount of interest due as the scheduled monthly debt service payment). The failure to make the payment in clause (i) immediately above as and when due constitutes a

Mortgage Loan event of default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the excess cash flow reserve account to make such payment) as and when due will not constitute a Mortgage Loan event of default. On each payment date after the related Anticipated Repayment Date, any remaining funds available in the excess cash flow reserve account after payment of any monthly additional interest amount will be applied to principal of the related Loan Combination (without payment of any yield maintenance charge or prepayment premium). If the borrower does not pay any such monthly additional interest amount (such amount not paid, together with interest accrued thereon at the adjusted interest rate, the “Accrued Interest”), the Accrued Interest will remain an obligation of the borrower but the borrower’s obligation to pay such Accrued Interest will be deferred and such Accrued Interest will be added to the principal balance of the Mortgage Loan (such additional principal, the “Accrued and Deferred Principal”) and will be payable on the maturity date of the Mortgage Loan to the extent not sooner paid pursuant to the related Mortgage Loan agreement.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;

●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;

●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	38	59.7%
L, YM1%, D or YM1%, O	4	9.9
YM1%, O	3	2.9
YM0.5%, D or YM0.5%, O	1	4.9
L, YM1%, O	3	12.7
L, D or YM1%, O	4	9.9
Total	53	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;

●	“D” means the Mortgage Loan provides for a defeasance period;

●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;

●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;

●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;

●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and

●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 117 months;

●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 2 months; and

●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 73 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	8	7.0%
4	25	40.7
5	11	25.3
6	3	4.5
7	6	22.5
Total	53	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of 38 of the Mortgage Loans (59.7%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of the MGM Grand & Mandalay Bay Loan Combination, after February 14, 2023 (which is after the second anniversary of the “startup date” of each MGM Grand & Mandalay Bay REMIC)) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below.

With respect to the 711 Fifth Avenue Mortgage Loan (1.8%), provided no event of default is continuing, the borrower has the right at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, and solely in connection with, at the borrower’s option, the achievement of a DY Cure Event, to defease a portion of the Mortgage Loan in the amount necessary to cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion without a corresponding release of any collateral from the liens of the Mortgage Loan documents subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first payment date in the prepayment period, a REMIC opinion and a rating agency confirmation. A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the lockout period, debt yield test may be achieved, at the borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the debt yield or (ii) the debt yield test may be achieved, at the borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered at no time exceed 10% of the principal indebtedness).

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the borrower may at any time obtain the release of either individual Mortgaged Property, provided, among other conditions, (i) the borrower prepays the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the applicable release amount (together with any applicable yield maintenance premium) in an amount equal to, with respect to either individual Mortgaged Property, the lesser of (a) the entire then outstanding principal balance of the related Loan Combination or (b) an amount equal to the allocated loan amount for such Mortgaged Property ($1,635,000,000 for the MGM Grand Mortgaged Property and $1,365,000,000 for the Mandalay Bay Mortgaged Property) multiplied by the following applicable percentages: (1) 105% until such time as of the outstanding principal balance of the related Loan Combination has been reduced to $2,250,000,000 and (2) thereafter, 110% (the amounts described in each of (a) and (b), as applicable, the “Release Amount”), in each instance, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding the debt service coverage ratio requirement in clause (ii) above, in order to satisfy such debt service coverage ratio requirement, the borrower may prepay a portion of the Loan Combination, together with any applicable yield maintenance premium, or deposit cash with the lender to be held as cash collateral for the Loan Combination; provided, further, in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may obtain the release of the applicable individual Mortgaged Property upon payment of an amount equal to the greater of (i) the applicable Release Amount, together with any applicable yield maintenance premium and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above, together with any applicable yield maintenance premium).

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the borrower may obtain the release of either individual Mortgaged Property in order to cure a default or event of default under the MGM Grand & Mandalay Bay Loan Combination documents that is related to such individual Mortgaged Property (a “Default Release”), provided that, among other conditions: (i) prior to releasing such individual Mortgaged Property, the borrower first uses commercially reasonable efforts to cure such default or event of default (which efforts do not require any capital contributions to be made to the borrower or include any obligations of the borrower or guarantor to use any operating income or rents from the Mortgaged Property other than the applicable individual Mortgaged Property that is subject to the default or event of default to effectuate such cure), (ii) such default or event of default was not caused by (or at the direction of) the borrower or its affiliates in bad faith in order to circumvent the partial release requirements set forth in the MGM Grand & Mandalay Bay Loan Combination documents, (iii) the borrower prepays the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the Release Amount, provided that no yield maintenance premium will be required for a prepayment made in connection with a Default Release and (iv) satisfaction of customary REMIC requirements.

●	With respect to the Rugby Pittsburgh Portfolio Mortgage Loan (2.6%), the related Mortgage Loan documents permit the release of certain vacant outparcels at the Mortgaged Properties (each, a “Release Outparcel”), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the applicable Release Outparcel is vacant, unimproved (except for surface parking) and non-income producing; (b) the applicable Release Outparcel may not be released and conveyed to an affiliate of the borrowers; (c) the release of such Release Outparcel does not result in a material adverse effect or materially impair the operation, value or use of the Mortgaged Properties continuing to be subject to the liens of the mortgage after such release; (d) the borrowers prepays the Mortgage Loan in an amount equal to (i) with respect to the Release Outparcel identified as the Outparcel A, the greater of (x) 100% of the net sales proceeds from the sale of Outparcel A and (y) 90% of the gross sales proceeds from such sale, but in no event less than $1,020,000 and (ii) with respect to the Release Outparcel identified as the Outparcel B, 100% of the net sales proceeds from the sale of Outparcel B, but in no event less than 90% of the gross sales proceeds from such sale; and (e) satisfaction of customary REMIC conditions and, if necessary, delivery of a REMIC opinion.

●	With respect to the Selig Office Portfolio Mortgage Loan (2.2%), on or after the second anniversary of the Closing Date, the borrower will be permitted to obtain the release of one or more Mortgaged Properties upon a sale of such Mortgaged Property (or Mortgaged Properties) to a third party, provided, among other conditions, that: (i) the borrower defeases a portion of the Mortgage Loan equal to the sum of the Release Price(s) of each Mortgaged Property to be released, (ii) the debt service coverage ratio for the 12-month period ending on the last day of the most recently ended fiscal quarter (excluding any income and expense attributable to any Mortgaged Property to be released) may be no less than the greater of (x) 2.32x and (y) the debt service coverage ratio immediately prior to any such release and (iii) the borrower delivers a REMIC opinion. With respect to the foregoing, “Release Price” means, with respect to the release of any Mortgaged Property, the greater of (x) 90% of net sales proceeds with respect to such Mortgaged Property and (y) (i) in the case of the 3131 Elliott Avenue Mortgaged Property, the 300 Elliott Avenue West Mortgaged Property, the 2901 Third Avenue Mortgaged Property and the 1000 Second Avenue Mortgaged Property, 125% of their respective allocated loan amounts, and (ii) with respect to the 3101 Western Avenue Mortgaged Property, the 2615 Fourth Avenue Mortgaged Property, the 190 Queen Anne Avenue North Mortgaged Property, the 18 West Mercer Street Mortgaged Property and the 200 First Avenue West Mortgaged Property, 115% of their respective allocate loan amounts.

Property Releases; Partial Defeasance

●	With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the borrower may, at any time after February 14, 2023, voluntarily defease a portion of the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination solely in connection with a release of an individual Mortgaged Property from the lien of the applicable security instrument (in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Loan Combination documents relating to a release of an individual Mortgaged Property other than the prepayment of any yield maintenance premium (if any)), provided that, among other conditions, (i) the borrower defeases the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the Release Amount for such individual Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio, as of the date of such release, is not less than 4.81x, and (iii) satisfaction of customary REMIC conditions. Notwithstanding the debt service coverage ratio requirement in clause (ii) above, in order to satisfy such debt service coverage ratio requirement, the borrower may defease a portion of the MGM Grand & Mandalay Bay Loan Combination, or deposit cash with the lender to be held as cash collateral for the MGM Grand & Mandalay Bay Loan Combination; provided, that in the event such debt service coverage ratio requirement is not satisfied and the release of the applicable Mortgaged Property is in connection with an arm’s-length transfer to an unaffiliated third party, the borrower may release the applicable individual Mortgaged Property upon defeasing the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the greater of (i) the applicable Release Amount together with any yield maintenance premium then required (if any), and (ii) the lesser of (x) 100% of the applicable net sales proceeds derived from the sale of the individual Mortgaged Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt service coverage ratio requirement described above), together with any yield maintenance premium then required (if any).

Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to Knitting Mills Mortgage Loan (2.8%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after (a) the date that is two years after the Closing Date, as to a partial defeasance event, and (b) the origination date of the Mortgage Loan, as to a partial release event, the borrower may either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain a release as to any one or more of (A) the Mortgaged Property located at, collectively, (x) 830 Knitting Mills Way, Wyomissing, Pennsylvania and (y) Unit 2(a) of the condominium located at 25 Innovation Way, Wyomissing, Pennsylvania (collectively, the “Knitting 1 Property”), and (B) Unit 1 of the condominium located at 35 Innovation Way, Wyomissing, Pennsylvania (the “Knitting 3 Property”; the Knitting 1 Property and the Knitting 3 Property, each, an “Eligible Release Property”), in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 115% of the allocated loan amount for the individual Mortgaged Property, and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 2.67x, and (b) the debt service coverage ratio for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 62.7% and (b) the loan-to-value ratio for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 9.33%, and (b) the debt yield for all of the Mortgaged Properties as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) as to the first occurrence of either a partial defeasance or partial release following which one of the Eligible Release Properties will remain encumbered by the lien of the security instrument, (a) in the event that the Eligible Release Property subject to the partial defeasance or partial release is the Knitting 1 Property, the long-term unsecured debt credit rating of the second largest tenant at the Mortgaged Property, Arrow International, Inc., by the rating agencies is not lower than BB+, and (b) in the event that the Eligible Release Property subject to the partial defeasance or partial release is the Knitting 3 Property, the most recently reported trailing twelve month earnings before interest, taxes, depreciation and amortization of the third largest tenant at the Mortgaged Property, Reading Hospital, is not less than $150 Million and Reading Hospital has net assets of not less than $140 Million.

●	With respect to Rent A Space Portfolio Mortgage Loan (0.7%), provided that no event of default is continuing under the related Mortgage Loan documents after the date that is two years after the Closing Date, (I) the borrower may, at any time, deliver defeasance collateral and obtain release of one or more individual Mortgaged Properties, and (II) the borrower has the one-time right to partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 120% of the allocated loan amount for the individual Mortgaged Property, and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.30x, (b) the debt service coverage ratio for all of the Mortgaged Properties as of the date of origination of the Rent A Space Portfolio Mortgage Loan, and (c) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the consummation of the partial release, as applicable, and (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 61.25%, (b) the loan-to-value ratio for all of the Mortgaged Properties as of the date of origination of the Rent A Space Portfolio Mortgage Loan, and (c) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the partial release or the consummation of the partial release, as applicable.

Property Releases; Free Releases

●	Certain of the Mortgage Loans, including the Trepte Industrial Park Mortgage Loan (0.8%) and the Pittock Block Mortgage Loan (4.9%), permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. We cannot assure you that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Escrows

Thirty-two (32) Mortgage Loans (39.2%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-six (36) Mortgage Loans (51.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-two (22) Mortgage Loans (26.7%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fifteen (15) Mortgage Loans (36.4%) secured by office, retail, mixed use, self storage properties with commercial tenants, and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the Uncertificated VRR Interest Owner); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	32	$1,269,816,765	82.9%
Springing	19	206,918,388	13.5
Soft (Residential); Hard (Nonresidential)	1	41,600,000	2.7
Soft	1	12,565,000	0.8
Total:	53	$1,530,900,153	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NCF(2)	Cut-off Date Total Debt Yield on Underwritten NCF(1)
360 Spear	$104,726,660	$25,000,000	N/A	$55,000,000	$184,726,660	3.39400%	40.3%	71.0%	2.13x	1.38x	12.9%	7.3%
Phillips Point	$75,000,000	$30,540,000	$123,520,000	N/A	$229,060,000	3.82800%	68.7%	79.3%	2.78x	2.10x	9.4%	8.1%
First Republic Center	$41,600,000	$38,400,000	N/A	N/A	$80,000,000	3.41850%	39.8%	76.6%	5.33x	1.89x	12.6%	6.5%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

The mezzanine loans related to the 360 Spear Mortgage Loan (6.8%), the Phillips Point Mortgage Loan (4.9%) and the First Republic Center Mortgage Loan (2.7%) identified in the table above, are each subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and each such mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan, other than (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the equity collateral, (ii) proceeds from the disposition of the collateral related solely to the mezzanine loan resulting from mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement) (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
MGM Grand & Mandalay Bay	$75,000,000	67.00%	4.81x	N/A	Y
Pittock Block	$75,000,000	51.00%	1.96x	N/A	Y
Waterway Plaza	$66,000,000	60.00%	2.21x	11.54%	Y
The Grace Building	$60,000,000	58.14%	N/A	8.35%	Y
First Central Tower	$47,500,000	65.60%	N/A	9.00%	Y
Selig Office Portfolio	$34,100,000	58.00%	2.44x	9.50%	Y
711 Fifth Avenue(1)	$27,500,000	54.50%	2.80x	8.98%	Y
Central Missouri Distribution Center	$19,825,000	75.00%	1.50x	10.50%	Y
The Centre at Stirling & Palm	$9,350,000	61.30%	1.90x	10.00%	Y

(1)	The mezzanine loan principal amount may not exceed $35,000,000.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the First Central Tower Mortgage Loan (3.1%), at origination of the Mortgage Loan, the borrower was 80% capitalized and owned by crowd funded investors who earn a preferred return on their investment. In the event of future capital needs, the crowd funded investors may be required to invest additional capital by way of member loans to be made by those investors to First Central Tower Holdings, LLC, the manager of the 99.9% limited partner of the borrower. Any member loan made by the members are entitled to be repaid before any investor receives their preferred return. The related borrower is permitted to obtain future preferred equity investments provided that, among other conditions, (i) after giving effect to the preferred equity investment, the debt yield will be equal to or greater than 9.0%, (ii) after giving effect to the preferred equity investment, the loan-to-value ratio will be less than or equal to 65.6%, (iii) the investment term (including any extension terms) of the preferred equity investment is co-terminus with or longer than the term of the Mortgage Loan, (iv) the preferred equity holder delivers a recognition agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the lender, which provides, among other things, that as a condition precedent to any exercise of the preferred equity holder’s enforcement rights, the preferred equity holder must provide a replacement guarantor that (a) has financial strength reasonably acceptable to lender, (b) is satisfactory to the rating agencies, (c) executes and delivers a replacement guaranty and environmental indemnity on substantially the same terms and conditions as the terms and conditions of the guaranty and the environmental indemnity, in form and substance otherwise reasonably acceptable to lender, and the borrower and the guarantor will be released from all liability pursuant to the guaranty and/or environmental indemnity, as applicable, with respect to obligations thereunder that arise (as opposed to being first discovered) from and after the effective closing date of such preferred equity holder’s enforcement rights (including, without limitation, any forced sale provision, a buy-sell or a put option), (v) the borrower delivers a revised and/or updated version of the non-consolidation opinion delivered in connection with the origination of the Mortgage Loan acceptable to the lender, (vi) borrower delivers to the lender, at the lender’s option, a rating agency confirmation, and (vii) the preferred equity investment is subject and subordinate to the Mortgage Loan.

Permitted Unsecured Debt and Other Debt

With respect to the Hotel ZaZa Houston Museum District Mortgage Loan (1.3%), the related Mortgage Loan documents permit the borrower to incur unsecured loans pursuant to the Paycheck Protection Program (“PPP”) administered by the United States Small Business Administration in accordance with the Coronavirus Aid, Relief, and Economic Security Act of 2020, and the Borrower obtained a loan in the amount of approximately $2,493,400 under the PPP program in April 2020.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Loan Combination Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Loan Combination Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NCF(2)	Loan Combination Debt Yield on Underwritten NCF(3)	Controlling Note Included in Issuing Entity (Y/N)
Millennium Corporate Park	GSMC	$105,000,000	6.9%	$27,000,000	N/A	$132,000,000	60.9%	60.9%	3.13x	3.13x	9.6%	9.6%	Y
360 Spear	GACC	$104,726,660	6.8%	N/A	$55,000,000	$159,726,660	40.3%	61.4%	2.13x	1.71x	12.9%	8.4%	Y(4)
Phillips Point	GSMC	$75,000,000	4.9%	$123,520,000	N/A	$198,520,000	68.7%	68.7%	2.78x	2.78x	9.4%	9.4%	Y
MGM Grand & Mandalay Bay	CREFI, GACC	$75,000,000	4.9%	$1,559,200,000	$1,365,800,000	$3,000,000,000	35.5%	65.2%	4.95x	2.70x	17.9%	9.7%	N
Pittock Block	JPMCB	$75,000,000	4.9%	$66,000,000	$22,470,000	$163,470,000	42.9%	49.7%	2.38x	1.86x	8.0%	6.9%	N(5)
The Grace Building	JPMCB, GACC	$60,000,000	3.9%	$823,000,000	$367,000,000	$1,250,000,000	41.1%	58.1%	4.25x	3.00x	11.6%	8.2%	N
Station Park & Station Park West	JPMCB	$58,700,000	3.8%	$60,000,000	N/A	$118,700,000	50.0%	50.0%	3.92x	3.92x	13.4%	13.4%	N
Rugby Pittsburgh Portfolio	JPMCB	$40,000,000	2.6%	$50,000,000	N/A	$90,000,000	61.9%	61.9%	2.04x	2.04x	10.9%	10.9%	N
JW Marriott Nashville	GSMC	$35,000,000	2.3%	$150,000,000	N/A	$185,000,000	61.5%	61.5%	4.17x	4.17x	13.3%	13.3%	Y
The Village at Meridian	JPMCB	$35,000,000	2.3%	$30,995,000	N/A	$65,995,000	33.5%	33.5%	5.04x	5.04x	17.9%	17.9%	Y
Selig Office Portfolio	GSMC	$34,100,000	2.2%	$345,000,000	N/A	$379,100,000	51.2%	51.2%	2.44x	2.44x	9.5%	9.5%	N
711 Fifth Avenue	GSMC	$27,500,000	1.8%	$517,500,000	N/A	$545,000,000	54.5%	54.5%	2.90x	2.90x	9.3%	9.3%	N
Hotel ZaZa Houston Museum District	CREFI	$20,000,000	1.3%	$40,000,000	N/A	$60,000,000	52.7%	52.7%	2.09x	2.09x	11.7%	11.7%	Y

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

(4)	The control rights with respect to the 360 Spear Loan Combination will be exercised by the Loan-Specific Controlling Class Representative until the occurrence and during the continuation of a 360 Spear Control Appraisal Period. See “The Pooling and Servicing Agreement—Directing Holder” for additional information.

(5)	The initial controlling note with respect to the Pittock Block Loan Combination is note B. If a “control appraisal period” has occurred and is continuing with respect to the Pittock Block Loan Combination, then the controlling note will be note A-1, which will be held by the Issuing Entity

With respect to each Loan Combination, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause, and

II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Loan Combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Loan Combination, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Loan Combination will be a Serviced Loan Combination, an Outside Serviced Loan Combination or a Servicing Shift Loan Combination as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Loan Combination, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Loan Combination Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
MGM Grand & Mandalay Bay	Outside Serviced	Notes A-1, A-2, A-3, A-4	Non-Control	—	BX 2020-VIVA	$670,139
		Notes A-5, A-6, A-7, A-8	Non-Control	—	BX 2020-VIV2	$794,861
		Notes A-9, A-10, A-11, A-12	Control Shift Note (Note A-9)(4)	—	BX 2020-VIV3	$1,000,000
		Notes A-13-1, A-15-1	Non-Control	—	Benchmark 2020-B18	$65,000,000
		Notes A-13-2, A-15-3	Non-Control	—	Benchmark 2020-B19	$80,000,000
		Notes A-13-3, A-14-4, A-15-5, A-16-2	Non-Control	—	BX 2020-VIV4	$550,000,000
		Notes A-13-4, A-15-4	Non-Control	—	Benchmark 2020-B20	$70,000,000
		Notes A-13-5, A-15-6	Non-Control	—	Benchmark 2020-B21	$75,000,000
		Notes A-13-6, A-15-7	Non-Control	—	Benchmark 2020-B22	$75,000,000
		Note A-13-7	Non-Control	—	GSMS 2020-GSA2	$65,000,000
		Notes A-13-8, A-15-8	Non-Control	—	Benchmark 2021-B23	$75,000,000
		Note A-13-9	Non-Control	CREFI	—	$39,985,667
		Notes A-14-1, A-16-1	Non-Control	—	BBCMS 2020-C8	$69,500,000
		Notes A-14-2, A-14-3	Non-Control	—	WFCM 2020-C58	$45,000,000
		Note A-14-5	Non-Control	Barclays	—	$101,847,000
		Note A-15-2	Non-Control	—	DBJPM 2020-C9	$50,000,000
		Notes A-15-9, A-15-10	Non-Control	DBRI	—	$79,055,333
		Note A-16-3	Non-Control	SGFC	—	$191,347,000
		Notes B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B	Non-Control	—	BX 2020-VIVA	$329,861
		Notes B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B	Control Shift Note (Note B-5-B)(4)	—	BX 2020-VIV2	$374,355,139
		Notes B-9-A, B-10-A, B-11-A, B-12-A	Control Shift Note (Note B-9-A)(4)	—	BX 2020-VIV3	$429,715,000
		Notes C-1, C-2, C-3, C-4	Control (Note C-1)(4)	—	BX 2020-VIVA	$561,400,000

Phillips Point	Serviced	Note A-1	Control	—	Benchmark 2021-B23	$75,000,000
		Note A-2	Non-Control	GS Bank	—	$50,000,000
		Note A-3	Non-Control	GS Bank	—	$50,000,000
		Note A-4	Non-Control	GS Bank	—	$23,520,000

Millennium Corporate Park	Serviced	Note A-1	Control	—	Benchmark 2021-B23	$105,000,000
		Note A-2	Non-Control	GS Bank	—	$27,000,000

Pittock Block	Serviced	Note A-1	Control Shift Note(4)	—	Benchmark 2021-B23	$75,000,000
		Note A-2	Non-Control	JPMCB	—	$45,000,000
		Note A-3	Non-Control	JPMCB	—	$21,000,000
		Note B	Control(4)	Unaffiliated Third Party Investor	—	$22,470,000

360 Spear	Serviced	Note A-1	Control Shift Note(4)	—	Benchmark 2021-B23	$74,804,757
		Note A-2	Non-Control	—	Benchmark 2021-B23	$24,934,919
		Note A-3	Non-Control	—	Benchmark 2021-B23	$4,986,984
		Note B	Control(4)	—	Benchmark 2021-B23	$55,000,000

Station Park & Station Park West	Outside Serviced	Note A-1	Control	—	Benchmark 2020-B22	$60,000,000
		Note A-2	Non-Control	—	Benchmark 2021-B23	$58,700,000

The Grace Building	Outside Serviced	Notes A-1-1, A-2-1, A-3-1, A-4-1	Control Shift Note (Note A-1-1)(4)	—	GRACE 2020-GRCE	$383,000,000
		Note A-1-2	Non-Control	—	BANK 2020-BNK29	$75,000,000
		Note A-1-3-1	Non-Control	—	BANK 2020-BNK30	$60,000,000
		Notes A-2-2, A-2-3, A-4-2	Non-Control	—	Benchmark 2020-B21	$100,000,000
		Notes A-2-5, A-2-6, A-2-7, A-4-4	Non-Control	—	Benchmark 2020-B22	$80,000,000
		Notes A-2-4, A-4-3	Non-Control	—	Benchmark 2021-B23	$60,000,000
		Note A-1-3-2	Non-Control	BANA	—	$15,000,000
		Notes A-3-2, A-3-3, A-3-4, A-3-5	Non-Control	CF	—	$100,000,000
		Note A-4-5	Non-Control	DBRI	—	$10,000,000
		Notes B-1, B-2, B-3, B-4	Control (Note B-1)(4)	—	GRACE 2020-GRCE	$367,000,000

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance

711 Fifth Avenue	Outside Serviced	Notes A-1-1, A-1-10	Control (Note A-1-1)	—	GSMS 2020-GC47	$62,500,000
		Note A-1-2	Non-Control	—	Benchmark 2020-B21	$60,000,000
		Note A-1-3	Non-Control	—	Benchmark 2021-B23	$27,500,000
		Note A-1-4	Non-Control	—	GSMS 2020-GSA2	$40,000,000
		Notes A-1-5-A, A-1-5-C	Non-Control	—	Benchmark 2020-B22	$30,000,000
		Note A-1-5-B	Non-Control	—	Benchmark 2020-B20	$15,000,000
		Notes A-1-6, A-1-7	Non-Control	—	JPMDB 2020-COR7	$40,000,000
		Notes A-1-8, A-1-9, A-1-13	Non-Control	—	Benchmark 2020-B18	$45,000,000
		Notes A-1-11, A-1-12, A-1-14	Non-Control	—	DBJPM 2020-C9	$25,000,000
		Note A-1-15	Non-Control	—	Benchmark 2020-B19	$10,000,000
		Note A-2-1	Non-Control	—	BANK 2020-BNK28	$60,000,000
		Note A-2-2	Non-Control	—	BANK 2020-BNK27	$43,000,000
		Note A-2-3-A	Non-Control	—	BANK 2020-BNK29	$25,500,000
		Note A-2-3-B	Non-Control	—	BANK 2020-BNK30	$15,000,000
		Note A-2-4	Non-Control	—	BBCMS 2020-C8	$20,000,000
		Notes A-1-16, A-1-17	Non-Control	GS Bank	—	$26,500,000

Rugby Pittsburgh Portfolio	Outside Serviced	Note A-1	Control	—	Benchmark 2020-B22	$50,000,000
		Note A-2	Non-Control	—	Benchmark 2021-B23	$40,000,000

JW Marriott Nashville	Serviced	Note A-1	Control	—	Benchmark 2021-B23	$35,000,000
		Notes A-3, A-6	Non-Control	—	GSMS 2020-GSA2	$35,000,000
		Note A-4	Non-Control	—	Benchmark 2020-B21	$20,000,000
		Note A-5	Non-Control	—	Benchmark 2020-B22	$20,000,000
		Notes A-2, A-7, A-8, A-9	Non-Control	GS Bank	—	$75,000,000

The Village at Meridian	Serviced	Note A-1	Control	—	Benchmark 2021-B23	$35,000,000
		Note A-2	Non-Control	JPMCB	—	$30,995,000

Selig Office Portfolio	Outside Serviced	Note A-1	Control	—	CGCMT 2015-GC29	$125,000,000
		Note A-2	Non-Control	—	GSMS 2015-GC30	$123,000,000
		Note A-3	Non-Control	—	CGCMT 2015-GC31	$72,000,000
		Note A-4	Non-Control	—	GSMS 2015-GC32	$25,000,000
		Note A-5	Non-Control	—	Benchmark 2021-B23	$34,100,000

Hotel ZaZa Houston Museum District	Serviced	Note A-1-1	Non-Control	—	GSMS 2020-GSA2	$20,000,000
		Notes A-1-2, A-1-3, A-1-4, A-2-2	Non-Control	—	Benchmark 2020-B22	$20,000,000
		Note A-2-1	Control	—	Benchmark 2021-B23	$20,000,000

(1)	Unless otherwise specified, with respect to each Loan Combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

(2)	Unless otherwise specified, with respect to each Loan Combination, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	Entity names have been abbreviated for presentation.

“BANA” represents Bank of America, N.A.

“Barclays” represents Barclays Bank PLC.

“CREFI” represents Citi Real Estate Funding Inc.

“CF” represents Column Financial.

“DBRI” represents DBR Investments Co. Limited.

“GS Bank” represents Goldman Sachs Bank USA.

“GSMC” represents Goldman Sachs Mortgage Company.

“JPMCB” represents JPMorgan Chase Bank, National Association.

“SGFC” represents Société Générale Financial Corporation.

(4)	The subject Loan Combination is an AB Loan Combination or a Pari Passu-AB Loan Combination, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Loan Combination (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Loan Combinations—The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination”, “—The Pittock Block Pari Passu AB-Loan Combination”, “—The 360 Spear Pari Passu AB-Loan Combination” and “—The Grace Building Pari Passu AB-Loan Combination” in this prospectus for more information regarding the manner in which control shifts under each such Loan Combination.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Loan Combination, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. Certain of the Loan Combinations are Outside Serviced Loan Combinations. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Loan Combinations

Each Serviced Pari Passu Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Loan Combinations unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Loan Combination will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Loan Combination) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Loan Combination will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Loan Combination). With respect to each Servicing Shift Loan Combination, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Loan Combination, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Loan Combinations other than Serviced Outside Controlled Loan Combinations

With respect to any Serviced Pari Passu Loan Combination (other than a Servicing Shift Loan Combination), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Loan Combinations

With respect to any Servicing Shift Loan Combination prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Servicing Shift Loan Combination, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Loan Combination, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Loan Combination or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Loan Combination within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Loan Combination that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Loan Combination, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Loan Combination are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Loan Combination, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Loan Combination without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Loan Combinations

Each Outside Serviced Pari Passu Loan Combination will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Loan Combination in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Loan Combination, the discussion under this “—The Outside Serviced Pari Passu Loan Combinations” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Loan Combination provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.

●	All payments, proceeds and other recoveries on the Outside Serviced Loan Combination will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Loan Combination on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).

●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Loan Combination is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Loan Combination is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Loan Combination that are not otherwise paid out of collections on such Loan Combination may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Loan Combination, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Loan Combination on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Loan Combination, (ii) to consent to certain servicing decisions in respect of such Loan Combination and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Loan Combination with or without cause; provided, that with respect to each Outside Serviced Loan Combination (including any Servicing Shift Loan Combination on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Loan Combination, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Loan Combination, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Loan Combination (including each Servicing Shift Loan Combination after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Loan Combination, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Loan Combination or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Loan Combination (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Loan Combination, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Loan Combination or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Loan Combination are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Loan Combination, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Loan Combination (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Loan Combination becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Loan Combination without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Loan Combination, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination

General

The MGM Grand & Mandalay Bay Mortgage Loan (4.9%) is part of a split loan structure comprised of sixty-three (63) promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The MGM Grand & Mandalay Bay Mortgage Loan is evidenced by the CREFI MGM Grand & Mandalay Bay Note and the GACC MGM Grand & Mandalay Bay Note. The “MGM Grand & Mandalay Bay Loan Combination” consists of (a) the MGM Grand & Mandalay Bay Mortgage Loan, (b) thirty-seven (37) pari passu companion notes (the “MGM Grand & Mandalay Bay Pari Passu Companion Loans” and, together with the MGM Grand & Mandalay Bay Mortgage Loan, the “MGM Grand & Mandalay Bay A Notes”) evidenced by promissory notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13-1, A-13-2, A-13-3, A-13-4, A-13-5, A-13-6, A-13-7, A-13-9, A-14-1, A-14-2, A-14-3, A-14-4, A-14-5, A-15-1, A-15-2, A-15-3, A-15-4, A-15-5, A-15-6, A-15-7, A-15-9, A-15-10, A-16-1, A-16-2, and A-16-3, (c) twelve (12) senior subordinate companion B notes (the “MGM Grand & Mandalay Bay Senior B Notes”) evidenced by promissory notes B-1-A, B-2-A, B-3-A, B-4-A, B-5-A, B-6-A, B-7-A, B-8-A, B-9-A, B-10-A, B-11-A and B-12-A, (d) eight (8) junior subordinate companion B notes (the “MGM Grand & Mandalay Bay Junior B Notes” and, together with the MGM Grand & Mandalay Bay Senior B Notes, the “MGM Grand & Mandalay Bay B Notes”) evidenced by promissory notes B-1-B, B-2-B, B-3-B, B-4-B, B-5-B, B-6-B, B-7-B and B-8-B and (e) four (4) subordinate companion C notes (the “MGM Grand & Mandalay Bay C Notes” and, together with the with the MGM Grand & Mandalay Bay B Notes, the “MGM Grand & Mandalay Bay Subordinate Companion Loans”) evidenced by promissory notes C-1, C-2, C-3 and C-4. The MGM Grand & Mandalay Bay Subordinate Companion Loans and the MGM Grand & Mandalay Bay A Notes (excluding the MGM Grand &

Mandalay Bay Mortgage Loan) are collectively referred to as the “MGM Grand & Mandalay Bay Companion Loans”.

Servicing

Pursuant to the terms of the related Amended and Restated Agreement Between Noteholders (the “MGM Grand & Mandalay Bay Co-Lender Agreement”), the MGM Grand & Mandalay Bay Loan Combination will be serviced and administered in accordance with the servicing agreement governing the securitization of note A-1, which is the trust and servicing agreement (the “BX 2020-VIVA TSA”), dated as of May 5, 2020, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (the “BX 2020-VIVA Servicer”), Situs Holdings, LLC, as special servicer (the “BX 2020-VIVA Special Servicer”), Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee (the “BX 2020-VIVA Trustee”), by the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer, subject to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement. Amounts payable to the issuing entity as holder of the MGM Grand & Mandalay Bay Mortgage Loan pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the BX 2020-VIVA TSA, is the custodian of the mortgage file related to the MGM Grand & Mandalay Bay Loan Combination (other than the promissory notes evidencing the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans not included in the BX 2020-VIVA securitization).

Application of Payments

The MGM Grand & Mandalay Bay Co-Lender Agreement sets forth the respective rights of the holders of the MGM Grand & Mandalay Bay Mortgage Loan and the related MGM Grand & Mandalay Bay Companion Loans with respect to distributions of funds received in respect of the MGM Grand & Mandalay Bay Loan Combination, and provides, in general, that:

●	The MGM Grand & Mandalay Bay C Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay C Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes and MGM Grand & Mandalay Bay B Notes, as further described below. The MGM Grand & Mandalay Bay Junior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any MGM Grand & Mandalay Bay Junior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to the MGM Grand & Mandalay Bay A Notes and the MGM Grand & Mandalay Bay Senior B Notes, as further described below. The MGM Grand & Mandalay Bay Senior B Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to any such MGM Grand & Mandalay Bay Senior B Note will at all times be junior, subject and subordinate to the MGM Grand & Mandalay Bay A Notes and the rights of the related holders to receive payments of interest, principal and other amounts with respect to such MGM Grand & Mandalay Bay A Notes, as further described below.

●	Prior to the occurrence and continuance of (i) any event of default with respect to an obligation of the related borrower to pay money due under the MGM Grand & Mandalay Bay Loan Combination or (ii) any non-monetary event of default as a result of which the MGM Grand & Mandalay Bay Loan Combination becomes a specially serviced mortgage loan under the BX 2020-VIVA TSA (which, for clarification, will not include any imminent event of default (each, a “Triggering Event of Default”), all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

(i)	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Loan Combination pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

(ii)	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable net initial interest rate;

(iii)	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

(iv)	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

(v)	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

(vi)	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(vii)	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(viii)	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(ix)	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM

Grand & Mandalay Bay Loan Combination, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xi)	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xii)	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiii)	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiv)	fourteenth, following the Anticipated Repayment Date, to the holders of the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xv)	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential

(exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvi)	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvii)	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xviii)	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay A Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(xix)	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Senior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(xx)	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Junior B Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(xxi)	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay C Notes, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such payment date with respect to the MGM Grand & Mandalay Bay Loan Combination, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(xxii)	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiii)	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiv)	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxv)	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxvi)	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

(xxvii)	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

(xxviii)	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

(xxix)	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

(xxx)	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

(xxxi)	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

●	Upon the occurrence and continuance of a Triggering Event of Default, all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties or amounts realized as proceeds of the MGM Grand & Mandalay Bay Loan Combination or the MGM Grand & Mandalay Bay Mortgaged Properties, after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the BX 2020-VIVA TSA will be applied and distributed by the BX 2020-VIVA Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in BX 2020-VIVA TSA):

(i)	first, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to the amount of any unreimbursed costs and expenses paid by such holder, including any unreimbursed trust fund expenses not previously reimbursed to such holder (or paid or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed) with respect to the MGM Grand & Mandalay Bay Loan Combination pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA;

(ii)	second, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related A Note at the applicable net initial interest rate;

(iii)	third, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable net initial interest rate;

(iv)	fourth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable net initial interest rate;

(v)	fifth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable net initial interest rate;

(vi)	sixth, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(vii)	seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(viii)	eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(ix)	ninth, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective regular principal balances of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the regular principal balance for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(x)	tenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xi)	eleventh, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(x) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xii)	twelfth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xi) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiii)	thirteenth, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xii) and, as a result of a workout the regular principal balances for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of such holder, an amount equal to the reduction, if any, of the regular principal balance for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net initial interest rate;

(xiv)	fourteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay A Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xv)	fifteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Senior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvi)	sixteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay Junior B Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xvii)	seventeenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the accrued and unpaid interest on the principal balance for the related MGM Grand & Mandalay Bay C Note at the applicable post-ARD interest rate differential (exclusive of any portion of such accrued and unpaid interest that constitutes accrued interest under the mortgage loan agreement allocable to, and added or to be added to the principal balance of, such note);

(xviii)	eighteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay A Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay A Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay A Note has been reduced to zero;

(xix)	nineteenth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Senior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Senior B Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Senior B Note has been reduced to zero;

(xx)	twentieth, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay Junior B Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay Junior B Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay Junior B Note has been reduced to zero;

(xxi)	twenty-first, following the Anticipated Repayment Date, to the holders of the MGM Grand & Mandalay Bay C Notes, on a pro rata and pari passu basis based on the respective Accrued and Deferred Principal of the MGM Grand & Mandalay Bay C Notes, all remaining funds, if any, until the Accrued and Deferred Principal for each MGM Grand & Mandalay Bay C Note has been reduced to zero;

(xxii)	twenty-second, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxi) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay A Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay A Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiii)	twenty-third, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Senior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Senior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxiv)	twenty-fourth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiii) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay Junior B Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay Junior B Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxv)	twenty-fifth, following the Anticipated Repayment Date, if the proceeds of any foreclosure sale or any liquidation of the MGM Grand & Mandalay Bay Loan Combination or MGM Grand & Mandalay Bay Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(xxiv) and, as a result of a workout the Accrued and Deferred Principal for the MGM Grand & Mandalay Bay C Notes have been reduced, such excess amount will be paid to the related holders, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to the reduction, if any, of the Accrued and Deferred Principal for the related MGM Grand & Mandalay Bay C Note as a result of such workout, plus interest on such amount at the related net interest rate;

(xxvi)	twenty-sixth, to the holders of the MGM Grand & Mandalay Bay A Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each related holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay A Note in accordance with the mortgage loan agreement;

(xxvii)	twenty-seventh, to the holders of the MGM Grand & Mandalay Bay Senior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Senior B Note in accordance with the mortgage loan agreement;

(xxviii)	twenty-eighth, to the holders of the MGM Grand & Mandalay Bay Junior B Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay Junior B Note in accordance with the mortgage loan agreement;

(xxix)	twenty-ninth, to the holders of the MGM Grand & Mandalay Bay C Notes on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each such holder, an amount equal to all yield maintenance premiums allocated to the related MGM Grand & Mandalay Bay C Note in accordance with the mortgage loan agreement;

(xxx)	thirtieth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BX 2020-VIVA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer (in each case provided that such reimbursements or payments relate to the MGM Grand & Mandalay Bay Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be paid to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, based on their respective percentage interests; and

(xxxi)	thirty-first, if any excess amount is available to be distributed in respect of the MGM Grand & Mandalay Bay Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(xxx), any remaining amount will be paid pro rata to the holders of the MGM Grand & Mandalay Bay A Notes, MGM Grand & Mandalay Bay Senior B Notes, MGM Grand & Mandalay Bay Junior B Notes and MGM Grand & Mandalay Bay C Notes, pro rata, in accordance with their respective initial percentage interests.

All expenses and losses relating to the MGM Grand & Mandalay Bay Loan Combination and the MGM Grand & Mandalay Bay Mortgaged Properties will be allocated first, pro rata, to the MGM Grand & Mandalay Bay C Notes and then, pro rata, to the MGM Grand & Mandalay Bay Junior B Notes and then, pro rata, to the MGM Grand & Mandalay Bay Senior B Notes, and then, pro rata, to the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay A Notes. Notwithstanding anything to the contrary, if an advance of principal or interest is made with respect to any note relating to the MGM Grand & Mandalay Bay Loan Combination, then advance interest amounts thereon will only be reimbursed from default interest and late payment charges collected on the MGM Grand & Mandalay Bay Loan Combination, as and to the extent provided in the BX 2020-VIVA TSA, from amounts paid by the related borrower to cover such advance interest amounts and otherwise (i) in the case of the MGM Grand & Mandalay Bay A Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay Senior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and fourth, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (ii) in the case of the MGM Grand & Mandalay Bay Senior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the Junior B Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and third, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, (iii) in the case of the MGM Grand & Mandalay Bay Junior B Notes, first, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holders of the MGM Grand & Mandalay Bay C Notes (on a pro rata and pari passu basis in accordance with their relative principal balances), and second, out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made, and (iv) in the case of the MGM Grand & Mandalay Bay C Notes, solely out of any amounts received with respect to the MGM Grand & Mandalay Bay Loan Combination that would otherwise be distributable to the holder of such note as to which the advance of principal or interest was made.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the MGM Grand & Mandalay Bay Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the MGM Grand & Mandalay Bay Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the MGM Grand & Mandalay Bay Companion Loans.

Certain costs and expenses allocable to the MGM Grand & Mandalay Bay Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent not otherwise paid out of collections on the MGM Grand & Mandalay Bay Loan Combination and to the extent allocable to the MGM Grand & Mandalay Bay Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the controlling holder with respect to the MGM Grand & Mandalay Bay Loan Combination (the “MGM Grand & Mandalay Bay Controlling Noteholder”), as of any date of determination, will be (i) the holder of note C-1, unless an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, (ii) if an MGM Grand & Mandalay Bay C Note Control Appraisal Period has occurred and is continuing, the holder of note B-5-B, or any other MGM Grand & Mandalay Bay Junior B Note specified by the holder of note B-5-B, unless an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, (iii) if an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period has occurred and is continuing, the holder of note B-9-A, or any other MGM Grand & Mandalay Bay Senior B Note specified by the holder of note B-9-A, unless an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, or (iv) if an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period has occurred and is continuing, the holder of note A-9, or any other MGM Grand & Mandalay Bay A Note specified by the holder of note A-9; provided that, if any such holder would be the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the terms of the MGM Grand & Mandalay Bay Co-Lender Agreement, but a greater than 49% interest in the subject controlling note is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder then such party will not be entitled to exercise the rights of the MGM Grand & Mandalay Bay Controlling Noteholder (and, in the case of note C-1, an MGM Grand & Mandalay Bay C Note Control Appraisal Period will be deemed to exist, in the case of note B-5-B or any other designated MGM Grand & Mandalay Bay Junior B Note, an MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period will be deemed to exist, and in the case of note B-9-A or any other designated MGM Grand & Mandalay Bay Senior B Note, an MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period will be deemed to exist). Further, no representative entitled to exercise the rights of an MGM Grand & Mandalay Bay Controlling Noteholder may be a borrower, borrower affiliate or other borrower restricted party.

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the MGM Grand & Mandalay Bay Loan Combination (whether or not a servicing transfer event under the BX 2020-VIVA TSA has occurred and is continuing) that would constitute an MGM Grand & Mandalay Bay Major Decision, the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, will be required to provide the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) with at least ten (10) business days (or, in the case of a determination of an acceptable insurance default, twenty (20) days) prior notice requesting consent to the requested MGM Grand & Mandalay Bay Major Decision. The BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, is not permitted to take any action with respect to such MGM Grand & Mandalay Bay Major Decision (or make a determination not to take action with respect to such MGM Grand & Mandalay Bay Major Decision), unless and until the BX 2020-VIVA Special Servicer receives the written consent of the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) before implementing a decision with respect to such MGM Grand & Mandalay Bay Major Decision; provided that the provisions of the BX 2020-VIVA TSA will govern the consent and consultation rights under the MGM Grand & Mandalay Bay Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the BX 2020-VIVA TSA, the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, may take actions with respect to the MGM Grand & Mandalay Bay Mortgaged Properties before obtaining the consent of the MGM Grand & Mandalay Bay Controlling Noteholder if the BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the BX 2020-VIVA TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the MGM Grand & Mandalay Bay Loan Combination as a collective whole, and the

BX 2020-VIVA Servicer or the BX 2020-VIVA Special Servicer, as applicable, has made a reasonable effort to contact the MGM Grand & Mandalay Bay Controlling Noteholder.

Notwithstanding the foregoing, the BX 2020-VIVA Servicer and the BX 2020-VIVA Special Servicer will not be permitted to follow any advice or consultation provided by the MGM Grand & Mandalay Bay Controlling Noteholder (or its representative) that would require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate provisions of the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA, require or cause the BX 2020-VIVA Servicer or BX 2020-VIVA Special Servicer, as applicable, to violate the terms of the MGM Grand & Mandalay Bay Loan Combination, or materially expand the scope of the BX 2020-VIVA Servicer’s or BX 2020-VIVA Special Servicer’s, as applicable, responsibilities under the MGM Grand & Mandalay Bay Co-Lender Agreement or the BX 2020-VIVA TSA.

Following the occurrence and during the continuance of an MGM Grand & Mandalay Bay C Note Control Appraisal Period, the BX 2020-VIVA Special Servicer will be required to (A) provide copies to the issuing entity (at any time the holder of the MGM Grand & Mandalay Bay Mortgage Loan is not the MGM Grand & Mandalay Bay Controlling Noteholder) and each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) (each, a “MGM Grand & Mandalay Bay Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder pursuant to the BX 2020-VIVA TSA with respect to any MGM Grand & Mandalay Bay Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the MGM Grand & Mandalay Bay Controlling Noteholder, and (B) consult with each holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note (at any time such holder is not the MGM Grand & Mandalay Bay Controlling Noteholder) or its representative on a strictly non-binding basis, to the extent having received such notices, information and reports, any such MGM Grand & Mandalay Bay Non-Controlling Noteholder requests consultation with respect to any such MGM Grand & Mandalay Bay Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such MGM Grand & Mandalay Bay Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such MGM Grand & Mandalay Bay Non-Controlling Noteholder by the BX 2020-VIVA Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the BX 2020-VIVA Special Servicer will no longer be obligated to consult with such MGM Grand & Mandalay Bay Non-Controlling Noteholder, whether or not such MGM Grand & Mandalay Bay Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any holder of an MGM Grand & Mandalay Bay A Note or an MGM Grand & Mandalay Bay B Note that is an MGM Grand & Mandalay Bay Non-Controlling Noteholder set forth in the immediately preceding sentence, the BX 2020-VIVA Special Servicer may make any MGM Grand & Mandalay Bay Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the BX 2020-VIVA Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the noteholders. In no event will the BX 2020-VIVA Special Servicer be obligated at any time to follow or take any alternative actions recommended by an MGM Grand & Mandalay Bay Non-Controlling Noteholder.

A “MGM Grand & Mandalay Bay C Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Loan Combination, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay C Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Loan Combination that are allocated to such MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Loan Combination that are allocated to the MGM Grand & Mandalay Bay C Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay C Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay C Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Loan Combination, if and for so long as (a)(1) the initial principal balance of the MGM

Grand & Mandalay Bay Junior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Loan Combination that are allocated to such MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Loan Combination that are allocated to the MGM Grand & Mandalay Bay Junior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Junior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Junior B Notes after the date of their creation.

A “MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period” will exist with respect to the MGM Grand & Mandalay Bay Loan Combination, if and for so long as (a)(1) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation, (y) any appraisal reduction amounts for the MGM Grand & Mandalay Bay Loan Combination that are allocated to such MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances and (z) any losses realized with respect to the MGM Grand & Mandalay Bay Mortgaged Properties or the MGM Grand & Mandalay Bay Loan Combination that are allocated to the MGM Grand & Mandalay Bay Senior B Notes in reduction of their regular principal balances, is less than (b) 25% of the remainder of (i) the initial principal balance of the MGM Grand & Mandalay Bay Senior B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the MGM Grand & Mandalay Bay Senior B Notes after the date of their creation.

“MGM Grand & Mandalay Bay Major Decision” means a “Major Decision” under the BX 2020-VIVA TSA.

Sale of Defaulted Loan Combination

If the MGM Grand & Mandalay Bay Loan Combination becomes a defaulted mortgage loan under the BX 2020-VIVA TSA and the BX 2020-VIVA Special Servicer decides to sell the notes included in the BX 2020-VIVA securitization, the BX 2020-VIVA Special Servicer will be required to sell the MGM Grand & Mandalay Bay Mortgage Loan and the MGM Grand & Mandalay Bay Companion Loans, together as notes evidencing one whole loan in accordance with the BX 2020-VIVA TSA. Notwithstanding the foregoing, the BX 2020-VIVA Special Servicer will not be permitted to sell the MGM Grand & Mandalay Bay Mortgage Loan or any MGM Grand & Mandalay Bay A Note or MGM Grand & Mandalay Bay B Note not included in the BX 2020-VIVA securitization (such notes, the “MGM Grand & Mandalay Bay Non-Lead Securitization Notes”) without the consent of the holders thereof (including the issuing entity, as holder of the MGM Grand & Mandalay Bay Mortgage Loan) (together, the “MGM Grand & Mandalay Bay Non-Lead Noteholders”) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BX 2020-VIVA Special Servicer, a copy of the most recent appraisal for the MGM Grand & Mandalay Bay Loan Combination and any documents in the servicing file maintained by the BX 2020-VIVA Servicer and/or BX 2020-VIVA Special Servicer with respect to the MGM Grand & Mandalay Bay Loan Combination reasonably requested by the MGM Grand & Mandalay Bay Non-Lead Noteholder that are material to the price of the MGM Grand & Mandalay Bay Non-Lead Securitization Notes, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to the other offerors and the controlling class representative under the BX 2020-VIVA TSA) prior to the proposed sale date, all information and documents being provided to other offerors and all leases or other documents that are approved by the BX 2020-VIVA Special Servicer in connection with the proposed sale, provided that such MGM Grand & Mandalay Bay Non-Lead Noteholder may waive any of the delivery or timing requirements set forth in this sentence.

Special Servicer Appointment Rights

Pursuant to the MGM Grand & Mandalay Bay Co-Lender Agreement, the MGM Grand & Mandalay Bay Controlling Noteholder (or its controlling noteholder representative) will be entitled to terminate the rights and obligations of the BX 2020-VIVA Special Servicer, with or without cause, and appoint a replacement special servicer with respect to the MGM Grand & Mandalay Bay Loan Combination.

The Pittock Block Pari Passu-AB Loan Combination

The Pittock Block Mortgage Loan (4.9%) is part of a split loan structure (the “Pittock Block Loan Combination”) comprised of the notes listed in the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” above under “—General”, including three senior promissory notes (the “Pittock Block A Notes” or the “Pittock Block Senior Mortgage Loan”) and one subordinate promissory note (the “Pittock Block B Notes” or the “Pittock Block Subordinate Companion Loan”; and, collectively with the Pittock Block A Notes, the “Pittock Block Notes”). The holders of such Pittock Block A Notes are collectively referred to as the “Pittock Block Note A Holders” and the holder of such Pittock Block B Note is referred to as the “Pittock Block Note B Holder”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $163,470,000.

Each of the Pittock Block Notes is expected to be transferred to a securitization trust. The Pittock Block Mortgage Loan is evidenced by one promissory note, Note A-1, with an initial principal balance of $75,000,000. Each remaining Pittock Block A Note will constitute a “Pari Passu Companion Loan” under the Pooling and Servicing Agreement (and will be collectively referred to herein as the “Pittock Block Pari Passu Companion Loans”).

The Pittock Block Pari Passu Companion Loans and the Pittock Block Subordinate Companion Loan are collectively referred to herein as the “Pittock Block Companion Loans”. The Pittock Block Mortgage Loan and the Pittock Block Companion Loans collectively comprise the Pittock Block Loan Combination.

The Pittock Block Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Pittock Block Mortgage Loan. The Pittock Block Subordinate Companion Loan is generally subordinate in right of payment to the Pittock Block Mortgage Loan and the Pittock Block Pari Passu Companion Loans.

Only the Pittock Block Mortgage Loan is included in the issuing entity. Servicing of the Pittock Block Loan Combination will be governed by the Pooling and Servicing Agreement. The remaining Pittock Block Mortgage Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing Pittock Block Loan Combination (the “Pittock Block Noteholders”) are subject to a Co-Lender Agreement (the “Pittock Block Co-Lender Agreement”). The following summaries describe certain provisions of the Pittock Block Co-Lender Agreement.

Servicing

The Pittock Block Loan Combination will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer, and, if necessary, the special servicer, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the Pittock Block Co-Lender Agreement. The master servicer or the trustee, as applicable, under the Pooling and Servicing Agreement will be responsible for making any Servicing Advances with respect to the Pittock Block Loan Combination, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the Pooling and Servicing Agreement determines that such an advance would not be recoverable from collections on the Pittock Block Loan Combination.

Application of Payments

The Pittock Block Co-Lender Agreement sets forth the respective rights of the holder of the Pittock Block Senior Mortgage Loan and the holder of the Pittock Block Subordinate Companion Loan with respect to distributions of funds received in respect of the Pittock Block Loan Combination, and provides, in general, that the Pittock Block Subordinate Companion Loan and the respective rights of the holder of the Pittock Block Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the Pittock Block Subordinate Companion Loan, respectively, will, prior to a Pittock Block Sequential Pay Event, be junior, subject and subordinate to the Pittock Block Senior Mortgage Loan and the respective rights of the holder of the Pittock Block Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the Pittock Block Senior Mortgage Loan, respectively, as and to the extent set forth in the Pittock Block Co-Lender Agreement.

If no Pittock Block Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the Pittock Block Loan Combination (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

                         (i)    first, to each of the Pittock Block Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such the Pittock Block A Note at the applicable note interest rate (net of the servicing fee rate);

                        (ii)    second, to each of the Pittock Block Note A Holders, pro rata, (based on their respective entitlements to interest) in an amount equal to such Pittock Block A Note’s Pittock Block Percentage Interest in all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such Payment Due Date allocated as principal on the Pittock Block Mortgage Loan and payable to the noteholders, until their respective principal balances have been reduced to zero;

                       (iii)     third, to each of the Pittock Block Note A Holders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Pittock Block Note A Holder including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Pittock Block Mortgage Loan pursuant to the Pittock Block Co-Lender Agreement or the related pooling and servicing agreement;

                       (iv)     fourth, to each of the Pittock Block Note A Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) the Pittock Block Percentage Interest of such note multiplied by (ii) the Pittock Block Relative Spread of such note and (iii) any prepayment Premium to the extent paid by the borrower;

                        (v)     fifth, if the proceeds of any foreclosure sale or any liquidation of any of the Pittock Block Loan Combination or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the aggregate principal balance of the Pittock Block A Notes has been reduced, such excess amount will be paid to each of the Pittock Block Note A Holders pro rata (based on the principal balances of such notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each of the Pittock Block A Notes as a result of such workout, plus interest on such aggregate amount at the related Pittock Block A Note;

                       (vi)     sixth, to each of the Pittock Block Note B Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such Pittock Block B Note at the applicable note interest rate (net of the servicing fee rate);

                      (vii)     seventh, to each of the Pittock Block Note B Holders, pro rata (based on the principal balances) in an amount equal to such Pittock Block B Note’s Pittock Block Percentage Interest in all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such Payment Due Date allocated as principal on the Pittock Block Mortgage Loan and payable to the noteholders remaining after giving effect to the allocation in clause (b) above, until their respective principal balances have been reduced to zero;

                     (viii)     eighth, to each of the Pittock Block Note B Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) the Pittock Block Percentage Interest of such note multiplied by (ii) the Pittock Block Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

                      (ix)     ninth, to the extent a Pittock Block Note B Holder has made any payments or advances to cure defaults pursuant to the Pittock Block Co-Lender Agreement, to each of the Pittock Block Note B Holders, pro rata (based on their respective entitlements to reimbursement for cure payments) to reimburse the such noteholder for all such cure payments;

                       (x)     tenth, if the proceeds of any foreclosure sale or any liquidation of any of the Pittock Block Loan Combination or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the aggregate principal balance of a Pittock

Block B Note has been reduced, to each of the Pittock Block Note B Holders, pro rata, in an amount up to the reduction, if any, of the principal balance of such note as a result of such workout, plus interest on such aggregate amount at the related interest rate of such Pittock Block B Note; and

                      (xi)     eleventh, if any excess amount is available to be distributed in respect of the Pittock Block Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(x), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial Pittock Block Percentage Interests.

Upon the occurrence and continuance of a Pittock Block Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the Pittock Block Loan Combination or the Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

                         (i)    first, to each of the Pittock Block Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such Pittock Block A Note at the applicable note interest rate (net of the servicing fee rate);

                        (ii)    second, to each of the Pittock Block Note A Holders, pro rata (based on the principal balances of such notes) until their respective principal balances have been reduced to zero;

                       (iii)     third, to each of the Pittock Block Note A Holders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Pittock Block Note A Holder including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Pittock Block Mortgage Loan pursuant to the Pittock Block Co-Lender Agreement or the related pooling and servicing agreement;

                       (iv)     fourth, to each of the Pittock Block Note A Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) the Pittock Block Percentage Interest of such note multiplied by (ii) the Pittock Block Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

                        (v)    fifth, if the proceeds of any foreclosure sale or any liquidation of any of the Pittock Block Loan Combination or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the aggregate principal balance of the Pittock Block A Notes has been reduced, such excess amount will be paid to each of the Pittock Block Note A Holders pro rata (based on the principal balances of such notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each of the Pittock Block A Notes as a result of such workout, plus interest on such aggregate amount at the related the Pittock Block A Note rate;

                       (vi)     sixth, to each of the Pittock Block Note B Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such Pittock Block B Note at the applicable note interest rate (net of the servicing fee rate);

                      (vii)     seventh, to each of the Pittock Block Note B Holders, pro rata (based on the principal balances of such notes) until their respective principal balances have been reduced to zero;

                     (viii)     eighth, to each of the Pittock Block Note B Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) Pittock Block Percentage Interest of such note multiplied by (ii) the Pittock Block Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

                      (ix)     ninth, to the extent a Pittock Block Note B Holder has made any payments or advances to cure defaults pursuant to the Pittock Block Co-Lender Agreement, to each of the Pittock Block Note B Holders, pro rata (based on their respective entitlements to reimbursement for cure payments) to reimburse the such noteholder for all such cure payments;

                       (x)     tenth, if the proceeds of any foreclosure sale or any liquidation of any of the Pittock Block Loan Combination or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the aggregate principal balance of a Pittock Block B Note has been reduced, to each of the Pittock Block Note B Holders, pro rata, in an amount up to the reduction, if any, of the principal balance of such note as a result of such workout, plus interest on such aggregate amount at the related interest rate of such Pittock Block B Note; and

                      (xi)     eleventh, if any excess amount is available to be distributed in respect of the Pittock Block Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(x), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial Pittock Block Percentage Interests.

“Pittock Block Relative Spread” with respect to any Pittock Block Note and any date of determination means the ratio of the interest rate of such Pittock Block Note to the weighted average as of such date of determination (prior to taking into account any payments made on account of principal as of such date) of the interest rates on all the Pittock Block Notes based on their principal balances.

“Pittock Block Percentage Interest” with respect to any of the Pittock Block Notes means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Pittock Block Note and the denominator of which is the sum of the principal balance of all Pittock Block Notes.

“Pittock Block Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Pittock Block Mortgage Loan, any other event of default for which the Pittock Block Mortgage Loan is actually accelerated or any other event of default which causes the Pittock Block Mortgage Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default; provided, however, that unless the master servicer or the special servicer, as applicable, under the servicing agreement has notice or knowledge of such event at least 10 business days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Pittock Block Mortgage Loan. A Pittock Block Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by a curing noteholder in accordance with the Pittock Block Co-Lender Agreement) and will not be deemed to exist to the extent any curing noteholder is exercising its cure rights under the Pittock Block Co-Lender Agreement or the default that led to the occurrence of such Pittock Block Sequential Pay Event has otherwise been cured or waived.

Workout

If the special servicer, in connection with a workout or proposed workout of the Pittock Block Loan Combination, modifies the terms thereof such that (i) the principal balance of the Pittock Block Loan Combination is decreased, (ii) the applicable note interest rate or scheduled amortization payments on the Pittock Block Loan Combination are reduced, (iii) payments of interest or principal on any Pittock Block Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Pittock Block Loan Combination, such modification will not alter, and any modification of the Mortgage Loan documents will be structured to preserve, the sequential order of payment of the Pittock Block Notes as set forth in the related Mortgage Loan agreement and the priority of payment described under “—Application of Payments” above. Accordingly, any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the Pittock Block Loan Combination will be applied to the Pittock Block Notes in the following order: (a) first, to the reduction of the note principal balance of each of the Pittock Block B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the Pittock Block A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Pittock Block Loan Combination by the end of the applicable grace period or any other event of default under the Pittock Block Loan Combination documents occurs and is continuing, unless the Pittock Block Control Appraisal Period has occurred and is continuing with respect to the Pittock Block Loan Combination, the Pittock Block Controlling Noteholder will have the right to cure such event of default subject to certain limitations set forth in the Pittock Block Co-Lender Agreement. Unless the holder of the Pittock Block Mortgage Loan consents to additional cure periods, the Pittock Block Controlling Noteholder will be limited to (a) six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, and (b) three (3) cures of non-monetary defaults in each case, over the term of the Pittock Block Loan Combination. The Pittock Block Controlling Noteholder will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to the Pittock Block Loan Combination has occurred and is continuing, the Pittock Block Controlling Noteholder will have the option to purchase the Pittock Block Loan Combination in whole but not in part at a price generally equal to the sum, without duplication, of (a) the aggregate principal balance of the Pittock Block A Notes, (b) accrued and unpaid interest on the principal balance of the Pittock Block A Notes at its net interest rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Pittock Block Loan Combination to the holder of the Pittock Block A Notes but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the Pittock Block Loan Combination borrower or a borrower related party), (d) any unreimbursed Servicing Advances and any expenses incurred in enforcing the Pittock Block Loan Combination documents, including, without limitation, Servicing Advances and earned and unpaid Special Servicing Fees incurred by or on behalf of the holders of the Pittock Block Notes (without duplication of amounts under clause (c) above), (e) any accrued and unpaid interest on Advances with respect to an Advance made by or on behalf of the holder of a the Pittock Block A Note (without duplication of amounts under clause (c) above), (f) (i) if the Pittock Block Loan Combination borrower or a borrower related party is the purchaser or (ii) if the Pittock Block Loan Combination is purchased more than 90 days after such option first becomes exercisable pursuant to the Pittock Block Co-Lender Agreement, any Liquidation Fees or Workout Fees payable with respect to the Pittock Block Loan Combination, or (iii) if the Pittock Block Loan Combination is purchased more than 120 days after such option first becomes exercisable pursuant to the Pittock Block Co-Lender Agreement, any default interest on the principal balance of the Pittock Block A Notes at the applicable default rate applicable from the date as to which default interest was last paid in full by the Pittock Block Loan Combination borrower and (g) any recovered costs not reimbursed previously to holders of the Pittock Block A Notes pursuant to the Pittock Block Co-Lender Agreement. Notwithstanding the foregoing, if the purchasing noteholder is purchasing from the Pittock Block Loan Combination borrower or a borrower related party, the purchase price will not include the amounts described above under clauses (d) through (f).

Sale of Defaulted Loan Combination

Upon the Pittock Block Loan Combination becoming a defaulted mortgage loan, the special servicer will be required to sell the Pittock Block A Notes together with the Pittock Block B Note as notes evidencing one the Pittock Block Loan Combination in accordance with the terms of the Pooling and Servicing Agreement.

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Pittock Block Loan Combination if the Pittock Block Loan Combination becomes a defaulted the Pittock Block Loan Combination without the written consent of the Pittock Block Non-Controlling Note Holders (as defined below) (provided that such consent is not required if a holder of a Pittock Block Non-Controlling Note Holder is a borrower affiliate) unless the special servicer has delivered to each Pittock Block Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Pittock Block Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Pittock Block Loan Combination, and any documents in the servicing file reasonably requested by any Pittock Block Non-Controlling Note Holder that are material to the price of the Pittock Block Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related directing holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the Pittock Block Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence.

Control and Consultation Rights

The controlling note holder (the “Pittock Block Controlling Noteholder”) under the Pittock Block Co-Lender Agreement will be (i) the holder the Pittock Block B Note (by principal balance), unless a Pittock Block Control

Appraisal Period has occurred and is continuing; or (ii) if a Pittock Block Control Appraisal Period has occurred and is continuing, the holder of a majority of the holder of Note A-1 (the “Lead Note”); provided, however, that if the Pittock Block B Noteholder would be Pittock Block Controlling Noteholder pursuant to the terms hereof, but any interest in Pittock Block B Note is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of Pittock Block Controlling Noteholder, a Pittock Block Control Appraisal Period will be deemed to have occurred.

“Pittock Block Control Appraisal Period” means any period, with respect to the Pittock Block Loan Combination, if and for so long as:

(a) (1) the initial Pittock Block B Note aggregate principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Pittock Block B Note after the date of creation of the Pittock Block B Note, (y) any appraisal reduction amount for the Pittock Block Loan Combination that is allocated to the Pittock Block B Note and (z) any losses realized with respect to the Mortgaged Property or the Pittock Block Loan Combination that are allocated to the Pittock Block B Note, is less than

(b) 25% of the remainder of the (i) initial Pittock Block B Note principal balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the Pittock Block B Note on the Pittock Block B Note after the date of creation of the Pittock Block B Note.

The Pittock Block Controlling Noteholder is entitled to avoid its applicable the Pittock Block Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Pittock Block Co-Lender Agreement (either (x) or (y), the “Pittock Block Threshold Event Collateral”) and (ii) the Pittock Block Threshold Event Collateral is in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the Pittock Block Control Appraisal Period not to occur.

Pursuant to the terms of the Pittock Block Co-Lender Agreement, prior to the occurrence and continuance of a Pittock Block Control Appraisal Period with respect to the Pittock Block Loan Combination, with respect to any consent, modification, amendment or waiver under or other action in respect of a “mortgage” (as defined under the Pittock Block Co-Lender Agreement) (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Pittock Block Major Decision, the Master Servicer or the Special Servicer, as applicable, is required provide the Pittock Block Controlling Noteholder with at least 10 business days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) prior notice requesting consent to the requested Pittock Block Major Decision. The Master Servicer or Special Servicer may not take any action with respect to such Pittock Block Major Decision (or make a determination not to take action with respect to such Pittock Block Major Decision), unless and until the Special Servicer receives written consent of the Pittock Block Controlling Noteholder; provided that the Pittock Block Controlling Noteholder’s consent rights will expire if the related Master Servicer or Special Servicer delivers a second notice within five business days of the first notice and the Pittock Block Controlling Noteholder fails to respond within 5 business days of receipt of the second notice.

“Pittock Block Major Decision” means a Major Decision under the Pooling and Servicing Agreement or, at any time that Note A-1-1 is not included in a securitization:

(i)           any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing the Pittock Block Loan Combination if it comes into and continues in default;

(ii)           any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the related loan documents or any extension of the maturity date of the Pittock Block Loan Combination;

(iii)          following a default or an event of default with respect to the related loan documents, any exercise of remedies, including the acceleration of the Pittock Block Loan Combination or initiation of any proceedings, judicial or otherwise, under the related loan documents;

(iv)          any sale of the Pittock Block Loan Combination (when it is a defaulted loan) or REO Property for less than the applicable Purchase Price;

(v)           any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at the Mortgaged Property or REO Property;

(vi)          any release of material collateral or any acceptance of substitute or additional collateral for the Pittock Block Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related the related loan documents and for which there is no lender discretion;

(vii)         any waiver of any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Pittock Block Loan Combination or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the related borrower;

(viii)         any incurrence of additional debt by the related borrower or any mezzanine financing by any direct or indirect beneficial owner of the related borrower (to the extent that the lender has consent rights pursuant to the related loan documents);

(ix)          any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to the Pittock Block Loan Combination, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)          any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the related loan documents);

(xi)          releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(xii)         any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Pittock Block Loan Combination other than pursuant to the specific terms of the Pittock Block Loan Combination and for which there is no lender discretion;

(xiii)        any determination of an Acceptable Insurance Default; or

(xiv)        any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a Mortgaged Property if it would be “material lease” as defined in the related loan documents.

Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as the case may be, is not required to follow any advice or consultation provided by the holder of the Pittock Block Controlling Noteholder (or its representative) that would require or cause the holder of the Pittock Block Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf), to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the holder of the Pittock Block Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf) to violate provisions of the Pittock Block Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the holder of the Pittock Block Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf) to violate the terms of the Pittock Block Loan Combination, or materially expand the scope of any holder of the Pittock Block Mortgage Loan’s (or the Master Servicer’s or the Special Servicer’s, as applicable) responsibilities under the Pittock Block Co-Lender Agreement or the Pooling and Servicing Agreement.

The holders of the Pittock Block Pari Passu Companion Loans, other than the Lead Note, are referred to herein as the “Pittock Block Non-Controlling Noteholders”. Pursuant to the terms of the Pittock Block Co-Lender Agreement, at any time the holder of Lead Note is the Pittock Block Controlling Noteholder, the special servicer will be required to consult with each the Pittock Block Non-Controlling Noteholder (or its related representative) on a strictly non-binding basis with respect to any the Pittock Block Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the Pittock Block Loan Combination.

Notwithstanding the foregoing, after the expiration of a period of 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) from the delivery to a Pittock Block Non-Controlling Noteholder (or its related representative) by the special servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Pittock Block Non-Controlling Noteholders, the special servicer will no longer be obligated to consult with such Pittock Block Non-Controlling Noteholder (or its representative), whether or not such Pittock Block Non-Controlling Noteholder (or its representative) has responded within such 10 business day or 20 day period.

Notwithstanding the consultation rights of any Pittock Block Non-Controlling Noteholder (or its representative) set forth in the immediately preceding paragraph, the master servicer or the special servicer, as applicable, may make any Pittock Block Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day or 20 day period if the master servicer or special servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the Pittock Block Noteholders. In no event will the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by any Pittock Block Non-Controlling Noteholder (or its representative).

Special Servicer Appointment Rights

Pursuant to the terms of the Pittock Block Co-Lender Agreement and the Pooling and Servicing Agreement, the Pittock Block Controlling Noteholder (prior to the occurrence and continuance of a Pittock Block Control Appraisal Period with respect to the Pittock Block Loan Combination) will have the right, with or without cause, to replace the special servicer then acting with respect to the Pittock Block Loan Combination and appoint a replacement special servicer in lieu of such special servicer. The Directing Holder (after the occurrence and during the continuance of a Pittock Block Control Appraisal Period) will have the right, with or without cause (subject to the limitations set forth in the Pooling and Servicing Agreement and described herein), to replace the special servicer then acting with respect to the Pittock Block Loan Combination and appoint a replacement special servicer in lieu of such special servicer, as described under “The Pooling and Servicing Agreement— Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this prospectus.

The 360 Spear Pari Passu-AB Loan Combination

General

The 360 Spear Loan Combination (the “360 Spear Loan Combination”) is evidenced by four promissory notes (each, a “360 Spear Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “360 Spear Mortgaged Property”). The 360 Spear Loan Combination is evidenced by three senior pari passu promissory notes and one subordinate note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“360 Spear Note A-1”)	$74,804,757
Note A-2 (“360 Spear Note A-2”)	$24,934,919
Note A-3 (“360 Spear Note A-3”)	$4,986,984
Note B (“360 Spear Note B”)	$55,000,000

The 360 Spear Note A-1, 360 Spear Note A-2 and 360 Spear Note A-3 (collectively, the “360 Spear Mortgage Loan” or the “360 Spear Senior Mortgage Loan” or the “360 Spear Senior Notes”) will be part of the Mortgage Pool. The holders of such 360 Spear Senior Notes are collectively referred to as the “360 Spear Note A Holders”. The 360 Spear Note B will be included in the issuing entity (referred to herein as the “Trust Subordinate Companion Loan”) but will not be part of the Mortgage Pool. The holder of the 360 Spear Note B is referred to as the “360 Spear Note B Holder”.

The rights of the holders of the promissory notes evidencing the 360 Spear Loan Combination (the “360 Spear Noteholders”) are subject to an Intercreditor Agreement (the “360 Spear Intercreditor Agreement”). The following summaries describe certain provisions of the 360 Spear Intercreditor Agreement.

Servicing

The 360 Spear Loan Combination will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement and the 360 Spear Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “The Pooling and Servicing Agreement” in this prospectus. The master servicer or the trustee, as applicable, under the Pooling and Servicing Agreement will be responsible for making any Servicing Advances with respect to the 360 Spear Loan Combination, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the Pooling and Servicing Agreement determines that such an advance would not be recoverable from collections on the 360 Spear Loan Combination.

Application of Payments

The 360 Spear Intercreditor Agreement sets forth the respective rights of the holder of the 360 Spear Note A Holders and the 360 Spear Note B Holder with respect to distributions of funds received in respect of the 360 Spear Loan Combination, and provides, in general, that the 360 Spear Note B and the respective right of the 360 Spear Note B Holder to receive payments of interest, principal and other amounts with respect to the 360 Spear Note B, respectively, will, prior to a 360 Spear Sequential Pay Event, be junior, subject and subordinate to the 360 Spear Senior Mortgage Loan and the respective rights of the holder of the 360 Spear Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the 360 Spear Senior Mortgage Loan, respectively, as and to the extent set forth in the 360 Spear Intercreditor Agreement.

If no 360 Spear Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the 360 Spear Loan Combination (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

(i)     first, to the 360 Spear Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

(ii)     second, to the 360 Spear Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

(iii)    third, to the 360 Spear Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 360 Spear Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the 360 Spear Loan Combination pursuant to the 360 Spear Intercreditor Agreement or the Pooling and Servicing Agreement;

(iv)    fourth, if the proceeds of any foreclosure sale or any liquidation of the 360 Spear Loan Combination or the 360 Spear Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the 360 Spear Loan Combination (a “360 Spear Workout”), the aggregate principal balance of the 360 Spear Senior Notes has been reduced, such excess amount will be paid to the 360 Spear Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 360 Spear Workout, plus interest on such aggregate amount at the related note interest rate;

(v)     fifth, to the extent the 360 Spear Note B Holder has made any payments or advances to cure defaults pursuant to the 360 Spear Intercreditor Agreement, to reimburse the 360 Spear Note B Holder for all such cure payments;

(vi)    sixth, to the 360 Spear Note B Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 360 Spear Note B at the applicable note interest rate (net of the servicing fee rate);

(vii)   seventh, to the 360 Spear Note B Holder, in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the 360 Spear Note B has been reduced to zero;

(viii)   eighth, if the proceeds of any foreclosure sale or any liquidation of the 360 Spear Loan Combination or the 360 Spear Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a 360 Spear Workout, the principal balance of the 360 Spear Note B has been reduced, such excess amount will be required to be paid to the 360 Spear Note B Holder in an amount up to the reduction, if any, of the principal balance of the 360 Spear Note B as a result of such 360 Spear Workout, plus interest on such amount at the related note interest rate;

(ix)    ninth, to the 360 Spear Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the 360 Spear Note A Percentage Interest multiplied by (ii) the 360 Spear Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(x)    tenth, to the 360 Spear Note B Holder in an amount equal to the product of (i) the 360 Spear Note B Percentage Interest multiplied by (ii) the 360 Spear Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(xi)    eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 360 Spear Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 360 Spear Note A Holders and the 360 Spear Note B Holder in accordance with the 360 Spear Note A Percentage Interest and the 360 Spear Note B Percentage Interest, respectively, with the amount distributed to the 360 Spear Note A Holders to be allocated among the 360 Spear Note A Holders pro rata based on their respective principal balances; and

(xii)   twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 360 Spear Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 360 Spear Note A Holders and the 360 Spear Note B Holder in accordance with the initial the 360 Spear Note A Percentage Interest and the initial the 360 Spear Note B Percentage Interest, respectively, with the amount distributed to the 360 Spear Note A Holders to be allocated among the 360 Spear Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the 360 Spear Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the 360 Spear Loan Combination or the 360 Spear Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(i)     first, to the 360 Spear Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

(ii)     second, to the 360 Spear Note B Holder in an amount equal to the accrued and unpaid interest on the 360 Spear Note B principal balance at the applicable note interest rate (net of the servicing fee rate);

(iii)    third, to the 360 Spear Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

(iv)    fourth, to the 360 Spear Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 360 Spear Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the 360 Spear Loan Combination pursuant to the 360 Spear Intercreditor Agreement or the Pooling and Servicing Agreement;

(v)     fifth, if the proceeds of any foreclosure sale or any liquidation of the 360 Spear Loan Combination or the 360 Spear Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a the 360 Spear Workout the aggregate principal balance of the 360 Spear Senior Notes has been reduced, such excess amount will be required to be paid to the 360 Spear Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of their respective principal balances as a result of such the 360 Spear Workout, plus interest on such aggregate amount at the related note interest rate;

(vi)    sixth, to the extent the 360 Spear Note B Holder has made any payments or advances to cure defaults pursuant to the 360 Spear Intercreditor Agreement, to reimburse the 360 Spear Note B Holder for all such cure payments; and to the 360 Spear Note B Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the 360 Spear Note B Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

(vii)   seventh, to the 360 Spear Note B Holder, until the principal balance of the 360 Spear Note B has been reduced to zero;

(viii)   eighth, to the 360 Spear Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the 360 Spear Note A Percentage Interest multiplied by (ii) 360 Spear Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(ix)    ninth, to the 360 Spear Note B Holder in an amount equal to the product of (i) the 360 Spear Note B Percentage Interest multiplied by (ii) the 360 Spear Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of the 360 Spear Loan Combination or the 360 Spear Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a the 360 Spear Workout the principal balance of the 360 Spear Note B has been reduced, such excess amount will be paid to the 360 Spear Note B Holder in an amount up to the reduction, if any, of the principal balance of the 360 Spear Note B as a result of such 360 Spear Workout, plus interest on such amount at the related note interest rate;

(xi)    eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 360 Spear Loan Combination), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 360 Spear Note A Holders and the 360 Spear Note B Holder in accordance with the 360 Spear Note A Percentage Interest and the 360 Spear Note B Percentage Interest, respectively, with the amount distributed to the 360 Spear Note A Holders to be allocated between the 360 Spear Note A Holders pro rata based on their respective principal balances; and

(xii)   twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 360 Spear Loan Combination, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 360 Spear Note A Holders and the 360 Spear Note B Holder in accordance with the 360 Spear Note A Percentage Interest and the 360 Spear Note B Percentage Interest, respectively, with the amount distributed to the 360 Spear Note A Holders to be allocated between the 360 Spear Note A Holders pro rata based on their respective principal balances.

“360 Spear Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 360 Spear Senior Notes, and the denominator of which is the sum of the principal balances of the 360 Spear Senior Notes and the principal balance of the 360 Spear Note B.

“360 Spear Note A Rate” means 2.7680625%

“360 Spear Note A Relative Spread” means the ratio of the 360 Spear Note A Rate to the weighted average of the 360 Spear Note A Rate and the 360 Spear Note B Rate.

“360 Spear Note A-1 Holder” means the holder of 360 Spear Note A-1.

“360 Spear Note A-2 Holder” means the holder of 360 Spear Note A-2.

“360 Spear Note A-3 Holder” means the holder of 360 Spear Note A-3.

“360 Spear Sequential Pay Event” means any event of default under the 360 Spear Loan Combination with respect to an obligation to pay money due under the 360 Spear Loan Combination, any other event of default for which the 360 Spear Loan Combination is actually accelerated or any other event of default which causes the 360 Spear Loan Combination to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the 360 Spear Loan Combination; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the 360 Spear Loan Combination. A 360 Spear Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the 360 Spear Note B Holder in accordance with the 360 Spear Intercreditor Agreement) and will not be deemed to exist to the extent the 360 Spear Note B Holder is exercising its cure rights under the 360 Spear Intercreditor Agreement or the default that led to the occurrence of such the 360 Spear Sequential Pay Event has otherwise been cured or waived.

“360 Spear Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 360 Spear Note B, and the denominator of which is the sum of the principal balance of the 360 Spear Senior Mortgage Loan and the principal balance of the 360 Spear Note B.

“360 Spear Note B Rate” means 2.7680625%.

“360 Spear Note B Relative Spread” means the ratio of the 360 Spear Note B Rate to the weighted average of the 360 Spear Note A Rate and the 360 Spear Note B Rate.

Consultation and Control

Pursuant to the 360 Spear Intercreditor Agreement, the controlling holder with respect to the 360 Spear Loan Combination (the “360 Spear Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no 360 Spear Control Appraisal Period has occurred and is continuing, the 360 Spear Note B Holder, and (ii) if and for so long as a 360 Spear Control Appraisal Period has occurred and is continuing, the 360 Spear Note A-1 Holder; provided, however, that from and after the Closing Date, references to the “360 Spear Controlling Noteholder” will mean the 360 Spear Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 360 Spear Intercreditor Agreement, as and to the extent provided in the Pooling and Servicing Agreement; and provided further that, if the 360 Spear Note B Holder would be the 360 Spear Controlling Noteholder pursuant to the terms of the 360 Spear Intercreditor Agreement, but any interest in the 360 Spear Note B is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the 360 Spear Controlling Noteholder in respect of the 360 Spear Note B, then a 360 Spear Control Appraisal Period will be deemed to have occurred.

Pursuant to the terms of the 360 Spear Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 360 Spear Loan Combination (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 360 Spear Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such 360 Spear Major Decision (or making a determination not to take action with respect to such 360 Spear Major Decision), the master servicer or the special servicer must receive the written consent of the 360 Spear Controlling Noteholder (or its representative) before implementing a decision with respect to such 360 Spear Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a 360 Spear Major Decision and the Major Decision Reporting Package (as such term is defined in the 360 Spear Intercreditor Agreement), then the 360 Spear Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the 360 Spear Intercreditor Agreement or the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the 360 Spear Controlling Noteholder (or its controlling noteholder representative) in the 360 Spear Intercreditor Agreement or the Pooling and Servicing Agreement, is necessary to protect the interests of the 360 Spear Noteholders (as a collective whole (taking into account the subordinate nature of the 360 Spear Note B and the pari passu nature of the 360 Spear Senior Notes)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the 360 Spear Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the 360 Spear Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the 360 Spear Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 360 Spear Noteholders, and the applicable servicer has made a reasonable effort to contact the 360 Spear Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the 360 Spear Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the 360 Spear Intercreditor Agreement or the Pooling and Servicing Agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 360 Spear Loan Combination, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the 360 Spear Intercreditor Agreement or the Pooling and Servicing Agreement.

The special servicer will be required to provide copies to each 360 Spear Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the 360 Spear Controlling Noteholder pursuant to the Pooling and Servicing Agreement with respect to any of the 360 Spear Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the 360 Spear Controlling Noteholder, and the special servicer will be required to consult with each 360 Spear Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 360 Spear Non-Controlling Note A Holder requests consultation with respect to any such 360 Spear Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such 360 Spear Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from the delivery to any 360 Spear Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such 360 Spear Non-Controlling Note A Holder, whether or not such 360 Spear Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“360 Spear Control Appraisal Period” will exist with respect to the 360 Spear Loan Combination, if and for so long as:

(a) (i) the initial principal balance of the 360 Spear Note B, minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 360 Spear Note B after the date of creation of the 360 Spear Note B, (y) any Appraisal Reduction Amount for the 360 Spear Loan Combination that is allocated to the 360 Spear Note B and (z) any losses realized with respect to the 360 Spear Mortgaged Property or the 360 Spear Loan Combination that are allocated to the 360 Spear Note B, is less than

(b) 25% of the remainder of (i) the initial principal balance of the 360 Spear Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 360 Spear Note B Holder on the 360 Spear Note B, after the date of creation of such 360 Spear Note B, provided that a 360 Spear Control Appraisal Period will terminate upon the occurrence of a 360 Spear Threshold Event Cure by the 360 Spear Note B Holder pursuant to the terms of the 360 Spear Intercreditor Agreement.

“360 Spear Lead Securitization” means the securitization of Benchmark 2021-B23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B23.

“360 Spear Major Decision” means a “Major Decision” under the Pooling and Servicing Agreement or any one or more analogous terms in the Pooling and Servicing Agreement at any time when one or more of the 360 Spear Senior Notes and Trust Subordinate Companion Loan are included in the issuing entity.

“360 Spear Noteholder” means any of the 360 Spear Note A Holders and the 360 Spear Note B Holder, as applicable.

“360 Spear Non-Controlling Note A Holder” means each 360 Spear Note A Holder that is not the 360 Spear Controlling Noteholder; provided that, from and after the 360 Spear Lead Securitization, ”360 Spear Non-Controlling Note A Holder” means each 360 Spear Note A Holder, if any, whose 360 Spear Senior Note is no longer included in the 360 Spear Lead Securitization or, if such 360 Spear Senior Note is then included in a 360 Spear Non-Lead Securitization, the 360 Spear Non-Controlling Note A Subordinate Class Representative pursuant to the 360 Spear Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such 360 Spear Non-Controlling Note A Holder’s 360 Spear Senior Note is held by (or the related 360 Spear Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such 360 Spear Non-Controlling Note A Holder with respect to such 360 Spear Senior Note.

“360 Spear Non-Lead Securitization” means any securitization other than a 360 Spear Lead Securitization.

“360 Spear Non-Controlling Note A Subordinate Class Representative” means, with respect to a 360 Spear Senior Note that is included in a 360 Spear Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the ”controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

For so long as the Trust Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The 360 Spear Note B Holder is entitled to avoid a 360 Spear Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such 360 Spear Control Appraisal Period has occurred) (a “360 Spear Threshold Event Cure”, including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 360 Spear Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the applicable 360 Spear Control Appraisal Period not to occur.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 360 Spear Loan Combination by the end of the applicable grace period or any other event of default under the related 360 Spear Loan Combination documents occurs and is continuing, the Trust Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 360 Spear Intercreditor Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the 360 Spear Senior Notes and the 360 Spear Subordinate Loan, the 360 Spear Note A-1 Holder) consents to additional cure periods, the 360 Spear Note B Holder’s rights to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 360 Spear Loan Combination, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 360 Spear Loan Combination.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 360 Spear Loan Combination (including for purposes of (i) whether a “360 Spear Sequential Pay Event” has occurred (ii) accelerating the 360 Spear Loan Combination, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 360 Spear Mortgaged Property; or (iii) treating the 360 Spear Loan Combination as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is an asset of the issuing entity, the Trust Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the 360 Spear Loan Combination or a servicing transfer event, the 360 Spear Note B Holder will have the right, by written notice to the 360 Spear Note A Holders (a “360 Spear Purchase Notice”), to purchase, in immediately available funds, each 360 Spear Senior Note, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon the delivery of the 360 Spear Purchase Notice to the then current 360 Spear Note A Holders, the 360 Spear Note A Holders will be required to sell (and the 360 Spear Note B Holder will be required to purchase) the 360 Spear Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “360 Spear Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 360 Spear Purchase Notice. The failure of the requesting purchaser to purchase the 360 Spear Senior Mortgage Loan on the 360 Spear Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 360 Spear Loan Combination or servicing transfer event that gave rise to such right. The right of the 360 Spear Note B Holder to purchase the 360 Spear Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 360 Spear Mortgaged Property. Notwithstanding the foregoing sentence, the 360 Spear Note A Holders are required to give the 360 Spear Note B Holder 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the 360 Spear Mortgaged Property is transferred to the 360 Spear Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 360 Spear Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the 360 Spear Loan Combination, the 360 Spear Note A Holders will be required to notify the 360 Spear Note B Holder of such transfer and the 360 Spear Note B Holder will have a 15 business day period from the date of such notice from the 360 Spear Note A Holders to deliver the 360 Spear Purchase Notice to the 360 Spear Note A Holders, in which case the 360 Spear Note B Holder will be obligated to purchase the 360 Spear Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the Trust Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Loan Combination

Pursuant to the terms of the 360 Spear Intercreditor Agreement and the Pooling and Servicing Agreement, if the 360 Spear Loan Combination becomes a defaulted loan, and if the special servicer determines to sell the 360 Spear Senior Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer may elect to sell the 360 Spear Loan Combination subject to the consent (or deemed consent) of the 360 Spear Note B Holder or the 360 Spear Controlling Noteholder under the provisions described above under “—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the 360 Spear Intercreditor Agreement, the 360 Spear Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the 360 Spear Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the other 360 Spear Noteholders.

Amendments

The 360 Spear Intercreditor Agreement may only be amended by the consent of all 360 Spear Noteholders.

The Grace Building Pari Passu-AB Loan Combination

General

The Grace Building Mortgage Loan (3.9%) is part of a split loan structure comprised of 21 senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,250,000,000. Two (2) of the senior promissory notes, designated note A-2-4, and note A-4-3, with an aggregate initial principal balance of $60,000,000 (“The Grace Building Mortgage Loan”), will be deposited into this securitization. The Grace Building Loan Combination (as defined below) is evidenced by (i) The Grace Building Mortgage Loan, (ii) four (4) senior promissory notes, designated as notes A-1-1, A-2-1, A-3-1, A-4-1 (“The Grace Building Standalone Companion Loans”), which have an aggregate initial principal balance of $383,000,000, (iii) fifteen (15) senior promissory notes, designated as notes A-1-2, A-1-3-1, A-1-3-2, A-2-2, A-2-3, A-2-5, A-2-6, A-2-7, A-3-2, A-3-3, A-3-4, A-3-5, A-4-2, A-4-4 and A-4-5 (together with The Grace Building Standalone Companion Loans, “The Grace Building Pari Passu Companion Loans”), which have an aggregate initial principal balance of $440,000,000; and (iv) four (4) subordinate promissory notes, designated as notes B-1, B-2, B-3, and B-4 and “The Grace Building Subordinate Companion Loans”; and, together with The Grace Building Pari Passu Companion Loans, “The Grace Building Companion Loans”), which have an aggregate initial principal balance of $367,000,000.

The Grace Building Mortgage Loan, The Grace Building Pari Passu Companion Loans and The Grace Building Subordinate Companion Loans are referred to herein, collectively, as “The Grace Building Loan Combination”. The Grace Building Pari Passu Companion Loans are generally pari passu in right of payment with each other and with The Grace Building Mortgage Loan. The Grace Building Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to The Grace Building Mortgage Loan and The Grace Building Pari Passu Companion Loans. Only The Grace Building Mortgage Loan is included in the Issuing Entity.

The rights of the holders of the promissory notes evidencing The Grace Building Loan Combination are subject to a Co-Lender Agreement (“The Grace Building Co-Lender Agreement”). The following summaries describe certain provisions of The Grace Building Co-Lender Agreement.

Servicing

The Grace Building Loan Combination (including The Grace Building Mortgage Loan) and any related REO Property will be serviced and administered by Wells Fargo Bank, National Association as master servicer (“The Grace Building Servicer”) and, if necessary, Situs Holdings, LLC, as special servicer (“The Grace Building Special Servicer”), pursuant to a trust and servicing agreement (the “GRACE 2020-GRCE TSA”), in the manner described in “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of The Grace Building Co-Lender Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the GRACE 2020-GRCE TSA, is the custodian of the mortgage file related to The Grace Building Loan Combination (other than the promissory notes evidencing The Grace Building Mortgage Loan and the related The Grace Building Companion Loans not included in the GRACE 2020-GRCE Securitization Trust).

Application of Payments

If no (i) event of default with respect to an obligation of The Grace Building Loan Combination borrower to pay money due under The Grace Building Loan Combination or (ii) non-monetary event of default pursuant to which The Grace Building Loan Combination becomes a specially serviced mortgage loan (a “Grace Building Triggering Event of Default”) has occurred or if a Grace Building Triggering Event of Default has occurred but is no longer continuing, then all amounts tendered by The Grace Building Loan Combination borrower (net of certain amounts payable or reimbursable to The Grace Building Servicer or The Grace Building Special Servicer, as applicable) will be distributed as follows:

(i)     first, (a) initially, to The Grace Building Companion Loans and the Issuing Entity, as the holder of The Grace Building Mortgage Loan (or The Grace Building Servicer or the trustee under the GRACE 2020-GRCE TSA (“The Grace Building Trustee”)), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property protection advances (or in the case of the Master Servicer, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to The Grace Building Servicer or The Grace Building Trustee from general collections of the Issuing Entity) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan (or The Grace Building Servicer or The Grace Building Trustee and, if applicable, the Master Servicer), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (c) then, to the holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of The Grace Building Standalone Companion Loans), to the holder of The Grace Building Standalone Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)     second, to the holder of The Grace Building Standalone Companion Loans (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by the holder of such The Grace Building Standalone Companion Loans (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), with respect to The Grace Building Loan Combination, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(iii)    third, (a) initially, to the holders of The Grace Building Loan Combination (or The Grace Building Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), as the case may be, and (b) then, to the holders of The Grace Building Loan Combination (or The Grace Building Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to The Grace Building Loan Combination under the GRACE 2020-GRCE TSA;

(iv)    fourth, pari passu to the holders of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on The Grace Building Pari Passu Companion Loans and The Grace Building Mortgage Loan, net of the related servicing fee rate, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan;

(v)     fifth, pari passu, in respect of principal, to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, all payments and prepayments of amounts allocable to the reduction of the principal balance of The Grace Building Loan Combination in accordance with the Grace Building Loan Combination documents until the principal balances of The Grace Building Pari Passu Companion Loans and The Grace Building Mortgage Loan have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, on a pro rata basis (based on their respective outstanding principal balances);

(vi)    sixth, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Loan Combination or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(v), pari passu to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such The Grace Building Pari Passu Companion Loans and The Grace Building Mortgage Loan, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, on a pro rata basis according to the amount of realized losses previously allocated to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan;

(vii)   seventh, to the holder of The Grace Building Subordinate Companion Loans, which, if any, are no longer included in the GRACE 2020-GRCE Securitization Trust (or any servicer or trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), with respect to The Grace Building Loan Combination , including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(viii)   eighth, pari passu, to the holder of The Grace Building Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on such The Grace Building Subordinate Companion Loans, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of The Grace Building Subordinate Companion Loans;

(ix)    ninth, pari passu, in respect of principal to the holder of The Grace Building Subordinate Companion Loans, all payments and prepayments of amounts allocable to the reduction of the principal balance of The Grace Building Loan Combination in accordance with The Grace Building Loan Combination documents until the principal balances of The Grace Building Subordinate Companion Loans have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis (based on their respective outstanding principal balances);

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Loan Combination or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to the holder of The Grace Building Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holder of The Grace Building Subordinate Companion Loans, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such holder of The Grace Building Subordinate Companion Loans;

(xi)    eleventh, pro rata and pari passu, to the holders of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace

Building Pari Passu Companion Loans and The Grace Building Mortgage Loan under The Grace Building Loan Combination documents pro rata based on the Prepayment Charge Entitlement of such senior note, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, according to the respective amounts due to them under this clause (xi);

(xii)   twelfth, pro rata and pari passu, to the holder of The Grace Building Subordinate Companion Loans, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace Building Subordinate Companion Loans under The Grace Building Loan Combination documents pro rata based on the Prepayment Charge Entitlement of such holder of The Grace Building Subordinate Companion Loans, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans according to the respective amounts due to them under this clause (xii);

(xiii)  thirteenth, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (a) actually paid by The Grace Building borrower, (b) in excess of interest accrued on the principal balance at the interest rate and (c) not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer, or the Master Servicer or Trustee, pro rata and pari passu, to each holder of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, and the holder of The Grace Building Subordinate Companion Loans in an amount calculated on the principal balance of the related note at the excess of (x) the related default rate for such note over (y) the note rate for such note with the aggregate amount so payable to be allocated between the notes on a pro rata basis according to the respective amounts due to such notes under this clause (xiii);

(xiv)  fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer or the Master Servicer or Trustee), to each holder of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, and the holder of The Grace Building Subordinate Companion Loans its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by The Grace Building borrower; and

(xv)   fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)-(xiv) above to each holder of The Grace Building Loan Combination, pro rata and pari passu, in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that The Grace Building borrower actually pays any assumption fees, such assumption fees otherwise allocable to the notes instead will be payable as additional servicing compensation as provided in the GRACE 2020-GRCE TSA.

The Grace Building Servicer and The Grace Building Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the Collection Account or REO Account, as applicable, and are entitled to retain any such amount that such party is entitled to under the GRACE 2020-GRCE TSA.

After the occurrence of and during the continuance of a Grace Building Triggering Event of Default, all amounts tendered by The Grace Building borrower (net of certain amounts payable or reimbursable to The Grace Building Servicer or The Grace Building Special Servicer, as applicable) will be distributed as follows:

(i)     first, (a) initially, to The Grace Building Companion Loans and the Issuing Entity, as the holder of The Grace Building Mortgage Loan (or The Grace Building Servicer or The Grace Building Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable property protective advances (or in the case of the Master Servicer, if applicable, its pro rata share of any nonrecoverable property advances previously reimbursed to The Grace Building Servicer or The Grace Building Trustee from general collections of the Issuing Entity) that remain unreimbursed (together with interest thereon at the applicable advance rate), (b) then, to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan (or The Grace Building Servicer or The Grace Building Trustee and, if applicable, the Master Servicer), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances, as applicable, that remain unreimbursed (together with interest thereon at the applicable advance rate), (c) then, to the holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), on a pro rata and pari passu basis (based on their respective outstanding principal balances), up to the amount of any nonrecoverable principal and interest advances that remain unreimbursed (together thereon at the applicable advance rate), and (d) finally, on a pro rata and pari passu basis (based on the aggregate outstanding principal balance of The Grace Building Standalone Companion Loans), to the holder of The Grace Building Standalone Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), up to the amount of any nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance rate);

(ii)     second, to the holder of The Grace Building Standalone Companion Loans (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such The Grace Building Standalone Companion Loans (or The Grace Building Servicer, The Grace Building Special Servicer or The Grace Building Trustee, as applicable), with respect to The Grace Building Loan Combination, including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(iii)    third, (a) initially, to the holders of The Grace Building Loan Combination (or The Grace Building Servicer), the applicable accrued and unpaid servicing fee (without duplication of any portion of the servicing fee paid by the related borrower), as the case may be, and (b) then, to the holders of The Grace Building Loan Combination (or The Grace Building Special Servicer), any special servicing fees, any work-out fees and liquidation fees earned by it with respect to The Grace Building Loan Combination under the GRACE 2020-GRCE TSA;

(iv)    fourth, pari passu to the holders of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on The Grace Building Pari Passu Companion Loans and The Grace Building Mortgage Loan, net of the related servicing fee rate, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, on a pro rata basis according to the amount of accrued and unpaid interest due to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan;

(v)     fifth, pari passu, to the holder of The Grace Building Subordinate Companion Loans, up to an amount equal to the accrued and unpaid interest on the related principal balance at the related interest rate on The Grace Building Subordinate Companion Loans, net of the servicing fee rate, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of accrued and unpaid interest due to each such holder of The Grace Building Subordinate Companion Loans;

(vi)    sixth, pari passu, in respect of principal, to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, all remaining funds until the principal balances of The Grace Building Pari Passu Companion Loans and The Grace Building Mortgage Loan have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, (based on their respective outstanding principal balances);

(vii)   seventh, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Loan Combination or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vi), pari passu to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, in each case, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to such The Grace Building Pari Passu Companion Loans and The Grace Building Mortgage Loan, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan, on a pro rata basis according to the amount of realized losses previously allocated to the holders of The Grace Building Pari Passu Companion Loans and the Issuing Entity, as holder of The Grace Building Mortgage Loan;

(viii)   eighth, to the holder of The Grace Building Subordinate Companion Loans, which, if any, are no longer included in the GRACE 2020-GRCE Securitization Trust (or any servicer or trustee, as applicable), on a pro rata and pari passu basis (based on the unreimbursed amount of costs paid or payable), up to the amount of any unreimbursed costs paid or any costs currently payable or paid or advanced by such holder of The Grace Building Subordinate Companion Loans (or The Grace Building Servicer or The Grace Building Trustee), with respect to The Grace Building Loan Combination , including, without limitation, unreimbursed property protection advances and administrative advances and interest thereon at the applicable advance rate, to the extent such costs, property protection advances and administrative advances and interest thereon are then payable or reimbursable under the GRACE 2020-GRCE TSA;

(ix)    ninth, pari passu, in respect of principal to the holder of The Grace Building Subordinate Companion Loans, all remaining funds until the principal balances of The Grace Building Loan Combination have been reduced to zero, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis (based on their respective outstanding note principal balances);

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of The Grace Building Loan Combination or The Grace Building Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix), pari passu, to the holder of The Grace Building Subordinate Companion Loans, in an amount equal to the aggregate of unreimbursed realized losses previously allocated to the holder of The Grace Building Subordinate Companion Loans, plus interest thereon at the related note interest rate minus the servicing fee, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans on a pro rata basis according to the amount of realized losses previously allocated to each such holder of The Grace Building Subordinate Companion Loans;

(xi)    eleventh, pro rata and pari passu, to the holders of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace Building Pari Passu Companion Loans and The Grace Building Mortgage Loan under The Grace Building Loan Combination documents pro rata based on the Prepayment Charge Entitlement of such senior note, with the aggregate amount so payable to be allocated between the holders of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, according to the respective amounts due to them under this clause (xi);

(xii)   twelfth, pro rata and pari passu, to the holder of The Grace Building Subordinate Companion Loans, any prepayment charge, to the extent actually paid by The Grace Building borrower and allocable to any prepayment of The Grace Building Subordinate Companion Loans under The Grace Building Loan Combination documents pro rata based on the Prepayment Charge Entitlement of such holder of The Grace Building Subordinate Companion Loans, with the aggregate amount so payable to be allocated between the holders of The Grace Building Subordinate Companion Loans according to the respective amounts due to them under this clause (xii);

(xiii)  thirteenth, any interest accrued at the default rate on the principal balance to the extent such default interest amount is (a) actually paid by The Grace Building borrower, (b) in excess of interest accrued on the principal balance at the interest rate and (c) not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer, or the Master Servicer or Trustee, pro rata and pari passu, to each holder of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, and the holder of The Grace Building Subordinate Companion Loans in an amount calculated on the principal balance of the related note at the excess of (x) the related default rate for such note over (y) the note rate for such note with the aggregate amount so payable to be allocated between the notes on a pro rata basis according to the respective amounts due to such notes under this clause (xiii);

(xiv)  fourteenth, pro rata and pari passu (in the case of penalty charges, only to the extent not required to be paid to The Grace Building Servicer, The Grace Building Trustee or The Grace Building Special Servicer or the Master Servicer or Trustee), to each holder of The Grace Building Pari Passu Companion Loans and to the Issuing Entity, as holder of The Grace Building Mortgage Loan, and the holder of The Grace Building Subordinate Companion Loans its percentage interest of any assumption fees and penalty charges, in each case to the extent actually paid by The Grace Building borrower; and

(xv)   fifteenth, any excess amount not otherwise applied pursuant to the foregoing clauses (i)-(xiv) above to each holder of The Grace Building Loan Combination, pro rata and pari passu, in accordance with their respective initial percentage interests.

Notwithstanding clause (xiv) above, to the extent that The Grace Building borrower actually pays any assumption fees, such assumption fees otherwise allocable to the notes instead will be payable as additional servicing compensation as provided in the GRACE 2020-GRCE TSA.

“Prepayment Charge Entitlement” means with respect to any prepayment of The Grace Building Loan Combination made with a prepayment charge and respect to any note, the product of: (i) a fraction whose numerator is the amount of such prepayment and whose denominator is the outstanding principal balance of such note before giving effect to such prepayment, times (ii) the amount by which (a) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to such note, including the balloon payment on the commencement of the open prepayment date (assuming no other prepayments or acceleration of The Grace Building Loan Combination), determined by discounting such payments at the discount rate, exceeds (b) the outstanding principal balance of such note on such date immediately prior to such prepayment.

Consultation and Control

The “controlling holder” under The Grace Building Co-Lender Agreement will be the securitization trust created pursuant to the terms of the GRACE 2020-GRCE TSA (the “GRACE 2020-GRCE Securitization Trust”), whose rights in such capacity will be generally exercised by the related directing holder so long as a subordinate control period under the GRACE 2020-GRCE TSA is in effect (subject to other terms and conditions described under the GRACE 2020-GRCE TSA). At any time a subordinate control period under the GRACE 2020-GRCE TSA is not in effect, the rights of the “controlling holder” under The Grace Building Co-Lender Agreement will be generally exercised by The Grace Building Special Servicer or the related certificateholders (in the case of appointment and replacement of the special servicer with respect to The Grace Building Loan Combination as described under the GRACE 2020-GRCE TSA). For the avoidance of doubt, so long as The Grace Building Subordinate Companion Loans are included in the GRACE 2020-GRCE Securitization Trust, any purchase option or cure rights of the holder of The Grace Building Subordinate Companion Loans under The Grace Building Co-Lender Agreement will not apply.

In addition, each holder of The Grace Building Companion Loans (or its representative which, at any time The Grace Building Companion Loans are included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of The Grace Building Companion Loans, as and to the extent provided in the related pooling and servicing agreement) will have the right under the GRACE 2020-GRCE TSA to receive all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information provided to the related certificateholders. No objection, direction or advice by any noteholder under The Grace Building Co-Lender Agreement may require or cause The Grace Building Servicer or The Grace Building Special Servicer, as applicable, to violate any provision of The Grace Building Loan Combination documents, applicable law, the GRACE 2020-GRCE TSA, The Grace Building Co-Lender Agreement, the REMIC provisions of the Code or The Grace Building Servicer or The Grace Building Special Servicer’s obligation to act in accordance with the servicing standard under the GRACE 2020-GRCE TSA.

Sale of Defaulted Loan Combination

Pursuant to the terms of The Grace Building Co-Lender Agreement, if The Grace Building Loan Combination becomes a defaulted loan, and if The Grace Building Special Servicer determines to sell The Grace Building Loan Combination that has become a specially serviced loan in accordance with the GRACE 2020-GRCE TSA, then The Grace Building Special Servicer will be required to sell The Grace Building Mortgage Loan and The Grace

Building Companion Loans together as one whole loan. The Grace Building Special Servicer is required to give the holders of The Grace Building Mortgage Loan and The Grace Building Companion Loans ten (10) business days’ notice of its intention to sell The Grace Building Loan Combination. In connection with any such sale, The Grace Building Special Servicer will be required to follow the procedures described in the GRACE 2020-GRCE TSA.

Special Servicer Appointment Rights

Pursuant to the terms of The Grace Building Co-Lender Agreement, the “controlling noteholder” with respect to The Grace Building Loan Combination (which will be the GRACE 2020-GRCE Securitization Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to The Grace Building Loan Combination and appoint a replacement special servicer without the consent of the holders of The Grace Building Mortgage Loan and The Grace Building Companion Loans. The related directing holder (during a subordinate control period), and the applicable certificateholders with the requisite percentage of voting rights (after a subordinate control period) will exercise the rights of the GRACE 2020-GRCE Securitization Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to The Grace Building Loan Combination and appoint a replacement special servicer, as described in the GRACE 2020-GRCE TSA.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Goldman Sachs Mortgage Company and German American Capital Corporation are the sponsors of the securitization transaction constituted by the issuance of the Pooled Certificates and the Uncertificated VRR Interest and, accordingly, are referred to as the “Sponsors”.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the CREFI Mortgage Loans. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters) and Citibank, N.A. (the Certificate Administrator). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest. None of the Certificateholders or the Uncertificated VRR Interest Owner will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates, the Uncertificated VRR Interest or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●

whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●

whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●

whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●

whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●

whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related mortgaged properties;

●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;

●

a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;

●

whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owner or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owner and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”,

“—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

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Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2020. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2018 to and including December 31, 2020, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $36,225,003 initial Certificate Balance of the Class VRR Certificates (i.e., the CREFI VRR Interest Portion) as described under “Credit Risk Retention”, and an affiliate of CREFI may purchase the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the CREFI VRR Interest Portion) at any time. CREFI or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the CREFI VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2019, of JPMorgan Chase & Co., the 2019 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2019, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $150 billion. Of that amount, approximately $124.6 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2019, JPMCB originated and securitized approximately $9.0 billion of commercial mortgage loans, of which approximately $4.2 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

General

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans or portions thereof originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-3A and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-3B.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex B, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed

Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Mortgage Loan Information” and Annex A to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

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Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the

Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●

Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●

Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the

Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

JPMCB has disclosed generally its underwriting guidelines with respect to JPMCB’s Mortgage Loans. However, one or more of JPMCB’s Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, JPMCB may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 15, 2020. JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on February 12, 2020. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. With respect to the period from and including October 1, 2017 to and including September 30, 2020, JPMCB has no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any Certificates issued by the Issuing Entity or any other economic interest in this securitization, except that JPMCB (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $21,379,755 initial Certificate Balance of the Class VRR Certificates (i.e., the JPMCB VRR Interest Portion) as described under “Credit Risk Retention”. JPMCB or its affiliates may retain on the Closing Date or own in the future certain Classes of Certificates, including, without limitation, the Class R Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an initial Risk Retention Consultation Party and an affiliate of GS Bank, an originator and the Uncertificated VRR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. The 711 Fifth Avenue Loan Combination was co-originated by GS Bank and Bank of America, N.A. The Selig Office Portfolio Loan Combination was co-originated by GS Bank and GSMC.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2020, GSMC originated or acquired approximately 3,115 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $140.1 billion. As of December 31, 2020, GSMC had acted as a sponsor and mortgage loan seller on approximately 234 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion and $6.823 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-2A to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex B—Significant Loan Summaries”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-2B—Exceptions to Sponsor Representations and Warranties (GSMC)”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

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Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

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Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●

Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●

Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●

Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The 711 Fifth Avenue Loan Combination was co-originated by GS Bank and Bank of America, N.A. The Selig Office Portfolio Loan Combination was co-originated by GS Bank and GSMC.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on November 13, 2020. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2017 to and including September 30, 2020, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected

(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$(t)% of principal balance (u) # (v)	$ (w)	% of principal balance (x)

GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than approximately $18,940,250 initial principal balance of the Combined VRR Interest (i.e., the Uncertificated VRR Interest). However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GS Bank (or its MOA), an affiliate of GSMC, will be required to retain the Uncertificated VRR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. Deutsche Bank AG, New York Branch (“DBNY”) or DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), each an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans and the Trust Subordinate Companion Loan.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator and the initial holder of the 360RR Interest, and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. Prior to the date of this prospectus, DBRI purchased for cash from DBNY a 100% equity participation in each of the GACC Mortgage Loans originated by DBNY. DBRI and DBNY will sell their respective interests in the GACC Mortgage Loans and the Trust Subordinate Companion Loan to GACC on the Closing Date. During the period from DBRI’s purchase of such participation interests to the Closing Date, DBRI will have borne the credit risk in respect of the GACC Mortgage Loans and the Trust Subordinate Companion Loan. It is also expected that DBRI will be the holder of the companion loans (if any) (or, in the case of the MGM Grand & Mandalay Bay companion loans, the holder of a 100% equity participation in such companion loans) for which the noteholder is identified as “DBRI” in the table titled “Loan Combination Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Loan Combinations—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc. and J.P. Morgan Chase Commercial Mortgage Securities Corp., (iv) the “GC” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc. and GS Mortgage Securities Corporation II, and (v) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2020 is approximately $86.872 billion.

GACC or its affiliates has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or such affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-1B to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as a Sponsor and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to (i) the MGM Grand & Mandalay Bay Loan Combination, which was co-originated by CREFI, Barclays Capital Real Estate Inc., DBNY, and Société Générale Financial Corporation, portions of which are being sold by GACC and CREFI, the CREFI Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus, (ii) the 860 Washington Mortgage Loan, which was co-originated by JPMCB and DBRI, which is being sold by GACC and JPMCB, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus and (iii) The Grace Building Loan Combination, which was co-originated by JPMCB, Bank of America, N.A., DBRI, and Column Financial Inc., portions of which are being sold by GACC and JPMCB, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by a DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1A to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-1B.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex B.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI and DBNY are each an originator and are affiliated with GACC, with each other and with Deutsche Bank Securities Inc., one of the underwriters. DBRI and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A and Annex C to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

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Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to:

(i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the MGM Grand & Mandalay Bay Mortgage Loan (4.9%), the Mortgage Loan is structured with a 10-year ARD and a 12-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the loan-to-value ratio of the Mortgage Loan of 35.5% in comparison to the loan-to-value ratio of 70.0% that is provided for in GACC’s underwriting guidelines for hospitality properties, (ii) the net cash flow debt service coverage ratio of the Mortgage Loan based on annual master lease rents of 4.95x, in comparison to a net cash flow debt service coverage ratio of 1.50x that is provided for in GACC’s underwriting guidelines for hospitality properties and (iii) the experience of the loan sponsors and their affiliates. One of the loan sponsors for the MGM Grand & Mandalay Bay Mortgage Loan is a subsidiary of Blackstone Real Estate Income Trust, Inc.

With respect to the First Republic Center Mortgage Loan (2.7%), the Mortgage Loan is structured with a 10-year anticipated repayment date and an approximately 17-year final maturity date, which is longer than the maximum term of 10 years generally required by GACC’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the Mortgage Loan’s loan-to-value ratio of 39.8% in comparison to the maximum loan-to-value ratio of 75.0% that is provided for in GACC’s underwriting guidelines for office properties, (ii) the Mortgage Loan’s net cash flow debt service coverage ratio based on annual rents of 5.33x, in comparison to a minimum net cash flow debt service coverage ratio of 1.25x that is provided for in GACC’s underwriting guidelines for office properties and (iii) the experience of the borrower sponsor and its affiliates. The borrower sponsor for the First Republic Center Mortgage Loan is KKR Real Estate Select Trust Inc., an affiliate of KKR & Co. Inc.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2020. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including October 1, 2017 to and including September 30, 2020, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional Classes of Certificates. Any such party will have the right to dispose of any such additional Certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates and the Uncertificated VRR Interest contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans (and, in the case of GACC, the Trust Subordinate Companion Loan) in an amount equal to the excess, if any, of:

(a)    the sum of any proceeds received from the sale of the Certificates and the Uncertificated VRR Interest to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans and the Trust Subordinate Companion Loan and primary servicing of certain of the Serviced Loans, over

(b)    the sum of the costs and expense of originating or acquiring the Mortgage Loans and the Trust Subordinate Companion Loan and the costs and expenses related to the issuance, offering and sale of the Certificates and the Uncertificated VRR Interest as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of (i) CREFI, the Retaining Sponsor, an originator, an initial Risk Retention Consultation Party, the holder of the CREFI VRR Interest Portion and the current holder of one or more of the MGM Grand & Mandalay Bay Pari Passu Companion Loans, (ii) Citigroup Global Markets Inc., one of the underwriters, and (iii) Citibank, N.A., the Certificate Administrator, custodian, certificate registrar and paying agent.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CREFI or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller (and the Trust Subordinate Companion Loan from GACC) and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, the Uncertificated VRR Interest, the Mortgage Loans and the Trust Subordinate Companion Loan. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan or Trust Subordinate Companion Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders or the Uncertificated VRR Interest Owner, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates and the Uncertificated VRR Interest to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders and the Uncertificated VRR Interest Owner.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest.

The Issuing Entity

The Issuing Entity, Benchmark 2021-B23 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Property, disposing of Defaulted Mortgage Loans, the Trust Subordinate Companion Loan (if defaulted) and REO Property, issuing the Certificates and the Uncertificated VRR Interest, making distributions, providing reports to Certificateholders and the Uncertificated VRR Interest Owner, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates and the Uncertificated VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may

make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicers”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans and the Trust Subordinate Companion Loan to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors and the Trust Subordinate Companion Loan from GACC, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association), will act as trustee (the “Trustee”) pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation, and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2020, WTNA served as trustee on over 1,913 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $480 billion, of which approximately 646 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $426 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 information provider under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the Issuing Entity is located at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – Benchmark 2021-B23 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2020, Citibank’s Agency and Trust group managed in excess of $6 trillion in fixed income and equity investments on behalf of approximately 3,000 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement-backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2020, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 193 transactions backed by commercial mortgages with an aggregate principal balance of approximately $203.9 billion. The Depositor, the underwriters, any initial purchasers of Certificates, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor and the Asset Representations Reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all Trust REMIC tax returns and Grantor Trust tax returns on behalf of the Issuing Entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years. Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota. One such third-party vendor separately engaged by Citibank in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans.

Neither Citibank nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that Citibank or one of its affiliates may purchase the Class R Certificates on the Closing Date, and except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain the CREFI VRR Interest Portion as described under “Credit Risk Retention”. Citibank or its affiliates may, from time to time after the sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates (other than the CREFI VRR Interest Portion) at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. References in this prospectus to “Special Servicer” mean, with respect to each Serviced Loan and Serviced Loan Combination, the applicable Special Servicer that has been appointed to act as special servicer with respect to such Serviced Loan or Serviced Loan Combination, as applicable, when it becomes a Specially Serviced Loan and any related REO Property (i.e., (i) with respect to all Serviced Loans and Serviced Loan Combinations other than the 360 Spear Loan Combination and the Pittock Block Loan Combination, CWCapital Asset Management LLC, a Delaware limited liability company, (ii) with respect to the 360 Spear Loan Combination, KeyBank National Association, a national banking association, and (iii) with respect to the Pittock Block Loan Combination, Situs Holdings, LLC, a Delaware limited liability company).

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the master servicer (in such capacity, the “Master Servicer”) and in this capacity will be responsible for the servicing and administration of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced certain of the Mortgage Loans for one or more of the Mortgage Loan Sellers.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P, Moody’s Investors Service, Inc., Fitch, Morningstar Credit Ratings, LLC, DBRS, Inc. and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar Credit Ratings, LLC. For each category, S&P ranks Midland as “Above Average” and Morningstar Credit Ratings, LLC ranks Midland as “MOR CS2” for master servicer and primary servicer and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement or any applicable Outside Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2020, Midland was master and primary servicing approximately 28,563 commercial and multifamily mortgage loans with a principal balance of approximately $506 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,466 of such loans, with a total principal balance of approximately $256 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus the sum of 0.00125% plus any related subservicing fee rate, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, is also (i) the master servicer of each of the Station Park & Station Park West Loan Combination and the Rugby Pittsburgh Portfolio Loan Combination, which are both serviced under the BMARK 2020-B22 PSA and (ii) the master servicer and special servicer of the Selig Office Portfolio Loan Combination, which is serviced under the CGCMT 2015-GC29 PSA.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2018 to 2020.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2018	2019	2020
CMBS	$181	$219	$256
Other	$351	$387	$317
Total	$532	$606	$573

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2018 to 2020.

As of December 31, 2020, Midland was named the special servicer in approximately 394 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $170 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 395 assets with an outstanding principal balance of approximately $8.3 billion.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2018	2019	2020
Total	$158	$171	$170

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the CREFI Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Midland may enter into one or more arrangements with a controlling class representative, a directing certificateholder, a controlling class certificateholder or any person with the right to appoint or remove and replace the special servicer (or an affiliate or a third-party representative any of the preceding) to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement, any applicable Outside Servicing Agreement or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Issuing Entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the Issuing Entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than Midland.

The reports on assessment of compliance with applicable servicing criteria for the twelve month periods ending on December 31, 2018 and December 31, 2019, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements....”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and expects to move to an automated solution for this process.

The foregoing information regarding Midland under the heading “—Servicers—The Master Servicer” has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicers

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), will be appointed as the special servicer with respect to each Mortgage Loan and Loan Combination (other than any Excluded Special Servicer Mortgage Loan, any Outside Serviced Loan Combination, the 360 Spear Loan Combination and the Pittock Block Loan Combination), and in such capacity, CWCAM will be responsible for the servicing and administration of the Specially Serviced Mortgage Loans and REO Properties pursuant to the Pooling and Servicing Agreement. The principal special servicing offices of CWCAM are located at 900 19th Street NW, 8th Floor, Washington, D.C. 20006.

CWCAM and its affiliates are involved in the management, investment management and disposition of commercial real estate assets, which may include:

●	special servicing of commercial and multifamily real estate loans;

●	commercial real estate property management and risk management and insurance services;

●	commercial mortgage and commercial real estate brokerage services;

●	commercial mortgage note and commercial real estate sale and disposition services; and

●

investing in, managing, surveilling and acting as special servicer for commercial real estate assets including investment grade, non-investment grade and unrated securities issued pursuant to CRE, CMBS and CDO transactions.

CWCAM was organized in June 2005 and has acted as special servicer for commercial and multifamily loans and other servicing transactions since 2005. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own, manage and sell assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending on the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2017, CWCAM acted as special servicer with respect to 133 domestic CMBS pools containing approximately 4,900 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $74 billion. As of December 31, 2018, CWCAM acted as special servicer with respect to 145 domestic CMBS pools containing approximately 5,010 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $91 billion. As of December 31, 2019, CWCAM acted as special servicer with respect to 182 domestic CMBS pools containing approximately 6,399 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $121 billion. As of September 30, 2020, CWCAM acted as special servicer with respect to 223 domestic CMBS pools containing approximately 8,468 loans secured by properties throughout the United States with a then current unpaid principal balance of 160.6 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Washington, D.C.) and provides special servicing activities for investments in various markets throughout the United States. As of September 30, 2020, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2020, within the CMBS pools described in the preceding paragraph, 197 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending on the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time, CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “State Court”) for a declaratory judgment as to the proper allocation of certain proceeds in the alleged amount of $560 million (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York securing loans held by those trusts. CWCAM was the special servicer of such property. The petition requests the State Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the

Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the State Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. On July 19, 2016, the State Court denied CWCAM’s motion to dismiss. On July 22, 2016, the action was removed to federal court in Minnesota (“Federal Court”). On October 21, 2016, the Federal Court held a hearing on the motion to transfer the action to the United States District Court for the Southern District of New York (“SDNY Court”), a motion to remand to state court and a motion to hear CWCAM’s request for reconsideration of the motion to dismiss. On March 14, 2017, the Federal Court reserved the determination on the motion to hear CWCAM’s request for reconsideration of the motion to dismiss, denied the motion to remand the matter to state court and granted the motion to transfer the proceeding to the SDNY Court. Cross motions for judgment on the pleadings were filed but the SDNY Court was unable to decide the case based on the pleadings and the SDNY Court ordered discovery. All fact discovery was completed in December 2018 and expert discovery was completed on March 15, 2019. The parties submitted cross motions for summary judgment, and on March 19, 2020, the SDNY Court entered an opinion and order in which it granted summary judgment in CWCAM’s favor and held that CWCAM was entitled to the entire $614 million in penalty interest. In the 127-page opinion, the SDNY Court found for CWCAM on every issue presented by the trustee’s petition, namely, that the funds in dispute constitute penalty interest and yield maintenance, not gain-on-sale proceeds, and that penalty interest in the amount of $614 million was correctly calculated. An appeal of the SDNY Court’s decision was taken on April 29, 2020.

On December 1, 2017, a complaint against CWCAM and others was filed in the United States District Court for the Southern District of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., No. 17-cv-9463 (the “Original Complaint”). The gravamen of the Original Complaint alleged breaches of a contract and fiduciary duties by CWCAM’s affiliate, CWCapital Investments LLC in its capacity as collateral manager for the collateralized debt obligation transaction involving CWCapital Cobalt Vr, Ltd. In total, there are 14 counts pled in the Original Complaint. Of those 14, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment. On May 23, 2018, the Original Complaint was dismissed for lack of subject matter jurisdiction. On June 28, 2018, CWCapital Cobalt Vr Ltd. filed a substantially similar complaint in the Supreme Court of the State of New York, County of New York styled as CWCapital Cobalt Vr Ltd. v. CWCapital Investments LLC, et al., Index No. 653277/2018 (the “New Complaint”). The gravamen of the New Complaint is the same as the previous complaint filed in the United State District Court for the Southern District of New York. In total there are 16 counts pled in the New Complaint. Of those 16 counts, 5 claims were asserted against CWCAM for aiding and abetting breach of fiduciary duty, conversion and unjust enrichment, 1 count seeks a declaratory judgement that the plaintiff has the right to enforce the contracts in question and 1 count seeks an injunction requiring the defendants to recognize the plaintiff as the directing holder for the trusts in question. On January 11, 2019, the plaintiff dismissed with prejudice the declaratory judgment and injunction counts. The New Complaint and related summons was not served on the defendants until July 13, 2018 and July 16, 2018. The plaintiff’s motion for a preliminary injunction was denied by the court on July 31, 2018. On August 3, 2018, the defendants, including CWCAM, filed a motion to dismiss the New Complaint in its entirety. On August 20, 2019, the court entered an order granting defendants’ motion almost in its entirety, dismissing 11 of the 16 counts and partially dismissing 2 additional counts. Of the remaining counts, 2 are asserted against CWCAM for aiding and abetting breach of fiduciary duty and unjust enrichment. On September 19, 2019, CWCapital Cobalt Vr Ltd. filed a notice of appeal relating to the August 20, 2019 dismissal order and on September 26, 2019, filed an amended complaint against CWCI and CWCAM attempting to address deficiencies relating to certain of the claims dismissed by the August 20, 2019 order. CWCI and CWCAM filed its Motion to Dismiss the amended complaint on October 28, 2019. The court heard argument on the Motion to Dismiss the amended complaint on January 22, 2020 and the parties are awaiting the court’s decision. CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith and the remaining allegations in the New Complaint are without merit. CWCAM intends to vigorously contest each of the remaining claims.

CWCAM may enter into one or more arrangements with any directing certificateholder, any controlling class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the Pooling and Servicing Agreement and limitations on the right of such person to replace CWCAM as the special servicer.

Neither CWCAM, nor to CWCAM’s knowledge any affiliate of CWCAM, has any interest retained in the transaction.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

The foregoing information regarding CWCAM under the heading “—Servicers—The Special Servicers” has been provided by CWCAM.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (a) with or without cause by the applicable Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

KeyBank National Association

KeyBank National Association (“KeyBank”), a national banking association, will be the special servicer for the 360 Spear Loan Combination. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank is not an affiliate of the issuing entity, the depositor, the Mortgage Loan Sellers, the master servicer, the other special servicers, the trustee, the certificate administrator, the operating advisor, or the asset representations reviewer. The principal servicing offices of KeyBank are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is also the (i) the master servicer under the BX 2020-VIVA TSA, which governs the servicing of the MGM Grand & Mandalay Bay mortgage loan and (ii) the special servicer under the GSMS 2020-GC47 PSA, which governs the servicing of the 711 Fifth Avenue mortgage loan.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2018	12/31/2019	12/31/2020
By Approximate Number	16,281	18,882	17,008
By Approximate Aggregate Principal Balance (in billions)	$239.0	$289.6	$308.5

Within this servicing portfolio are, as of December 31, 2020, approximately 10,863 loans with a total principal balance of approximately $228.6 billion that are included in approximately 743 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2019, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage backed securities transactions since 1998. As of December 31, 2020, KeyBank was named as special servicer with respect to commercial mortgage loans in 363 commercial mortgage backed securities transactions totaling approximately $148.3 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 194 commercial mortgage loans with an aggregate outstanding principal balance of approximately $3.6 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

 The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	12/31/2018	12/31/2019	12/31/2020
By Approximate Number of Transactions	211	281	363
By Approximate Aggregate Principal Balance (in billions)	$86.7	$111.4	$148.3

KeyBank has resolved over $13.0 billion of U.S. commercial mortgage loans over the past 10 years, $2.27 billion of U.S. commercial mortgage loans during 2011, $1.89 billion of U.S. commercial mortgage loans during 2012, $2.69 billion of U.S. commercial mortgage loans during 2013, $628.5 million of U.S. commercial mortgage loans during 2014, $1.4 billion of U.S. commercial mortgage loans during 2015, $263.6 million of U.S. commercial mortgage loans during 2016, $225 million of U.S. commercial mortgage loans during 2017, $123.4 million of U.S. commercial mortgage loans during 2018, $318.7 million of U.S. commercial mortgage loans during 2019, and $3.2 billion of U.S. commercial mortgage loans during 2020.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P Global Ratings (“S&P”), Fitch, and DBRS Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long Term Deposits	N/A	A	Aa3
Short Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the 360 Spear Loan Combination or the performance of the related loan-specific certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

As the special servicer, KeyBank is generally responsible for the special servicing functions with respect to the 360 Spear Loan Combination and any related REO Property. Additionally, KeyBank may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the 360 Spear Mortgage Loan are to be maintained is described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. Generally, all amounts received by KeyBank in connection with any REO Property related to the 360 Spear Mortgage Loan held by the issuing entity are deposited into an REO account.

KeyBank will not have primary responsibility for custody services of original documents evidencing the 360 Spear Mortgage Loan. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the 360 Spear Loan Combination or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the 360 Spear Loan Combination pursuant to the Pooling and Servicing Agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank set forth in this section entitled “—Servicers—The Special Servicers—KeyBank National Association” has been provided by KeyBank.

Situs Holdings, LLC

Situs Holdings, LLC, a Delaware limited liability company (“Situs Holdings”), will act as the special servicer for the Pittock Block Loan Combination. Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds (The “Trident VI Funds” include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP. The “Trident VII” Funds include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII Professionals Fund, LP.) which are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the US. Securities and Exchange Commission. Stone Point is a financial services-focused private equity firm that has raised and managed eight private equity funds over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board (“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force. Situs Holdings and Rialto Capital Advisors, LLC are commonly controlled by Stone Point.

On September 18, 2020, SitusAMC Holdings Corp., Situs Holdings’ parent, acquired the third-party loan servicing and asset management platform of Cohen Financial, a division of Truist Financial Corporation. The acquisition included Cohen’s servicing and asset management clients and employees, including those related to special servicing.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

Situs Holdings has a current special servicer rating for “CSS2-” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s Investors Service, Inc., Kroll and DBRS Morningstar as a special servicer for CMBS and SFR transactions. As of September 30, 2020, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $17.65 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the commercial real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary servicing

●	CMBS special servicing

●	Asset management

●	Commercial real estate valuation

●	Due diligence and underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. including San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions investors and servicers as well as to agencies of the United States government.

The table below sets forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing	12/31/2017	12/31/2018	12/31/2019	09/30/2020
CMBS Pools (excluding SFR)	19	22	60	159
By Approximate Number	1,159	1,220	1,912	3,279
Named Specially Serviced Portfolio By Approximate UPB(1)	$9,390,884,743	$11,988,515,043	$29,654,019,596	$48,217,541,123
Actively Specially Serviced Portfolio By Number of Loans(2)	14	12	3	`104
Actively Specially Serviced Portfolio By Approximate UPB(2)	$181,792,953	$138,318,128	$12,523,226	$2,773,760,480
SFR Pools	6	3	6	9
By Approximate Number	153	249	512	781
Named Specially Serviced Portfolio By Approximate UPB(1)	$2,423,291,984	$547,140,715	$1,410,421,511	$2,202,463,033
Actively Specially Serviced Portfolio By Number of Loans(2)	5	7	17	38
Actively Specially Serviced Portfolio By Approximate UPB(2)	$9,314,191	$11,115,151	$26,206,600	$92,835,040

(1)	Includes all securitized loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those securitized loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of September 30, 2020, Situs had 89 personnel involved in the asset management and special servicing of commercial real estate assets, of which 15 were dedicated to the special servicing business unit. As of September 30, 2020, Situs specially serviced a portfolio that included approximately 145 loans throughout the United States, including non-securitized notes, with a then current face value in excess of $2.88 billion, all of which are commercial or multifamily real estate assets. As of September 30, 2020, Situs had 137 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates. Additionally certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans and properties securing the Mortgage Loans. Accordingly, the assets that Situs services or its affiliates own or finance, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement nor any material impact on the loan performance or the performance of the certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standards set forth in the pooling and servicing agreement. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the holders of the certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer.

Situs Holdings is not an affiliate of the depositor, the issuing entity, the underwriters, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representation reviewer or any sponsor. Through common control by Stone Point, Situs is affiliated with Prima Capital Advisors, LLC, the anticipated initial directing holder for the Pittock Block Loan Combination. Situs Holdings currently serves as the special servicer under the BX 2020-VIVA TSA which governs the servicing of the MGM Grand & Mandalay Bay Loan Combination and the GRACE 2020-GRCE TSA which governs the servicing of the Grace Building Loan Combination. Situs Holdings is also affiliated with Rialto Capital Advisors, LLC and RREF IV Debt AIV, L.P. which respectively are the special servicer and current controlling class representative under the Benchmark 2020-B22 PSA which governs the servicing of the Station Park & Station Park West Loan Combination and the Rugby Pittsburgh Portfolio Loan Combination. Additionally, the Depositor, the Sponsors, the underwriters, the borrowers, the Master Servicer, the Trustee and the Certificate Administrator may maintain banking and other commercial relationships with Situs and its affiliates.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. As of the Closing Date neither Situs nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than its rights to special servicer compensation as described in this prospectus and as described as to its affiliates in this prospectus. However, Situs or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

Situs may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Situs’s appointment as special servicer under the PSA and limitations on such person’s right to replace Situs as a special servicer.

The foregoing information regarding Situs under the heading “—Servicers—The Special Servicers—Situs Holdings, LLC” has been provided by Situs.

Situs, as the Special Servicer with respect to the Pittock Block Loan Combination, will among other things, oversee the resolution of such Loan Combination during a special servicing period and the disposition of any related REO Property. Certain of Situs’s duties as the Special Servicer under the Pooling and Servicing Agreement, including information regarding the processes for handling delinquencies, losses, bankruptcies and recoveries (such as through a liquidation of the Pittock Block Loan Combination, the sale of such Loan Combination or negotiations or workouts with the related borrower under such Loan Combination) are set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus. Situs’s ability to waive or modify any terms, fees, penalties or payments on either of the Pittock Block Loan Combination and the effect of that ability on the potential cash flows from such Loan Combination are described under “The Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Loan Combinations, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2020, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $255.9 billion issued in 303 transactions.

As of December 31, 2020, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $120.5 billion issued in 135 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing

Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) CREFI, a Sponsor, an originator, an initial Risk Retention Consultation Party, the Retaining Sponsor and the expected holder of the CREFI VRR Interest Portion, (ii) Citigroup Global Markets Inc., one of the underwriters, and (iii) Citibank, N.A., the Certificate Administrator, Custodian, certificate registrar and paying agent.

JPMCB, a Sponsor, an originator, an initial Risk Retention Consultation Party and the expected holder of the JPMCB VRR Interest Portion, is an affiliate of J.P. Morgan Securities LLC, one of the underwriters.

GSMC, a Sponsor and an initial Risk Retention Consultation Party, is an affiliate of GS Bank, an originator and the expected owner of the Uncertificated VRR Interest (in such capacity, the “Uncertificated VRR Interest Owner”), and an affiliate of Goldman Sachs & Co. LLC, one of the underwriters.

GACC, a Sponsor, is an affiliate of DBNY, an originator, DBRI, an originator, and Deutsche Bank Securities Inc., one of the underwriters.

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, is also (i) the master servicer of each of the Station Park & Station Park West Loan Combination and the Rugby Pittsburgh Portfolio Loan Combination, which are both serviced under the BMARK 2020-B22 PSA and (ii) the master servicer and special servicer of the Selig Office Portfolio Loan Combination, which is serviced under the CGCMT 2015-GC29 PSA.

Wilmington Trust, National Association, the Trustee, is also the Outside Trustee under the respective Outside Servicing Agreements that govern the servicing of the MGM Grand & Mandalay Bay Loan Combination, The Grace Building Loan Combination and the 711 Fifth Avenue Loan Combination. In its capacity as Outside Trustee under each such Outside Servicing Agreement, Wilmington Trust, National Association serves as mortgagee of record with respect to the subject Loan Combination.

Citibank, N.A., the Certificate Administrator and Custodian, is also the Outside Certificate Administrator and Outside Custodian under the Outside Servicing Agreement that governs the servicing of the MGM Grand & Mandalay Bay Loan Combination and the Outside Certificate Administrator under the Outside Servicing Agreement that governs the servicing of the Selig Office Portfolio Loan Combination.

Park Bridge Lender Services LLC, the Operating Advisor and the Asset Representations Reviewer, is also (a) the Outside Operating Advisor under the Outside Servicing Agreement that governs the servicing of The Grace Building Loan Combination and (b) the Outside Operating Advisor and the asset representations reviewer under the Outside Servicing Agreement that governs the servicing of the 711 Fifth Avenue Loan Combination.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Outside Servicing Agreements) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between CREFI, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland, the Master Servicer, acts as interim servicer with respect to 22 of the Mortgage Loans (23.1%) (with an aggregate Cut-off Date Balance of approximately $353,677,674) to be contributed to this securitization transaction by CREFI.

Pursuant to certain interim servicing agreements between JPMCB, a Sponsor and an originator, and/or certain of its affiliates, on the one hand, and Midland, the Master Servicer, on the other hand, Midland acts as interim servicer with respect to all of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $427,595,105) to be contributed to this securitization transaction by JPMCB.

Pursuant to certain interim servicing agreements between GSMC, a Sponsor, and/or certain of its affiliates, on the one hand, and Midland, the Master Servicer, on the other hand, Midland acts as interim servicer with respect to six (6) of the Mortgage Loans (18.4%) (with an aggregate Cut-off Date Balance of approximately $282,205,105) to be contributed to this securitization transaction by GSMC.

Pursuant to certain interim servicing agreements between GACC, a Sponsor, and/or certain of its affiliates, on the one hand, and Midland, the Master Servicer, on the other hand, Midland acts as interim servicer with respect to six (6) of the Mortgage Loans (5.7%) (with an aggregate Cut-off Date Balance of approximately $87,030,699) to be contributed to this securitization transaction by GACC.

Loan Combinations and Mezzanine Loan Arrangements

CREFI, an originator and a Sponsor, is the current holder of one or more of the MGM Grand & Mandalay Bay Pari Passu Companion Loans, but is expected to transfer the Companion Loans to one or more future commercial mortgage securitization transactions.

GS Bank, an originator and an affiliate of GSMC, is the current holder of the Phillips Point Pari Passu Companion Loans, a Millennium Corporate Park Pari Passu Companion Loan, a 711 Fifth Avenue Pari Passu Companion Loan and a JW Marriott Nashville Pari Passu Companion Loan, but each are expected to be securitized in one or more future securitizations.

DBRI, an originator and an affiliate of GACC, a Sponsor, is the current holder of one or more of The Grace Pari Passu Companion Loans and, in the case of the MGM Grand & Mandalay Bay Pari Passu Companion Loans, the holder of a 100% equity interest in one or more such Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions. In addition, DBNY, an originator and an affiliate of GACC, is the title holder of one or more MGM Grand & Mandalay Bay Pari Passu Companion Loans.

JPMCB, an originator and a Sponsor, is the current holder of one or more of the Pittock Block Pari Passu Companion Loans and The Village at Meridian Pari Passu Companion Loan, which are each expected to be securitized in one or more future securitizations.

In addition, GSMC (or an affiliate) is the current holder of a mezzanine loan in the principal amount (measured as of the Cut-off Date) of $30,540,000 related to the Phillips Point Mortgage Loan Mortgage Loan (4.9%). Being the holder of such mezzanine debt may create a conflict of interest. See “Description of the Mortgage Pool—Additional Indebtedness”. In exercising its rights, the mezzanine lender has no obligation to consider the interests of, or the impact of the exercise of such rights upon, the Issuing Entity or the Certificateholders.

In addition, DBRI (or an affiliate) is the current holder of the mezzanine loan related to each of the 360 Spear Mortgage Loan (6.8%) and the First Republic Center Mortgage Loan (2.7%). Being the holder of such mezzanine debt may create a conflict of interest. See “Description of the Mortgage Pool—Additional Indebtedness”. In exercising its rights, the mezzanine lender has no obligation to consider the interests of, or the impact of the exercise of such rights upon, the Issuing Entity or the Certificateholders. DBRI (or its affiliate) expects to sell its rights under each of the mezzanine loans to an unaffiliated third party prior to the Closing Date.

Other Arrangements

GSMC is affiliated with a tenant under the Phillips Point Mortgage Loan (4.9%).

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Credit Risk Retention

General

This securitization transaction, which is constituted by the issuance of the Pooled Certificates and the Uncertificated VRR Interest, will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in the securitization transaction constituted by the issuance of the Pooled Certificates and the Uncertificated VRR Interest is expected to be retained pursuant to Regulation RR (12 CFR Part 43) (“Regulation RR”) which implements the Credit Risk Retention Rules, as a combination of the following:

●	CREFI, a New York corporation, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”);

●	The Retaining Sponsor is expected to acquire (or cause other Retaining Parties to acquire) from the Depositor, on the Closing Date, portions of a “single vertical security” (as defined in Regulation RR) that is an “eligible vertical interest” (as defined in Regulation RR) in the Issuing Entity, with an aggregate initial principal balance of approximately $76,545,008 as of the Closing Date consisting of (i) the Uncertificated VRR Interest retained by GS Bank (or its MOA) as described below and (ii) the Class VRR Certificates acquired by CREFI and JPMCB, as described below (collectively, the “Combined VRR Interest”); the Combined VRR Interest will represent approximately 5.0% of the sum of the initial Certificate Balance of all of the Pooled Certificates and the aggregate initial principal balance of the Uncertificated VRR Interest as of the Closing Date; and the Combined VRR Interest will entitle each holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the Issuing Entity that is a Class of Pooled Certificates;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the Combined VRR Interest acquired on the Closing Date and retained by JPMCB, a national banking association, which portion of the Combined VRR Interest will be in the form of Class VRR Certificates and have an initial Certificate Balance equal to approximately $21,379,755, representing approximately 27.93% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “JPMCB VRR Interest Portion”). JPMCB originated Mortgage Loans or portions thereof representing approximately 27.93% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to JPMCB’s percentage ownership of the aggregate initial principal balance of the entire Combined VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	JPMCB will acquire the JPMCB VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby JPMCB will sell to the Depositor the JPMCB Mortgage Loans originated by it in exchange for cash consideration and the JPMCB VRR Interest Portion; and payment for the JPMCB VRR Interest Portion (i) will be in the form of a reduction in the price received by JPMCB from the Depositor for the JPMCB Mortgage Loans originated by JPMCB and sold by JPMCB to the Depositor for inclusion in this securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by JPMCB’s acquisition of the JPMCB VRR Interest Portion in accordance with Regulation RR;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the Combined VRR Interest acquired on the Closing Date and retained by Goldman Sachs Bank USA, a New York chartered bank (“GS Bank”) (or its MOA), as originator of the GSMC Mortgage Loans, which portion of the Combined VRR Interest will constitute an uncertificated interest and have an initial principal balance equal to approximately $18,940,250, representing approximately 24.74% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “Uncertificated VRR Interest” or the “GS Bank VRR Interest Portion”). GS Bank originated approximately 24.74% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the aggregate initial principal balance of the entire Combined VRR Interest as of the Closing Date, in accordance with Rule 11(a)(1) of Regulation RR;

●	GS Bank will acquire the GS Bank VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby GS Bank will sell to the Depositor (through its affiliate, GSMC) the GSMC Mortgage Loans that it originated in exchange for cash consideration and the GS Bank VRR Interest Portion; and payment for the GS Bank VRR Interest Portion (i) will be in the form of a reduction in the price received by GS Bank (through GSMC) from the Depositor for the GSMC Mortgage Loans sold by GS Bank (through GSMC) to the Depositor for inclusion in such securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by GS Bank’s acquisition of the GS Bank VRR Interest Portion in accordance with Regulation RR; and

●	The Retaining Sponsor is expected to retain (either directly or through its MOA) the portion of the Combined VRR Interest remaining (following the acquisition by or on behalf of each of JPMCB and GS Bank of the JPMCB VRR Interest Portion and the GS Bank VRR Interest Portion, respectively), which remaining portion will be in the form of Class VRR Certificates and have an initial Certificate Balance equal to approximately $36,225,003, representing approximately 47.33% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion” and together with the JPMCB VRR Interest Portion, the “Class VRR Certificates”).

The owner of the Uncertificated VRR Interest is referred to in this prospectus as the “Uncertificated VRR Interest Owner” and the Uncertificated VRR Interest Owner and the holder(s) of the Class VRR Certificates are referred to in this prospectus, each individually, as a “Combined VRR Interest Owner” and, collectively, as the “Combined VRR Interest Owners”.

“MOA” means a “majority-owned affiliate” (as defined in Regulation RR).

The Retaining Sponsor, JPMCB and GS Bank are collectively referred to herein as the “Retaining Parties”. The percentage of the aggregate Certificate Balance of all of the Pooled Certificates and the aggregate initial principal balance of the Uncertificated VRR Interest as of the Closing Date represented by the Combined VRR Interest, will equal at least 5%, as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to the securitization transaction constituted by the issuance of the Pooled Certificates, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The Class VRR Certificates constitute a Class of Pooled Certificates, a Class of Regular Certificates and a Class of Principal Balance Certificates, but do not constitute a Class of Offered Certificates, a Class of Non-Vertically Retained Pooled Certificates, a Class of Non-Vertically Retained Pooled Regular Certificates or a Class of Non-Vertically Retained Pooled Principal Balance Certificates. The Uncertificated VRR Interest does not constitute a Class of Certificates, or any of the foregoing categories defining certain specified Classes of Certificates. The Class VRR Certificates and the Uncertificated VRR Interest are collectively referred to in this prospectus as the “Combined VRR Interest”. The Combined VRR Interest is not offered hereby.

The “Certificate Balance” of the Class VRR Certificates outstanding at any time represents the maximum amount that the holders of such Certificates are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of the Class VRR Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, the Class VRR Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to the Class VRR Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the Class VRR Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “Uncertificated VRR Interest Balance” represents the maximum amount that the holders of the Uncertificated VRR Interest outstanding at any time are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Uncertificated VRR Interest Balance will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, the Uncertificated VRR Interest on that Distribution Date. In the event that applicable Realized Losses previously allocated to the Uncertificated VRR Interest in reduction of its Uncertificated VRR Interest Balance are recovered subsequent to such Uncertificated VRR Interest being reduced to zero, the Uncertificated VRR Interest Owner may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “Combined VRR Interest Balance” means the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, together.

The initial Combined VRR Interest Balance will be approximately $76,545,008, subject to a variance of plus or minus 5.0%.

The Combined VRR Interest will not be rated, and will not have a Rated Final Distribution Date.

Effective Interest Rate

Except for tax reporting purposes, the Combined VRR Interest does not have a specified Pass-Through Rate; however, the effective interest rate on the Combined VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

Allocation Between Combined VRR Interest and Non-Vertically Retained Pooled Certificates

The right to payment of holders of the Combined VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Pooled Regular Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Pooled Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) allocable to: (a) the Combined VRR Interest will be the product of such Aggregate Pooled Available Funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Pooled Regular Certificates (collectively) will be the product of such Aggregate Pooled

Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the respective Percentage Allocation Entitlements thereof.

The “Vertically Retained Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial Certificate Balance of all Classes of Pooled Principal Balance Certificates and (y) the initial principal balance of the Uncertificated VRR Interest.

The “Non-Vertically Retained Percentage” is the difference between 100% and the Vertically Retained Percentage.

The “Percentage Allocation Entitlement” means: (a) with respect to the Combined VRR Interest, the “Vertically Retained Percentage”; and (b) with respect to the Non-Vertically Retained Pooled Certificates, the “Non-Vertically Retained Percentage”.

The aggregate amount available for distributions on the Combined VRR Interest on each Distribution Date (other than distributions of Excess Interest, prepayment premiums and yield maintenance charges) is referred to as the “Combined VRR Available Funds”, which is equal to the product of the Aggregate Pooled Available Funds multiplied by the Vertically Retained Percentage.

Allocation of Applicable Realized Losses

On each Distribution Date, any applicable Realized Loss will be allocated to the Combined VRR Interest; and, in connection therewith, the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest will each be reduced (pro rata based on the relative Certificate Balance and Uncertificated VRR Interest Balance of each such interest on such Distribution Date) without distribution, as a write-off, to the extent of such Realized Loss, until the Combined VRR Interest Balance has been reduced to zero.

A “Realized Loss” means, with respect to the Combined VRR Interest for any Distribution Date, the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date.

All reductions in the Combined VRR Interest Balance in respect of Realized Losses allocable to the Combined VRR Interest (as described above) are referred to as an “Applied Realized Loss Amount”. Applied Realized Loss Amounts with respect to the Combined VRR Interest will be reimbursed as described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the Combined VRR Interest” below.

Appraisal Reductions

On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the Combined VRR Interest Balance thereof.

Voting Rights

The Class VRR Certificates will have the Voting Rights allocable to such Class as a Class of Pooled Principal Balance Certificates as described under “Description of the Certificates—Voting Rights” below in this prospectus. The Uncertificated VRR Interest will not have any voting rights.

Method, Timing and Amount of Distributions on the Combined VRR Interest

Distributions on the Class VRR Certificates and the Uncertificated VRR Interest are required to be made by the Certificate Administrator on each Distribution Date, to the extent of Combined VRR Available Funds as described in this prospectus, commencing in March 2021.

All distributions (other than the final distribution on the Class VRR Certificates or the Uncertificated VRR Interest) are required to be made to the persons in whose names the Class VRR Certificates or the Uncertificated VRR Interest, as applicable, are registered at the close of business on each Record Date. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the applicable Combined VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the applicable Combined VRR Interest Owner has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the applicable Combined VRR Interest Owner. The final distribution on any Class VRR Certificate or Uncertificated VRR Interest is required to be made in like manner, but only upon presentation and/or surrender thereof or of the rights thereto at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to the Class VRR Certificates will be allocated pro rata among the outstanding Class VRR Certificates based on their respective Percentage Interests.

Priority of Distributions on the Combined VRR Interest

On each Distribution Date, for so long as the aggregate Combined VRR Interest Balance has not been reduced to zero, the Certificate Administrator is required to apply amounts on deposit in the Distribution Account for distribution to the Combined VRR Interest, to the extent of the Combined VRR Available Funds, in the following order of priority:

First, to the Combined VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the Combined VRR Interest, in reduction of the Combined VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Combined VRR Interest Balance has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Combined VRR Interest Balance, up to an amount equal to the unreimbursed Applied Realized Loss Amounts previously allocated to the Combined VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any Combined VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Trust REMICs, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Reimbursement of previously allocated Realized Losses with respect to the Combined VRR Interest will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Combined VRR Interest Balance in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred) the Vertically Retained Percentage of the amount of such recovery will be added to the Combined VRR Interest Balance, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed applicable Realized Losses previously allocated to the Combined VRR Interest. If the Combined

VRR Interest Balance is so increased, the amount of unreimbursed Applied Realized Loss Amounts of the Combined VRR Interest will be decreased by such amount.

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

The “VRR Interest Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Pooled Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-Second and Twenty-Fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Pooled Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-Third and Twenty-Sixth and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on related unreimbursed Realized Losses distributed to the holders of the Non-Vertically Retained Pooled Principal Balance Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth and Twenty-Seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Pooled Available Funds for such Distribution Date) will be required to be distributed to holders of the Combined VRR Interest.

Prepayment Interest Shortfalls

Prepayment Interest Shortfalls on the Mortgage Loans that are not covered by certain Compensating Interest Payments made by the Master Servicer (or any comparable payments made by an Outside Servicer) are required to be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Pooled Regular Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements.

Allocation Between Class VRR Certificates and the Uncertificated VRR Interest

The right to payment of holders of the Class VRR Certificates is pro rata and pari passu with the right to payment of holders of the Uncertificated VRR Interest. On each Distribution Date, Combined VRR Available Funds and any Appraisal Reduction Amounts, yield maintenance charges and prepayment premiums, Prepayment Interest Shortfalls, and Excess Interest allocated to the Combined VRR Interest will be allocated to the Class VRR Certificates and the Uncertificated VRR Interest pro rata (based on the respective Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance). In addition, any losses incurred on the Mortgage Loans and/or reimbursements of Applied Realized Loss Amounts allocated to the Combined VRR Interest will be allocated between the Class VRR Certificates, on the one hand, and the Uncertificated VRR Interest, on the other hand, pro rata in accordance with the respective Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Combined VRR Interest the Vertically Retained Percentage of any Excess Interest received with respect to an

ARD Loan during the applicable Collection Period or otherwise distributable on such Distribution Date. Excess Interest will not be available to make distributions to any other Class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Hedging, Transfer and Financing Restrictions

The Combined VRR Interest will be required to be subject to certain hedging, transfer and financing restrictions. The Class VRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the Class VRR Certificates, for so long as the Class VRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement. The Uncertificated VRR Interest will not be evidenced by a certificate.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required; provided, that pursuant to the Pooling and Servicing Agreement, the Uncertificated VRR Interest Owner will not be permitted to transfer the Uncertificated VRR Interest at any time (other than to its MOA).

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to a “majority-owned affiliate”. In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the RR Interest unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to the securitization transaction constituted by the issuance of the Pooled Certificates, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the aggregate of the total outstanding Certificate Balance of the Pooled Certificates and the Uncertificated VRR Interest Balance has been reduced to 33% of the aggregate of the total outstanding Certificate Balance of the Pooled Certificates and the Uncertificated VRR Interest Balance as of the Closing Date, and (iii) two years after the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Uncertificated VRR Interest Owner will not be permitted to transfer the Uncertificated VRR Interest at any time (other than to its MOA).

Risk Retention Consultation Parties

The “Risk Retention Consultation Parties”, (x) with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be: (i) the party selected by CREFI , (ii) the party selected by JPMCB, and (iii) the party selected by GSMC and (y) solely with respect to the 360 Spear Mortgage Loan, the party selected by DBNY (such party, the “360 Spear Risk Retention Consultation Party”), as the owner of the 360 RR Interest. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from the Sponsor entitled to select it. Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded RRCP Mortgage Loan. The initial Risk Retention Consultation Parties are expected to be CREFI, JPMCB and GSMC, and DBNY (as the initial 360 Spear Risk Retention Consultation Party).

Each Risk Retention Consultation Party will have certain non-binding consultation rights in certain circumstances (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Loan, as further described in this prospectus.

Notwithstanding the foregoing, a Risk Retention Consultation Party will not have consultation rights with respect to any Mortgage Loan or Loan Combination with respect to which such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party (as to such Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan”).

With respect to any Serviced Mortgage Loan or Serviced Loan Combination as to which a Risk Retention Consultation Party has consultation rights as described above, the Master Servicer and the Special Servicer will be required to consult with such Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of a Consulting Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with a Consulting Party). In the event the Master Servicer or the Special Servicer receives no response from a Risk Retention Consultation Party within 10 days following the Master Servicer’s delivery of information in its possession reasonably requested by such Risk Retention Consultation Party or the Special Servicer’s delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Loan Combination or any other Mortgage Loan.

The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from the Sponsor entitled to select it.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders or the Uncertificated VRR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder or Uncertificated VRR Interest Owner, as applicable, will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or the Uncertificated VRR Interest;

(b)       may act solely in the interests of the holders of the Combined VRR Interest and does not have any liability or duties to the holders of any other Class of Certificates;

(c)       may take actions that favor the interests of the holders of one or more Classes including the Combined VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(d)       will have no liability whatsoever for having so acted as set forth in (a) – (c) above, and no Certificateholder or Uncertificated VRR Interest Owner may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Serviced Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2021-B23 (the “Certificates”) will be issued on or about February 18, 2021 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and, together with the Uncertificated VRR Interest, will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and in the case of GACC, the Trust Subordinate Companion Loan) it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated, and the Uncertificated VRR Interest will be designated, as set forth in the table under the heading “Certificate Summary.” Further, various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-4A1, Class A-5, Class A-AB, Class X-A, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class A-4A2, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R Certificates, the Class VRR Certificates and the Loan-Specific Certificates
“Senior Pooled Certificates”:	The Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Pooled Class X Certificates
“Subordinate Pooled Certificates”:	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
“Regular Certificates”:	The Senior Pooled Certificates, the Subordinate Pooled Certificates, the Class VRR Certificates and the Loan-Specific Certificates (i.e., the Certificates other than the Class R and Class S Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates) (i.e., the Non-Vertically Retained Pooled Principal Balance Certificates, the Class VRR Certificates and the Loan-Specific Principal Balance Certificates)

Designation	Classes/Interests
“Residual Certificates”:	The Class R Certificates
“Pooled Certificates”:	The Senior Pooled Certificates, the Subordinate Pooled Certificates, the Class S Certificates and the Class VRR Certificates
“Pooled Class X Certificates” or “Pooled Interest-Only Certificates”:	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Pooled Regular Certificates”:	The Regular Certificates (other than the Loan-Specific Certificates)
“Pooled Principal Balance Certificates”:	The Principal Balance Certificates (other than the Loan-Specific Principal Balance Certificates)
“Loan-Specific Principal Balance Certificates”:	The Loan-Specific Certificates
“Non-Offered Pooled Certificates”:	The Class A-4A2, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H and Class S Certificates
“Non-Vertically Retained Pooled Certificates”:	The Pooled Certificates (other than the Class VRR Certificates)
“Non-Vertically Retained Pooled Regular Certificates”:	The Non-Vertically Retained Pooled Certificates (other than the Class S Certificates)
“Non-Vertically Retained Pooled Principal Balance Certificates”:	The Non-Vertically Retained Pooled Regular Certificates (other than the Pooled Class X Certificates)
“Class VRR Certificates”:	The CREFI VRR Interest Portion and the JPMCB VRR Interest Portion
“Uncertificated VRR Interest”:	The GS Bank VRR Interest Portion
“Combined VRR Interest”:	The Class VRR Certificates and the Uncertificated VRR Interest
“Loan-Specific Certificates”:	The Class 360A, Class 360B, Class 360C and Class 360D Certificates and the 360RR Interest

Upon initial issuance, the respective Classes of the Non-Vertically Retained Pooled Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Pooled Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table).

The “Certificate Balance” of any Class of (a) Pooled Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each Class of Non-Vertically Retained Pooled Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, that Class of Non-Vertically Retained Pooled Principal Balance Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to a Class of Non-Vertically Retained Pooled Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Non-Vertically Retained Pooled Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Pooled Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Pooled Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Pooled Class X Certificates will equal the aggregate of the Certificate Balances of the related Class(es) of Pooled Principal Balance Certificates (as to any Class of Pooled Class X Certificates, the “Corresponding Pooled Principal Balance Certificates”) indicated below:

Class of Pooled Class X Certificates	Class(es) of Corresponding Pooled Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H

Neither the Class S nor the Class R Certificates will have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest, except that the Class S Certificates will be entitled to receive any collections of the Excess Interest that may accrue after the related Anticipated Repayment Date on any ARD Loan.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in March 2021. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in March 2021.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class S or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Pooled Certificates, the Uncertificated VRR Interest and the Class R Certificates, the Aggregate Pooled Available Funds, (ii) with respect to distributions to be made on the Non-Vertically Retained Pooled Certificates and the Class R Certificates, the Non-Vertically Retained Pooled Available Funds, (iii) with respect to distributions to be made on the Combined VRR Interest and the Class R Certificates, the Combined VRR Available Funds and (iv) in the case of distributions to be made on the Loan-Specific Certificates and the Class R Certificates, the 360 Spear Available Funds.

The aggregate amount available for distributions of interest (other than Excess Interest), principal and reimbursements of applicable Realized Losses to holders of the Pooled Certificates (including the Class VRR Certificates), the Uncertificated VRR Interest and the Class R Certificates on each Distribution Date (the “Aggregate Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or is otherwise allocable to the Trust Subordinate Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders or the Uncertificated VRR Interest Owner;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Pooled Regular Certificates and the Uncertificated VRR Interest Owner);

(vi)	Excess Interest on the ARD Loans (which is separately distributed to holders of the Class S Certificates and the Combined VRR Interest Owners);

(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders or the Uncertificated VRR Interest Owner);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2022, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account;

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus; and

(f)            with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and the Distribution Date occurring in March 2021 (if and to the extent not already included in clause (a) of this definition for the subject Distribution Date), the related Initial Interest Deposit Amount.

The portion of the Aggregate Pooled Available Funds available for distribution to holders of the Non-Vertically Retained Pooled Certificates on each Distribution Date (with respect to such Distribution Date, the “Non-Vertically Retained Pooled Available Funds”) will, in general, equal the Non-Vertically Retained Percentage of the Aggregate Pooled Available Funds for such Distribution Date.

The aggregate amount available for distributions of interest, principal and reimbursements of applicable Realized Losses to holders of the Loan-Specific Certificates on each Distribution Date (the “360 Spear Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)           the aggregate amount of all cash received on the Trust Subordinate Companion Loan and, to the extent allocable to the Trust Subordinate Companion Loan, any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, the holder of any other Companion Loan or the holders of the Pooled Certificates) and/or the Trust Subordinate Companion Loan REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower with respect to the Trust Subordinate Companion Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Trust Subordinate Companion Loan that were received after the related Determination Date (other than the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

(iv)	with respect to any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums on the Trust Subordinate Companion Loan (which are separately distributed to holders of the Loan-Specific Certificates);

(vi)	amounts deposited in the Collection Account or the Trust Subordinate Companion Loan REMIC Distribution Account in error; and/or

(vii)	late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for such Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, the aggregate amount allocable to the Trust Subordinate Companion Loan transferred from the REO Account to the Collection Account for the subject Distribution Date, to the extent that such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Trust Subordinate Companion Loan for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Trust Subordinate Companion Loan for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Loan-Specific Certificateholders);

(d)           with respect to any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2022, the related Withheld Amounts related to the Trust Subordinate Companion Loan as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account; and

(e)           with respect to the Distribution Date occurring in March 2021 (if and to the extent not already included in clause (a) of this definition for the subject Distribution Date), the related Initial Interest Deposit Amount.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or

Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in March 2021, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Each Mortgage Loan Seller will be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, with respect to each of its Mortgage Loans that accrues interest on an Actual/360 Basis (and, in the case of GACC, the Trust Subordinate Companion Loan, which accrues interest on an Actual/360 Basis), a cash amount (the “Initial Interest Deposit Amount”) equal to two days of interest on the Cut-off Date Balance of such Mortgage Loan (or the Trust Subordinate Companion Loan) at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Non-Vertically Retained Pooled Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”),

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-4A1 and Class A-4A2 Certificates, pro rata based on their respective related Certificate Balances, in reduction of their related Certificate Balances, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and

(vi)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the holders of the Class H Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Non-Vertically Retained Pooled Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates and without regard to the Class A-AB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated applicable Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Non-Vertically Retained Pooled Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Pooled Principal Balance Certificates that previously were allocated applicable Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Non-Vertically Retained Pooled Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected Class of Non-Vertically Retained Pooled Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Non-Vertically Retained Pooled Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Non-Vertically Retained Pooled Principal Balance Certificates is so increased, the amount of unreimbursed applicable Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Non-Vertically Retained Pooled Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any Class of Non-Vertically Retained Pooled Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class D and Class E Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate for the Class X-G Certificates for any Distribution Date will equal the Class X Strip Rate for the Class G Certificates for such Distribution Date. The Pass-Through Rate for the Class X-H Certificates for any Distribution Date will equal the Class X Strip Rate for the Class H Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Non-Vertically Retained Pooled Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Non-Vertically Retained Pooled Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and the Trust Subordinate Companion Loan (which accrues interest on an Actual/360 Basis), when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2022 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; and (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2021, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account, as applicable, for distribution on such Distribution Date (or, alternatively, for the Distribution Date in March 2021, the related Initial Interest Deposit Amount). In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Pooled Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Pooled Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Non-Vertically Retained Pooled Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Pooled Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Pooled Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received with respect to the Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

(B)   Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Non-Vertically Retained Pooled Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Pooled Certificateholders or the Uncertificated VRR Interest Owner on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Pooled Certificateholders or the Uncertificated VRR Interest Owner on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Aggregate Pooled Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Pooled Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Non-Vertically Retained Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan (other than the Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Serviced Loan Combination is paid in full, or if any Mortgage Loan or Serviced Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, the Trust Subordinate Companion Loan and/or or Serviced Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Non-Vertically Retained Pooled Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or the Uncertificated VRR Interest Owner or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement, and otherwise as disclosed in this prospectus with respect to the Trust Subordinate Companion Loan.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Class S Certificates the Non-Vertically Retained Percentage of any Excess Interest received by the Issuing Entity with respect to the ARD Loans during the Collection Period for (or, in the case of an Outside Serviced Mortgage Loan, as part of a distribution to the Issuing Entity during the month of) such Distribution Date. Excess Interest will not be available to make distributions to any other Class of Certificates (except the Class VRR Certificates and the Uncertificated VRR Interest) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

For purposes of calculating distributions on the Pooled Certificates and the Uncertificated VRR Interest and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Loan Combination, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Loan Combination Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Pooled Available Funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Pooled Certificates (excluding holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class S Certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A and Class A-S Certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C Certificates, and (iii) the group (the “YM Group DE” and, collectively with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D, Class D and Class E Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Non-Vertically Retained Pooled Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Non-Vertically Retained Pooled Regular Certificates in such YM Group, in the following manner: (i) each Class of Non-Vertically Retained Pooled Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Non-Vertically Retained Pooled Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Pooled Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Non-Vertically Retained Pooled Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Pooled Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Non-Vertically Retained Pooled Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Non-Vertically Retained Pooled Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

Any yield maintenance charges or prepayment premiums payable in respect of the Trust Subordinate Companion Loan will be distributed to holders of the Loan-Specific Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F, Class G and Class H Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class S or Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Aggregate Pooled Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	April 2025
Class A-2	January 2026
Class A-4A-1	December 2030 – January 2031(1)
Class A-5	January 2031
Class A-AB	March 2030
Class X-A	February 2031
Class A-S	February 2031
Class B	February 2031
Class C	February 2031

      (1) The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4A1 Certificates ranging from $60,000,000 to $200,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in February 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans), any related Serviced Pari Passu Companion Loan(s) and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan, any related Serviced Pari Passu Companion Loan or the Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”) then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s), in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof; and then, if applicable, to the Trust Subordinate Companion Loan.

The Non-Vertically Retained Percentage of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Non-Vertically Retained Pooled Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date. Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Pooled Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Pooled Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Pooled Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Pooled Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Non-Vertically Retained Pooled Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Non-Vertically Retained Pooled Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Non-Vertically Retained Pooled Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Non-Vertically Retained Pooled Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates by the other Non-Vertically Retained Pooled Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class H Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Pooled Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate applicable Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date:

(i)	with respect to the Non-Vertically Retained Pooled Principal Balance Certificates, the amount, if any, by which (A) the product of (1) the Non-Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Non-Vertically Retained Pooled Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date;

(ii)	with respect to the Combined VRR Interest, the amount, if any, by which (A) the product of (1) the Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date; and

(iii)	with respect to the Loan-Specific Certificates, the amount, if any, by which (A) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the Master Servicer, the Special Servicer or the Trustee for Workout-Delayed Reimbursement Amounts with respect to the Trust Subordinate Companion Loan, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loan expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Non-Vertically Retained Pooled Principal Balance Certificates among the following Classes of Subordinate Pooled Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class H Certificates;

second, to the Class G Certificates;

third, to the Class F Certificates;

fourth, to the Class E Certificates;

fifth, to the Class D Certificates;

sixth, to the Class C Certificates;

seventh, to the Class B Certificates; and

eighth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Pooled Certificates to zero, the Certificate Administrator will be required to allocate applicable Realized Losses among the Senior Pooled Certificates (other than the Pooled Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R Certificates and will not be directly allocated to the Pooled Class X Certificates. However, the Notional Amounts of the respective Classes of Pooled Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Pooled Principal Balance Certificates are reduced by such Realized Losses.

Applicable Realized Losses will be allocated to the Combined VRR Interest as described under “Credit Risk Retention—The Combined VRR Interest—Material Terms of the Combined VRR Interest—Allocation of Applicable Realized Losses” in this prospectus.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Loan-Specific Certificates among the respective Classes of the Loan-Specific Principal Balance Certificates.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on

Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or non-Trust Subordinate Companion Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “—The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder and Uncertificated VRR Interest Owner of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate or the Uncertificated VRR Interest, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any) or Uncertificated VRR Interest Balance, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or Uncertificated VRR Interest Owner, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner reasonably requests, to enable Certificateholders and the Uncertificated VRR Interest Owner to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (https://sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the Uncertificated VRR Interest Owner by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)         Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending June 30, 2021 a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)        Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced

Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

The Master Servicer and the Certificate Administrator will be required to prepare a separate set of reports, in the same manner as described above, for the holders of the Loan-Specific Certificates with respect to the Trust Subordinate Companion Loan and the Loan-Specific Certificates. The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than a Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Party) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or a Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Uncertificated VRR Interest Owner, the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner), a Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the

Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not a Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan Specific Controlling Class Representative or any Loan Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate, the Uncertificated VRR Interest Owner or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate (including any Class VRR Certificate) is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate (including any Class VRR Certificate) registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans, the Certificates and the Uncertificated VRR Interest, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services and KBRA Analytics, LLC, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder or the Uncertificated VRR Interest Owner that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder or Uncertificated VRR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or the Uncertificated VRR Interest Owner may have under the Pooling and Servicing Agreement. Certificateholders and the Uncertificated VRR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

●	this prospectus;

●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

●	the Operating Advisor Annual Report;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the Special Servicer;

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates or the Uncertificated VRR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

●	any notice of resignation or termination of the Master Servicer or Special Servicer;

●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice that a Control Termination Event or a 360 Spear Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any assessments of compliance delivered to the Certificate Administrator;

●	any Attestation Reports delivered to the Certificate Administrator;

●	any “special notices” requested by a Certificateholder or the Uncertificated VRR Interest Owner to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

●	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”;

(G)	solely to Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owner that are Privileged Persons, the “Investor Registry”; and

(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Specially Serviced Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders and the Uncertificated VRR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder, Certificate Owner and Uncertificated VRR Interest Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owner may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at https://sf.citidirect.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-855-9695.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Pooled Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Pooled Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Pooled Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Pooled Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Pooled Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Pooled Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Pooled Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Pooled Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests.

The Class S and Class R Certificates and the Uncertificated VRR Interest will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – Benchmark 2021-B23

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of GACC) from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner. For purposes of the respective Mortgage Loan Purchase Agreements, each of the 860 Washington Mortgage Loan, the MGM Grand & Mandalay Bay Mortgage Loan and The Grace Building Mortgage Loan (each, a “Joint-Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the depositor by CREFI, GACC or JPMCB, as applicable. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) (and the Trust Subordinate Companion Loan, in the case of GACC) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”); provided that, for the avoidance of doubt, and references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the 360 Spear Mortgage Loan, including the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan, including the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)         (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)        the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)       the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)       an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)      originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)       an original or copy of the related loan agreement, if any;

(xi)      an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(xii)     an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)    an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)     an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)      if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)     in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement;

(xvii)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)   an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)    the original or copy of any related environmental insurance policy;

(xx)     a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)    copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File

(other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or the Uncertificated VRR Interest Owner in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)      a copy of each of the following documents:

(i)         (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)        the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)       any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)       final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)        the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       the related ground lease, if any, and any ground lessor estoppel;

(vii)       the related loan agreement, if any;

(viii)     the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)      the related lockbox agreement or cash management agreement, if any;

(x)        the environmental indemnity from the related borrower, if any;

(xi)      the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)     in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)     in the case of the MGM Grand & Mandalay Bay REMICs, copies of the related REMIC declarations and the related filed IRS Forms SS-4 and 8811;

(xv)      any mezzanine loan intercreditor agreement;

(xvi)     any related environmental insurance policy;

(xvii)    any related letter of credit and any related assignment thereof; and

(xviii)   any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)         a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)         a copy of the applicable mortgage loan seller’s asset summary;

(j)         a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)         a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)        unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)       unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan (and in the case of GACC, also with respect to the Trust Subordinate Companion Loan) sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loan) are generally to the effect set forth on Annex E-1A to this prospectus (in the case of each of CREFI and GACC), Annex E-2A (in the case of GSMC) and Annex E-3A (in the case of JPMCB), subject to the exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or the Trust Subordinate Companion Loan, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B, Annex E-2B and Annex E-3B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or the Uncertificated VRR Interest Owner in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, except in the case of the Trust Subordinate Companion Loan (for which substitutions are not permitted), substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—

(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loan) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller;

provided, however, that GACC may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan (so long as there is a Material Defect with respect to such related Mortgage Loan).

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing or (if permitted) replacing the affected Mortgage Loan or Trust Subordinate Companion Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable

Directing Holder and, in the case the Trust Subordinate Companion Loan, subject to the consent of the Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors (i.e., JPMCB and GACC with respect to the 860 Washington Mortgage Loan, CREFI and GACC with respect to the MGM Grand & Mandalay Bay Mortgage Loan, and JPMCB and GACC with respect to The Grace Building Mortgage Loan) will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders or the Uncertificated VRR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Non-Vertically Retained Pooled Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as a Consultation Termination Event has not occurred and is not continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor, defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

The Pooling and Servicing Agreement

General

The Certificates and the Uncertificated VRR Interest will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of February 1, 2021 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicers, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

References in this section or in any other section of this prospectus to “Special Servicer” means, with respect to each Serviced Mortgage Loan or Serviced Loan Combination, the applicable Special Servicer that acts as the special servicer for such Serviced Mortgage Loan or Serviced Loan Combination, as applicable (i.e., (i) with respect to all Serviced Mortgage Loans or Serviced Companion Loans (other than the 360 Spear Mortgage Loan, the 360 Spear Loan Combination, the Pittock Block Mortgage Loan or the Pittock Block Loan Combination), CWCapital Asset Management LLC, a Delaware limited liability company, (ii) with respect to the 360 Spear Mortgage Loan or the 360 Spear Loan Combination, KeyBank National Association, a national banking association, and (iii) with respect to the Pittock Block Mortgage Loan or the Pittock Block Loan Combination, Situs Holdings, LLC, a Delaware limited liability company.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

●	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

●	“Companion Loan Holder” means the holder of a Companion Loan.

●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

●	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Loan Combination will be a Serviced Outside Controlled Loan Combination.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.

●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Loan Combination. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.

●	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.

●	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Loan Combination will be an Outside Serviced Loan Combination.

●	“Outside Serviced Pari Passu Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Loan Combination will be an Outside Serviced Pari Passu Loan Combination.

●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Loan Combination or an Outside Serviced Pari Passu-AB Loan

Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.

●	“Outside Serviced Pari Passu-AB Loan Combination” means an Outside Serviced Loan Combination that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.

●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Loan Combination. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Loan Combination will be an Outside Serviced Subordinate Companion Loan.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination.

●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Loan Combination is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Loan Combination, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Loan Combination (other than a Servicing Shift Loan Combination following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Loan Combination.

●	“Servicing Shift Loan Combination” means a Loan Combination that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Loan Combination will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.

●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Loan Combination.

●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Loan Combination, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.

●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.

●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Loan Combination or (ii) an Outside Serviced Loan Combination as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Loan Combinations and referred to in the immediately preceding bullets.

The chart below identifies, with respect to each Loan Combination, (i) whether such Loan Combination is a Pari Passu Loan Combination, an AB Loan Combination or a Pari Passu-AB Loan Combination, and (ii) whether such Loan Combination is a Serviced Loan Combination, an Outside Serviced Loan Combination or a Servicing Shift Loan Combination.

Type and Servicing Status of Loan Combinations

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Type of Loan Combination	Servicing Status of Loan Combination
Millennium Corporate Park	$105,000,000	6.9%	$27,000,000	N/A	$132,000,000	Pari Passu	Serviced
360 Spear	$104,726,660	6.8%	N/A	$55,000,000	$159,726,660	Pari Passu-AB	Serviced
Phillips Point	$75,000,000	4.9%	$123,520,000	N/A	$198,520,000	Pari Passu	Serviced
MGM Grand & Mandalay Bay	$75,000,000	4.9%	$1,559,200,000	$1,365,800,000	$3,000,000,000	Pari Passu-AB	Outside Serviced
Pittock Block	$75,000,000	4.9%	$66,000,000	$22,470,000	$163,470,000	Pari Passu-AB	Serviced
The Grace Building	$60,000,000	3.9%	$823,000,000	$367,000,000	$1,250,000,000	Pari Passu-AB	Outside Serviced
Station Park & Station Park West	$58,700,000	3.8%	$60,000,000	N/A	$118,700,000	Pari Passu	Outside Serviced
Rugby Pittsburgh Portfolio	$40,000,000	2.6%	$50,000,000	N/A	$90,000,000	Pari Passu	Outside Serviced
JW Marriott Nashville	$35,000,000	2.3%	$150,000,000	N/A	$185,000,000	Pari Passu	Serviced
The Village at Meridian	$35,000,000	2.3%	$30,995,000	N/A	$65,995,000	Pari Passu	Serviced
Selig Office Portfolio	$34,100,000	2.2%	$345,000,000	N/A	$379,100,000	Pari Passu	Outside Serviced
711 Fifth Avenue	$27,500,000	1.8%	$517,500,000	N/A	$545,000,000	Pari Passu	Outside Serviced
Hotel ZaZa Houston Museum District	$20,000,000	1.3%	$40,000,000	N/A	$60,000,000	Pari Passu	Serviced

There are no Servicing Shift Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of Loan Combination(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Loan Combinations” for further information with respect to each Loan Combination, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, together with all payments due on or with respect to the Mortgage Loans and the Trust Subordinate Companion Loan, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates and the Uncertificated VRR Interest evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders and the Uncertificated VRR Interest Owner the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the

Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Loan Combination in trust for the benefit of all Certificateholders, the Uncertificated VRR Interest Owner and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (a Sponsor may not effect a substitution with respect to the Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loan. This substitution or repurchase obligation or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders and the Uncertificated VRR Interest Owner (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders, the Uncertificated VRR Interest Owner and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or

●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or

●	solely in the case of a delinquent balloon payment, (A) one business day after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a refinancing commitment, letter of intent or otherwise binding application or other similar binding document for refinancing from an acceptable lender or signed purchase agreement related to the sale of the related Mortgaged Property reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment, letter of intent or otherwise binding application or similar binding document or the purchase agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and the Uncertificated VRR Interest Owner in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders, the Uncertificated VRR Interest Owner and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders and the Uncertificated VRR Interest Owner in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders, the Uncertificated VRR Interest Owner and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)         the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders and the Uncertificated VRR Interest Owner in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders, the Uncertificated VRR Interest Owner or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

Notwithstanding the foregoing, for purposes of clauses (a) (but solely with respect to delinquent monthly debt service payments), (b), (e) and (g) above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a Servicing Transfer Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes a Servicing Transfer Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, a Servicing Transfer Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Servicing Transfer Event will be deemed to occur on the date of such borrower’s failure to comply. It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent (or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination, (ii) in the case of a Major Decision described in sub-clause (i) or (ii) of clause (R) of the definition of “Major Decision”, or (iii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision):

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.30x (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)         in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance-based”, “earn-out” or “holdback” escrows or reserves with respect to (i) any Mortgage Loan as to which such escrows or reserves exceeded, as at the time of origination, 10% of the original principal balance of such Mortgage Loan, regardless of whether such funding or disbursements may be characterized as routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, (ii) any Mortgage Loan as to which such escrows or reserves may not be characterized as routine and/or customary escrows, and (iii) any Mortgage Loans specifically identified in the Pooling and Servicing Agreement (for the avoidance of doubt with respect to sub-clauses (i) and (ii) above, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral; or (iii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(i)         any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(j)         approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(k)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(l)         any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied), and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, (ii) in the case of a Major Decision described in sub-clause (i) or (ii) of clause (R) of the definition of “Major Decision”, or (iii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below or under “Credit Risk Retention—Risk Retention Consultation Parties” above, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders, the Uncertificated VRR Interest Owner and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange

Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to take (or determine not to take) action with respect to Major Decisions or Special Servicer Decisions without the consent of the Special Servicer.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than the Trust Subordinate Companion Loan). The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan or Trust Subordinate Companion Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan or Trust Subordinate Companion Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer

or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan or REO Property (or, in the case of a Servicing Advance on a Serviced Loan Combination, from such collections with respect to such Serviced Loan Combination and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on the Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or REO Property) prior to distributions on the Certificates or the Uncertificated VRR Interest, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on the Trust Subordinate Companion Loan, just the related Mortgage Loan or REO Property).

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Loan Combination or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special

Servicer or the Trustee, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to the Trust Subordinate Companion Loan will be made based on the subordinate nature of such Trust Subordinate Companion Loan.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the applicable Loan Combination.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from any collections on the Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to the Trust Subordinate Companion Loan), any Nonrecoverable Advance that is a P&I Advance made in respect of the Trust Subordinate Companion Loan or any interest due on such Advance. With respect to the Trust Subordinate Companion Loan, the Master Servicer or the Trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan and any related Pari Passu Companion Loan.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and the Uncertificated VRR Interest Owner (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and/or the related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of the Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of the Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from collections on the Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to the Trust Subordinate Companion Loan) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan. However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the 360 Spear Loan Combination, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and the Uncertificated VRR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the Trust Subordinate Companion Loan.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders or the Uncertificated VRR Interest Owner to the detriment of other Classes of Certificateholders or the Uncertificated VRR Interest Owner will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders or the Uncertificated VRR Interest Owner.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and the Trust Subordinate Companion Loan into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Trust Subordinate Companion Loan REMIC Distribution Account”, (ii) the “Lower-Tier REMIC Distribution Account”, and (iii) the “Upper-Tier REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (1) withdraw amounts distributable on such date on the Pooled Regular Certificates and the Uncertificated VRR Interest and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to the Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the Loan-Specific Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2022) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan and Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2022), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest on the Class S Certificates and the Combined VRR Interest will be made from the Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Non-Vertically Retained Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated applicable Realized Losses reimbursable to, the holders of the Non-Vertically Retained Pooled Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Non-Vertically Retained Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Pooled Available Funds for the related Distribution Date for allocation between the Combined VRR Interest and the Non-Vertically Retained Pooled Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Non-Vertically Retained Pooled Available Funds and (B) the Vertical Risk Retention Allocation Percentage of the amount described in the immediately preceding sub-clause (A). In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Pooled Regular Certificates and the Uncertificated VRR Interest, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Non-Vertically Retained Pooled Regular Certificates and the Combined VRR Interest on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates and the Uncertificated VRR Interest Owner. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);

(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and Trust Subordinate Companion Loan through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and Trust Subordinate Companion Loan that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);

(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;

(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);

(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;

(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;

(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;

(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;

(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and

(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan, the Trust Subordinate Companion Loan (in the case of interest on that P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, the Trust Subordinate Companion Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)         to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)        (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)       to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)       following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of the remaining Mortgage Pool; and

(v)        on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and or Trust Subordinate Companion Loan (including each Mortgage Loan and Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate

(except with respect to the Trust Subordinate Companion Loan) and the Asset Representations Reviewer Ongoing Fee Rate (except with respect to the Trust Subordinate Companion Loan), is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee Rate will be 0.00250% with respect to the Trust Subordinate Companion Loan. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding the Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), and will be 0% for Specially Serviced Loans, 0% for any Serviced Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or in connection with any borrower request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Trust Subordinate Companion Loan at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed an amount equal to $45,000 (excluding attorneys’ fees and out-of-pocket third party expenses) (the “Payment Accommodation Fee Cap”) and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Loan Combination, from collections on such Serviced Loan Combination; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Loan Combination, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Loan Combination, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan (or the related Serviced Loan Combination, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date. Notwithstanding the foregoing, the Workout Fee Rate with respect to the First Republic Center Loan Combination will be 0.50%.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected

Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000. Notwithstanding the foregoing, the Liquidation Fee Rate with respect to the First Republic Center Loan Combination will be 0.50%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of the Trust Subordinate Companion Loan in connection with the optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or the Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed the Payment Accommodation Fee Cap and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans (or, if accrued in respect of the Trust Subordinate Companion Loan, from amounts received in respect of such Trust Subordinate Companion Loan) and, as to each Mortgage Loan and Trust Subordinate Companion Loan, will accrue at 0.00550% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and Trust Subordinate Companion Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan or Trust Subordinate Companion Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” will be a rate equal to 0.00098% per annum. The Operating Advisor Fee will not accrue on the Trust Subordinate Companion Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to the Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any other Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the Uncertificated VRR Interest Owner, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan or the Trust Subordinate Companion Loan, is the per annum rate set forth on Annex A (or, in the case of the Trust Subordinate Companion Loan, as set forth in the private offering circular related to the offering of the Loan-Specific Certificates) to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate (except in the case of the Trust Subordinate Companion Loan) and the Asset Representations Reviewer Ongoing Fee Rate (except in the case of the Trust Subordinate Companion Loan).

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00016% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of (i) $17,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,750 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,250 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,250 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates and the Uncertificated VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 0% for Specially Serviced Loans, will be 0% for any Serviced Mortgage Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Mortgage Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly

Type/Recipient	Amount(1)	Frequency	Source of Funds
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Loan Combination, if applicable) that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (or any related Serviced Loan Combination, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Loan Combination, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan. Notwithstanding the foregoing, the Workout Fee Rate with respect to the First Republic Center Loan Combination will be 0.50%.	monthly	the related collections of principal and interest

Type/Recipient	Amount(1)	Frequency	Source of Funds
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Loan Combination, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan. Notwithstanding the foregoing, the Liquidation Fee Rate with respect to the First Republic Center Loan Combination will be 0.50%.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00550% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00098% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool

Type/Recipient	Amount(1)	Frequency	Source of Funds
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00016% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	With respect to each Delinquent Loan, (i) $17,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,750 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,250 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,250 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Loan Combination, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool

Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on Property Advances(3)(7) / Master Servicer, Special Servicer and Trustee	at Prime Rate, compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Loan Combination, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Trustee(8)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Trustee(8)	at Prime Rate, compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Loan Combination, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(7)(9) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including the Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the same Serviced Loan Combination as such Trust Subordinate Companion Loan.

(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	With respect to any Servicing Shift Loan Combination, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Loan Combination is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Loan Combination will shift to the applicable Outside Servicing Agreement and such Loan Combination will become an Outside Serviced Loan Combination.

(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(6)	A similar fee is payable with respect to the Trust Subordinate Companion Loan out of amounts received or advanced thereon.

(7)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Loan Combinations” above and “—Servicing of the Outside Serviced Mortgage Loans” below.

(8)	P&I Advances on the Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan and Pari Passu Companion Loans in the same Serviced Loan Combination.

(9)	May be payable out of collections on a Serviced Loan Combination to the extent allocable thereto.

With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(1) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
MGM Grand & Mandalay Bay	0.000625%	0.25000%, subject to a maximum annual special servicing fee of $250,000	0.50%, subject to a maximum workout fee of $2,500,000	0.50%, subject to a maximum liquidation fee of $2,500,000
Station Park & Station Park West	0.00125%	0.25%, subject to a minimum monthly fee of $5,000	1.0%, subject to a maximum workout fee of $1,000,000	1.0%, subject to a maximum liquidation fee of $1,000,000
The Grace Building	0.00250%	0.15000%	0.25%, subject to a maximum workout fee of $1,250,000.	0.25%, subject to a maximum liquidation fee of $1,250,000.
711 Fifth Avenue	0.00250%	0.25000%	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate, and further to a minimum workout fee of $25,000 in the aggregate	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate, and further subject to a minimum liquidation fee of $25,000 in the aggregate
Rugby Pittsburgh Portfolio	0.00125%	0.25%, subject to a minimum monthly fee of $5,000	1.0%, subject to a maximum workout fee of $1,000,000	1.0%, subject to a maximum liquidation fee of $1,000,000
Selig Office Portfolio	0.00250%	0.25000%	1.0%, subject to a maximum workout fee of $1,000,000	1.0%, subject to a maximum workout fee of $1,000,000

(1)       Includes any applicable sub-servicing fee rate.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	the date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or

●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, for purposes of the first two bullets of the definition of “Appraisal Reduction Event” above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes an Appraisal Reduction Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, an Appraisal Reduction Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Appraisal Reduction Event will be deemed to occur on the date of such borrower’s failure to comply.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s). If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Non-Vertically Retained Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates) and, solely in the case of the 360 Spear Loan Combination, also of all classes of Loan-Specific Principal Balance Certificates has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer in consultation with the Controlling Class Representative (for so long as the Controlling Class Representative is the applicable Directing Holder or Consulting Party) will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of the 360 Spear Loan Combination, for such Loan Combination) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of the 360 Spear Loan Combination, 25% of the then current Stated Principal Balance of such Loan Combination) until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A “Payment Accommodation” for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) means the entering into any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the Master Servicer (if the Master Servicer and Special Servicer agree that the Master Servicer will determine) or the Special Servicer in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related Mortgage Loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related Mortgage Loan documents, that in each case (i) is entered into prior to the date that is 6 months following the

Closing Date, (ii) defers no greater than 3 monthly debt service payments and (ii) requires full repayment of deferred payments, reserves and escrows by the earlier of (a) the date that is 21 months following the date of the Payment Accommodation for such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and (b) the maturity date for such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable).

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)   the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over

(b)   the excess of:

(i)    the sum of:

(A)     90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Loan Combination) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may elect to obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Loan Combination) as contemplated by the preceding clause (1)), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)     all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over

(ii)   the sum as of the Due Date occurring in the month of the date of determination of:

(A)     to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)     all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and

(C)     all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion

Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Loan Combination, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Non-Vertically Retained Pooled Regular Certificates then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates). See “—Advances” in this prospectus.

As a result of calculating an Appraisal Reduction Amount that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order of payment priority.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the Combined VRR Interest Balance thereof, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F

Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5 and Class A-AB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates and then to the Class F Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

For various purposes under the Pooling and Servicing Agreement, the 360-Non-VRR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each Class of Loan-Specific Principal Balance Certificates (other than the 360RR Interest) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class 360D Certificates, then to the Class 360C Certificates, then to the Class 360B Certificates, then to the Class 360A Certificates). The 360-VRR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to the 360RR Interest. In addition, for purposes of determining the Loan-Specific Controlling Class, the 360-Non-VRR Percentage of any Collateral Deficiency Amounts in respect of or allocated to the Trust Subordinate Companion Loan will be allocated to each Class of Loan-Specific Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class 360D Certificates, then to the 360C Certificates, then to the Class 360B Certificates, then to the Class 360A Certificates). For the avoidance of doubt, for purposes of determining the Loan-Specific Controlling Class, any Class of Loan-Specific Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class or the Loan-Specific Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Master Servicer and the Special Servicer (in each case, to the extent any such amount is required to be calculated by it) will each be required to promptly notify the other such party and the Certificate Administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates and Loan-Specific Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a Class of Loan-Specific Control Eligible Certificates that is an Appraised-Out Class, the related Serviced Loan Combination) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the applicable Loan-Specific Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class and no Control Termination Event exists, in the case of the Controlling Class, or a Control Appraisal Period in respect of the related Serviced Loan Combination does not exist, in the case of a Loan-Specific Controlling Class, and the rights of the Controlling Class or the applicable Loan-Specific Controlling Class will be exercised by the most subordinate Class of Control Eligible Certificates or Loan-Specific Control Eligible Certificates, as applicable, that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “360-VRR Percentage” is 5%.

The “360-Non-VRR Percentage” is 95%.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2022; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date each year (commencing in 2022) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, the

Uncertificated VRR Interest Owner, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates or the Uncertificated VRR Interest, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders or the Uncertificated VRR Interest Owner any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and the Uncertificated VRR Interest Owner under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates or the Uncertificated VRR Interest, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates or the Uncertificated VRR Interest issued to it or of the proceeds of the sale of such Certificates or the Uncertificated VRR Interest, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders or the Uncertificated VRR Interest Owner, unless those Certificateholders or the Uncertificated VRR Interest Owner have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, the Uncertificated VRR Interest Owner or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special

Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)      certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)       the Master Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)      DBRS Inc. (“DBRS Morningstar”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)      the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)       the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer and relates to specific Mortgage Loans and/or the Trust Subordinate Companion Loan, of all Certificates evidencing interests in such affected Mortgage Loans and/or the Trust Subordinate Companion Loan), or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Loan Combination and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Loan Combination. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Loan Combination at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master

Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer and relates to specific Mortgage Loans and/or the Trust Subordinate Companion Loan, of all Certificates evidencing interests in such affected Mortgage Loans and/or the Trust Subordinate Companion Loan) (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Loan Combination, as follows:

(a)       with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)       pursuant to a vote of applicable Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Pooled Certificates (other than the Class S Certificates)(or, in the case of the 360 Spear Loan Combination, the holders of Pooled Certificates (other than the Class S Certificates) and Loan-Specific Certificates in the aggregate), evidencing at least 66-

2/3% of the Pooled Voting Rights or the Voting Rights, as applicable, allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each Class of such Non-Reduced Certificates, and further upon the occurrence of the following:

●	with respect to the 360 Spear Loan Combination, if both a 360 Spear Control Appraisal Period and a Control Termination Event that relates to the 360 Spear Mortgage Loan have occurred and are continuing;

●	with respect to each other Serviced Mortgage Loan and Serviced Loan Combination (excluding any Serviced Outside Controlled Loan Combination), if a Control Termination Event has occurred and is continuing; and

(c)       if a Consultation Termination Event has occurred and is continuing, if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Pooled Certificateholders and the Uncertificated VRR Interest Owner (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the applicable Serviced Loan(s), and (ii) the holders of Pooled Certificates that are Non-Reduced Certificates evidencing at least a majority of the Voting Rights allocable to each Class of such Non-Reduced Certificates affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”.

“Certificateholder Quorum” means a quorum that:

(1)	with respect to the Pooled Certificates and the Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for the 360 Spear Loan Combination at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights allocable to the Pooled Certificates (other than the Class S Certificates) and the Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S Certificates) and the Loan-Specific Certificates, on an aggregate basis; and

(2)	with respect to the Pooled Certificates, for purposes of a vote to terminate and replace the Special Servicer (other than with respect to the 360 Spear Loan Combination) or the Asset Representations Reviewer at the request of the holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Pooled Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Pooled Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S Certificates), on an aggregate basis.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer or with respect to the identity of the applicable Excluded Mortgage Loan Special Servicer (so long as, on the date of appointment, such appointment meets the criteria of the Pooling and Servicing Agreement).

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Loan Combination and the 360 Spear Loan Combination) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Pooled Certificates evidencing at least 25% of the Pooled Voting Rights of the Pooled Certificates (other than the Class S Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination and the 360 Spear Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Pooled Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Pooled Certificates (other than the Class S

Certificates) evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Pooled Certificates of those holders that voted on such matter (provided that holders representing the applicable Pooled Certificateholder Quorum vote on the matter) or (b) the holders of Pooled Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Loan Combination and the 360 Spear Loan Combination) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Pooled Certificateholder and beneficial owner of Pooled Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Pooled Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination and the 360 Spear Loan Combination) based on a Pooled Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Pooled Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to the 360 Spear Loan Combination if both a 360 Spear Control Appraisal Period and an applicable Control Termination Event have occurred and are continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Pooled Certificates (other than the Class S Certificates) and (b) the Loan-Specific Certificates: upon the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Applicable Certificates that are Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Loan Combination and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Loan Combination based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

After the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Pooled Certificateholders and the Uncertificated VRR Interest Owner (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s). In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loan(s) if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Pooled Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Pooled Certificates that are Non-Reduced Certificates evidencing at least a majority of the Voting Rights allocable to each Class of such Non-Reduced Certificates, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loan(s), and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Pooled Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, at any time there are no Classes of Certificates or Uncertificated VRR Interests outstanding other than the Control Eligible Certificates, the Combined VRR Interest, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and

Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its unsecured long-term debt of at least “BBB+” by S&P, (B) a rating on its unsecured long term-debt of at least “A-” by Fitch or a rating on its short-term debt of at least “F1” by Fitch and (C) a rating on its unsecured long-term debt of at least “A” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two (2) other NRSROs (which may include S&P and Fitch); provided, however, that Wilmington Trust, National Association as the initial trustee will be deemed to have met the eligibility requirements in (A) through (C) above for so long as (a) it has a rating on its unsecured long-term debt of at least “BBB” from S&P and a short term debt rating of at least “A-2” from S&P, (b) it has a rating on its unsecured long-term debt of at least “BBB” by Fitch or a rating on its short-term debt rating of at least “F2” by Fitch, (c) it has a rating on its unsecured long-term debt of at least “A(low)” by DBRS Morningstar and a rating on its short term debt of at least “R-1(low)” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two (2) other NRSROs (which may include S&P and Fitch)) and (d) the master servicer has (i) a rating on its unsecured long-term debt of at least “A” by S&P and a rating on its short-term debt of at least “A-1” from S&P, (ii) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch and (iii) a rating on its unsecured long-term debt of at least “A” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two (2) other NRSROs (which may include S&P and Fitch) (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by S&P (or “BBB” by S&P if the Certificate Administrator’s unsecured short term debt is rated at least “A-2” by S&P), (B) “BBB+” by Fitch and (C) at least “BBB” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two (2) other NRSROs (which may include S&P and Fitch) (or in the case of any Rating Agency’s requirement set forth above in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan and Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or the Uncertificated VRR Interest Owner:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Uncertificated VRR Interest Owner;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the Uncertificated VRR Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the Uncertificated VRR Interest Owner, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the Uncertificated VRR Interest Owner, as evidenced by an opinion of counsel;

(f)       to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or the Uncertificated VRR Interest Owner; and

(g)      to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or the Uncertificated VRR Interest without the consent of the holder of that Certificate or the Uncertificated VRR Interest Owner, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class or of the Uncertificated VRR Interest the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class or of the Uncertificated VRR Interest then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders and the Uncertificated VRR Interest Owner or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates or the Uncertificated VRR Interest Owner, that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than twelve (12) months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates, the Uncertificated VRR Interest Owner or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any Mortgaged Property, the

Special Servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, the Uncertificated VRR Interest Owner and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the Uncertificated VRR Interest Owner to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates and the Uncertificated VRR Interest Owner. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the 360 Spear Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the 360 Spear Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and in the case of the 360 Spear Mortgage Loan, the Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders, the Uncertificated VRR Interest Owner or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates and the Uncertificated VRR Interest will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Loan Combination becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Pooled Certificateholders (and, in the case of the 360 Spear Loan Combination, the holders of any Loan-Specific Certificates), the Uncertificated VRR Interest Owner and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and the Uncertificated VRR Interest Owner and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s), constituted a single lender) to attempt to sell such Serviced Loan (including the Trust Subordinate Companion Loan, if applicable), the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Loan Combination and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Loan Combination that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and the Trust Subordinate Companion Loan, in the case of the 360 Spear Loan Combination) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” with respect to the Outside Serviced Loan Combinations.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders, the Uncertificated VRR Interest Owner and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of a sale of a Serviced Loan Combination (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of a Serviced Loan Combination, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate

Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owner and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Mortgage Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under the Risk Retention Consultation Party discussion under “Credit Risk Retention”, “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by clause (b) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan or Trust Subordinate Companion Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (other than the Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Pooled Certificates, or extend the maturity date of the Trust Subordinate Companion Loan beyond a date that is seven years prior to the Rated Final Distribution Date of the rated Loan-Specific Certificates, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

In addition to the foregoing, the Master Servicer or the Special Servicer, as applicable will be allowed to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Issuing Entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12), (ii) such forbearance is permitted under any other provision of the Pooling and Servicing Agreement and the requirements under such provision are satisfied, or (iii) an opinion of counsel obtained by the Master Servicer or the Special Servicer, as applicable, is delivered to the effect that such forbearance will not endanger the status of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the Issuing Entity (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions as defined in Code Section 860G(d)).

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties), and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights) or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”):

(A)     any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)     any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, any Payment Accommodation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)     any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(E)     any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the related loan agreement and without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)     any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)     releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain release have been satisfied will be a matter of lender discretion), but solely with respect to any Serviced Loans specifically identified on an exhibit to the Pooling and Servicing Agreement;

(I)       any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)      any acceleration of a Serviced Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)     the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)     any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)    any determination of an Acceptable Insurance Default;

(N)     in the case of any Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(O)     in the case of any Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a ground lease) at a Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property and (b) such transaction is not a routine leasing matter;

(P)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, other than such debt that is permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt will not be a matter of lender discretion);

(Q)     in the case of any Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to such Specially Serviced Loan;

(R)     agreeing to any modification, waiver, consent or amendment of the related Serviced Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Loan, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Loan Combination documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and

(S)     determining whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the Uncertificated VRR Interest Owner (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owner and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1) and (i)(2) in the definition of “Major Decision Reporting Package” in the form of an Asset Status Report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below and, with respect to the Risk Retention Consultation Parties when they are applicable Consulting Parties, under the circumstances described under “Credit Risk Retention—The VRR Interest—The Risk Retention Consultation Parties”) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Loan Combination and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be:

●	except (i) in the case of the 360 Spear Loan Combination prior to the occurrence and continuance of a 360 Spear Control Appraisal Period, (ii) with respect to an Excluded Mortgage Loan, (iii) with respect to a Serviced Outside Controlled Loan Combination, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;

●	with respect to any Serviced Outside Controlled Loan Combination (which may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”); and

●	with respect to the 360 Spear Loan Combination so long as it is not an Excluded Mortgage Loan (i) for so long as no 360 Spear Control Appraisal Period exists with respect to such Loan Combination, the Loan-Specific Controlling Class Representative and (ii) for so long as a 360 Spear Control Appraisal Period exists and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative.

provided, that with respect to any Serviced Loan Combination, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Loan Combination is a Serviced Outside Controlled Loan Combination, and/or (4) with respect to the 360 Spear Loan Combination if and for so long as the Loan-Specific Controlling Class Representative is entitled to act as Directing Holder; (B) there will be no Directing Holder with respect to an Excluded Mortgage Loan; (C) with respect to the 360 Spear Loan Combination, if and for so long as a 360 Spear Control Appraisal Period exists, the Loan-Specific Controlling Class Representative will not be the Directing Holder; and (D) with respect to any Serviced Outside Controlled Loan Combination, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Loan Combination, if none of the Controlling Class Representative, an Outside Controlling Note Holder or the Loan-Specific Controlling Class Representative is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Loan Combination.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Pooled Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be LD II Holdco XV, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) and the Uncertificated VRR Interest Owner will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” with respect to the Pooled Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class F will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class H Certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H Certificates.

The “Loan-Specific Controlling Class Representative” is the Loan-Specific Controlling Class Certificateholder (or other representative) selected by at least a majority of the Loan-Specific Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable the Loan-Specific Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Loan-Specific Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Loan-Specific Controlling Class Certificateholders that own Loan-Specific Certificates representing more than 50% of the Certificate Balance of the Loan-Specific Controlling Class, that the Loan-Specific Controlling Class Representative is no longer designated, the Loan-Specific Controlling Class Representative will be the Loan-Specific Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Loan-Specific Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Loan-Specific Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Loan-Specific Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Loan-Specific Controlling Class Representative until notified of the identity of such largest Loan-Specific Controlling Class Certificateholder or otherwise notified of the identity of the Loan-Specific Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Loan-Specific Controlling Class Representative is expected to be PIMCO DISCO Fund III LP, a subsidiary of an investment fund managed by Pacific Investment Management Company LLC. No person may exercise any of the rights and powers of the Loan-Specific Controlling Class Representative with respect to an Excluded Mortgage Loan.

A “Loan-Specific Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Loan-Specific Controlling Class as determined by the Certificate Administrator from time to time.

The “Loan-Specific Controlling Class” will be, as of any time of determination, the most subordinate Class of Loan-Specific Control Eligible Certificates then outstanding that has a Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if no Class of Loan-Specific Control Eligible Certificates meets the preceding requirement, the most senior Class of the Loan-Specific Control Eligible Certificates; provided, further, however, that if, at any time, the outstanding Certificate Balance of the Class 360A Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Loan-Specific Controlling Class” will be the most subordinate class of Loan-Specific Control Eligible Certificates with an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts. The Loan-Specific Controlling Class as of the Closing Date will be Class 360D Certificates.

The “Loan-Specific Control Eligible Certificates” will be any of the Class 360A, Class 360B, Class 360C and Class 360D Certificates.

A “Control Termination Event” will: (1) with respect to any Mortgage Loan (other than the 360 Spear Loan Combination) either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to the 360 Spear Loan Combination, be determined in accordance with clause (1) of this definition, but only if a Control Appraisal Period exists with respect to such Loan Combination. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will: (1) with respect to any Mortgage Loan (other than the 360 Spear Loan Combination), either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to the 360 Spear Loan Combination, be determined in accordance with clause (1) of this definition but only if a Control Appraisal Period exists with respect to such Loan Combination. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

A “Control Appraisal Period” is a 360 Spear Control Appraisal Period.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) (or, with respect to the 360 Spear Loan Combination so long as a 360 Spear Control Appraisal Period is not continuing, the Loan-Specific Controlling Class Representative or the holder(s) of more than 50% of the Loan-Specific Controlling Class (by Certificate Balance).

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or any Controlling Class Certificateholder (or, with respect to the 360 Spear Loan Combination so long as a 360 Spear Control Appraisal Period is not continuing, the Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, is a Borrower Party.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Loan Combination or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the

Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity, the Certificateholders or the Uncertificated VRR Interest Owner for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative (or a Loan-Specific Controlling Class Representative) will not be protected against any liability to the Controlling Class Certificateholders (or Loan-Specific Controlling Class Certificateholders) that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)     may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owner;

(b)     may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the interests of the holders of the Loan-Specific Controlling Class);

(c)     does not have any liability or duties to the holders of any Class of Certificates or the Uncertificated VRR Interest Owner (other than, in the case of the Controlling Class Representative, the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the Loan-Specific Controlling Class);

(d)     may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class or, in the case of a Loan-Specific

Controlling Class Representative, the interests of the holders of the Loan-Specific Controlling Class) over the interests of the holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owner; and

(e)     will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder and, in the case of a Loan-Specific Controlling Class Representative, to a Loan-Specific Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder or the Uncertificated VRR Interest Owner may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination will be, each of:

(i)	except with respect to a Serviced Outside Controlled Loan Combination, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of the 360 Spear Loan Combination, provided that an applicable Control Appraisal Period exists with respect to such Loan Combination, the Controlling Class Representative;

(ii)	with respect to any Serviced Outside Controlled Loan Combination (which may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a controlling Subordinate Companion Loan held outside the Issuing Entity), (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (b) solely prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(iii)	with respect to any Serviced Loan Combination that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;

(iv)	solely after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor; and

(v)	except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, each Risk Retention Consultation Party.

provided, that with respect to any Serviced Loan Combination, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) solely with respect to the 360 Spear Loan Combination, a Control Appraisal Period does not exist with respect thereto, and/or (4) with respect to any Serviced Outside Controlled Loan Combination, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Control Termination Event has occurred and is continuing, (C) none of the Risk Retention Consultation Parties will be a Consulting

Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Loan Combination will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Loan Combination, if none of the Controlling Class Representative, the Operating Advisor, a Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Loan Combination.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding non-Specially Serviced Loans as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of a Control Termination Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) after the occurrence and during the continuance of a Control Termination Event, upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) after the occurrence and during the continuance of a Consultation Termination Event under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder or the Uncertificated VRR Interest Owner. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and the Uncertificated VRR Interest Owner (as a collective whole), and not any particular Class of those Certificateholders or the Uncertificated VRR Interest Owner (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan

Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

With respect to each Serviced Loan, the Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) if prior to the occurrence and continuance of a Control Termination Event and with respect to any Specially Serviced Loan, promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) if following the occurrence and continuance of a Control Termination Event and with respect to any Serviced Loan, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if a Control Termination Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if a Control Termination Event exists, Major Decisions on non-Specially Serviced Loans, (ii) each related Final Asset Status Report, (iii) if a Control Termination Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if a Control Termination Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when a Control Termination Event does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders and the Uncertificated VRR Interest Owner other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special

Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party, on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege).

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loans under the Pooling and Servicing Agreement.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount, Collateral Deficiency Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer of such error.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. In the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of a Control Termination Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder, any Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, and (ii) there existed a Control Termination Event, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. Notwithstanding the foregoing, no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property or was otherwise in the process of being implemented in connection with a Specially Serviced Loan or REO Property.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual

Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, following the occurrence and continuance of a Control Termination Event, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans and with respect to Major Decisions on Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, a Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Pooled Certificateholders and the Uncertificated VRR Interest Owner (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and

the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)     any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)     the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)      the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owner electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Uncertificated VRR Interest Owner, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, KBRA, S&P and/or DBRS Morningstar, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, any Consulting Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, (v) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, the Uncertificated VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless a Control Termination Event exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the Uncertificated VRR Interest Owner (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the Uncertificated VRR Interest Owner (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the Uncertificated VRR Interest Owner (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Loan Combination, expose any Certificateholder, the Uncertificated VRR Interest Owner or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Pooled Certificateholders and the Uncertificated VRR Interest Owner by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Pooled Certificateholders and the Uncertificated VRR Interest Owner, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 21.3% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. Notwithstanding the foregoing, a delinquency that would have existed but for a Payment Accommodation will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to the Trust Subordinate Companion Loan at any time.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 102 prior pools of commercial mortgage loans for which CREFI (or its predecessors and/or affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between January 1, 2016 and December 31, 2020 was approximately 25.37%; however, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of delinquent mortgage loans) in each of the 102 reviewed transactions (taking into account all reporting periods between January 1, 2016 and December 31, 2020 for each such transaction) in the identified reporting periods was approximately 5.44%.

Asset Review Vote

If Pooled Certificateholders evidencing not less than 5.0% of the Pooled Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Pooled Certificateholders, and to conduct a solicitation of votes of Pooled Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Pooled Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, the Risk Retention Consultation Parties and the Pooled Certificateholders (such notice to Pooled Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Pooled Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Pooled Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Pooled Certificates evidencing at least 5.0% of the Pooled Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-

Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)     Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)     Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)     Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset

Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or DBRS Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, or any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, the Uncertificated VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and the Uncertificated VRR Interest Owner), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates or the Uncertificated VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Pooled Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owner electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Pooled Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Pooled Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Pooled Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Pooled Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Pooled Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Pooled Certificates of those holders that exercise their right to vote (provided that holders representing the Pooled Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Pooled Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Pooled Certificate (in either case, other than a holder of the Class VRR Certificates) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply if the Repurchase Request relates to a Mortgage Loan (but not if it relates to the Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement (substitution not being permitted for Trust Subordinate Companion Loan), (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

As indicated above the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not the Trust Subordinate Companion Loan) and references to “Certificateholders” and “Certificate Owners” in such discussions are to Certificateholders and Certificate Owners of the Pooled Certificates.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owner (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than a holder of the Class VRR Certificates) that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation

(including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Uncertificated VRR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)     with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Mortgage Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)     with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency;

(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)	DBRS Morningstar has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency; and

(z)     with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Uncertificated VRR Interest Owner of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property, (2) the voluntary exchange of all the then outstanding Regular Certificates and the Uncertificated VRR Interest as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates and cancellation of the Uncertificated VRR Interest at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and the Trust Subordinate Companion Loan (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan (or the Trust Subordinate Companion Loan) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates and the Uncertificated VRR Interest, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) and the Trust Subordinate Companion Loan remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans and the Trust Subordinate Companion Loan as of the Cut-off Date (excluding for the purposes of this calculation, the MGM Grand & Mandalay Bay Mortgage Loan and the First Republic Center Mortgage Loan, if the option referred to above is exercised on or after the Distribution Date in February 2031). The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loan), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loan), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans and the Trust Subordinate Companion Loan (exclusive of any successor REO Mortgage Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

With respect to the Trust Subordinate Companion Loan, a holder of Loan-Specific Certificates owning a majority of the Percentage Interests of the then-outstanding Loan-Specific Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase the Trust Subordinate Companion Loan at a price generally equal to the Repurchase Price on any Distribution Date on which the aggregate Stated Principal Balance of the Trust Subordinate Companion Loan is less than 1% of the Stated Principal Balance of the Trust Subordinate Companion Loan as of the Cut-off Date.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates) and the Uncertificated VRR Interest for the Mortgage Loans, the Trust Subordinate Companion Loan and each REO Property (or interests in the Mortgage Loans, the Trust Subordinate Companion Loan and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Loan Combination are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Loan Combination is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Loan Combination; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Loan Combination.

●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and

Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.

●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.

●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Loan Combination. The related Outside Servicer will be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Loan Combination or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)); provided that, in the case of the Outside Servicing Agreement for each of the MGM Grand & Mandalay Bay Loan Combination and The Grace Building Loan Combination, there are no mortgage loans other than the related Outside Serviced Loan Combination serviced under such Outside Servicing Agreement.

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Loan Combination will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.

●	With respect to each Outside Serviced Loan Combination, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of a Loan Combination with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Loan Combination.

●	With respect to each Outside Serviced Loan Combination, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Loan Combinations, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time.

●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Loan Combination that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.

●	With respect to each Outside Serviced Loan Combination, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Loan Combination with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Loan Combination.

●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Loan Combination without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.

●	The Mortgaged Property securing each Outside Serviced Loan Combination will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Loan Combination with a stated principal balance of $2,000,000 or more or (b) at least once every other calendar year with respect to any Outside Serviced Loan Combination with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement.

●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.

●	With respect to the MGM Grand & Mandalay Bay Loan Combination, there is no operating advisor under the related Outside Servicing Agreement.

●	With respect to each of the MGM Grand & Mandalay Bay Loan Combination, The Grace Building Loan Combination and the Selig Office Portfolio Loan Combination, (i) there is no asset representations reviewer under the related Outside Servicing Agreement and (ii) there are no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Outside Servicing Agreement.

●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans; except that, in the case of the Outside Servicing Agreement for each of the MGM Grand & Mandalay Bay Loan Combination, The Grace Building Loan Combination and the Selig Office Portfolio Loan Combination, the related Outside Servicing Agreement does not contain an express exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement (such as a Payment Accommodation) as a result of the COVID-19 emergency.

●	With respect to each of the MGM Grand & Mandalay Bay Loan Combination, The Grace Building Loan Combination and the Selig Office Portfolio Loan Combination, the related Outside Servicing Agreement does not contain an express exception to any servicing transfer events for the entering into of any temporary forbearance agreement (such as a Payment Accommodation) as a result of the COVID-19 emergency.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Loan Combination, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Loan Combination under “Description of the Mortgage Pool—The Loan Combinations” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Loan Combination is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Loan Combination will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. There are no Servicing Shift Loan Combinations with respect to the Mortgage Pool. See “Description of the Mortgage Pool—The Loan Combinations”.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder, the Uncertificated VRR Interest Owner or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder, the Uncertificated VRR Interest

Owner or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from February 1, 2021, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the Uncertificated VRR Interest not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses with respect to the Non-Vertically Retained Pooled Principal Balance Certificates, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses with respect to the Non-Vertically Retained Pooled Principal Balance Certificates and the Combined VRR Interest occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (taking into account the allocation of amounts among the Non-Vertically Retained Pooled Principal Balance Certificates, on the one hand, and the Combined VRR Interest, on the other hand) to applicable Certificateholders and the Uncertificated VRR Interest Owner in reduction of the Certificate Balances of the Pooled Principal Balance Certificates and the Uncertificated VRR Interest Balance. A Realized Loss with respect to the Loan-Specific Certificates occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution to the Loan-Specific Certificateholders in reduction of the Certificate Balances of the Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Non-Vertically Retained Pooled Principal Balance Certificates as a result of the application of applicable Realized Losses may also reduce the Notional Amount of a Class of Pooled Interest-Only Certificates. Applicable Realized Losses will be allocated to the respective Classes of the Non-Vertically Retained Pooled Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Pooled Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-4A1, Class A-4A2 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Pooled Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-4A1, Class A-4A2 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Non-Vertically Retained Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those

Offered Certificates. Holders of the Non-Vertically Retained Pooled Principal Balance Certificates will be affected to the extent of the Non-Vertically Retained Percentage of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and Class A-S Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loan and, as a result, investors in the Class X-A Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)      each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)     there are no delinquencies or defaults;

(iii)    scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)     no prepayment premiums or yield maintenance charges are collected;

(v)     no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)     no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)    the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)   there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)    distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in March 2021;

(x)     the Certificates will be issued on February 18, 2021;

(xi)    the Pass-Through Rate with respect to each Class of Non-Vertically Retained Pooled Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)   the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates;

(xiii)  all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)   with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)    the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)   there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)  with respect to each Mortgage Loan that is part of a Loan Combination that includes one or more Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4A1 and Class A-5 Certificates, the percentage of the related potential minimum and maximum initial Certificate Balances, respectively) of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	80%	80%	80%	80%	80%
February 15, 2023	59%	59%	59%	59%	59%
February 15, 2024	37%	37%	37%	37%	37%
February 15, 2025	6%	0%	0%	0%	0%
February 15, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.33	2.32	2.31	2.31	2.31
First Principal Payment Date	March 2021	March 2021	March 2021	March 2021	March 2021
Last Principal Payment Date	April 2025	February 2025	February 2025	January 2025	January 2025

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	99%	97%	80%
February 15, 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.74	4.72	4.70	4.67	4.44
First Principal Payment Date	April 2025	February 2025	February 2025	January 2025	January 2025
Last Principal Payment Date	January 2026	January 2026	January 2026	January 2026	January 2026

Percentages of the Maximum Initial Certificate Balance ($200,000,000)(1)
of the Class A-4A1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	95%	90%	83%	63%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.57	9.51	9.44	9.36	9.12
First Principal Payment Date	March 2030	September 2029	September 2029	September 2029	September 2029
Last Principal Payment Date	January 2031	January 2031	December 2030	November 2030	September 2030

(1)	The exact initial Certificate Balance of the Class A-4A1 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4A1 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($60,000,000)(1)
of the Class A-4A1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	93%	85%	74%	43%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.39	9.32	9.25	9.18	8.93
First Principal Payment Date	March 2030	September 2029	September 2029	September 2029	September 2029
Last Principal Payment Date	December 2030	December 2030	November 2030	October 2030	July 2030

(1)	The exact initial Certificate Balance of the Class A-4A1 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4A1 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

Percentages of the Maximum Initial Certificate Balance ($561,699,000)(1)
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.90	9.87	9.82	9.58
First Principal Payment Date	December 2030	December 2030	November 2030	October 2030	July 2030
Last Principal Payment Date	January 2031	January 2031	January 2031	January 2031	October 2030

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and First Principal Payment Dates may be different than those shown above.

Percentages of the Minimum Initial Certificate Balance ($421,699,000)(1)
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.90	9.87	9.62
First Principal Payment Date	January 2031	January 2031	December 2030	November 2030	September 2030
Last Principal Payment Date	January 2031	January 2031	January 2031	January 2031	October 2030

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives and First Principal Payment Dates may be different than those shown above.

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	98%	98%	98%	98%	98%
February 15, 2027	76%	76%	76%	76%	76%
February 15, 2028	53%	53%	53%	53%	53%
February 15, 2029	28%	28%	28%	28%	28%
February 15, 2030	2%	2%	2%	2%	2%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.10	7.10	7.10	7.10	7.10
First Principal Payment Date	January 2026	January 2026	January 2026	January 2026	January 2026
Last Principal Payment Date	March 2030	March 2030	March 2030	March 2030	March 2030

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.91	9.91	9.91	9.66
First Principal Payment Date	January 2031	January 2031	January 2031	January 2031	October 2030
Last Principal Payment Date	February 2031	February 2031	January 2031	January 2031	October 2030

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.99	9.99	9.95	9.91	9.67
First Principal Payment Date	February 2031	February 2031	January 2031	January 2031	October 2030
Last Principal Payment Date	February 2031	February 2031	February 2031	January 2031	November 2030

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2022	100%	100%	100%	100%	100%
February 15, 2023	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.99	9.99	9.99	9.97	9.74
First Principal Payment Date	February 2031	February 2031	February 2031	January 2031	November 2030
Last Principal Payment Date	February 2031	February 2031	February 2031	February 2031	November 2030

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4A1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Three (3) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (one “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively with each other and the MGM Grand & Mandalay Bay REMICs referred to in the next sentence, the “Trust REMICs”). In addition, the MGM Grand & Mandalay Bay REMICs were (or will be) formed on or prior to February 14, 2021, by Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch with respect to part of the MGM Grand & Mandalay Bay Loan Combination, which REMICs issued (or will issue) the MGM Grand & Mandalay Bay Regular Interests (an approximately 59.757% interest in the CREFI MGM Grand & Mandalay Bay Regular Interest will be evidenced by ownership of the CREFI MGM Grand & Mandalay Bay Note and an approximately 16.503% interest in the GACC MGM Grand & Mandalay Bay Regular Interest will be evidenced by ownership of the GACC MGM Grand & Mandalay Bay Note), and a single residual interest which will be represented by the Class R Certificates. The Certificate Administrator will be responsible for preparing and filing the REMIC election and REMIC tax returns for each MGM Grand & Mandalay Bay REMIC. The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the related “Trust Subordinate Companion Loan Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (or in the case of the MGM Grand & Mandalay Bay Mortgage Loan, an approximately 59.757% interest in the CREFI MGM Grand & Mandalay Bay Regular Interest and an approximately 16.503% interest in the GACC MGM Grand & Mandalay Bay Regular Interest) and certain other assets (exclusive of any Excess Interest) and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Trust Subordinate Companion Loan Regular Interests and the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class 360A, Class 360B, Class 360C and Class 360D Certificates, a regular interest that corresponds to the Combined VRR Interest excluding the right to receive Excess Interest (the “VRR REMIC Regular Interest”) and the 360RR Interest, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) compliance with the MGM Grand & Mandalay Bay REMIC declarations and the continued qualification of each respective REMIC formed thereunder, (iv) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Trust Subordinate Companion Loan Regular Interests will qualify as a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (d) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (e) the Class R

Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of (a) collections of Excess Interest (and the related amounts in the Excess Interest Distribution Account) and (b) the VRR REMIC Regular Interest and distributions thereon, will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii)(a) the Class S Certificates and the Combined VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above and (b) the Combined VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans and the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Trust Subordinate Companion Loan Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates and the Uncertificated VRR Interest may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Certificates and the Uncertificated VRR Interest Owner qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans and the Trust Subordinate Companion Loan, or whether these assets otherwise would receive the same treatment as the Mortgage Loans and the Trust Subordinate Companion Loan for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans and the Trust Subordinate Companion Loan are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans and the Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Under legislation enacted on December 22, 2017, taxpayers that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described under this section. However, recent final Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including among other things, income subject to original issue discount timing rules. Prospective investors are urged to consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans and the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular

Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans and the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular

Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

The Non-Vertically Retained Percentage of prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Non-Vertically Retained Pooled Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of the Combined VRR Interest, the related Certificateholder or Uncertificated VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the right to receive Excess Interest.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the MGM Grand & Mandalay Bay REMICs, as applicable, will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s, the Trust Subordinate Companion Loan REMIC’s or the MGM Grand & Mandalay Bay REMICs’ acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the MGM Grand & Mandalay Bay REMICs, as applicable, generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the MGM Grand & Mandalay Bay REMICs would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the MGM Grand & Mandalay Bay REMICs to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC, the Trust Subordinate Companion Loan REMIC or the MGM Grand & Mandalay Bay REMICs, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS

Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or

●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

With respect to the Station Park & Station Park West Mortgage Loan (3.8%), The Village at Meridian Mortgage Loan (2.3%), The Trails at Silverdale Mortgage Loan (2.1%), and the Treasure Valley Marketplace Mortgage Loan (1.2%), in each case, California State Teachers’ Retirement System (“CalSTRS”), which is a governmental plan, as of loan origination owns an approximately 99% interest in the related borrower. Persons who have an ongoing relationship with CalSTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold any Offered Certificates.

With respect to the 860 Washington Mortgage Loan (7.6%), California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, is the 99% indirect owner of the borrower. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and substantially identical prohibited transaction exemptions to J.P. Morgan Securities LLC, PTE 2002-19 (March 28, 2002), Goldman Sachs & Co. LLC, PTE 89-88 (October 17, 1989) and Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E (December 9, 1996), each as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency“);

●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

●	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,

2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,

●	having a specified relationship to this person, or

●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Nine (9) of the Mortgaged Properties (18.5%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

California. Six (6) of the Mortgaged Properties (12.3%) are located in California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Washington. Eleven (11) of the Mortgaged Properties (11.2%) are located in Washington.

In Washington, it is most common to foreclose a deed of trust by non-judicial foreclosure. Non-judicial foreclosure is available if the deed of trust contains a power of sale, recites that the property is not used principally for agricultural purposes and if that statement is true either at the time the deed of trust is granted or at the time of foreclosure, names a trustee that maintains a street address in Washington where service of process may be made and where it maintains telephone service and a physical presence, and the deed of trust meets the other technical requirements of the Washington Deed of Trust Act. The non-judicial foreclosure process requires a statutory notice of default and, no earlier than 30 days thereafter, a subsequent statutory notice of sale at least 90 days prior to the scheduled foreclosure sale date. The notice of default must be mailed to the borrower and grantor and posted in a conspicuous place on the premises or, in lieu of posting, the same must be personally served on the borrower and grantor. The notice of sale must be recorded, mailed to the borrower, grantor and certain other affected parties, posted in a conspicuous place on the premises or served upon an occupant of the premises, and published twice during certain designated times in a local newspaper. The trustee’s sale may not be held sooner than 190 days after the date of default. Foreclosure sales are by public auction with the property going to the highest bidder, who must pay in cash, except that the beneficiary may credit-bid up to the amount of the monetary obligations secured by the deed of trust. A foreclosure proceeding may be stopped and the deed of trust reinstated up until 11 days before the foreclosure sale if all defaults are cured, including payment of the entire amount due (other than any accelerated principal) and including all expenses incurred by the trustee as a result of the default.

Several additional restrictions and additional obligations apply to beneficiaries of deeds of trust in Washington recorded against owner-occupied or tenant-occupied residential real property, which do not apply to deeds of trust securing commercial loans, in order to foreclose the same.

Washington has a “one action” rule that prohibits non-judicial foreclosure during the pendency of any action that seeks satisfaction of an obligation secured by the deed of trust, with the exception of actions for the appointment of a receiver or, in the case of a deed of trust securing a commercial loan, actions to enforce any other lien or security interest granted to secure the obligation secured by the deed of trust.

Non-judicial foreclosure has the effect of satisfying all of the obligations secured by the deed of trust, including any cross collateralized obligations and any obligations of the borrower, grantor or guarantor contained in separate documents that are the “substantial equivalent” of obligations secured by the deed of trust. Limited exceptions to the “anti-deficiency” rule (with respect to a non-judicial trustee’s sale under a deed of trust securing a commercial loan executed after June 11, 1998) allow post-foreclosure actions, including: (a) actions against the borrower or grantor generally within one year after the date of foreclosure to collect misapplied rents, insurance or condemnation proceeds, or to recover for a loss of property value caused by waste committed against the property, provided that statutory notices were timely given to such parties of the non-judicial foreclosure and (b) actions against a guarantor to collect a deficiency judgment, provided that statutory notices were timely given to the guarantor of the non-judicial foreclosure. A guarantor may petition the court to limit the amount of the deficiency based on a post-foreclosure determination of the fair market value of the property.

In Washington, a lender may elect to foreclose a deed of trust judicially as a mortgage and preserve the right to a deficiency judgment against the grantor. There is a one-year redemption period from the date of sale following a judicial foreclosure. The redemption period may be reduced to eight months if the mortgage declares in its terms that the property is not used principally for agricultural or farming purposes and, in the foreclosure complaint, the creditor waives any right to a deficiency judgment.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master

Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;

●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-4A1, Class A-4A2, Class A-5, Class A-AB and/or Class A-S Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below.

Class	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Goldman Sachs & Co. LLC	Deutsche Bank Securities Inc.	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$6,102,361	$5,933,653	$5,256,603	$3,951,383	$0	$0
Class A-2	$44,576,480	$43,344,101	$38,398,388	$28,864,031	$0	$0
Class A-4A1	(1)	(1)	(1)	(1)	$0	$0
Class A-5	(2)	(2)	(2)	(2)	$0	$0
Class A-AB	$5,722,615	$5,564,406	$4,929,488	$3,705,491	$0	$0
Class X-A	$339,433,937	$330,049,816	$292,389,983	$219,789,264	$0	$0
Class A-S	$46,998,580	$45,699,240	$40,484,797	$30,432,383	$0	$0
Class B	$17,232,766	$16,756,341	$14,844,384	$11,158,509	$0	$0
Class C	$13,055,273	$12,694,342	$11,245,873	$8,453,512	$0	$0

(1)	The underwriter allocations for the Class A-4A1 Certificates will be subject to a range depending on the determination of the actual initial Certificate Balance of such Class at pricing. The underwriter allocations for the Class A-4A1 Certificates will fall within the following ranges: (i) Citigroup Global Markets Inc.’s allocation will be between $17,235,063 and $57,450,210, (ii) J.P. Morgan Securities LLC’s allocation will be between $16,758,576 and $55,861,919, (iii) Goldman Sachs & Co. LLC’s. allocation will be between $14,846,364 and $49,487,880 and (iv) Deutsche Bank Securities Inc.’s allocation will be between $11,159,997 and $37,199,991.

(2)	The underwriter allocations for the Class A-5 Certificates will be subject to a range depending on the determination of the actual initial Certificate Balance of such Class at pricing. The underwriter allocations for the Class A-5 Certificates will fall within the following ranges: (i) Citigroup Global Markets Inc.’s allocation will be between $121,133,480 and $161,348,627, (ii) J.P. Morgan Securities LLC’s allocation will be between $117,784,578 and $156,887,921, (iii) Goldman Sachs & Co. LLC’s. allocation will be between $104,344,947 and $138,986,463 and (iv) Deutsche Bank Securities Inc.’s allocation will be between $78,435,995 and $104,475,989.

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                          .

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately         % of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2021, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor, (ii) Citibank, N.A. (the Certificate Administrator and Custodian), and (iii) CREFI (the Retaining Sponsor, an originator, and an initial Risk Retention Consultation Party). J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB (a Sponsor and an originator). Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC (a Sponsor and an initial Risk Retention Consultation Party) and Goldman Sachs Bank USA (an originator and a Retaining Party). Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of GACC (a Sponsor), DBR Investments Co. Limited (an originator) and Deutsche Bank AG, New York Branch (an originator). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus. CREFI, GS Bank, DBRI and JPMCB (or affiliates thereof) each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combinations and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Loan Combinations”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, J.P. Morgan Securities LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, Goldman Sachs & Co. LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and, Deutsche Bank Securities Inc. one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (ii) the payment by the Depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a Sponsor, of the purchase price for the JPMCB Mortgage Loans, (iii) the payment by the Depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans and (iv) the payment by the Depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 388 Greenwich Street, 6th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-228597) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Index of Certain Defined Terms

17g-5 Information Provider	383
1986 Act	520
2015 Budget Act	527
30/360 Basis	362
360 Spear Available Funds	356
360 Spear Control Appraisal Period	280
360 Spear Controlling Noteholder	279
360 Spear Defaulted Note Purchase Date	282
360 Spear Intercreditor Agreement	276
360 Spear Lead Securitization	281
360 Spear Loan Combination	275
360 Spear Major Decision	281
360 Spear Mortgage Loan	275
360 Spear Mortgaged Property	275
360 Spear Non-Controlling Note A Holder	281
360 Spear Non-Lead Securitization	281
360 Spear Note A Holders	275
360 Spear Note A Percentage Interest	278
360 Spear Note A Rate	278
360 Spear Note A Relative Spread	279
360 Spear Note A Subordinate Class Representative	281
360 Spear Note A-1	275
360 Spear Note A-1 Holder	279
360 Spear Note A-2	275
360 Spear Note A-2 Holder	279
360 Spear Note A-3	275
360 Spear Note A-3 Holder	279
360 Spear Note B	275
360 Spear Note B Holder	275
360 Spear Note B Percentage Interest	279
360 Spear Note B Rate	279
360 Spear Note B Relative Spread	279
360 Spear Noteholder	281
360 Spear Noteholders	276
360 Spear Purchase Notice	282
360 Spear Risk Retention Consultation Party	350
360 Spear Senior Mortgage Loan	275
360 Spear Senior Notes	275
360 Spear Sequential Pay Event	279
360 Spear Threshold Event Cure	281
360 Spear Workout	276
360-Non-VRR Percentage	444
360RR Interest	5
360-VRR Percentage	444
AB Loan Combination	176
AB Modified Loan	442
Accelerated Mezzanine Loan	473
Acceptable Insurance Default	406
Actual/360 Basis	230
Administrative Fee Rate	428
ADR	180
Advance Rate	412
Advances	411
Affirmative Asset Review Vote	485
Aggregate Pooled Available Funds	355
Aggregate Principal Distribution Amount	363
Allocated Cut-off Date Loan Amount	180
Ancillary Fees	423
Annual Debt Service	180
Anticipated Repayment Date	231
Applied Realized Loss Amount	347
Appraisal Reduction Amount	440
Appraisal Reduction Event	438
Appraised Value	180
Appraised-Out Class	443
Appraiser	441
Approved Exchange	20
Approximate Initial Credit Support	3
ARD	181
ARD Loan	231
Assessment of Compliance	445
Asset Representations Reviewer	340
Asset Representations Reviewer Asset Review Fee	429
Asset Representations Reviewer Ongoing Fee	429
Asset Representations Reviewer Ongoing Fee Rate	429
Asset Representations Reviewer Termination Event	489
Asset Representations Reviewer Upfront Fee	429
Asset Review	486
Asset Review Notice	485
Asset Review Quorum	485
Asset Review Report	488
Asset Review Report Summary	488
Asset Review Standard	486
Asset Review Trigger	484
Asset Review Vote Election	485
Assumed Final Distribution Date	369
Assumption Fees	423
Attestation Report	445
Available Funds	355
Balloon Balance	181
Balloon Mortgage Loans	231
Bankruptcy Code	170
Base Interest Fraction	369
BCBS	173
Borrower Delayed Reimbursements	422
Borrower Party	473
B-Piece Buyer	148
BX 2020-VIVA Servicer	255
BX 2020-VIVA Special Servicer	255
BX 2020-VIVA TSA	255
CBE	514
CDI 202.01	174
Certificate Administrator	326

Certificate Balance	346, 353
Certificate Owner	378
Certificateholder	377
Certificateholder Quorum	453
Certificateholder Repurchase Request	491
Certificates	352
Certifying Certificateholder	387
Citibank	326
Class	352
Class A-AB Scheduled Principal Balance	358
Class VRR Certificates	345, 353
Class X Certificates	3, 352
Class X Strip Rate	362
Clearstream	384
Clearstream Participants	386
Closing Date	178, 352
CMBS	170, 328
Code	518
Co-Lender Agreement	249
Collateral Deficiency Amount	442
Collection Account	415
Collection Period	357
Combined VRR Available Funds	347
Combined VRR Interest	4, 344, 353
Combined VRR Interest Balance	346
Combined VRR Interest Owner	345
Combined VRR Interest Owners	345
Communication Request	387
Companion Loan	176
Companion Loan Holder	399
Companion Loan Rating Agency	450
Companion Note	246
Compensating Interest Payment	370
Consent Fees	422
Consultation Election Notice	493
Consultation Requesting Certificateholder	493
Consultation Termination Event	472
Consulting Party	475
Control Appraisal Period	472
Control Eligible Certificates	471
Control Shift Note	248
Control Termination Event	472
Controlling Class	471
Controlling Class Certificateholder	471
Controlling Class Representative	470
Controlling Companion Loan	401
Controlling Note	246
Controlling Note Holder	246
Controlling Pari Passu Companion Loan	401
Controlling Pari Passu Companion Loan Securitization Date	402
Corrected Loan	407
Corresponding Pooled Principal Balance Certificates	4, 354
COVID-19	75
CPR	508
Credit Risk Retention	344
Credit Risk Retention Rules	344
CREFC®	374
CREFC® Intellectual Property Royalty License Fee	428
CREFC® Intellectual Property Royalty License Fee Rate	428
CREFC® Reports	374
CREFI	177, 291
CREFI Data File	292
CREFI MGM Grand & Mandalay Bay Note	177
CREFI Mortgage Loans	177
CREFI Securitization Database	292
CREFI VRR Interest Portion	345
Crossed Group	181
Cross-Over Date	361
CRR	171
Cumulative Appraisal Reduction Amount	442
Cure/Contest Period	487
Custodian	326, 466
Cut-off Date	176
Cut-off Date Balance	176
Cut-off Date DSCR	183
Cut-off Date Loan-to-Value Ratio	181
Cut-off Date LTV Ratio	181
CWCAM	331
DBNY	315
DBRI	315
DBRS Morningstar	450
Debt Service Coverage Ratio	183
Debt Yield on Underwritten NCF	182
Debt Yield on Underwritten Net Cash Flow	182
Debt Yield on Underwritten Net Operating Income	182
Debt Yield on Underwritten NOI	182
Defaulted Mortgage Loan	426
Defeasance Deposit	236
Defeasance Loans	235
Defeasance Lock Out Period	235
Defeasance Option	235
Defective Mortgage Loan	397
Definitive Certificate	384
Delegated Directive	18
Delinquent Loan	485
Depositaries	385
Depositor	178, 323
Determination Date	354
Deutsche Bank	315
Diligence File	391
Directing Holder	470
Disclosable Special Servicer Fees	427
Dispute Resolution Consultation	494
Dispute Resolution Cut-off Date	493
Dispute Resolution Requesting Holder	493
Disputed Proceeds	332
Distribution Account	416
Distribution Date	354
Document Defect	391
Dodd-Frank Act	173
DSCR	183
DTC	384
DTC Participants	385

DTC Rules	386
Due Date	230, 358
Due Diligence Questionnaire	293
Due Period	358
EDGAR	565
EEA	17
Eligible Asset Representations Reviewer	488
Eligible Operating Advisor	482
Enforcing Party	493
Enforcing Servicer	492
Environmental Condition	554
ERISA	530
ESA	206, 303, 320
Escrow/Reserve Mitigating Circumstances	305, 322
EU	171
EU Due Diligence Requirements	171
EU Institutional Investor	171
EU PRIIPS Regulation	17
EU Prospectus Regulation	17
EU Retail Investor	17
EU Securitization Regulation	18, 171
Euroclear	384
Euroclear Operator	386
Euroclear Participants	386
EUWA	15, 171
Excess Interest	134, 231
Excess Interest Distribution Account	416
Excess Liquidation Proceeds Reserve Account	417
Excess Modification Fees	422
Excess Penalty Charges	423
Excess Prepayment Interest Shortfall	371
Exchange Act	290, 323
Excluded Controlling Class Holder	147, 381
Excluded Controlling Class Mortgage Loan	147, 473
Excluded Information	147, 381
Excluded Mortgage Loan	472
Excluded Mortgage Loan Special Servicer	454
Excluded RRCP Mortgage Loan	351
Excluded Special Servicer	142
Excluded Special Servicer Information	381
Excluded Special Servicer Mortgage Loan	453
Exemption Rating Agency	534
FATCA	528
FDIC	164
Federal Court	333
FETL	20
FIEL	21
Final Asset Status Report	477
Final Dispute Resolution Election Notice	494
Financial Promotion Order	16
FIRREA	303, 319
Fitch	450
Form 8-K	290
FPO Persons	16
FSCMA	20
FSMA	15, 171
Future Outside Servicing Agreement	401
GACC	177, 315
GACC 860 Washington Notes	177
GACC Data Tape	317
GACC Deal Team	317
GACC Grace Building Note	177
GACC MGM Grand & Mandalay Bay Note	177
GACC Mortgage Loans	177, 316
Goldman Originator	309
GRACE 2020-GRCE Securitization Trust	289
GRACE 2020-GRCE TSA	283
Grace Building Triggering Event of Default	284
Grantor Trust	519
GS	344
GS Bank	306
GSMC	177, 306
GSMC Data Tape	307
GSMC Deal Team	307
GSMC Mortgage Loans	177, 306
Hard Lockbox	183
Indirect Participants	385
Initial Interest Deposit Amount	358
Initial Pool Balance	176
Initial Rate	231
Initial Requesting Certificateholder	491
In-Place Cash Management	183
Institutional Investor	20
Interest Accrual Amount	363
Interest Accrual Period	363
Interest Distribution Amount	363
Interest Only Mortgage Loans	231
Interest Reserve Account	416
Interest Shortfall	363
Interested Person	465
Interest-Only Certificates	352
Investment Company Act	1
Investor Certification	376
IRS	520
Issuing Entity	176
Japanese Retention Requirement	21
JFSA	21
Joint-Seller Mortgage Loan	389
JPMCB	177, 299
JPMCB 860 Washington Notes	177
JPMCB Data Tape	301
JPMCB Deal Team	300
JPMCB Grace Building Note	177
JPMCB Mortgage Loans	177, 300
JPMCB VRR Interest Portion	344
JPMCCMSC	299
JRR Rule	21
KeyBank	334
Largest Tenant	183
Largest Tenant Lease Expiration	183
Lead Note	273
Lender Liability Act	555
Liquidation Fee	425
Liquidation Fee Rate	425
Liquidation Proceeds	425
Loan Combination	176
Loan Combination Custodial Account	416

Loan Per Unit	183
Loan-Specific Certificateholder	377
Loan-Specific Certificates	5, 353
Loan-Specific Control Eligible Certificates	472
Loan-Specific Controlling Class	472
Loan-Specific Controlling Class Certificateholder	472
Loan-Specific Controlling Class Representative	471
Loan-Specific Principal Balance Certificates	5, 353
Loss of Value Payment	396
Loss of Value Reserve Fund	417
Lower-Tier Regular Interests	518
Lower-Tier REMIC	518
Lower-Tier REMIC Distribution Account	416
LTV Ratio at Maturity/ARD	183
MAI	439
Major Decision	467
Major Decision Reporting Package	469
MAS	19
Master Servicer	328
Master Servicer Remittance Date	411
Material Breach	394
Material Defect	394
Material Document Defect	391
Maturity Date/ARD Loan-to-Value Ratio	183
Maturity Date/ARD LTV Ratio	183
MGM Grand & Mandalay Bay A Notes	254
MGM Grand & Mandalay Bay B Notes	254
MGM Grand & Mandalay Bay C Note Control Appraisal Period	266
MGM Grand & Mandalay Bay C Notes	254
MGM Grand & Mandalay Bay Co-Lender Agreement	255
MGM Grand & Mandalay Bay Companion Loans	255
MGM Grand & Mandalay Bay Controlling Noteholder	265
MGM Grand & Mandalay Bay Junior B Note Control Appraisal Period	266
MGM Grand & Mandalay Bay Junior B Notes	254
MGM Grand & Mandalay Bay Loan Combination	254
MGM Grand & Mandalay Bay Major Decision	267
MGM Grand & Mandalay Bay Note	177
MGM Grand & Mandalay Bay Notes	177
MGM Grand & Mandalay Bay Pari Passu Companion Loans	254
MGM Grand & Mandalay Bay Regular Interest	178
MGM Grand & Mandalay Bay Regular Interests	69, 178
MGM Grand & Mandalay Bay Senior B Note Control Appraisal Period	267
MGM Grand & Mandalay Bay Subordinate Companion Loans	254
Midland	328
MIFID II	17
MOA	345
Modeling Assumptions	508
Modification Fees	422
Monthly Payment	357
Moody’s	482
Mortgage	176
Mortgage File	389
Mortgage Loan Purchase Agreement	389
Mortgage Loan Schedule	403
Mortgage Loan Sellers	177
Mortgage Loans	176
Mortgage Note	176
Mortgage Pool	176
Mortgage Rate	363
Mortgaged Property	176
Most Recent NOI	184
Net Cash Flow	185
Net Mortgage Pass-Through Rate	362
Net Mortgage Rate	362
New Complaint	333
NFR Letter	206, 207
NI 33-105	21
Non-Controlling Note	246
Non-Controlling Note Holders	246
Non-Offered Certificates	352
Non-Offered Pooled Certificates	353
Nonrecoverable Advance	413
Non-Reduced Certificates	378
Non-U.S. Tax Person	528
Non-Vertically Retained Percentage	347
Non-Vertically Retained Pooled Available Funds	356
Non-Vertically Retained Pooled Certificates	353
Non-Vertically Retained Pooled Principal Balance Certificates	4, 353
Non-Vertically Retained Pooled Regular Certificates	353
Notional Amount	354
NRSRO	376, 538
NRSRO Certification	378
Occupancy	184
Occupancy Date	185
Offered Certificates	352
OID Regulations	521
OLA	165
Operating Advisor	340
Operating Advisor Annual Report	479
Operating Advisor Consulting Fee	428
Operating Advisor Fee	428
Operating Advisor Fee Rate	428
Operating Advisor Standard	476
Operating Advisor Termination Event	480
Original Balance	185
Original Complaint	333
Outside Certificate Administrator	401
Outside Controlling Class Representative	401
Outside Controlling Note Holder	400, 470
Outside Custodian	401

Outside Depositor	401
Outside Operating Advisor	401
Outside Securitization	401
Outside Serviced Companion Loan	400
Outside Serviced Loan Combination	400
Outside Serviced Mortgage Loan	401
Outside Serviced Pari Passu Companion Loan	400
Outside Serviced Pari Passu Loan Combination	400
Outside Serviced Pari Passu-AB Loan Combination	401
Outside Serviced Subordinate Companion Loan	401
Outside Servicer	401
Outside Servicer Fee Rate	435
Outside Servicing Agreement	401
Outside Special Servicer	401
Outside Trustee	401
P&I Advance	411
PACE	133
PAR	304, 320
Pari Passu Companion Loan	176
Pari Passu Indemnified Items	448
Pari Passu Indemnified Parties	448
Pari Passu Loan Combination	176
Pari Passu-AB Loan Combination	176
Park Bridge Financial	340
Park Bridge Lender Services	340
Participants	384
Party in Interest	531
Pass-Through Rate	361
Payment Accommodation	439
Payment Accommodation Fee Cap	423
PCO	228
PCR	298, 313
Penalty Charges	422
Percentage Allocation Entitlement	347
Percentage Interest	354
Permitted Investments	354
Permitted Special Servicer/Affiliate Fees	427
PILOT	137
PIPs	211
Pittock Block A Notes	268
Pittock Block B Notes	268
Pittock Block Co-Lender Agreement	268
Pittock Block Companion Loans	268
Pittock Block Control Appraisal Period	273
Pittock Block Controlling Noteholder	272
Pittock Block Loan Combination	268
Pittock Block Major Decision	273
Pittock Block Non-Controlling Noteholders	274
Pittock Block Note A Holders	268
Pittock Block Note B Holder	268
Pittock Block Noteholders	268
Pittock Block Notes	268
Pittock Block Pari Passu Companion Loans	268
Pittock Block Percentage Interest	271
Pittock Block Relative Spread	271
Pittock Block Senior Mortgage Loan	268
Pittock Block Sequential Pay Event	271
Pittock Block Subordinate Companion Loan	268
Pittock Block Threshold Event Collateral	273
Plan Asset Regulations	531
PLL Policy	226
PML	313
Pooled Certificateholder	378
Pooled Certificates	4, 353
Pooled Class X Certificates	3, 353
Pooled Interest-Only Certificates	353
Pooled Principal Balance Certificates	5, 353
Pooled Regular Certificates	353
Pooled Voting Rights	384
Pooling and Servicing Agreement	399
Pooling and Servicing Agreement Party Repurchase Request	491
PRC	19
Preliminary Asset Review Report	487
Preliminary Dispute Resolution Election Notice	493
Prepayment Assumption	522
Prepayment Interest Excess	370
Prepayment Interest Shortfall	370
Prepayment Penalty Description	185
Prepayment Provision	185
Prime Rate	412
Principal Balance Certificates	5, 352
Principal Distribution Amount	364
Principal Shortfall	364
Privileged Information	478
Privileged Information Exception	478
Privileged Person	376
Professional Investors	19
Prohibited Prepayment	371
Promotion of Collective Investment Schemes Exemptions Order	16
Property Advances	411
Proposed Course of Action Notice	493
Prospectus	19
PSP	337
Qualified Investor	17
Qualified Mortgage	391
Qualified Substitute Mortgage Loan	396
Qualifying CRE Loan Percentage	345
Rated Final Distribution Date	370
Rating Agencies	560
Rating Agency	560
Rating Agency Confirmation	497
Rating Agency Declination	497
RCRA	555
Realized Loss	347, 372
REC	206
Record Date	354
Regular Certificates	352
Regular Interestholder	521
Regular Interests	518
Regulation AB	445
Regulation RR	344

Related Group	185
Release Date	236
Relevant Persons	16
REMIC	518
REMIC LTV Test	169
REMIC Regulations	518
REO Account	417
REO Companion Loan	365
REO Loan	365
REO Mortgage Loan	365
REO Property	352
Repurchase Price	395
Repurchase Request	491
Requesting Certificateholder	493
Requesting Holders	443
Requesting Investor	387
Requesting Party	496
Required Credit Risk Retention Percentage	345
Requirements	559
Residual Certificates	353
Resolution Failure	492
Resolved	492
Restricted Group	534
Restricted Party	478
Retaining Parties	345
Retaining Sponsor	344
Review Materials	486
Revised Rate	231
RevPAR	185
Risk Retention Consultation Parties	350
Rooms	187
Rule 15Ga-1	306
Rule 17g-5	378, 459
S&P	335
Scheduled Principal Distribution Amount	364
SDNY Court	333
SEC	290, 323
Securities Act	445
Securitization Accounts	352
Securitization Regulations	172
SEL	313
Senior Pooled Certificates	352
Serviced AB Loan Combination	399
Serviced Companion Loan	399
Serviced Companion Loan Holder	400
Serviced Companion Loan Securities	143, 450
Serviced Loan Combination	399
Serviced Loans	400
Serviced Mortgage Loans	400
Serviced Outside Controlled Companion Loan	400
Serviced Outside Controlled Loan Combination	400
Serviced Outside Controlled Mortgage Loan	400
Serviced Pari Passu Companion Loan	399
Serviced Pari Passu Companion Loan Holder	399
Serviced Pari Passu Loan Combination	399
Serviced Subordinate Companion Loan	399
Serviced Subordinate Companion Loan Holder	399
Servicer Termination Events	449
Servicing Fee	420
Servicing Fee Rate	420
Servicing Function Participant	445
Servicing Shift Companion Loan	401
Servicing Shift Loan Combination	401
Servicing Shift Mortgage Loan	401
Servicing Standard	404
Servicing Transfer Event	405
SFA	19
SFO	19
Situs	337
Situs Holdings	337
SMMEA	538
Soft Lockbox	185
Soft Springing Lockbox	185
Special Servicer Decision	408
Special Servicing Fee	423
Special Servicing Fee Rate	424
Specially Serviced Loan	405
Split Mortgage Loan	176
Sponsors	178, 291
Springing Cash Management	185
Springing Lockbox	185
SR Due Diligence Requirements	172
SR Institutional Investors	172
Startup Day	519
State Court	332
Stated Principal Balance	364
Stone Point	337
Structured Product	19
Subject Loans	429
Subordinate Companion Loan	176
Subordinate Pooled Certificates	352
Sub-Servicing Agreement	410
TCO	227
Termination Purchase Amount	498
Terms and Conditions	386
Tests	486
The Grace Building Co-Lender Agreement	283
The Grace Building Companion Loans	283
The Grace Building Loan Combination	283
The Grace Building Mortgage Loan	283
The Grace Building Pari Passu Companion Loans	283
The Grace Building Servicer	283
The Grace Building Special Servicer	283
The Grace Building Standalone Companion Loans	283
The Grace Building Subordinate Companion Loans	283
The Grace Building Trustee	284
Third Party Report	180
TIA	174
Trailing 12 NOI	184
Triggering Event of Default	255

TRIPRA	119
Trust REMICs	518
Trust Subordinate Companion Loan	5, 177, 275
Trust Subordinate Companion Loan Regular Interests	518
Trust Subordinate Companion Loan REMIC	518
Trust Subordinate Companion Loan REMIC Distribution Account	416
Trustee	325
Trustee/Certificate Administrator Fee	427
Trustee/Certificate Administrator Fee Rate	427
U.S. Tax Person	528
UK	15, 171
UK Due Diligence Requirements	171
UK Institutional Investor	172
UK MIFIR Product Governance Rules	16
UK PRIIPS Regulation	15
UK Prospectus Regulation	15
UK Qualified Investor	15
UK Retail Investor	15
UK Securitization Regulation	18, 171
Uncertificated VRR Interest	344, 353
Uncertificated VRR Interest Balance	346
Uncertificated VRR Interest Owner	341, 345
Underwriter Entities	141
Underwriter Exemption	533
Underwriting Agreement	563
Underwritten EGI	186
Underwritten Expenses	185
Underwritten NCF	185
Underwritten NCF DSCR	183
Underwritten Net Cash Flow	185
Underwritten Net Operating Income	186
Underwritten NOI	186
Underwritten Revenues	186
Units	187
Unscheduled Principal Distribution Amount	364
Unsolicited Information	486
Updated Appraisal	460
Upper-Tier REMIC	518
Upper-Tier REMIC Distribution Account	416
UST	209
UW NCF DSCR	183
Vertical Risk Retention Allocation Percentage	349
Vertically Retained Percentage	347
Volcker Rule	173
Voting Rights	383
VRR Interest Distribution Amount	349
VRR Principal Distribution Amount	349
VRR Realized Loss Interest Distribution Amount	349
VRR REMIC Regular Interest	518
WAC Rate	362
Weighted Average Mortgage Rate	187
Withheld Amounts	416
Workout Fee	424
Workout Fee Rate	424
Workout-Delayed Reimbursement Amount	415
WSDOE	208
WTNA	325
YM Group A	368
YM Group BC	368
YM Group DE	368
YM Groups	368

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	Group 1	NAP	860 Washington Street	New York	New York
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	NAP	NAP	18200-18700 Northeast Union Hill Road	Redmond	Washington
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	NAP	NAP	360 Spear Street	San Francisco	California
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	NAP	NAP	777 South Flagler Drive	West Palm Beach	Florida
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	NAP	NAP
5.01	Property				MGM Grand			3799 South Las Vegas Boulevard	Las Vegas	Nevada
5.02	Property				Mandalay Bay			3950 South Las Vegas Boulevard	Las Vegas	Nevada
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	NAP	NAP	921 Southwest Washington Street	Portland	Oregon
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	NAP	NAP	10003 Woodloch Forest Drive	The Woodlands	Texas
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	NAP	NAP	W126N7353 & W126N7449 Flint Drive	Menomonee Falls	Wisconsin
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	NAP	NAP	1114 Avenue of the Americas	New York	New York
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	Group 1	NAP	150 North Central Avenue and 1037 & 1070 West Park Lane	Farmington	Utah
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	NAP	NAP	360 Central Avenue	Saint Petersburg	Florida
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	NAP	NAP	830 & 835 Knitting Mills Way and 35 Innovation Way	Wyomissing	Pennsylvania
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	NAP	NAP	2100 El Camino Real	Palo Alto	California
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	NAP	NAP
14.01	Property				Foster Plaza			415, 425, 601, 501 & 651 Holiday Drive and 681, 661 & 680 Andersen Drive	Pittsburgh	Pennsylvania
14.02	Property				Cherrington Corporate Center			200, 300 & 600 Corporate Center Drive, 400 Fairway Drive and 500, 625 & 700 Cherrington Parkway	Coraopolis	Pennsylvania
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	NAP	NAP	10500 South Woodlawn Avenue	Chicago	Illinois
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	NAP	NAP	201 8th Avenue South	Nashville	Tennessee
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	Group 1	NAP	1600-2300 North Eagle Road	Meridian	Idaho
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	NAP	NAP
18.01	Property				1000 Second Avenue			1000 Second Avenue	Seattle	Washington

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State
18.02	Property				2901 Third Avenue			2901 Third Avenue	Seattle	Washington
18.03	Property				3101 Western Avenue			3101 Western Avenue	Seattle	Washington
18.04	Property				300 Elliott Avenue West			300 Elliott Avenue West	Seattle	Washington
18.05	Property				3131 Elliott Avenue			3131 Elliott Avenue	Seattle	Washington
18.06	Property				2615 Fourth Avenue			2615 Fourth Avenue	Seattle	Washington
18.07	Property				190 Queen Anne Avenue North			190 Queen Anne Avenue North	Seattle	Washington
18.08	Property				200 First Avenue West			200 First Avenue West	Seattle	Washington
18.09	Property				18 West Mercer Street			18 West Mercer Street	Seattle	Washington
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	Group 1	NAP	11199 Pacific Crest Place	Silverdale	Washington
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	NAP	NAP	711 5th Avenue	New York	New York
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	NAP	NAP	5701 Main Street	Houston	Texas
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	NAP	NAP	350-62 Neptune Avenue	Brooklyn	New York
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	NAP	NAP	4655 East Liberty Street	Mexico	Missouri
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	Group 1	NAP	16365 North Marketplace Boulevard	Nampa	Idaho
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	NAP	NAP	2601 Wilshire Boulevard	Los Angeles	California
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	NAP	NAP	6606 West Broad Street	Richmond	Virginia
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	NAP	NAP	104 Delancey Street	New York	New York
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	NAP	NAP	880 Butler Drive	Murfreesboro	Tennessee
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	NAP	NAP	1400 North 25th Avenue	Melrose Park	Illinois
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	NAP	NAP	2520 South 8th Street	Minneapolis	Minnesota
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	NAP	NAP	63 West 104th Street	New York	New York
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	NAP	NAP	2300 Route 33	Robbinsville Township	New Jersey
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	NAP	NAP	8600 West Irlo Bronson Memorial Highway	Kissimmee	Florida
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	Group 2	NAP	1623 Flatbush Avenue	Brooklyn	New York
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	NAP	NAP	7606, 7652, 7670, 7692, 7706, 7726, 7756 & 7776 Trade Street	San Diego	California

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	Group 2	NAP	206-20 Linden Boulevard	Cambria Heights	New York
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	Group 3	NAP
37.01	Property				Rent A Space South			1100 Boyce Road	Pittsburgh	Pennsylvania
37.02	Property				Rent A Space East			4440 Broadway Boulevard	Monroeville	Pennsylvania
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	NAP	NAP	9900 Stirling Road	Hollywood	Florida
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	NAP	NAP	555 North Daniels Way	Bloomington	Indiana
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	NAP	NAP	7730 Centennial Drive	Memphis	Tennessee
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	NAP	NAP	1625 Scenic Drive	Modesto	California
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	Group 3	NAP	4040 Tulane Avenue	New Orleans	Louisiana
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	NAP	NAP	320 West Golf Road	Schaumburg	Illinois
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	NAP	NAP	211 Saw Mill River Road	Hawthorne	New York
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	NAP	NAP	1551 Winder Street	Detroit	Michigan
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	NAP	NAP	2900 Ford Road	Bristol	Pennsylvania
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	NAP	NAP	3805 South Smithfield Road	Knightdale	North Carolina
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	Group 3	NAP	5267 East Simpson Ferry Road	Mechanicsburg	Pennsylvania
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	NAP	NAP
49.01	Property				Rome Hilliard			466 Hilliard Rome Road	Columbus	Ohio
49.02	Property				Betta Stor-It			2614 Highway 98 West	Mary Esther	Florida
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	NAP	NAP	6003 14th Street West	Bradenton	Florida
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	NAP	NAP	1515 Equity Drive	Troy	Michigan
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	Group 3	NAP	135 Maple Carriage Drive and 38515 Midland Trail East	Lewisburg and White Sulphur Springs	West Virginia
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	NAP	NAP	30222 Esperanza	Rancho Santa Margarita	California

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	10014	Mixed Use	Office/Retail	2016	NAP	117,230	SF	989.51
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	98052	Office	Suburban	1999-2000, 2014	NAP	537,046	SF	245.79
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	94105	Office	CBD	1924	2000	179,277	SF	584.16
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	33401	Office	CBD	1985, 1988	2018-2020	448,885	SF	442.25
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay		Hospitality	Full Service			9,748	Rooms	167,644.65
5.01	Property				MGM Grand	89109	Hospitality	Full Service	1993	NAP	4,998	Rooms
5.02	Property				Mandalay Bay	89119	Hospitality	Full Service	1999	NAP	4,750	Rooms
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	97205	Mixed Use	Office/Retail/Data Center	1913	2001	297,698	SF	473.63
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	77380	Office	Suburban	2000	NAP	223,516	SF	295.28
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	53051	Industrial	Flex	2000, 2019	2018-2019	491,476	SF	129.61
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	10036	Office	CBD	1974	2018	1,556,972	SF	567.13
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	84025	Mixed Use	Retail/Office/Hospitality	2011-2018	NAP	995,303	SF	119.26
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	33701	Office	CBD	1984	2016	247,540	SF	191.89
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	19610	Office	Suburban	1920, 2018	2018	262,415	SF	163.48
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	94306	Mixed Use	Office/Retail/Multifamily	2016	NAP	70,543	SF	589.71
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio		Office	Suburban			1,056,658	SF	85.17
14.01	Property				Foster Plaza	15220	Office	Suburban	1975, 1978, 1980, 1982-1985, 1987	NAP	674,625	SF
14.02	Property				Cherrington Corporate Center	15108	Office	Suburban	1986, 1987, 1989, 1990, 1992, 1994	NAP	382,033	SF
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	60628	Industrial	Warehouse/Distribution	2020	NAP	144,044	SF	246.45
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	37203	Hospitality	Full Service	2018	NAP	533	Rooms	347,091.93
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	83642	Retail	Anchored	2012	NAP	841,927	SF	78.39
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio		Office	CBD			1,635,466	SF	231.80
18.01	Property				1000 Second Avenue	98104	Office	CBD	1986	NAP	450,254	SF

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)
18.02	Property				2901 Third Avenue	98121	Office	CBD	1982	NAP	276,770	SF
18.03	Property				3101 Western Avenue	98121	Office	CBD	1984	NAP	187,852	SF
18.04	Property				300 Elliott Avenue West	98119	Office	CBD	1981	NAP	218,723	SF
18.05	Property				3131 Elliott Avenue	98121	Office	CBD	1986	NAP	190,459	SF
18.06	Property				2615 Fourth Avenue	98121	Office	CBD	1975	NAP	123,749	SF
18.07	Property				190 Queen Anne Avenue North	98109	Office	CBD	1974	NAP	84,605	SF
18.08	Property				200 First Avenue West	98119	Office	CBD	1971	NAP	67,601	SF
18.09	Property				18 West Mercer Street	98119	Office	CBD	1984	NAP	35,453	SF
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	98383	Retail	Anchored	2015	NAP	225,643	SF	144.54
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	10022	Mixed Use	Office/Retail	1927	2013-2019	340,024	SF	1,602.83
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	77005	Hospitality	Full Service	1925	1968, 2005-2007	315	Rooms	190,476.19
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	11235	Mixed Use	Office/Retail	2016	NAP	71,485	SF	279.08
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	65265	Industrial	Warehouse/Distribution	1997	2016	900,000	SF	22.03
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	83689	Retail	Anchored	2007	NAP	295,561	SF	62.41
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	90057	Office	CBD	1952, 1954	1999	70,791	SF	258.51
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	23230	Office	Suburban	1978	2018	195,426	SF	92.46
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	10002	Office	Medical	1990	2005, 2020	11,250	SF	1,466.67
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	37127	Industrial	Warehouse/Distribution	1988	2008	301,606	SF	50.48
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	60160	Industrial	Manufacturing	1957, 1963	2018, 2019	456,417	SF	32.16
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	55454	Multifamily	Mid Rise	2019	NAP	85	Units	164,705.88
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	10025	Multifamily	Mid Rise	2019	NAP	34	Units	389,705.88
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	08691	Office	Suburban	2005	NAP	47,188	SF	280.35
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	34747	Multifamily	Garden	1973	2018	296	Units	42,449.32
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	11210	Mixed Use	Office/Retail	1962	2015	27,808	SF	449.51
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	92121	Industrial	Warehouse	1979	NAP	189,056	SF	66.01

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	11411	Office	Medical	1974	2008	26,918	SF	427.22
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio		Self Storage	Self Storage			169,562	SF	61.65
37.01	Property				Rent A Space South	15241	Self Storage	Self Storage	1998	NAP	85,750	SF
37.02	Property				Rent A Space East	15146	Self Storage	Self Storage	1990	NAP	83,812	SF
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	33024	Office	Medical	1990	NAP	62,541	SF	149.50
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	47404	Industrial	Manufacturing	1996	2005	125,000	SF	68.00
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	38125	Hospitality	Full Service	2019	NAP	129	Rooms	61,287.44
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	95355	Multifamily	Garden	1965, 1997	2018-2019	95	Units	75,157.89
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	70119	Self Storage	Self Storage	1960	1995	147,129	SF	46.55
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	60195	Retail	Other	2000	2019	27,032	SF	251.55
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	10532	Industrial	Warehouse/Distribution	2018	NAP	81,000	SF	83.33
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	48207	Mixed Use	Multifamily/Retail	1891	2015	57,659	SF	116.20
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	19007	Self Storage	Self Storage	1989	2019	78,525	SF	82.78
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	27545	Self Storage	Self Storage	1998	2017-2018, 2020	76,925	SF	83.73
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	17050	Self Storage	Self Storage	1970	NAP	62,475	SF	91.24
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio		Self Storage	Self Storage			87,469	SF	58.31
49.01	Property				Rome Hilliard	43228	Self Storage	Self Storage	1995	NAP	49,700	SF
49.02	Property				Betta Stor-It	32569	Self Storage	Self Storage	1989	1996	37,769	SF
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	34207	Retail	Single Tenant Retail	2005	NAP	14,490	SF	303.66
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	48084	Industrial	Flex	2004	2015	46,650	SF	87.89
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	24901 and 24986	Self Storage	Self Storage	2016	NAP	54,666	SF	64.94
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	92688	Industrial	Manufacturing	1999	NAP	22,840	SF	144.48

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	Leasehold	116,000,000	116,000,000	116,000,000	7.6%	116,000,000	2.40000%	0.00964%	2.39036%
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	Fee Simple	105,000,000	105,000,000	105,000,000	6.9%	105,000,000	3.03200%	0.00964%	3.02236%
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	Fee Simple	105,000,000	104,726,660	104,726,660	6.8%	86,962,963	2.7680625%	0.00964%	2.7584225%
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	Fee Simple	75,000,000	75,000,000	75,000,000	4.9%	75,000,000	3.340025%	0.00964%	3.330385%
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	Fee Simple	75,000,000	75,000,000	75,000,000	4.9%	75,000,000	3.55800%	0.009015%	3.548985%
5.01	Property				MGM Grand	Fee Simple			40,875,000	2.7%
5.02	Property				Mandalay Bay	Fee Simple			34,125,000	2.2%
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	Fee Simple	75,000,000	75,000,000	75,000,000	4.9%	75,000,000	3.29940%	0.01964%	3.279764%
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	Fee Simple	66,000,000	66,000,000	66,000,000	4.3%	66,000,000	3.26900%	0.00964%	3.25936%
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	Fee Simple	63,700,000	63,700,000	63,700,000	4.2%	63,700,000	3.31000%	0.01964%	3.29036%
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	Fee Simple	60,000,000	60,000,000	60,000,000	3.9%	60,000,000	2.69210%	0.01089%	2.68121%
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	Fee Simple	58,700,000	58,700,000	58,700,000	3.8%	58,700,000	3.37700%	0.01964%	3.35736%
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	Fee Simple	47,500,000	47,500,000	47,500,000	3.1%	40,490,872	3.42000%	0.00964%	3.41036%
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	Fee Simple	42,900,000	42,900,000	42,900,000	2.8%	42,900,000	3.50000%	0.00964%	3.49036%
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	Fee Simple	41,600,000	41,600,000	41,600,000	2.7%	41,600,000	2.327885%	0.00964%	2.318245%
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	Fee Simple	40,000,000	40,000,000	40,000,000	2.6%	34,073,604	3.39200%	0.00964%	3.38236%
14.01	Property				Foster Plaza	Fee Simple			24,390,915	1.6%
14.02	Property				Cherrington Corporate Center	Fee Simple			15,609,085	1.0%
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	Fee Simple	35,500,000	35,500,000	35,500,000	2.3%	35,500,000	3.48900%	0.00964%	3.47936%
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	Fee Simple/Leasehold	35,000,000	35,000,000	35,000,000	2.3%	35,000,000	3.13900%	0.00964%	3.12936%
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	Fee Simple	35,000,000	35,000,000	35,000,000	2.3%	35,000,000	3.49900%	0.01964%	3.47936%
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	Fee Simple	34,100,000	34,100,000	34,100,000	2.2%	34,100,000	3.22200%	0.01089%	3.21111%
18.01	Property				1000 Second Avenue	Fee Simple			12,024,242	0.8%

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
18.02	Property				2901 Third Avenue	Fee Simple			5,135,354	0.3%
18.03	Property				3101 Western Avenue	Fee Simple			4,321,212	0.3%
18.04	Property				300 Elliott Avenue West	Fee Simple			3,788,889	0.2%
18.05	Property				3131 Elliott Avenue	Fee Simple			3,726,263	0.2%
18.06	Property				2615 Fourth Avenue	Fee Simple			2,242,020	0.1%
18.07	Property				190 Queen Anne Avenue North	Fee Simple			1,321,414	0.1%
18.08	Property				200 First Avenue West	Fee Simple			1,002,020	0.1%
18.09	Property				18 West Mercer Street	Fee Simple			538,586	0.0%
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	Fee Simple	32,615,100	32,615,100	32,615,100	2.1%	32,615,100	3.28200%	0.02964%	3.25236%
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	Fee Simple	27,500,000	27,500,000	27,500,000	1.8%	27,500,000	3.16000%	0.01089%	3.14911%
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	Fee Simple	20,000,000	20,000,000	20,000,000	1.3%	18,088,727	3.80000%	0.00964%	3.79036%
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	Fee Simple	19,950,000	19,950,000	19,950,000	1.3%	19,950,000	3.40000%	0.00964%	3.39036%
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	Fee Simple	19,825,000	19,825,000	19,825,000	1.3%	19,825,000	2.98000%	0.00964%	2.97036%
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	Fee Simple	18,445,000	18,445,000	18,445,000	1.2%	18,445,000	3.36500%	0.03964%	3.32536%
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	Fee Simple	18,300,000	18,300,000	18,300,000	1.2%	18,300,000	3.50000%	0.00964%	3.49036%
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	Fee Simple	18,070,000	18,070,000	18,070,000	1.2%	18,070,000	3.16000%	0.00964%	3.15036%
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	Fee Simple	16,500,000	16,500,000	16,500,000	1.1%	16,500,000	3.34000%	0.00964%	3.33036%
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	Fee Simple	15,225,000	15,225,000	15,225,000	1.0%	13,302,785	3.31900%	0.00964%	3.30936%
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	Fee Simple	14,700,000	14,679,174	14,679,174	1.0%	11,547,656	3.70000%	0.00964%	3.69036%
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	Fee Simple	14,000,000	14,000,000	14,000,000	0.9%	14,000,000	3.91000%	0.00964%	3.90036%
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	Fee Simple	13,250,000	13,250,000	13,250,000	0.9%	13,250,000	3.81000%	0.00964%	3.80036%
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	Fee Simple	13,250,000	13,228,925	13,228,925	0.9%	10,184,966	3.13200%	0.00964%	3.12236%
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	Fee Simple	12,565,000	12,565,000	12,565,000	0.8%	11,842,164	3.55400%	0.00964%	3.54436%
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	Fee Simple	12,500,000	12,500,000	12,500,000	0.8%	12,500,000	3.85000%	0.00964%	3.84036%
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	Fee Simple	12,500,000	12,480,015	12,480,015	0.8%	9,598,633	3.10600%	0.00964%	3.09636%

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	Fee Simple	11,500,000	11,500,000	11,500,000	0.8%	11,500,000	3.85000%	0.00964%	3.84036%
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	Fee Simple	10,454,000	10,454,000	10,454,000	0.7%	8,955,355	3.61000%	0.00964%	3.60036%
37.01	Property				Rent A Space South	Fee Simple			5,876,000	0.4%
37.02	Property				Rent A Space East	Fee Simple			4,578,000	0.3%
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	Fee Simple	9,350,000	9,350,000	9,350,000	0.6%	9,350,000	3.20000%	0.00964%	3.19036%
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	Fee Simple	8,500,000	8,500,000	8,500,000	0.6%	7,694,557	3.39700%	0.00964%	3.38736%
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	Fee Simple	7,915,000	7,906,080	7,906,080	0.5%	6,451,824	4.74700%	0.00964%	4.73736%
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	Fee Simple	7,140,000	7,140,000	7,140,000	0.5%	7,140,000	3.59600%	0.00964%	3.58636%
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	Fee Simple	6,849,500	6,849,500	6,849,500	0.4%	5,837,418	3.41000%	0.00964%	3.40036%
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	Fee Simple	6,800,000	6,800,000	6,800,000	0.4%	6,154,915	3.84900%	0.00964%	3.83936%
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	Fee Simple	6,750,000	6,750,000	6,750,000	0.4%	6,750,000	3.81800%	0.00964%	3.80836%
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	Fee Simple	6,700,000	6,700,000	6,700,000	0.4%	5,934,060	3.95000%	0.05839%	3.89161%
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	Fee Simple	6,500,000	6,500,000	6,500,000	0.4%	6,500,000	3.98000%	0.00964%	3.97036%
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	Fee Simple	6,450,000	6,440,699	6,440,699	0.4%	5,050,771	3.61500%	0.00964%	3.60536%
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	Fee Simple	5,700,000	5,700,000	5,700,000	0.4%	5,700,000	3.49000%	0.00964%	3.48036%
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	Fee Simple	5,100,000	5,100,000	5,100,000	0.3%	4,615,466	3.84000%	0.00964%	3.83036%
49.01	Property				Rome Hilliard	Fee Simple			3,700,000	0.2%
49.02	Property				Betta Stor-It	Fee Simple			1,400,000	0.1%
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	Fee Simple	4,400,000	4,400,000	4,400,000	0.3%	4,400,000	3.69000%	0.00964%	3.68036%
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	Fee Simple	4,100,000	4,100,000	4,100,000	0.3%	3,208,607	3.60000%	0.00964%	3.59036%
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	Fee Simple	3,550,000	3,550,000	3,550,000	0.2%	3,056,464	3.81000%	0.00964%	3.80036%
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	Fee Simple	3,300,000	3,300,000	3,300,000	0.2%	3,300,000	3.93000%	0.00964%	3.92036%

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	235,222.22	2,822,666.64			Interest Only	Actual/360	1	120
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	268,984.72	3,227,816.64	69,167.50	830,010.00	Interest Only	Actual/360	1	60
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	526,086.08	6,313,032.96			Amortizing, Then Interest Only	Actual/360	1	60
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	211,650.89	2,539,810.68	348,574.91	4,182,898.92	Interest Only	Actual/360	0	120
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	225,463.54	2,705,562.48	4,687,236.73	56,246,840.76	Interest Only - ARD	Actual/360	11	120
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	209,076.82	2,508,921.84	183,987.59	2,207,851.08	Interest Only	Actual/360	1	120
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	182,292.15	2,187,505.80			Interest Only	Actual/360	0	120
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	178,146.19	2,137,754.28			Interest Only	Actual/360	1	120
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	136,474.51	1,637,694.12	1,871,975.42	22,463,705.04	Interest Only	Actual/360	2	120
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	167,485.91	2,009,830.92	171,195.14	2,054,341.68	Interest Only	Actual/360	2	120
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	211,180.69	2,534,168.28			Interest Only, Then Amortizing	Actual/360	0	36
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	126,862.85	1,522,354.20			Interest Only	Actual/360	1	120
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	81,820.85	981,850.20			Interest Only - ARD	Actual/360	1	120
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	177,215.11	2,126,581.32	221,518.88	2,658,226.56	Interest Only, Then Amortizing	Actual/360	1	36
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	104,649.81	1,255,797.72			Interest Only	Actual/360	1	120
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	92,825.75	1,113,909.00	397,824.66	4,773,895.92	Interest Only	Actual/360	11	120
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	103,471.59	1,241,659.08	91,631.48	1,099,577.76	Interest Only	Actual/360	0	120
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	92,830.15	1,113,961.80	1,139,300.60	13,671,607.20	Interest Only	Actual/360	70	120
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	90,441.22	1,085,294.64			Interest Only	Actual/360	1	120
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	73,422.45	881,069.40	1,381,677.09	16,580,125.08	Interest Only	Actual/360	11	120
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	93,191.47	1,118,297.64	186,382.94	2,236,595.28	Interest Only, Then Amortizing	Actual/360	11	60
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	57,310.07	687,720.84			Interest Only	Actual/360	0	120
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	49,915.86	598,990.32			Interest Only	Actual/360	1	120
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	52,441.23	629,294.76			Interest Only	Actual/360	1	120
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	54,116.32	649,395.84			Interest Only	Actual/360	1	60
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	48,245.23	578,942.76			Interest Only	Actual/360	1	120
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	46,562.85	558,754.20			Interest Only	Actual/360	0	120
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	66,838.10	802,057.20			Interest Only, Then Amortizing	Actual/360	1	48
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	67,661.60	811,939.20			Amortizing	Actual/360	1	0
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	46,250.23	555,002.76			Interest Only	Actual/360	1	120
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	42,653.04	511,836.48			Interest Only	Actual/360	1	120
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	56,810.22	681,722.64			Amortizing	Actual/360	1	0
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	56,801.90	681,622.80			Interest Only, Then Amortizing	Actual/360	0	84
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	40,661.17	487,934.04			Interest Only	Actual/360	0	120
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	53,417.79	641,013.48			Amortizing	Actual/360	1	0

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	37,408.28	448,899.36			Interest Only	Actual/360	0	120
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	47,587.39	571,048.68			Interest Only, Then Amortizing	Actual/360	1	36
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	25,279.63	303,355.56			Interest Only	Actual/360	1	120
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	37,681.77	452,181.24			Interest Only, Then Amortizing	Actual/360	1	60
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	41,274.08	495,288.96			Amortizing	Actual/360	1	0
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	21,693.37	260,320.44			Interest Only	Actual/360	1	120
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	30,414.24	364,970.88			Interest Only, Then Amortizing	Actual/360	1	36
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	31,875.08	382,500.96			Interest Only, Then Amortizing	Actual/360	0	60
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	21,774.53	261,294.36			Interest Only	Actual/360	1	120
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	31,793.99	381,527.88			Interest Only, Then Amortizing	Actual/360	0	48
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	21,857.75	262,293.00			Interest Only	Actual/360	1	120
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	29,379.02	352,548.24			Amortizing	Actual/360	1	0
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	16,807.74	201,692.88			Interest Only	Actual/360	1	120
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	23,880.10	286,561.20			Interest Only, Then Amortizing	Actual/360	0	60
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	13,717.92	164,615.04			Interest Only	Actual/360	1	120
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	18,640.46	223,685.52			Amortizing	Actual/360	0	0
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	16,561.70	198,740.40			Interest Only, Then Amortizing	Actual/360	1	36
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	10,957.60	131,491.20			Interest Only	Actual/360	0	120

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	119	120	119	0	0	12/31/2020	6	2/6/2021	1/6/2031
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	59	60	59	0	0	12/17/2020	6	2/6/2021	1/6/2026
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	60	120	119	360	359	12/30/2020	6	2/6/2021	1/6/2031
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	120	120	120	0	0	1/15/2021	6	3/6/2021	2/6/2031
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	109	120	109	0	0	2/14/2020	5	4/5/2020	3/5/2030
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	119	120	119	0	0	12/30/2020	1	2/1/2021	1/1/2031
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	120	120	120	0	0	1/7/2021	6	3/6/2021	2/6/2031
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	119	120	119	0	0	12/31/2020	6	2/6/2021	1/6/2031
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	118	120	118	0	0	11/17/2020	6	1/6/2021	12/6/2030
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	118	120	118	0	0	12/4/2020	5	1/5/2021	12/5/2030
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	36	120	120	360	360	1/13/2021	6	3/6/2021	2/6/2024
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	119	120	119	0	0	12/22/2020	6	2/6/2021	1/6/2031
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	119	120	119	0	0	12/30/2020	6	2/6/2021	1/6/2031
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	35	120	119	360	360	12/2/2020	1	2/1/2021	1/1/2024
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	119	120	119	0	0	12/18/2020	1	2/1/2021	1/1/2031
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	109	120	109	0	0	3/6/2020	6	4/6/2020	3/6/2030
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	120	120	120	0	0	1/14/2021	5	3/5/2021	2/5/2031
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	50	120	50	0	0	3/19/2015	6	5/6/2015	4/6/2025
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	119	120	119	0	0	12/11/2020	5	2/5/2021	1/5/2031
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	109	120	109	0	0	3/6/2020	6	4/6/2020	3/6/2030
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	49	120	109	360	360	3/2/2020	6	4/6/2020	3/6/2025
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	120	120	120	0	0	1/15/2021	6	3/6/2021	2/6/2031
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	119	120	119	0	0	12/22/2020	6	2/6/2021	1/6/2031
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	119	120	119	0	0	12/23/2020	5	2/5/2021	1/5/2031
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	59	60	59	0	0	12/14/2020	6	2/6/2021	1/6/2026
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	119	120	119	0	0	12/23/2020	6	2/6/2021	1/6/2031
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	120	120	120	0	0	1/14/2021	6	3/6/2021	2/6/2031
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	47	120	119	360	360	12/15/2020	6	2/6/2021	1/6/2025
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	0	120	119	360	359	12/22/2020	6	2/6/2021
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	119	120	119	0	0	12/30/2020	6	2/6/2021	1/6/2031
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	119	120	119	0	0	12/30/2020	6	2/6/2021	1/6/2031
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	0	120	119	360	359	12/18/2020	1	2/1/2021
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	84	120	120	360	360	1/14/2021	6	3/6/2021	2/6/2028
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	120	120	120	0	0	1/19/2021	6	3/6/2021	2/6/2031
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	0	120	119	360	359	12/30/2020	6	2/6/2021

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	120	120	120	0	0	1/19/2021	6	3/6/2021	2/6/2031
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	35	120	119	360	360	12/29/2020	6	2/6/2021	1/6/2024
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	119	120	119	0	0	12/29/2020	6	2/6/2021	1/6/2031
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	59	116	115	360	360	12/24/2020	6	2/6/2021	1/6/2026
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	0	120	119	360	359	12/30/2020	1	2/1/2021
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	119	120	119	0	0	12/22/2020	6	2/6/2021	1/6/2031
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	35	120	119	360	360	12/18/2020	6	2/6/2021	1/6/2024
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	60	120	120	360	360	1/11/2021	6	3/6/2021	2/6/2026
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	119	120	119	0	0	12/23/2020	6	2/6/2021	1/6/2031
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	48	120	120	360	360	1/15/2021	6	3/6/2021	2/6/2025
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	119	120	119	0	0	1/6/2021	6	2/6/2021	1/6/2031
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	0	120	119	360	359	12/21/2020	6	2/6/2021
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	119	120	119	0	0	12/18/2020	6	2/6/2021	1/6/2031
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	60	120	120	360	360	1/12/2021	6	3/6/2021	2/6/2026
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	119	120	119	0	0	12/22/2020	6	2/6/2021	1/6/2031
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	0	120	120	360	360	1/7/2021	6	3/6/2021
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	35	120	119	360	360	12/30/2020	6	2/6/2021	1/6/2024
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	120	120	120	0	0	1/8/2021	6	3/6/2021	2/6/2031

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington		1/6/2031	No		0	0	Lockout/25_Defeasance/90_0%/5
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park		1/6/2026	No		5	0	Lockout/25_Defeasance/30_0%/5
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	2/6/2021	1/6/2031	No		0	0	Lockout/12_ YM1%/101_0%/7
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point		2/6/2031	No		5 days grace, once per 12-month period, other than the payment due on the Maturity Date	0	Lockout/24_Defeasance/91_0%/5
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay		3/5/2030	Yes	3/5/2032	0	0	YM0.5%/35_Defeasance or YM0.5%/78_0%/7
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block		1/1/2031	No		0	0	Lockout/3_YM1%/113_0%/4
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza		2/6/2031	No		5 days grace, once per 12-month period, other than the payment due on the Maturity Date	0	Lockout/24_Defeasance/92_0%/4
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building		12/6/2030	No		0	0	Lockout/26_Defeasance or YM1%/87_0%/7
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West		12/5/2030	No		0	0	Lockout/24_YM1%/2_Defeasance or YM1%/90_0%/4
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	3/6/2024	2/6/2031	No		5 (once per loan term)	0	Lockout/24_Defeasance/92_0%/4
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills		1/6/2031	No		0	0	Lockout/25_Defeasance or YM1%/91_0%/4
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center		1/6/2031	Yes	10/6/2037	0	0	Lockout/24_YM1%/1_Defeasance or YM1%/88_0%/7
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	2/1/2024	1/1/2031	No		0	0	Lockout/25_Defeasance/92_0%/3
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman		1/1/2031	No		0	5 (Once per 12 Month Period)	Lockout/25_Defeasance/89_0%/6
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville		3/6/2030	No		0	0	Lockout/35_Defeasance/78_0%/7
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian		2/5/2031	No		0	0	Lockout/24_Defeasance or YM1%/92_0%/4
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio		4/6/2025	No		0	0	Lockout/94_Defeasance/22_0%/4
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale		1/5/2031	No		0	0	Lockout/24_YM1%/1_Defeasance or YM1%/91_0%/4
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue		3/6/2030	No		0	0	Lockout/35_Defeasance/78_0%/7
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	4/6/2025	3/6/2030	No		0	0	YM1%/117_0%/3
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue		2/6/2031	No		0	0	Lockout/24_Defeasance/90_0%/6
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace		1/5/2031	No		0	0	Lockout/24_YM1%/1_Defeasance or YM1%/91_0%/4
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire		1/6/2026	No		5 days grace, once per calendar year, other than the payment due on the Maturity Date	0	Lockout/25_Defeasance/30_0%/5
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street		2/6/2031	No		0	0	Lockout/24_Defeasance/91_0%/5
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	2/6/2025	1/6/2031	No		0	0	Lockout/7_YM1%/108_0%/5
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	2/6/2021	1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	2/1/2021	1/1/2031	No		0	0	Lockout/25_Defeasance or YM1%/89_0%/6
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	3/6/2028	2/6/2031	No		0	0	Lockout/24_Defeasance/92_0%/4
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush		2/6/2031	No		0	0	YM1%/117_0%/3
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	2/6/2021	1/6/2031	No		5 days grace, once per 12-month period, other than the payment due on the Maturity Date	0	Lockout/25_Defeasance/90_0%/5

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First P&I Due Date	Maturity Date / ARD	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard		2/6/2031	No		0	0	YM1%/117_0%/3
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	2/6/2024	1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	2/6/2026	9/6/2030	No		0	0	Lockout/25_Defeasance/86_0%/5
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	2/1/2021	1/1/2031	No		0	0	Lockout/25_Defeasance/92_0%/3
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments		1/6/2031	No		0	0	Lockout/25_Defeasance/90_0%/5
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	2/6/2024	1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	3/6/2026	2/6/2031	No		0	0	Lockout/24_Defeasance/91_0%/5
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	3/6/2025	2/6/2031	No		0	0	Lockout/24_Defeasance/93_0%/3
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol		1/6/2031	No		0	0	Lockout/25_Defeasance/90_0%/5
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	2/6/2021	1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	3/6/2026	2/6/2031	No		0	0	Lockout/24_Defeasance/93_0%/3
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton		1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	3/6/2021	2/6/2031	No		0	0	Lockout/24_Defeasance/93_0%/3
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	2/6/2024	1/6/2031	No		0	0	Lockout/25_Defeasance/91_0%/4
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza		2/6/2031	No		0	0	Lockout/24_Defeasance/92_0%/4

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	2019 EGI ($)	2019 Expenses ($)	2019 NOI ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	N/A	N/A	N/A	16,457,303	5,158,512	11,298,791	21,001,264	5,440,324	15,560,940
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	12,492,137	2,779,147	9,712,990	13,171,355	3,120,392	10,050,963	14,163,501	3,148,266	11,015,235
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	N/A	N/A	N/A	N/A	N/A	N/A	3,907,979	2,198,027	1,709,952
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	23,410,018	8,783,998	14,626,020	25,191,774	9,017,791	16,173,983	25,024,486	9,421,017	15,603,469
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	2,161,960,165	1,556,922,957	605,037,208	2,191,540,530	1,574,171,264	617,369,266	2,106,295,488	1,586,215,135	520,080,353
5.01	Property				MGM Grand	1,179,680,639	834,995,842	344,684,797	1,226,105,346	854,539,115	371,566,231	1,161,850,748	879,242,083	282,608,665
5.02	Property				Mandalay Bay	982,279,526	721,927,115	260,352,411	965,435,184	719,632,149	245,803,035	944,444,740	706,973,052	237,471,688
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	13,166,469	3,537,767	9,628,702	14,107,319	5,034,876	9,072,443	15,357,144	5,337,329	10,019,815
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	N/A	N/A	N/A	7,732,754	2,872,905	4,859,849	8,954,273	2,939,359	6,014,914
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	113,255,664	46,095,990	67,159,674	122,739,552	49,532,888	73,206,665	102,917,243	50,379,050	52,538,193
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	21,457,651	8,631,544	12,826,107	21,608,519	9,303,290	12,305,229	23,768,809	10,609,018	13,159,791
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	N/A	N/A	N/A	7,317,111	2,500,427	4,816,684	7,528,003	2,698,257	4,829,746
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	N/A	N/A	N/A	N/A	N/A	N/A	2,822,399	557,422	2,264,977
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	N/A	N/A	N/A	N/A	N/A	N/A	6,360,682	1,891,648	4,469,034
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	N/A	N/A	N/A	18,343,379	10,336,817	8,006,562	17,988,387	9,262,505	8,725,882
14.01	Property				Foster Plaza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14.02	Property				Cherrington Corporate Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	N/A	N/A	N/A	N/A	N/A	N/A	93,677,197	65,123,527	28,553,670
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	19,006,696	8,151,813	10,854,883	18,970,139	8,128,280	10,841,859	20,491,196	7,886,173	12,605,023
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	N/A	N/A	N/A	44,116,602	15,101,012	29,015,590	47,023,281	15,199,494	31,823,787
18.01	Property				1000 Second Avenue	N/A	N/A	N/A	15,810,647	4,941,172	10,869,475	16,508,277	4,898,500	11,609,777

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	2019 EGI ($)	2019 Expenses ($)	2019 NOI ($)
18.02	Property				2901 Third Avenue	N/A	N/A	N/A	7,525,634	2,370,260	5,155,374	8,003,409	2,356,032	5,647,377
18.03	Property				3101 Western Avenue	N/A	N/A	N/A	6,022,556	1,810,219	4,212,337	5,986,528	1,770,647	4,215,881
18.04	Property				300 Elliott Avenue West	N/A	N/A	N/A	81,584	1,020,288	(938,704)	1,213,987	1,103,062	110,925
18.05	Property				3131 Elliott Avenue	N/A	N/A	N/A	6,336,779	2,166,842	4,169,937	6,536,184	2,156,371	4,379,813
18.06	Property				2615 Fourth Avenue	N/A	N/A	N/A	3,872,365	1,172,204	2,700,161	3,970,856	1,293,708	2,677,148
18.07	Property				190 Queen Anne Avenue North	N/A	N/A	N/A	2,165,849	685,440	1,480,409	2,218,442	673,088	1,545,354
18.08	Property				200 First Avenue West	N/A	N/A	N/A	1,694,880	635,693	1,059,187	1,859,385	617,059	1,242,326
18.09	Property				18 West Mercer Street	N/A	N/A	N/A	606,308	298,894	307,414	726,213	331,027	395,186
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	3,984,001	1,621,009	2,362,992	4,666,994	1,739,051	2,927,943	5,177,990	1,794,218	3,383,772
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	62,723,555	17,358,037	45,365,518	63,038,695	18,950,129	44,088,566	69,563,590	20,967,241	48,596,349
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	35,576,225	26,509,951	9,066,274	36,140,047	27,348,440	8,791,607	35,451,900	26,636,357	8,815,543
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	N/A	N/A	N/A	1,631,627	208,672	1,422,955	1,860,682	236,594	1,624,088
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	N/A	N/A	N/A	2,926,207	131,206	2,795,001	2,985,227	133,565	2,851,662
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	5,826,788	1,870,967	3,955,821	3,457,797	1,412,974	2,044,823	5,994,459	1,658,319	4,336,140
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	1,263,222	312,627	950,595	1,290,123	521,754	768,369	1,500,770	406,488	1,094,282
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	N/A	N/A	N/A	N/A	N/A	N/A	2,315,772	1,053,387	1,262,385
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	1,543,170	988,644	554,525	1,605,641	1,468,853	136,788	1,964,889	1,207,075	757,814
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	N/A	N/A	N/A	1,091,588	235,794	855,794	981,632	254,033	727,598
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2017 EGI ($)	2017 Expenses ($)	2017 NOI ($)	2018 EGI ($)	2018 Expenses ($)	2018 NOI ($)	2019 EGI ($)	2019 Expenses ($)	2019 NOI ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	N/A	N/A	N/A	1,144,066	223,093	920,973	1,216,526	277,640	938,886
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	N/A	N/A	N/A	1,502,863	510,380	992,483	1,491,169	524,673	966,496
37.01	Property				Rent A Space South	N/A	N/A	N/A	803,842	266,183	537,658	803,874	265,445	538,429
37.02	Property				Rent A Space East	N/A	N/A	N/A	699,022	244,197	454,824	687,295	259,228	428,067
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	1,421,895	630,328	791,566	1,654,770	670,556	984,213	1,878,747	638,753	1,239,994
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	N/A	N/A	N/A	N/A	N/A	N/A	845,367	26,457	818,910
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	N/A	N/A	N/A	N/A	N/A	N/A	1,060,448	450,572	609,876
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	N/A	N/A	N/A	1,487,916	755,555	732,361	1,584,601	749,209	835,392
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	N/A	N/A	N/A	N/A	N/A	N/A	422,248	156,140	266,108
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	N/A	N/A	N/A	N/A	N/A	N/A	760,404	173,961	586,443
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	N/A	N/A	N/A	964,713	123,009	841,704	931,318	128,191	803,128
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	N/A	N/A	N/A	719,537	310,948	408,589	815,892	315,375	500,517
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	N/A	N/A	N/A	526,435	165,676	360,759	693,807	188,878	504,929
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	666,614	184,216	482,398
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	N/A	N/A	N/A	802,649	262,573	540,076	861,622	276,611	585,011
49.01	Property				Rome Hilliard	N/A	N/A	N/A	574,547	189,928	384,619	604,287	189,559	414,729
49.02	Property				Betta Stor-It	N/A	N/A	N/A	228,102	72,645	155,456	257,334	87,052	170,282
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	N/A	N/A	N/A	377,512	153,153	224,359	436,734	161,082	275,652
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent EGI (if past 2019) ($)	Most Recent Expenses (if past 2019) ($)	Most Recent NOI (if past 2019) ($)	Most Recent NOI Date (if past 2019)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	N/A	N/A	N/A	NAV	NAV	Not Available	21,866,809	7,925,179
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	14,590,482	3,260,799	11,329,683	10/31/2020	12	Trailing 12	16,787,509	3,539,016
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	4,273,604	2,340,416	1,933,188	10/31/2020	12	Trailing 12	18,490,906	4,757,608
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	26,444,348	9,026,741	17,417,607	11/30/2020	12	Trailing 12	28,497,504	9,339,815
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	1,157,516,861	935,475,514	222,041,347	9/30/2020	12	Trailing 12	2,106,295,488	1,586,215,135
5.01	Property				MGM Grand	662,869,240	533,910,560	128,958,680	9/30/2020	12	Trailing 12	1,161,850,748	879,242,083
5.02	Property				Mandalay Bay	494,647,621	401,564,954	93,082,667	9/30/2020	12	Trailing 12	944,444,740	706,973,052
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	16,674,600	5,627,162	11,047,438	11/30/2020	12	Trailing 12	17,467,929	5,439,415
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	10,573,853	3,070,981	7,502,872	9/30/2020	9	Annualized	11,730,244	3,277,828
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	N/A	N/A	N/A	NAV	NAV	Not Available	6,651,862	968,601
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	97,004,029	50,731,490	46,272,539	9/30/2020	12	Trailing 12	157,612,989	53,319,272
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	25,412,122	8,619,084	16,793,038	10/31/2020	12	Trailing 12	25,149,606	8,569,989
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	7,770,506	2,755,862	5,014,644	11/30/2020	12	Trailing 12	7,835,699	2,799,865
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	5,235,622	1,204,219	4,031,403	11/30/2020	12	Trailing 12	5,578,172	1,383,524
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	N/A	N/A	N/A	NAV	NAV	Not Available	7,342,338	2,057,147
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	18,277,946	8,180,858	10,097,088	8/31/2020	12	Trailing 12	19,870,747	8,824,627
14.01	Property				Foster Plaza	N/A	N/A	N/A	NAV	NAV	Not Available	0	0
14.02	Property				Cherrington Corporate Center	N/A	N/A	N/A	NAV	NAV	Not Available	0	0
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	N/A	N/A	N/A	NAV	NAV	Not Available	3,966,914	1,051,204
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	48,245,221	40,461,820	7,783,401	9/30/2020	12	Trailing 12	94,449,843	66,104,698
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	21,395,615	7,579,293	13,816,322	10/31/2020	12	Trailing 12	19,881,761	7,541,465
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	50,926,542	15,533,905	35,392,637	9/30/2020	12	Trailing 12	53,693,288	15,927,772
18.01	Property				1000 Second Avenue	16,367,507	5,001,762	11,365,745	9/30/2020	12	Trailing 12	15,076,489	5,112,303

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent EGI (if past 2019) ($)	Most Recent Expenses (if past 2019) ($)	Most Recent NOI (if past 2019) ($)	Most Recent NOI Date (if past 2019)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
18.02	Property				2901 Third Avenue	8,045,441	2,348,959	5,696,482	9/30/2020	12	Trailing 12	9,225,227	2,421,224
18.03	Property				3101 Western Avenue	6,117,617	1,629,970	4,487,647	9/30/2020	12	Trailing 12	6,339,441	1,684,514
18.04	Property				300 Elliott Avenue West	5,310,387	1,560,024	3,750,363	9/30/2020	12	Trailing 12	7,587,888	1,637,474
18.05	Property				3131 Elliott Avenue	6,392,382	2,192,717	4,199,665	9/30/2020	12	Trailing 12	6,600,187	2,249,363
18.06	Property				2615 Fourth Avenue	3,810,363	1,167,993	2,642,370	9/30/2020	12	Trailing 12	4,193,718	1,204,180
18.07	Property				190 Queen Anne Avenue North	2,097,694	694,613	1,403,081	9/30/2020	12	Trailing 12	2,031,408	687,520
18.08	Property				200 First Avenue West	1,933,043	630,756	1,302,287	9/30/2020	12	Trailing 12	1,803,353	629,224
18.09	Property				18 West Mercer Street	852,108	307,110	544,998	9/30/2020	12	Trailing 12	835,576	301,969
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	4,873,684	1,827,319	3,046,366	10/31/2020	12	Trailing 12	5,288,572	1,840,520
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	69,551,475	22,478,883	47,072,592	9/30/2020	12	Trailing 12	74,193,553	22,888,769
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	20,545,319	19,480,292	1,065,027	10/31/2020	12	Trailing 12	35,451,900	27,006,649
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	2,048,709	264,796	1,783,913	12/31/2020	12	Trailing 12	2,326,169	329,550
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	3,070,220	147,549	2,922,671	12/1/2020	12	Trailing 12	3,873,945	1,027,941
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	5,249,189	1,636,190	3,612,999	10/31/2020	12	Trailing 12	4,487,402	1,612,326
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	2,134,902	434,604	1,700,298	9/30/2020	12	Trailing 12	2,524,389	453,025
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	2,626,090	1,115,048	1,511,043	11/30/2020	12	Trailing 12	3,367,686	1,218,177
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	N/A	N/A	N/A	NAV	NAV	Not Available	1,432,853	230,696
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	N/A	N/A	N/A	NAV	NAV	Not Available	1,981,343	362,225
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	2,491,458	1,276,726	1,214,732	8/31/2020	12	Trailing 12	2,998,437	1,129,038
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	N/A	N/A	N/A	NAV	NAV	Not Available	1,646,329	611,259
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	N/A	N/A	N/A	NAV	NAV	Not Available	1,707,275	497,732
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	N/A	N/A	N/A	NAV	NAV	Not Available	1,229,066	0
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	2,045,069	798,087	1,246,982	12/31/2020	12	Trailing 12	2,668,381	1,313,574
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	1,139,271	273,539	865,733	12/31/2020	12	Trailing 12	1,296,033	303,959
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	N/A	N/A	N/A	NAV	NAV	Not Available	2,802,912	600,422

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent EGI (if past 2019) ($)	Most Recent Expenses (if past 2019) ($)	Most Recent NOI (if past 2019) ($)	Most Recent NOI Date (if past 2019)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	1,282,575	324,783	957,792	12/31/2020	12	Trailing 12	1,379,150	465,611
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	1,479,611	523,511	956,099	11/30/2020	12	Trailing 12	1,479,611	557,510
37.01	Property				Rent A Space South	816,834	271,727	545,107	11/30/2020	12	Trailing 12	816,834	292,202
37.02	Property				Rent A Space East	662,777	251,784	410,993	11/30/2020	12	Trailing 12	662,777	265,308
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	1,790,688	637,386	1,153,302	10/31/2020	12	Trailing 12	1,737,432	695,653
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	855,912	26,908	829,004	10/31/2020	12	Trailing 12	821,269	42,918
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	1,778,847	1,676,173	102,674	10/31/2020	12	Trailing 12	3,691,630	2,671,833
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	1,133,838	458,080	675,758	8/31/2020	12	Trailing 12	1,241,971	483,050
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	1,459,985	734,462	725,523	11/30/2020	12	Trailing 12	1,459,985	733,409
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	875,642	80,108	795,534	9/30/2020	12	Trailing 12	994,847	278,707
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	785,224	187,579	597,645	12/31/2020	12	Trailing 12	779,697	162,611
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	1,012,185	144,807	867,378	11/30/2020	12	Trailing 12	1,063,310	440,064
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	916,622	323,384	593,238	10/31/2020	12	Trailing 12	916,622	356,521
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	768,354	182,540	585,814	11/30/2020	12	Trailing 12	839,745	155,540
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	710,765	200,384	510,381	10/31/2020	12	Trailing 12	710,765	195,346
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	820,634	276,806	543,828	10/31/2020	12	Trailing 12	820,634	365,019
49.01	Property				Rome Hilliard	596,341	191,889	404,451	10/31/2020	12	Trailing 12	596,341	258,276
49.02	Property				Betta Stor-It	224,294	84,917	139,377	10/31/2020	12	Trailing 12	224,294	106,743
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	N/A	N/A	N/A	NAV	NAV	Not Available	374,254	10,810
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	N/A	N/A	N/A	NAV	NAV	Not Available	722,862	213,921
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	481,432	181,286	300,146	11/30/2020	12	Trailing 12	481,432	175,786
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	N/A	N/A	N/A	NAV	NAV	Not Available	393,464	102,195

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	13,941,629	12.0%	23,446	980,914	12,937,269	4.58
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	13,248,492	10.0%	107,409	420,600	12,720,483	3.13
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	13,733,298	13.1%	44,819	224,096	13,464,382	2.13
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	19,157,689	9.7%	107,732	384,053	18,665,904	2.78
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	520,080,353	17.9%	32,774,592	0	487,305,761	4.95
5.01	Property				MGM Grand	282,608,665		16,011,953	0	266,596,712
5.02	Property				Mandalay Bay	237,471,688		16,762,639	0	220,709,049
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	12,028,514	8.5%	101,217	702,570	11,224,726	2.38
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	8,452,416	12.8%	35,763	279,739	8,136,915	3.72
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	5,683,261	8.9%	61,010	0	5,622,252	2.63
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	104,293,717	11.8%	389,243	1,556,972	102,347,502	4.25
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	16,579,617	14.0%	149,295	497,652	15,932,670	3.92
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	5,035,835	10.6%	56,934	337,062	4,641,838	1.83
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	4,194,648	9.8%	39,362	144,973	4,010,313	2.63
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	5,285,191	12.7%	14,109	40,970	5,230,113	5.33
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	11,046,120	12.3%	211,332	1,056,658	9,778,130	2.04
14.01	Property				Foster Plaza	0		0	0	0
14.02	Property				Cherrington Corporate Center	0		0	0	0
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	2,915,710	8.2%	14,404	0	2,901,306	2.31
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	28,345,145	15.3%	3,777,994	0	24,567,151	4.17
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	12,340,295	18.7%	126,289	420,964	11,793,043	5.04
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	37,765,516	10.0%	278,029	1,406,411	36,081,076	2.44
18.01	Property				1000 Second Avenue	9,964,187		76,543	379,868	9,507,776

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)
18.02	Property				2901 Third Avenue	6,804,003		47,051	230,349	6,526,603
18.03	Property				3101 Western Avenue	4,654,927		31,935	159,805	4,463,187
18.04	Property				300 Elliott Avenue West	5,950,414		37,183	174,907	5,738,324
18.05	Property				3131 Elliott Avenue	4,350,824		32,378	180,936	4,137,510
18.06	Property				2615 Fourth Avenue	2,989,538		21,037	117,237	2,851,263
18.07	Property				190 Queen Anne Avenue North	1,343,887		14,383	76,010	1,253,494
18.08	Property				200 First Avenue West	1,174,129		11,492	56,687	1,105,949
18.09	Property				18 West Mercer Street	533,607		6,027	30,612	496,969
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	3,448,052	10.6%	33,846	112,822	3,301,384	3.04
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	51,304,783	9.4%	85,006	544,350	50,675,427	2.90
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	8,445,251	14.1%	1,418,076	0	7,027,175	2.09
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	1,996,620	10.0%	14,447	69,785	1,912,388	2.78
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	2,846,004	14.4%	90,000	135,493	2,620,511	4.37
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	2,875,076	15.6%	44,334	147,781	2,682,961	4.26
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	2,071,364	11.3%	19,229	0	2,052,135	3.16
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	2,149,509	11.9%	39,085	181,807	1,928,617	3.33
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	1,202,157	7.3%	2,250	0	1,199,907	2.15
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	1,619,118	10.6%	30,161	50,203	1,538,754	1.92
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	1,869,399	12.7%	45,642	129,024	1,694,734	2.09
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	1,035,070	7.4%	17,000	0	1,018,070	1.83
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	1,209,543	9.1%	8,500	0	1,201,043	2.35
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	1,229,066	9.3%	7,078	0	1,221,988	1.79
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	1,354,807	10.8%	74,000	0	1,280,807	1.88
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	992,074	7.9%	4,171	33,711	954,191	1.96
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	2,202,490	17.6%	32,140	74,590	2,095,761	3.27

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	913,538	7.9%	14,267	26,918	872,354	1.94
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	922,100	8.8%	17,024	1,362	903,714	1.58
37.01	Property				Rent A Space South	524,632		8,575	0	516,057
37.02	Property				Rent A Space East	397,468		8,449	1,362	387,657
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	1,041,780	11.1%	12,508	85,641	943,630	3.11
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	778,351	9.2%	18,750	0	759,601	1.68
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	1,019,798	12.9%	0	0	1,019,798	2.06
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	758,922	10.6%	26,550	0	732,372	2.81
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	726,576	10.6%	20,598	0	705,978	1.93
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	716,140	10.5%	2,703	27,032	686,405	1.79
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	617,086	9.1%	8,100	29,685	579,301	2.22
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	623,247	9.3%	9,935	15,924	597,388	1.57
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	560,101	8.6%	7,853	0	552,248	2.11
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	684,205	10.6%	7,693	0	676,512	1.92
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	515,419	9.0%	6,248	0	509,171	2.52
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	455,616	8.9%	13,220	0	442,396	1.54
49.01	Property				Rome Hilliard	338,065		9,443	0	328,622
49.02	Property				Betta Stor-It	117,551		3,777	0	113,774
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	363,443	8.3%	2,174	0	361,270	2.19
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	508,941	12.4%	15,861	34,778	458,302	2.05
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	305,646	8.6%	5,467	0	300,179	1.51
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	291,269	8.8%	2,284	9,467	279,518	2.13

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	11.2%	240,000,000	12/1/2020	48.3%	48.3%	96.6%	11/1/2020	NAP
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	9.6%	216,700,000	11/18/2020	60.9%	60.9%	100.0%	10/1/2020	NAP
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	12.9%	260,000,000	5/1/2022	40.3%	33.4%	100.0%	12/30/2020	NAP
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	9.4%	289,000,000	12/15/2020	68.7%	68.7%	90.5%	12/1/2020	NAP
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	17.9%	4,600,000,000	1/10/2020	35.5%	35.5%	71.4%	9/30/2020	196.52
5.01	Property				MGM Grand		2,505,000,000	1/10/2020			68.5%	9/30/2020	190.29
5.02	Property				Mandalay Bay		2,095,000,000	1/10/2020			74.8%	9/30/2020	202.98
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	8.0%	329,000,000	12/7/2020	42.9%	42.9%	71.4%	12/21/2020	NAP
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	12.3%	110,000,000	12/4/2020	60.0%	60.0%	100.0%	1/1/2021	NAP
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	8.8%	99,400,000	12/2/2020	64.1%	64.1%	100.0%	2/6/2021	NAP
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	11.6%	2,150,000,000	9/8/2020	41.1%	41.1%	94.8%	10/19/2020	NAP
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	13.4%	237,400,000	10/2/2020	50.0%	50.0%	88.3%	10/1/2020	NAP
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	9.8%	72,300,000	11/17/2020	65.7%	56.0%	94.7%	10/1/2020	NAP
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	9.3%	69,000,000	11/24/2020	62.2%	62.2%	100.0%	12/1/2020	NAP
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	12.6%	104,500,000	12/14/2020	39.8%	39.8%	100.0%	1/1/2021	NAP
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	10.9%	145,300,000	Various	61.9%	52.8%	82.8%	11/1/2020	NAP
14.01	Property				Foster Plaza		88,600,000	11/4/2020			78.9%	11/1/2020	NAP
14.02	Property				Cherrington Corporate Center		56,700,000	11/5/2020			89.8%	11/1/2020	NAP
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	8.2%	65,000,000	10/9/2020	54.6%	54.6%	100.0%	2/1/2021	NAP
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	13.3%	301,000,000	11/10/2020	61.5%	61.5%	44.1%	9/30/2020	295.53
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	17.9%	197,000,000	10/6/2020	33.5%	33.5%	77.1%	10/1/2020	NAP
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	9.5%	741,000,000	Various	51.2%	51.2%	89.6%	10/13/2020	NAP
18.01	Property				1000 Second Avenue		235,000,000	10/13/2020			84.7%	10/13/2020	NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)
18.02	Property				2901 Third Avenue		99,500,000	10/15/2020			96.8%	10/13/2020	NAP
18.03	Property				3101 Western Avenue		91,000,000	10/15/2020			84.7%	10/13/2020	NAP
18.04	Property				300 Elliott Avenue West		107,000,000	10/15/2020			88.9%	10/13/2020	NAP
18.05	Property				3131 Elliott Avenue		87,000,000	10/15/2020			97.1%	10/13/2020	NAP
18.06	Property				2615 Fourth Avenue		56,500,000	10/15/2020			94.2%	10/13/2020	NAP
18.07	Property				190 Queen Anne Avenue North		28,700,000	10/15/2020			88.9%	10/13/2020	NAP
18.08	Property				200 First Avenue West		23,800,000	10/15/2020			81.9%	10/13/2020	NAP
18.09	Property				18 West Mercer Street		12,500,000	10/15/2020			87.6%	10/13/2020	NAP
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	10.1%	65,100,000	10/3/2020	50.1%	50.1%	86.0%	10/27/2020	NAP
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	9.3%	1,000,000,000	1/23/2020	54.5%	54.5%	76.5%	1/31/2020	NAP
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	11.7%	113,800,000	1/9/2020	52.7%	47.7%	35.5%	10/31/2020	236.22
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	9.6%	36,800,000	1/5/2021	54.2%	54.2%	100.0%	1/11/2021	NAP
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	13.2%	33,900,000	12/7/2020	58.5%	58.5%	100.0%	12/1/2020	NAP
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	14.5%	52,700,000	10/7/2020	35.0%	35.0%	68.4%	12/15/2020	NAP
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	11.2%	30,600,000	9/10/2020	59.8%	59.8%	100.0%	2/6/2021	NAP
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	10.7%	29,300,000	12/9/2020	61.7%	61.7%	100.0%	1/1/2021	NAP
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	7.3%	25,400,000	12/14/2020	65.0%	65.0%	100.0%	2/6/2021	NAP
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	10.1%	22,000,000	10/23/2020	69.2%	60.5%	100.0%	12/8/2020	NAP
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	11.5%	21,300,000	9/28/2020	68.9%	54.2%	92.8%	12/1/2020	NAP
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	7.3%	21,200,000	11/19/2020	66.0%	66.0%	92.9%	12/22/2020	NAP
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	9.1%	22,000,000	11/24/2020	60.2%	60.2%	100.0%	12/23/2020	NAP
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	9.2%	20,000,000	11/6/2020	66.1%	50.9%	100.0%	2/1/2021	NAP
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	10.2%	23,800,000	11/17/2020	52.8%	49.8%	97.6%	1/1/2021	NAP
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	7.6%	20,100,000	12/21/2020	62.2%	62.2%	100.0%	1/5/2021	NAP
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	16.8%	39,500,000	12/4/2020	31.6%	24.3%	95.2%	12/31/2020	NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	7.6%	19,800,000	12/21/2020	58.1%	58.1%	100.0%	2/6/2021	NAP
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	8.6%	14,950,000	12/2/2020	69.9%	59.9%	85.5%	12/1/2020	NAP
37.01	Property				Rent A Space South		8,400,000	12/2/2020			93.9%	12/1/2020	NAP
37.02	Property				Rent A Space East		6,550,000	12/2/2020			76.8%	12/1/2020	NAP
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	10.1%	15,400,000	11/20/2020	60.7%	60.7%	92.2%	11/1/2020	NAP
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	8.9%	13,200,000	11/13/2020	64.4%	58.3%	100.0%	1/1/2021	NAP
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	12.9%	12,500,000	12/1/2020	63.2%	51.6%	36.4%	10/31/2020	108.61
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	10.3%	11,900,000	7/29/2020	60.0%	60.0%	98.9%	12/17/2020	NAP
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	10.3%	10,500,000	12/2/2020	65.2%	55.6%	89.7%	11/30/2020	NAP
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	10.1%	11,000,000	12/22/2020	61.8%	56.0%	100.0%	2/6/2021	NAP
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	8.6%	12,300,000	11/13/2020	54.9%	54.9%	100.0%	2/6/2021	NAP
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	8.9%	10,300,000	12/8/2020	65.0%	57.6%	100.0%	1/12/2021	NAP
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	8.5%	11,500,000	11/24/2020	56.5%	56.5%	93.4%	11/16/2020	NAP
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	10.5%	12,070,000	11/5/2020	53.4%	41.8%	81.5%	11/19/2020	NAP
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	8.9%	9,700,000	11/17/2020	58.8%	58.8%	91.9%	11/6/2020	NAP
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	8.7%	8,575,000	Various	59.5%	53.8%	74.0%	Various	NAP
49.01	Property				Rome Hilliard		5,475,000	12/3/2020			85.2%	11/18/2020	NAP
49.02	Property				Betta Stor-It		3,100,000	12/1/2020			59.4%	11/19/2020	NAP
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	8.2%	7,200,000	10/26/2020	61.1%	61.1%	100.0%	2/6/2021	NAP
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	11.2%	7,900,000	11/19/2020	51.9%	40.6%	100.0%	2/6/2021	NAP
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	8.5%	5,400,000	12/3/2020	65.7%	56.6%	92.6%	11/30/2020	NAP
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	8.5%	5,600,000	11/5/2020	58.9%	58.9%	100.0%	2/6/2021	NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	NAP	Alibaba	32,559	12/31/2027	Baker Brothers	24,056
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	NAP	Microsoft Corp.	479,193	4/30/2028	Golder Associates, Inc.	36,965
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	NAP	Verizon	89,237	12/31/2040	Lattice	39,786
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	NAP	Gunster, Yoakley, Valdes-Fauli	50,800	8/31/2024	Akerman, Senterfitt & Eidson	48,678
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	180.94
5.01	Property				MGM Grand	173.85	NAP			NAP
5.02	Property				Mandalay Bay	188.40	NAP			NAP
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	NAP	LS Networks	15,238	7/31/2021	Hennebery Eddy Architects	13,696
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	NAP	Huntsman International	223,516	7/31/2030	NAP
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	NAP	Leonardo DRS	491,476	6/30/2040	NAP
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	NAP	Bank of America, N.A.	155,270	5/31/2042	The Trade Desk	154,558
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	NAP	Harmons	69,389	4/30/2031	Cinemark	53,624
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	NAP	TwinLab Consolidated Holding	30,592	4/30/2027	Truist Bank - BB&T	20,725
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	NAP	UGI Energy Services	146,324	6/30/2040	Arrow International, Inc	63,091
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	NAP	First Republic Bank	53,629	10/31/2037	Real Produce	11,001
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	NAP
14.01	Property				Foster Plaza	NAP	Tetra Tech, Inc.	49,269	2/28/2025	Wexford Health Sources, Inc.	43,716
14.02	Property				Cherrington Corporate Center	NAP	Chevron USA	120,000	8/31/2025	Mortgage Connect	66,713
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	NAP	Amazon.com Services, Inc.	144,044	10/31/2032	NAP
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	253.69	NAP			NAP
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	NAP	Big Al's	65,913	8/31/2027	Village Cinema	55,309
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	NAP
18.01	Property				1000 Second Avenue	NAP	U.S. Immigration and Customs Enforcement	51,235	3/31/2022	U.S. Customs and Border Protection	48,220

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft
18.02	Property				2901 Third Avenue	NAP	Washington State Ferries	87,665	8/31/2025	Cisco Systems, Inc.	69,492
18.03	Property				3101 Western Avenue	NAP	CTI BioPharma Corp.	66,045	4/30/2022	Digital Fortress, Inc.	24,939
18.04	Property				300 Elliott Avenue West	NAP	ZipWhip, Inc.	74,850	10/13/2029	City of Seattle	37,664
18.05	Property				3131 Elliott Avenue	NAP	TCS & Starquest Expeditions, Inc.	28,255	12/15/2021	PCC Natural Markets	26,789
18.06	Property				2615 Fourth Avenue	NAP	RareCyte, Inc.	22,176	3/10/2024	BN Builders, Inc.	19,283
18.07	Property				190 Queen Anne Avenue North	NAP	Housing Authority of Seattle	71,753	3/25/2023	College Spark Washington	3,373
18.08	Property				200 First Avenue West	NAP	CKCA2 Inc.	8,663	1/31/2026	Lovsted Worthington	5,255
18.09	Property				18 West Mercer Street	NAP	TinyPulse	16,811	7/7/2023	Barnard Iglitzin & Lavitt LLP	8,771
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	NAP	Sprouts	27,046	4/30/2030	HomeGoods	22,016
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	NAP	SunTrust Banks	84,516	4/30/2024	Allen & Company	70,972
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	154.44	NAP			NAP
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	NAP	Touro College	24,185	12/31/2026	Steps to Success V	14,000
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	NAP	Home Depot	600,000	10/31/2027	Triad Catalog Co, LLC	300,000
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	NAP	Best Buy	30,038	3/31/2023	Bed, Bath & Beyond	28,000
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	NAP	County of Los Angeles	70,791	2/10/2028	NAP
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	NAP	Commonwealth of VA - VEC	89,435	7/31/2030	Southern States Cooperative	87,223
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	NAP	Beth Israel Medical Center	11,250	6/12/2040	NAP
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	NAP	Big G Express	120,606	12/15/2030	Daiei America	64,500
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	NAP	Taste of Nature	116,700	6/30/2024	5-Stars Sports	81,855
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	NAP	NAP			NAP
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	NAP	NAP			NAP
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	NAP	Investors Bank	47,188	12/17/2034	NAP
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	NAP	NAP			NAP
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	NAP	Catholic Charities	17,802	3/27/2040	TD Bank	4,741
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	NAP	Constellation Brands, Inc.	85,231	4/30/2032	HMS Construction, Inc.	27,419

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	NAP	Health Insurance Plan of Greater NY	26,918	6/30/2029	NAP
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	NAP
37.01	Property				Rent A Space South	NAP	NAP			NAP
37.02	Property				Rent A Space East	NAP	NAP			NAP
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	NAP	S.F. Inst. For Repro. Med.	6,652	7/31/2025	Embassy Loans, Inc.	5,606
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	NAP	Baxter Healthcare Corp.	125,000	9/30/2033	NAP
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	68.21	NAP			NAP
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	NAP	NAP			NAP
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	NAP	NAP			NAP
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	NAP	Tesla	27,032	8/31/2029	NAP
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	NAP	Nysco Products, LLC	81,000	6/30/2028	NAP
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	NAP	Red Bull	15,924	3/31/2022	NAP
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	NAP	NAP			NAP
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	NAP	NAP			NAP
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	NAP	NAP			NAP
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	NAP
49.01	Property				Rome Hilliard	NAP	NAP			NAP
49.02	Property				Betta Stor-It	NAP	NAP			NAP
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	NAP	Walgreens	14,490	7/31/2033	NAP
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	NAP	Woodbridge Sales & Engineering, Inc.	46,650	10/31/2029	NAP
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	NAP	NAP			NAP
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	NAP	ATS Workholding, Inc.	22,840	7/31/2026	NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	2/28/2030	Delos	21,706	2/28/2027	Social Finance
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	3/31/2024	Quantrarium, LLC	11,798	7/31/2024	People Tech Group
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	5/31/2028	Vitalant	33,317	5/31/2030	Teleport Communications America, LLC (AT&T)
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	9/30/2028	Affiliated Managers Group (AMG)	38,499	3/31/2026	Greenberg Traurig
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay
5.01	Property				MGM Grand		NAP			NAP
5.02	Property				Mandalay Bay		NAP			NAP
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	7/31/2027	Sagacity Media Inc.	11,936	3/31/2023	Oregon Symphony
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza		NAP			NAP
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial		NAP			NAP
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	8/31/2030	Israel Discount Bank	142,533	12/31/2040	Bain & Company, Inc.
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	7/31/2026	Best Buy	50,455	3/31/2029	Life Engineering
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	12/31/2025	RGN-St. Petersburg II, LLC	15,296	4/30/2027	Banker Lopez Gassler P.A.
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	11/30/2034	Reading Hospital	53,000	1/31/2033	NAP
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	10/5/2030	New Mozart School of Music	3,613	12/31/2029	LaserAway
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio
14.01	Property				Foster Plaza	8/31/2026	L.B. Foster Company	43,627	4/30/2027	Impaqt LLC
14.02	Property				Cherrington Corporate Center	3/31/2027	Waste Management of PA, Inc.	24,259	7/31/2028	MS Consultants
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman		NAP			NAP
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville		NAP			NAP
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	10/31/2033	OpSec Online LLC	40,805	2/28/2025	Axiom Fitness
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio
18.01	Property				1000 Second Avenue	3/31/2022	Housing Finance Commission	26,440	6/30/2021	Bader Martin, PS

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
18.02	Property				2901 Third Avenue	10/31/2024	Ben Bridge Jeweler, Inc.	41,686	8/23/2022	Code Fellows
18.03	Property				3101 Western Avenue	8/31/2028	Holmes Weddle & Barcott	11,957	12/31/2026	Floyd Pfleuger
18.04	Property				300 Elliott Avenue West	10/31/2034	Amdocs, Inc.	27,159	7/31/2026	Rec Room Inc.
18.05	Property				3131 Elliott Avenue	9/29/2025	Haley & Aldrich, Inc.	26,386	9/29/2025	Alphagraphics
18.06	Property				2615 Fourth Avenue	6/30/2025	Graham Lundberg & Peschel PS	18,177	11/21/2023	Axio Research Corporation
18.07	Property				190 Queen Anne Avenue North	12/6/2021	Zayo Group, LLC	51	MTM	NAP
18.08	Property				200 First Avenue West	1/31/2021	Susan Hall Properties	4,972	3/14/2023	Pacific Crest Real Estate, LLC
18.09	Property				18 West Mercer Street	8/31/2021	Susan Hall Properties	3,582	3/14/2023	Pavilion Construction
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	10/31/2025	Sierra Trading Post	21,778	10/31/2026	Marshalls
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	9/30/2033	Ralph Lauren	38,638	6/30/2029	Loro Piana USA
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District		NAP			NAP
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	12/31/2031	Neptune Plumbing & Heating	4,200	2/29/2028	Health Plus Management
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	10/31/2037	NAP			NAP
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	1/31/2023	Michael's	21,510	2/28/2022	Petco
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire		NAP			NAP
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	2/28/2031	Virginia Urology Center, P.C.	12,191	3/31/2027	ComfortZone Camp, Inc.
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street		NAP			NAP
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	8/31/2026	General Mills	55,000	4/30/2022	Core Restoration (ServPro)
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	3/31/2032	Kitchen Art LLC	48,425	7/14/2024	SGS
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments		NAP			NAP
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street		NAP			NAP
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33		NAP			NAP
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments		NAP			NAP
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	7/31/2032	UPS	2,875	8/14/2026	7-Eleven
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	11/30/2021	Commonwealth Packaging Company, Inc.	18,000	2/28/2031	The Morning Sun Distributing Corp

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)	Fourth Largest Tenant
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard		NAP			NAP
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio
37.01	Property				Rent A Space South		NAP			NAP
37.02	Property				Rent A Space East		NAP			NAP
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	12/31/2023	Towncare Dental Partnership, Inc.	3,944	3/31/2026	Neurological Testing Centers Of America, Inc. & Palm Rehabilitation Center, Inc.
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center		NAP			NAP
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown		NAP			NAP
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments		NAP			NAP
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage		NAP			NAP
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg		NAP			NAP
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill		NAP			NAP
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts		NAP			NAP
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol		NAP			NAP
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage		NAP			NAP
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage		NAP			NAP
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio
49.01	Property				Rome Hilliard		NAP			NAP
49.02	Property				Betta Stor-It		NAP			NAP
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton		NAP			NAP
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ		NAP			NAP
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage		NAP			NAP
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza		NAP			NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	13,067	6/30/2028	Tesla	10,967	1/31/2028	12/18/2020	No	NAP
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	7,992	8/31/2024	CBRE Management Office	1,098	12/31/2039	10/21/2020	No	NAP
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	16,937	12/31/2026	NAP			12/21/2020	No	NAP
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	30,254	11/30/2027	Morgan Stanley	26,463	10/31/2024	1/8/2021	No	NAP
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay
5.01	Property				MGM Grand			NAP			2/11/2020	No	NAP
5.02	Property				Mandalay Bay			NAP			2/11/2020	No	NAP
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	10,701	10/31/2023	DCI - D'Amato, Conversano, Inc.	7,981	8/31/2026	12/28/2020	No	NAP
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza			NAP			11/25/2020	No	NAP
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial			NAP			12/7/2020	No	NAP
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	121,262	2/28/2030	Insight Venture Management LLC	93,998	2/28/2030	9/22/2020	No	NAP
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	43,145	6/1/2026	Vista Outdoor	35,194	5/31/2026	3/31/2020; 4/3/2020	No	NAP
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	15,296	6/30/2026	Traub Liberman Straus & Shrews	15,182	8/31/2022	12/3/2020	No	NAP
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills			NAP			11/25/2020	No	NAP
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	2,300	8/31/2027	NAP			11/23/2020	No	NAP
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio
14.01	Property				Foster Plaza	24,489	5/31/2024	CBS Radio, Inc	23,661	1/31/2028	11/6/2020	No	NAP
14.02	Property				Cherrington Corporate Center	12,452	10/31/2027	Kinect Energy - ODE Acq	12,088	9/30/2024	11/6/2020	No	NAP
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman			NAP			12/9/2020	No	NAP
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville			NAP			2/25/2020	No	NAP
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	37,699	3/31/2024	Boise Co-Op	25,036	11/30/2035	4/3/2020	No	NAP
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio
18.01	Property				1000 Second Avenue	20,827	12/31/2027	Windermere Solutions, LLC	20,180	2/28/2025	10/21/2020	No	NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date
18.02	Property				2901 Third Avenue	20,329	8/12/2026	Sage Bionetworks	16,703	6/24/2028	10/21/2020	No	NAP
18.03	Property				3101 Western Avenue	11,952	10/31/2031	Invitae Corporation	11,533	5/30/2021	10/21/2020	No	NAP
18.04	Property				300 Elliott Avenue West	14,648	1/31/2028	Inside Source Washington, Inc	14,425	8/18/2029	10/21/2020	No	NAP
18.05	Property				3131 Elliott Avenue	21,962	7/24/2025	Twisted Pair Solutions, Inc.	19,246	9/30/2022	10/21/2020	No	NAP
18.06	Property				2615 Fourth Avenue	16,377	8/31/2023	Harris Group Inc.	11,473	8/31/2023	10/21/2020	No	NAP
18.07	Property				190 Queen Anne Avenue North			NAP			10/21/2020	No	NAP
18.08	Property				200 First Avenue West	4,722	12/31/2024	Jacobson Lawrence & Assoc PLLC	4,079	6/30/2022	10/21/2020	No	NAP
18.09	Property				18 West Mercer Street	977	2/23/2022	Sharon Sanborn	930	5/31/2024	10/21/2020	No	NAP
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	20,800	5/31/2027	Total Wine & More	19,722	5/31/2026	4/3/2020	No	NAP
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	24,388	8/31/2025	Sandler Capital	17,200	6/30/2027	2/3/2020	No	NAP
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District			NAP			1/16/2020	No	NAP
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	4,000	4/30/2029	Golden Tree	3,300	10/31/2029	3/18/2020	No	NAP
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center			NAP			12/3/2020	No	NAP
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	17,567	1/31/2022	Old Navy	12,450	11/30/2021	4/3/2020	No	NAP
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire			NAP			11/10/2020	No	NAP
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	3,977	10/31/2026	Circle Safety & Health Consultation	2,600	5/31/2023	12/11/2020	No	NAP
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street			NAP			12/23/2020	No	NAP
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	48,000	9/30/2025	SM Lawrence	13,500	5/31/2021	10/26/2020	No	NAP
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	34,257	4/30/2026	Chicago Display Marketing	34,200	11/30/2022	9/3/2020	No	NAP
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments			NAP			11/30/2020	No	NAP
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street			NAP			12/2/2020	No	NAP
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33			NAP			11/3/2020	No	NAP
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments			NAP			11/17/2020	No	NAP
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	2,390	5/31/2022	NAP			12/28/2020	No	NAP
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	9,000	12/31/2025	Grimco, Inc.	9,000	12/31/2023	12/10/2020	No	NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard			NAP			12/28/2020	No	NAP
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio
37.01	Property				Rent A Space South			NAP			12/2/2020	No	NAP
37.02	Property				Rent A Space East			NAP			12/3/2020	No	NAP
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	3,910	9/30/2021	Dolphin Pediatrics	3,478	6/30/2024	12/1/2020	No	NAP
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center			NAP			12/7/2020	No	NAP
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown			NAP			12/16/2020	No	NAP
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments			NAP			10/13/2020	No	NAP
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage			NAP			11/6/2020	No	NAP
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg			NAP			12/23/2020	No	NAP
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill			NAP			11/19/2020	No	NAP
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts			NAP			12/7/2020	No	NAP
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol			NAP			12/2/2020	No	NAP
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage			NAP			11/19/2020	No	NAP
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage			NAP			11/13/2020	No	NAP
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio
49.01	Property				Rome Hilliard			NAP			11/25/2020	No	NAP
49.02	Property				Betta Stor-It			NAP			12/10/2020	No	NAP
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton			NAP			11/5/2020	No	NAP
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ			NAP			11/24/2020	No	NAP
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage			NAP			12/17/2020	No	NAP
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza			NAP			11/26/2020	No	NAP

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	12/31/2020	NAP	NAP	No	0	237,646	0	0	0
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	12/11/2020	12/11/2020	9%	No	0	0	0	0	0
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	12/18/2020	12/18/2020	10%	No	382,011	95,503	0	0	0
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	12/28/2020	NAP	NAP	No	0	0	0	0	0
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay				No	0	0	0	0	0
5.01	Property				MGM Grand	2/11/2020	NAP	NAP	No
5.02	Property				Mandalay Bay	2/11/2020	NAP	NAP	No
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	12/28/2020	11/30/2020	16%	No	0	0	0	0	0
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	12/16/2020	NAP	NAP	No	0	0	37,317	6,220	0
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	12/3/2020	NAP	NAP	No	34,479	34,479	20,899	10,450	0
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	9/22/2020	NAP	NAP	No	0	0	0	0	0
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	3/31/2020	4/3/2020	6.0%; 7.0%	No	0	0	0	0	0
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	12/3/2020	NAP	NAP	No	204,346	51,087	168,469	24,067	0
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	11/25/2020	NAP	NAP	No	0	0	0	0	0
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	11/19/2020	11/18/2020	5%	No	0	81,707	0	0	0
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio				No	976,237	81,353	0	0	17,611
14.01	Property				Foster Plaza	11/6/2020	NAP	NAP	No
14.02	Property				Cherrington Corporate Center	11/9/2020	NAP	NAP	No
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	12/9/2020	NAP	NAP	No	200,355	40,017	4,041	4,041	0
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	2/26/2020	NAP	NAP	No	0	0	0	0	1,875,692
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	3/31/2020	NAP	NAP	No	0	0	0	0	0
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio				No	255,019	255,019	0	0	0
18.01	Property				1000 Second Avenue	10/21/2020	10/21/2020	16%	No

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)
18.02	Property				2901 Third Avenue	10/21/2020	10/21/2020	13%	No
18.03	Property				3101 Western Avenue	10/21/2020	10/21/2020	16%	No
18.04	Property				300 Elliott Avenue West	10/21/2020	10/21/2020	12%	No
18.05	Property				3131 Elliott Avenue	10/21/2020	10/21/2020	16%	No
18.06	Property				2615 Fourth Avenue	10/21/2020	10/21/2020	19%	No
18.07	Property				190 Queen Anne Avenue North	10/21/2020	10/21/2020	19%	No
18.08	Property				200 First Avenue West	10/21/2020	10/21/2020	19%	No
18.09	Property				18 West Mercer Street	10/21/2020	10/21/2020	12%	No
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	3/31/2020	4/3/2020	9%	No	0	0	0	0	0
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	1/30/2020	NAP	NAP	No	0	0	0	0	0
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	1/16/2020	NAP	NAP	No	333,947	111,316	157,038	31,408	0
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	3/18/2020	NAP	NAP	No	26,531	8,844	20,007	6,669	0
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	12/1/2020	NAP	NAP	No	63,008	31,504	30,745	15,373	0
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	3/31/2020	NAP	NAP	No	0	0	0	0	0
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	11/10/2020	11/10/2020	14%	No	89,523	22,381	0	0	0
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	12/9/2020	NAP	NAP	No	44,157	14,719	18,665	3,111	0
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	12/23/2020	NAP	NAP	No	50,950	16,983	0	0	0
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	10/26/2020	NAP	NAP	No	0	9,035	0	0	0
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	9/3/2020	NAP	NAP	No	454,161	56,770	0	0	0
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	11/30/2020	NAP	NAP	No	84,361	21,090	22,997	3,833	0
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	12/2/2020	NAP	NAP	No	63,984	31,992	3,049	1,525	0
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	11/4/2020	NAP	NAP	No	0	0	0	0	0
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	11/17/2020	NAP	NAP	No	0	8,685	59,956	11,312	0
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	12/28/2020	NAP	NAP	No	45,023	15,008	2,377	1,188	0
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	12/9/2020	12/10/2020	12%	No	0	0	0	0	0

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	12/28/2020	NAP	NAP	No	48,978	24,489	2,309	1,154	0
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio				No	110,681	15,812	0	0	0
37.01	Property				Rent A Space South	12/2/2020	NAP	NAP	No
37.02	Property				Rent A Space East	12/2/2020	NAP	NAP	No
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	12/1/2020	NAP	NAP	No	75,635	25,212	9,048	4,524	0
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	12/8/2020	NAP	NAP	No	0	0	0	0	0
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	12/16/2020	12/16/2020	12%	No	0	11,382	15,555	3,111	0
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	10/13/2020	10/13/2020	6.0%; 7.0%; 5.0%	No	22,522	5,801	25,023	2,275	0
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	11/6/2020	NAP	NAP	No	155,443	11,957	0	0	768,243
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	12/24/2020	NAP	NAP	No	168,581	23,982	1,356	1,356	0
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	11/19/2020	NAP	NAP	No	50,422	5,132	0	0	0
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	12/7/2020	NAP	NAP	No	6,587	1,647	8,473	4,236	0
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	12/1/2020	NAP	NAP	No	47,971	9,594	0	0	0
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	11/19/2020	NAP	NAP	No	4,023	4,023	0	0	0
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	11/12/2020	NAP	NAP	No	12,863	2,573	0	0	0
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio				No	12,158	12,158	5,164	2,582	0
49.01	Property				Rome Hilliard	11/25/2020	NAP	NAP	No
49.02	Property				Betta Stor-It	12/10/2020	NAP	NAP	No
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	11/5/2020	NAP	NAP	No	0	0	873	291	0
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	11/23/2020	NAP	NAP	No	16,816	8,408	1,468	734	0
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	12/17/2020	NAP	NAP	No	0	1,232	0	0	0
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	12/29/2020	12/29/2020	10%	No	4,693	4,693	1,366	683	120,000

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	0	0	0	0	0	0	0	0
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	0	0	0	0	0	0	0	0
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	3,735	0	0	18,675	0	0	0	0
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	0	0	6,650,000	0	6,650,000	0	0	768,881
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	0	0	0	0	0	0	0	0
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	0	0	0	0	0	1,512,030	0	0
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	0	0	0	0	0	0	0	1,943,000
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	6,143	73,721	0	0	0	0	0	0
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	0	0	56,172,399	0	0	0	0	0
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	0	149,292	0	0	1,990,606	0	0	0
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	4,745	0	1,500,000	15,471	2,500,000	0	0	0
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	0	0	0	0	0	0	0	0
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	0	0	0	0	8,818,250	0	0	0
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	17,611	0	88,055	88,055	5,283,290	0	0	0
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	0	50,000	0	0	500,000	0	0	0
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	0	0	0	0	0	8,831,707	0	0
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	0	126,288	0	0	1,683,864	0	0	0
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	33,989	0	0	203,932	0	0	0	337,524
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	0	33,846	0	0	451,286	0	0	0
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	0	170,012	0	0	1,020,072	0	0	0
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	0	0	0	0	0	2,311,667	0	35,000
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	1,204	0	0	0	0	0	0	0
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	7,500	0	0	11,250	0	49,916	0	24,704
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	0	44,340	0	0	591,120	0	0	0
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	1,602	0	0	0	0	0	0	0
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	3,257	195,425	0	13,843	1,162,785	0	0	0
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	188	0	0	0	0	0	0	0
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	2,513	100,000	350,000	0	350,000	0	0	0
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	1,693	40,621	0	10,752	387,779	0	0	5,188
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	1,417	0	0	0	0	0	0	0
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	708	0	0	0	0	252,413	0	0
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	0	0	0	0	0	0	0	0
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	6,167	0	0	0	0	223,280	0	50,000
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	348	0	0	2,809	168,545	240,625	0	0
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	0	0	0	0	400,000	0	0	0

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	794	0	0	3,365	201,885	0	0	0
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	1,419	0	0	114	0	0	0	0
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	1,042	62,540	75,000	3,909	225,000	0	0	3,000
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	0	62,500	0	0	0	0	0	0
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	0	0	0	0	0	742,933	0	0
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	2,213	79,650	0	0	0	65,000	0	5,340
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	1,718	0	0	0	0	0	0	159,375
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	225	8,110	0	0	0	0	0	0
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	675	24,300	0	0	80,000	64,429	0	0
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	828	0	0	0	0	0	0	2,500
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	654	0	0	0	0	0	0	0
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	639	0	0	0	0	88,137	0	0
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	521	0	0	0	0	0	0	0
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	1,102	0	0	0	0	0	0	113,013
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	0	0	0	0	0	0	0	0
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	1,322	0	0	2,916	0	0	0	0
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	456	0	0	0	0	0	0	6,775
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	0	75,000	0	0	0	0	0	4,063

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	0	0	0	196,050	166,667
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	0	0	0	9,568,123	0
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	0	0	0	23,354,784	0
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	0	0	0	1,556,161	0
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	0	0	0	0	0
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	0	0	0	7,500,000	0
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	0	0	0	6,300,000	0
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	0	0	0	0	0
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	0	0	0	33,543,750	0
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	0	0	0	4,206,133	0
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	0	0	0	416,776	0
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	0	0	0	0	0
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	0	0	0	175,000	0
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	0	0	0	4,338,345	0
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	0	0	0	0	0
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	0	0	0	0	0
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	0	0	0	3,742,823	0
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	0	0	0	7,728,100	0
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	0	0	0	225,000	0
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	0	0	0	3,048,024	0
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	0	0	0	0	0
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	0	0	0	11,307	0
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	0	0	0	0	0
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	0	0	0	330,566	0
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	0	0	0	0	0
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	0	0	0	48,150	0
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	0	0	0	0	0
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	0	0	0	0	0
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	0	0	0	0	0
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	0	0	0	25,296	0
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	0	0	0	0	12,834
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	0	0	0	0	0
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	0	0	0	0	0
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	0	0	0	48,700	0
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	0	0	0	50,000	0

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	0	0	0	0	0
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	0	0	0	0	0
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	0	0	0	0	0
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	0	0	0	425,000	0
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	0	0	0	0	0
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	0	0	0	0	0
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	0	0	0	0	0
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	0	0	0	0	0
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	0	0	0	0	0
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	0	0	0	423,859	0
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	0	0	0	0	0
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	0	0	0	0	0
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	0	0	0	0	0
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	0	4,500	0	0	0
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	0	0	0	0	0
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	0	0	0	0	0
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	0	0	0	0	0
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	0	0	0	0	0

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	Unfunded Obligations Reserve (Upfront: $196,050); Ground Lease Reserve (Monthly: $166,667)
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	Unfunded Obligations Reserve
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	Unfunded Obligations Reserve ($8,608,318.69); Holdback Reserve ($8,042,501); Gap and Free Rent Reserve ($6,703,964.15)
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	Unfunded Obligations Reserve
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	Holdback Reserve
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	Unfunded Obligations Reserve
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	Free Rent Reserve ($25,964,569.90); Lobby/Elevator Work Reserve ($5,970,240); Parking Rent Shortfall Reserve ($1,608,940)
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	Gap Rent Reserve ($3,958,133); Key Money Reserve ($248,000)
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	Unfunded Obligations Reserve ($227,234); Rent Concession Reserve ($189,542.29)
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	Existing TI/LC Reserve
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	Free Rent Reserve ($2,230,699); Outstanding TI/LC Reserve ($1,255,653); Outstanding CapEx Reserve ($851,992.82)
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	Gap Rent Reserve
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	Delayed Draw Reserve ($3,900,807); Unfunded Obligations Reserve (Original Amount: $3,377,855, Additional Amount: $449,438.38)
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	Gap Rent Reserve
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	TCO Renewal Reserve ($2,000,000); Unfunded Obligations Reserve ($1,048,024.18)
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	Free Rent Reserve
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	Gap Rent Reserve
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	Unfunded Obligations Reserve
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	Free Rent Reserve
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	Free Rent Reserve
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	Holdback Reserve
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	Unfunded Obligations Reserve

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	Unfunded Obligations Reserve
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	Red Bull Renewal Reserve ($380,000); NEZ Tax Abatement Reserve ($43,859)
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	860 Washington GORP Property LLC	No
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	Millennium Strategic Venture LLC	No
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	360 Spear Property Owner, LLC	No
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	777 South Flagler Associates LLC	No
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	MGM Grand PropCo, LLC and Mandalay PropCo, LLC	No
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	1547 CSR - Pittock Block, LLC	No
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	Waterway 1 Property Corp.	No
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	CT Menomonee Falls LLC	No
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	1114 6th Avenue Owner LLC	No
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	Station Park CenterCal Owner, LLC and Station Park Hotel CenterCal Owner, LLC	No
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	First Central Tower, Limited Partnership	No
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	Knitting 1, LLC, Knitting 2, LLC and Knitting 3, LLC	No
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	KRE El Camino Real Owner LLC	No
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	200 Cherrington Associates, LLC, 300 Cherrington Associates, LLC, 400 Cherrington Associates, LLC, 500 Cherrington Associates, LLC, 600 Cherrington Associates, LLC, 625 Cherrington Associates, LLC, 700 Cherrington Associates, LLC, Foster 1 Associates, LLC, Foster 2 Associates, LLC, Foster 3 Associates, LLC, Foster 4 Associates, LLC, Foster 5 Associates, LLC, Foster 6 Associates, LLC, Foster 7 Associates, LLC and Foster 10 Associates, LLC	No
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	10500 Woodlawn LLC	No
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	8th & Demonbreun Hotel LP	No
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	Meridian CenterCal Owner, LLC	No
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	Selig Holdings Company L.L.C.	No
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	Silverdale CenterCal Owner, LLC	No
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	711 Fifth Ave Principal Owner LLC	No
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	Transformation 5701, LLC	No
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	Neptune Group LLC	No
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	East Liberty Street Owner LLC	No
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	TVM CenterCal Owner, LLC	No
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	211 East Ocean, LLC	No
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	TRP 6606 W Broad Opportunity Fund, LLC	No
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	104 Delancey Street SM, LLC	No
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	Butler Drive Owner LLC	No
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	Melrose Industrial Property, LLC	No
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	Riverside Group MN, LLC	No
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	Reda 104 LLC	No
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	2300 Realty Management LLC	No
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	Backlot Apartments, LLC	No
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	1625 Flatbush LLC	No
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	Trepte Industrial Park, Ltd.	No

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name	Delaware Statutory Trust? Y/N
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	206-20 Linden LLC	No
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	Fultonbsh MVPA I, LLC and Fultonbsh USCPA I, LLC	No
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	9900 Building LLC	No
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	Legacy Bloomington LLC	No
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	CRB Hotels LLC	No
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	Spring Glen Holdings DE LLC	No
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	4040 Tulane Avenue I, LLC	No
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	Sentinel Tesla I Owner, LLC	No
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	Green Valley Hawthorne LLC	No
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	E&B Brewery Lofts SPV LLC	No
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	M. Petrone of PA, L.P. and 4-Storage of PA, Inc.	No
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	3805 S Smithfield LLC	No
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	FultonBSH MBPA I, LLC	No
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	VWSS Rome, LLC and VWSS Betta, LLC	No
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	6003 14th Street West Owner LLC	No
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	1515 Equity Drive, Inc.	No
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	FultonBSH LBWV I, LLC and FultonBSH WSSWV I, LLC	No
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	NBH Properties III, LLC and Tall Family II, LLC	No

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal's New Cash Contribution ($) (7)	Subordinate Debt ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	Gotham Office Realty Partnership LLC	Acquisition	116,000,000	123,318,778	0
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	None	Acquisition	132,000,000	95,168,385	0
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	John R. Winther and John R. Winther, as Trustee of The John R. Winther Trust dated September 20, 2012	Acquisition	105,000,000	6,447,300	80,000,000
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	The Related Companies, Inc.	Acquisition	198,520,000	62,659,814	30,540,000
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	BREIT Operating Partnership L.P.; MGM Growth Properties Operating Partnership LP	Acquisition	1,634,200,000	1,617,792,163	1,365,800,000
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	1547 Data Center Real Estate Fund II, L.P.	Acquisition	141,000,000	175,849,656	22,470,000
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	Golden Eagle Group Inc. and GEG Investments LLC	Acquisition	66,000,000	49,708,643	0
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	The Bascom Group, LLC	Acquisition	63,700,000	35,160,775	0
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	BOP NYC OP LLC; Swig Investment Company, LLC	Refinance	883,000,000	0	367,000,000
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	None	Recapitalization	118,700,000	0	0
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	Lawrence Feldman, Paul Esajian and Nathaniel Merrill	Refinance	47,500,000	3,198,917	0
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	Kawa Capital Partners LLC	Acquisition	42,900,000	25,639,186	0
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	KKR Real Estate Select Trust Inc.	Acquisition	41,600,000	26,893,206	38,400,000
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	Aaron Stauber, Alan Ades, Daniel Stauber, Maurice Ades and Robert Ades	Refinance	90,000,000	0	0
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	Marcos Martinez Gavica and Inversiones en Iberia US Holdings LLC	Acquisition	35,500,000	30,066,675	0
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	Jacquelyn Soffer	Refinance
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	None	Recapitalization
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	Selig Family Holdings, LLC and Martin Selig	Refinance
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal's New Cash Contribution ($) (7)	Subordinate Debt ($)
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	None	Recapitalization
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	None	Refinance
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	Charles S. Givens and Snowmass Creek Capital, L.L.C.	Refinance
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	Samuel Shpelfogel	Refinance
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	Haim Dabah	Acquisition
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	None	Recapitalization
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	David Y. Lee	Refinance
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	Andrew Wiltshire and Jason Guillot	Refinance
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	Sina Mahfar and Sassan Mahfar	Refinance
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	Jeffrey Greenberg	Acquisition
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	Kenneth Levy and Kenneth Levy, As Trustee of the Levy Family Trust Dated February 18, 1983, As Amended	Acquisition
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	Nicholas Walton	Refinance
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	Luciano Cassin and Julian Kiguel	Acquisition
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	Sunny Uberoi	Acquisition
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	Mark Vengroff	Refinance
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	Shmuel Kairy	Refinance
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	Dana Trepte Porter and Ann Trepte Porter	Refinance

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal's New Cash Contribution ($) (7)	Subordinate Debt ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	Shmuel Kairy	Refinance
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Acquisition
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	Arturo Alvarez Demalde	Acquisition
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	Legacy Acquisitions, LLC and Legacy Investing Holdings, LLC	Acquisition
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	CRB Hotels, Inc., Noah Property, LLC, Vanraj Vaghela, Jaivir Vaghela, Digvijay Vaghela and Mulraj Vagela	Refinance
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	Nibhai Hundal, Preet Hundal and Manroop Purewal	Refinance
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Acquisition
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	Dennis Cisterna III and Fred Lewis	Acquisition
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	Michael C. Huntress	Refinance
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	Nathan M. Pearson and Thomas C. Gasparini	Acquisition
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	Susan E. T. Petrone and Petrone Family Trust	Refinance
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	Robert J. Kapp and Brian M. Maginnis	Refinance
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Acquisition
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	Wade Buxton, Jacob Vanderslice and Aaron Westphal	Acquisition
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	Ryan Morgan	Acquisition
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	James Ajlouny	Acquisition
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	George Thacker, Lawrence Charles Kaplan and Richard Schontz	Acquisition
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	Nabil Hilal and Samir Tall	Acquisition

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	0	239,318,778	0	232,000,000	7,122,728	196,050	0
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	0	227,168,385	0	217,000,000	600,262	9,568,123	0
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	0	191,447,300	0	165,468,922	2,241,582	23,736,795	0
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	0	291,719,814	0	281,850,000	894,772	8,975,042	0
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	0	4,617,792,163	0	4,600,000,000	17,792,163	0	0
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	0	339,319,656	0	326,000,000	4,307,626	9,012,030	0
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	0	115,708,643	0	107,000,000	428,326	8,280,317	0
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	0	98,860,775	0	98,000,000	805,396	55,378	0
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	0	1,250,000,000	905,439,802	0	14,879,035	89,716,149	239,965,013
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	0	118,700,000	0	0	1,087,775	4,206,133	113,406,092
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	0	50,698,917	47,700,000	0	709,325	2,289,592	0
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	1,576,180	70,115,366	0	68,376,964	1,450,352	0	0
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	0	106,893,206	0	103,600,000	3,118,206	175,000	0
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	0	90,000,000	63,066,340	0	1,210,846	5,420,248	20,302,567
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	0	65,566,675	0	65,073,995	288,283	204,396	0
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	0	239,318,778	Hard	In Place
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	0	227,168,385	Hard	Springing
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	0	191,447,300	Hard	In Place
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	0	291,719,814	Hard	Springing
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	0	4,617,792,163	Hard	Springing
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	0	339,319,656	Hard	Springing
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	0	115,708,643	Hard	Springing
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	0	98,860,775	Hard	Springing
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	0	1,250,000,000	Hard	Springing
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	0	118,700,000	Hard	Springing
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	0	50,698,917	Hard	Springing
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	288,050	70,115,366	Hard	Springing
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	0	106,893,206	Soft (Residential); Hard (Nonresidential)	Springing
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	0	90,000,000	Hard	Springing
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	0	65,566,675	Springing	Springing
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville			Hard	Springing
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian			Hard	Springing
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio			Hard	In Place
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale			Hard	Springing
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue			Hard	Springing
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District			Hard	Springing
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue			Springing	Springing
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center			Hard	Springing
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace			Hard	Springing
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire			Hard	Springing
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond			Hard	Springing
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street			Hard	Springing
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive			Springing	Springing
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue			Springing	Springing
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments			Springing	Springing
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street			Hard	Springing
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33			Hard	Springing
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments			Soft	Springing
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush			Springing	Springing
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park			Springing	Springing

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard			Springing	Springing
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio			Springing	Springing
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm			Springing	Springing
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center			Hard	Springing
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown			Hard	Springing
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments			Springing	Springing
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage			Springing	Springing
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg			Hard	Springing
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill			Hard	Springing
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts			Springing	Springing
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol			Springing	Springing
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage			Springing	Springing
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage			Springing	Springing
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio			Springing	Springing
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton			Hard	Springing
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ			Hard	Springing
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage			Springing	Springing
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza			Springing	Springing

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower, (iii) Debt Yield is less than 8.0%, (iv) the occurrence of a Lease Sweep Period	Yes
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.8%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Microsoft 2024 Reserve Period	No
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	(i) the occurrence of an Event of Default, (ii) Mortgage DSCR is less than 1.40x or the Combined DSCR is less than 1.10x (unless the Collateral Cure Conditions are satisfied), (iii) the occurrence of a Mezzanine Loan Default, (iv) the occurrence of a Lease Sweep Period	No
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 5.75%, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Mezzanine Loan Event of Default	No
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay	(i) the occurrence of an Event of Default, (ii) DSCR is less than 2.50x, (iii) MGM/Mandalay Tenant Bankruptcy Event, (iv) OpCo Trigger Event, (v) ARD Failure Event	No
5.01	Property				MGM Grand		No
5.02	Property				Mandalay Bay		No
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.50x	No
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza	(i) the occurrence of an Event of Default, (ii) Adjusted Net Cash Flow is less than 75% of Closing Date Adjusted Net Cash Flow, (iii) the occurrence of a Lease Sweep Period	No
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building	(i) the occurrence of an Event of Default, (ii) Approved Mezzanine Loan Event of Default, (iii) Debt Yield is less than 6.00%	No
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 2.00x	No
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.25%	No
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 8.00%; (iii) the occurrence of a Specified Tenant Trigger Period	No
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	(i) the occurrence of the Anticipated Repayment Date, (ii) the occurrence of an Event of Default, (iii) Debt Yield is less than 6.67% or Aggregate Debt Yield is less than 5.00%, (iv) the commencement of a Lease Sweep Period, (v) the commencement of a Mezzanine Loan Default, (vi) the commencement of a Grocer Sweep Period, (vii) the commencement of a Rent Abatement Sweep Period	No
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower, Manager or Sub-Manager, (iii) DSCR<1.40x, (iv) Major Tenant Trigger Event	No
14.01	Property				Foster Plaza		No
14.02	Property				Cherrington Corporate Center		No
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 1.75x, (iv) the occurrence of an Amazon Trigger Event, (v) the occurrence of Downgrade Trigger Event, (vi) the occurrence of a Maturity Trigger Event	No
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	(i) the occurrence of an Event of Default, (ii) beginning on September 30, 2022, Debt Yield is less than 7.5% at the conclusion of any two consecutive fiscal quarters, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Debt Service Withdrawal	Yes
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 2.00x	No
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
18.01	Property				1000 Second Avenue		No

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N
18.02	Property				2901 Third Avenue		No
18.03	Property				3101 Western Avenue		No
18.04	Property				300 Elliott Avenue West		No
18.05	Property				3131 Elliott Avenue		No
18.06	Property				2615 Fourth Avenue		No
18.07	Property				190 Queen Anne Avenue North		No
18.08	Property				200 First Avenue West		No
18.09	Property				18 West Mercer Street		No
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 2.00x	No
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.0%, (iii) the occurrence of an Event of Default under any New Mezzanine Loan or Approved Mezzanine Loan, (iv) the occurrence of a Downgraded Tenant Sweep, (v) the occurrence of a Tenant Rollover Sweep, (vi) the occurrence of a TCO Renewal Failure	No
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 9.50%, (iii) the occurrence of a Franchise Agreement Trigger Period	No
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.00% during any period which rent under the Touro Lease is being counted and 8.00% during any period which rent under the Touro Lease shall not be counted, (iii) the occurrence of a Specified Tenant Trigger Period	No
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period	No
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 2.00x	No
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the commencement of a Lease Sweep Period	No
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.70x, (iii) the occurrence of a Specified Tenant Trigger Period	No
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period	No
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period	No
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.75%	No
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) DSCR is less than 1.25x, (iv) the occurrence of an Investors Bank Trigger Event, (v) the occurrence of a Downgrade Trigger Event	No
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the commencement of a Mezzanine Trigger Period, (iv) the commencement of a DS Reimbursement Period	No
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.00%, (iii) the occurrence of a Specified Tenant Trigger Period	No
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) failure to deliver financial statements as required in the Loan Agreement	No

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.00%, (iii) the occurrence of a Specified Tenant Trigger Period	No
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
37.01	Property				Rent A Space South		No
37.02	Property				Rent A Space East		No
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Critical Tenant Trigger Event	No
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown	(i) the occurrence of an Event of Default, (ii) Bankruptcy Action of Borrower or Manager, (iii) from and after July 1, 2022, DSCR is less than 1.40x	No
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the commencement of a Mezzanine Trigger Period, (iv) the commencement of a DS Reimbursement Period	No
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the commencement of a Mezzanine Trigger Period, (iv) the commencement of a Lease Sweep Period	No
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the commencement of a Mezzanine Trigger Period, (iv) the commencement of a Lease Sweep Period, (v) the commencement of a DS Reimbursement Period	No
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) the occurrence of a Specified Tenant Trigger Period, (iv) the occurrence of a Planned Condo Termination Failure	No
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Bankruptcy Action with respect to any Guarantor or Manager, (iv) the commencement of a DS Reimbursement Period	No
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
49.01	Property				Rome Hilliard		No
49.02	Property				Betta Stor-It		No
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.00%, (iii) the occurrence of a Specified Tenant Trigger Period	No
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.30x, (iii) the occurrence of a Specified Tenant Trigger Period	No
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 6.75%, (iii) the occurrence of a Specified Tenant Trigger Period	No

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington	12/31/2120	2,000,000
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park				27,000,000.00
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear					55,000,000.00	2.7680625%	25,000,000
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point				123,520,000.00			30,540,000
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay				1,559,200,000.00	1,365,800,000.00	3.55800%
5.01	Property				MGM Grand
5.02	Property				Mandalay Bay
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block				66,000,000.00	22,470,000.00	5.85000%
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building				823,000,000.00	367,000,000.00	2.69210%
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West			8/11/2036	60,000,000.00
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center							38,400,000
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio				50,000,000.00
14.01	Property				Foster Plaza
14.02	Property				Cherrington Corporate Center
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville	3/6/2030	1	7/1/2048	150,000,000.00
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian				30,995,000.00
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio				345,000,000.00
18.01	Property				1000 Second Avenue

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)
18.02	Property				2901 Third Avenue
18.03	Property				3101 Western Avenue
18.04	Property				300 Elliott Avenue West
18.05	Property				3131 Elliott Avenue
18.06	Property				2615 Fourth Avenue
18.07	Property				190 Queen Anne Avenue North
18.08	Property				200 First Avenue West
18.09	Property				18 West Mercer Street
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue				517,500,000.00
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District			10/31/2031	40,000,000.00
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Franchise Agreement Expiration	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio
37.01	Property				Rent A Space South
37.02	Property				Rent A Space East
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown			4/25/2039
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio
49.01	Property				Rome Hilliard
49.02	Property				Betta Stor-It
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	9, 10, 11, 125	JPMCB, GACC	JPMorgan Chase Bank, National Association and DBR Investments Co. Limited	860 Washington		Yes	1
2	Loan	8, 12, 13, 14	GSMC	Goldman Sachs Bank USA	Millennium Corporate Park		Yes	2
3	Loan	8, 15, 16, 17, 18, 19, 20, 21	GACC	DBR Investments Co. Limited	360 Spear	7.40000%	Yes	3
4	Loan	8, 22, 23, 24, 25, 26, 27	GSMC	Goldman Sachs Bank USA	Phillips Point	7.00000%	Yes	4
5	Loan	8, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37	CREFI, GACC	Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch, Société Générale Financial Corporation	MGM Grand & Mandalay Bay		Yes	5
5.01	Property				MGM Grand		Yes	5.01
5.02	Property				Mandalay Bay		Yes	5.02
6	Loan	8, 38, 39, 40, 41, 42, 43, 44	JPMCB	JPMorgan Chase Bank, National Association	Pittock Block		Yes	6
7	Loan	45	GSMC	Goldman Sachs Bank USA	Waterway Plaza		Yes	7
8	Loan	46	CREFI	Citi Real Estate Funding Inc.	Leonardo DRS Industrial		Yes	8
9	Loan	8, 47, 48, 49, 50, 51, 52, 53, 54	JPMCB, GACC	JPMorgan Chase Bank, National Association, Bank of America, N.A, Column Financial, Inc. and DBR Investments Co. Limited	The Grace Building		Yes	9
10	Loan	8, 11, 55, 56, 57, 58, 59, 60, 61	JPMCB	JPMorgan Chase Bank, National Association	Station Park & Station Park West		Yes	10
11	Loan	62	CREFI	Citi Real Estate Funding Inc.	First Central Tower		Yes	11
12	Loan		CREFI	Citi Real Estate Funding Inc.	Knitting Mills		Yes	12
13	Loan	8, 63, 126, 128	GACC	DBR Investments Co. Limited	First Republic Center	4.598958%	Yes	13
14	Loan	8, 64, 65, 66, 67, 68, 69	JPMCB	JPMorgan Chase Bank, National Association	Rugby Pittsburgh Portfolio		Yes	14
14.01	Property				Foster Plaza		Yes	14.01
14.02	Property				Cherrington Corporate Center		Yes	14.02
15	Loan	70	JPMCB	JPMorgan Chase Bank, National Association	Amazon Chicago-Pullman		Yes	15
16	Loan	8, 71, 72, 73	GSMC	Goldman Sachs Bank USA	JW Marriott Nashville		Yes	16
17	Loan	8, 11, 61, 74, 75	JPMCB	JPMorgan Chase Bank, National Association	The Village at Meridian		Yes	17
18	Loan	8, 76, 77, 78, 79, 80, 81	GSMC	Goldman Sachs Mortgage Company and Goldman Sachs Bank USA	Selig Office Portfolio		Yes	18
18.01	Property				1000 Second Avenue		Yes	18.01

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
18.02	Property				2901 Third Avenue		Yes	18.02
18.03	Property				3101 Western Avenue		Yes	18.03
18.04	Property				300 Elliott Avenue West		Yes	18.04
18.05	Property				3131 Elliott Avenue		Yes	18.05
18.06	Property				2615 Fourth Avenue		Yes	18.06
18.07	Property				190 Queen Anne Avenue North		Yes	18.07
18.08	Property				200 First Avenue West		Yes	18.08
18.09	Property				18 West Mercer Street		Yes	18.09
19	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	The Trails at Silverdale		Yes	19
20	Loan	8, 71, 82, 83, 84, 85, 86	GSMC	Goldman Sachs Bank USA and Bank of America, N.A.	711 Fifth Avenue		Yes	20
21	Loan	8, 87, 88, 89, 90, 91	CREFI	Citi Real Estate Funding Inc.	Hotel ZaZa Houston Museum District		Yes	21
22	Loan	92, 93, 94	CREFI	Citi Real Estate Funding Inc.	360 Neptune Avenue		Yes	22
23	Loan		CREFI	Citi Real Estate Funding Inc.	Central Missouri Distribution Center		Yes	23
24	Loan	11, 61	JPMCB	JPMorgan Chase Bank, National Association	Treasure Valley Marketplace		Yes	24
25	Loan	95, 96	GACC	DBR Investments Co. Limited	2601 Wilshire		Yes	25
26	Loan	97, 98, 99, 100	CREFI	Citi Real Estate Funding Inc.	Brookfield Place Richmond		Yes	26
27	Loan	101	CREFI	Citi Real Estate Funding Inc.	104 Delancey Street		Yes	27
28	Loan	102, 103, 104	GSMC	Goldman Sachs Bank USA	880 Butler Drive		Yes	28
29	Loan	105	CREFI	Citi Real Estate Funding Inc.	1400 North 25th Avenue		Yes	29
30	Loan	106	CREFI	Citi Real Estate Funding Inc.	Luna Apartments		Yes	30
31	Loan	107	CREFI	Citi Real Estate Funding Inc.	63 West 104th Street		Yes	31
32	Loan	108	JPMCB	JPMorgan Chase Bank, National Association	2300 Route 33		Yes	32
33	Loan	109, 110, 111	GACC	DBR Investments Co. Limited	Backlot Apartments		Yes	33
34	Loan		CREFI	Citi Real Estate Funding Inc.	1623 Flatbush		Yes	34
35	Loan	112, 113	GSMC	Goldman Sachs Bank USA	Trepte Industrial Park		Yes	35

Benchmark 2021-B23 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
36	Loan		CREFI	Citi Real Estate Funding Inc.	206-20 Linden Boulevard		Yes	36
37	Loan		CREFI	Citi Real Estate Funding Inc.	Rent A Space Portfolio		Yes	37
37.01	Property				Rent A Space South		Yes	37.01
37.02	Property				Rent A Space East		Yes	37.02
38	Loan		CREFI	Citi Real Estate Funding Inc.	The Centre at Stirling & Palm		Yes	38
39	Loan		GSMC	Goldman Sachs Bank USA	Baxter International Production Center		Yes	39
40	Loan	114	JPMCB	JPMorgan Chase Bank, National Association	Holiday Inn & Suites Memphis/Germantown		Yes	40
41	Loan	115, 116, 127	GACC	DBR Investments Co. Limited	Spring Glen Apartments		Yes	41
42	Loan		CREFI	Citi Real Estate Funding Inc.	Fountainbleau Self Storage		Yes	42
43	Loan	117, 118, 119	GACC	DBR Investments Co. Limited	Tesla Schaumberg		Yes	43
44	Loan	120, 121	GACC	DBR Investments Co. Limited	211 Saw Mill		Yes	44
45	Loan	122	CREFI	Citi Real Estate Funding Inc.	E&B Brewery Lofts		Yes	45
46	Loan		CREFI	Citi Real Estate Funding Inc.	4 Storage - Bristol		Yes	46
47	Loan	123	GACC	DBR Investments Co. Limited	Excess Self Storage		Yes	47
48	Loan		CREFI	Citi Real Estate Funding Inc.	Mechanicsburg Self Storage		Yes	48
49	Loan		CREFI	Citi Real Estate Funding Inc.	VanWest Storage Portfolio		Yes	49
49.01	Property				Rome Hilliard		Yes	49.01
49.02	Property				Betta Stor-It		Yes	49.02
50	Loan	124	CREFI	Citi Real Estate Funding Inc.	Walgreens Bradenton		Yes	50
51	Loan	124	CREFI	Citi Real Estate Funding Inc.	Woodbridge Group HQ		Yes	51
52	Loan		CREFI	Citi Real Estate Funding Inc.	Secure Store Self Storage		Yes	52
53	Loan	124	CREFI	Citi Real Estate Funding Inc.	30222 Esperanza		Yes	53

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date / ARD.

(4)	Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Principal's New Cash Contribution" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a Loan Combination comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Debt Yield on Underwritten Net Operating Income (%), Debt Yield on Underwritten Net Cash Flow (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for more information regarding the Loan Combination(s).

(9)	The 860 Washington Mortgage Loan was co-originated by JPMorgan Chase Bank, National Association and DBR Investments Co. Limited.

(10)	The Mortgaged Property is newly acquired, and some historical financial information is not available.

(11)	The borrower of each of the Station Park & Station Park West Loan Combination, The Village at Meridian Loan Combination, The Trails at Silverdale Mortgage Loan, and the Treasure Valley Marketplace Mortgage Loan is indirectly owned or controlled by a joint venture between California State Teachers Retirement System ("CalSTRS") and CenterCal, LLC. In addition, the borrower of the 860 Washington Mortgage Loan is indirectly owned by the California Public Employees' Retirement System ("CalPERS"). Both CalSTRS and CalPERS are government agencies of the State of California and are overseen by the California Government Operation Agency.

(12)	The lockout period will be at least 25 payment dates beginning with and including the First Due Date in February 2021. For the purpose of this Preliminary Prospectus, the assumed lockout period of 25 payment dates is based on the expected Benchmark 2021-B23 securitization closing date in February 2021. The actual lockout period may be longer.

(13)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to contractual rent steps through March 31, 2022 and the present value of contractual rent step increments over the remainder of the investment-grade tenant’s lease term, with staggered lease expirations running through April 30, 2028.

(14)	The Largest Tenant, Microsoft Corp., representing approximately 89.2% of the net rentable area, leases 199,843 SF expiring on April 30, 2028, 148,545 SF expiring on May 31, 2024 and 130,805 SF expiring on May 31, 2022.

(15)	The historical NOI figures represent only Verizon (with respect to its pre-expansion space) and Teleport Communications America, LLC (AT&T) as tenants paying rent. The increase from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is a result of recent leasing including (i) the extension and expansion of the Verizon lease, (ii) the signing of the Lattice lease and (iii) the signing of the Vitalant lease, which together account for approximately 68.8% of underwritten base rent.

(16)	The Third Largest Tenant, Vitalant, has a fully executed lease; however, such lease does not commence until 180 days after the completion of the landlord’s work for Vitalant’s space, which has not yet been completed (and the commencement date may be delayed as described in footnote 21). The borrower has advised the landlord work is expected to be completed in May 2021. There is no assurance that such work will be completed by such time, or that the Vitalant lease will commence as expected or at all.

(17)	The Appraised Value ($) represents the “As Stabilized” appraised value and assumes all contractual tenant improvement and leasing commission obligations have been fulfilled and all tenants are paying unabated rent. At loan origination, the borrower reserved with the lender a gap and free rent reserve of approximately $6,703,964, an unfunded obligations reserve of approximately $8,608,319 and a holdback reserve for Vitalant of $8,042,501. The appraisal also concluded an "As Is" appraised value of $236.0 million as of November 30, 2020, which results in a Cut-off Date LTV ratio of 44.4% for the 360 Spear Mortgage Loan, 67.7% for the 360 Spear Loan Combination and 78.3% for the aggregate of the 360 Spear Loan Combination and the related mezzanine loan (together, the "360 Spear Total Debt") and a Maturity Date LTV Ratio of 36.8% for the 360 Spear Mortgage Loan, 60.2% of the 360 Spear Loan Combination and 70.7% for the 360 Spear Total Debt. Each appraised value is based on certain extraordinary assumptions, including the assumption that the Verizon tenant would modify its existing lease to provide an extension expiring at the end of December 2040 for all of its existing premises and a co-terminous expansion for expansion premises commencing January 2022, in each case, on terms provided to the appraisal firm. A modification on similar terms did become effective simultaneously with the purchase of the 360 Spear Mortgaged Property by the borrower. The Purchase Price of $165,468,922 did not reflect such lease extension and expansion.

(18)	The 360 Spear Loan Combination has a 10-year term, and will pay principal and interest monthly based on a 30-year amortization schedule for the first 60 months (with respect to principal, first to the 360 Spear Loan, until the 360 Spear Loan outstanding principal balance has been paid to zero, and second to the 360 Spear Trust Subordinate Companion Loan, until the 360 Spear Trust Subordinate Companion Loan outstanding principal balance has been reduced to zero), followed by an interest-only period of 60 months. On February 6, 2021 and each monthly payment date thereafter through and including the monthly payment date immediately preceding the monthly payment date occurring in February 2026, the borrower is required to make a payment of principal and interest equal to the monthly debt service payment amount.

(19)	The Purchase Price of $165,468,922 excludes seller credits estimated at approximately $9,531,078, which represent unpaid costs of the Vitalant landlord space ready/impact work of approximately $2,793,225 and tenant improvement and leasing commissions (“TI/LCs”) of approximately $6,737,853. The gross purchase price is $175,000,000.

(20)	The Largest Tenant, Verizon, leases 89,237 square feet which includes a 39,453 square foot expansion space. Verizon is not yet in occupancy of the expansion space and is not expected to take occupancy of such space until 2022. At origination, $4,311,127 was reserved in respect of free rent for the expansion space.

(21)	Vitalant recently executed an eight-year, six-month lease to occupy space on the first and second floors. The landlord is currently building out the space, and the lease term does not commence (such commencement date, the “Commencement Date”) until 180 days after the completion and delivery date of the landlord’s work (such completion date, the “Delivery Date”). If the Delivery Date does not actually occur by the date that is 12 months following the date on which the final form of the plans and specifications with respect to tenant improvement work pursuant to the Vitalant lease are actually delivered by the tenant to the landlord for the landlord's review and approval (the “Outside Delivery Date”), then the Commencement Date will be delayed day-for-day by each day that the Delivery Date is delayed beyond the Outside Delivery Date (except to the extent that such delay in the Delivery Date is caused by COVID-19 delays outside landlord’s or tenant’s reasonable control, force majeure, tenant delay, casualty or condemnation). Similarly, the tenant’s obligation to pay rent does not commence until the Commencement Date (subject to extension due to delays in completion of tenant’s work due to the COVID-19 pandemic). Vitalant is entitled to six months of free rent after the Commencement Date. The 360 Spear Loan Combination includes an approximately $1,041,156 reserve for gap rent in respect of the period between loan origination and the anticipated Delivery Date, an approximately $2,622,841 reserve for the remaining landlord work and an approximately $8,042,501 holdback reserve.

(22)	The lockout period will be at least 24 payment dates beginning with and including the First Due Date in March 2021. For the purpose of this Preliminary Prospectus, the assumed lockout period of 24 payment dates is based on the expected Benchmark 2021-B23 securitization closing date in February 2021. The actual lockout period may be longer.

(23)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated utilizing the “Hypothetical As Is” appraised value of $289,000,000 as of December 15, 2020, which assumes that an additional $6.65 million would be reserved by the borrower for future tenant improvement allowances and leasing commissions. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the “As Is” appraised value of $282,000,000, as of December 15, 2020, are both 70.4%.

(24)	The Second Largest Tenant, Akerman, Senterfitt & Eidson, representing approximately 10.8% of the net rentable area, has two, one-time rights to reduce its premises and/or terminate its lease with respect to the entire premises effective October 31, 2023 or April 30, 2026, with nine months’ prior notice and payment of a reduction or termination fee.

(25)	The Third Largest Tenant, Affiliated Managers Group (AMG), representing approximately 8.6% of the net rentable area, is dark with respect to 15,176 SF of its space.

(26)	The Fourth Largest Tenant, Greenberg Traurig, representing approximately 6.7% of the net rentable area, subleases 2,796 SF to Frankel Loughran Starr & Vallone on a 24-month term through May 2021 at $34.00 PSF.

(27)	On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than $6,650,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve ($) amount equal to approximately $18,704.

(28)	Each of the related Mortgaged Properties consist of a resort and casino and, as of the trailing twelve months ending September 30, 2020 (i) with respect to the MGM Grand Mortgaged Property, approximately 27.0% of the revenues were from hotel rooms, approximately 23.1% of the revenues were from food and beverage sales, approximately 26.9% of the revenues were from gaming, and approximately 23.1% of the revenues were from other sources and (ii) with respect to the Mandalay Bay Mortgaged Property, approximately 34.0% of the revenues were from hotel rooms, approximately 26.5% of the revenues were from food and beverage sales, approximately 17.5% of the revenues were from gaming, and approximately 22.0% of the revenues were from other sources.

(29)	The MGM Grand & Mandalay Bay Loan Combination is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2)

1.77000%, (ii) amounts in the Excess Cash Flow Reserve Account (as defined in the related loan agreement) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the applicable note(s) comprising a portion of the MGM Grand & Mandalay Bay Loan Combination in the manner set forth in the MGM Grand & Mandalay Bay Loan Combination documents, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Loan Combination in the manner set forth in the MGM Grand & Mandalay Bay Loan Combination documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this Preliminary Prospectus.

(30)	The Appraised Value ($) of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Mortgaged Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased–Sale–Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The Appraised Value of $7,352,600,000 (the “Aggregate As Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Mortgaged Properties is owned by the MGM tenant or certain sublessees at the MGM Grand & Mandalay Bay Mortgaged Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the master lease), which granted a security interest in certain property of the MGM tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM tenant (as more particularly described in the master lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the master lease due to an event of default by the MGM tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the lender.

(31)	The Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Aggregate Real Property Appraised Value and are 35.5% and 35.5%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan. Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) based on the "Aggregate As Is Appraised Value" are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan.

(32)	The defeasance lockout period will be at least 35 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Loan Combination, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Loan Combination may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with a Special Release or a Default Release (as defined in the Preliminary Prospectus)). The assumed lockout period of 35 payment dates is based on the expected BMARK 2021-B23 securitization closing date in February 2021. The actual lockout period may be longer.

(33)	Under the Master Lease, MGM Lessee II, LLC, (the “MGM Tenant”) is required to pay to the MGM Grand & Mandalay Bay Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Mortgaged Property and $133.0 million allocated to the Mandalay Bay Mortgaged Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM Resorts International (“MGM”) will be required to continue to invest in the MGM Grand & Mandalay Bay Mortgaged Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five–year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Mortgaged Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Mortgaged Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5%

of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. The MGM Grand & Mandalay Bay Mortgaged Properties were acquired in a sale-leaseback transaction.

(34)	The Guarantors' liability for full recourse events is several and not joint and is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination as of the date of the event. In addition, only the MGM Grand & Mandalay Bay Borrowers are liable for breaches of environmental covenants; provided, however, that if the MGM Grand & Mandalay Bay Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Loan Combination documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Mortgaged Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

(35)	Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) is calculated using the appraised value of $4,600,000,000 as of January 10, 2020, set forth above, which is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Mortgaged Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Mortgaged Properties.

(36)	The increase by 10% or more from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is a result of the temporary closure of the MGM Grand & Mandalay Bay Mortgaged Properties due to COVID-19. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Mortgaged Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Mortgaged Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Mortgaged Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things.

(37)	The MGM Grand & Mandalay Bay Loan Combination was co-originated by Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, acting through its New York Branch and Société Générale Financial Corporation.

(38)	The Underwritten Net Operating Income ($) and the Underwritten Net Cash Flow ($) do not include underwriting for a new license agreement that is expected to be signed with a Fortune 10 technology company totaling $837,000 in underwritten rent.

(39)	The Loan Combination may be voluntarily prepaid in whole (but not in part) at any time during the term of the Loan Combination, other than within 60 days prior to or after a securitization of any portion of the Loan Combination, with the payment of a yield maintenance premium.

(40)	The Largest Tenant, LS Networks, leases 15,238 SF of which (i) 14,821 SF is office space leased for $22.73 PSF and is set to expire in July 2021 and (ii) 417 SF is storage space leased for approximately $8.49 PSF on a month to month basis. The Second Largest Tenant, Hennebery Eddy Architects, leases 13,696 SF of which (i) 13,522 SF is office space leased for $28.84 PSF and is set to expire in July 2027 and (ii) 174 SF is storage space leased for approximately $7.59 PSF on a month to month basis. The Third Largest Tenant, Sagacity Media Inc., leases 11,936 SF of which (i) 11,850 SF is office space leased for $24.13 PSF and is set to expire in March 2023 and (ii) 86 SF is storage space leased for approximately $6.28 PSF on a month to month basis. The Fourth Largest Tenant, Oregon Symphony, leases 10,701 SF of which (i) 10,229 SF is office space leased for $25.34 PSF and is set to expire in October 2023 and (ii) 472 SF is storage space leased for approximately $6.23 PSF on a month to month basis.

(41)	Approximately 55.6% of the underwritten rent at the Mortgaged Property is currently leased on month-to-month leases that comprise a large portion of data centers, colocations and "meet-me-rooms" spaces collectively referred to as the Pittock Internet Exchange ("Portland NAP"). The Portland NAP represents approximately 73.0% of the underwritten rent at the Mortgaged Property (excluding rent associated with the new license agreement expected to be signed with a Fortune 10 technology company). The second largest tenant of the Portland NAP by the underwritten colocation and cross connect rent, Facebook, has three separate license agreements for colocation space of which (i) two license agreements collectively representing $1,458,000 in underwritten rent are set to expire in January 2025 and (ii) one license agreement representing $525,600 in underwritten rent is on a month to month basis. The fourth largest tenant of the Portland NAP by the underwritten colocation and cross connect rent, Zayo, has seven separate license agreements for the colocation space of which (i) one license agreement representing $364,152 in underwritten rent is set to expire in December 2022, (ii) two license agreements collectively representing $174,840 in underwritten rent are on a month to month basis, (iii) two license agreements collectively representing $127,296 in underwritten rent are set to expire in March 2021, (iv) one license agreement representing $122,400 in underwritten rent is set to expire in July 2021 and (v) one license agreement representing $112,800 in underwritten rent is set to expire in April 2021.

Please see “Annex B — Significant Loan Summaries — Loan #6 Pittock Block” for additional information related to the Portland NAP.

(42)	At loan origination, the borrower reserved a $7,500,000 holdback to be released upon either of the following events: (a) the borrower enters into a data license agreement with the largest tenant of the Portland NAP, a Fortune 10 technology company, which demises no fewer than 31 cabinets at the Mortgaged Property and provides for annual rent/license fees in an amount not less than $837,000 (the “Data License”), and any payment concessions in favor of the tenant/licensee and/or obligations of the borrower to perform and/or pay for any work in connection with the applicable Data License have either been completed and satisfied in full or the reserve funds have been established with the lender for the purpose of covering the same; or (b) the Mortgaged Property achieves a debt service coverage ratio of 1.95x and a loan to value ratio of 51%.

(43)	The Loan Combination documents permit the owner of 100% of the direct or indirect interest (the “BMO Mezzanine Equity Collateral”) in the borrower to incur mezzanine financing (the “BMO Mezzanine Loan”) secured by the BMO Mezzanine Equity Collateral (the “Borrower Mezzanine Option”) once during the term of the Loan Combination, upon satisfaction of certain terms and conditions set forth in the Loan Combination documents, including, without limitation, the following: (a) the resulting combined debt service coverage ratio equals or exceeds 1.96x and the resulting combined loan-to-value ratio is equal to or less than 51%; (b) the term of the BMO Mezzanine Loan is co-terminous with the Pittock Block Loan Combination; (c) the parties have entered into an intercreditor agreement; and (d) a rating agency confirmation.

(44)	The carveout guarantor, pursuant to the related carveout guaranty agreement, and HSRE Social Infrastructure REIT Holding I, LLC, a Delaware limited liability company, pursuant to a separate guaranty agreement provided solely in connection with the Oregon Enforcement Moratorium (the “Oregon Moratorium Guaranty Agreement”), have each provided (i) a recourse for losses if the lender is actually unable to exercise any remedies set forth in the Mortgage Loan documents (other than a Foreclosure Remedy, as defined below), and (ii) full recourse in the event that, after the occurrence of an event of default, the lender is actually unable to (including, without limitation, if the lender is forced to forbear from) foreclose, appoint a receiver, accept a deed-in-lieu or take any other similar action to dispossess the borrower of the Mortgaged Property in connection with an exercise of remedies under the Mortgage Loan documents (a “Foreclosure Remedy”) as a direct result of the Oregon Enforcement Moratorium.

(45)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to contractual rent steps through February 28, 2022 and the present value of contractual rent step increments over the remainder of the investment-grade tenant’s lease term, which runs through July 31, 2030. The Most Recent cash flow is based on the trailing nine-month period annualized ending on September 30, 2020.

(46)	Historical occupancy is not available as the Mortgaged Property was recently acquired at origination.

(47)	The Loan Combination was co-originated by Bank of America, N.A., JPMorgan Chase Bank, National Association, Column Financial, Inc., and DBR Investments Co. Limited.

(48)	The Underwritten Net Operating Income ($) is more than 10% higher than the Most Recent NOI ($) because of recent turnovers of some of the largest tenant spaces, including four of the five largest tenants moving out between 2016 and 2018.

(49)	The lockout period will be 26 payments beginning with and including the first payment date of January 6, 2021. The borrower may defease The Grace Building Loan Combination after the earlier to occur of (a) the date that is two years from the securitization of the last note to be securitized or (b) three years after the Origination Date (the "Defeasance Lockout Expiration Date"). In addition, the borrower may prepay the Loan Combination, in whole but not in part, on a business day on or after the Defeasance Lockout Expiration Date, with the payment of a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of such prepayment date. The assumed lockout period of 26 payments is based on the expected Benchmark 2021-B23 securitization closing date in February 2021. The actual lockout period may be longer.

(50)	The Second Largest Tenant at the related Mortgaged Property, The Trade Desk, has the right to terminate its lease (i) solely as to the 26th and 27th floors of the Mortgaged Property if the commencement date of its lease does not occur for such spaces by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate) and (ii) solely as to either or both of the 26th and 27th floors of the Mortgaged Property, consisting of a portion of its leased space (the “Trade Desk Additional Premises”), effective as of the last day of the month in which the seventh anniversary of the commencement date for the Trade Desk Additional Premises occurs and with the payment of a termination fee. The Third Largest Tenant at the related Mortgaged Property, Israel Discount Bank, has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with not less than 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at the tenant’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with not less than 15 months’ prior written notice.

(51)	The Largest Tenant, Bank of America, N.A., is one of the originating lenders of the Loan Combination.

(52)	The following tenants, among others, are each in a free rent period: (a) the Largest Tenant, Bank of America, N.A. (representing approximately 10.0% of the net rentable square footage at the Mortgaged Property) is in a free rent period through January 2021 (provided, however, the tenant is required to begin paying rent with respect to a portion of its premises in February 2021 and with respect to the remaining portion of its premises in April 2021); (b) the Second Largest Tenant, The Trade Desk (representing approximately 9.9% of the net rentable square footage at the Mortgaged Property), is in a free rent period through September 2021; and (c) the Fifth Largest Tenant, Insight Venture Management LLC (representing approximately 6.0% of the net rentable square footage at the Mortgaged Property), is in a free rent period through May 2022. In addition, the Third Largest Tenant, Israel Discount Bank (representing approximately 9.2% of the net rentable square footage at the Mortgaged Property), is in a gap rent period. With respect to Israel Discount Bank, the landlord has completed its required work and delivered the space to the tenant, and, therefore, the tenant was expected to (x) take possession of the space and commence paying rent in January 2021 and (y) commence paying operating expenses and real estate taxes in January 2022. Further, with regard to The Trade Desk, the lease commencement date for the 26th and 27th floors will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date that The Trade Desk first takes possession of the space for any purpose other than taking measurements, performing layouts and surveys or preparing plans and specifications. To cover the foregoing, along with free rent periods for other smaller tenants, the borrower reserved approximately $25,964,570 at origination.

(53)	The aggregate liability of the Carve-out Guarantors with respect to the guaranteed recourse obligations of the borrower related to any bankruptcy event with respect to the borrower may not exceed an amount equal to 15% of the principal balance of The Grace Building Loan Combination outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.

(54)	An affiliate of the borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Loan Combination results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminus with the Grace Building Loan Combination or is freely prepayable after the maturity date of the Grace Building Loan Combination; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Loan Combination.

(55)	The underwritten income from the hotel portion of the Mortgaged Property is $119,039, or approximately 0.5% of the Underwritten EGI ($).

(56)	The borrower is the ground lessor to ground leases with a number of small tenants.

(57)	The hotel portion of the Mortgaged Property occupied by Hyatt Place is subject to an operating lease between Station Park Centercal Owner, LLC, as lessor, and Station Park Hotel Centercal Owner, LLC, as lessee under such operating lease.

(58)	The Fifth Largest Tenant at the related Mortgaged Property, Vista Outdoor, has a continuing option to terminate its lease with respect to all or a portion of its premises on and after June 1, 2023, with at least a nine months’ prior written notice and the payment of a termination fee.

(59)	Pursuant to a sublease (the “Sublease”) executed on December 1, 2020, between Life Engineering, the Fourth Largest Tenant at the Mortgaged Property, as subtenant, and Pluralsight, LLC, the current prime tenant whose lease expires on February 28, 2021, Life Engineering is subleasing its space from Pluralsight through February 28, 2021. According to the borrower, Life Engineering is in occupancy of a portion of the space under the Sublease. Life Engineering has executed a lease and will become a direct tenant under the new lease (the “New Lease”). The rent commencement date with respect to the New Lease will occur 90 days following delivery of the related space, which is anticipated to be on or before March 1, 2021. The Fifth Largest Tenant, Vista Outdoor (“Vista”) has entered into a sublease of its entire space with El Morro Holdings, Inc. (“El Morro”), as the subtenant. Pursuant to the sublease, upon a natural expiration of or an earlier termination of Vista’s current lease (the “Prime Lease”), the Prime Lease would be assigned over to El Morro, upon which event the term of the Prime Lease would be extended to May 31, 2028.

(60)	The Fourth Largest Tenant at the related Mortgaged Property, Life Engineering, has signed its lease but has not taken occupancy of its space or commenced paying rent. The lease commences in March 2021 and the tenant has three months of free rent.

(61)	There is no separate Carve-out Guarantor or environmental indemnitor, and the borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents. At origination of the Mortgage Loan, the borrower obtained an environmental insurance policy issued from Ironshore Specialty Insurance Company in the name of the borrower, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a $50,000 per incident self-insured retention and a term expiring on October 5, 2022.

(62)	The Third Largest Tenant, RGN-St. Petersburg II, LLC, has the right to terminate its lease effective October 31, 2022 upon nine months’ notice and an $800,000 termination fee.

(63)	The First Republic Center Mortgage Loan is structured with an Anticipated Repayment Date (an “ARD”) of January 6, 2031 and a final maturity date of October 6, 2037. After the ARD, the following structure will apply: (i) the interest rate will be equal to 250 basis points over the greater of (x) the initial interest rate (the “Initial Interest Rate”) and (y) (1) the 10-year swap rate in effect on the ARD plus (2) the spread of 1.379885% (the “Adjusted Interest Rate”), (ii) interest will continue to be paid on the First Republic Center loan at the Initial Interest Rate, and amounts accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (such amounts, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the First Republic Center loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the excess cash flow reserve will be applied to the principal of the First Republic Center loan, then to pay Accrued Interest on the First Republic Center loan. The metrics presented in the Annex A are calculated based on the ARD.

(64)	Approximately 2.3% of the net rentable area at the Mortgaged Property is retail and approximately 0.5% of the net rentable area at the Mortgaged Property is storage.

(65)	The borrower provided financials only with respect to the portfolio in the aggregate and not with respect to the individual portfolio properties.

(66)	The related Mortgage Loan documents permit the release of certain vacant outparcels at the Mortgaged Properties (each, a “Release Outparcel”), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the applicable Release Outparcel is vacant, unimproved (except for surface parking) and non-income producing; (b) the applicable Release Outparcel may not be released and conveyed to an affiliate of the borrowers; (c) the release of such Release Outparcel does not result in a material adverse effect or materially impair the operation, value or use of the Mortgaged Properties continuing to be subject to the liens of the mortgage after such release; (d) the borrowers pay the Mortgage Loan in an amount equal to (i) with respect to the Release Outparcel identified as the Outparcel A, the greater of (x) 100% of the net sales proceeds from the sale of Outparcel A and (y) 90% of the gross sales proceeds from such sale, but in no event less than $1,020,000 and (ii) with respect to the Release Outparcel identified as the Outparcel B, 100% of the net sales proceeds from the sale of Outparcel B, but in no event less than 90% of the gross sales proceeds from such sale; and (e) satisfaction of customary REMIC conditions and, if necessary, delivery of a REMIC opinion.

(67)	The Largest Tenant at the Rugby Pittsburgh Portfolio – Cherrington Corporate Center Mortgaged Property, Chevron USA, has a one-time option to terminate its lease with respect to either (i) the entirety of its premises or (ii) one or more contiguous floors out of its premises effective as of August 31, 2023, with at least a 12-month notice and the payment of a termination fee. The Second Largest Tenant, Mortgage Connect has the right to terminate its lease with respect to the first floor, totaling 8,327 SF upon 120 days’ notice and the payment of a termination fee with such termination to be effective as of i) April 30, 2025 or ii) April 30, 2026. The Third Largest Tenant, Waste Management of PA, Inc. has a one-time option to terminate its lease effective as of August 1, 2023, with a 12-month written notice and the payment of a termination fee.

(68)	The Second Largest Tenant at the Rugby Pittsburgh Portfolio – Foster Plaza Mortgaged Property, Wexford Health Sources, Inc. has a one-time option to terminate its lease with respect to either (i) a portion of its second floor premises consisting of 5,000 rentable square feet, or (ii) the entirety of its second floor premises (as elected, the "Termination Premises"), effective as of either (x) February 28, 2022; or (y) February 28, 2023 (as applicable, the "Early Termination Date"), with a written notice by not later than August 31, 2021, or August 31, 2022, respectively, and the payment of a termination fee.

(69)	The Second Largest Tenant at the Rugby Pittsburgh Portfolio – Cherrington Corporate Center Mortgaged Property, Mortgage Connect (representing approximately 17.5% of the net rentable square footage at the Mortgaged Property), benefits from rent abatements through March 2022 in the total contractual amount of $1,260,196. The full amount of the contractual rent abatement was reserved at origination.

(70)	The Mortgaged Property is newly acquired, and some historical financial information is not available.

(71)	The lockout period will be at least 35 payment dates beginning with and including the First Due Date in April 2020. For the purpose of this Preliminary Prospectus, the assumed lockout period of 35 payment dates is based on the expected Benchmark 2021-B23 securitization closing date in February 2021. The actual lockout period may be longer.

(72)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to underwriting stabilized hotel operations pre-COVID-19 as of the trailing 12-month period ending on January 31, 2020. The latest trailing 12-month period ending on September 30, 2020 reflects the months heavily impacted by COVID-19. Additionally, the borrower sponsor has posted an 18-month debt service reserve equal to $8,831,707, which will be applied to monthly debt service payments through March 2022.

(73)	Beginning on the Due Date in April 2021, the Ongoing Replacement Reserve ($) is an FF&E reserve in an amount equal to (i) for the Due Dates through and including July 2023, 3% of the gross revenues of the Mortgaged Property for the prior calendar month and (ii) thereafter, 4% of the gross revenues of the Mortgaged Property for the prior calendar month.

(74)	The lockout period will be at least 24 payments beginning with and including the first payment date of March 5, 2021. The borrower has the option to defease the full $65,995,000 of The Village at Meridian Loan Combination after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the fourth anniversary of the first payment date. The assumed lockout period of 24 payments is based on the expected Benchmark 2021-B23 securitization closing date in February 2021. The actual lockout period may be longer.

(75)	The Third Largest Tenant, OpSec Online LLC, has subleased 13,500 SF of its total lease area of 40,805 SF to Engage Technologies Group, Inc. for 52 months. The term of the sublease commenced on November 1, 2020, and expires on February 27, 2025, one day before the expiration date of the prime lease.

(76)	The Selig Office Portfolio Mortgage Loan, evidenced by the non-controlling Note A-5, is part of a loan combination consisting of five pari passu notes with an outstanding aggregate principal balance as of the Cut-off Date of $379,100,000. The companion loans, which have an outstanding aggregate principal balance as of the Cut-off Date of $345,000,000, were funded by Goldman Sachs Mortgage Company on March 19, 2015 and are not included in this securitization. The loan agreement grants the borrower a one-time right to incur future secured pari passu debt. In accordance with the loan agreement, on December 30, 2020, Goldman Sachs Bank USA funded the Selig Office Portfolio Mortgage Loan, which has an outstanding principal balance as of the Cut-off Date of $34,100,000. The Selig Office Portfolio Mortgage Loan has an interest rate of 3.22200% per annum, and the companion loans have an interest rate of 3.90850% per annum.

(77)	The reserve accounts in this Annex A include the amounts escrowed at origination of the companion loans in March 2015. Current balances in the accounts may differ. At origination of the Selig Office Portfolio Mortgage Loan, the borrower was required to fund an additional approximately $449,438 into the Unfunded Obligations Reserve account.

(78)	The Third Largest Tenant, Housing Finance Commission, representing approximately 5.9% of the net rentable area, leases 26,014 SF expiring on June 30, 2021 and 426 SF on a month-to-month basis. The Fourth Largest Tenant, Bader Martin, PS, representing approximately 4.6% of the net rentable area, leases 20,401 SF expiring on December 31, 2027 and 426 SF on a month-to-month basis.

(79)	The Largest Tenant, CTI BioPharma Corp., representing approximately 35.2% of the net rentable area, subleases its entire space to Cascadian Therapeutics, Inc. through April 2022 at $20 PSF with annual increases of $1 PSF.

(80)	The Largest Tenant, TCS & Starquest Expeditions, Inc., representing approximately 14.8% of the net rentable area, leases 20,286 SF expiring on December 15, 2021 and 7,969 SF expiring on November 30, 2021.

(81)	The Second Largest Tenant, Lovsted Worthington, representing approximately 7.8% of the net rentable area, leases 5,255 SF expiring on January 31, 2021. Lovsted Worthington is expected to vacate its space at the end of the lease term. Windward Environmental, LLC has executed a new lease for the space (remeasured as 5,471 SF) beginning in May 2021 at $29 PSF with an 18-month term. We cannot assure you that Windward Environmental, LLC will take occupancy or begin paying rent as anticipated or at all.

(82)	The 711 Fifth Avenue Loan Combination was co-originated by Goldman Sachs Bank USA and Bank of America, N.A.

(83)	The Mortgaged Property includes 286,226 SF of office space, constituting approximately 84.2% of the net rentable area at the Mortgaged Property, and 53,798 SF of retail space, constituting approximately 15.8% of the net rentable area at the Mortgaged Property.

(84)	The “As Is” appraised value of $1,000,000,000 as of January 23, 2020 includes the extraordinary assumption that the timely and workmanlike completion of certain scheduled renovations and improvements will be commensurate to similar Class A and Class B office buildings in the competitive marketplace.

(85)	The Third Largest Tenant, Ralph Lauren, representing approximately 11.4% of the net rentable area, is dark with respect to 31,202 SF of its space. The tenant continues to operate the 7,436 SF Polo Bar, which is open for takeout and delivery, at the 711 Fifth Avenue Mortgaged Property. If the borrower believes the tenant has ceased retail operations in all of the premises under the related lease, the borrower may give notice thereof to the tenant. Within 30 days after the borrower gives such notice, the tenant must notify the borrower whether the tenant intends to cease retail operations at the premises. If the tenant notifies the borrower of its intent to cease such retail operations, the borrower has the right to terminate the lease.

Pursuant to the terms of the lease and the loan documents, the tenant may not sublease the space to an unaffiliated third party without the consent of the borrower and the lender (in each case, which consent may not be unreasonably withheld, conditioned or delayed). It is not expected that any such sublease arrangement will relieve the Ralph Lauren tenant of its obligations under the lease (including the obligation to pay rent). We cannot assure you that a sublease will be executed or approved.

Ralph Lauren has requested to sublease its premises to Mango, a Spanish retail chain. However, the borrower has rejected the request and Ralph Lauren has filed for arbitration. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

(86)	At origination, the borrower funded $2,000,000 for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the borrower.

(87)	On each monthly payment date beginning in January 2022, the borrower is required to deposit into the FF&E reserve an amount equal to 1/12 of (a) with respect to the period commencing on January 1, 2022 and ending on December 31, 2022, 2.5%, (b) with respect to the period commencing on January 1, 2023 and ending on December 31, 2023, 3.25%, and (c) with respect to the period commencing on January 1, 2024 and ending on the maturity date, 4%, in each case, the greater of (x) the annual gross revenues for the hotel related operations at the Hotel ZaZa Houston Museum District Mortgaged Property for the immediately preceding calendar year as reasonably determined by lender and (y) the projected annual gross revenues for the hotel related operations at the Hotel ZaZa Houston Museum District Mortgaged Property for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget.

(88)	The Hotel ZaZa Houston Museum District Mortgage Loan was recently modified to create a $2,311,667 debt service reserve by converting approximately $945,384 in existing FF&E reserves as well as a $1,248,110 new cash contribution by the sponsor, and an additional deposit received from the borrower on the monthly payment date occurring in January 2021 of $118,173. The debt service reserve will only be released upon the Hotel ZaZa Houston Museum District Property achieving a 9.5% net cash flow debt yield on a trailing 12 month basis for two consecutive quarters, with approximately $1.16 million being allocated back to FF&E reserve and approximately $1.16 million being remitted back to the borrower. The FF&E reserve monthly deposits will be waived for the 2021 calendar year, after which the FF&E reserve will follow the step-up structure of 2.50% in 2022, 3.25% in 2023, and 4.00% in 2024 and thereafter. Lastly, the debt yield cash management trigger will be temporarily waived until January 2023, however, cash management will still be enforced if an event of default occurs.

(89)	The increase from the Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) at the Mortgaged Property is primarily attributable to the impact of COVID-19 pandemic on the Mortgaged Property.

(90)	The borrower was required at loan origination to deposit $2,311,667 (the “Minimum Balance”) into the Upfront Debt Service Reserve ($) (amount so deposited referred to as “Debt Service Reserve Funds”), which consists of (i) a transfer on December 9, 2020 of $945,384 previously deposited by the borrower into an FF&E reserve, (ii) an additional deposit from the borrower on December 9, 2020 of $1,248,110, and (iii) an additional deposit from the borrower on the monthly payment date occurring in January, 2021 of $118,173). Provided no event of default has occurred and is continuing, upon written request from the borrower at any time following the date upon which the net cash flow debt yield is equal to or greater than 9.50% for two consecutive calendar quarters, the lender is required to disburse the Debt Service Reserve Funds as follows: (i) $1,155,833.50 is required to be deposited into the FF&E reserve and held and applied in accordance with the Hotel ZaZa Houston Museum District Loan documents, and (ii) $1,155,833.50 plus any accrued interest on the Debt Service Reserve Funds is required to be disbursed to the borrower.

(91)	With respect to the Hotel ZaZa Houston Museum District Mortgage Loan, the related Mortgage Loan documents permit the borrower to incur unsecured loans pursuant to the Paycheck Protection Program (the “PPP”) administered by the United States Small Business Administration in accordance with the Coronavirus Aid, Relief, and Economic Security Act of 2020, and the borrower obtained a loan in the amount of approximately $2,493,400 under the PPP in April 2020.

(92)	The increase by 10% or more from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is primarily attributable to (a) the borrower deferring 1.5 months of rent for Touro College (0.5 months from May through July) due to COVID-19, (b) deferring one month of rent for Steps to Success V due to COVID-19, (c) Golden Tree commencing contractual rent payment in May 2020 due to the six months of free rent it received pursuant to its November 2019 lease, (d) the new lease with Small Friend Vet Clinic commencing rent payment in 2020, and (e) general rent steps for in-place tenancy.

(93)	The Largest Tenant, Touro College, has the right to terminate its lease effective January 1, 2022 with nine months’ notice.

(94)	During any period commencing upon the occurrence of either (i) Touro College not renewing its lease or (ii) Touro College giving notice that it is terminating its lease for all or any portion of its space, the borrower is required to deposit into the Touro leasing reserve on each monthly payment date the sum of $111,000 for tenant improvements and leasing commissions that may be incurred and expiring upon the borrower re-leasing the entire Touro College space. If the balance of the Touro leasing reserve is less than $1,500,000 on the date that Touro College vacates its space, the borrower will be required to make a true up payment into the Touro College leasing reserve to bring the balance to $1,500,000. Additionally, if the balance in the leasing reserve is less than $1,000,000 on the date that Touro College fails to extend or renew its lease, the borrower will be required to make a true up payment into the Touro College leasing reserve to bring the balance up to $1,000,000.

(95)	The Largest Tenant, County of Los Angeles (the “County”), has one termination option effective as of the last day of the 60th month of its lease (February 28, 2025) with nine months’ notice. The maturity date of the loan is January 6, 2026. The loan is structured with a springing reserve relating to such termination option that requires the borrower to deposit $115,000 each month for the six months immediately preceding such termination option notice date (May 6, 2024). If the County does not give notice that it is exercising its right to terminate the lease by such date, such reserved funds will be released to the borrower. The County has certain other termination rights in connection with the failure of the landlord to perform certain obligations, including if the County requests the completion of certain tenant improvements under its lease and the landlord fails to obtain a building permit within a reasonable time after such request or if the tenant improvements have not been completed within 180 days after the commencement date for such tenant improvement work.

(96)	The increase from Most Recent NOI (if past 2019) ($) to Underwritten NOI ($) is primarily due to the County’s new, eight-year lease (executed in February 2020) bringing their rent to market.

(97)	The increase by 10% or more from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is primarily attributable to the Mortgaged Property reaching 100% occupancy, current tenant contractual rents, and contractual rent steps.

(98)	The Largest Tenant, Commonwealth of VA - VEC, has the right to terminate its lease if any session of the Virginia General Assembly fails to appropriate funds for the continuance of the lease for all Commonwealth of VA - VEC space, the lease will automatically terminate upon depletion of then currently appropriated or allocated funds. If there is more than one Commonwealth of VA - VEC space, the tenant will have the right to delete space occupied by such tenant and reduce rent accordingly.

(99)	The Fourth Largest Tenant, ComfortZone Camp, Inc., has a one-time right to terminate its lease effective on November 1, 2024 upon 120 days' notice. The tenant will be required to pay a termination fee equal to one month of then-escalated base rent.

(100)	The borrower will not be required to make monthly deposits into the replacement reserve if the balance of the reserve equals or exceeds an amount equal to 60 months of replacement reserve deposits.

(101)	Historical occupancy is not available as the Mortgaged Property recently received material renovations.

(102)	Historical cash flow information is not available because the Mortgaged Property was recently acquired.

(103)	The Largest Tenant, Big G Express, representing approximately 40.0% of the net rentable area, leases 80,106 SF expiring on December 15, 2030 and 40,500 SF expiring on December 15, 2023.

(104)	On each Due Date, if and to the extent the amount contained in the TI/LC reserve account is less than $350,000, the borrower is required to deposit into the TI/LC reserve account an Ongoing TI/LC Reserve ($) amount equal to $6,250.

(105)	The increase by 10% or more from Most Recent NOI (if past 2019) ($) to Underwritten Net Operating Income ($) is primarily attributable to current tenant contractual rents and contractual rent steps.

(106)	Historical occupancy is not available as the Mortgaged Property was recently constructed in 2019.

(107)	Historical occupancy is not available as the Mortgaged Property was recently constructed in 2019.

(108)	The Mortgaged Property is newly acquired, and some historical financial information is not available.

(109)	The Mortgaged Property was purchased in August 2017 was converted to apartments in phases with individual residential buildings being completed in 2018, 2019, and 2020, thus no historical operating statements are available for 2017, 2018, and 2019.

(110)	With respect to the Backlot Apartments Mortgage Loan, based on the rent roll dated January 1, 2021 and excluding commercial units, 54 tenants at the related Mortgaged Property, representing approximately 19.4% of all occupied units and approximately 19.1% of underwritten rent, lease their units pursuant to month-to-month leases, and 223 tenants, representing approximately 79.9% of all occupied units and approximately 80.2% of underwritten rent, lease their units pursuant to leases with original terms of seven months. From and after loan origination, the borrower is required to enter into leases with a term of not less than seven months, and will continue to be permitted to enter into month-to-month leases, so long as at the time the borrower enters into such month-to-month leases, such month-to-month leases will not result in more than 25% of the aggregate net cash flow received by the borrower coming from month-to-month leases.

(111)	The Backlot Apartments Mortgaged Property is a multifamily property with 296 multifamily units and 6,301 square feet of commercial space. The multifamily space is structured with a soft lockbox, and the commercial space is structured with a hard lockbox.

(112)	The Mortgaged Property consists of an eight building industrial park as of the Cut-off Date; however, the borrower has the option to release the two buildings that are located on a separate parcel on the eastern portion of the Mortgaged Property (7756 Trade Street and 7776 Trade Street). The appraised value and underwritten cash flow both exclude these two buildings, and thus no release price will be associated with obtaining their release. Historical cash flow information is not available because there are no historical statements which only reflect income from the six buildings.

(113)	The Largest Tenant, Constellation Brands, Inc., representing approximately 45.1% of the net rentable area, subleases its entire space to Athletic Brewing Company, LLC through April 2032 at the same rent as the prime lease. Athletic Brewing Company, LLC subleases 30,069 SF of its space to Kings & Convicts BP, LLC, dba Ballast Point Brewing Company on a month-to-month basis at $0.75 PSF monthly.

(114)	The Mortgaged Property is newly constructed, and some historical financial information is not available.

(115)	The Spring Glen Apartments Mortgaged Property is a 95-unit multifamily property with an additional 56 units of mini-storage. The mini-storage units account for approximately 4.8% of Underwritten EGI ($).

(116)	The increase from Most Recent NOI (if past 2019) ($) to Underwritten NOI ($) is primarily due to increased occupancy and increased rents on recently renovated apartments.

(117)	The borrower is required to make monthly escrow deposits into a tenant improvement and leasing commissions reserve in the amount of $1.00 PSF per annum, commencing in September 2024 (60 months prior to Tesla’s lease expiration in August 2029).

(118)	The Tesla Schaumberg Mortgaged Property was extensively renovated in 2019 to fit Tesla’s specifications. Tesla took occupancy in July 2019 with rent commencing in August 2019, thus no historical operating statements were available for 2018 and 2017.

(119)	The sole tenant, Tesla, has a termination option (exercisable upon five (5) days’ written notice to landlord) if it is prevented from using the premises for 120 consecutive days or longer due to a material interference, which is defined as (i) landlord’s default (ii) activities or omissions of landlord including any maintenance, construction, renovations or improvements related to the premises, the building or the land, (iii) the presence of hazardous materials not caused by the Tesla, or (iv) use prohibitions contained in any document recorded against the premises not approved or accepted by Tesla prior to lease execution, in each case that (A) renders all or a material part of the premises unusable by Tesla for the permitted use or (B) causes Tesla’s sales from the premises to be reduced by 50% or more.

(120)	Ongoing TI/LC Reserves ($) will be waived through January 5, 2025. Beginning January 6, 2025, the borrower is required to deposit $1,640 per month into a TI/LC reserve account, with a cap of $80,000.

(121)	The 211 Saw Mill Mortgaged Property was constructed in 2018, thus no historical operating statements were available for 2018 and 2017.

(122)	On or prior to the date which is nine months prior to the natural expiration date of the Neighborhood Enterprise Zone Exemption Certificates, the borrower shall cause a termination of the condominium at the Mortgaged Property.

(123)	The increase from Most Recent NOI (if past 2019) ($) to Underwritten NOI ($) is primarily due to new leasing in 2020, lower taxes, and a lower management fee.

(124)	Historical occupancy is not available as the Mortgaged Property was recently acquired at origination.

(125)	The Largest Tenant, Alibaba, representing approximately 27.8% of the net rentable area, is paying rent for the 7th, 8th, and 9th floors, but is occupying only the 7th and 8th floors, and is offering the 9th floor space for sublease.

(126)	The Mortgaged Property consists primarily of office space, but also includes retail space (representing 9.0% of underwritten gross income) and eight affordable housing apartment units (representing 1.0% of underwritten gross income). Pursuant to a recorded regulatory agreement, such apartments units are subject to limitations on their tenancy and rent for a term of 59 years (which commenced in 2017).

(127)	With respect to the Spring Glen Apartments Mortgage Loan, 27 tenants at the related Mortgaged Property, representing approximately 28.4% of the units, lease their units pursuant to month-to-month leases, and 45 tenants, representing approximately 47.5% of the units, lease their units pursuant to leases with original terms of six months. In addition, the related loan agreement requires lender approval for any residential lease that does not have an initial term of at least nine months and a total term of not more than two years; provided, however, residential leases with an initial term of not less than six months will be permitted without lender approval, so long as the number of such leases at any given time does not exceed 10% of the total number of residential units at the Mortgaged Property.

(128)	The increase from Most Recent NOI (if past 2019) ($) to Underwritten NOI ($) is primarily due to the inclusion of (i) contractual rent steps through January 1, 2022 ($139,494) and (ii) straight line rent steps for First Republic Bank through the 10-year ARD period ($580,023).

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

SIGNIFICANT LOAN SUMMARIES

B-1

LOAN #1: 860 WASHINGTON

LOAN #1: 860 WASHINGTON

LOAN #1: 860 WASHINGTON

MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS
860 Washington
860 Washington Street
New York, NY 10014
CHELSEA
MEATPACKING DISTRICT
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WEST VILLAGE
HIGH LINE
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Church of the Guardian Angels
500 W 21st Condos
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61 Ninth Ave Development
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315 Hudson
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One Jackson Square
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Metropolitan Duane United Methodist
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BROOKLYN

LOAN #1: 860 WASHINGTON

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		JPMCB/GACC
Location (City/State)	New York, New York		Cut-off Date Balance		$116,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF		$989.51
Size (SF)	117,230		Percentage of Initial Pool Balance		7.6%
Total Occupancy as of 11/1/2020	96.6%		Number of Related Mortgage Loans		5
Owned Occupancy as of 11/1/2020	96.6%		Type of Security		Leasehold
Year Built / Latest Renovation	2016 / NAP		Mortgage Rate		2.40000%
Appraised Value(1)	$240,000,000		Original Term to Maturity (Months)		120
Appraisal Date	12/1/2020		Original Amortization Term (Months)		NAP
Borrower Sponsors(2)	Meadow Partners and		Original Interest Only Period (Months)		120
	California Public Employees’ Retirement System		First Payment Date		2/6/2021
Property Management	860 Washington GORP Manager LLC		Maturity Date		1/6/2031
	and Property Group Partners LLC

Underwritten Revenues	$21,866,809
Underwritten Expenses	$7,925,179		Escrows(3)
Underwritten Net Operating Income (NOI)	$13,941,629			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,937,269		Taxes	$0	$237,646
Cut-off Date LTV Ratio	48.3%		Insurance	$0	$0
Maturity Date LTV Ratio	48.3%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	4.94x / 4.58x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.0% / 11.2%		Other(4)	$196,050	$166,667

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$116,000,000	48.8%	Purchase Price	$232,000,000	96.9%
Borrower Sponsor Equity	123,318,778	51.5%	Closing Costs	7,122,728	3.0%
			Upfront Reserves	196,050	0.1%
Total Sources	$239,318,778	100.0%	Total Uses	$239,318,778	100.0%

(1)	The Appraised Value represents the “as-is” appraised value, as of December 1, 2020.

(2)	The nonrecourse carveout guarantor is Gotham Office Realty Partnership LLC, a joint venture between Meadow Partners and the California Public Employees’ Retirement System.

(3)	See “—Escrows” below.

(4)	Other Upfront Escrows represents reserves for unfunded obligations. Other Monthly Escrows represents reserves for the ground lease.

■	The Mortgage Loan. The mortgage loan (the “860 Washington Loan”) is secured by a first mortgage encumbering the borrower’s leasehold interest in a Class A mixed use building located in New York, New York (the “860 Washington Property”). The 860 Washington Loan accrues interest at an interest rate of 2.40000% per annum, and has an original principal balance and an outstanding principal balance as of the Cut-off Date of $116,000,000. The 860 Washington Loan, with an original term of 120 months, has a remaining term of 119 months, and is interest only for the full term. The scheduled maturity date of the 860 Washington Loan is the due date in January 2031. Voluntary prepayment of the 860 Washington Loan is permitted on or after September 6, 2030 without a payment of any prepayment premium. Provided no event of default under the 860 Washington Loan documents is continuing, defeasance of the 860 Washington Loan is permitted at any time after the earlier of (a) the second anniversary of the Benchmark 2021-B23 securitization closing date and (b) February 6, 2024.

■	The Mortgaged Property. The 860 Washington Property is a recently built 117,230 SF Class A mixed use complex in New York, New York. Built in 2016, the 860 Washington Property features a glass curtain wall façade, while office and retail spaces have slab-to-slab heights of 11’3” and 24’8”, respectively. The 860 Washington Property consists of office space located on the 2nd through 10th floors, with a terrace on the fourth floor that is exclusive to the single tenant on that floor, Delos, and ground floor retail space leased to Tesla Motors New York, LLC (“Tesla”). The office space features primarily single floor tenants, with one multi-tenant layout on the 6th floor. The column free spacing throughout the office component and protection of views based on the location adjacent to the High Line provides an abundance of light and air into the building.

The largest tenant by underwritten base rent, Tesla (10,967 SF; 9.4% of NRA; 26.7% of UW Base Rent), was founded in 2003 and designs, develops, manufactures, leases, and sells electric vehicles, and energy generation and storage systems. Tesla’s space at the 860 Washington Property represents Tesla’s only Manhattan store. Tesla operates in two segments: automotive and energy generation/storage. In the third quarter of 2020, Tesla posted a total gross profit of $2.063 billion, representing a 73% increase over the third quarter of 2019. Tesla has steadily grown its automotive presence over the past few years, increasing its 2020 vehicle production to 139,593 deliveries made in the third quarter of 2020, approximately 44% higher than the third quarter of 2019 and the highest it had ever recorded in a single quarter. The tenant signed a lease for its expansion premises in 2017; however, it is unclear due to COVID-19 if and when Tesla will move forward with the expansion. Tesla leases the ground floor retail space at the 860 Washington Property through January 31, 2028 with two, five-year extension options.

LOAN #1: 860 WASHINGTON

The second largest tenant by underwritten base rent, Alibaba Group (U.S.) Inc. (“Alibaba”) (32,559 SF; 27.8% of NRA; 21.6% of UW Base Rent), is the largest online commerce company in the world based on gross merchandise value. Founded in 1999, Alibaba operates through four segments: core commerce, cloud computing, digital media and entertainment, and innovation initiatives and others, primarily providing online and mobile commerce to businesses internationally. Alibaba continues to expand, with revenues of approximately $45.5 billion in the first half of 2020, a 32% increase from the first half of 2019. Alibaba leases the 7th, 8th, and 9th floors of the 860 Washington Property, but is currently only occupying the 7th and 8th floors and is offering the 9th floor space for sublease. Alibaba continues to pay rent for the 9th floor space. Its lease is set to expire on December 31, 2027, and it has one, five-year extension option.

The third largest tenant by underwritten base rent, Baker Brothers Advisors, LP (“Baker Brothers”) (24,056 SF; 20.5% of NRA; 18.2% of UW Base Rent), is a privately-owned hedge fund sponsor that provides services to university endowments, foundations, and families. Founded in 2001, the firm primarily invests in life sciences companies. As of December 31, 2019, Baker Brothers had approximately $23.6 billion assets under management. It leases the entire 3rd and 10th floors at the 860 Washington Property. Baker Brothers’ lease is set to expire on February 28, 2030, and they have one, five-year extension option.

■	COVID-19 Update. As of January 18, 2021, the 860 Washington Property is open and operational, however the majority of the building’s tenants are working remotely. As of November 2020, the 860 Washington Property was 96.6% leased. Since March 2020, tenants at the 860 Washington Property have paid 100% of contractual rent. Reportedly, Tesla asked for rent deferrals across many of its showrooms including the 860 Washington Property, but that request was denied by the borrower sponsor. No other tenant has requested rent relief. The first payment date of the 860 Washington Loan Combination is February 6, 2021, the 860 Washington Loan Combination is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 860 Washington Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Tesla	NR/B3/BB	10,967	9.4%	$5,701,490	26.7%	$519.88	1/31/2028	2, 5-year options
Alibaba	A+/A1/A+	32,559	27.8%	4,595,160	21.6%	141.13	12/31/2027	1, 5-year option
Baker Brothers	NR/NR/NR	24,056	20.5%	3,890,147	18.2%	161.71	2/28/2030	1, 5-year option
Delos	NR/NR/NR	21,706	18.5%	3,524,295	16.5%	162.37	2/28/2027	1, 5-year option
Social Finance	NR/NR/NR	13,067	11.1%	2,133,580	10.0%	163.28	6/30/2028	1, 5-year option
LG Capital	NR/NR/NR	6,134	5.2%	785,152	3.7%	128.00	12/31/2027	None
Expa, LLC	NR/NR/NR	4,743	4.0	687,735	3.2	145.00	12/31/2027	None
Total / Wtd. Avg.		113,232	96.6%	$21,317,558	100.0%	$188.26
Vacant		3,998	3.4	0
Total / Wtd. Avg. All Owned Tenants		117,230	100.0%	$21,317,558

(1)	Based on the rent roll dated November 1, 2020.

(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 860 Washington Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	65,142	55.6%	55.6%	$9,592,342	45.0%	$147.25	4
2028	24,034	20.5%	76.1%	$7,835,070	36.8%	$326.00	2
2029	0	0.0%	76.1%	$0	0.0%	$0.00	0
2030	24,056	20.5%	96.6%	$3,890,147	18.2%	$161.71	1
2031	0	0.0%	96.6%	$0	0.0%	$0.00	0
2032 & Thereafter	0	0.0%	96.6%	$0	0.0%	$0.00	0
Vacant	3,998	3.4%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	117,230	100.0%		$21,317,558	100.0%	$188.26	7

(1)     Based on the underwritten rent roll dated November 1, 2020.

LOAN #1: 860 WASHINGTON

The following table presents certain information relating to historical leasing at the 860 Washington Property:

Historical Leased %(1)

2017	2018	2019	As of 11/1/2020(2)
91.7%	91.7%	92.5%	96.6%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated November 1, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 860 Washington Property:

Cash Flow Analysis(1)(2)

	2018	2019	Underwritten	Underwritten $ per SF
Base Rent(3)	$18,987,726	$19,503,308	$21,317,558	$181.84
Vacant Income	0	0	219,890	1.88
Reimbursements	779,262	1,383,478	1,480,245	12.63
Vacancy & Credit Loss(4)	0	0	(1,150,885)	(9.82)
Concessions	(3,380,488)	(83,466)	0	0.00
Parking Income	7,190	325	0	0.00
Other Income	63,613	197,619	0	0.00
Effective Gross Income	$16,457,303	$21,001,264	$21,866,809	$186.53

Real Estate Taxes	$2,421,467	$2,481,733	$2,851,747	24.33
Insurance	133,936	134,030	138,807	1.18
Management Fee	456,139	583,788	656,004	5.60
Other Operating Expenses	2,146,970	2,240,773	4,278,621	36.50
Total Operating Expenses	$5,158,512	$5,440,324	$7,925,179	$67.60

Net Operating Income	$11,298,791	$15,560,940	$13,941,629	$118.93
TI/LC	0	0	980,914	8.37
Capital Expenditures	0	0	23,446	0.20
Net Cash Flow	$11,298,791	$15,560,940	$12,937,269	$110.36

Occupancy	91.7%	92.5%	96.6%
NOI Debt Yield	9.7%	13.4%	12.0%
NCF DSCR(5)	4.00x	5.51x	4.58x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	More recent financials are not available as a result of the acquisition financing of the 860 Washington Property.

(3)	Based on in-place rent roll dated November 1, 2020.

(4)	Represents an underwritten economic vacancy of 5.0%.

(5)	Based on the interest only debt service payments of the 860 Washington Loan.

■	Appraisal. According to the appraisal, the 860 Washington Property has an “as-is” appraised value of $240,000,000 as of December 1, 2020.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$230,000,000	N/A	4.75%
Discounted Cash Flow Approach	$240,000,000	5.75%	5.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated December 18, 2020 identified a controlled recognized environmental condition at the 860 Washington Property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus for more information. See “—The Borrower” below.

■	Market Overview and Competition. The 860 Washington Property location features major crosstown thoroughfares as well as public attractions. The area benefits from one of New York’s most well-known food halls, Chelsea Market, and is served by the constant foot traffic exiting from the High Line Elevated Park, which is adjacent to the 860 Washington Property. The 860 Washington Property is located within a five-minute walk of the A, C, E, and L trains at the 14th Street station and is within a couple of blocks from the Westside Highway.

LOAN #1: 860 WASHINGTON

The 860 Washington Property is located within the Hudson Square/Meatpacking submarket in the greater Manhattan office market. The Hudson Square/Meatpacking office submarket contains 11.4 million SF of office space and is defined as Canal Street to 14th Street, and Hudson River to Sixth Avenue. The Hudson Square/Meatpacking office submarket vacancy as of the third quarter of 2020 has increased by 50 basis points year-over-year to 3.5%. Class A vacancy in the third quarter of 2020 was 2.4%, the third lowest it has been since the first quarter of 2014. According to the appraisal, the competitive supply in the Hudson Square/Meatpacking submarket currently totals 3,020,397 SF with average asking rents of $140.94 per SF. According to the appraisal, the estimated average household income in 2020 within a 0.25-, 0.5-, and 1-mile radius of the 860 Washington Property was $115,266, $172,577, and $172,909, respectively. The appraisal also identified 15 office lease comparables for the 860 Washington Property. Base rents for the 15 office lease comparables ranged from $105.00 to $160.00 per SF with an average of $135.68 per SF. The appraisal’s concluded market rents ranged from $145.00 to $165.00 per SF, varying by the floor of the 860 Washington Property. These concluded office market rents are in line with the 860 Washington Property’s weighted average in-place office rent of $151.40 per SF.

Summary of Appraisal’s Concluded Office Market Rent(1)

Floor(s)	Appraisal’s Concluded Office Market Rent PSF
2-3	$145.00
4	$165.00
5-10	$150.00

(1)	Source: Appraisal.

The following table presents certain information relating to the primary office competition for the 860 Washington Property:

Competitive Set - Comparable Office Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (years)	Base Rent Per SF
860 Washington Hudson Square/Meatpacking, Midtown South	Various	101,254	Various	Various	$151.40
60-74 Gansevoort Street Hudson Square/Meatpacking, Midtown South	Match.com	40,569	May-20	11.3	$118.00
40 Tenth Avenue Hudson Square/Meatpacking, Midtown South	RTW Investments	14,082	Mar-20	10.0	$145.00
40 Tenth Avenue Hudson Square/Meatpacking, Midtown South	Aquarian	13,766	Feb-20	10.5	$147.00
90 Fifth Avenue Chelsea, Midtown South	App Academy	12,602	Feb-20	5.2	$105.00
512 West 22nd Street Chelsea, Midtown South	Next Jump Media	41,300	Dec-19	10.8	$150.00
415 West 13th Street Hudson Square/Meatpacking, Midtown South	Affirmation Arts Limited	7,205	Nov-19	10.8	$110.00
412 West 15th Street Chelsea, Midtown South	Hunter Creek Advisors	6,092	Sep-19	10.5	$155.00
550 Washington Street Hudson Square/Meatpacking, Midtown South	Google	1,257,529	Sep-19	17.0	$125.82
412 West 15th Street Chelsea, Midtown South	Untitled Investments, LP	6,930	Jul-19	8.9	$134.00
809 Broadway Noho/Soho, Midtown South	WestCap Management	3,345	Jul-19	5.3	$130.00
300 Lafayette Street Noho/Soho, Midtown South	Microsoft Corporation	63,346	Apr-19	16.5	$160.00
875 Washington Street Hudson Square/Meatpacking, Midtown South	Soho Works	52,932	Apr-19	15.7	$133.09
412 West 15th Street Chelsea, Midtown South	XN Strategic, LLC	6,092	Mar-19	10.9	$135.00
40 Tenth Avenue Hudson Square/Meatpacking, Midtown South	Starwood	14,258	Mar-19	11.0	$150.00
61 Ninth Avenue Hudson Square/Meatpacking, Midtown South	Aetna	142,342	Jul-18	12.3	$137.27

(1)	Source: Appraisal.

LOAN #1: 860 WASHINGTON

The appraisal identified 14 comparable retail leases for the 860 Washington Property. Base rents for the 14 retail leases ranged from $310.75 to $718.75 per SF, with an average of $456.54 per SF. The appraisal concluded a market rent of $450.00 per SF for the retail space at the 860 Washington Property.

The following table presents certain information relating to the primary retail competition for the 860 Washington Property:

Competitive Set - Comparable Retail Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (years)	Base Rent Per SF
860 Washington, Meatpacking District, Manhattan, NY	Tesla	10,967	Q3 2016 / Q2 2017	Various	$504.74
2 Ninth Avenue, Meatpacking District, Manhattan, NY	Lucid Motors	3,200	Q2 2020	10.0	$718.75
33 Ninth Avenue, Meatpacking District, Manhattan, NY	Tourneau (Rolex)	3,941	Q1 2020	10.0	$545.55
64 Gansevoort Street, Meatpacking District, Manhattan, NY	Frame Denim	2,074	Q3 2019	10.0	$336.75
50 Gansevoort Street, Meatpacking District, Manhattan, NY	Brunello Cucinelli	2,053	Q3 2019	10.0	$345.10
62 Gansevoort Street, Meatpacking District, Manhattan, NY	Belstaff	2,089	Q2 2019	12.0	$346.78
875 Washington Street, Meatpacking District, Manhattan, NY	Vans	2,000	Q3 2018	5.0	$397.50
33 Ninth Avenue, Meatpacking District, Manhattan, NY	MadMen	3,995	Q3 2018	10.0	$500.00
3 Ninth Avenue, Meatpacking District, Manhattan, NY	Loro Piana	1,700	Q2 2018	10.0	$380.88
48-54 Ninth Avenue, Meatpacking District, Manhattan, NY	Verizon	757	Q2 2018	10.0	$431.14
412 West 14th Street, Meatpacking District, Manhattan, NY	Lexus	4,754	Q2 2018	10.0	$576.30
40 Tenth Avenue, Meatpacking District, Manhattan, NY	Genesis by Hyundai	9,500	Q4 2017	10.0	$628.00
61 Ninth Avenue, Meatpacking District, Manhattan, NY	Starbucks Reserve Roastery	10,000	Q3 2017	20.0	$524.00
807 Washington Street, Meatpacking District, Manhattan, NY	Reign	1,562	Q3 2017	10.0	$310.75
823 Washington Street, Meatpacking District, Manhattan, NY	Caudalie	800	Q1 2017	10.0	$350.00

(1)	Source: Appraisal.

■	The Borrower. The borrower is 860 Washington GORP Property LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 860 Washington Loan.

The non-recourse carveout guarantor is Gotham Office Realty Partnership LLC, a joint venture between the borrower sponsors, which are Meadow Partners and the California Public Employees’ Retirement System (“CalPERS”). Founded in 2009 by Jeff Kaplan, Tim Yantz, and Andrew McDaniel, Meadow Partners is a private real estate investment firm based in New York City and London that manages a series of closed-end funds and separate accounts on behalf of institutional investors. The firm specializes in middle-market transactions in all sectors and across the risk spectrum. Since inception, Meadow Partners has invested over $1.5 billion of equity and has acquired more than $5 billion of real estate assets in its target markets of New York City, Washington, D.C., London, and Paris. CalPERS is the nation’s largest public pension fund, serving more than 2 million members in the retirement system and 1.5 million members and their families in their health program. As of June 30, 2020, CalPERS held approximately $37.4 billion of their $389.0 billion assets in real estate.

LOAN #1: 860 WASHINGTON

The borrower is affiliated with the borrowers under the Station Park and Station Park West mortgage loan, The Village at Meridian mortgage loan, The Trails at Silverdale mortgage loan and Treasure Valley Marketplace mortgage loan, all of which include California State Teachers Retirement System (CalSTRS) among their sponsors. Both CalSTRS and CalPERs are government agencies of the State of California and are overseen by the California Government Operation Agency.

■	Escrows. At loan origination of the 860 Washington Loan, the borrower funded a reserve of $196,050 for unfunded obligations related to two tenant leases.

Tax Reserve – On each due date, the borrower is required to deposit into the tax and insurance escrow fund 1/12 of the taxes that will be payable during the ensuing twelve months.

Insurance Reserve – On each due date, if the liability or casualty policy maintained by the borrower covering the 860 Washington Property does not constitute an approved blanket or umbrella policy, the borrower is required to deposit into the tax and insurance escrow fund 1/12 of the estimated insurance premiums estimated to be payable for the renewal of coverage.

Ground Lease Reserve – On each due date, the borrower is required to deposit into the ground lease reserve fund 1/12 of the rents that will be payable during the ensuing 12 months.

Replacement Reserve – On each due date occurring during the continuance of a Cash Sweep Period (as defined below), the borrower is required to deposit $1,954 into the replacement reserve fund for replacements and repairs required to be made to the 860 Washington Property during the calendar year.

TI/LC Reserve – On each due date occurring during the continuance of a Cash Sweep Period, the borrower is required to deposit $48,846 into the rollover reserve account for tenant improvement and leasing commission obligations incurred following the loan origination date.

Specified Tenant Reserve – On each due date during a Specified Tenant Collection Period (as defined below), the borrower shall deposit with the lender an amount equal to the lesser of (a) 1/12th of the total rentable square feet of the applicable specified tenant space multiplied by $100.00, and (b) the available cash flow for the applicable month after payment of the monthly debt service payment amount, monthly reserve payments, and actual operating expenses at the 860 Washington Property.

■	Lockbox and Cash Management. The 860 Washington Loan is structured with a hard lockbox and in-place cash management. The borrower was required at loan origination to send tenant direction letters instructing the tenants to deposit rents directly into a lender-approved lockbox account (the “Clearing Account”). In addition, all funds on deposit in the Clearing Account are required to be transferred to the cash management account once every business day, and applied and disbursed in accordance with the 860 Washington Loan documents. If no Cash Sweep Period is ongoing, amounts on deposit in the cash management account are required to be applied each month to make required monthly disbursements into the tax reserve, the ground lease reserve, and the insurance reserve with any remainder being disbursed to the borrower.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the occurrence of a Cash Sweep Event Cure (as defined below) with respect to the applicable Cash Sweep Event, or (b) the payment in full of all principal and interest on the 860 Washington Loan and all other amounts payable under the 860 Washington Loan documents or defeasance of the 860 Washington Loan in accordance with the terms and provisions of the 860 Washington Loan documents.

A “Cash Sweep Event” means the occurrence of (a) an event of default, (b) any bankruptcy action of the borrower, (c) the commencement of a Debt Yield Trigger Period (as defined below), or (d) the commencement of a Lease Sweep Period (as defined below).

A “Cash Sweep Event Cure” means (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (ii) with respect to clause (c) above, a Debt Yield Cure (as defined below), or (c) with respect to clause (d) above, a Lease Sweep Event Cure; provided that such Cash Sweep Event Cure will be subject to the following conditions, (1) no event of default has occurred and is continuing under the 860 Washington Loan documents, (2) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure, including reasonable attorney’s fees and expenses, and (3) in no event will the borrower be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrower.

LOAN #1: 860 WASHINGTON

A “Debt Yield Trigger Period” means a period (a) commencing on the occurrence of a debt yield (to be tested quarterly) being less than 8.0% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon the trailing 12-month period immediately preceding such date of determination (other than with respect to the rental income component of the debt yield calculation, which component shall be based on in-place rents annualized as of the applicable date of calculation), as determined by the lender; provided, however, upon certain events described in the 860 Washington Loan documents, including, among other events, such tenant having delivered a notice of termination or, in certain circumstances as described the 860 Washington Loan documents, such tenant having gone dark, the net operating income as of the most recent calculation date may be immediately adjusted downward by the lender and, to the extent such adjustment results in a debt yield that is below 8.0%, a Debt Yield Trigger Period will immediately commence; and continuing until (b) (i) no event of default is continuing and (ii) either: (x) the achievement of a debt yield of 8.0% for one calendar quarter immediately preceding the date of determination based upon the trailing 12-month period immediately preceding such date of determination (other than with respect to the rental income component of the debt yield calculation, which component shall be based on in-place rents annualized as of the applicable date of calculation), as determined by the lender or (y) the borrower delivers cash or a letter of credit in an amount that would be sufficient if the same were to be deducted from the principal balance of the 860 Washington Loan to cause the debt yield to equal 8.0% (each of the events described in the foregoing clause (b), a “Debt Yield Cure”).

A “Lease Sweep Period” means each period (a) commencing on the occurrence of either (or both) of Tesla failing to exercise the renewal option set forth in its lease on or before the date that is 15 months prior to the earliest stated expiration of the lease (a “Tesla Event”) and/or Alibaba failing to exercise the renewal option set forth in its lease on or before the date that is 12 months prior to the earliest stated expiration of the lease (an “Alibaba Event”), and Delos fails to exercise the renewal option set forth in its lease on or before the date that is 18 months prior the earliest stated expiration of the its lease (each of the events described in the foregoing clause (a), a “Lease Sweep Event”); and continuing until (b) the earlier to occur of (i) (x) all Specified Tenant Collection Periods have been cured in accordance with the terms hereof and (y) a portion of the space (each, a “Specified Tenant Space”) demised under the lease of Tesla, Alibaba and/or Delos (each, a “Specified Tenant Lease”) (i.e. the Specified Tenant Space demised pursuant to the Specified Tenant Leases with respect to which a Specified Tenant Collection Period has occurred) has been re-tenanted pursuant to one or more qualified leases (each, a “Qualified Lease”) which satisfy certain occupancy conditions, including, without limitation, the entire applicable Specified Tenant Space is tenanted under one or more Qualified Leases, and (taking into account such Qualified Leases), the debt yield equals or exceeds 8.0% (each of the events described in the foregoing clause (b), a “Lease Sweep Event Cure”).

A “Specified Tenant Collection Period” means a period (a) commencing on the first due date following the occurrence of (i) a Tesla Event, (ii) an Alibaba Event, or (iii) a Lease Sweep Event; and (b) ending upon the first to occur of the following (i) the entirety of the square footage of space occupied by the tenant for which a Specified Tenant Collection Period is ongoing (excluding the square footage of space occupied pursuant to the Delos lease if no Lease Sweep Period is ongoing) is leased pursuant to one or more Qualified Leases and sufficient funds have been deposited in the specified tenant reserve account required under the 860 Washington Loan documents (the “Specified Tenant Reserve Account”) to satisfy any free rent periods, leasing expenses, and/or rent abatements, (ii) the tenant for which a Specified Tenant Collection Period is ongoing (excluding the square footage of space occupied pursuant to the Delos lease if no Lease Sweep Period is ongoing) exercises its renewal or extension option with respect to all of its space (excluding the square footage of space occupied pursuant to the Delos lease if no Lease Sweep Period is ongoing) and sufficient funds have been deposited in the Specified Tenant Reserve Account to satisfy any free rent periods, leasing expenses, and/or rent abatements, or (iii) the date on which the amount in the Specified Tenant Reserve Account collected is equal to $100 per square foot of space occupied by the tenant for which the Specified Tenant Collection Period is ongoing (excluding the square footage of space occupied pursuant to the Delos lease if no Lease Sweep Period is ongoing).

■	Property Management. The 860 Washington Property is managed by 860 Washington GORP Manager LLC, an affiliate of the borrower, and Property Group Partners LLC.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

LOAN #1: 860 WASHINGTON

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 860 Washington Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following casualty. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

■	Ground Lease. The 860 Washington Property is subject to a ground lease (the “Ground Lease”) between Eight60 LLC, as the lessor, and the borrower, as the ground lessee, with a term of 99 years from the date of the Ground Lease, December 11, 2020. The annual ground lease payment, payable in equal monthly installments, will be $2,000,000 for years 1-5, $2,128,164 for years 6-10, and $2,292,637 for years 11-15. The Ground Lease provides a customary set of mortgagee protections.

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Loan #2: millennium corporate park

Loan #2: millennium corporate park

Millennium Corporate Park
18200-18700 Northeast Union Hill Road
Redmond, WA 98052
NORTH ROSE HILL
WILLOW-ROSE HILL
EDUCATION HILL
HARMON RIDGE
BEAR CREEK
SOUTH ROSE HILL
Redmond
Microsoft Millennium Corporate Park
Swedish Redmond Campus
DOWNTOWN REDMOND STATION
SOUTHEAST REDMOND STATION
SOUNDTRANSIT
EAST LINK EXTENSION
BRIDLE TRAILS
OVERLAKE
REDMOND TECHNOLOGY CENTER STATION
Microsoft Campus -West
Microsoft Headquarters
INTERLAKE
OVERLAKE VILLAGE STATION
SOUNDTRANSIT
SOUTH KIRKLAND-ISSAQUAH EXTENSION
SPRING DISTRICT STATION
BEL-RED STATION
WILBURTON STATION
Bellevue
CROSSROADS
LAKE HILLS
NE 24TH ST
NE 8TH ST
NE 85TH ST
NE 70TH ST
REDMOND-FALL CITY RD NE
MAP © 2021 CARTIFACT
Seattle
Bellevue
Kirkland
Redmond

Loan #2: millennium corporate park

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Redmond, Washington	Cut-off Date Balance(2)	$105,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$245.79
Size (SF)	537,046	Percentage of Initial Pool Balance	6.9%
Total Occupancy as of 10/1/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1999-2000, 2014 / NAP	Mortgage Rate	3.03200%
Appraised Value	$216,700,000	Original Term to Maturity (Months)	60
Appraisal Date	11/18/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	Vanbarton Group LLC	Original Interest Only Period (Months)	60
Property Management	CBRE, Inc.	First Payment Date	2/6/2021
Maturity Date	1/6/2026

Underwritten Revenues	$16,787,509
Underwritten Expenses	$3,539,016	Escrows(3)
Underwritten Net Operating Income (NOI)	$13,248,492	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$12,720,483	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	60.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	60.9%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.26x / 3.13x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.0% / 9.6%	Other(4)	$9,568,123	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$132,000,000	58.1%	Purchase Price	$217,000,000	95.5%
Principal’s New Cash Contribution	95,168,385	41.9	Upfront Reserves	9,568,123	4.2
Origination Costs	600,262	0.3
Total Sources	$227,168,385	100.0%	Total Uses	$227,168,385	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Millennium Corporate Park Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $105,000,000 represents the controlling Note A-1 of the $132,000,000 Millennium Corporate Park Loan Combination, which is evidenced by two pari passu notes. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Other upfront reserve represents unfunded obligations to third parties, such as unpaid tenant allowances, leasing commissions, free rent and gap rent.

■	The Mortgage Loan. The mortgage loan (the “Millennium Corporate Park Loan”) is part of a loan combination (the “Millennium Corporate Park Loan Combination”) consisting of two pari passu notes with an outstanding aggregate principal balance of $132,000,000 and is secured by a first deed of trust encumbering the borrower’s fee simple interest in an office property located in Redmond, Washington (the “Millennium Corporate Park Property”). The Millennium Corporate Park Loan, evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $105,000,000 and represents approximately 6.9% of the Initial Pool Balance. The Millennium Corporate Park Loan Combination was originated by Goldman Sachs Bank USA on December 17, 2020. The Millennium Corporate Park Loan Combination has an interest rate of 3.03200% per annum. The borrower utilized the proceeds of the Millennium Corporate Park Loan Combination to acquire the Millennium Corporate Park Property, fund upfront reserves and pay origination costs.

The Millennium Corporate Park Loan Combination had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Millennium Corporate Park Loan Combination requires payments of interest only for the entire term of the Millennium Corporate Park Loan Combination. The stated maturity date is the due date in January 2026. Voluntary prepayment of the Millennium Corporate Park Loan Combination is permitted on or after September 6, 2025. The borrower has the option to defease the entire $132,000,000 principal balance of the Millennium Corporate Park Loan Combination in whole (but not in part) on or after the first due date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 17, 2023.

Loan #2: millennium corporate park

The table below summarizes the promissory notes that comprise the Millennium Corporate Park Loan Combination. The relationship between the holders of the Millennium Corporate Park Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$105,000,000	$105,000,000	BMARK 2021-B23	Yes
A-2	27,000,000	27,000,000	GSBI(1)	No
Total	$132,000,000	$132,000,000

(1)	Expected to be contributed to one or more future securitizations.

■	The Mortgaged Property. The Millennium Corporate Park Property consists of six, 2-3 story office buildings totaling 537,046 SF located in Redmond, Washington. The Millennium Corporate Park Property was built in 1999-2000 and 2014 on a 29.75-acre site, located in Seattle’s office submarket. Based on the rent roll dated October 1, 2020, the Millennium Corporate Park Property is currently 100% leased.

Microsoft Corp. (“Microsoft”) (479,193 SF; 89.2% of NRA; 88.5% of UW Base Rent) is the largest tenant based on NRA at the Millennium Corporate Park Property. Microsoft occupies space in all six buildings, with leases beginning between 1999-2014 and expiring between 2022-2028. Each of Microsoft’s six leases has two, 3-year or 5-year renewal options. Founded in 1975, Microsoft is the world’s largest software company with over $130 billion in LTM revenues. Microsoft offers a wide range of software products and services including the Windows operating system.

Golder Associates, Inc. (“Golder”) (36,965 SF; 6.9% of NRA; 7.0% of UW Base Rent) is the second largest tenant based on NRA at the Millennium Corporate Park Property and has been in occupancy since June 1999. Golder’s lease expires in March 2024 and has one, 5-year renewal option. Golder is an employee-owned global company providing energy consulting, design, and construction services. Golder operates in over 155 offices in Africa, Asia, Australia, Europe, North America, and South America.

Quantrarium, LLC (11,798 SF; 2.2% of NRA; 2.6% of UW Base Rent) is the third largest tenant based on NRA at the Millennium Corporate Park Property. Quantrarium, LLC is a technology company specializing in artificial intelligence driven valuations, data, analytics, and innovation.

■	COVID-19 Update. As of January 14, 2021 the Millennium Corporate Park Property is open with tenants working remotely. 100% of tenants by SF and UW Base Rent paid their November and December 2020 rent payments. As of January 14, 2020, the Millennium Corporate Park Loan is not subject to any modification or forbearance requests.

Loan #2: millennium corporate park

The following table presents certain information relating to the tenants at the Millennium Corporate Park Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Microsoft Corp.	AA+ / Aaa / AAA	479,193	89.2%	$11,584,008	88.5%	$24.17	Various(3)	Various(4)
Golder Associates, Inc.	NR / NR / NR	36,965	6.9	921,168	7.0	$24.92	3/31/2024	1, 5-year option
Quantrarium, LLC	NR / NR / NR	11,798	2.2	339,192	2.6	$28.75	7/31/2024	1, 5-year option
People Tech Group	NR / NR / NR	7,992	1.5	239,760	1.8	$30.00	8/31/2024	NAP
CBRE Management Office	NR / NR / NR	1,098	0.2	0	0.0	$0.00	12/31/2039	NAP
Largest Tenants		537,046	100.0%	$13,084,128	100.0%	$24.36
Vacant Space		0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		537,046	100.0%	$13,084,128	100.0%	$24.36

(1)	Based on the underwritten rent roll dated October 1, 2020.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Microsoft Corp. occupies 130,805 SF expiring on May 31, 2022, 148,545 SF expiring on May 31, 2024 and 199,843 SF expiring on April 30, 2028.

(4)	Microsoft Corp. leases have two, 3-year or 5-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Millennium Corporate Park Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	130,805	24.4	24.4%	2,944,421	22.5	$22.51	1
2023	0	0.0	24.4%	0	0.0	$0.00	0
2024	205,300	38.2	62.6%	4,843,868	37.0	$23.59	4
2025	0	0.0	62.6%	0	0.0	$0.00	0
2026	0	0.0	62.6%	0	0.0	$0.00	0
2027	0	0.0	62.6%	0	0.0	$0.00	0
2028	199,843	37.2	99.8%	5,295,840	40.5	$26.50	1
2029	0	0.0	99.8%	0	0.0	$0.00	0
2030	0	0.0	99.8%	0	0.0	$0.00	0
2031	0	0.0	99.8%	0	0.0	$0.00	0
2032 & Thereafter	1,098	0.2	100.0%	0	0.0	$0.00	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	537,046	100.0%		$13,084,128	100.0%	$24.36	7

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll dated October 1, 2020.

The following table presents certain information relating to historical leasing at the Millennium Corporate Park Property:

Historical Leased %(1)

2017	2018	2019	As of 10/1/2020(2)
96.3%	96.3%	98.8%	100.0%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated October 1, 2020.

Loan #2: millennium corporate park

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Millennium Corporate Park Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 10/31/2020	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,118,050	$10,179,744	$11,029,280	$11,356,569	$13,084,128	$24.36
Vacant Income	0	0	0	0	0	0.00
Contractual Rent Steps	0	0	0	0	930,347	1.73
Reimbursements	2,373,187	2,990,712	3,133,322	3,233,506	3,477,404	6.48
Vacancy & Credit Loss	0	0	0	0	(705,271)	(1.31)
Other Income	900	900	900	408	900	0.00
Effective Gross Revenue	$12,492,137	$13,171,355	$14,163,501	$14,590,482	$16,787,509	$31.26
Total Operating Expenses	2,779,147	3,120,392	3,148,266	3,260,799	3,539,016	6.59
Net Operating Income	$9,712,990	$10,050,963	$11,015,235	$11,329,683	$13,248,492	$24.67
TI/LC	0	0	0	0	420,600	0.78
Capital Expenditures	0	0	0	0	107,409	0.20
Net Cash Flow	$9,712,990	$10,050,963	$11,015,235	$11,329,683	$12,720,483	$23.69

Occupancy	96.3%	96.3%	98.8%	100.0%	100.0%
NOI Debt Yield	7.4%	7.6%	8.3%	8.6%	10.0%
NCF DSCR	2.39x	2.48x	2.71x	2.79x	3.13x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on annualized in-place rents as of October 1, 2020, with contractual rent steps through March 31, 2022.

■	Appraisal. According to the appraisal, the Millennium Corporate Park Property had an “as-is” appraised value of $216,700,000 as of November 18, 2020. The appraisal also concluded to an “as dark” value of $176,100,000 as of November 18, 2020.

■	Environmental Matters. According to the Phase I environmental report dated as of October 21, 2020, there are no recognized environmental conditions or recommendations for further action at the Millennium Corporate Park Property.

■	Market Overview and Competition. The Millennium Corporate Park Property is located in Redmond, Washington. According to the appraisal, the Millennium Corporate Park Property is located within Washington’s Redmond submarket, a hub for technology and entrepreneurial start-ups. The Millennium Corporate Park Property is considered a Class B office park in the Redmond submarket.

The Millennium Corporate Park Property is located in the Redmond submarket, which contains 7,646,728 SF of office inventory. During the third quarter of 2020, asking rents in the Redmond submarket declined by 0.5% to an average of $35.42. Since the third quarter of 2019, asking rents have increased by 11.5%, up from $31.78. According to the appraisal, occupancy rates in the Redmond office submarket have remained relatively stable over the past year. In the third quarter of 2020, 96% of all office space was occupied compared to 95.8% occupancy in the third quarter of 2019.

The following table presents certain information relating to the primary office competition for the Millennium Corporate Park Property:

Competitive Set(1)

Property Name	City / State	Building SF	NOI/SF	Year Built / Renovated	Occupancy
Millennium Corporate Park	Redmond, WA	537,032	$23.89	1999, 2000, 2014 / NAP	100.0%
Sunset North	Bellevue, WA	464,061	$29.35	1999 / 2018	99.0%
90 North Campus	Bellevue, WA	262,953	$27.59	1991 / 2019	100.0%
The Offices at Riverpark	Redmond, WA	106,281	$28.92	2008 / NAP	100.0%
Redmond Technology	Redmond, WA	101,252	$21.75	2008 / NAP	100.0%
Newport Corporate Center	Bellevue, WA	998,284	$28.10	1988 / 2019	99.0%

(1)	Source: Appraisal.

Loan #2: millennium corporate park

■	The Borrower. The borrower is Millennium Strategic Venture LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Millennium Corporate Park Loan Combination. There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the Millennium Corporate Park Loan Combination.

The borrower sponsor is Vanbarton Group LLC (“Vanbarton”). Vanbarton is a privately owned, vertically integrated real estate investment and advisory firm founded in 1992 with corporate offices in New York City, San Francisco and Seattle. Vanbarton’s investments include core plus, value-add and opportunistic equity investments, preferred equity, junior participations, bridge loans, secondary market debt acquisitions and securitized credit. With $2.56 billion in assets under management, Vanbarton has a track record of investing in office, retail and multifamily within major United States markets on behalf of its institutional client base.

■	Escrows. At loan origination, the borrower deposited approximately $9,568,122.99 into a reserve for certain unfunded obligations, such as unpaid tenant allowances, leasing commissions, free rent and gap rent.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Millennium Corporate Park Trigger Period (as defined below), 1/12 of the reasonably estimated annual real estate taxes.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis during the continuance of a Millennium Corporate Park Trigger Period, 1/12 of reasonably estimated insurance premiums, unless the borrower is maintaining a blanket policy in accordance with the loan documents.

TI/LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis during the continuance of a Millennium Corporate Park Trigger Period, an amount equal to approximately $67,129.

Capital Expenditure Reserve. The borrower is required to deposit into a capital expenditure reserve, on a monthly basis during the continuance of a Millennium Corporate Park Trigger Period, an amount equal to approximately $8,951.

Microsoft Rollover Reserve. Within 10 days following the commencement of a Microsoft 2022 Reserve Period, the borrower will be required to deliver to the lender (i) an amount equal to $2,000,000 for deposit in a rollover reserve account or (ii) a notice electing to deliver on each due date an amount equal to $222,000 (subject to a cap of $2,000,000). Any amount (or portion thereof) required to be deposited into the Microsoft rollover reserve account may, at the borrower’s election, be provided in the form of one or more letters of credit.

A “Millennium Corporate Park Trigger Period” means each period (i) commencing when the debt yield (as calculated under the related loan documents), as reasonably determined by the lender as of the first day of any fiscal quarter, is less than 6.8%, and concluding when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 6.8%, and (ii) commencing upon the borrower’s failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other Millennium Corporate Park Trigger Period is continuing.

“Microsoft 2022 Reserve Period” means the period that (x) commences on August 31, 2021, unless prior to such date (i) Microsoft has either exercised its applicable renewal options under its leases on the structures at the Millennium Corporate Park Property known as “Building B” and “Building F” or (ii) the borrower delivers to the lender evidence reasonably satisfactory to the lender that Microsoft has otherwise extended the term of each of its lease on each of Building B and Building F on terms no less favorable to the borrower than would have been applicable had Microsoft exercised its renewal options under the foregoing clause (i), in each case to an expiration date at least three years beyond the scheduled expiration date set forth in each applicable lease, and (y) will terminate upon the earlier to occur of (A) the occurrence after August 31, 2021 of the event described in clause (x)(ii) of this definition and (B) satisfaction by the borrower of the Microsoft 2022 Rollover Reserve End Date Conditions.

Loan #2: millennium corporate park

“Microsoft 2022 Rollover Reserve End Date Conditions” means the delivery to the lender of evidence reasonably satisfactory to the lender establishing that: (i) the borrower has entered into lease demising at least 75% of the space in Building B and Building F to Microsoft or to tenant(s) under Qualifying 2022 Replacement Leases (provided that, if such leases are for part and not all of Building B and Building F, following the entry into such leases, the debt yield as of such date of determination is equal to or greater than the lesser of (A) the debt yield as of the origination date and (B) 9.75%); (ii) all tenant improvement costs and leasing commissions associated with such reletting have been paid in full (or reserved with the lender) and (iii) either (x) all free rent periods in excess of three months have expired or (y) the amount of any free rent for any free rent periods under such leases in excess of three months has been reserved with the lender).

“Qualifying 2022 Replacement Lease” means a lease (other than with Microsoft) with respect to Building B and/or Building F to a tenant that has been reasonably approved by the lender and for which (i) the term of such lease is at least five years past the expiration of the term of the Microsoft lease with respect to Building B or Building F as of the origination date, with no early termination rights other than for casualty or condemnation or as a customary remedy for certain events of default by the landlord thereunder, (ii) the triple-net rent owed thereunder is at least $25 per rentable square foot per annum, and (iii) the lender has reserved, as of such date of determination, an amount equal to (x) the aggregate amount of all unpaid costs of tenant inducements, tenant improvements and leasing commissions and all unexpired free rent, minus (y) the aggregate amount in the Microsoft rollover reserve account, excess cash flow account and the tenant improvement and leasing commission account.

■	Lockbox and Cash Management. The Millennium Corporate Park Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Millennium Corporate Park Property and all other money received by the borrower or the property manager with respect to the Millennium Corporate Park Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Millennium Corporate Park Trigger Period, Microsoft 2024 Reserve Period or event of default under the Millennium Corporate Park Loan Combination, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Millennium Corporate Park Trigger Period, Microsoft 2024 Reserve Period or event of default under the Millennium Corporate Park Loan Combination is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a Millennium Corporate Park Trigger Period or Microsoft 2024 Reserve Period (or, at the lender’s discretion, during an event of default under the Millennium Corporate Park Loan Combination), all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved (i) during the continuance of a Microsoft 2024 Reserve Period, in the Microsoft rollover reserve account or (ii) if no Microsoft 2024 Reserve Period is continuing, as additional collateral for the Millennium Corporate Park Loan Combination.

A “Microsoft 2024 Reserve Period” means the period that (i) commences on August 31, 2023, unless prior to such date, (a) Microsoft has either exercised its applicable renewal options under its leases on the structures at the Millennium Corporate Park Property known as “Building A” and “Building E” or (b) the borrower delivers to the lender evidence reasonably satisfactory to the lender that Microsoft has otherwise extended the term of its lease on each of Building A and Building E on terms no less favorable to the borrower than would have been applicable had Microsoft exercised its renewal options under the foregoing clause (a), in each case to an expiration date at least three years beyond the scheduled expiration date set forth in each applicable lease, and (ii) will terminate upon the earlier to occur of (A) the occurrence after August 31, 2023 of the event described in clause (i)(b) above and (A) satisfaction by the borrower of the Microsoft 2024 Rollover Reserve End Date Conditions.

“Microsoft 2024 Rollover Reserve End Date Conditions” means the delivery to the lender of evidence reasonably satisfactory to the lender establishing that: (i) the borrower has entered Qualifying 2024 Replacement Leases demising space at all or part of Building A and/or Building E such that following the entry into such leases, the debt yield as of such date of determination is equal to or greater than the lesser of (A) the debt yield as of the origination date and (B) 9.75%, (ii) all tenant improvement costs and leasing commissions associated with such reletting have been paid in full (or reserved with the lender) and (iii) either (x) all free rent periods in excess of three months have expired or (y) the amount of any free rent for any free rent period under such leases in excess of three months has been reserved with the lender).

Loan #2: millennium corporate park

A “Qualifying 2024 Replacement Lease” means a lease (other than with Microsoft) with respect to Building A and/or Building E to a tenant that has been reasonably approved by the lender for which (i) the term of such lease is at least five years past the expiration of the term of the Microsoft lease with respect to Building A or Building E as of the origination date, with no early termination rights other than for casualty or condemnation or as a customary remedy for certain events of default by the landlord thereunder, (ii) the triple-net rent owed thereunder is at least $25 per rentable square foot per annum, and (iii) the lender has reserved, as of such date of determination, an amount equal to (x) the aggregate amount of all unpaid costs of tenant inducements, tenant improvements and leasing commissions and all unexpired free rent, minus (y) the aggregate amount in the Microsoft rollover reserve account, excess cash flow account and the tenant improvement and leasing commission reserve account.

■	Property Management. The Millennium Corporate Park Property is managed on behalf of the borrower by CBRE, Inc.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Millennium Corporate Park Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related Millennium Corporate Park Loan Combination documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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LOAN #3: 360 SPEAR

LOAN #3: 360 SPEAR

LOAN #3: 360 SPEAR

360 Spear
360 Spear Street
San Francisco, CA 94105
NORTH FINANCIAL DISTRICT
SOUTH FINANCIAL DISTRICT
San Francisco Bay
Pacific Ocean
San Francisco
Oakland
San Jose
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

LOAN #3: 360 SPEAR

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	San Francisco, California	Cut-off Date Principal Balance(4)	$104,726,660
Property Type	Office/Data Center	Cut-off Date Principal Balance per SF(3)	$584.16
Size (SF)	179,277	Percentage of Initial Pool Balance	6.8%
Total Occupancy as of 12/30/2020(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/30/2020(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1924 / 2000	Mortgage Rate	2.7680625%
Appraised Value(2)	$260,000,000	Original Term to Maturity (Months)(5)	120
Appraisal Date	5/1/2022	Original Amortization Term (Months)	360
Borrower Sponsor	John R. Winther	Original Interest Only Period (Months)(5)	60
Property Management	Harvest Properties, Inc.	First Payment Date	2/6/2021
Maturity Date	1/6/2031
Underwritten Revenues	$18,490,906
Underwritten Expenses	$4,757,608	Escrows(6)
Underwritten Net Operating Income (NOI)	$13,733,298	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,464,382	Taxes	$382,011	$95,503
Cut-off Date LTV Ratio(2)(3)	40.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	33.4%	Replacement Reserves	$0	$3,735
DSCR Based on Underwritten NOI / NCF(3)	2.18x / 2.13x	TI/LC	$0	$18,675
Debt Yield Based on Underwritten NOI / NCF(3)	13.1% / 12.9%	Other(7)	$23,354,784	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$105,000,000	54.8%	Purchase Price	$165,468,922(8)	86.4%
Subordinate Loan Amount	55,000,000	28.7	Upfront Reserves	23,736,795	12.4
Mezzanine Loan Amount	25,000,000	13.1	Closing Costs	2,241,582	1.2
Sponsor Equity	6,447,300	3.4
Total Sources	$191,447,300	100.0%	Total Uses	$191,447,300	100.0%

(1)	Total and Owned Occupancy includes Vitalant (18.6% of NRA), which has a fully executed lease; however, such lease does not commence until completion of the landlord’s work for Vitalant’s space, which has not yet been completed. The borrower has advised the landlord work is expected to be completed in May 2021. There can be no assurance the Vitalant lease will commence as expected or at all.

(2)	Based on the “As Stabilized” value of $260.0 million as of May 1, 2022. The “As Stabilized” value assumes all contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled and all tenants are paying unabated rent. At loan origination, the borrower reserved with the lender a gap and free rent reserve of approximately $6,703,964, an unfunded obligations reserve of approximately $8,608,319 and a holdback reserve for Vitalant of $8,042,501. The appraisal also concluded an “As Is” appraised value of $236.0 million, which results in a Cut-off Date LTV ratio of 44.4% for the 360 Spear Loan (as defined below), 67.7% for the 360 Spear Loan Combination (as defined below) and 78.3% for the aggregate of the 360 Spear Loan Combination and the 360 Spear Mezzanine Loan (as defined below) (together, the “360 Spear Total Debt”) and a Maturity Date LTV Ratio of 36.8% for the 360 Spear Loan, 60.2% of the 360 Spear Loan Combination and 70.7% for the 360 Spear Total Debt. Each appraised value is based on certain extraordinary assumptions, including the assumption that the Verizon Tenant (as defined below) would modify its existing lease to provide an extension expiring at the end of December 2040 for all of its existing premises and a co-terminous expansion for expansion premises commencing January 2022, in each case, on terms provided to the appraisal firm. A modification on similar terms did become effective simultaneously with the purchase of the 360 Spear Property (as defined below) by the borrower. The purchase price does not reflect such lease extension and expansion.

(3)	Calculated based on the aggregate outstanding principal balance of the 360 Spear Loan and excludes the 360 Spear Trust Subordinate Companion Loan (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.

(4)	The 360 Spear Loan is part of the 360 Spear Loan Combination evidenced by three senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $159.7 million.

(5)	The 360 Spear Loan Combination has a 10-year term and will amortize based on a 30-year schedule for the first 60 months, followed by an interest-only period of 60 months.

(6)	See “—Escrows” below.

(7)	Other upfront reserves represent a gap and free rent reserve of approximately $6,703,964, an unfunded obligations reserve of approximately $8,608,319 and a holdback reserve for Vitalant of $8,042,501.

(8)	Represents the net purchase price and includes approximately $9.5 million in seller credits for outstanding TI/LC and Vitalant landlord work. The gross purchase price is equal to $175.0 million.

■	The Mortgage Loan. The mortgage loan (the “360 Spear Loan”) is part of a loan combination (the “360 Spear Loan Combination”) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $159.7 million, which is secured by the borrower’s fee simple interest in a Class B flex creative office, telecom and laboratory building located in San Francisco, California (the “360 Spear Property”). The 360 Spear Loan will be evidenced by the non-controlling notes A-1, A-2 and A-3 with an aggregate original principal balance as of the Cut-off Date of $104.7 million. The 360 Spear Loan Combination is comprised of (i) the 360 Spear Loan which is a senior loan comprised of three senior pari passu notes with an aggregate principal balance as of the Cut-off Date of approximately $104.7 million, and (ii) one subordinate note with an outstanding principal balance as of the Cut-off Date of $55.0 million (the “360 Spear Trust Subordinate Companion Loan”) as detailed in the “Loan Combination Summary” table below. The 360 Spear Loan Combination was originated by DBR Investments Co. Limited (“DBRI”). Only the 360 Spear Loan will be included in the mortgage pool for the Benchmark 2021-B23 mortgage trust. The 360 Spear Trust Subordinate Companion Loan will be contributed to the Benchmark 2021-B23 mortgage trust but will not be included in the mortgage pool. Payments allocated to the 360 Spear Trust Subordinate Companion Loan will be paid only to the holders of the 360 Spear loan-specific certificates as described in “Description of the Mortgage Pool—The Loan Combinations—The 360 Spear Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

LOAN #3: 360 SPEAR

The 360 Spear Loan Combination has a 10-year term and will pay principal and interest monthly based on a 30-year amortization schedule for the first 60 months (with respect to principal, first to the 360 Spear Loan, until the 360 Spear Loan outstanding principal balance has been paid to zero, and second to the 360 Spear Trust Subordinate Companion Loan, until the 360 Spear Trust Subordinate Companion Loan outstanding principal balance has been reduced to zero), followed by an interest-only period of 60 months. On February 6, 2021 and each monthly payment date thereafter through and including the monthly payment date immediately preceding the monthly payment date occurring in February 2026, the borrower is required to make a payment of principal and interest equal to the monthly debt service payment amount.

The 360 Spear Loan represents approximately 6.8% of the Initial Pool Balance. The 360 Spear Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the 360 Spear Loan Combination is January 6, 2031. On and after the monthly payment date in February 2022, the 360 Spear Loan Combination may be voluntarily prepaid with a prepayment fee equal to the greater of a yield maintenance premium amount or 1% of the unpaid principal balance as of the prepayment date. On and after the monthly payment date in July 2030, the 360 Spear Loan Combination may be voluntarily prepaid without penalty.

The 360 Spear Loan Combination proceeds along with a $25.0 million mezzanine loan (the “360 Spear Mezzanine Loan”) and sponsor equity were used to purchase the 360 Spear Property, fund upfront reserves and pay origination costs.

The table below summarizes the promissory notes that comprise the 360 Spear Loan Combination. The relationship between the holders of the 360 Spear Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The 360 Spear Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$75,000,000	$74,804,757	Benchmark 2021-B23	No(1)
A-2	$25,000,000	$24,934,919	Benchmark 2021-B23	No
A-3	$5,000,000	$4,986,984	Benchmark 2021-B23	No
Total Senior Notes	$105,000,000	$104,726,660
B	$55,000,000	$55,000,000	Benchmark 2021-B23 Loan Specific Certificates	Yes(1)
Total	$160,000,000	$159,726,660

(1)	The initial controlling note is Note B, so long as no 360 Spear control appraisal period has occurred and is continuing. If and for so long as a 360 Spear control appraisal period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Loan Combinations—The 360 Spear Pari Passu – AB Loan Combination”. The 360 Spear Loan Combination will be serviced pursuant to the Benchmark 2021-B23 pooling and servicing agreement. For so long as no 360 Spear control appraisal period has occurred and is continuing, the control rights of the 360 Spear Trust Subordinate Companion Loan will be exercisable by the 360 Spear controlling class representative under the Benchmark 2021-B23 pooling and servicing agreement.

LOAN #3: 360 SPEAR

The capital structure for the 360 Spear Total Debt is shown below:

360 Spear Total Debt Capital Structure

(1)	Based on the net rentable area of 179,277 SF.

(2)	Based upon the “As Stabilized” value of $260.0 million as determined by the appraisal as of May 1, 2022. The appraisal also concluded an “As Is” appraised value of $236.0 million, which results in a Cut-off Date LTV ratio of 44.4% for the 360 Spear Loan, 67.7% for the 360 Spear Loan Combination and 78.3% for the 360 Spear Total Debt.

(3)	Cumulative UW NOI/NCF Debt Yield and Cumulative UW NOI/NCF DSCR are calculated based on an UW NOI and UW NCF of $13,733,298 and $13,464,382, respectively. See “—Operating History and Underwritten Net Cash Flow” below.

(4)	The Cumulative UW NOI / NCF DSCR is based on amortizing payments.

(5)	Based on the “As Stabilized” value of $260.0 million, the Implied Borrower Sponsor Equity is $75.0 million.

■	The Mortgaged Property. The 360 Spear Property is a 179,277 SF creative office, telecom and laboratory building located at 360 Spear Street in San Francisco, California. The 360 Spear Property was originally constructed as the Navy and Marine Headquarters in 1924, and was converted to its current use in 2000. Over the last couple of years, additional capital improvements repositioned the 360 Spear Property as a high-end creative office and data center building. The capital repositioning included a lobby expansion and renovation, new tenant amenities, and converting ground floor space and the garage into data center space with private entrances. The repositioning also included upgrades to the vertical transportation, MEP (mechanical, electrical and plumbing), HVAC, façade, and windows. The total capital expenses for the project were approximately $11.0 million. The 360 Spear Property sits on an approximately 0.79 acre site adjacent to the San Francisco Bay waterfront and south of the Financial District. The 360 Spear Property is one of only 19 buildings in the Financial District with floorplates larger than 30,000 square feet, featuring a typical floorplate of 31,470 SF.

The 360 Spear Property is 100.0% leased to four tenants, with 59.2% of the net rentable area leased to tenants affiliated with investment grade entities including to MCIMETRO Access Transmission Services LLC (“Verizon Tenant”), an affiliate of Verizon Communications, Inc. (“Verizon Communications”) (Verizon Communications is rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P) and Teleport Communications America, LLC (“AT&T”) (9.4% of NRA), a wholly-owned subsidiary of AT&T, Inc. (AT&T, Inc. is rated A-/Baa2/BBB by Fitch/Moody’s/S&P). The building currently caters to creative office, PDR (production, distribution and repair) and biotech tenants, as well as being a secondary carrier hotel data center.

The 360 Spear Property is important to both Verizon Communications and AT&T’s 5G infrastructure serving the entire San Francisco Bay area. The 360 Spear Property is situated at the crux of San Francisco’s fiber network and provides a link between the core telecommunications network, or backbone network, and the smaller subnetworks for telecommunication tenants. Verizon Tenant’s and AT&T’s space includes a large amount of legacy, but active, equipment. It is anticipated that the use of the space will be repurposed into an edge computing location.

LOAN #3: 360 SPEAR

The largest tenant, Verizon Tenant (89,237 SF; 49.8% of NRA; 50.0% of UW Base Rent) is an American telecommunications company which offers wireless products and services. Verizon Wireless, an affiliate of the Verizon Tenant, is the second largest wireless carrier in the United States, with approximately 120.3 million subscribers as of the end of the third quarter of 2020. As of year-end 2019, Verizon Communications had reported a total revenue of approximately $131.9 billion and net income of $19.3 billion.

Verizon Tenant has been a tenant at the 360 Spear Property since 2000 and recently amended and extended its lease for an additional 20 years through December 2040. Verizon Tenant leases space on the fifth floor, as well as miscellaneous ground floor and roof space, and recently expanded into the vacant third floor, approximately 39,453 rentable SF. Verizon Tenant received a TI allowance of approximately $150.00 PSF for the expansion space (which has been converted into free rent for the expansion space at the landlord’s option). Verizon Tenant has an in place base rent of $83.00 PSF for the existing space and $85.49 PSF on the expansion space, with 3% annual rent increases on both spaces. Furthermore, the credit rated parent entity, Verizon Communications provided a guaranty (subject to an aggregate cap equal to $195,745,424, as well as a specific cap for each lease year, which equals $195,745,424 in the first lease year, and declines in each successive lease year; for example, the cap is $114,110,841 at the end of the tenth lease year, and $0 at the end of the 20th lease year, and subject to the right of the guarantor to replace its guaranty with a letter of credit or a guaranty from a successor guarantor, which in each case meet certain ratings or financial requirements). Verizon Tenant has one ten-year extension option followed by two subsequent five-year options remaining, which represents a fully extended lease term of December 2060. Verizon Tenant is not yet in occupancy of its third floor expansion space and is not expected to take occupancy of such space until 2022. At origination, $4,311,127 was reserved in respect of free rent for the expansion space. Verizon does not have any termination options.

Verizon Business, the long haul and international arm of Verizon Communications, operates one of the most extensive United States and global wireless networks. That network is built in a mesh configuration whereby the node at the 360 Spear Property connects to many other cities to the north, south, east, and west. It also manages thousands of individual connections flowing to, from, and through San Francisco. Verizon Communications has indicated that its expected United States infrastructure investments in total will be between $17 and $18 billion (most of which will be to improve its nationwide 5G capabilities).

Verizon Tenant or its affiliated designee has a 24-month option to purchase the 360 Spear Property beginning on the 13th month after December 30, 2020 for $260.0 million. Verizon Tenant also has a right of first refusal to purchase the 360 Spear Property during the same 24-month period. The lease provides that the Verizon Tenant’s purchase option and right of first refusal are not triggered by a foreclosure sale or a deed in lieu of foreclosure, and that the purchaser must either (x) assume the 360 Spear Loan Combination and the 360 Spear Mezzanine Loan or (y) pay the 360 Spear Loan Combination and the 360 Spear Mezzanine Loan in full (including any yield maintenance premiums and all fees and expenses of the lenders). The 360 Spear Loan Combination documents permit an assumption of the 360 Spear Loan Combination by certain affiliates of Verizon Communications provided that certain conditions are satisfied.

The second largest tenant, Lattice (39,786 SF; 22.2% of NRA; 25.2% of UW Base Rent) is a computer software company, which allows users to track performance management and employee engagement. Lattice was founded in 2015 and as of the year 2020, over 2,000 organizations used Lattice software. The 360 Spear Property is expected to be Lattice’s new headquarters. Lattice also has offices in New York and Europe with approximately 180 employees, 140 of which are located in San Francisco.

Lattice signed a recent seven-year, four month lease to occupy the fourth floor of the 360 Spear Property. The annual base rent is $95.00 per square foot with 3.0% annual rent steps. The landlord work for the Lattice space has been completed and the lease commenced on January 8, 2021 with four months of free rent, which has been reserved for. Lattice does not have any termination options and has one, five-year renewal option.

The third largest tenant, Vitalant (33,317 SF; 18.6% of NRA; 16.7% of UW Base Rent) is a nonprofit community blood service provider, founded in 1943 as the Salt River Valley Blood Bank. Vitalant supplies comprehensive transfusion medicine services to nearly 1,000 hospitals and health care partners for patients in need across 40 states. Vitalant’s parent company is Blood Systems, Inc., which merged all of its existing brands under the Vitalant name in September 2018. Vitalant’s leased space at the 360 Spear Property will mostly be full service laboratory space, with some space dedicated to administrative functions and will include a traditional laboratory space, a vivarium for handling and testing rodents and other small animals, and a freezer farm. The primary use of the space for Vitalant will be to use the space for blood related research, clinical trials, and blood collection.

LOAN #3: 360 SPEAR

Vitalant recently executed an eight-year, six-month year lease to occupy space on the first and second floors. Vitalant’s lease includes an annual base rent of $75.00 per square foot, with 3.0% annual rent steps. Vitalant has two five-year extension options. The landlord is currently building out the space, and the lease term does not commence (the “Commencement Date”) until 180 days after the completion date of the landlord’s work (the “Delivery Date”). The borrower anticipates that the Delivery Date will occur, and Vitalant will take possession of its space in May 2021 with the Commencement Date occurring 180 days thereafter. However, if the Delivery Date does not occur by the date that is 12 months following the date on which the final form of the plans and specifications with respect to Vitalant’s tenant improvement work are actually delivered by Vitalant to the borrower for review and approval (the “Outside Delivery Date”), then the Commencement Date will be delayed day-for-day by each day that the Delivery Date is delayed beyond the Outside Delivery Date (except to the extent that such delay in the Delivery Date is caused by COVID-19 pandemic related delays outside the landlord’s or tenant’s reasonable control, force majeure, tenant delay, casualty or condemnation). In addition, if Vitalant’s tenant work is delayed due to the COVID-19 pandemic, the Commencement Date will also be delayed. Vitalant is entitled to six months of free rent after the Commencement Date. The 360 Spear Loan Combination includes an approximately $1,041,156 reserve for gap rent in respect of the period between loan origination and the anticipated Delivery Date, an approximately $2,622,841 reserve for the remaining landlord work and an approximately $8,042,501 holdback reserve (described below). We cannot assure you that Vitalant will take occupancy or its lease will commence as expected or at all, or that the funds reserved in connection with the Vitalant lease will be sufficient to cover all gap and/or free rent if the Delivery Date or Commencement Date is delayed beyond the expected date.

The use of the Vitalant space for laboratory use is a permitted use of the 360 Spear Property subject to satisfaction of conditions attached to the conditional use authorization to allow laboratory use greater than 25,000 square feet at the 360 Spear Property. Under the Vitalant lease the tenant is responsible for obtaining all permits and approvals necessary for laboratory use. The 360 Spear Loan Combination documents require the borrower to pay all fees that may be assessed by any governmental authority in connection with the issuance of licenses and/or permits allowing a change in use of Vitalant’s space to laboratory use. At origination, approximately $48,594 for permit fees and approximately $121,790 for impact fees was reserved in connection with such change in use. In addition, the seller of the 360 Spear Property deposited into escrow $1,074,921.32 for any additional impact fees that may be imposed in connection with such change in use. Such funds are held by a title company pursuant to an escrow agreement among the title company, the seller, and the borrower, to which the lender is not a party or beneficiary. The 360 Spear Loan Combination Documents require the borrower to perform its obligations under, and enforce the obligations of the other parties to, such escrow agreement in a commercially reasonable manner, and not to amend or terminate such agreement without the lender’s approval.

The fourth largest tenant, AT&T (16,937 SF; 9.4% of NRA; 8.1% of UW Base Rent) is a telecommunications services company, which offers local and long-distance phone service, wireless and data communications, internet access and messaging, IP-based and satellite television, security services, telecommunications equipment, and directory advertising and publishing. As of year-end 2019, AT&T reported $181.2 billion in total revenue and $13.9 billion in net income.

AT&T has been at the 360 Spear Property since 2000 and occupies space on the second floor. AT&T has since exercised extension options, bringing its expiration to December 2026 with no remaining extension options. AT&T has an annual base rent of $71.64 PSF. AT&T’s rent will reset to $83.00 PSF in January 2022 with 3.0% annual rent steps thereafter. AT&T does not have any termination options.

COVID-19 Update. As of December 30, 2020, the 360 Spear Property is open, however most, if not all, tenants are working remotely. Approximately 100.0% of the occupied SF paid rent for December 2020, which includes rent paid by Verizon Tenant for its existing space (not expansion space) and AT&T. No tenants have made requests for rent relief. As of the December 2020 collections period, (i) the rent commencement date on Verizon Tenant’s expansion space had not yet commenced, (ii) Lattice was in a free rent period and (iii) the Vitalant lease had not yet commenced. The first payment date for the 360 Spear Loan Combination is February 6, 2021. As of December 30, 2020, the 360 Spear Loan Combination is not subject to any modification or forbearance requests related to the COVID-19 pandemic.

LOAN #3: 360 SPEAR

The following table presents certain information relating to the tenants at the 360 Spear Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Verizon Tenant(3)	A- / Baa1 / BBB+	89,237	49.8%	$7,504,909	50.0%	$84.10	12/31/2040	Various
Lattice	NR / NR / NR	39,786	22.2%	3,779,670	25.2%	$95.00	5/31/2028	1, 5-year option
Vitalant(4)	NR / NR / NR	33,317	18.6%	2,498,775	16.7%	$75.00	5/31/2030	2, 5-year options
AT&T	A- / Baa2 / BBB	16,937	9.4%	1,213,367	8.1%	$71.64	12/31/2026	None
Total / Wtd. Avg.		179,277	100.0%	$14,996,721	100.0%	$83.65
Vacant		0	0.0%	0	0.0%	$0.00
Totals / Wtd. Avg. All Owned Tenants		179,277	100.0%	$14,996,721	100.0%	$83.65

(1)	Based on the underwritten rent roll dated as of December 30, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Verizon Tenant has one, 10-year option and two, five-year options.

(4)	Vitalant’s lease will not commence until completion of the landlord work, which is expected in May 2021. See “The Mortgaged Property” section above. We cannot assure you that Vitalant will take occupancy, or its lease will commence, as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the 360 Spear Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	16,937	9.4	9.4%	1,213,367	8.1	$71.64	1
2027	0	0.0	9.4%	0	0.0	$0.00	0
2028	39,786	22.2	31.6%	3,779,670	25.2	$95.00	1
2029	0	0.0	31.6%	0	0.0	$0.00	0
2030	33,317	18.6	50.2%	2,498,775	16.7	$75.00	1
2031	0	0.0	50.2%	0	0.0	$0.00	0
2032 & Thereafter	89,237	49.8	100.0%	7,504,909	50.0	$84.10	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	179,277	100.0%		$14,996,721	100.0%	$83.65	4

(1)	Based on the underwritten rent roll dated December 30, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the 360 Spear Property:

Historical Leased %(1)

2017(2)	2018(2)	2019(2)	As of 12/30/2020(3)
69.9%	71.3%	54.3%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on a third party market research report.

(3)	The 12/30/2020 occupancy includes Vitalant (18.6% of NRA), which has a fully executed lease; however, such lease does not commence until completion of the landlord’s work which is expected to be completed in May 2021. See “-The Mortgaged Property” section above. We cannot assure you that Vitalant will take occupancy, or its lease will commence, as expected or at all.

LOAN #3: 360 SPEAR

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 360 Spear Property:

Cash Flow Analysis(1)

	2019	TTM 10/31/2020	Underwritten(2)	Underwritten PSF
Base Rent	$3,766,448	$3,860,517	$14,996,721	$83.65
Rent Steps(3)	0	0	1,333,802	$7.44
Total Reimbursement Revenue	165,568	248,643	3,119,212	$17.40
Total Other Income	(24,037)	164,444	24,060	$0.13
Gross Revenue	$3,907,979	$4,273,604	$19,473,794	$108.62
Vacancy Loss	0	0	(982,888)	(5.48)
Effective Gross Revenue	$3,907,979	$4,273,604	$18,490,906	$103.14
Real Estate Taxes	1,352,711	1,389,391	2,678,822	$14.94
Insurance	4,869	144,499	612,000	$3.41
Management Fee	150,000	147,803	554,727	$3.09
Other Operating Expenses	690,447	658,723	912,059	$5.09
Total Operating Expenses	2,198,027	2,340,416	4,757,608	$26.54
Net Operating Income(4)	$1,709,952	$1,933,188	$13,733,298	$76.60
Replacement Reserves	0	0	44,819	$0.25
Tenant Improvements	0	0	224,096	$1.25
Net Cash Flow(4)	$1,709,952	$1,933,188	$13,464,382	$75.10

Occupancy(5)	54.3%	78.0%	100.0%
NOI Debt Yield(6)	1.6%	1.8%	13.1%
NCF DSCR(6)	0.27x	0.31x	2.13x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated December 30, 2020.

(3)	Rent Steps include (i) approximately $1,220,411 in straight line rent steps for Verizon Tenant and AT&T and (ii) approximately $113,390 in contractual rent steps for Lattice through February 2022.

(4)	The increase in Net Operating Income and Net Cash Flow from 2019 and TTM 10/31/2020 to Underwritten is a result of recent leasing at the 360 Spear Property including (i) the extension and expansion of the Verizon Tenant lease, (ii) the signing of the Lattice lease and (iii) the signing of the Vitalant lease, which together account for approximately 68.8% of Underwritten Base Rent.

(5)	Based on a third market research report for 2019 and TTM 10/31/2020.

(6)	Based on the 360 Spear Loan, and excludes the 360 Spear Trust Subordinate Companion Loan.

■	Appraisal. According to the appraisal, the 360 Spear Property has an “As Stabilized” appraised value of $260.0 million as of May 1, 2022. The “As Stabilized” value assumes all contractual TI/LC obligations have been fulfilled and all tenants are paying unabated rent. At loan origination, the borrower reserved with the lender a gap and free rent reserve of approximately $6,703,964, an unfunded obligations reserve of $8,608,319 and a holdback reserve for Vitalant of approximately $8,042,501. The appraisal also concluded an “As Is” appraised value of $236.0 million as of November 30, 2020, which results in a Cut-off Date LTV ratio of 44.4% for the 360 Spear Loan, 67.7% for the 360 Spear Loan Combination and 78.3% for the 360 Spear Total Debt. Each appraised value is based on certain extraordinary assumptions, including the assumption that the Verizon Tenant would modify its existing lease to provide an extension expiring at the end of December 2040 for all of its existing premises and a co-terminous expansion for expansion premises commencing January 2022, in each case, on terms provided to the appraisal firm. A modification on similar terms did become effective simultaneously with the purchase of the 360 Spear Property by the borrower.

Appraisal Approach	As-Stabilized Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$256,000,000	N/A	5.00%
Discounted Cash Flow Approach	$268,000,000	5.75%	5.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated December 21, 2020, there are no recognized environmental conditions or recommendations for further action at the 360 Spear Property. However, a controlled recognized environmental condition exists relating to the 360 Spear Property being located within the boundaries of a zone defined by a San Francisco ordinance known as the Maher ordinance, which requires San Francisco Department of Health oversight for the characterization and mitigation of hazardous substances in soil and groundwater in designated areas, due to previous investigations of properties within such zone having found fill material with elevated levels of metals and petroleum hydrocarbons as a result of the 1906 San Francisco earthquake and resulting fire. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

LOAN #3: 360 SPEAR

■	Market Overview and Competition. The 360 Spear Property is located just off the San Francisco Bay waterfront and just south of the Financial District in western San Francisco, California. Primary access to the area is via The Embarcadero, I-80, The Bay Bridge and U.S. Highway 101 with nearby access to the BART and Muni Bus System.

The 360 Spear Property is located in the Rincon/South Beach office submarket. According to the appraisal, the Rincon/South Beach office submarket contains approximately 2.9 million SF and recorded an average asking rent of $69.35 PSF annually as of the third quarter in 2020. The submarket’s vacancy rate was 7.2%, and has averaged 6.8% over the last two years.

The 360 Spear Property is part of the greater Silicon Valley / San Francisco data center market. As a result of the COVID-19 pandemic, digital transformation has accelerated and locations such as the 360 Spear Property have been increasingly important Centralized-RAN sites, with centralized, cloud computing-based architecture used to support edge computing on its 5G network.

The San Francisco data center market includes a number of carrier hotels and small deployments for local users requiring proximity to servers. The high costs of real estate and electricity in San Francisco limits the city’s data center footprint. Much of the computing capacity is found just south of San Francisco, in the Bay Area’s Silicon Valley. There are a handful of data centers in San Francisco to serve local demand from operators including 1547 Critical Systems Realty, ColoServe, Digital Realty, Fortress Data Centers, Hosting.com, Level 3 Communications, XO Communications, and others.

The appraisal identified 31 comparable hotel carrier leases ranging in size from 1,000 to 360,000 SF with an average of 33,968 SF. The rental rates ranged from $22.00 PSF to $138.30 SF, with an average of $61.86 PSF. The appraisal concluded to a market rent of $80.00 PSF.

The appraisal identified six comparable office leases with a base rent that ranged from $80.00 PSF to $115.00 PSF with an average of $90.17 PSF. The appraisal concluded to a market rent of $95.00 PSF.

The following table presents certain information relating to the office lease comparables for the 360 Spear Property:

Comparable Office Leases(1)

Property Name / Location	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size	Base Rent PSF	Free Rent (mos.)	TI PSF
360 Spear San Francisco, CA	Lattice	Jan-21	89	Gross	39,786	$95.00	4	$125.00
Loft Office Building San Francisco, CA	Epic Games	Oct-20	32	Gross	7,467	$95.00	0	$18.33
144 Townsend Street San Francisco, CA	User Testing	Sep-20	60	Gross	45,000	$80.00	6	$0.00
747 Front Street San Francisco, CA	IVP	Sep-20	100	Gross	9,000	$87.00	4	$80.00
720 Market Street San Francisco, CA	Gyant Group	Jul-20	61	Gross	3,027	$84.00	1	$0.00
21 South Park Street San Francisco, CA	GGV Management LLC	Jul-20	60	Gross	6,000	$115.00	2	$0.00
Gumps Building San Francisco, CA	App Annie	Jul-20	84	Gross	26,154	$80.00	2	$100.00

(1)       Source: Appraisal.

LOAN #3: 360 SPEAR

The appraisal identified six comparable “PDR” (production, distribution and repair) leases with a base rent that ranged from $60.00 PSF to $75.00 PSF, with an average of $65.83 PSF. The appraiser concluded to a market rent of $75.00 PSF.

The following table presents certain information relating to the PDR lease comparables for the 360 Spear Property:

Comparable PDR Leases(1)

Property Name / Location	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size	Base Rent PSF	Free Rent (mos.)	TI PSF
360 Spear San Francisco, CA	Vitalant	Nov-21	103	Gross	33,317	$75.00	6	$150.00
The Lion Building San Francisco, CA	Ideo Inc	Dec-20	144	Gross	88,000	$63.00	7	$85.00
3030 17th Street San Francisco, CA	Fisker	Oct-20	30	Gross	10,752	$60.00	0	$0.00
113 Stillman Street San Francisco, CA	Zerocater	Jan-20	48	Gross	8,500	$75.00	0	$0.00
2 Henry Adams Street San Francisco, CA	Samsara	Aug-19	130	Gross	102,667	$66.00	10	$115.00
1301 Folsom Street San Francisco, CA	Molekule	Apr-19	84	Gross	38,042	$66.00	0	$100.00
1155 Bryant Street San Francisco, CA	Juul	Apr-19	60	Gross	30,000	$65.00	0	$0.00

(1)       Source: Appraisal.

The appraisal identified five comparable data center sales that ranged from $920.00 PSF to $1,680.00 PSF with an average of $1,230 PSF. The appraisal concluded to $1,300 PSF for the 360 Spear Property on a stabilized basis.

The following table presents certain information relating to comparable carrier hotel/data center sales for the 360 Spear Property:

Comparable Carrier Hotel/Data Center Sales(1)

Property Name / Location	Year Built / Renovated	Transaction Date	Rentable Area (SF)	Occupancy	Sales Price	Sales Price PSF
360 Spear San Francisco, CA	1924 / 2000	Dec-20	179,277	100.0%	$165,468,922(2)	$923(2)
Confidential	1914 / 2001	Dec-20	300,000	72%	$360,000,000	$1,200
Confidential	1923 / Various	Apr-20	110,000	94%	$100,000,000	$909
Confidential	1981 / 2013	Jan-20	400,000	90%	$750,000,000	$1,875
Dallas Infomart Dallas, TX	1985 / Various	Feb-18	1,600,000	90%	$800,000,000	$500
KOMO Plaza Seattle, WA	2000 / 2007	Dec-16	297,327	91%	$276,000,000	$928

(1)	Source: Appraisal.
(2)	Represents the net purchase price and includes approximately $9.5 million in seller credits for outstanding TI/LC and Vitalant landlord work. The gross purchase price is equal to $175.0 million.

■	The Borrower. The borrower is 360 Spear Property Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 360 Spear Loan Combination.

The borrower sponsor is John R. Winther, a co-founder and partner at Harvest Properties and the non-recourse carveout guarantors are John R. Winther and The John R. Winther Trust dated September 20, 2012. Harvest Properties was founded in 2002 and is a vertically integrated commercial real estate investment firm specializing in the acquisition, development, management and financing of commercial properties throughout the San Francisco Bay area. Harvest Properties is headquartered in Oakland, California with multiple offices in Marin County to San Jose. Harvest Properties has completed approximately $3.2 billion in commercial property investment transactions, with a range of institutional partners and private investors. Harvest Properties owns and/or manages over nine million square feet of office, industrial and R&D space in the San Francisco Bay Area, accommodating more than 400 tenants.

LOAN #3: 360 SPEAR

■	Escrows. At loan origination, the borrower deposited approximately (i) $382,011 into a tax reserve, (ii) $8,608,319 into an unfunded obligations reserve (including approximately $4,252,574 for tenant improvements, leasing commissions and a lease override fee for Verizon Tenant, $615,212 for pre-build of the fourth floor for Lattice, $2,622,841 for Vitalant landlord work, approximately $781,848 for Lattice fourth floor and building wide fire alarm upgrade, approximately $121,790 for impact fees and approximately $48,594 for permit fees, in each case for the change in use of Vitalant’s space to laboratory use, approximately $93,243 for Verizon transformer base isolation and approximately $72,217 for AT&T generator plug relocation), (iii) approximately $6,703,964 for gap and free rent (including approximately $1,041,156 for Vitalant gap rent, $4,311,127 for Verizon Tenant free rent and $1,351,681 for Lattice free rent), and (iv) $8,042,501 into a holdback reserve for Vitalant.

The Vitalant holdback reserve is required to be disbursed as follows: (i) upon delivery of evidence that Vitalant has accepted its space and all contingencies under the Vitalant lease to the effectiveness of such lease have been satisfied, an amount equal to $5,247,550 will be deposited into a reserve for remaining tenant improvements, tenant allowances and leasing commissions and $2,636,928 will be deposited into the unfunded obligations reserve (in order to cover (x) the anticipated 180 day gap rent period between the Delivery Date and the Commencement Date and (y) the six-month free rent period following the Commencement Date), or (ii) if the Vitalant lease is terminated prior to satisfaction of the requirements contemplated in clause (i), upon the 360 Spear Property achieving a 360 Spear Total Debt debt yield of 6.95% and a 360 Spear Loan Combination debt yield of 8.04%, the entire Vitalant space being relet pursuant to acceptable replacement leases, the replacement tenants accepting their premises and paying full unabated rent (or there are sufficient funds remaining in such reserve to cover all remaining rent abatements), and all related tenant improvements and leasing commissions having been paid in full (or there are sufficient funds remaining in such reserve for such purpose), then such reserve will be deposited into reserves for any such remaining rent abatement periods, tenant improvements and leasing commissions under such replacement leases and (iii) and the remainder (if any) will be released to the borrower. Any portion of the holdback reserve not released to the borrower on or before the third anniversary of the origination date will be held by the lender as additional collateral for the 360 Spear Loan Combination or, at the borrower’s option, which must be elected within 60 days following such third anniversary, applied by the lender to partially prepay the 360 Spear Loan Combination, provided that if such prepayment is prior to the open period, the borrower must concurrently pay a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $95,503).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $3,735 for replacement reserves.

Rollover Reserve - The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to approximately $18,675 for tenant improvements and leasing commissions.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below), all excess cash is required to be swept into a lease sweep reserve account (the “Lease Sweep Reserve”), which will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs with respect to the re-tenanting of the space covered by the applicable Sweep Lease (as defined below).

LOAN #3: 360 SPEAR

A “Lease Sweep Period” will commence on the first monthly payment date following any of: (a) the earlier of (i) the date that is 12 months (or for the Lattice lease, nine months) prior to the expiration of a Sweep Lease or (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or borrower’s receipt of notice of the Sweep Tenant’s intent to effect the same; (c) solely with respect to any Sweep Tenant that is not an investment grade tenant, if the Sweep Tenant has ceased operating its business in more than 50% its premises at the 360 Spear Property (i.e., “goes dark”) or gives notice that it intends to do so at a majority of its premises at the 360 Spear Property (other than (i) a cessation of operations to comply with governmental restrictions in connection with the COVID-19 pandemic or any other pandemic or epidemic, or commercially reasonable safety protocols relating to the COVID-19 pandemic, provided that certain conditions are satisfied, including resumption of operations within 180 days after government restrictions are lifted, or, in the case of safety protocols, no later than 18 months following the origination date of the 360 Spear Loan Combination, (ii) a Sweep Tenant that is in possession of its premises and is not open for business (for a period not to exceed 12 months) because it is performing its initial build-out of its premises, or (iii) if the Sublease Conditions (as defined below) are satisfied); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or any guarantor of the applicable Sweep Lease, or (f) the date that is 12 months prior to the stated maturity date of the 360 Spear Loan if any Sweep Lease has a stated expiration date that is two years or less following the stated maturity date of the 360 Spear Loan Combination.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the 360 Spear Loan Combination documents (or, if applicable, the Sublease Conditions have been satisfied or the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”). A Lease Sweep Period will also end on the date on which the following amounts have accumulated in the Lease Sweep reserve: (x) $60.00 per square foot with respect to any portion of the applicable Sweep Lease space that has not been re-tenanted (or has a remaining term that is less than two years beyond the stated maturity date of the 360 Spear Loan Combination) and (y) with respect to any space under the applicable Sweep Lease that has been re-tenanted pursuant to qualified leases, in the lender’s reasonable judgment, sufficient funds to cover all anticipated Lease Sweep Re-tenanting Costs related to such re-tenanted space.

“Sublease Conditions” means that: (i) the majority (i.e. more than 50%) of the applicable Lease Sweep Space is demised to a subtenant, (ii) the subtenant is open for business in the entirety of its space, (iii) the applicable sublease either (A) has a stated expiration that is co-terminous with the applicable Sweep Lease, or (B) has an initial term of at least two years and a remaining term of at least 12 months (and in the case of each of (A) and (B) has no early termination options (other than in connection with casualty, condemnation, and sublandlord default, and in the case of clause (B) termination options that are not exercisable within 12 months), (iv) the applicable sublease provides for base rental rates and other economic terms which are as favorable or better than the terms in the prime Sweep Lease, (v) the applicable subtenant is paying full unabated rent, is not in default under its sublease, and is not subject to an insolvency proceeding, (vi) the applicable subtenant has not sent any written notice indicating an intent to “go dark” and/or terminate its sublease and (vii) the applicable subtenant (A) is of an equal or higher credit quality and reputation as the prime tenant under the applicable Sweep Lease (as determined in the lender’s reasonable discretion) and/or (B) has (or a guarantor that guarantees all of its obligations under the applicable sublease has) an investment grade rating.

A “Sweep Lease” means (1) the Verizon Tenant lease, (2) the Lattice lease, and (3) any replacement lease covering a majority of the space currently demised under any such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

LOAN #3: 360 SPEAR

■	Lockbox and Cash Management. The 360 Spear Loan Combination is structured with a hard lockbox and in place cash management. The borrower is required to cause all tenants to transmit all rents directly to the lockbox account, and if the borrower or property manager receives any rents or other revenues, to transmit such rents or revenues to the lockbox account by the later of three business days after receipt and 15 business days after the origination date of the 360 Spear Loan Combination. Funds in the lockbox account are required to be swept on a daily basis into a lender controlled cash management account and applied (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service, (iii) to make deposits into the replacement reserve and rollover reserve, (iv) during any Trigger Period (as defined below) or while any mezzanine loan is outstanding to pay the lesser of lender-approved budgeted operating expenses and actual operating expenses, and lender-approved extraordinary expenses, (v) if a Trigger Period is continuing, to pay debt service on the 360 Spear Mezzanine Loan, and (vi) lastly, all remaining funds will be disbursed in the following order: (A) during a Lease Sweep Period, into the Lease Sweep Reserve, (B) if no Lease Sweep Period exists, and any other Trigger Period exists, to an excess cash flow reserve, to be held as additional collateral for the 360 Spear Loan Combination, and (C) if no Trigger Period exists, (1) if the 360 Spear Mezzanine Loan is outstanding, to an account for the benefit of the 360 Spear Mezzanine Loan, to be applied in accordance with the related mezzanine loan documents and (2) otherwise, to the borrower. A “Trigger Period” will commence upon (i) an event of default under the 360 Spear Loan Combination, (ii) an event of default under the 360 Spear Mezzanine Loan, (iii) a Low Debt Service Period (as defined below) or (iv) a Lease Sweep Period and will end upon, in the case of clause (i) a cure of such event of default has been accepted by the lender, in the case of clause (ii) the mezzanine lender has notified the lender that the event of default under the 360 Spear Mezzanine Loan has been cured or waived, in the case of clause (iii), the Lease Sweep Period has ended and in the case of clause (iv), the Low Debt Service Period has ended.

A “Low Debt Service Period” means (x) the debt service coverage ratio (for the 360 Spear Total Debt) is less than 1.10x as of the last day of each calendar quarter or (y) the debt service coverage ratio (for the 360 Spear Loan Combination) is less than 1.40x as of the last day of each calendar quarter and will end if the 360 Spear Property has achieved a debt service coverage ratio (for the 360 Spear Total Debt) of at least 1.10x and a debt service coverage ratio (for the 360 Spear Loan Combination) of at least 1.40x, in each case, for two consecutive calendar quarters. The debt service coverage ratio used to calculate the Low Debt Service Period as described above will be calculated based on a deduction from the principal balance of the 360 Spear Loan Combination for amounts remaining on deposit in the Vitalant holdback reserve (described above).

However, no Low Debt Service Period will be deemed to exist if the borrower has delivered to the lender cash or an evergreen letter of credit in an amount that, if applied to reduce the outstanding principal balance of the 360 Spear Loan Combination, would result in a debt service coverage ratio of 1.40x for the 360 Spear Loan Combination and 1.10x for the 360 Spear Total Debt. Such cash or letter of credit is required to be returned to the borrower if the cure conditions described above are satisfied without giving effect to such cash or letter of credit and no other Trigger Period is continuing.

■	Property Management. The 360 Spear Property is managed by Harvest Properties, Inc., an affiliate of the borrower.

■	Current Mezzanine or Subordinate Secured Indebtedness. The 360 Spear Trust Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $55.0 million, and accrues interest at a fixed rate of 2.7680625% per annum. In addition, concurrently with the funding of the 360 Spear Loan Combination, DBR Investments Co. Limited funded the 360 Spear Mezzanine Loan in the amount of $25.0 million. The 360 Spear Mezzanine Loan is coterminous with the 360 Spear Loan Combination and accrues interest at a rate of 7.40000% and is interest only for its entire term. An intercreditor agreement has been entered into between the lender under the 360 Spear Loan Combination and the lender under the 360 Spear Mezzanine Loan. The 360 Spear Loan Combination documents provide that the 360 Spear Mezzanine Loan may be prepaid without simultaneous prepayment of the 360 Spear Loan Combination, provided that no event of default is continuing under the 360 Spear Loan Combination, there is no bankruptcy relating to the borrower, non-recourse carveout guarantor or 360 Spear Property, prepayment is from a source of funds other than the 360 Spear Property, the borrower, the non-recourse carveout guarantor (except to the extent that the use of funds contributed by the guarantor for prepayment would not result in, or be reasonably anticipated to result in, the guarantor failing to satisfy net worth and liquidity covenants in the non-recourse carveout guaranty) or other loan collateral, and no such prepayment may occur on or after the date that is 12 months prior to the stated maturity date of the 360 Spear Loan Combination. For additional information, see “Description of the Mortgage Pool—The Loan Combinations—The 360 Spear Pari Passu—AB Loan Combination” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

LOAN #3: 360 SPEAR

■	Terrorism Insurance. The 360 Spear Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 360 Spear Property, plus business interruption coverage in an amount equal to 100% of the projected gross revenue for the 360 Spear Property until the completion of restoration or the expiration of 36 months, with a 12-month extended period of indemnity, provided that if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components) at the time that terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #4: phillips point

LOAN #4: phillips point

Riviera Beach
Mangonia Park
West Palm Beach
Phillips Point
777 South Flagler Drive
West Palm Beach, FL 33401
West Gate
Haverhill
Palm Beach
Cloud Lake
Glen Ridge
Lake Clarke Shores
Atlantic Ocean
Lake Mangonia
Clear Lake
Orlando
Tampa
Miami
Gulf of Mexico
Key Largo

LOAN #4: phillips point

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	West Palm Beach, Florida	Cut-off Date Balance(4)	$75,000,000
Property Type	Office	Cut-off Date Balance per SF(3)	$442.25
Size (SF)	448,885	Percentage of Initial Pool Balance	4.9%
Total Occupancy as of 12/1/2020(1)	90.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/1/2020(1)	90.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1985, 1988 / 2018-2020	Mortgage Rate	3.340025%
Appraised Value(2)	$289,000,000	Original Term to Maturity (Months)	120
Appraisal Date	12/15/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	The Related Companies, L.P.	Original Interest Only Period (Months)	120
Property Management	Cushman & Wakefield U.S., Inc.	First Payment Date	3/6/2021
Maturity Date	2/6/2031

Underwritten Revenues	$28,497,504
Underwritten Expenses	$9,339,815	Escrows(5)
Underwritten Net Operating Income (NOI)	$19,157,689	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,665,904	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	68.7%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	68.7%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.85x / 2.78x	TI/LC	$6,650,000	$0
Debt Yield Based on Underwritten NOI / NCF(3)	9.7% / 9.4%	Other(6)	$2,325,042	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$198,520,000	68.1%	Purchase Price	$281,850,000	96.6%
Mezzanine Loan	30,540,000	10.5	Upfront Reserves	8,975,042	3.1
Principal’s New Cash Contribution	62,659,814	21.5	Closing Costs	894,772	0.3
Total Sources	$291,719,814	100.0%	Total Uses	$291,719,814	100.0%

(1)	Total Occupancy and Owned Occupancy includes one tenant, Citizens Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizens Bank is expected to take occupancy in March 2021 and begin paying rent in June 2021. Total Occupancy and Owned Occupancy also includes one tenant, AMG, (as defined below), that has executed a lease for 15,176 SF of space, but is not in occupancy. Total Occupancy and Owned Occupancy also includes one tenant, Regus (RGN-WPB) (16,154 SF), whose parent company and certain affiliates have filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these tenants will take occupancy, begin paying rent or continue paying rent as anticipated or at all.

(2)	Appraised Value based on the hypothetical condition that an additional $6.65 million would be reserved by the borrower sponsor upon closing for future tenant improvement allowances and leasing commissions.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Phillips Point Loan Combination (as defined below).

(4)	The Cut-off Date Principal Balance of $75,000,000 represents the controlling Note A-1 of the $198,520,000 Phillips Point Loan Combination, which is evidenced by four pari passu notes. See “—The Mortgage Loan” below.

(5)	See “—Escrows” below.

(6)	Other Upfront reserve consists of immediate repair escrows of $768,881.30 and unfunded obligations of $1,556,161.06.

■	The Mortgage Loan. The mortgage loan (the “Phillips Point Loan”) is part of a loan combination (the “Phillips Point Loan Combination”) consisting of four pari passu notes with an outstanding aggregate principal balance of $198,520,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in West Palm Beach, Florida (the “Phillips Point Property”). The Phillips Point Loan, evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 4.9% of the Initial Pool Balance. The Phillips Point Loan Combination was originated by Goldman Sachs Bank USA on January 15, 2021. The Phillips Point Loan Combination has an interest rate of 3.340025% per annum. The borrower utilized the proceeds of the Phillips Point Loan Combination to acquire the Phillips Point Property, fund upfront reserves and pay origination costs.

The Phillips Point Loan Combination had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Phillips Point Loan Combination requires payments of interest only for the entire term of the Phillips Point Loan Combination. The stated maturity date is the due date in February 2031. Voluntary prepayment of the Phillips Point Loan Combination is prohibited prior to October 6, 2030. The borrower has the option to defease the entire principal balance of the Phillips Point Loan Combination in whole (but not in part) on or after the first due date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 15, 2024.

LOAN #4: phillips point

The table below summarizes the promissory notes that comprise the Phillips Point Loan Combination. The relationship between the holders of the Phillips Point Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BMARK 2021-B23	Yes
A-2	$50,000,000	$50,000,000	GSBI(1)	No
A-3	$50,000,000	$50,000,000	GSBI(1)	No
A-4	$23,520,000	$23,520,000	GSBI(1)	No
Total Senior Notes	$198,520,000	$198,520,000
Mezzanine Loan	$30,540,000	$30,540,000	GSBI	No
Total	$229,060,000	$229,060,000

(1)	Expected to be contributed to one or more future securitizations.

■	The Mortgaged Property. The Phillips Point Property is a 448,885 SF office property located in West Palm Beach, Florida. The Phillips Point Property consists of an east and west tower that are 13 and 19 stories tall, respectively. The east tower includes ground floor retail tenants as well as parking garages. The Phillips Point Property was built on a 4.28-acre site in phases in 1985 and 1988 and was renovated throughout 2018 to 2020 with $15.2 million of the seller’s capital. These renovations include $4.7 million of lobby renovations in 2020, $1.7 million of elevator modernization in 2018, a $1.5 million plaza renovation in 2020, and a $1.4 million west garage façade renovation in 2018. Based on the underwritten rent roll dated December 1, 2020, the Phillips Point Property is currently 90.5% leased.

Akerman, Senterfitt & Eidson (“Akerman”) (48,678 SF; 10.8% of NRA; 11.1% of UW Base Rent) is the second largest tenant based on NRA at the Phillips Point Property and has been a tenant at the Phillips Point Property since 2014. Akerman has more than 700 lawyers and staff across 25 offices, and focuses on middle market M&A and complex disputes in the financial services, real estate, energy and international sectors.

Gunster, Yoakley, Valdes–Fauli (“Gunster”) (50,800 SF; 11.3% of NRA; 10.7% of UW Base Rent) is the largest tenant based on NRA at the Phillips Point Property and has occupied space in the Phillips Point Property since October 1983. Gunster is a corporate law firm that was founded in West Palm Beach in 1925. It now employs over 400 lawyers across eleven cities in Florida. Gunster’s services encompass real estate, government affairs, healthcare, international affairs, and technology law. Gunster’s clients include AT&T, Gulf Power, and The Related Companies.

Affiliated Managers Group (“AMG”) (38,499 SF; 8.6% of NRA; 10.4% of UW Base Rent) is the third largest tenant based on NRA at the Phillips Point Property and has leased space in the Phillips Point Property since July 2007. AMG is a global asset management company with $638 billion assets under management. AMG is a top 10 publicly traded manager who partners with global investment firms in order to offer over 500 financial products. AMG is a global firm with 41% of its clients residing outside of the United States and offices in London, Dubai, Hong Kong, Tokyo, and Sydney.

COVID-19 Update. As of January 20, 2021 the Phillips Point Property is open with tenants working remotely. Approximately 99% of tenants by SF and UW Base Rent made paid their November 2020 rent payments and approximately 100% of tenants by SF and UW Base Rent made their December 2020 rent payments.  As of January 20, 2020, the Phillips Point Loan Combination is not subject to any modification or forbearance requests.

LOAN #4: phillips point

The following table presents certain information relating to the tenants at the Phillips Point Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Akerman, Senterfitt & Eidson(3)	NR / NR / NR	48,678	10.8%	$1,918,929	11.1%	$39.42	9/30/2028	2, 5-year options
Gunster, Yoakley, Valdes-Fauli	NR / NR / NR	50,800	11.3	1,847,730	10.7	36.37	8/31/2024	1, 5-year option
Affiliated Managers Group (AMG)(4)	NR / A3 / BBB+	38,499	8.6	1,799,443	10.4	46.74	3/31/2026	2, 5-year options
Greenberg Traurig(5)	NR / NR / NR	30,254	6.7	1,407,114	8.2	46.51	11/30/2027	1, 10-year option
Morgan Stanley	A / A2 / BBB+	26,463	5.9	943,935	5.5	35.67	10/31/2024	1, 5-year option
Holland & Knight	NR / NR / NR	17,467	3.9	899,551	5.2	51.50	6/30/2025	1, 5-year option
Fox Rothschild	NR / NR / NR	16,679	3.7	797,757	4.6	47.83	11/30/2027	1, 5-year option
Goodrich Corporation (UTC)	NR / NR / NR	14,516	3.2	770,001	4.5	53.04	1/31/2022	1, 5-year option
Regus (RGN-WPB)(6)	NR / NR / NR	16,154	3.6	741,469	4.3	45.90	4/30/2023	1, 5-year option
Reyes Holdings	NR / NR / NR	16,103	3.6	653,746	3.8	40.60	6/30/2025	1, 5-year option
Ten Largest Tenants		275,613	61.4%	$11,779,674	68.4%	$42.74
Remaining Tenants		130,824	29.1	5,454,657	31.6	41.69
Vacant Space		42,448	9.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		448,885	100.0%	$17,234,331	100.0%	$42.40

(1)	Based on the underwritten rent roll dated December 1, 2020 and adjusted for the Regus (RGN-WPB) tenant’s bankruptcy.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Akerman has two, one-time rights to reduce its premises and/or terminate its lease with respect to the entire premises effective October 31, 2023 or April 30, 2026, with nine months’ prior notice and payment of a reduction or termination fee.

(4)	AMG has executed a lease and is currently paying rent on 15,176 SF of space, but does not occupy the space. We cannot assure you that the tenant will take occupancy as expected or at all.

(5)	Greenberg Traurig subleases 2,796 SF to Frankel Loughran Starr & Vallone on a 24-month term through May 2021 at $34.00 PSF. Greenberg Traurig has an option to extend the term for one period of 10 years.

(6)	Regus (RGN-WPB)’s parent company and certain affiliates have filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Regus (RGN-WPB) will remain open or continue paying rent.

The following table presents certain information relating to the lease rollover schedule at the Phillips Point Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	2,230	0.5%	0.5%	$0	0.0%	$0.00	1
2021	3,636	0.8	1.3%	189,872	1.1%	$52.22	1
2022	23,103	5.1	6.5%	1,048,195	6.1%	$45.37	3
2023(3)	16,154	3.6	10.1%	741,469	4.3%	$45.90	1
2024	88,503	19.7	29.8%	3,282,037	19.0%	$37.08	5
2025	72,110	16.1	45.8%	3,193,971	18.5%	$44.29	9
2026	66,665	14.9	60.7%	2,968,080	17.2%	$44.52	9
2027	58,895	13.1	73.8%	2,688,269	15.6%	$45.65	5
2028	61,437	13.7	87.5%	2,518,440	14.6%	$40.99	4
2029	0	0.0	87.5%	0	0.0%	$0.00	0
2030	0	0.0	87.5%	0	0.0%	$0.00	0
2031(4)	4,571	1.0	88.5%	198,839	1.2%	$43.50	1
2032 & Thereafter	9,133	2.0	90.5%	405,161	2.4%	$44.36	1
Vacant	42,448	9.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	448,885	100.0%		$17,234,331	100.0%	$42.40	40

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll dated December 1, 2020.

(3)	Includes one tenant, Regus (RGN-WPB) (16,154 SF), whose parent company and certain affiliates have filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Regus (RGN-WPB) will remain open or continue paying rent.

(4)	Includes one tenant, Citizens Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizens Bank is expected to take occupancy in March 2021 and begin paying rent in June 2021. We cannot assure you that Citizens Bank will take occupancy or begin paying rent as anticipated or at all.

The following table presents certain information relating to historical leasing at the Phillips Point Property:

Historical Leased %(1)

2017	2018	2019	As of 12/1/2020(2)
86.2%	92.1%	91.6%	90.5%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated December 1, 2020.

LOAN #4: phillips point

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phillips Point Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 11/30/2020	Underwritten	Underwritten $ per SF
Base Rent(2)(3)	$13,421,420	$14,486,971	$15,138,988	$15,756,027	$17,234,331	$38.39
Vacant Income	0	0	0	0	2,309,680	5.15
Contractual Rent Steps	0	0	0	0	385,830	0.86
Reimbursements	8,124,019	8,722,697	9,177,454	9,017,657	9,078,869	20.23
Vacancy & Credit Loss	0	0	(1,124,288)	(1,850)	(2,309,680)	(5.15)
Parking Revenue	1,468,173	1,572,047	1,697,872	1,547,044	1,685,895	3.76
Other Income	396,406	410,059	134,459	125,470 $26,444,348	112,579	0.25
Effective Gross Revenue	$23,410,018	$25,191,774	$25,024,486		$28,497,504	$63.49
Total Operating Expenses	8,783,998	9,017,791	9,421,017	9,026,741 $17,417,607	9,339,815	20.81
Net Operating Income	$14,626,020	$16,173,983	$15,603,469		$19,157,689	$42.68
TI/LC	0	0	0	0	384,053	0.86
Capital Expenditures	0	0	0	0 $17,417,607	107,732	0.24
Net Cash Flow	$14,626,020	$16,173,983	$15,603,469		$18,665,904	$41.58

Occupancy	86.2%	92.1%	91.6%	90.7%	90.5%
NOI Debt Yield	7.4%	8.1%	7.9%	8.8%	9.7%
NCF DSCR	2.18x	2.41x	2.32x	2.59x	2.78x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on the underwritten rent roll dated as of December 1, 2020.

(3)	Underwritten Base Rent includes one tenant, Regus (RGN-WPB) (16,154 SF), whose parent company and certain affiliates have filed for bankruptcy, but is currently in-place and paying rent. Underwritten Base Rent also includes one tenant, Citizens Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizens Bank is expected to take occupancy in March 2021 and begin paying rent in June 2021. Underwritten Base Rent also includes one tenant, AMG, who has executed a lease and is currently paying rent on 15,176 SF of space, but does not occupy the space. We cannot assure you that these tenants will take occupancy, begin paying rent or continue paying rent as anticipated or at all.

■	Appraisal. According to the appraisal, the Phillips Point Property had a “Hypothetical As Is” appraised value of $289,000,000 as of December 15, 2020, which included the hypothetical condition that an additional $6.65 million would be reserved by the borrower sponsor for future tenant improvement allowances and leasing commissions. The Phillips Point Property had an “as-is” appraised value of $282,000,000 as of December 15, 2020.

■	Environmental Matters. According to the Phase I environmental report dated as of January 8, 2021, a recognized environmental condition was identified at the Phillips Point Property in connection with the presence of an exploded transformer on the west parcel of the Phillips Point Property, which may have impacted surficial soil and groundwater. The environmental consultant determined that any remediation of environmental impacts to the Phillips Point Property due to the transformer explosion would be the responsibility of Florida Power & Light Company, the responsible party, and not the owner of the Phillips Point Property.

■	Market Overview and Competition. The Phillips Point Property is located in West Palm Beach, Florida. According to the appraisal, the Phillips Point Property is located within West Palm Beach CBD submarket. The Phillips Point Property is considered a Class A office building in this market.

The West Palm Beach CBD submarket contains 3,500,299 SF of office inventory. In the third quarter of 2020, the overall Palm Beach County market had asking rents of $37.99, which remained in-line with the prior year’s asking rent. According to the appraisal, occupancy rates in the Palm Beach County market have remained relatively stable over the past year. In the third quarter of 2020, approximately 84% of all office space was occupied, which is the same occupancy rate as 2019.

LOAN #4: phillips point

The following table presents certain information relating to the primary office competition for the Phillips Point Property:

Competitive Set(1)

Property Name	City / State	Building SF	NOI/SF	Year Built / Renovated	Occupancy
Phillips Point	West Palm Beach, FL	448,885(2)	$42.68(2)	1985, 1988 / 2018-2020	90.5%(2)
Brickell City Centre Two & Three	Miami, FL	263,384	$29.09	2016 / NAP	99.0%
800 Brickell	Miami, FL	209,122	$22.02	1981 / 2012	74.0%
Brickell Citi Tower	Miami, FL	290,840	$19.12	1985 / 2015	81.0%
Sabadell Financial Center	Miami, FL	522,892	$24.82	2000 / NAP	85.0%
555 Washington Avenue	Miami Beach, FL	63,166	$29.36	2001 / NAP	72.0%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of December 1, 2020.

■	The Borrower. The borrower is 777 South Flagler Associates LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having an independent director in its organizational structure. Legal counsel delivered to the borrower a non-consolidation opinion in connection with the origination of the Phillips Point Loan Combination. The borrower sponsor is principals of The Related Companies, L.P. (“Related”) and the nonrecourse carve-out guarantor under the Phillips Point Loan Combination is The Related Companies, Inc. (“Guarantor”), which is wholly owned by principals of the borrower.

Related is an American privately owned real estate firm based in New York City with offices and major developments in Boston, Chicago, Los Angeles, Las Vegas, Miami / West Palm Beach, San Francisco, Abu Dhabi and London. Related manages a $60 billion real estate portfolio of assets owned or under development across 78,500 residential units and 30 million square feet of commercial space. Related is currently developing 360 Rosemary (approximately two miles from the Phillips Point Property) and is planning to develop One Flagler (less than one mile from the Phillips Point Property) office complexes, further highlighting the principals’ commitment to the area.

■	Escrows. At loan origination, the borrower deposited (i) approximately $1,556,161 into a reserve for certain unfunded obligations, such as unpaid tenant allowances, leasing commissions, and free rent and gap rent, (ii) approximately $768,881 into a deferred maintenance reserve relating to, among other things, roof repair, and (iii) $6,650,000 into a tenant improvements and leasing commissions reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Phillips Point Trigger Period (as defined below), 1/12 of the reasonably estimated annual real estate taxes.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis during the continuance of a Phillips Point Trigger Period or an event of default, 1/12 of reasonably estimated insurance premiums.

TI/LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $18,704 to the extent that the tenant improvement and leasing commission reserve amount is less than $6,650,000.

A “Phillips Point Trigger Period” means each period (i) commencing when the debt yield (as calculated under the related loan documents), as determined as of the first day of any fiscal quarter, is less than 5.75%, and concluding when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 5.75%, (ii) commencing upon the borrower’s failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other Phillips Point Trigger Period is continuing and (iii) during the continuance of an event of default under the Phillips Point Mezzanine Loan (as defined below). Notwithstanding the foregoing, provided no event of default under the Phillips Point Loan Combination is continuing, the borrower will have the right to avoid the commencement or terminate the continuance of a Phillips Point Trigger Period by delivering to the lender, as additional collateral, a letter of credit reasonably acceptable to the lender in an amount equal to (x) the outstanding principal balance of the Phillips Point Loan Combination divided by (y) the combined principal balance of the Phillips Point Loan Combination and the Phillips Point Mezzanine Loan (the “Phillips Point Aggregate Indebtedness”) times (z) the amount that, when subtracted from the Phillips Point Aggregate Indebtedness would result in a debt yield that equals or exceeds 5.75% (provided that the aggregate notional amount of all outstanding letters of credit delivered under the Phillips Point Loan Combination agreement may not exceed 10% of the outstanding principal balance of the Phillips Point Loan Combination) and (y) to

LOAN #4: phillips point

the Mezzanine Lender, as additional collateral for the Phillips Point Mezzanine Loan, a letter of credit reasonably acceptable to the Mezzanine Lender in an amount equal to (x) the outstanding principal balance of the Phillips Point Mezzanine Loan divided by (y) the Phillips Point Aggregate Indebtedness times (z) the amount that, when subtracted from the Phillips Point Aggregate Indebtedness would result in a debt yield that equals or exceeds 5.75% (provided that the aggregate notional amount of all outstanding letters of credit delivered to the Mezzanine Lender may not exceed 10% of the outstanding principal balance of the Phillips Point Mezzanine Loan).

■	Lockbox and Cash Management. The Phillips Point Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause (or with respect to any property manager that is not an affiliate of borrower, use commercially reasonable efforts to cause) all cash revenues relating to the Phillips Point Property and all other money received by the borrower or the property manager with respect to the Phillips Point Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Phillips Point Trigger Period or event of default under the Phillips Point Loan Combination, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Phillips Point Trigger Period or event of default under the Phillips Point Loan Combination is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a Phillips Point Trigger Period (or, at the lender’s discretion, during an event of default under the Phillips Point Loan Combination), all funds on deposit in the cash management account after payment of debt service on the Phillips Point Loan Combination and the Phillips Point Mezzanine Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Phillips Point Loan Combination.

■	Property Management. The Phillips Point Property is managed by Cushman & Wakefield U.S., Inc.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Phillips Point Loan Combination, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $30,540,000 (the “Phillips Point Mezzanine Loan”). The Phillips Point Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the borrower and is coterminous with the Phillips Point Loan Combination. The Phillips Point Mezzanine Loan accrues interest at a rate of 7.00000% per annum. The rights of the Mezzanine Lender under the Phillips Point Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Phillips Point Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related Phillips Point Loan Combination documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #5: mgm grand & mandalay bay

LOAN #5: mgm grand & mandalay bay

LOAN #5: mgm grand & mandalay bay

LOAN #5: mgm grand & mandalay bay

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	2	Loan Seller(7)	CREFI, GACC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Balance(7)	$75,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(7)	$167,644.65
Size (Rooms)(2)	9,748	Percentage of Initial Pool Balance	4.9%
Total TTM Occupancy as of 9/30/2020(2)	71.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 9/30/2020(2)	71.4%	Type of Security	Fee Simple
Year Built / Latest Renovation(3)	Various / NAP	Mortgage Rate	3.55800%
Appraised Value(4)	$4,600,000,000	Original Term to Maturity (Months)(6)	120
Appraisal Date(4)	1/10/2020	Original Amortization Term (Months)	NAP
Borrower Sponsors	BREIT Operating Partnership L.P. and MGM Growth Properties Operating Partnership LP	Original Interest Only Period (Months)	120
Property Management	Self-Managed	First Payment Date	4/5/2020
Anticipated Repayment Date(6)	3/5/2030
Final Maturity Date(6)	3/5/2032
Underwritten Revenues	$2,106,295,488
Underwritten Expenses	$1,586,215,135
Underwritten Net Operating Income (NOI)	$520,080,353	Escrows(8)
Underwritten Net Cash Flow (NCF)	$487,305,761	Upfront	Monthly
Cut-off Date LTV Ratio(4)(5)	35.5%	Taxes	$0	$0
Maturity Date LTV Ratio(4)(6)(5)	35.5%	Insurance	$0	$0
DSCR Based on Master Lease Rent(1)(5)	4.95x	Replacement Reserve	$0	$0
Debt Yield Based on Master Lease Rent(1)(5)	17.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Principal’s New Cash Contribution(9)	1,617,792,163	35.0	Closing Costs	17,792,163	0.4
Subordinate Loan Amount	1,365,800,000	29.6

Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, or the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The DSCR Based on Master Lease Rent, and Debt Yield Based on Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The DSCR Based on NCF, and the Debt Yield based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the September 2020 TTM adjusted EBITDAR of approximately $222.0 million, the MGM Grand & Mandalay Bay Loan Combination results in a Loan Combination Debt Service of 2.05x (which is below the DSCR Threshold – See “Lockbox and Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which include the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which include the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted September 2020 TTM EBITDAR of $222.0 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the September 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The lender underwriting presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending September 30, 2020, approximately 30.0% of revenues were generated by rooms, 22.9% of revenues were from gaming, 24.5% from food & beverage and 22.6% from other sources.

(3)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(4)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan (as defined below). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Loan Combination (as defined below).

(5)	The MGM Grand & Mandalay Bay Loan (as defined below) is part of the MGM Grand & Mandalay Bay Loan Combination, which is comprised of (i) 39 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an allocated loan amount (“ALA”) equal to $1,365,000,000. The defeasance lockout period will be at least 35 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Loan Combination, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Loan Combination may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with certain releases under the MGM Grand & Mandalay Bay Loan Combination documents). The assumed defeasance lockout period of 35 payment dates is based on the expected Benchmark 2021-B23 securitization closing date in February 2021. The actual lockout period may be longer.

(6)	The MGM Grand & Mandalay Bay Loan Combination is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate (as defined below), the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Loan Combination, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Loan Combination. The metrics presented above are calculated based on the ARD.

(7)	The MGM Grand & Mandalay Bay Loan Combination was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). CREFI will be contributing Note A-13-8 with an outstanding principal balance of $59,375,000 and GACC will be contributing Note A-15-8 with an outstanding principal balance of $15,625,000 to the Benchmark 2021-B23 securitization trust.

(8)	See “—Escrows” below.

(9)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Loan Combination.

LOAN #5: mgm grand & mandalay bay

■	The Mortgage Loan. The mortgage loan (the “The MGM Grand & Mandalay Bay Loan”) is part of a loan combination (the “The MGM Grand & Mandalay Bay Loan Combination”) in the aggregate original principal balance of $3,000,000,000. The MGM Grand & Mandalay Bay Loan Combination is secured by a first mortgage encumbering the borrowers’ fee simple interest in two full service luxury resort and casinos located in Las Vegas, Nevada (the “MGM Grand Property,” and the “Mandalay Bay Property,” and collectively “The MGM Grand & Mandalay Bay Properties”). The MGM Grand & Mandalay Bay Loan Combination was co-originated by CREFI, DBNY, BCREI, and SGFC on February 14, 2020. The MGM Grand & Mandalay Bay Loan Combination is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 39 MGM Grand & Mandalay Bay Senior Notes with an aggregate principal balance of $1,634,200,000, and (ii) the MGM Grand & Mandalay Bay Junior Notes comprised of 24 notes of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Loan with an aggregate principal balance of $1,365,800,000, each as described in the table below. The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes to the extent described in “Description of the Mortgage Pool–The Loan Combinations–The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The MGM Grand & Mandalay Bay Loan, which is evidenced by the non-controlling notes A-13-8 and A-15-8, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 4.9% of the Initial Pool Balance. Each note evidenced in the MGM Grand & Mandalay Bay Loan Combination has an interest rate of 3.55800% per annum. The borrowers utilized the proceeds of the MGM Grand & Mandalay Bay Loan Combination to acquire the MGM Grand & Mandalay Bay Properties and pay closing costs.

The MGM Grand & Mandalay Bay Loan Combination has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Loan Combination, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Loan Combination. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Loan Combination proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

The MGM Grand & Mandalay Bay Loan Combination had an initial term of 120 months and has a remaining term of 109 months as of the Cut-off Date. The MGM Grand & Mandalay Bay Loan Combination requires payments of interest only until the ARD in March 2030 or the final maturity date in March 2032. Voluntary prepayment of the MGM Grand & Mandalay Bay Loan Combination is permitted at any time, provided that prior to the due date in September 2029 such prepayment must be accompanied by a prepayment fee equal to the greater of .50% of the amount prepaid and a yield maintenance premium (provided, if such prepayment is made on a portion of the loan that is subject to a rated securitization after the payment date in August 2029 but prior to the payment date in September 2029, the yield maintenance premium will be zero). Voluntary prepayment of The MGM Grand & Mandalay Bay Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in September 2029. Defeasance of the MGM Grand & Mandalay Bay Loan Combination with certain direct full faith and credit obligations of the United States of America is permitted under the MGM Grand & Mandalay Bay Loan Combination documents at any time after the earlier of (i) February 14, 2023 or (ii) the second anniversary of the securitization of the last note of the MGM Grand & Mandalay Bay Loan Combination.

LOAN #5: mgm grand & mandalay bay

The table below summarizes the promissory notes that comprise MGM Grand & Mandalay Bay Loan Combination. The relationship between the holders of the MGM Grand & Mandalay Bay Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-13-8, A-15-8	$75,000,000	$75,000,000	Benchmark 2021-B23(1)	No
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2	No
A-13-6, A-15-7	$75,000,000	$75,000,000	Benchmark 2020-B22	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-9	$39,985,667	$39,985,667	CREFI(2)	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-14-5	$101,847,000	$101,847,000	Barclays Bank PLC(2)	No
A-15-9, A-15-10	$79,055,333	$79,055,333	DBRI(2)	No
A-16-3	$191,347,000	$191,347,000	SGFC(2)	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(3)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(3)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(3)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(3)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(4)
Loan Combination	$3,000,000,000	$3,000,000,000

___________________

(1)	CREFI will be contributing Note A-13-8, which has an outstanding principal balance of $59,375,000 to the Benchmark 2021-B23 securitization. GACC will be contributing Note A-15-8, which has an outstanding principal balance of $15,625,000 to the Benchmark 2021-B23 securitization.
(2)	Expected to be contributed to one or more future securitization transactions.
(3)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.
(4)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool–The Loan Combinations–The MGM Grand & Mandalay Bay Pari Passu-AB Loan Combination” in the Preliminary Prospectus.
■	The Mortgaged Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet (“SF”) of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 SF spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and the MGM Grand Property offers one to four bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors

LOAN #5: mgm grand & mandalay bay

of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which was substantially completed in July 2020. The Raiders started the 2020 football season at the stadium and hosted games, however, the stadium remained closed to fans for the season due to the outbreak of COVID-19. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 SF spa, ten swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, the Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through December 31, 2020 were cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act (“CCAA”) in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a SISP supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect. On October 20, 2020, it was further reported that the plan giving the lenders control and virtually all of the equity of Cirque was approved, and on November 24, 2020, Cirque announced the closing of the sale transaction with its secured lenders and its emergence from creditor protection under the CCAA in Canada and Chapter 15 in the United States.

■	COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect

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to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported in its first quarter Form 10-Q filing that as a result of the government-mandated closure, its domestic properties (which include the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Loan Combination) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM Resorts International reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. However, MGM permitted certain stage shows and performances to resume at select properties (including the MGM Grand) on or about November 6, 2020. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that (i) throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of November 30, 2020, MGM has temporarily closed the hotel tower operations at Mandalay Bay from Monday through (and including) Wednesday each week. At this time, the casino, restaurants and certain other amenities at Mandalay Bay will remain open throughout the week. MGM does not expect the temporary closure to continue past February, however, MGM will continue to evaluate business levels to determine how long the closure will remain in effect. As of January 6, 2021, the MGM Grand & Mandalay Bay Properties continue to operate subject to the restrictions described above. The MGM Grand & Mandalay Bay Loan Combination is current through the January 2021 payment date and as of January 6, 2021, no loan modification or forbearance requests have been made. Additionally, December 2020 and January 2021 master lease payments have been made and there have been no lease modification requests.

■	Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

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As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical Performance

EBITDAR ($ Millions)(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	Sept. 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which include the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM and September 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR and the $222 million presented above represents the adjusted September 2020 TTM EBITDAR, each of which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during each of the respective TTM periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.
(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Loan Combination Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.
(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	September 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161	$126
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	20%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.
(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	September 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186	$143
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%	19%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.
(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the MGM Grand & Mandalay Bay Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both MGM Grand & Mandalay Bay Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

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■	Master Lease. The MGM Grand & Mandalay Bay Properties are master leased to MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (“Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (“Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each a “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of the MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Loan Combination and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations). Based on the adjusted September 2020 TTM EBITDAR of approximately $222.0 million and the initial Master Lease rent of $292.0 million, the MGM Grand & Mandalay Bay Loan Combination results in a September 2020 TTM EBITDAR-to-rent coverage ratio of 0.76x.

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of the mortgage lenders for the MGM Grand & Mandalay Bay Loan, pursuant to which MGM has guaranteed to the mortgage lenders the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of any unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Loan documents so long as such person does not control the Borrowers. There is no continuing net worth requirement with respect to MGM

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in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Loan, neither MGM nor MGM Tenant controlled the Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022.

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

(1)	Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.
(2)	Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at The MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	TTM September 2020	Underwritten	Underwritten $ per Room(2)
Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$347,024,422	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	264,556,936	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	283,966,048	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	261,969,455	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	1,157,516,861	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	176,427,144	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	168,325,682	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	231,438,278	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	174,051,892	304,747,043	$31,263
Total Departmental Expense	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$750,242,996	$1,242,756,510	$127,488
Total Undistributed Expense(4)	324,769,878	321,683,055	300,490,103	314,251,565	315,817,430	236,317,563	315,817,430	$32,398
Fixed Charges	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	31,292,385	27,641,195	$2,836
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$267,609,948	$343,458,625	$35,234
Net Extraordinary Loss Add-back(5)	0	0	0	0	0	82,377,430	0	$0
EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$520,080,353	$53,353
FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$487,305,761	$49,990

Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	71.4%	92.1%
EBITDAR Debt Yield	16.2%	19.0%	20.2%	20.6%	17.3%	7.4%	17.3%
EBITDAR DSCR(8)	1.66x	1.95x	2.07x	2.11x	1.78x	0.76x	1.78x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on 9,748 guest rooms.
(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.
(4)	2018 property administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at a country concert in Las Vegas.
(5)	Net Extraordinary Loss Add-back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM September 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM September 2020 EBITDAR of approximately $222.0 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM September 2020 period).
(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.
(7)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which include the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which include the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflect a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.
(8)	EBITDAR DSCR is calculated using the Master Lease Rent of $292,000,000.

LOAN #5: mgm grand & mandalay bay

■	Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020, is the Aggregate Real Property Appraised Value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The appraisal also includes an As Leased-Sale-Leaseback Appraised Value, which is equal to the Aggregate Real Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease) in favor of the MGM Grand & Mandalay Bay Borrowers and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder. Such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.
■	Environmental Matters. According to a Phase I environmental report, dated February 11, 2020, the environmental consultant identified underground storage tanks at the MGM Grand & Mandalay Bay Properties. Due to the presence of underground storage tanks, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Loan agreement, an environmental insurance policy.
■	Market Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investments in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

LOAN #5: mgm grand & mandalay bay

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.
(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.
(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which serves as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Casino Space (SF)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20

(1) Source: Appraisal, unless otherwise indicated.

(2) Source: Underwriting and Borrower Sponsor provided information.

LOAN #5: mgm grand & mandalay bay

■	The Borrowers. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Loan Combination are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $174.0 billion as of September 30, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than one hundred percent (100%). For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a twenty-five percent (25%) indirect equity interest in Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a ten percent (10%) indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Loan Combination documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

LOAN #5: mgm grand & mandalay bay

■	Escrows. Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Real Estate Taxes Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period (as defined below) is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

FF&E Reserve - For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the FF&E reserve fund is to be made (the sum of (a) and (b), the “FF&E Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the FF&E Reserve Current Year Lookback Deficiency (as defined below) and (y) the FF&E Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “FF&E Reserve Quarterly Deposit”), provided that for so long as any individual MGM Grand & Mandalay Bay Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a FF&E Reserve Monthly Deposit or a FF&E Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for FF&E, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

A “FF&E Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of FF&E Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the FF&E Reserve during such calendar year to date; provided, if the foregoing calculation results in a negative number, the FF&E Reserve Current Year Lookback Deficiency will be deemed to be zero.

A “FF&E Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the FF&E Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the FF&E Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the FF&E Reserve during such FF&E Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the FF&E Reserve Five Year Lookback Deficiency will be deemed to be zero.

A “FF&E Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

LOAN #5: mgm grand & mandalay bay

■	Lockbox and Cash Management. The MGM Grand & Mandalay Bay Loan Combination is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Loan Combination documents, with the remaining excess cash flow (“Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Loan Combination (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Loan Combination).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (“DSCR Threshold”) for two consecutive quarters (“DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (“OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Loan Combination has occurred and is continuing (“EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Loan Combination in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Loan Combination documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Event, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will a MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Loan Combination in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Loan Combination documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A “Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Loan Combination and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Loan Combination documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

LOAN #5: mgm grand & mandalay bay

■	Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.
■	Mezzanine or Secured Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2021-B23 securitization trust, which have an aggregate Cut-off Date principal balance of $1,559,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2021-B23 securitization trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Loan. The MGM Grand & Mandalay Bay Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2021-B23 securitization trust. The MGM Grand & Mandalay Bay Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2021-B23 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Loan Combination (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Loan Combination documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Loan Combination documents) of the Borrowers or mezzanine borrower (“Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Loan Combination in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Loan Combination documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Loan Combination documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

■	Release of Collateral. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual property from the MGM Grand & Mandalay Bay Loan Combination by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Loan Combination documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other

LOAN #5: mgm grand & mandalay bay

similar expenses payable in connection therewith; (v) compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, the Borrowers removing the released individual property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

A “Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Loan Combination is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the proposed MGM Grand & Mandalay Bay Property or Properties, and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents (including, without limitation, Release Conditions (other than clause (i)) (“Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its ALA, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Loan Combination documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Loan Combination in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (“Special Release”).

■	Terrorism Insurance. The MGM Grand & Mandalay Bay Loan Combination documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Loan Combination documents is not to exceed $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Loan Combination documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Loan Combination documents (the “MGM/Mandalay Policies”) except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Loan Combination documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Loan Combination documents with respect to (x) the named storm sublimit which may be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which may be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the

LOAN #5: mgm grand & mandalay bay

MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, Borrower will be required purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Loan Combination and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers will be subject to the reasonable approval of the lender; and (v) such captive insurer is licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #6: Pittock Block

LOAN #6: Pittock Block

PEARL DISTRICT
OLD TOWN CHINATOWN
Pittock Block
WEST END
DOWNTOWN
FIBER OPTIC CARRIERS*
HIBERNIA
CENTURYLINK
LEVEL 3
TELIA
WAVE BUSINESS
WINDSTREAM
WESTERN INDEPENDENT
INTEGRA
LS NETWORK
ZAYO
ELECTRIC LIGHTWAVE 1

LOAN #6: Pittock Block

LOAN #6: Pittock Block

Pittock Block
921 Southwest Washington Street
Portland, OR 97205
PEARL DISTRICT
BREWERY BLOCKS
OLD TOWN CHINATOWN
DOWNTOWN
PORTLAND TRANSIT MALL
NW IRVING ST
NW HOYT ST
NW GLISAN ST
NW FLANDERS ST
NW EVERETT ST
NW DAVIS ST
NW COUCH ST
W BURNSIDE ST
NW BURNSIDE ST
SW WASHINGTON ST
SW MORRISON ST
SW YAMHILL ST
SW ALDER ST
SW TAYLOR ST
SW SALMON ST
SW MAIN ST
SW MADISON ST
SW JEFFERSON ST
SW COLUMBIA ST
SW PINE ST
SW OAK ST
SW STARK ST
NW 15TH AVE
NW 14TH AVE
NW 13TH AVE
NW 12TH AVE
NW 11TH AVE
NW 10TH AVE
NW 9TH AVE
NW PARK AVE
NW BROADWAY
NW 6TH AVE
SW 12TH AVE
SW 11TH AVE
SW 10TH AVE
SW PARK AVE
SW BROADWAY AVE
SW 6TH AVE
SW 5TH AVE
SW 4TH AVE
SW 3RD AVE
SW 2ND AVE
SW 1ST AVE
SW NAIKO PKWY
405
Pioneer Square
O'Bryant Square
Lownsdale Square
Chapman Square
Nordstrom
Pioneer Place Mall
Portland Art Museum
Multnomah County Library
Portland Main Post Office
Vancouver
Orchards
North Plains
Camas
Hillsboro
Troutdale
Beaverton
Portland
Gresham
Tigard
Milwaukie
Happy Valley
Clackamas
Tualatin
Sherwood
Oregon City
Wilsonville
Canby
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

LOAN #6: Pittock Block

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	Portland, Oregon	Cut-off Date Balance(5)	$75,000,000
Property Type(1)	Mixed Use	Cut-off Date Balance per SF(4)	$473.63
Size (SF)	297,698	Percentage of Initial Pool Balance	4.9%
Total Occupancy as of 12/21/2020(2)	71.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/21/2020(2)	71.4%	Type of Security	Fee Simple
Year Built / Latest Renovation	1913 / 2001	Mortgage Rate	3.299404%
Appraised Value	$329,000,000	Original Term to Maturity (Months)	120
Appraisal Date	12/7/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor(3)	Harrison Street Real Estate Capital LLC and	Original Interest Only Term (Months)	120
1547 Critical Systems Realty	First Payment Date	2/1/2021
Property Management	1547 Datacenter Management Services, LLC	Maturity Date	1/1/2031

Underwritten Revenues	$17,467,929
Underwritten Expenses	$5,439,415	Escrows(6)
Underwritten Net Operating Income (NOI)	$12,028,514	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,224,726	Taxes	$0	$0
Cut-off Date LTV Ratio(4)	42.9%	Insurance	$0	$0
Maturity Date LTV Ratio(4)	42.9%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(4)	2.55x / 2.38x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	8.5% / 8.0%	Other(7)	$9,012,030	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Notes Amount	$141,000,000	41.6%	Purchase Price	$326,000,000	96.1%
Subordinate Debt Amount	22,470,000	6.6%	Holdback Reserve	7,500,000	2.2
Principal’s New Cash Contribution	175,849,656	51.8%	Closing Costs	4,307,626	1.3
			Upfront Reserves	1,512,030	0.4
Total Sources	$339,319,656	100.0%	Total Uses	$339,319,656	100.0%

(1)	The Pittock Block Property (as defined below) is comprised of 191,284 SF of office space, 81,906 SF of colocation, data center and Meet-Me-Room space, 19,981 SF of retail space, 3,831 SF of storage space and 696 SF of roof space.
(2)	Total Occupancy as of December 21, 2020 and Owned Occupancy as of December 21, 2020 exclude the Portland NAP (as defined below).
(3)	The nonrecourse carve-out guarantor is 1547 Data Center Real Estate Fund II, L.P. HSRE Social Infrastructure REIT Holding I, LLC has also entered into the Oregon Moratorium Guaranty Agreement. (See “—COVID Update” below).
(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Pittock Block Senior Pari Passu Notes (as defined below) and the underwriting which excludes a new license agreement that is expected to be signed with a Fortune 10 technology company totaling $837,000 in underwritten rent. A $7,500,000 holdback was reserved at closing that will be released to the borrower upon, among other things, execution of the new license agreement. See “—Escrows” below. Net of this holdback, the Cut-off Date LTV Ratio on the Pittock Block Senior Pari Passu Notes and the Pittock Block Loan Combination is 40.6% and 47.4%, respectively.
(5)	The Cut-off Date Balance of $75,000,000 represents the non-controlling note A-1, and is part of the Pittock Block Loan Combination (as defined below) which is evidenced by three senior pari passu notes and one junior note and has an aggregate outstanding principal balance as of the Cut-off Date of $163,470,000. See “—The Mortgage Loan” below.
(6)	See “—Escrows” below.
(7)	Upfront Other reserve includes a (i) $7,500,000 holdback to be released upon satisfaction of certain conditions (as described in “—Escrows” below) and (ii) a $1,512,029.60 debt service reserve.

■	The Mortgage Loan. The mortgage loan (the “Pittock Block Loan”) is part of a loan combination (the “Pittock Block Loan Combination”) evidenced by three senior pari passu notes (collectively, the “Pittock Block Senior Pari Passu Notes”) with an aggregate principal balance as of the Cut-off Date of $141,000,000 and one subordinate note (the “Pittock Block Junior Note”) with an aggregate principal balance as of the Cut-off Date of $22,470,000. The Pittock Block Junior Note is subordinate to the Pittock Block Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The Pittock Block Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all notes evidencing the Pittock Block Loan Combination is $163,470,000. The Pittock Block Loan Combination is secured by a first mortgage encumbering the borrower’s fee simple interest in a 297,698 SF mixed-use building located in Portland, Oregon, comprised of office, retail, colocation and data center components (the “Pittock Block Property”). The Pittock Block Loan, which is evidenced by the non-controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 4.9% of the Initial Pool Balance. The “Loan Combination Summary” table below summarizes the remaining promissory notes. The Pittock Block Senior Notes accrue interest at a fixed rate of 3.299404% per annum and the Pittock Block Junior Note accrues interest at a fixed rate of 5.85000% per annum. The proceeds of the Pittock Block Loan Combination were used to finance the acquisition of the Pittock Block Property, fund a holdback reserve, pay closing costs and fund upfront reserves.

LOAN #6: Pittock Block

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$75,000,000	$75,000,000	Benchmark 2021-B23	No(2)
Note A-2	45,000,000	45,000,000	JPMCB(1)	No
Note A-3	21,000,000	21,000,000	JPMCB(1)	No
Note B(3)	22,470,000	22,470,000	Unaffiliated Third Party Investor(3)	Yes(2)
Total	$163,470,000	$163,470,000

(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The holder of the Pittock Block Junior Note will have the right to appoint the special servicer of the Pittock Block Loan Combination and to direct certain decisions with respect to Pittock Block Loan Combination, unless a control appraisal event exists under the related co-lender agreement; after the occurrence of a control appraisal event with respect to the Pittock Block Junior Note, the holder of the Pittock Block Note A-1 will have such rights. The Pittock Block Loan Combination will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2021-B23 securitization.
(3)	The Pittock Block Junior Note is expected to be sold to a third-party investor.

The Pittock Block Loan Combination, with an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires monthly payments of interest only for the term of the Pittock Block Loan Combination. The scheduled maturity date of the Pittock Block Loan Combination is the due date in January 2031. Provided no event of default has occurred and is continuing, the Pittock Block Loan Combination may be voluntarily prepaid in whole (but not in part) at any time during the term of the Pittock Block Loan Combination, other than within 60 days prior to or after a securitization of any portion of the Pittock Block Loan Combination with the payment of a yield maintenance premium. Voluntary prepayment of the Pittock Block Loan Combination without payment of a yield maintenance premium is permitted on or after the due date in October 2030.

■	COVID-19 Update. As of January 18, 2021, the Pittock Block Property is open for business; however, a majority of the tenants are working remotely. 11 tenants, representing approximately 26.625 SF (8.9% NRA) have requested rent relief. According to the borrower sponsor, it collected approximately 74% and 82% of rent payments in November 2020 and December 2020, respectively. As of January 18, 2021, the Pittock Block Loan Combination is not subject to any modification or forbearance requests.

The Pittock Block Property is subject to the Oregon Enforcement Moratorium, a law of the State of Oregon placing a temporary moratorium on certain evictions and terminations of rental agreements and leases in response to the COVID-19 pandemic. 1547 Data Center Real Estate Fund II, L.P., a Delaware limited partnership, pursuant to the Guaranty Agreement, and HSRE Social Infrastructure REIT Holding I, LLC, a Delaware limited liability company, pursuant to a separate guaranty agreement (said guaranty agreement, the “Oregon Moratorium Guaranty Agreement”) have each provided (i) a recourse for losses if the lender is actually unable to exercise any remedies set forth in the Pittock Block Loan Combination documents (other than a Foreclosure Remedy, as defined below), and (ii) full recourse in the event that, after the occurrence of an event of default, the lender is actually unable to (including, without limitation, if the lender is forced to forbear from) foreclose, appoint a receiver, accept a deed-in-lieu or take any other similar action to dispossess the borrower of the Pittock Block Property in connection with an exercise of remedies under the Pittock Block Loan Combination documents (a “Foreclosure Remedy”) as a direct result of the Oregon Enforcement Moratorium.

■	The Mortgaged Property. The Pittock Block Property is an eight-story, 297,698 SF mixed-use office, retail, colocation and data center building located in the central business district of Portland, Oregon, occupying the entire city block bounded by Southwest Washington Street, Southwest 10th Street, Southwest Harvey Mil Street and Southwest 9th Street. The Pittock Block Property is comprised of 191,284 SF of office space (approximately 64.3% of NRA), 81,906 SF of colocation, data center and Meet-Me-Room (“MMR”) space (27.5% of NRA), 19,981 SF of retail space (6.7% of NRA), 3,831 SF of storage space (1.3% of NRA) and 696 SF of roof space (0.2% of NRA). The Pittock Block Property was originally constructed in 1913 and was renovated in 2001 into a major telecommunications internet exchange for the west coast region. The Pittock Block Property is one of five major internet exchanges on the west coast and one of 11 major internet exchanges in the United States and serves as one of two primary internet exchanges for the Northwest (Westin Building in Seattle is the other major internet exchange). The Pittock Block Property’s internet exchange (“Portland Network Access Point” or “Portland NAP”) includes 16 fiber-optic carriers and 179 other service providers, hosting companies such as Facebook and Zayo and supports a critical IT load reported at 7,000 kilowatts. In addition, the Northwest Access Exchange (“NWAX”) is hosted at the Pittock Block Property. NWAX is a carrier neutral internet exchange serving over 80 public and private networks.

LOAN #6: Pittock Block

Portland NAP

The Portland NAP currently has 335 colocation cabinets and 65 additional cages with 286 cabinets and 50 cages occupied. Colocation cabinets are similar to cabinets in traditional data centers where tenants can house servers, networking equipment and other data center equipment; however, the landlord is responsible for operation of the data center, and the tenant pays for the number of cabinets they are using as well as power usage. The previous owner recently invested over $4.5 million to convert the Pittock Block Property’s T-100 level into additional colocation space, spurring Facebook to invest further into the property, expanding into 70 colocation cabinets and retaining the opportunity to expand into an additional 20 cabinets. Additionally, a Fortune 10 technology company is expected to sign a license for an additional 31 cabinets in January 2021. The Pittock Block Loan Combination was structured with a $7.5 million holdback reserve and funds will be released to the borrower upon satisfaction of the Holdback Release Conditions (as defined below) associated with the execution of a new license agreement for no fewer than 31 cabinets with annual rent / license fees in an amount not less than $837,000. All floors at the Pittock Block Property can house a colocation center, with the Pittock Block Property having approximately 225,000 SF of data center potential through the conversion of the traditional office space at the Pittock Block Property.

The MMR is a common area in internet exchanges where tenants can connect to one or more carriers. Tenants in the Portland NAP need to be connected to the right carriers in order to ensure that their customers are able to receive the content that they require and the latency needs to be low in order for the customers to receive the content quickly. This peering process is what makes an internet exchange possible, and it is extremely cost-prohibitive for this ecosystem to move, as long-haul connections, subsea connections, and terrestrial points all come together at the Pittock Block Property. The MMR currently contains 5,500 cross-connects with the capacity for 12,500 cross-connects with in-place infrastructure. Additionally, the MMR has the ability to expand by two to six times its current capacity, offering significant opportunity for further revenue growth. When using a cross connect at the Pittock Block Property, tenants also need to have access to a panel. Currently, there are 1,496 panels built at the Pittock Block Property, with 846 of these housing a cross connect. The 650 panels that are not in use are not due to tenants having vacated but instead because the tenants are building the panels ahead of time with the understanding that they will use them as their demand grows.

The Pittock Block Property also benefits from its proximity to the Hillsboro data center market, which offers direct access to several trans-Pacific submarine cables. Undersea cables connecting Oregon with Asia allows operators in the data center space to provide remote “Infrastructure-as-a-Service” to Asian-based users. As the only major internet exchange in Oregon, the Pittock Block Property directly benefits from its role as the access point for Asian-based users to the rest of the United States. The Hillsboro data center market continues to expand the number of Pacific markets it serves, which is anticipated to be a significant revenue driver for the Pittock Block Property.

The Portland NAP accounts for approximately 74.1% of underwritten rent at the Pittock Block Property or approximately $12.2 million of rent (including rent associated with the new license expected to be signed with a Fortune 10 technology company). Revenue from the Portland NAP comes from four main sources: (i) colocation income which comes from license agreements for the colocation cabinets with a set level of power usage, (ii) cross connect income which is additional rent paid for connections to the MMR as well as panels installed in the MMR, (iii) connection income which consists of charges to the tenant for installation of new cabinets, cross connections to the MMR, or installation of new panels in the MMR, and (iv) circuit fee income which is overage charges for tenants exceeding their power usage limits on their colocation cabinets.

The largest Portland NAP tenant, a Fortune 10 technology company (18.2% of underwritten colocation and cross connect rent including the additional license agreement they are expected to sign), is a global cloud platform offering over 175 fully featured services to millions of customers including startups, large enterprises and government agencies. The company has licensed colocation cabinets in the Portland NAP since 2011.

The second largest Portland NAP tenant, Facebook (16.2% of underwritten colocation and cross connect rent including the additional license agreement that is expected to be signed by a Fortune 10 technology company). (NASDAQ: FB) is the largest social networking site worldwide, with over 2.7 billion active users and offices in over 80 cities and is considered one of the “Big Four” technology companies along with Amazon, Apple and Google. Headquartered in Menlo Park, California, Facebook has also acquired numerous other companies including Instagram, Oculus and WhatsApp. Facebook has licensed colocation cabinets in the Portland NAP since 2013 and recently expanded into 70 additional cabinets in 2020, retaining the opportunity to expand into 20 more colocation cabinets.

LOAN #6: Pittock Block

The following table presents certain information relating to the tenants of the Portland NAP at the Pittock Block Property:

Ten Largest Tenants by Underwritten Colocation and Cross Connect Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Underwritten Colocation and Cross Connect Rent	% of Total Underwritten Colocation and Cross Connect Rent	Lease Start Date(3)	Lease Expiration
Fortune 10 Technology Company(4)	A+ / A2 / AA-	$2,221,140	18.2%	1/1/2011	MTM
Facebook(5)	NR / NR / NR	1,983,600	16.2%	3/15/2013	1/31/2025
Multi-National Corporation	NR / NR / NR	1,128,060	9.2%	11/1/2009	MTM
Zayo(6)	NR / Caa1 / B	901,488	7.4%	2/1/2003	12/31/2022
Charter	NR / Ba2 / BB+	668,352	5.5%	10/1/2008	MTM
Wave	NR / Caa1 / NR	360,540	3.0%	6/26/2001	MTM
Centurylink	BB / Ba3 / BB	344,340	2.8%	5/1/2001	MTM
Axiom Data Science	NR / NR / NR	241,380	2.0%	11/15/2016	MTM
CN Servers	NR / NR / NR	213,840	1.7%	1/1/2011	MTM
AT&T	A- / Baa2 / BBB	207,600	1.7%	8/1/1997	MTM
Ten Largest Colocation Tenants		$8,270,340	67.7%
Remaining Colocation Tenants		3,950,820	32.3%
Total		$12,221,160	100.0%

(1)	Based on the underwritten rent roll dated December 21, 2020.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Lease Start Date represents when each tenant first started operating at the Portland NAP. Most of the tenants have expanded over time under separate license agreements.
(4)	The Underwritten Colocation and Cross Connect Rent for the Fortune 10 technology company includes the new license agreement with $837,000 in underwritten rent.
(5)	Facebook has three separate license agreements for colocation space of which (i) two license agreements collectively representing $1,458,000 in underwritten rent are set to expire in January 2025 and (ii) one license agreement representing $525,600 in underwritten rent is on a month to month basis.
(6)	Zayo has seven separate license agreements for the colocation space of which (i) one license agreement representing $364,152 in underwritten rent is set to expire in December 2022, (ii) two license agreements collectively representing $174,840 in underwritten rent are on a month to month basis, (iii) two license agreements collectively representing $127,296 in underwritten rent are set to expire in March 2021, (iv) one license agreement representing $122,400 in underwritten rent is set to expire in July 2021 and (v) one license agreement representing $112,800 in underwritten rent is set to expire in April 2021.

Non-Portland NAP Space

As of December 21, 2020, the Pittock Block Property excluding the Portland NAP (the “Non-Portland NAP Space”), which consists primarily of office and retail space, was 71.4% occupied by a diversified roster of 51 tenants, including 34 office tenants, seven retail tenants, six Telco/NNN Powered Shell tenants, three storage tenants and one roof tenant. The Telco/NNN Powered Shell space at the Pittock Block Property represents data center space with power and connectivity already in place that tenants can build out to their own specifications. The Pittock Block Property’s ten largest tenants occupy approximately 84,324 square feet (39.1% of net rentable area in the Non-Portland NAP Space). For purposes of this section, square feet and base rent figures exclude the Portland NAP.

The largest Non-Portland NAP Space tenant by underwritten base rent, Zayo / Integra Telecom Holdings, Inc. (“Zayo”) (5,696 SF; 2.6% of NRA; 9.6% of UW Base Rent), is a privately held company headquartered in Boulder, Colorado with more than 3,700 employees. Founded in 2007, Zayo provides mission-critical fiber bandwidth to global companies with a fiber network that spans approximately 133,000 miles across 44 data centers servicing approximately 400 markets. Zayo was formerly traded on the New York Stock Exchange under the ticker ZAYO, but was taken private in 2020 in a $14.3 billion leveraged buyout, which was the second largest leveraged buyout since 2008. Zayo has been in occupancy in the Non-Portland NAP Space since 2011 and has leased colocation cabinets in the Portland NAP since 2000.

The second largest Non-Portland NAP Space tenant by underwritten base rent, Hennebery Eddy Architects (13,696 SF; 6.3% of NRA; 9.1% of UW Base Rent) is an architecture, planning and interior design firm with a focus in historic resources and net-positive design solutions. Headquartered at the Pittock Block Property, Hennebery Eddy Architects serves clients throughout the West and has an additional office in Bozeman, Montana. Hennebery Eddy Architects has been a tenant at the Pittock Block Property since 2000, and recently executed a renewal through July 2027.

The third largest Non-Portland NAP Space tenant by underwritten base rent, LS Networks (15,238 SF; 7.1% of NRA; 8.0% of UW Base Rent), is the largest, locally-owned fiber optic network in the Pacific Northwest. Headquartered at the Pittock Block Property, LS Networks serves business, government, healthcare, education and other enterprises with a focus on rural communities in the Northwest. LS Networks has been in occupancy in the Non-Portland NAP Space since 2004 and has leased colocation cabinets in the Portland NAP since 2003.

LOAN #6: Pittock Block

The following table presents certain information relating to the tenants of the Non-Portland NAP Space at the Pittock Block Property:

Ten Largest Tenants by Underwritten Base Rent(1)

Tenant Name	Property Type	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Zayo / Integra Telecom Holdings, Inc.(4)	Telco/NNN Powered Shell	NR/Caa1/B	5,696	2.6%	$410,686	9.6%	$72.10	8/31/2030	None
Hennebery Eddy Architects(5)	Office	NR/NR/NR	13,696	6.3%	391,294	9.1%	$28.57	7/31/2027	None
LS Networks(6)	Office	NR/NR/NR	15,238	7.1%	340,441	8.0%	$22.34	7/31/2021	1, 1-year option
Sagacity Media Inc.(7)	Office	NR/NR/NR	11,936	5.5%	286,474	6.7%	$24.00	3/31/2023	1, 5-year option
Oregon Symphony(8)	Office	NR/NR/NR	10,701	5.0%	262,176	6.1%	$24.50	10/31/2023	None
DCI - D'Amato, Conversano, Inc.	Office	NR/NR/NR	7,981	3.7%	257,844	6.0%	$32.31	8/31/2026	1, 5-year option
Peaberry Software	Office	NR/NR/NR	5,803	2.7%	147,756	3.5%	$25.46	10/14/2021	1, 3-year option
BAAS	Office	NR/NR/NR	5,240	2.4%	147,444	3.4%	$28.14	4/30/2025	1, 5-year option
WCI Cable(9)	Telco/NNN Powered Shell	NR/NR/NR	2,850	1.3%	130,601	3.1%	$45.82	10/31/2029	None
Krowdsourced, Inc(10)	Office	NR/NR/NR	5,183	2.4%	128,124	3.0%	$24.72	6/30/2025	None
Ten Largest Owned Tenants			84,324	39.1%	$2,502,839	58.5%	$29.68
Remaining Owned Tenants(11)			69,695	32.3%	1,775,893	41.5%	$25.48
Total Occupied			154,019	71.4%	$4,278,732	100.0%	$27.78
Vacant(12)			61,773	28.6%	0	0.0%	$0.00
Total			215,792	100.0%	$4,278,732	100.0%	$27.78

(1)	Based on the underwritten rent roll dated December 21, 2020.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes rent steps through December 2021 and 10% haircuts for tenants that are currently experiencing rent relief.
(4)	Zayo / Integra Telecom Holdings, Inc. has a Telco lease at the Pittock Block Property, which is for suites in the building that have additional power and cooling supply compared to general office/retail suites.
(5)	Hennebery Eddy Architects leases 13,696 SF of which (i) 13,522 SF is office space leased for $28.84 PSF and is set to expire in July 2027 and (ii) 174 SF is storage space leased for approximately $7.59 PSF on a month to month basis.
(6)	LS Networks leases 15,238 SF of which (i) 14,821 SF is office space leased for $22.73 PSF and is set to expire in July 2021 and (ii) 417 SF is storage space leased for approximately $8.49 PSF on a month to month basis.
(7)	Sagacity Media Inc. leases 11,936 SF of which (i) 11,850 SF is office space leased for $24.13 PSF and is set to expire in March 2023 and (ii) 86 SF is storage space leased for approximately $6.28 PSF on a month to month basis.
(8)	Oregon Symphony leases 10,701 SF of which (i) 10,229 SF is office space leased for $25.34 PSF and is set to expire in October 2023 and (ii) 472 SF is storage space leased for approximately $6.23 PSF on a month to month basis.
(9)	WCI Cable leases 2,850 SF of office space set to expire in October 2029 of which (i) 2,000 SF is leased for 43.63 PSF and (ii) 850 SF is leased for $50.98 PSF.
(10)	Krowdsourced, Inc has the one time right to terminate its lease effective June 30, 2023 with 12 months prior written notice and payment of an early termination fee of $64,680.
(11)	Remaining Owned Tenants is inclusive of a 2,000 square foot management office with no attributable underwritten base rent.
(12)	Vacant space includes 55,791 SF of office space, 3,179 SF of retail space and 923 square feet of storage space.

The following table presents certain information relating to the lease rollover schedule for the Non-Portland NAP Space at the Pittock Block Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	12,878	6.0%	6.0%	$271,342	6.3%	$21.07	29
2021	35,746	16.6%	22.5%	888,984	20.8%	$24.87	14
2022	24,301	11.3%	33.8%	555,806	13.0%	$22.87	9
2023	30,975	14.4%	48.1%	857,559	20.0%	$27.69	7
2024	553	0.3%	48.4%	14,628	0.3%	$26.45	1
2025	17,017	7.9%	56.3%	458,391	10.7%	$26.94	6
2026	8,481	3.9%	60.2%	300,760	7.0%	$35.46	2
2027	13,522	6.3%	66.5%	389,974	9.1%	$28.84	2
2028	0	0.0%	66.5%	0	0.0%	$0.00	0
2029	2,850	1.3%	67.8%	130,601	3.1%	$45.82	2
2030	5,696	2.6%	70.4%	410,686	9.6%	$72.10	1
2031 & Thereafter(4)	2,000	0.9%	71.4%	0	0.0%	$0.00	0
Vacant	61,773	28.6%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	215,792	100.0%		$4,278,732	100.0%	$27.78	73

(1)	Based on the underwritten rent roll dated December 21, 2020.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes rent steps through December 2021 and 10% haircuts for tenants that are currently experiencing rent relief.
(4)	2031 & Thereafter is inclusive of a 2,000 square foot management office with no underwritten base rent.

LOAN #6: Pittock Block

The following table presents certain information relating to historical leasing for the Non-Portland NAP Space at the Pittock Block Property:

Historical Leased%(1)(2)

2017	2018	2019(3)	As of 12/21/2020(3)(4)
82.8%	85.7%	88.7%	71.4%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Occupancy figures shown exclude the Portland NAP.
(3)	The change in occupancy from 2019 to December 21, 2020 is primarily attributable to an office tenant occupying approximately 19,228 vacating in November 2020.
(4)	Based on the underwritten rent roll dated December 21, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pittock Block Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 11/30/2020		UW With New Fortune 10 Technology Company License		UW Without New Fortune 10 Technology Company License		Underwritten $ per SF
Base Rent(2)	$3,431,224	$4,027,867	$4,359,091	$4,368,598		$4,278,732		$4,278,732		$14.37
Vacant Income	0	0	0	0		1,622,923		1,622,923		5.45
Gross Potential Rent	$3,431,224	$4,027,867	$4,359,091	$4,368,598		$5,901,655		$5,901,655		$19.82

Total Reimbursements	1,111,998	1,350,416	1,697,474	999,728		1,031,254		1,006,292		3.38
Colocation Income	6,311,688	6,396,294	6,752,559	7,632,953		9,673,590		8,912,190		29.94
Cross Connect Income(3)	1,833,633	2,004,128	2,215,586	2,398,766		2,547,570		2,636,370		8.86
Connection Income	477,927	328,614	260,700	1,162,438		815,849		815,849		2.74
Circuit Fee Income	0	0	91,475	581,925		95,221		95,221		0.32
Vacancy & Credit Loss	0	0	0	0		(1,906,512)		(1,899,648)		(6.38)
Concessions	0	0	(19,740)	(469,809)		0		0		0.00
Effective Gross Income	$13,166,469	$14,107,319	$15,357,144	$16,674,600		$18,158,626		$17,467,929		$58.68

Real Estate Taxes	517,396	561,203	619,531	561,203		613,607		613,607		2.06
Insurance	194,994	254,275	292,010	489,041		80,000		80,000		0.27
Management Fee	614,115	423,220	460,714	500,238		544,759		524,038		1.76
Other Operating Expenses	2,211,262	3,796,178	3,965,073	4,076,679		4,335,980		4,221,770		14.18
Total Operating Expenses	$3,537,767	$5,034,876	$5,337,329	$5,627,162		$5,574,346		$5,439,415		$18.27

Net Operating Income(4)	$9,628,702	$9,072,443	$10,019,815	$11,047,438		$12,584,281		$12,028,514		$40.41
TI/LC	0	0	0	0		702,570		702,570		2.36
Replacement Reserves	0	0	0	0		101,217		101,217		0.34
Net Cash Flow	$9,628,702	$9,072,443	$10,019,815	$11,047,438		$11,780,493		$11,224,726		$37.71

Occupancy	82.8%	85.7%	88.7%	84.3%	(5)	71.4%	(6)(7)	71.4%	(6)(7)
NOI Debt Yield(8)	6.8%	6.4%	7.1%	7.8%		8.9%		8.5%
NCF DSCR(8)	2.04x	1.92x	2.12x	2.34x		2.50x		2.38x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is inclusive of rent steps through December 2021 and 10% haircuts for tenants that are currently experiencing rent relief.
(3)	The pending license agreement with the Fortune 10 technology company includes a provision that lowers cross-connect fees that the company pays by $88,800.
(4)	The increase in TTM 11/30/2020 Net Operating Income from 2019 Net Operating Income is primarily attributable to a new colocation license executed by Facebook for 70 additional cabinets.
(5)	Occupancy figures exclude the Portland NAP space.
(6)	The change in occupancy from TTM 11/30/2020 to the UW occupancy is primarily attributable to an office tenant occupying approximately 19,228 vacating in November 2020. UW Base Rent was in line with the TTM 11/30/2020 Base Rent due to a variety of tenants executing renewal agreements with higher rents over the same period as well as rent steps included in the underwriting.
(7)	Based on the underwritten rent roll dated December 21, 2020.
(8)	Metrics are calculated based on the Pittock Block Senior Pari Passu Notes.

■	Appraisal. According to the appraisal, the Pittock Block Property had an “as-is” appraised value of $329,000,000 as of December 7, 2020.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach	$329,000,000	6.25%	5.25%(1)

(1)	Represents the terminal capitalization rate.

LOAN #6: Pittock Block

■	Environmental Matters. Based on a Phase I environmental report dated December 28, 2020, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Pittock Block Property.

■	Market Overview and Competition. The Pittock Block Property is located in Downtown Portland occupying an entire city block adjacent to O’Bryant Square. The Pittock Block Property is also located approximately 0.2 miles away from Pioneer Courthouse Square, commonly known as “Portland’s Living Room,” which is surrounded by high street retail options, diverse dining options, and immediate access to Portland’s transit system. The Pittock Block Property is served by two major thoroughfares: Interstate 5, which is the main north-south interstate on the West Coast connecting Portland to Seattle and San Diego, and Interstate 405, which forms a loop that travels around Downtown Portland west of the Willamette River. The area’s primary public transportation system, TriMet, provides service throughout northwest Oregon and southwest Washington via bus and light rail lines. Additionally, the West End of Portland is served by the Portland Streetcar system, operating from South Waterfront north into the Pearl and Northwest Portland districts, with a stop one block away from the Pittock Block Property. The system currently has two routes, measuring approximately 7.2 miles end to end. Portland International Airport is an approximately 20 minute drive from the Pittock Block Property.

The Pittock Block Property is located in the Greater Portland/Hillsboro data center market. The Hillsboro data center market has seen strong demand recently due to having no city, county or state sales taxes, a property tax abatement program for data centers, and continued reductions in utility costs through new renewable green/energy offerings. Hillsboro is also the location of Wave Business’s fiber-based Ring I, which is a cross-connect facility for several trans-Pacific submarine cables that connect six data centers. Wave Business recently completed Ring II, which is a 3,456 strand fiber optic network that provides access to 13 major data centers in the Hillsboro market and serves nine Pacific markets including China, Taiwan, Japan, Korea and Hawaii. The Pittock Block directly benefits from developments in the Hillsboro data center market as it is the only major internet exchange in the region and in Oregon.

The Pittock Block Property is located in the CBD office submarket within the greater Portland office market. The CBD submarket contains approximately 28.5 million square feet of office inventory and is bordered by North Russell Street to the north, Interstate 5 to the south, Southeast Grand Avenue to the east and Interstate 405 to the west. The Pittock Block Property’s in-place weighted average office rent is $24.49 per square foot, which compares favorably to the appraisal’s concluded office market rent, ranging between $25.00 and $28.00 per square foot, as demonstrated in the table below. Additionally, the Pittock Block Property’s in-place weighted average Telco/NNN Powered Shell rent is $66.52 per square foot, which is below the appraisals concluded Telco/NNN Powered Shell rent of $70.00 per square foot.

Summary of Appraisal’s Concluded Office Market Rent(1)

Floor(s)	Appraisal’s Concluded Office Market Rent PSF
1-2	$25.00
3-4	$26.00
5-6	$27.00
7-8	$28.00
Telco/NNN Powered Shell	$70.00

(1)	Source: Appraisal.

LOAN #6: Pittock Block

The following table presents certain information relating to the primary office competition for the Pittock Block property:

Competitive Set – Comparable Office Leases(1)

Location	Total GLA (SF)	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent per SF	Lease Type
921 Southwest Washington Street Portland, Oregon	297,698
610 Southwest Broadway Portland, Oregon	85,463	Oregon CUB	September 2020 / 60 Mos.	2,100	$23.25	Full Service
920 Southwest 6th Avenue Portland, Oregon	263,368	Coinbase, Inc	July 2020 / 72 Mos.	16,347	$29.50	Net
506 Southwest 6th Avenue Portland, Oregon	63,510	Biztech People	July 2020 / 72 Mos.	2,000	$20.81	Full Service
1455 Southwest Broadway Portland, Oregon	171,207	AARP	June 2020 / 55 Mos.	5,509	$35.00	Full Service
1020 Southwest Taylor Street Portland, Oregon	105,442	Education Tour Center	May 2020 / 48 Mos.	1,348	$25.00	Net

(1)	Source: Appraisal.

The Pittock Block Property is located within the CBD retail submarket within the greater Portland retail market. The CBD submarket contains approximately 4.5 million SF of retail inventory, with a vacancy rate of 3.3% and average NNN rents of $21.43 per square foot. The Pittock Block Property’s in-place weighted average retail rent is $26.19 per square foot, which compares favorably to the appraisal’s concluded retail market rent, ranging between $35.00 and $40.00 per square foot, as demonstrated in the table below.

Summary of Appraisal’s Concluded Retail Market Rent(1)

Appraisal’s Concluded Office Market Rent PSF
Retail	$35.00
Prime Retail	$40.00

(1)	Source: Appraisal.

The following table presents certain information relating to the primary retail competition for the Pittock Block Property:

Competitive Set – Comparable Retail Leases(1)

Location	Tenant Name	Lease Date / Term	Lease Area (SF)	Monthly Base Rent per SF	Lease Type
921 Southwest Washington Street Portland, Oregon
600 Northwest 14th Avenue Portland, Oregon	US Outdoor	September 2020 / 48 Mos.	9,076	$24.00	Net
800-818 Northeast Broadway Portland, Oregon	Crafty Wonderland	April 2020 / 48 Mos.	1,447	$23.99	Net
733 Southwest 2nd Avenue Portland, Oregon	Yamhill Pub	March 2020 / 60 Mos.	13,968	$40.00	Net
850 Southwest 5th Avenue Portland, Oregon	Yong Kang Noodle House	March 2020 / 72 Mos.	3,300	$38.00	Net
520 Southwest Yamhill Street Portland, Oregon	Christian Reading Room	January 2020 / 60 Mos.	950	$28.00	Net

(1)	Source: Appraisal.

■	The Borrower. The borrower is 1547 CSR – Pittock Block, LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pittock Block Loan Combination.

The borrower sponsor is a joint venture between Harrison Street Real Estate Capital LLC (“Harrison Street”) and 1547 Critical Systems Realty and the nonrecourse carve-out guarantor is 1547 Data Center Real Estate Fund II, L.P. HSRE Social Infrastructure REIT Holding I, LLC has also entered into the Oregon Moratorium Guaranty Agreement. Harrison Street is an investment management firm exclusively focused on alternative real assets. Founded in 2005 and with offices in Chicago and London, Harrison Street has invested approximately $36.3 billion across senior housing, student housing, healthcare delivery, life sciences, storage real estate and social and utility infrastructure. Harrison Street has

LOAN #6: Pittock Block

closed on approximately $600.0 million of data center assets with the goal of owning $6.0 billion worth of data centers within five years. 1547 Critical Systems Realty (“1547”) is a leading developer and operator of custom-designed data centers, with over 1.3 billion square feet of data center space across eight cities. 1547 was founded in 2011 by a group of experienced executives from the financial and data center industries with a combined 60 years of industry experience.

■	Escrows. At loan origination, the borrower deposited a (i) $7,500,000 holdback to be released upon satisfaction of the Holdback Release Conditions and (ii) an approximately $1,512,030 debt service reserve to be released upon satisfaction of the DS Reserve Release Conditions (as defined below).

“Holdback Release Conditions” means either (a) the borrower enters into a data license agreement with the largest tenant, a Fortune 10 technology company, which demises no fewer than 31 cabinets at the Pittock Block Property and provides for annual rent/license fees in an amount not less than $837,000 (the “Data License”), and any payment concessions in favor of the tenant/licensee and/or obligations of the borrower to perform and/or pay for any work in connection with the applicable Data License have either been completed and satisfied in full or the reserve funds have been established with the lender for the purpose of covering the same; or (b) the Pittock Block Property achieves a debt service coverage ratio of 1.95x and a loan to value ratio of 51%.

“DS Reserve Release Conditions” means the satisfaction of each of the following requirements after January 1, 2022: (i) no portion of the debt service reserve funds has been applied to the payment of any portion of the debt at any time during the 12-month period immediately preceding the applicable date of determination; and (ii) as of the applicable date of determination, the Oregon Enforcement Moratorium is no longer of any force and/or effect with respect to the borrower, the Pittock Block Loan, the property, and/or the lender’s rights and remedies pursuant to the Pittock Block Loan Combination documents.

Tax Reserve. On each due date, the borrower is required to deposit into a tax reserve, on a monthly basis, 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (such reserve has been conditionally waived so long as no Cash Sweep Period (as defined below) is continuing and the borrower has provided satisfactory evidence that taxes have been paid meeting the requirements of the Pittock Block Loan Combination documents).

Insurance Reserve. On each due date, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default is continuing and the borrower maintains a blanket policy meeting the requirements of the Pittock Block Loan Combination documents).

Replacement Reserve. On each due date during the continuance of a Cash Sweep Event (as defined below), the borrower is required to deposit into a replacement reserve an amount equal to approximately $6,202 for replacement reserves (approximately $0.25 per square foot annually).

TI/LC Reserve. On each due date during the continuance of a Cash Sweep Event, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $62,017 for tenant improvement and leasing commission obligations (approximately $2.50 per square foot annually).

■	Lockbox and Cash Management. The Pittock Block Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to send tenant direction letters instructing the tenants to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the Pittock Block Loan Combination documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the Pittock Block Loan Combination. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Pittock Block Loan Combination.

LOAN #6: Pittock Block

A “Cash Sweep Event” means the occurrence of (i) an event of default or (ii) the date on which the debt service coverage ratio (as calculated in the Pittock Block Loan Combination documents and based on the trailing three-month period immediately preceding the date of determination) is less than 1.50x (a “DSCR Trigger Event”).

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default or (b) with respect to clause (ii) above, achievement of a debt service coverage ratio (as calculated in the Pittock Block Loan Combination documents and based on the trailing three-month period immediately preceding the date of determination) is at least 1.55x for two consecutive quarters immediately preceding the date of determination; provided, (1) a Cash Sweep Event Cure may occur no more than a total of five times in the aggregate during the term of the Pittock Block Loan Combination and (2) the borrower will have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure.

■	Property Management. The Pittock Block Property is managed by 1547 Datacenter Management Services, LLC, a Delaware limited liability company and an affiliate of the borrower.

■	Current Mezzanine or Secured Subordinate Indebtedness. The Pittock Block Junior Note, with an outstanding principal balance as of the Cut-off Date of $22.47 million, accrues interest at a fixed rate of 5.85000% per annum. The Pittock Block Junior Note has a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Loan Combinations—The Pittock Block Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Based on the total combined debt of $163.47 million, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information(1)

	Pittock Block Senior Pari Passu Notes	Pittock Block Loan Combination
Cut-off Date Balance	$141,000,000	$163,470,000
Cut-off Date LTV Ratio	42.9%	49.7%
Maturity Date LTV Ratio	42.9%	49.7%
DSCR Based on Underwritten NCF	2.38x	1.86x
Debt Yield Based on Underwritten NOI	8.5%	7.4%

(1)	Calculated based on the underwriting which excludes a new license agreement that is expected to be signed with a Fortune 10 technology company totaling $837,000 in underwritten rent. A $7,500,000 holdback was reserved at closing that will be released to the borrower upon execution of the new license agreement. Net of this holdback, the Cut-off Date LTV Ratio on the Pittock Block Senior Pari Passu Notes and the Pittock Block Loan Combination is 40.6% and 47.4%, respectively.

■	Future Mezzanine or Secured Subordinate Indebtedness. The Pittock Block Loan Combination documents permit the owner of 100% of the direct or indirect interest (the “BMO Mezzanine Equity Collateral”) in the borrower to incur mezzanine financing (the “BMO Mezzanine Loan”) secured by the BMO Mezzanine Equity Collateral (the “Borrower Mezzanine Option”) once during the term of the Pittock Block Loan Combination, upon satisfaction of certain terms and conditions set forth in the Pittock Block Loan Combination documents, including, without limitation, the following: (a) the resulting combined debt service coverage ratio equals or exceeds 1.96x and the resulting combined loan-to-value ratio is equal to or less than 51%; (b) the term of the BMO Mezzanine Loan is co-terminus with the Pittock Block Loan Combination; (c) the parties have entered into an intercreditor agreement; and (d) a rating agency confirmation.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Pittock Block Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the original principal balance of the Pittock Block Loan Combination (with a replacement cost endorsement), plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. However, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any successor similar statute) is no longer in effect, the borrower is not required to spend more than two times the then-current premium for a separate “all-risk” or equivalent policy (including business interruption coverage) for terrorism coverage (but is required to purchase the maximum coverage available for such amount). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #7: waterway plaza

LOAN #7: waterway plaza

College Park Shopping Center
COLLEGE PARK DR
CHI St. Luke's Health-The Woodlands Hospital
Houston Methodist-The Woodlands
Alden Bridge Sports Park
242
UT MD Anderson Cancer Center Outpatient Clinic (U/C)
COLLEGE PARK
Texas Children's Hospital-The Woodlands
Sam Moon Shopping Plaza
45
SHENANDOAH
Cochran's Crossing
TriEagle Energy
Emerus Corp.
Country Fresh, Inc
GOSLING RD
Portofino Shopping Center
Woodforest Bank Stadium
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RESEARCH FOREST DR
Conn's HomePlus Corp.
Memorial Hermann-The Woodlands Hospital
ExxonMobil Hughes Landing
Oak Ridge High School
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PANTHER CREEK
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The Cynthia Woods Mitchell Pavilion
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Wood Ridge Plaza
Parkwood
OAK RIDGE NORTH
Timberloch Place
WOODLANDS PKY
McCullough Junior High School
Entergy
Chevron Phillips Chemical
Tamarac Park
Waterway Plaza
10003 Woodloch Forest Drive
The Woodlands, TX 77380
Southshore Park
GROGANS MILL RD
GLEN LOCH DR
The Golf Trails of The Woodlands
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Grogan's Mill Village Center
THE VILLAGE OF GROGAN'S MILL
SAWDUST RD
RAYFORD
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Galena Park
Pasadena

LOAN #7: waterway plaza

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	The Woodlands, Texas	Cut-off Date Balance	$66,000,000
Property Type	Office	Cut-off Date Balance per SF	$295.28
Size (SF)	223,516	Percentage of Initial Pool Balance	4.3%
Total Occupancy as of 1/1/2021	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2021	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2000 / NAP	Mortgage Rate	3.26900%
Appraised Value	$110,000,000	Original Term to Maturity (Months)	120
Appraisal Date	12/4/2020	Original Amortization Term (Months)	NAP
Borrower Sponsor	Golden Eagle Group Inc.	Original Interest Only Period (Months)	120
Property Management	Transwestern	First Payment Date	3/6/2021
Maturity Date	2/6/2031

Underwritten Revenues	$11,730,244
Underwritten Expenses	$3,277,828	Escrows(1)
Underwritten Net Operating Income (NOI)	$8,452,416	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,136,915	Taxes	$0	$0
Cut-off Date LTV Ratio	60.0%	Insurance	$37,317	$6,220
Maturity Date LTV Ratio	60.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	3.86x / 3.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.8% / 12.3%	Other(2)	$8,243,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$66,000,000	57.0%	Purchase Price	$107,000,000	92.5%
Principal’s New Cash Contribution	49,708,643	43.0	Upfront Reserves	8,280,317	7.2
			Origination Costs	428,326	0.4
Total Sources	$115,708,643	100.0%	Total Uses	$115,708,643	100.0%

(1)	See “—Escrows” below.
(2)	Other upfront reserve represents $6,300,000 of unfunded obligations and $1,943,000 of immediate repairs.

■	The Mortgage Loan. The mortgage loan (the “Waterway Plaza Loan”) is secured by a first deed of trust encumbering the borrower’s fee simple interest in an office property located in The Woodlands, Texas (the “Waterway Plaza Property”). The Waterway Plaza Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $66,000,000, representing approximately 4.3% of the initial pool balance. The Waterway Plaza Loan was originated by Goldman Sachs Bank USA on January 7, 2021. The Waterway Plaza Loan has an interest rate of 3.26900% per annum. The borrower utilized the proceeds of the Waterway Plaza Loan to acquire the Waterway Plaza Property, fund upfront reserves and pay origination costs.

The Waterway Plaza Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Waterway Plaza Loan requires payments of interest only for the entire term of the Waterway Plaza Loan. The stated maturity date is the due date in February 2031. Voluntary prepayment of the Waterway Plaza Loan is prohibited prior to the due date in November 2030. The borrower has the option to defease the entire principal balance of the Waterway Plaza Loan in whole (but not in part) after the first due date following the date that is two years after the securitization closing date.

■	The Mortgaged Property. The Waterway Plaza Property consists of a nine-story, Class A office building encompassing 223,516 SF located in The Woodlands, Texas. The Waterway Plaza Property was built in 2000 and sits on a 1.25-acre site. The Waterway Plaza Property has historically been a multi-tenant property with Huntsman International (“Huntsman”) as one of its tenants; however, in 2014 Huntsman executed a ninth amendment of its lease wherein it expanded into 100% of the Waterway Plaza Property. Huntsman’s current lease began on April 1, 2018 and is set to expire on July 31, 2030, subject to two five-year extension options. The Waterway Plaza Property serves as the corporate headquarters for Huntsman. The Waterway Plaza Property is currently undergoing a renovation of floors two through eight that is estimated to cost approximately $18.8 million, of which the Borrower Sponsor has agreed to contribute $13.8 million and Huntsman has agreed to contribute $5.0 million. Of the $13.8 million Borrower Sponsor commitment, approximately $7.5 million has already been spent, with approximately $6.3 million remaining. Additionally, the Borrower Sponsor plans to replace the chiller and cooling tower at an estimated cost of $953,000, and to complete an elevator modernization at an estimated cost of $990,000. Approximately $1.94 million was reserved at origination towards the chiller and cooler tower replacement and the elevator modernization.

Huntsman (223,516 SF; 100% of NRA; 100% of UW Base Rent) is the sole tenant at the Waterway Plaza Property. Founded in 1970, Huntsman is a multinational chemical corporation that as of January 21, 2021 reports a $6.19 billion market capitalization with approximately 10,000 employees. Huntsman offers services across polyurethanes, advanced materials, performance products, and textile effects. Further, it operates across a set of disparate market segments including aerospace and defense, transportation, construction, energy, electronics, and industrial manufacturing.

LOAN #7: waterway plaza

COVID-19 Update. As of January 14, 2021 the Waterway Plaza Property is open with employees of Huntsman working remotely. Huntsman has paid its rent for November 2020, December 2020 and January 2021. Additionally, there have been no rent relief requests or lease modifications. As of January 14, 2021, the Waterway Plaza Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the Waterway Plaza Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Huntsman International	BBB- / Baa3 / BB+	223,516	100.0%	$7,635,307	100.0%	$34.16	7/31/2030	2, 5-year options
Largest Tenants		223,516	100.0%	$7,635,307	100.0%	$34.16
Vacant Space		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		223,516	100.0%	$7,635,307	100.0%	$34.16

(1)	Based on the underwritten rent roll dated January 1, 2021.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Waterway Plaza Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	223,516	100.0	100.0%	7,635,307	100.0	$34.16	1
2031	0	0.0	100.0%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	223,516	100.0%		$7,635,307	100.0%	$34.16	1

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated January 1, 2021.

The following table presents certain information relating to historical leasing at the Waterway Plaza Property:

Historical Leased %(1)

2017	2018	2019	As of 1/1/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated January 1, 2021.

LOAN #7: waterway plaza

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Waterway Plaza Property:

Cash Flow Analysis(1)

	2018	2019	T-9 9/30/2020 Ann.	Underwritten	Underwritten $ per SF
Base Rent(2)	$5,157,136	$6,097,889	$7,294,817	$7,635,307	$34.16
Reimbursements	2,573,483	2,854,616	3,276,912	3,324,859	14.88
Vacancy & Credit Loss	0	0	0	(454,224)	(2.03)
Other Income(3)	2,135	1,768	2,124	1,224,303	5.48
Effective Gross Income	$7,732,754	$8,954,273	$10,573,853	$11,730,244	$52.48
Total Operating Expenses	2,872,905	2,939,359	3,070,981	3,277,828	14.66
Net Operating Income	$4,859,849	$6,014,914	$7,502,872	$8,452,416	$37.82
TI/LC	0	0	0	279,739	1.25
Replacement Reserves	0	0	0	35,763	0.16
Net Cash Flow	$4,859,849	$6,014,914	$7,502,872	$8,136,915	$36.40
Occupancy	100.0%	100.0%	100.0%	100.0%
NOI Debt Yield	7.4%	9.1%	11.4%	12.8%
NCF DSCR	2.22x	2.75x	3.43x	3.72x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated as of January 1, 2021.
(3)	Underwritten Other Income is inclusive of contractual rent escalations through February 2022.

■	Appraisal. According to the appraisal, the Waterway Plaza Property had an “As-Is” appraised value of $110,000,000 as of December 4, 2020. The appraisal also concluded to an “as dark” value of $52,000,000 as of December 4, 2020.

■	Environmental Matters. According to the Phase I environmental report dated as of November 25, 2020, there are no recognized environmental conditions or recommendations for further action at the Waterway Plaza Property.

■	Market Overview and Competition. The Waterway Plaza Property is located in The Woodlands, Texas. According to a third-party market research report, the Waterway Plaza Property is located within the Houston-The Woodlands-Sugar Land Core-Based Statistical Area (“Houston CBSA”), which has a population of approximately seven million people. The Houston CBSA has a low cost of living, access to healthcare facilities, and jobs across the energy and petrochemical industries. The Houston CBSA also serves as a transportation hub, comprised of the George Bush Intercontinental Airport, a deep-water seaport and the Intracoastal Waterway, multiple major railroads, and extensive highway systems.

The Waterway Plaza Property is located in The Woodlands submarket. According to a third-party market research report, The Woodlands is a master-planned community that includes residential, commercial, business, and industrial segments and is designed to be a self-supporting economy. The Woodlands is home to more than 60,000 residents and over 900 businesses, employing an estimated 22,629 people. Over the last two decades, The Woodlands’ office market has benefited from positive absorption; occupancy for class A office space in The Woodlands is 91% versus 78% in the greater Houston market.

According to the appraisal, the Houston metropolitan area contains approximately 190.4 million SF of office space, which ranks among the top 10 nationally in total office inventory. As of the end of the third quarter 2020, overall gross asking rent averaged $31.51 per SF, representing a year-over-year increase of $1.87 per SF. Prior to the COVID-19 outbreak, the Houston office market had been in the recovery phase since the energy downturn in 2014/2015. In 2017, some tenants in the Houston submarket were forced to temporarily relocate due to the damaging effects of Hurricane Harvey.

According to the appraisal, vacancy in the Houston office market was 23.5% as of the third quarter 2020, due to a combination of the collapse of oil prices in 2014/2015 and the outbreak of the COVID-19 pandemic. According to the appraisal, the office market is expected to continue to recover in 2021 and 2022 before stabilizing in 2023 and beyond.

LOAN #7: waterway plaza

The following table presents certain information relating to the primary office competition for the Waterway Plaza Property:

Competitive Set (1)

Property Name	Submarket	Building SF	Number of Stories	Year Built	Occupancy
Waterway Plaza(2)	The Woodlands	223,516	9	2000	100.0%
CityPlace 1	The Woodlands	149,500	5	2019	32.0%
10000 Energy Drive (South Tower)	The Woodlands	288,609	10	2014	0.0%
One, Two, & Three Hughes Landing	The Woodlands	716,230	8, 12	2013 - 2015	89.0%
Woodlands Town Center 1 & 2	The Woodlands	280,415	6	1998 - 1999	83.0%
3 Waterway Square Place	The Woodlands	232,045	11	2013	87.0%
4 Waterway Square Place	The Woodlands	218,551	9	2008	100.0%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of January 1, 2021.

■	The Borrower. The borrower is Waterway 1 Property Corp., a Delaware corporation. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waterway Plaza Loan.

The borrower sponsor and non-recourse guarantor is Golden Eagle Group Inc. The Golden Eagle Group Inc. (“GEG”) is a vertically integrated real estate firm that focuses on the acquisition, development, construction, and asset management of commercial and residential real estate. Founded in 1991, GEG has acquired more than 2 million SF, 3,500 units, and 5,250 acres of land since inception. Further, GEG has acquired commercial and residential real estate totaling more than $1.2 billion and has managed 2.2 million SF.

■	Escrows. At loan origination, the borrower deposited (i) $37,317 into an insurance reserve, (ii) $6,300,000 into a reserve for certain unfunded obligations, such as tenant allowances and leasing commissions, free rent and gap rent, and (iii) $1,943,000 into a reserve for certain immediate repairs, such as elevator repair and modernization, replacement of the chillers, and the implementation of an asbestos O&M plan at the Waterway Plaza Property.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes, unless Huntsman pays the real estate taxes directly as required by the related loan documents or reimburses the borrower for the same, and borrower provides proof of payment by Huntsman, borrower, or any other applicable party on or before the delinquency date of such real estate taxes.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the reasonably estimated insurance premiums initially $6,220 unless (x) Huntsman has obtained the insurance policies required by the related loan documents and is paying the insurance premiums or reimbursing the borrower for the same or (y) the borrower is maintaining a blanket policy in accordance with the related loan documents.

Replacement Reserve. For so long as the Tenant Replacements Conditions (as defined below) are not satisfied, the borrower is required to deposit into a replacement reserve on a monthly basis an amount equal to 1/12 of the product of (x) the square footage of the leased premises and (y) $0.15. For purposes herein, the term “Tenant Replacements Conditions” means the satisfaction of each of the following: (a) no event of default is continuing and (b) Huntsman is required to repair and pay for all replacements related to its leased premises, performs its repair and payment obligations in conformance with its lease and provides evidence thereof (or borrower provides such evidence).

■	Lockbox and Cash Management. The Waterway Plaza Loan is structured with a hard lockbox and springing cash management. The borrower will be required to cause all funds and other income from the Waterway Plaza Property to be deposited into a lender-controlled lockbox account. On each business day during the continuance of a Waterway Plaza Cash Trap Event Period (as defined below) or event of default under the Waterway Plaza Loan, all amounts in the lockbox account in excess of $5,000 are required to be remitted to a lender-controlled cash management account. On each business day that no Waterway Plaza Cash Trap Event Period or event of default under the Waterway Plaza Loan is continuing, all funds in the lockbox account in excess of $5,000 are required to be swept into a Master Lessee-controlled operating account.

On each due date during the continuance of a Waterway Plaza Cash Trap Event Period, all funds on deposit in the cash management account in excess of $5,000 after payment of debt service, required reserves and budgeted operating expenses are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Waterway Plaza Loan.

LOAN #7: waterway plaza

“Waterway Plaza Cash Trap Event Period” means each period (i) during an event of default under the Waterway Plaza Loan agreement, (ii) commencing when the net cash flow (as calculated under the related loan documents), determined as of the first day of any calendar quarter for the immediately preceding calendar quarter, is less than $5,713,996.50, and concluding when the net cash flow, determined as of the first day of each of two consecutive calendar quarters for each immediately preceding calendar quarter, is at least equal to $5,713,996.50, and (iii) during the continuance of a Waterway Plaza Lease Sweep Period.

“Waterway Plaza Lease Sweep Period” means the period commencing upon, (a) either (i) the early termination, early cancellation or early surrender of the Huntsman lease or any replacement Waterway Plaza Major Lease, as defined below, (each such lease, a “Sweep Lease”) for all or substantially all of the space demised under the applicable Sweep Lease or (ii) upon the borrower’s or the Master Lessee’s, as defined below, receipt of notice by a tenant under a Sweep Lease (each, a “Sweep Tenant”) of its intent to effect an early termination, cancellation or surrender of all or substantially all of the space demised under the applicable Sweep Lease unless, in the case of either item (i) or (ii), the borrower or the Master Lessee has executed a Qualified Replacement Lease with a different tenant that, together with any existing lease in effect (including the Huntsman lease) that was entered in accordance with the terms of the related loan documents, covers all or substantially all of the space demised under the applicable Sweep Lease and which Qualified Replacement Lease does not contain any termination options prior to such tenant taking occupancy of the space demised under such Qualified Replacement Lease and opening for business; (b) at any point in time after July 6, 2021, the date upon which a Sweep Tenant has ceased operating its business in at least 40% of the space demised under its Sweep Lease, provided that a Waterway Plaza Lease Sweep Period will not be deemed to have commenced under this item (b) to the extent (x) the related Sweep Tenant is in compliance with the terms of its Sweep Lease, and (y) either (i) the Sweep Tenant has ceased its operations as a result of events related to a casualty or condemnation as permitted under its Sweep Lease; (ii) the Sweep Tenant has ceased its operations to undertake an active repurposing or repositioning of its operations in accordance with its Sweep Lease, and such cessation does not continue for a consecutive period in excess of 90 days; or (iii) the Sweep Tenant has ceased its operations for any other reason, and such cessation does not continue for a consecutive period in excess of 30 days; (c) any (x) material non-monetary default by a Sweep Tenant under its Sweep Lease that continues beyond any applicable notice and cure period and for which the borrower could reasonably deliver a termination notice to the applicable Sweep Tenant in relation to the applicable Sweep Lease or (y) material monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period (in either case, subject to customary tenant contest rights under such Sweep Lease) that could reasonably result in a termination of such applicable Sweep Lease; (d) a Sweep Tenant or the related lease guarantor, if applicable, is a debtor under a voluntary or involuntary petition under the bankruptcy code or any other creditors rights laws that is not dismissed within 90 days of such filing (provided that the Waterway Plaza Lease Sweep Period will cease if the applicable Sweep Lease is affirmed in bankruptcy); (e) in the case of the Sweep Tenant, upon a decline in the credit rating of Sweep Tenant’s (or its lease guarantor’s) long term debt rating below “BB-” by S&P or “Ba3” by Moody’s or an equivalent rating; or (f) with respect to any Sweep Lease: (1) subject to a deposit of cash or a letter of credit equal to $3,500,000 being made, the date that is 24 months prior to the scheduled expiration of the applicable term under a Sweep Lease, and (2) regardless of whether any deposit is made, the date that is 18 months prior to the scheduled expiration of the applicable term under a Sweep Lease if, as such date under (1) or (2) above, the renewal of such Sweep Lease has not been exercised or the applicable Sweep Tenant has not entered into an amendment to its Sweep Lease extending the term pursuant to the terms set of such Sweep Lease or otherwise on terms and conditions reasonably acceptable to the lender.

A Waterway Plaza Lease Sweep Period will end upon the occurrence of any of the following: (A) in the case of clause (a) above, a Sweep Lease Re-Tenanting Event (as defined below) has occurred; (B) in the case of clause (b) above, either (1) a Sweep Lease Re-Tenanting Event has occurred, or (2) such Sweep Tenant has resumed occupancy and is operating its business in at least 60% of the space demised under its Sweep Lease for a period of two consecutive calendar quarters, including the payment of all required rental amounts and expense reimbursements; (C) in the case of clause (c) above, upon the lender’s receipt of reasonably satisfactory evidence that the subject default has been cured to the lender’s reasonable satisfaction; (D) in the case of clause (d) above, either (1) a Sweep Lease Re-Tenanting Event has occurred, or (2) the bankruptcy proceeding or other proceeding under creditors rights laws has been dismissed or otherwise terminated in a manner reasonably satisfactory to the lender and the related lease has been affirmed; (E) in the case of clause (e) above, either (1) a Sweep Lease Re-Tenanting Event has occurred, or (2)(i) the long- term debt rating for such Sweep Tenant (or its lease guarantor) is upgraded to at least “BB- ” by S&P, “Ba3” by Moody’s or an equivalent rating or higher by another rating agency, or (ii) funds equal to $60.00 times the rentable square footage subject to the applicable Sweep Lease have been accumulated in the excess cash flow reserve account as a result of the related Waterway Plaza Lease Sweep Period; and (F) in the case of clause (f) above, either (1) a Sweep Lease Re-Tenanting Event has occurred, or (2) such Sweep Tenant renews or extends the term of its lease

LOAN #7: waterway plaza

pursuant to the terms set forth in such Sweep Lease or otherwise on terms and conditions reasonably acceptable to the lender.

“Waterway Plaza Major Lease” means (i) the Huntsman lease, (ii) any lease that, individually or when aggregated with all other leases with the same tenant or its affiliate, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, demises more than 50,000 rentable square feet at the Waterway Plaza Property, (iii) any lease that contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Waterway Plaza Property, (iv) any lease with an affiliate of the borrower or the Master Lessee as a tenant and (v) any instrument guaranteeing or providing credit support for any lease meeting the requirements of items (i)-(iv) above.

A “Qualified Replacement Lease” is any lease with a third party tenant of comparable or better credit (in the reasonable discretion of the lender) to the applicable Sweep Tenant being replaced, which lease (i) materially conforms to the requirements of the Waterway Plaza Loan agreement, (ii) provides for minimum rent, expense reimbursements and other economic terms that, taken as a whole, are at least equivalent to then-existing market rates for the applicable leased premises (but in no event may rental rate and expense reimbursements be less than that which is being paid by Huntsman as of the origination date), (iii) contains commercially reasonable terms and conditions that are reasonably acceptable to the lender in all material respects and (iv) has a minimum primary term of five years.

“Sweep Lease Re-Tenanting Event” means that the lender has received reasonably satisfactory evidence that (i) all or substantially all of the space demised under the Sweep Lease that is the subject of a Lease Sweep Period has been leased to one or more replacement tenants that are reasonably satisfactory to the lender, each pursuant to a Qualified Replacement Lease, (ii) each such tenant has taken occupancy of its demised space, (iii) each such tenant is paying full, unabated rent pursuant to the terms of its Qualified Replacement Lease and (iv) all tenant improvement costs and leasing commissions provided in each such Qualified Replacement Lease have been paid (or adequately reserved for by the lender).

■	Master Lease. The Waterway Plaza Loan was structured with a master lease to be a Shari’ah compliant loan. Title to the Waterway Plaza Property is held by the borrower, who master leases the Waterway Plaza Property to Waterway 1 GEG, LLC, a single-purpose master lessee (the “Master Lessee”). The rent payable pursuant to the master lease is intended to cover the debt service payments required under the Waterway Plaza Loan, as well as reserve payments and any other sums due under the Waterway Plaza Loan. At origination, the lender received a fee deed of trust from the borrower on its interest in the Waterway Plaza Property. The lender also secured a full subordination of the master lease. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Shari’ah Compliant Loans” in the Preliminary Prospectus.

■	Property Management. The Waterway Plaza Property is currently managed by Transwestern Property Company SW GP, L.L.C., d/b/a Transwestern.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. The beneficial owners of the borrower are permitted during the term of the Waterway Plaza Loan to obtain a mezzanine loan from a lender meeting certain requirements under the Waterway Plaza Loan documents secured by a pledge of the equity interests in the borrower, provided that, among other conditions: (a) the mezzanine loan is in an amount not to exceed an amount that, when added to the Waterway Plaza Loan will result in (A) a combined loan-to-value ratio of the Waterway Plaza Property of no more than 60%, (B) a combined adjusted debt service coverage ratio (based on the Waterway Plaza Loan documents) of no less than 2.21x, and (C) a combined debt yield of no less than 11.54%; (b) the mezzanine loan is secured by an equity pledge encumbering direct and indirect ownership interests in the borrower (and not any collateral securing the Waterway Plaza Loan); (c) the mezzanine loan will be coterminous with the Waterway Plaza Loan; and (d) the mezzanine lender (i) is not an affiliate of the borrower and (ii) enters into an intercreditor agreement with the lender satisfactory in all respects to the lender in its reasonable discretion and any applicable rating agency. Additionally, such financing will be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Waterway Plaza Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #8: leonardo drs industrial

LOAN #8: leonardo drs industrial

MAP © 2021 CARTIFACT
Leonardo DRS Industrial
W126N7353 & W126N7449 Flint Drive
Menomonee Falls, Wisconsin 53051
Germantown
River Centre Shopping Center
River Court Shopping Center
North Point Plaza
Marketplace of Brown Deer
Northridge Commons
Brown Deer Center
North Star Plaza
River Hills
Fox Point
North Hills Country Club
Apple Run Mall
Glendale
Cardinal Stritch University
Silver Mill Court Shopping Center
North Bay
Lake Michigan
Bayshore Town Center
Timmerman Plaza Shopping Center
North Pointe Center
Butler
TIMMERMAN AIRPORT
Hampton Shopping Center
Midtown Center
Capitol West Plaza
Capitol Plaza East
Shoppers World of Brookfield
The Mayfair Collection
Shorewood
University of Wisconsin-Milwaukee
Mt Mary College
Wauwatosa
Mayfair Mall
Ruby Isle
Hansen Park
Washington Park
Milwaukee
BMO Harris Bradley Center
Milwaukee Art Museum
Brownstones Shopping Center
Elm Grove
Marquette University
Brookfield Square Mall
Milwaukee Zoological Gardens
Miller Park
Harley-Davidson Museum
Potawatomi Hotel & Casino
Milwaukee Mile
Mitchell Mall
Madison
Milwaukee
Waukesha
Fort Atkinson
WISCONSIN
Janesville
Elkhorn
Burlington
Racine
Kenosha
Beloit
ILLINOIS
Rockford
Waukegan
Lake Forest
Barrington
Northbrook
Elgin
Schaumburg
Rochelle
DeKalb
Chicago
Dixon
Downers Grove

LOAN #8: leonardo drs industrial

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Menomonee Falls, Wisconsin	Cut-off Date Principal Balance		$63,700,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$129.61
Size (SF)	491,476	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 2/6/2021	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/6/2021	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2000, 2019 / 2018-2019	Mortgage Rate		3.31000%
Appraised Value	$99,400,000	Original Term to Maturity (Months)		120
Appraisal Date	12/2/2020	Original Amortization Term (Months)		NAP
Borrower Sponsor	Capital Partners Holdings and LMW Investments Ltd.	Original Interest Only Period (Months) First Payment Date Maturity Date		120 2/6/2021 1/6/2031
Property Management	Founders 3 Management Company

Underwritten Revenues	$6,651,862
Underwritten Expenses	$968,601	Escrows(1)
Underwritten Net Operating Income (NOI)	$5,683,261		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,622,252	Taxes	$34,479	$34,479
Cut-off Date LTV Ratio	64.1%	Insurance	$20,899	$10,450
Maturity Date LTV Ratio	64.1%	Replacement Reserves(2)	$0	$6,143
DSCR Based on Underwritten NOI / NCF	2.66x / 2.63x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$63,700,000	64.4%	Purchase Price	$98,000,000	99.1%
Principal’s New Cash Contribution	35,160,775	35.6	Closing Costs	805,396	0.8
			Upfront Reserves	55,378	0.1
Total Sources	$98,860,775	100.0%	Total Uses	$98,860,775	100.0%

(1)	See “—Escrows” below.

(2)	The Replacement Reserve is subject to a cap of approximately $73,721.

■	The Mortgage Loan. The mortgage loan (the “Leonardo DRS Industrial Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a two-building industrial flex facility located in Menomonee Falls, Wisconsin (the “Leonardo DRS Industrial Property”). The Leonardo DRS Industrial Loan has an outstanding principal balance as of the Cut-off Date of $63,700,000 and represents approximately 4.2% of the Initial Pool Balance. The Leonardo DRS Industrial Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on December 31, 2020. The Leonardo DRS Industrial Loan has an interest rate of 3.31000% per annum. The borrower utilized the proceeds of the Leonardo DRS Industrial Loan to acquire the Leonardo DRS Industrial Property, fund upfront reserves, and pay origination costs.

The Leonardo DRS Industrial Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Leonardo DRS Industrial Loan requires payments of interest only for the entire term of the Leonardo DRS Industrial Loan. The stated maturity date is the due date in January 2031. Voluntary prepayment of the Leonardo DRS Industrial Loan is prohibited prior to October 6, 2030. The borrower has the option to defease the entire $63.7 million Leonardo DRS Industrial Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 31, 2024.

■	The Mortgaged Property. The Leonardo DRS Industrial Property consists of two adjacent buildings encompassing 491,476 SF located in Menomonee Falls, Wisconsin. One building serves an industrial use and accounts for 75.9% of the total net rentable area (“NRA”); the other adjacent building serves as a corporate office for Leonardo DRS and occupies 24.1% of the total NRA. As of February 6, 2021, the Leonardo DRS Industrial Property was 100% occupied by Leonardo DRS (“Leonardo DRS”), an American defense contractor.

The north building is a three-story single-tenant office structure totaling 118,620 SF plus a basement parking level, constructed in 2000 and renovated extensively between 2018 and 2019. The south building is a build-to-suit single-story industrial manufacturing building totaling 372,856 SF completed in 2019. The Leonardo DRS Industrial Property is leased under two separate leases with the same expiration date, but two different commencement dates given construction status. As of February 2021, approximately 233 months remain under the current lease terms and both leases contain two, five-year renewal options.

Leonardo SpA, Leonardo DRS’ parent entity, is the 12th largest company in Italy and a worldwide leader in aerospace, defense and security. With over 80% of revenues coming from military/government contracts, the defense conglomerate has over 49,000 employees across 5 divisions with products and solutions used in over 150 countries.

LOAN #8: leonardo drs industrial

■	COVID-19 Update. As of January 6, 2021, the Leonardo DRS Industrial Property is open and operating. Additionally, there have been no rent relief requests or lease modifications. The Leonardo DRS Industrial Loan is not subject to any modification or forbearance requests. The first payment date of the Leonardo DRS Industrial Loan is February 2021.

The following table presents certain information relating to the tenants at the Leonardo DRS Industrial Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Leonardo DRS	BBB-/Ba1/BB+	491,476	100.0%	$5,853,822	100.0%	$11.91	6/30/2040	2, 5-year options
Total Occupied		491,476	100.0%	$5,853,822	100.0%	$11.91
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		491,476	100.0%	$5,853,822	100.0%	$11.91

(1)	Based on the underwritten rent roll dated as of February 6, 2021. UW Base Rent includes average contractual rent steps for Leonardo DRS throughout the 10-year loan term.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule for the Leonardo DRS Industrial Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031 & Thereafter	491,476	100.0	100.0%	5,853,822	100.0	$11.91	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	491,476	100.0%		$5,853,822	100.0%	$11.91	1

(1)	Based on the underwritten rent roll dated as of February 6, 2021.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes average contractual rent steps throughout the 10-year loan term.

The following table presents certain information relating to historical occupancy for the Leonardo DRS Industrial Property:

Historical Leased %(1)

2018(1)	2019(1)	As of 2/6/2021(2)
NAV	NAV	100.0%

(1)	Historical occupancy is not available as the Leonardo DRS Industrial Property was recently acquired at origination.

(2)	Based on the underwritten rent roll dated as of February 6, 2021.

LOAN #8: leonardo drs industrial

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Leonardo DRS Industrial Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$5,469,471	$11.13
Contractual Rent Steps(3)	384,352	0.78
Reimbursement Revenue	968,601	1.97
Gross Revenue	$6,822,423	$13.88
Vacancy Loss	(170,561)	(0.35)
Effective Gross Revenue	$6,651,862	$13.53

Real Estate Taxes	$403,883	$0.82
Insurance	119,424	0.24
Management Fee	199,556	0.41
Other Operating Expenses	245,738	0.50
Total Operating Expenses	$968,601	$1.97

Net Operating Income	$5,683,261	$11.56
Replacement Reserves	61,010	0.12
TI/LC	0	0.00
Net Cash Flow	$5,622,252	$11.44

Occupancy	100.0%
NOI Debt Yield	8.9%
NCF DSCR	2.63x

(1)	Historical financials are unavailable as the Leonardo DRS Industrial Property was acquired at origination.

(2)	Underwritten cash flow is based on the underwritten rent roll dated February 6, 2021.

(3)	Contractual Rent Steps reflect the average contractual rent steps through the 10-year loan term.

■	Appraisal. According to the appraisal, the Leonardo DRS Industrial Property had an “as-is’ appraised value of $99,400,000 as of December 2, 2020.

■	Environmental Matters. According to the Phase I environmental report dated as of December 7, 2020, there are no recognized environmental conditions or recommendations for further action at the Leonardo DRS Industrial Property.

■	Market Overview and Competition. The Leonardo DRS Industrial Property is located within the Waukesha County submarket, which contains approximately 84 million SF of industrial space with a vacancy rate of 1.4% and average asking rents of $5.40 per SF as of the third quarter of 2020.

According to the appraisal, the Waukesha County submarket is located in Southeastern Wisconsin which accounts for approximately 35% of the state’s population. The average asking rent for industrial properties in Waukesha County has remained stable over the past year at $5.40. However, vacancy rates for industrial space in the Waukesha County submarket have decreased 0.3% over the past year, from 1.7% to 1.4% from the third quarter of 2019 to the third quarter of 2020.

LOAN #8: leonardo drs industrial

Leonardo DRS Industrial Comparable Industrial Leases(1)
Property Name / Location	Year Built	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	UW Base Rent Per SF
Leonardo DRS Industrial Menomonee Falls, WI	2000, 2019	Leonardo DRS(2)	491,476(2)	2/1/2019(2)	21.3(2)	$11.91(2)
BorgWarner Noblesville, IN	2018	BorgWarner	103,883	Apr-18	15.0	$12.96
Proposed FedEx Ground Facility Madison, WI	2020	FedEx Ground	393,847	Jul-20	15.0	$9.19
Amazon Last Mile Facility Greenville, WI	2020	Amazon.com	110,943	Jul-20	12.0	$18.24
Amazon Last Mile Facility Yorkville, WI	2021	Amazon.com	145,418	Apr-21	15.0	$17.19
Proposed North Baltimore Industrial Baltimore, OH	2021	United Parcel Service, Inc.	400,000	Mar-21	20.0	$10.81
Cooper Standard Building Auburn Hills, MI	2000	Cooper Standard	103,822	Jun-17	5.0	$13.95
Antolin Shelby, Inc. Shelby Township, MI	2017	Antolin Shelby, Inc.	360,342	Nov-17	15.0	$9.19
Faurecia Seating Facility Simpsonville, KY	2015	Faurecia Seating	153,430	Mar-17	10.0	$9.04

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated as of February 6, 2021. UW Base Rent Per SF includes average contractual rent steps for Leonardo DRS throughout the 10-year loan term.

■	The Borrower. The borrower is CT Menomonee Falls LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Leonardo DRS Industrial Loan.

The borrower sponsors are Capital Partners Holdings, a Cayman Islands company (“CPH”) and LMW Investments Ltd., a Guernsey company (“LMW”). The Capital Trust Group (“CTG”), an affiliate of the borrower sponsors, is a private equity, real estate, and corporate finance advisory firm founded in 1985 with operations throughout Europe and the United States. CTG arranges, manages, and invests directly in equity ownership positions for corporate finance and real estate transactions. The firm has raised ten funds across three continents. CTG’s real estate arm has led or co-led investment funds for income producing and development properties throughout the United States, Europe, and the Middle East, while also managing commercial space in the United States. The non-recourse carveout guarantor is The Bascom Group, LLC, which owns 67 multifamily properties.

■	Escrows. At origination of the Leonardo DRS Industrial Loan, the borrower funded reserves of (i) approximately $34,479 for real estate taxes and (ii) approximately $20,899 for insurance premiums.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated to be approximately $34,479).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially estimated to be approximately $10,450).

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $6,143 (subject to a cap of approximately $73,721).

■	Lockbox and Cash Management. The Leonardo DRS Industrial Loan is structured with a hard lockbox and springing cash management. At origination of the Leonardo DRS Industrial Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lockbox account. Prior to a Leonardo DRS Industrial Trigger Period, the borrower is required to cause revenue received by the borrower or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Leonardo DRS Industrial Trigger Period exists. Upon the occurrence and during the continuance of a Leonardo DRS Industrial Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Leonardo DRS Industrial Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Leonardo DRS Industrial Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Leonardo DRS Industrial Loan. Upon the cure of the applicable

LOAN #8: leonardo drs industrial

Leonardo DRS Industrial Trigger Period, so long as no other Leonardo DRS Industrial Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Leonardo DRS Industrial Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Leonardo DRS Industrial Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) the debt service coverage ratio for the Leonardo DRS Industrial Property being less than 1.20x; and (iii) the occurrence of a Leonardo DRS Industrial Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Leonardo DRS Industrial Specified Tenant Trigger Period ceasing to exist.

A “Leonardo DRS Industrial Specified Tenant Trigger Period” means (A) a period commencing on the first to occur of (i) a Specified Tenant (as defined below) being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods; (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), the Specified Tenant failing to be open to the public for business during customary hours and/or “going dark” in 15% or more of the Specified Tenant space (or applicable portion thereof); (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space1; (iv) the termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the failure of any Specified Tenant lease to otherwise be in full force and effect; (v) any bankruptcy or similar insolvency of Specified Tenant; (vi) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions of the applicable Specified Tenant lease and the Leonardo DRS Industrial Loan documents, (any such occurrence, a “Renewal Trigger”), and (vii) unless (and, for so long as) the Credit Rating Trigger Sweep Avoidance Conditions (as defined below) are satisfied, the Specified Tenant lease guarantor, or the parent company that owns and controls the Specified Tenant lease guarantor, as applicable, ceases to satisfy the Credit Rating Condition (as defined below) (any such occurrence, a “Credit Rating Trigger”); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence may include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Leonardo DRS Industrial Loan documents for a term of at least five years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease (or, the borrower has deposited with the lender funds in an amount equal to the total aggregate abated rent under such tenant’s lease, which funds shall be released by the lender upon the passage of such rent abatement period, or deposited into the cash management account if a Leonardo DRS Industrial Trigger Period then exists).

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Leonardo DRS Industrial Specified Tenant Trigger Period is due to a Renewal Trigger, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Leonardo DRS Industrial Loan documents, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease (or, the borrower has deposited with the lender funds in an amount equal to the total aggregate abated rent under such Specified Tenant’s lease, which funds will be released by the lender upon the passage of such rent abatement period, or deposited into the cash management account if a Leonardo DRS Industrial Trigger Period then exists), and (vii) in the event the Leonardo DRS Industrial Specified Tenant Trigger Period is due to a Credit Rating Trigger, either (A) the applicable person with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Condition for two (2) consecutive calendar quarters or (B) satisfaction of the Credit Rating Trigger Sweep Cure Conditions.

LOAN #8: leonardo drs industrial

A “Specified Tenant” means (i) DRS Naval Power Systems, Inc. (formerly known as DRS Power & Control Technologies, Inc.), (ii) any other tenants of the Specified Tenant space (or any portion thereof), and (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

“Credit Rating Trigger Sweep Avoidance Conditions” means that, within 10 business days following the occurrence of a Credit Rating Trigger, the borrower deposits into an account established with the lender (in the form of cash or a letter of credit), an amount of funds equal to $3,500,000.00, to be held by the lender as additional collateral for the Leonardo DRS Industrial Loan; provided, however, that subsequent to such deposit, upon the expiration of all Leonardo DRS Industrial Trigger Periods then in existence and satisfaction of clause (vii)(A) of the definition of Specified Tenant Cure Conditions, all such funds so deposited (and/or letters of credit so delivered) are required to be disbursed and returned to the borrower.

“Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a senior unsecured debt rating of at least “BB-” by S&P, “Ba3” by Moody’s, “BB-” by Fitch, and an equivalent rating from each other rating agency which rates such entity.

“Credit Rating Trigger Sweep Cure Conditions” means that (i) there has been deposited into the excess cash flow account an amount of funds equal to $7,000,000.00 and (ii) no Leonardo DRS Industrial Trigger Period then exists other than a Trigger Period caused by a Credit Rating Trigger.

■	Property Management. The Leonardo DRS Industrial Property is managed on behalf of the borrower by Founders 3 Management Company.

■	Release of Collateral. Not permitted.

■	Mezzanine or Secured Subordinate Indebtedness. None.

■	Terrorism Insurance. The Leonardo DRS Industrial Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Leonardo DRS Industrial Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Leonardo DRS Industrial Property until the completion of restoration or the expiration of 18 months, with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

loan #9: The Grace Building

loan #9: The Grace Building

JP Morgan Chase Tower
Tower 49
MetLife Building
Chrysler Building
Graybar Building
Chanin Building
Time-Life Building
Exxon Building
Rockefeller Center
Grace Building
1114 Avenue of the Americas
New York, NY 10036
Grand Central Terminal
McGraw-Hill Building
Barclay's Capital Building
One Bryant Park
Morgan Stanley Global Headquarters
151 W 42nd
Salesforce Tower
Bryant Park
One Astor Plaza
Times Square Tower
World Apparel Center
New York Times Building

loan #9: The Grace Building

loan #9: The Grace Building

loan #9: The Grace Building

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB/GACC
Location (City/State)	New York, New York	Cut-off Date Balance(2)		$60,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$567.13
Size (SF)	1,556,972	Percentage of Initial Pool Balance		3.9%
Total Occupancy as of 10/19/2020	94.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/19/2020	94.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1974 / 2018	Mortgage Rate		2.69210%
Appraised Value	$2,150,000,000	Original Term to Maturity (Months)		120
Appraisal Date	9/8/2020	Original Amortization Term (Months)		NAP
Borrower Sponsor	Brookfield Office Properties Inc. and	Original Interest Only Period (Months)		120
	Swig Investment Company, LLC	First Payment Date		1/6/2021
Property Management	TRZ Holdings IV LLC	Maturity Date		12/6/2030

Underwritten Revenues	$157,612,989
Underwritten Expenses	$53,319,272	Escrows(3)
Underwritten Net Operating Income (NOI)	$104,293,717		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$102,347,502	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	41.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	41.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	4.33x / 4.25x	TI/LC	$56,172,399	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.8% / 11.6%	Other(4)	$33,543,750	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount(1)	$1,250,000,000	100.0%	Loan Payoff(5)	$905,439,802	72.4%
			Return of Equity	239,965,013	19.2
			Reserves	89,716,149	7.2
			Closing Costs	14,879,035	1.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	The Grace Building Loan (as defined below) is part of the Grace Building Loan Combination (as defined below) with an original principal balance of $1,250,000,000. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF and Cut-off Date Balance per SF numbers presented above are based on the Grace Building Senior Loan (as defined below). The Cut-off Date Balance per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI DSCR, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Grace Building Loan Combination are $803, 8.3%, 8.2%, 3.06x, 3.00x, 58.1% and 58.1%, respectively.

(2)	The Cut-off Date Balance of $60,000,000 represents the non-controlling notes A-2-4 and A-4-3, which are part of the Grace Building Loan Combination consisting of 21 senior pari passu promissory notes with an aggregate original principal balance of $883,000,000 and four subordinate pari passu promissory notes with an aggregate original principal balance of $367,000,000.

(3)	See “—Escrows” below.

(4)	Other Escrows represent a $25,964,570 free rent reserve, a $5,970,240 reserve for elevator and lobby work and a $1,608,940 reserve for a parking rent shortfall. See “—The Mortgaged Property” and “—Escrows” below.

(5)	Loan Payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE securitization trust.

■	The Mortgage Loan. The Grace Building mortgage loan (the “Grace Building Loan”) is part of a loan combination (the “Grace Building Loan Combination”) that is evidenced by 21 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $883,000,000 (collectively, the “Grace Building Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $367,000,000 (collectively, the “Grace Building Subordinate Companion Loan”). The Grace Building Loan Combination is secured by the borrower’s first priority fee simple mortgage encumbering a Class A office building located in New York, New York (the “Grace Building Property”). The Grace Building Loan is comprised of the non-controlling notes A-2-4 and A-4-3, which have an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $60,000,000, representing approximately 3.9% of the Initial Pool Balance. JPMCB is contributing note A-2-4 with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000 and GACC is contributing note A-4-3 with an outstanding principal balance as of the Cut-off Date of $30,000,000.

The Grace Building Loan Combination was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Column Financial, Inc. (“CS”) and DBR Investments Co. Limited (“DBRI”) on November 17, 2020. The Grace Building Loan Combination has an interest rate of 2.69210% per annum. The borrower will utilize the proceeds of the Grace Building Loan Combination to refinance existing debt on the Grace Building Property, fund reserves and pay origination costs and return equity to the borrower sponsor.

The Grace Building Loan Combination, with an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date. The Grace Building Loan Combination requires interest only payments on each due date through the scheduled maturity date in December 2030. The borrower has the option to defease the entire $1.25 billion Grace Building Loan Combination in whole (but not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 17, 2023 (the “Defeasance Lockout Expiration Date”). In addition, on and after the Defeasance Lockout Expiration Date, the Grace Building Loan Combination may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

loan #9: The Grace Building

The table below summarizes the promissory notes that comprise the Grace Building Loan Combination. The relationship between the holders of the Grace Building Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Grace Building Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Yes(1)
A-1-2	75,000,000	75,000,000	BANK 2020-BNK29	No
A-1-3-1	60,000,000	60,000,000	BANK 2020-BNK30	No
A-2-2, A-2-3, A-4-2	100,000,000	100,000,000	Benchmark 2020-B21	No
A-2-5, A-2-6, A-2-7, A-4-4	80,000,000	80,000,000	Benchmark 2020-B22	No
A-2-4, A-4-3	60,000,000	60,000,000	Benchmark 2021-B23	No
A-1-3-2	15,000,000	15,000,000	BANA(2)	No
A-3-2, A-3-3, A-3-4, A-3-5	100,000,000	100,000,000	CS(2)	No
A-4-5	10,000,000	10,000,000	DBRI(2)	No
Total Senior Notes	$883,000,000	$883,000,000
B-1, B-2, B-3, B-4	367,000,000	367,000,000	GRACE 2020-GRCE	Yes(1)
Total (Loan Combination)	$1,250,000,000	$1,250,000,000

(1)	Pursuant to the related co-lender agreement, the controlling holder is the GRACE 2020-GRCE securitization trust. See “Description of the Mortgage Pool—The Loan Combinations—The Grace Building Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

loan #9: The Grace Building

The capital structure for the Grace Building Loan Combination is shown below:

Grace Building Total Debt Capital Structure

(1)	The Grace Building Loan Combination’s interest rate is 2.69210%.

(2)	Based on the Appraised Value of $2.15 billion.

(3)	Cumulative UW NOI Debt Yield and Cumulative UW NCF DSCR are calculated based on an UW NOI and UW NCF of $104,293,717 and $102,347,502, respectively. See the “Cash Flow Analysis” table below.

(4)	Based on the Appraised Value of $2.15 billion, the Implied Borrower Sponsor Equity is $900 million.

■	The Mortgaged Property. The Grace Building Property is a 1.56 million SF, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The Grace Building Property was developed in 1974 by Swig Investment Company, LLC and designed by Gordon Bunshaft of the architect firm Skidmore, Owings & Merrill. A notable aesthetic feature of the building is the concave vertical slopes of its north and south façades which are similar to the Solow Building at 9 West 57th Street, another Bunshaft project. The Grace Building Property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River, and the New York City skyline. The Grace Building Property also includes a 188-space underground parking garage.

The Grace Building Property was 94.8% leased as of October 19, 2020 to a granular rent roll of over 35 tenants in various industries. Major tenants at the Grace Building Property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 SF (2.0% of NRA) of retail space which is 95.0% occupied by two fine dining restaurants: STK and Gabriel Kruether, and two quick service restaurants: Sweetgreen and Joe & The Juice.

The Grace Building Property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The Grace Building Property experienced a major tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, the Grace Building Property has been able to stabilize at approximately 95% occupancy, in-line with its historical average.

The Grace Building Property has seen over 950,000 SF of new and renewed leases signed since 2016. As a result, less than 16% of tenants by NRA have leases that expire in the next five years. Recent leasing activity includes 95,580 SF leased to The Trade Desk, 127,425 SF of expansion space leased to Bank of America, N.A., and 41,957 SF of renewal and expansion space leased to iStar Financial, Inc.

loan #9: The Grace Building

The largest tenant is Bank of America, N.A. (155,270 SF, 10.0% of NRA, 9.0% of underwritten rent). Bank of America, N.A. (Fitch/Moody’s/S&P: A+/A2/A-) (NYSE: BAC) (“BANA”) is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA currently leases 155,270 SF of combined space on the 5th, 6th and 7th floors of the Grace Building Property together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas are also simultaneously renewed. The lease does not provide any termination options. BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 PSF and its annual base rent for the pavilion premises is currently $92.50 PSF.

BANA is currently in a free rent period, with a rent commencement date of February 1, 2021 for the 5th, 6th and 7th floors and April 1, 2021 for the pavilion premises. All free rent, in the amount of $1,884,169, was fully reserved at loan origination. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan origination (see “—Escrows”). We cannot assure you that BANA will begin paying rent as expected or at all.

The second largest tenant is The Trade Desk (154,558 SF, 9.9% of NRA, 14.4% of underwritten rent). The Trade Desk (Nasdaq: TTD) (“Trade Desk”) is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 SF on 26th, 27th, 46th, 47th and 48th floors through August 31, 2030. The commencement date with respect to the 26th and 27th floors (the “Additional Premises Commencement Date”) will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space. Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 PSF from August 10, 2020 through August 31, 2025, and then $148.00 PSF from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 PSF initially and then $128.00 PSF after the fifth anniversary of the Additional Premises Commencement Date through August 31, 2030.

Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan origination. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan origination (see “—Escrows”). We cannot assure you that Trade Desk will take possession or begin paying rent as expected or at all.

Trade Desk has the right to terminate its lease solely as to the 26th and 27th floors if its lease term does not occur by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate). In addition, so long as Trade Desk is not in bankruptcy and no default is continuing, Trade Desk has a one-time right to terminate its lease with respect to one or both of the 26th and 27th floors (the “Trade Desk Additional Premises”), effective as of the last day of the month in which the seventh anniversary of the commencement date for the Trade Desk Additional Premises occurs. If Trade Desk elects to terminate the entire Trade Desk Additional Premises, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk elects to terminate one floor of the Trade Desk Additional Premises, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination. We cannot assure you that the Trade Desk lease for the Trade Desk Additional Premises will commence as expected or at all.

loan #9: The Grace Building

The third largest tenant is Israel Discount Bank (142,533 SF, 9.2% of NRA, 5.5% of underwritten rent). Israel Discount Bank of New York (S&P: BBB+) (“IDB”) is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 SF of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB has two five-year renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises, and IDB is leasing at least two full floors on the date it exercises the renewal option. IDB’s annual base rent for the ground floor is $317.08 PSF, which steps to $352.08 PSF, $392.08 PSF and $442.08 PSF every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 PSF, which steps to $58.08 PSF, $65.08 PSF and $72.08 PSF every five years.

IDB is currently in a gap rent period. The borrower has completed its work required under the lease and delivered the space to the tenant, and, therefore, the tenant is expected to (x) take possession of the space and commence paying rent in January 2021 and (y) commence paying operating expenses and real estate taxes in January 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan origination. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan origination (see “—Escrows”). We cannot assure you that the IDB lease will commence as expected or at all. Further, we cannot assure you that IDB will begin paying rent, operating expenses or real estate taxes as expected or at all.

Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

The fourth largest tenant is Bain & Company, Inc. (121,262 SF, 7.8% of NRA, 9.2% of underwritten rent). Bain & Company, Inc. (“Bain”) is an American global management consulting firm headquartered in Boston, Massachusetts. The firm provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors through February 28, 2030. Bain has two five-year renewal options with 18 months’ prior written notice, provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the Grace Building Property and (y) 66.66% of its space. The lease does not provide any termination options.

Bain’s annual base rent for the 41st floor is $133.00 PSF which will increase to $143.00 PSF on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 PSF per annum increasing to $106.00 PSF on March 1, 2025. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at loan origination (see “—Escrows”).

■	COVID-19 Update. As of January 19, 2021, the Grace Building Loan Combination is current through the January 2021 payment date and is not subject to any forbearance, modification or debt service relief request. The Grace Building Property is open and operating, with 95.0% of tenants by occupied NRA and 89.7% of tenants by underwritten base rent having paid their December 2020 rent payments. The four retail tenants (2.0% of NRA, 2.9% of underwritten rent) have not made full rent payments for the last three months or more. The borrower sponsor is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The borrower sponsor is in the process of replacing the current parking operator and intends to employ a new parking operator under a management agreement. The borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls (see “—Escrows”). We cannot assure you the borrower sponsor will employ a new parking operator as anticipated or at all.

loan #9: The Grace Building

The following table presents certain information relating to the major tenants at the Grace Building Property:

Largest Tenants based on GLA

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(2)(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Bank of America, N.A.	A+/A2/A-	155,270	10.0%	$12,642,238	9.0%	$81.42	5/31/2042	(4)
The Trade Desk(5)	NR/NR/NR	154,558	9.9%	$20,245,024	14.4%	$130.99	8/31/2030	1, 5-year option
Israel Discount Bank(6)	NR/NR/BBB+	142,533	9.2%	$7,727,200	5.5%	$54.21	12/31/2040	2, 5-year options
Bain & Company, Inc.	NR/NR/NR	121,262	7.8%	$12,925,648	9.2%	$106.59	2/28/2030	2, 5-year options
Insight Venture Management LLC	NR/NR/NR	93,998	6.0%	$9,652,225	6.9%	$102.69	2/28/2030	1, 5-year option
Five Largest Owned Office Tenants		667,621	42.9%	$63,192,334	45.0%	$94.65
Other Office and Storage		779,378	50.1%	$73,217,128	52.1%	$93.94
Retail		29,338	1.9%	$4,041,048	2.9%	$137.74
Vacant Office and Storage		79,096	5.1%	$0	0.0%	$0.00
Vacant Retail		1,539	0.1%	$0	0.0%	$0.00
Totals / Wtd. Avg. All Owned Tenants		1,556,972	100.0%	$140,450,510	100.0%	$95.13

(1)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(2)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC are entitled to a total of approximately $12,022,739 of free rent which was fully reserved by the lender.

(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent roll dated October 19, 2020.

(4)	BANA has the option to renew its term for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed.

(5)	The Trade Desk has the right to terminate the lease solely as to either or both of the 26th and 27th floors of the building, consisting a portion of its demised premises, effective as of the last day of the month in which the seventh anniversary of the commencement date occurs and with the payment of a termination fee of (i) $6,700,000 if electing to terminate the entire Trade Desk Additional Premises or (ii) $3,350,000 if electing to terminate only one of the two floors comprising the Trade Desk Additional Premises.

(6)	IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with fifteen months’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Grace Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	5,497	0.4%	0.4%	412,275	0.3%	$75.00	1
2022	600	0.0%	0.4%	0	0.0%	$0.00	1
2023	55,694	3.6%	4.0%	3,991,172	2.8%	$71.66	5
2024	143,459	9.2%	13.2%	14,251,502	10.1%	$99.34	10
2025	31,907	2.0%	15.2%	3,765,480	2.7%	$118.01	3
2026	121,137	7.8%	23.0%	12,381,404	8.8%	$102.21	9
2027	47,753	3.1%	26.1%	4,090,693	2.9%	$85.66	3
2028	97,651	6.3%	32.4%	7,914,676	5.6%	$81.05	4
2029	21,740	1.4%	33.7%	2,201,776	1.6%	$101.28	3
2030	459,310	29.5%	63.2%	51,997,764	37.0%	$113.21	24
2031 & Thereafter	491,589	31.6%	94.8%	39,443,769	28.1%	$80.24	25
Vacant	80,635	5.2%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,556,972	100.0%		$140,450,510	100.0%	$95.13	88

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated October 19, 2020.

The following table presents certain information relating to historical occupancy at the Grace Building Property:

Historical Leased %(1)

2015	2016	2017	2018	2019	As of 10/19/2020
93.1%	87.0%	94.7%	97.6%	91.0%	94.8%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

loan #9: The Grace Building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Grace Building Property:

Cash Flow Analysis(1)(2)

	2017	2018	2019	TTM 9/30/2020	Underwritten	Underwritten $ per SF
Base Rent (3)	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	$90.21
Reimbursements	10,212,232	12,529,407	8,566,979	6,267,900	12,766,325	$8.20
Straight-Lined Rent(4)	0	0	0	0	1,439,207	$0.92
Vacant Income(5)	0	0	0	0	7,464,675	$4.79
Other Income(6)	3,209,878	3,195,652	3,230,812	2,759,133	2,956,947	$1.90
Vacancy(5)	0	0	0	0	(7,464,675)	($4.79)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	$101.23
Total Operating Expenses	46,095,990	49,532,888	50,379,050	50,731,490	53,319,272	$34.25
Net Operating Income	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$104,293,717	$66.98
TI/LC	0	0	0	0	1,556,972	$1.00
Capital Expenditures	0	0	0	0	389,243	$0.25
Net Cash Flow	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$102,347,502	$65.73

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The recent volatility in cash flow and increase from TTM 9/30/2020 Net Cash Flow to Underwritten Net Cash Flow at the Grace Building Property is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 SF of space. The cash flow declines in 2019 and TTM 9/30/2020 and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) have been reserved at loan closing.

(3)	Underwritten Base Rent includes contractual rent steps of $4,566,719 underwritten for various tenants through December 31, 2021.

(4)	Represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.

(5)	Underwritten Vacant Income and Vacancy represents an underwritten economic vacancy of 4.6%. The Grace Building Property is 94.8% occupied as of October 19, 2020.

(6)	Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments for several months and an event of default is continuing under its lease. The borrower is actively pursuing the termination of the lease and replacement arrangement with a new parking manager. At loan origination, the borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls.

■	Appraisal. According to the appraisal, the Grace Building Property had an “as-is” appraised value of $2,150,000,000 as of September 8, 2020.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,100,000,000	NAP	4.50%
Income Capitalization Approach	$2,150,000,000	5.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report dated September 22, 2020, there are no recognized environmental conditions or recommendations for further action at the Grace Building Property.

■	Market Overview and Competition. The Grace Building Property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The Grace Building Property is accessible by multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of the Grace Building Property providing access from Penn Station, the Upper West Side, and Queens. The S subway line provides a cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, the Grace Building Property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. Per a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000-SF lease at 151 West 42nd Street that was the largest new lease signed in the quarter. Other recent lease executions include Colliers relocating to the Grace Building Property for approximately 59,000 SF and TripleMint leasing 31,000 SF at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward, and according to the appraisal, as of the loan #9: The Grace Building

second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 PSF. The average in-place office rent at the Grace Building Property is currently approximately $94 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Grace Building Property:

Market Rent Summary

	Office Floor 2-12	Office Floor 14-19	Office Floor 20-25	Office Floor 26-37	Office Floor 38-41	Office Floor 42-48
Market Rent (PSF)	$85.00	$90.00	$100.00	$115.00	$125.00	$140.00
Lease Term (Years)	15	15	15	15	15	15
Rent Concession (New/Renewal) (Months)	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years

The following table presents Class A office buildings which are direct competitors to the Grace Building Property:

Comparable Office Properties(1)

Property Name/Location	Construction Status	Occupancy	Size	Year Built/Completed	Office Rents Asking	Office Rents Taking
Grace Building Property(2) New York, NY	Completed	94.8%	1,556,972	1974 / 2014	$95.13	N/A
One Bryant Park New York, NY	Completed	100.0%	2,354,000	2009	N/A	N/A
Three Bryant Park New York, NY	Completed	96.8%	1,484,325	1972 / 2008	$95.00	$115.00
Seven Bryant Park New York, NY	Completed	97.9%	473,672	2015	$120.00	$150.00
1100 Avenue of the Americas New York, NY	Under Construction	90.4%	373,016	1906 / 2021	N/A	N/A
660 Fifth Avenue New York, NY	Under Construction	66.0%	1,436,839	1958 / 2021	$90.00	$150.00
1 Vanderbilt New York, NY	Completed	65.0%	1,732,955	2020	$125.00	$200.00
1 Manhattan West New York, NY	Completed	86.0%	2,100,000	2019	$115.00	$135.00
2 Manhattan West New York, NY	Under Construction	25.3%	1,900,000	2022	$90.00	$150.00
50 Hudson Yards New York, NY	Under Construction	30.0%	2,900,000	2022	$110.00	$200.00
55 Hudson Yards New York, NY	Completed	98.0%	1,434,038	2019	$105.00	$135.00
4 Times Square New York, NY	Completed	94.1%	1,800,000	1999 / 2018	$80.00	$100.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 19, 2020.

loan #9: The Grace Building

The following table presents comparable office sales to the Grace Building Property:

Comparable Sales Summary(1)

Property Name/Location	Rentable Area	Occupancy	Sale Date	Price	Price PSF	Cap Rate
Grace Building Property(2) New York, NY	1,556,972	95%	N/A	N/A	N/A	N/A
One Madison Avenue New York, NY	1,392,565	0%	Contract	$2,300,000,000	$1,652	4.30%
1633 Broadway New York, NY	2,561,512	98%	May-20	$2,400,000,000	$937	4.38%
330 Madison Avenue New York, NY	854,664	96%	Feb-20	$900,000,000	$1,053	4.67%
55 Hudson Yards New York, NY	1,431,155	94%	Jan-20	$2,500,000,000	$1,747	4.16%
150 East 42nd Street New York, NY	1,698,603	97%	Oct-19	$1,300,000,000	$765	4.05%
30 Hudson Yards New York, NY	1,463,234	100%	Apr-19	$2,155,000,000	$1,473	4.96%
640 Fifth Avenue New York, NY	315,886	100%	Apr-19	$975,000,000	$3,087	4.68%
3 Columbus Circle New York, NY	753,405	100%	Nov-18	$1,035,000,000	$1,374	3.98%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 19, 2020.

■	The Borrower. The borrower is 1114 6th Avenue Owner LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the borrower sponsor, Brookfield Office Properties Inc.). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grace Building Loan Combination.

The non-recourse carveout guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for certain bankruptcy events are capped at 15% of the then-outstanding principal balance of the Grace Building Loan Combination plus certain expenses. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus for additional information.

BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. (NYSE: BAM) (“Brookfield Asset Management”). Brookfield Asset Management was founded in 1899 and is a global asset manager with a reported approximately $550 billion of assets under management, concentrated in property, infrastructure, renewable power, private equity and credit. Brookfield Asset Management has approximately 150,000 employees in over 100 offices in 30 different countries and is one of the largest real estate fund managers in the world. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million SF of office buildings in markets such as New York, San Francisco, and Southern California.

■	Escrows. At loan origination, the borrower deposited (i) $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants; (ii) $25,964,570 for free rent owed to various tenants through June 2022 to be applied on each monthly payment date to simulate the payment of tenant rent; (iii) $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems; and (iv) $1,608,940 for anticipated parking rent shortfalls from the loan origination date through November 2021, 1/12 of which reserve will be applied to the Grace Building Loan Combination lockbox account on each monthly payment date for such period.

loan #9: The Grace Building

Tax Reserve – During a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12 of the annual estimated real estate taxes.

Insurance Reserve – During a Trigger Period the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums (unless the Grace Building Property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, the borrower is required to deposit monthly an amount equal to $0.20 PSF per annum (initially $25,950) for capital expenditures.

TI/LC Reserves – During a Trigger Period, the borrower is required to deposit monthly an amount equal to $1.50 PSF per annum (initially $194,622) for tenant improvements and leasing commissions.

A “Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Grace Building Loan Combination or, if a mezzanine loan is then outstanding, under such mezzanine loan, and ending when the event of default has been cured; or (ii) beginning when the debt yield (including any mezzanine loan, if outstanding) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan, if outstanding) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) the borrower has delivered cash or a letter of credit (the “Low Cash Flow Period Threshold Collateral”) in an amount which, when applied to the outstanding principal balance of the Grace Building Loan Combination (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

■	Lockbox and Cash Management. The Grace Building Loan Combination is structured with a hard lockbox and springing cash management. Revenues from the Grace Building Property are required to be deposited into the lockbox account directly by tenants and any funds received by the borrower and property manager within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the Grace Building Loan Combination documents with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to the borrower for (unless already paid) debt service due under the Grace Building Loan Combination, shortfalls in the required reserve accounts, deposit of the Low Cash Flow Period Threshold Collateral, emergency and life safety expenses, approved operating expenses, and disbursements to the borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs and certain other uses as set forth in The Grace Building Loan Combination documents.

■	Property Management. The Grace Building Property is currently managed by TRZ Holdings IV LLC (an affiliate of the borrower sponsors) (“TRZ”), pursuant to a management agreement and sub-managed by Brookfield Properties (USA II) LLC (an affiliate of the borrower sponsor pursuant to a sub-management agreement). Under the Grace Building Loan Combination documents, the Grace Building Property is required to be managed by TRZ and sub-managed by Brookfield Properties (USA II) LLC, respectively, or any Qualified Manager as defined in The Grace Building Loan Combination documents. The lender has the right to replace, or require the borrower to replace, each of the property manager and the sub-property manager with a property manager or sub-property manager, as applicable, selected by the borrower (or selected by the lender in the event of an event of default under the Grace Building Loan Combination documents) (i) during the continuance of an event of default under the Grace Building Loan Combination documents, (ii) during the continuance of a material default by the property manager under the management agreement or the sub-property manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), or (iii) if the property manager or sub-property manager becomes bankrupt or insolvent.

■	Current Mezzanine or Subordinate Indebtedness. The Grace Building Property also secures the Grace Building Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $367,000,000. The Grace Building Subordinate Companion Loan accrues interest at an interest rate of 2.69210% per annum. The Grace Building Senior Loan is senior in right of payment to the Grace Building Subordinate Companion Loan. At or around origination, the holders of the Grace Building Senior Loan and the Grace Building Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grace Building Loan Combination. See “Description of the Mortgage Pool—The Loan Combinations—The Grace Building Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

loan #9: The Grace Building

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. An affiliate of the borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Loan Combination results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminous with the Grace Building Loan Combination or is freely prepayable after the maturity date of the Grace Building Loan Combination; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Loan Combination.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Grace Building Property and business interruption insurance for 36 months (24 months for terrorism) with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism and earthquake components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

(THIS PAGE INTERNATIONALLY LEFT BLANK)

loan #10: station park & station Park west

loan #10: station park & station Park west

loan #10: station park & station Park west

HILL AFB
Sun Hills Golf Course
E 700 S
Hillgate Shopping Center
Weber State University Davis
Wyndom Square
Kays Creek Parkway
Davis Hospital
Lowe's
Target
ANTELOPE DR
Layton
Layton Hills Mall
Syracuse
Ellison Park
Layton Village
Valley View Golf Course
Layton Hospital
Kaysville
Davis Technical College
Station Park & Station Park West
150 North Central Avenue and 1037 & 1070 West Park Lane
Farmington, UT 84025
Farmington
Lagoon Amusement Park
Farmington Bay
Centerville
Kaysville
Great Salt Lake
Centerville
Bountiful
Salt Lake City
Summit Park
West Valley City
South Salt Lake
Taylorsville
Park City
West Jordan
Cottonwood Heights
Sandy
Riverton
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

loan #10: station park & station Park west

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	Farmington, Utah	Cut-off Date Balance(3)	$58,700,000
Property Type	Mixed Use	Cut-off Date Balance per SF(2)	$119.26
Size (SF)(1)	995,303	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 10/1/2020	88.3%	Number of Related Mortgage Loans	5
Owned Occupancy as of 10/1/2020	88.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2011-2018 / NAP	Mortgage Rate	3.37700%
Appraised Value	$237,400,000	Original Term to Maturity (Months)	120
Appraisal Date	10/2/2020	Original Amortization Term (Months)	NAP
Borrower Sponsors	California State Teachers Retirement System and	Original Interest Only Period (Months)	120
CenterCal, LLC	First Payment Date	1/5/2021
Property Management	CenterCal Properties, LLC and	Maturity Date	12/5/2030
Crescent Hotels & Resorts, LLC

Underwritten Revenues	$25,149,606
Underwritten Expenses	$8,569,989	Escrows(4)
Underwritten Net Operating Income (NOI)	$16,579,617	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,932,670	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	50.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	50.0%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.08x / 3.92x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	14.0% / 13.4%	Other(5)	$4,206,133	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$118,700,000	100.0%	Return of Equity	$113,406,092	95.5%
Upfront Reserves	4,206,133	3.5
Closing Costs	1,087,775	0.9
Total Sources	$118,700,000	100.0%	Total Uses	$118,700,000	100.0%

(1)	Size (SF) is exclusive of the Hyatt Place (as defined below), which is comprised of a 108-room select-service hotel.

(2)	Calculated based on the aggregate outstanding principal balance of the Station Park Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $58,700,000 represents the non-controlling note A-2, which, together with the controlling pari passu note A-1 with an aggregate original principal balance of $60,000,000, comprise the Station Park Loan Combination with a total original principal balance of $118,700,000.

(4)	See “—Escrows” below.

(5)	Other Upfront escrows are inclusive of a $3,958,133 Gap Rent Reserve (as defined below) and a $248,000 Key Money Reserve (as defined below).

■	The Mortgage Loan. The mortgage loan (the “Station Park Loan”) is part of a loan combination (the “Station Park Loan Combination”) evidenced by two pari passu notes with an aggregate outstanding original principal balance of $118,700,000. The Station Park Loan Combination is secured by the first mortgages encumbering the borrowers’ fee simple interest in a 995,303 SF mixed use, open air lifestyle center inclusive of a grocery anchored power center, Class A office space, a 108-room Hyatt Place hotel (“Hyatt Place”), three retail strip buildings, a movie theatre and a gas station (the “Station Park Property”) located in Farmington, Utah. The Station Park Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on December 4, 2020. The Station Park Loan is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $58,700,000 and an interest rate of 3.37700% per annum, and represents approximately 3.8% of the Initial Pool Balance. The proceeds of the Station Park Loan were used to return equity to the sponsor, fund reserves and pay closing costs.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2020-B22	Yes
A-2	$58,700,000	$58,700,000	Benchmark 2021-B23	No
Total	$118,700,000	$118,700,000

The Station Park Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Station Park Loan Combination requires interest only payments for the entirety of the loan term. The scheduled maturity date of the Station Park Loan Combination is the due date in December 2030. Provided that no event of default has occurred and is continuing under the Station Park Loan Combination documents, the borrowers have the option to (i) defease the Station Park Loan Combination in whole, but not in part, at any time after the date that is two years after the closing date of the Benchmark 2021-B23 securitization, or (ii) prepay the Station Park Loan Combination in whole, or in part, on or after January 5, 2023, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The Station Park Loan Combination is prepayable without penalty on or after September 5, 2030.

loan #10: station park & station Park west

■	The Mortgaged Property. The Station Park Property is a 995,303 SF, Class A, mixed-use property comprised of two components, “Station Park” and “Station Park West”. Station Park is comprised of The Village, an open air lifestyle center consisting of upper level Class A office space, a movie theatre and a 108-room Hyatt Place franchise hotel. Additionally, Station Park consists of a separate grocery-anchored retail power center constructed in 2011 and anchored by Harmons Grocery (“Harmons”). In the aggregate, Station Park consists of 893,872 SF (exclusive of SF associated with Hyatt Place). The office space at Station Park consists of five, three-story buildings with ground floor retail and upper level office space constructed in phases between 2011 and 2016. The Station Park West component is located directly west of Station Park, across Park Lane Road. Station Park West is comprised of three unanchored multi-tenant retail strip buildings, a single-tenant office building and a fuel station, which is subject to a ground lease. In aggregate, Station Park West consists of 101,431 SF. The three unanchored retail strip buildings were constructed between 2016 and 2018. The single-tenant office building was built in 2016 and consists of two stories that are 100.0% leased to Vista Outdoor through May 2026. Station Park West is also inclusive of three undeveloped pad sites totaling an estimated 16,315 SF, all of which is included as collateral for the Station Park Loan Combination. The Station Park Property spans across approximately 67.3 acres and has 4,883 parking spaces (4.9 spaces per 1,000 SF).

The Borrower Sponsors (as defined below) acquired the Station Park site in 2007 and developed the Station Park Property in phases between 2011 and 2018 at an estimated total cost of approximately $232.5 million ($234 PSF). The Borrower Sponsors have since invested approximately $87.2 million in leasing costs and approximately $1.4 million in capital improvements, resulting in a total cost basis of approximately $321.1 million ($323 PSF). Since 2019, seven new leases have commenced totaling 86,684 SF of net rentable area at the Station Park Property. Despite the COVID-19 pandemic, the Borrower Sponsors has executed a ground lease with Quick Quack, accounting for an additional 3,600 SF at one of the undeveloped pad sites, which is expected to be improved with an express car wash. The Borrower Sponsors is also in advanced negotiations to lease one of the undeveloped pad sites to a national retailer. The Borrower Sponsors are focused on creating thoughtful projects that will endure lasting benefits to the communities they serve. The Borrower Sponsors continue to lease up the Station Park Property and invest resources to create a strong sense of community and family connection for the next generation of shopping experience, offering many reasons to visit the property for activities, entertainment and community events.

In aggregate, the Station Park Property consists of 995,303 SF and was 88.3% leased (excluding Hyatt Place) to over 100 tenants as of October 1, 2020. The Station Park Property office component is 100.0% leased to 18 tenants. The retail space within the Station Park Property accounts for approximately 80.1% of the net rentable area and is 85.4% leased to over 100 tenants. Approximately 72.0% of UW Base Rent at the Station Park Property is attributable to retail tenants.

Hyatt Place is situated in the center of the Station Park Property and features 108 guestrooms, many of which offer surrounding mountain views. Hyatt Place is a three-story select-service hotel equipped with 1,580 SF of divisible meeting space, a pool and spa, a fitness center, a market and a breakfast bar. The Gallery Menu serves food to guests 24/7 and The Library, located just off the hotel lobby, offers mountain views from the attached outdoor deck. Hyatt Place has remained open and operational throughout the onset of the COVID-19 pandemic and reported room revenue of $2.7 million and net cash flow of $119,039 for TTM October 2020. Further, Hyatt Place reported occupancy, ADR, and RevPAR of 62.4%, $110.56 and $68.95 as of TTM September 2020, respectively.

Hotel Performance(1)

	TTM September 2018			TTM September 2019			TTM September 2020
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Hyatt Place	77.0%	$118.07	$90.87	77.8%	$117.30	$91.24	62.4%	$110.56	$68.95
Competitive Set	72.0%	$99.34	$71.53	71.9%	$100.65	$72.36	54.0%	$90.35	$48.78
Penetration Index	106.9%	118.9%	127.0%	108.2%	116.5%	126.1%	115.5%	122.4%	141.3%

(1) Third party market research report.

loan #10: station park & station Park west

■	COVID-19 Update. As of January 1, 2020, the Station Park Loan Combination is current through the January 2021 payment date and is not subject to any modification or forbearance request. The Borrower Sponsor negotiated rent deferrals on a tenant-by-tenant basis and ultimately provided two months of deferred rent in April and May to 31 tenants accounting for 293,362 SF (29.2% of NRA) and $909,200 of base rent. The leases for these tenants were amended such that the deferred rent will be recouped by the landlord via 12 equal installments in 2021. At origination, a $3,958,133 gap rent reserve was established, representing the aggregate amount of base rent for the succeeding 12-months for tenants who have not paid in-full base rent due pursuant to each such tenant’s underlying lease as of the origination date. Such amounts will not be released to the borrower until, among other conditions, (i) collections exceed 95% of the full rent payable from all tenants in place as of the origination date for a period of 12 consecutive months and (ii) the Station Park Property is at least 80% occupied based on total square footage, provided no event of default of Cash Sweep Event (as defined below) then exists. The first payment date of the Station Park Loan Combination is January 5, 2021. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus. The chart below outlines collections throughout the COVID-19 pandemic.

COVID-19 Collections Summary

April	May	June	July	August	September	October	November	December
67.2%	57.5%	72.9%	82.2%	82.4%	82.1%	83.6%	85.7%	84.7%

(1)	Based on collections report provided by the borrower.

The largest tenant, Harmons (72,785 SF; 7.3% of NRA; 4.8% of UW Base Rent) was founded in 1932 and is a family owned and locally run grocer within the state of Utah. Harmon’s has 20 stores throughout the Wasatch Front and St. George’s area. The grocery store chain emphasizes sourcing from local companies and farms, and focuses on using higher-quality ingredients. In addition to selling groceries, Harmon’s operates post offices, coffee bars, offers full-time chefs and cooking classes, and employs pharmacists and dieticians across its locations. Harmon’s serves as the grocery-anchor within the power center at the Station Park Property. Harmon’s has been a tenant at the Station Park Property since April 2011. Harmons Fuel Station was built in 2019 and accounts for 3,396 SF at the Station Park Property. Harmons has four, five-year renewal options remaining. Harmon’s has no termination options remaining.

The second largest tenant, Cinemark (53,624 SF; 5.4% of NRA; 4.6% of UW Base Rent) was founded in 1984 and is a leader in the motion picture exhibition industry with 533 theatres and 5,974 screens in the U.S. and Latin America as of September 30, 2020. Cinemark is headquartered in Plano, Texas and is the third largest circuit in the U.S. with 331 theatres and 4,517 screens in 42 states across the United States. Cinemark is currently open and has been a tenant at the Station Park Property since August 2011. Cinemark has four, five-year renewal options remaining and no termination options.

The third largest tenant, Best Buy (50,455 SF; 5.1% of NRA; 3.1% of UW Base Rent) was incorporated in 1966 and engages in consumer technology. Best Buy has operations in the United States, Canada and Mexico and operates 977 stores and 11 Best Buy outlet centers throughout the United States. For the fiscal year 2020, Best Buy reported domestic revenue of over $40.1 billion, a 2.1% increase from fiscal year 2019. Best Buy has been a tenant at the Station Park Property since October 2018 and has four, five-year renewal options. Best Buy has no termination options.

loan #10: station park & station Park west

The following table presents certain information relating to the tenants at the Station Park Property:

Ten Largest Tenants Based on Tenant GLA(1)(2)

Tenant Name	Property Type	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA(5)	% of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent per SF(4)	Lease Expiration	Renewal / Extension Options
Harmons(5)	Retail	NR/NR/NR	72,785	7.3%	$912,434	4.8%	$12.54	4/30/2031	4, 5-year options
Cinemark	Retail	B+/B3/B	53,624	5.4	884,796	4.6	$16.50	7/31/2026	4, 5-year options
Best Buy	Retail	NR/Baa1/BBB	50,455	5.1	599,910	3.1	$11.89	3/31/2029	4, 5-year options
Life Engineering(6)	Office	NR/NR/NR	43,145	4.3	1,121,770	5.9	$26.00	6/1/2026	2, 5-year options
Vista Outdoor(7)(8)	Office	NR/B2/B+	35,194	3.5	846,064	4.4	$24.04	5/31/2026	2, 5-year options
Nordstrom Rack	Retail	NR/Baa3/BB+	29,603	3.0	429,244	2.2	$14.50	11/30/2023	4, 5-year options
UDO	Office	NR/NR/NR	28,970	2.9	745,978	3.9	$25.75	9/1/2025	2, 5-year options
Marshalls	Retail	NR/A2/A	25,340	2.5	213,337	1.1	$8.42	8/31/2021	4, 5-year options
Ross Dress for Less	Retail	NR/A2/BBB+	25,060	2.5	213,010	1.1	$8.50	1/31/2022	4, 5-year options
Homegoods	Retail	NR/A2/A	24,903	2.5	217,901	1.1	$8.75	8/31/2021	4, 5-year options
Ten Largest Tenants			389,079	39.1%	$6,184,444	32.3%	$15.90
Remaining Occupied Retail			398,357	40.0	$10,291,184	53.8	$25.83
Remaining Occupied Office			91,155	9.2	$2,654,421	13.9	$29.12
Total Occupied			878,591	88.3%	$19,130,049	100.0%	$21.77
Vacant			116,712	11.7	$0	0.0	$0.00
Total / Wtd. Avg.			995,303	100.0%	$19,130,049	100.0%	$21.77

(1)	Based on the underwritten rent roll dated October 1, 2020, exclusive of Hyatt Place which is comprised of a 108-room select-service hotel.

(2)	Certain of the tenants have leases that provide for co-tenancy provisions. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus for additional information.

(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent per SF are inclusive of contractual rent steps through October 2021 accounting for approximately $540,207 in UW Base Rent.

(5)	Tenant GLA is inclusive of 3,396 SF attributable to Harmons Fuel Center with a lease expiration date in July 2026 accounting for $21.44 PSF in UW Base Rent.

(6)	Pursuant to a sublease (the “Sublease”) executed on December 1, 2020, between Life Engineering, the fourth largest tenant at the Mortgaged Property, as subtenant, and Pluralsight, LLC, the current prime tenant whose lease expires on February 28, 2021, Life Engineering is subleasing its space from Pluralsight through February 28, 2021. According to the borrower, Life Engineering is in occupancy of the space under the Sublease. Life Engineering has executed a new prime lease (the “New Lease”) with the landlord and, upon expiration of the Sublease, will become a direct tenant under the new lease. The rent commencement date with respect to the New Lease will occur 90 days following delivery of the related space, which is anticipated to be on or before March 1, 2021. We cannot assure you that this tenant will begin paying rent as anticipated or at all.

(7)	Vista Outdoor (“Vista”) has a continuing option to terminate its lease with respect to all or a portion of its premises on and after June 1, 2023, with at least a nine months’ prior written notice and the payment of a termination fee.

(8)	Vista has entered into a sublease of its entire space with El Morro Holdings, Inc. (“El Morro”), as the subtenant. Pursuant to the sublease, in the event of a natural expiration of or an earlier termination of Vista’s current lease (the “Prime Lease”), the Prime Lease would be assigned over to El Morro, upon which event the term of the Prime Lease would be extended to May 31, 2028.

loan #10: station park & station Park west

The following table presents certain information relating to the lease rollover schedule at the Station Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	6,212	0.6%	0.6%	$272,838	1.4%	$43.92	7
2021	74,040	7.4%	8.1%	$1,031,710	5.4%	$13.93	10
2022	77,195	7.8%	15.8%	$1,486,707	7.8%	$19.26	16
2023(3)	136,348	13.7%	29.5%	$2,914,712	15.2%	$21.38	20
2024	64,361	6.5%	36.0%	$1,757,406	9.2%	$27.31	13
2025	88,473	8.9%	44.9%	$2,629,828	13.7%	$29.72	14
2026(4)	198,135	19.9%	64.8%	$4,841,921	25.3%	$24.44	14
2027	7,705	0.8%	65.6%	$215,985	1.1%	$28.03	4
2028	13,308	1.3%	66.9%	$437,435	2.3%	$32.87	6
2029	90,786	9.1%	76.0%	$1,678,258	8.8%	$18.49	7
2030	48,348	4.9%	80.9%	$908,691	4.8%	$18.79	5
2031	73,680	7.4%	88.3%	$954,558	5.0%	$12.96	2
2032 & Thereafter	0	0.0%	88.3%	$0	0.0%	$0.00	0
Vacant	116,712	11.7%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	995,303	100.0%		$19,130,049	100.0%	$21.77	118

(1)	Based on the underwritten rent roll dated October 1, 2020, exclusive of Hyatt Place which is comprised of a 108-room select-service hotel.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps through October 2021 accounting for approximately $540,207 in UW Base Rent.

(3)	2023 is inclusive of 11,173 SF attributable to Forever 21 which pays % in lieu and has no attributable underwritten base rent.

(4)	2026 is inclusive of 43,145 SF attributable to Life Engineering which is not yet paying rent. The rent commencement date with respect to the Life Engineering lease will occur 90 days following delivery of the related space, which is anticipated to be on or before March 1, 2021. We cannot assure you that this tenant will begin paying rent as anticipated or at all.

The following table presents certain information relating to historical leasing at the Station Park Property:

Historical Leased%(1)

2017	2018	2019	As of 10/1/2020(2)
75.8%	79.2%	89.9%	88.3%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated October 1, 2020, exclusive of Hyatt Place which is comprised of a 108-room select-service hotel.

loan #10: station park & station Park west

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Station Park Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 10/31/2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$16,155,521	$15,841,457	$17,287,499	$19,031,461	$19,130,049	$19.22
Straight-Line Rental Income	0	0	0	0	12,287	$0.01
Vacant Income	0	0	0	0	3,634,805	$3.65
Gross Potential Rent	$16,155,521	$15,841,457	$17,287,499	$19,031,461	$22,777,141	$22.88
Total Reimbursements	4,121,300	3,925,959	4,891,000	5,952,865	5,579,474	$5.61
Hotel Income	928,981	1,062,763	1,064,625	119,039	119,039	$0.12
Other Income	251,849	778,340	525,684	308,757	308,757	$0.31
Gross Potential Income	$21,457,651	$21,608,519	$23,768,809	$25,412,122	$28,784,412	$28.92
Less: Vacancy & Credit Loss	0	0	0	0	(3,634,805)	($3.65)
Effective Gross Income	$21,457,651	$21,608,519	$23,768,809	$25,412,122	$25,149,606	$25.27
Total Fixed Expenses(3)	2,840,568	3,436,740	3,991,067	2,456,978	2,415,759	$2.43
Total Operating Expenses	5,790,977	5,866,550	6,617,951	6,162,106	6,154,230	$6.18
Net Operating Income	$12,826,107	$12,305,229	$13,159,791	$16,793,038	$16,579,617	$16.66
TI/LC	0	0	0	0	497,652	$0.50
Capital Expenditures	0	0	0	0	149,295	$0.15
Net Cash Flow	$12,826,107	$12,305,229	$13,159,791	$16,793,038	$15,932,670	$16.01

Occupancy(4)	75.8%	79.2%	89.9%	88.3%	87.2%
NOI Debt Yield(5)	10.8%	10.4%	11.1%	14.1%	14.0%
NCF DSCR(5)	3.16x	3.03x	3.24x	4.13x	3.92x

(1)	Based on the underwritten rent roll dated October 1, 2020.

(2)	Base Rent is inclusive of contractual rent steps through October 2021.

(3)	The decrease in Total Fixed Expenses from TTM 10/31/2020 to Underwritten is primarily attributable to a permanent reduction in real estate taxes as a result of real estate tax reassessment at the Station Park Property.

(4)	TTM 10/31/2020 Occupancy is based on the October 1, 2020 underwritten rent roll. Underwritten Occupancy represents economic occupancy.

(5)	NOI Debt Yield and NCF DSCR metrics are calculated based on the Station Park Loan Combination.

■	Appraisal. According to the appraisals, the Station Park Property had an aggregate “as-is” appraised value of $237,400,000 as of October 2, 2020.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Station Park (Lifestyle/ Power Center Component)	Discounted Cash Flow Analysis	$197,900,000	9.00%	6.29%
Station Park (Lifestyle/ Power Center Component)	Direct Capitalization Method	$192,400,000	N/A	7.75%
Station Park (Hotel Component)	Discounted Cash Flow Analysis	$8,900,000	10.50%	9.00%
Station Park (Hotel Component)	Direct Capitalization Method	$8,400,000	N/A	8.50%
Station Park West	Discounted Cash Flow Analysis	$31,400,000	8.00%	6.75%
Station Park West	Direct Capitalization Method	$32,600,000	N/A	6.75%

■	Environmental Matters. The Phase I environmental report dated March 31, 2020 recommended no further action at the Station Park component of the Station Park Property and the Phase I environmental report dated April 3, 2020 recommended no further action at the Station Park West component of the Station Park Property. At origination, the Borrower Sponsors provided a secured lender environmental policy from Ironshore Specialty Insurance Company with the lender as the named insured, with per incident and aggregate limits of $10,000,000 and a $50,000 per incident self-insured retention. The insurance premium was paid at origination.

loan #10: station park & station Park west

■	Market Overview and Competition. The Station Park Property is located within the Ogden-Clearfield, UT Metropolitan Statistical Area (“MSA”), approximately 17 miles south of the Ogden Central Business District (“CBD”) and 15 miles north of the Salt Lake City CBD. The area includes a total of 326,231 employees and has a 7.0% unemployment rate. The top three industries in the area include manufacturing, health care/social assistance and retail trade. Primary access to the Station Park Property is provided by Interstate 15, which can be accessed from the Station Park Property and provides access to communities to the north and into Idaho, as well as Salt Lake City to the south. The Station Park Property benefits from nearby attractions including Lagoon Amusement Park, a privately-owned amusement park in Farmington with over 50 rides and 10 roller coasters, which is approximately 2 miles from the Station Park Property. Additionally, the University of Utah Health Center, an advanced medical facility of over 100,000 SF, sits adjacent to the Station Park Property and specializes in primary, specialty and urgent care. The Station Park Property is also served by Farmington Station commuter rail landing and park and ride. The station is served by FrontRunner, the UTA’s commuter rail train that operates along the Wasatch Front with service from Ogden to the north through the Salt Lake City MSA and into Utah to the south. The Farmington Station has approximately 900 parking spaces. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Station Park Property was approximately 8,298, 39,468 and 76,624, respectively. The estimated 2020 average household income within the same radii was approximately $126,930, $132,124 and $122,898, respectively.

The Station Park Property is located in the Salt Lake retail market, which has over 36.8 million SF of retail space and a vacancy rate of 7.2%. As of the second quarter of 2020 there was 69,534 SF of net absorption and average NNN market rents were $18.19 PSF, a 4.6% increase quarter-over-quarter. Despite uncertainty, new leasing activity in the Salt Lake retail market totaled 437,320 SF as of the second quarter of 2020, including 87,000 SF of vacant big-box space for retail use.

According to a third party market report, the Station Park Property is located in the Davis/Weber County office market, which consists of approximately 13.2 million square feet of office space. As of the second quarter of 2020, the overall market reported an occupancy rate of 93.2% with market rents averaging $17.73 PSF.

With respect to the Station Park component, the appraisal identified 24 comparable retail leases across six properties within the Salt Lake City MSA ranging in size from 960 SF to 21,008 SF with lease terms ranging between 5.0 and 15.0 years. The comparable tenants reported annual NNN rental rates ranging from $15.90 to $50.00 PSF with a weighted average rent of approximately $26.36 PSF.

loan #10: station park & station Park west

Station Park - Competitive/Comparable Retail Properties(1)

						Appraiser’s Comparable Leases
Property Name	Distance to Subject (miles)	Size (SF)	Year Built/ Renovated	Occupancy	Anchor/Major Tenants	Range of Lease Terms (Yrs)	Range of Base Rent PSF
The Gateway	15.0	647,724	2001 / 2018	70.0%	NAP	5.0 – 15.0	$20.00 - $30.00
Salt Lake City, UT
Layton Pointe	8.1	123,890	2005	90.0%	Bed Bath & Beyond;	5.0 - 10.0	$31.21 - $50.00
Layton, UT					Dress Barn; Ross
Family Center at Riverdale	14.0	427,805	1995 / 2008	98.0%	Super Target;	5.0 – 10.0	$21.50 – $33.84
Riverdale, UT					Gordman’s; Best Buy;
					Sportmans’ Warehouse;
					Applebee’s; Jo-Ann Fabrics
The Shoppes at Fort Union	25.0	694,099	1980 / 2006	98.0%	Smith’s Food and	10.0 – 10.7	$30.00 - $44.00
Midvale, UT					Drug; Walmart; Petco
					Bed Bath & Beyond; Ross;
					DSW Shoes, Michaels,
The District	29.0	906,300	2007	98.0%	Target; JC Penney;		$28.00 - $35.00
South Jordan, UT					Ross; Sports Authority;	5.0
					Petco; Hobby Lobby
West Bountiful Commons I & II	6.5	329,549	1993	99.0%	Costco; At Home; Office	5.0 – 10.0	$15.90 – $35.00
West Bountiful, UT					Depot; Petco

(1)	Source: Appraisal

With respect to the Station Park component, the appraisal identified eight comparable office leases across four properties within the Salt Lake City MSA ranging in size from 2,395 SF to 19,327 SF with lease terms ranging between 3.1 and 10.0 years. The comparable tenants reported annual NNN rental rates ranging from $21.34 to $30.00 PSF with a weighted average rent of approximately $27.21 PSF.

Station Park – Competitive/Comparable Office Properties(1)

						Appraiser’s Comparable Leases
Property Name	Distance to Subject (miles)	Size (SF)	Year Built/ Renovated	Occupancy	Lease Type	Range of Lease Terms (Yrs)	Range of Base Rent PSF
Parrish Crossing	6.0	NAP	2020	NAP	Full-Service	10.0	$26.20 - $26.27
Centerville, UT
Falcon Hill	12.5	73,912	2017	100.0%	Full-Service	5.4	$26.50
Layton, UT
Centerville Business Park	5.5	131,183	2000 / 2014	100.0%	Full-Service	3.1 – 8.5	$21.34 - $22.54
Centerville, UT
Gateway 3		114,197	2001	78.0%	Full-Service/	5.0 – 5.4	$28.00 - $30.00
Salt Lake City, UT					Base Yr. Stop

(1)	Source: Appraisal

The following table presents certain information relating to the appraisal’s market rent conclusion for the Station Park component at the Station Park Property:

Summary of Appraisal’s Concluded Market Rent – Station Park

Market Rent PSF
Power Center
Anchors	$11.00
Jr. Anchors greater than 20K SF	$14.00
Jr. Anchors less than 20K SF	$18.00
In-line	$25.00
Village
Greater than 10K SF	$18.00
4k to 8k SF	$30.00
Less than 2k SF	$34.00
Pavilion	$36.00
Outparcel	$34.00 - $75.00

loan #10: station park & station Park west

With respect to the Station Park West component, the appraisal identified 16 retail lease comparables across five properties within the Salt Lake City MSA ranging in size from 960 SF to 6,409 SF with lease terms ranging between 5.0 and 10.0 years. The comparable tenants reported annual NNN rental rates ranging from $21.50 to $50.00 PSF. with a weighted average rent of approximately $32.74 per SF.

Station Park West - Competitive/Comparable Retail Properties(1)

						Appraiser’s Comparable Leases
Property Name	Distance to Subject (miles)	Size (SF)	Year Built/ Renovated	Occupancy	Anchor/Major Tenants	Range of Lease Terms (Yrs)	Range of Base Rent PSF
Layton Pointe	8.1	123,890	2005	90.0%	Bed Bath & Beyond;	5.0 – 10.0	$31.21 - $50.00
Layton, UT					Dress Barn; Ross
Family Center at Riverdale	14.0	427,805	1995 / 2008	98.0%	Super Target;	5.0 - 10.0	$21.50 - $33.84
Riverdale, UT					Gordman’s; Best
					Buy; Sportman’s
					Warehouse; Applebee’s; Jo-Ann Fabrics
Ogden Commons – Pads	18.0	26,877	2010 / 2018	100.0%	Winco Foods; PetSmart;	5.0 – 6.0	$26.00
Ogden, UT					Ross Dress For Less
The Point – Pad D	12.0	9,302	2018	100.0%	NAP	5.0 – 10.0	$24.50 - $27.80
West Point, UT
Riverdale Town Center	14.0	88,000	2017	90.0%	Hobby Lobby	5.0 -10.0	$35.00 - $39.00
Riverdale, UT

(1)	Source: Appraisal

Also with respect to the Station Park West component, the appraisal identified seven office lease comparables across four properties within the Salt Lake City MSA ranging in size from 2,055 SF to 15,221 SF with lease terms ranging between 5.0 and 10.0 years. The comparable tenants reported annual rental rates ranging from $14.50 to $26.67 PSF with a weighted average rent of approximately $24.13 PSF.

Station Park West - Competitive/Comparable Office Properties(1)

					Appraiser’s Comparable Leases
Property Name	Distance to Subject (miles)	Size (SF)	Year Built/Renovated	Occupancy	Lease Type	Range of Lease Terms (Yrs)	Range of Base Rent PSF
Parrish Crossing	6.0	NAP	2020	NAP	Full-Service	10.0	$26.20 – $26.67
Centerville, UT
Farmington Tech Center	1.7	33,000	2018	70.0%	Full-Service	5.0 – 7.2	$22.50 - $23.00
Farmington, UT
Legend Hills Tower 3	9.3	35,305	2006	100.0%	NNN	5.2	$14.50
Clearfield, UT
Layton Grandview Corporate Center	10.3	34,902	2000	91.0%	Full-Service Base Yr. Stop	5.3	$19.50
Layton, UT

(1)	Source: Appraisal

The following table presents certain information relating to the appraisal’s market rent conclusion for the Station Park West component at the Station Park Property:

Summary of Appraisal’s Concluded Market Rent – Station Park West

Market Rent PSF
Retail/Shop Space	$30.00 - $38.00
Office	$26.00
Pad Site	$18.00

■

The Borrowers. The borrowers are Station Park CenterCal Owner, LLC and Station Park Hotel CenterCal Owner, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Station Park Loan. The borrowers are indirectly owned or controlled by a joint venture between California State Teachers Retirement System (“CalSTRS”) and CenterCal, LLC (“CenterCal”) (collectively, the “Borrower Sponsors”). CalSTRS is the largest educator-only pension fund in the world, the second largest pension fund in the U.S. and as of October 31, 2020, had a market value of approximately $254.7 billion. As of October 31, 2020, approximately 13.8% of CalSTRS’ portfolio was allocated to real estate, totaling approximately $35.2 billion of net asset value.

loan #10: station park & station Park west

CalSTRS was established by law in 1913 to provide retirement benefits to California’s public school educators from prekindergarten through community college. The organization provides retirement, disability and survivor benefits to California’s more than 965,000 public school educators and their families. CenterCal Properties, LLC, founded in 2004 by Fred Bruning and Jean Paul Wardy, is a full-service commercial real estate company in the business of investing, developing, leasing and managing its projects. CenterCal has over 120 employees in over 12 states across the Western United States. CenterCal excels in, and is best known for, creating destinations throughout the western United States with a unique strategy of “placemaking,” which emphasizes the importance of developing spaces with a sense of community.

There is no separate non-recourse carveout guarantor or environmental indemnitor, and the borrower is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the related Mortgage Loan documents, including the environmental indemnity. At loan origination, the Borrower Sponsors provided a secured lender environmental policy. See “Environmental Matters” below for additional information related to the environmental insurance.

The borrower of each of the Station Park & Station Park West Loan Combination, The Village at Meridian Loan Combination, The Trails at Silverdale Mortgage Loan, and the Treasure Valley Marketplace Mortgage Loan is indirectly owned or controlled by a joint venture between California State Teachers Retirement System ("CalSTRS") and CenterCal, LLC. In addition, the borrower of the 860 Washington Mortgage Loan is indirectly owned by the California Public Employees' Retirement System ("CalPERS"). Both CalSTRS and CalPERS are government agencies of the State of California and are overseen by the California Government Operation Agency.

■	Escrows. At origination, the borrowers deposited (i) $248,000 into a key money reserve (“Key Money Reserve”) and (ii) $3,958,133 into a gap rent reserve (the “Gap Rent Reserve”). The Key Money Reserve represents the remaining unamortized portion of the key money as described in the franchise agreement for Hyatt Place. The Gap Rent Reserve represents the aggregate amount of base rent for the succeeding 12-month period for those tenants who have not paid in-full base rent due pursuant to each such tenant’s underlying lease as of the origination date. Such amounts will not be released to the borrower until, among other conditions, (i) collections exceed 95% of the full rent payable from all tenants in place as of the origination date for a period of 12 consecutive months and (ii) the Station Park Property is at least 80% occupied based on total square footage, provided no event of default or Cash Sweep Event then exists.

Real Estate Taxes and Insurance Reserves. On each payment date, the borrowers are required to make monthly deposits of (i) taxes in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (provided that such reserve will be conditionally waived so long as no Reserve Trigger Period (as defined below) under the related loan documents has occurred and is continuing, the taxes are paid by the borrowers and the borrowers have provided satisfactory evidence upon request that taxes have been paid in accordance with the requirements of the Station Park Loan Combination documents) and (ii) insurance premiums in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (provided that such reserve will be conditionally waived so long as no Reserve Trigger Period under the related loan documents has occurred and is continuing, and the Station Park Property is insured by a policy (which may be a blanket policy) meeting the requirements of the Station Park Loan Combination documents).

Replacement Reserves. On each payment date during the continuance of a Reserve Trigger Event (as defined below) and continuing on a monthly basis during such Reserve Trigger Period, the borrowers will be required to deposit approximately $12,441, subject to a cap equal to 12 times the required monthly deposit ($149,292).

TI/LC Reserve. On each payment date during the continuance of a Reserve Trigger Event and continuing on a monthly basis during such Reserve Trigger Period, the borrowers will be required to deposit approximately $82,942 (1/12 of $1.00 PSF), subject to a cap equal to 24 times the required monthly deposit (approximately $1,990,606).

A “Reserve Trigger Period” means each period commencing on the occurrence of a Reserve Trigger Event and continuing until the earlier of (i) the payment date next occurring following the related Reserve Trigger Event Cure (as defined below) or (ii) until payment in full of all principal and interest on the Station Park Loan Combination and all other amounts payable under the Station Park Loan Combination Documents or defeasance of the Station Park Loan Combination in accordance with the terms and provisions of the Station Park Loan Combination documents.

loan #10: station park & station Park west

A “Reserve Trigger Event” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or affiliated manager or (iii) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 2.00x.

A “Reserve Trigger Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default; (b) with respect to clause (ii) above solely with respect to the affiliated manager, if the borrower replaces the affiliated manager with a qualified manager (as fully described in the Station Park Loan Combination documents) under a replacement management agreement within 60 days; or (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio of 2.00x or greater for three consecutive months based upon the trailing three month period immediately preceding the determination date; provided, however, (1) no event of default will have occurred and continuing, (2) a Cash Sweep Event may be cured no more than a total of two times during the term of the Station Park Loan Combination, and (3) a bankruptcy event caused by the borrower may not be cured.

■	Lockbox and Cash Management. The Station Park Loan Combination documents require a hard lockbox and springing cash management. The borrowers were required at loan origination to deliver tenant direction letters to all tenants at the Station Park Property directing all tenants to remit rent checks directly to the lender-controlled lockbox. So long as no Cash Sweep Event is continuing, all funds deposited into the lockbox account are required to be transferred to or at the direction of the borrowers. During the continuance of a Cash Sweep Event, all funds on deposit in the lockbox account are required to be transferred to the cash management account each business day, at which point, following payment of taxes and insurance, debt service, required reserves and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Station Park Loan Combination and disbursed in accordance with the terms of the Station Park Loan Combination documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the lockbox account and the cash management account.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or affiliated manager or (iii) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 2.00x.

A Cash Sweep Event may be cured (a) with respect to clause (i) above, by the acceptance by the lender of a cure of such event of default; (b) with respect to clause (ii) above solely with respect to the affiliated manager, if the borrower replaces the affiliated manager with a qualified manager (as fully described in the Station Park Loan Combination documents) under a replacement management agreement within 60 days; or (c) with respect to clause (iii) above, by the achievement of a debt service coverage ratio of 2.00x or greater for three consecutive months based upon the trailing three month period immediately preceding the determination date; provided, however, (1) no event of default will have occurred and be continuing, (2) a Cash Sweep Event may be cured no more than a total of five times during the term of the Station Park Loan Combination, and (3) a bankruptcy event caused by the borrower may not be cured.

■	Property Management. The Station Park Property is currently managed by CenterCal Properties, LLC, and, with respect to Hyatt Place, Crescent Hotels & Resorts, LLC, both Delaware limited liability companies. CenterCal Properties, LLC is an affiliate of the Borrower Sponsors.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Station Park Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the lesser of (i) the original principal balance of the Station Park Loan or (ii) the full replacement cost of the Station Park Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Station Park Property would provide, as determined by the lender. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

loan #11: FIRst central tower

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Saint Petersburg, Florida	Cut-off Date Balance	$47,500,000
Property Type	Office	Cut-off Date Balance per SF	$191.89
Size (SF)	247,540	Percentage of Initial Pool Balance	3.1%
Total Occupancy as of 10/1/2020	94.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2020	94.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1984 / 2016	Mortgage Rate	3.42000%
Appraised Value	$72,300,000	Original Term to Maturity (Months)	120
Appraisal Date	11/17/2020	Original Amortization Term (Months)	360
Borrower Sponsor	Lawrence Feldman	Original Interest Only Period (Months)	36
Property Management	Feldman Equities Management, LLC	First Payment Date	3/6/2021
Maturity Date	2/6/2031

Underwritten Revenues	$7,835,699
Underwritten Expenses	$2,799,865	Escrows
Underwritten Net Operating Income (NOI)	$5,035,835	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,641,838	Taxes	$204,346	$51,087
Cut-off Date LTV Ratio	65.7%	Insurance	$168,469	$24,067
Maturity Date LTV Ratio	56.0%	Replacement Reserve	$0	$4,745
DSCR Based on Underwritten NOI / NCF	1.99x / 1.83x	TI/LC(1)	$1,500,000	$15,471
Debt Yield Based on Underwritten NOI / NCF	10.6% / 9.8%	Other(2)	$416,776	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,500,000	93.7%	Loan Payoff	$47,700,000	94.1%
Principal’s New Cash Contribution	3,198,917	6.3	Upfront Reserves	2,289,592	4.5
Closing Costs	709,325	1.4
Total Sources	$50,698,917	100.0%	Total Uses	$50,698,917	100.0%

(1)	The borrower shall be required to deposit into the TI/LC reserve account approximately $15,471 on each monthly payment date so long as (i) the amount on deposit in the leasing reserve account is less than $2,500,000 or (ii) an event of default has commenced and is continuing.

(2)	The Upfront Other reserve consists of $227,234 for an unfunded obligations reserve and approximately $189,542 for a rent concession reserve.

■	COVID-19 Update. As of January 15, 2021, the First Central Tower property (the “First Central Tower Property”) is open and operational, with most employees working from home. The First Central Tower Property has averaged approximately 95.0% collections from March to December 2020. Approximately 75% of total arrears are related to one tenant, which accounts for approximately 3.0% of UW Base Rent and net rentable area. The borrower sponsor is in discussions with the tenant on repaying rent in arrears and downsizing their space. Further, one tenant received a rent deferment for March, April and May 2020, with pay back in 10 equal installments from June 2020 to March 2021. The First Central Tower loan (the “First Central Tower Loan”) is not subject to any modification or forbearance requests. The first payment date of the First Central Tower Loan is March 6, 2021.

loan #11: FIRst central tower

The following table presents certain information relating to the major tenants at the First Central Tower Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
TwinLab Consolidated Holding	NR/NR/NR	30,592	12.4%	$810,688	12.0%	$26.50	4/30/2027	2, 5-year options
Truist Bank – BB&T	A+/A2/A	20,725	8.4	722,955	10.7	$34.88	12/31/2025	2, 7-year options
Traub Liberman Straus & Shrews	NR/NR/NR	15,182	6.1	431,321	6.4	$28.41	8/31/2022	2, 5-year options
RGN-St. Petersburg II, LLC(3)	NR/NR/NR	15,296	6.2	411,003	6.1	$26.87	4/30/2027	2, 5-year options
Banker Lopez Gassler P.A.	NR/NR/NR	15,296	6.2	407,791	6.0	$26.66	6/30/2026	2, 7-year options
Leidos, Inc.	NR/NR/NR	12,096	4.9	381,024	5.6	$31.50	5/31/2026	1, 5-year option
Inside Out Solutions LLC(4)	NR/NR/NR	10,228	4.1	305,165	4.5	$29.84	12/31/2024	None
Gooee, LLC(5)	NR/NR/NR	8,153	3.3	237,875	3.5	$29.18	Various	None
AARP Inc.	NR/Aa2/NR	7,247	2.9	232,484	3.4	$32.08	11/30/2022	1, 5-year option
Spector Gadon & Rosen	NR/NR/NR	8,105	3.3	217,413	3.2	$26.82	5/31/2025	1, 5-year option
Ten Largest Tenants		142,920	57.7%	$4,157,719	61.6%	$29.09
Remaining Tenants		91,448	36.9	2,588,478	38.4	$28.31
Vacant Space		13,172	5.3	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		247,540	100.0%	$6,746,197	100.0%	$28.78

(1)	Based on the underwritten rent roll dated October 1, 2020.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	RGN-St. Petersburg II, LLC, has the right to terminate its lease effective October 31, 2022 upon nine months’ notice and an $800,000 termination fee.

(4)	Inside Out Solutions LLC has the right to terminate its lease effective December 31, 2023 if the majority of the tenant is sold to an unaffiliated entity. Inside Out Solutions LLC must provide 12 months’ notice and pay a termination fee of $192,205.78.

(5)	Gooee, LLC leases 5,394 SF expiring on September 30, 2022 and 2,759 SF expiring on August 31, 2022.

The following table presents certain information relating to the lease rollover schedule at the First Central Tower Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	4,639	1.9%	1.9%	$0	0.0%	$0.00	5
2021	10,647	4.3	6.2%	236,786	3.5	22.24	5
2022	50,782	20.5	26.7%	1,536,619	22.8	30.26	12
2023	16,134	6.5	33.2%	482,830	7.2	29.93	7
2024	19,504	7.9	41.1%	609,198	9.0	31.23	6
2025	46,169	18.7	59.7%	1,465,991	21.7	31.75	8
2026	38,174	15.4	75.2%	1,116,505	16.6	29.25	5
2027	45,888	18.5	93.7%	1,221,692	18.1	26.62	2
2028	2,431	1.0	94.7%	76,577	1.1	31.50	1
2029	0	0.0	94.7%	0	0.0	0.00	0
2030	0	0.0	94.7%	0	0.0	0.00	0
2031	0	0.0	94.7%	0	0.0	0.00	0
2032 & Thereafter	0	0.0	94.7%	0	0.0	0.00	0
Vacant	13,172	5.3	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	247,540	100.0%		$6,746,197	100.0%	$28.78	51

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this expiration schedule.

(2)	Based on the underwritten rent roll dated October 1, 2020.

The following table presents certain information relating to historical leasing at the First Central Tower Property:

Historical Leased %(1)

2018	2019	As of 10/1/2020(2)
95.8%	96.6%	94.7%

(1)	As of December 31 unless otherwise stated.

(2)	Based on the underwritten rent roll dated October 1, 2020.

loan #11: FIRst central tower

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Operating History and Underwritten Net Cash Flow at the First Central Tower Property:

Cash Flow Analysis(1)(2)

	2018	2019	TTM 11/30/2020	Underwritten	Underwritten $ per SF
Base Rent	$6,214,626	$6,295,746	$6,423,339	$6,506,376	$26.28
Rent Steps(3)	0	0	0	239,821	0.97
Vacant Income	0	0	0	421,254	1.70
Gross Potential Rent	$6,214,626	$6,295,746	$6,423,339	$7,167,451	$28.95

Total Reimbursements	$254,524	$348,155	$600,117	$435,614	$1.76
Total Other Income	849,868	901,432	764,381	768,323	3.10
Vacancy & Credit Loss	(1,907)	(17,330)	(17,330)	(535,688)	(2.16)
Effective Gross Income	$7,317,111	$7,528,003	$7,770,506	$7,835,699	$31.65

Real Estate Taxes	$516,650	$545,422	$591,658	$583,847	$2.36
Insurance	186,246	284,879	225,339	275,052	1.11
Management Fee	219,513	228,772	232,969	235,071	0.95
Other Operating Expenses	1,578,017	1,639,184	1,705,895	1,705,895	6.89
Total Expenses	$2,500,427	$2,698,257	$2,755,862	$2,799,865	$11.31

Net Operating Income	$4,816,684	$4,829,746	$5,014,644	$5,035,835	$20.34
Replacement Reserves	0	0	0	56,934	0.23
TI/LC	0	0	0	337,062	1.36
Net Cash Flow	$4,816,684	$4,829,746	$5,014,644	$4,641,838	$18.75

Occupancy(4)	95.8%	96.6%	95.1%	93.0%
NOI Debt Yield	10.1%	10.2%	10.6%	10.6%
NCF DSCR	1.90x	1.91x	1.98x	1.83x

(1)	Based on the underwritten rent roll dated October 1, 2020.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Rent Steps represent rent steps occurring for 37 tenants through January 1, 2022 and the average rents over the remaining term for Truist Bank – BB&T using the approach for investment grade tenants.

(4)	Underwritten Occupancy represents the economic occupancy at the First Central Tower Property.

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LOAN #12: KNITTING MILLS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Wyomissing, Pennsylvania		Cut-off Date Balance		$42,900,000
Property Type	Office		Cut-off Date Balance per SF		$163.48
Size (SF)	262,415		Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 12/1/2020	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2020	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	1920, 2018 / 2018		Mortgage Rate		3.50000%
Appraised Value	$69,000,000		Original Term to Maturity (Months)		120
Appraisal Date	11/24/2020		Original Amortization Term (Months)		NAP
Borrower Sponsor	Kawa Capital Partners LLC		Original Interest Only Period (Months)		120
Property Management	BPG Management Company, L.P.		First Payment Date		2/6/2021
			Maturity Date		1/6/2031

Underwritten Revenues	$5,578,172
Underwritten Expenses	$1,383,524		Escrows
Underwritten Net Operating Income (NOI)	$4,194,648			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,010,313		Taxes	$0	$0
Cut-off Date LTV Ratio	62.2%		Insurance	$0	$0
Maturity Date LTV Ratio	62.2%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	2.76x / 2.63x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.3%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,900,000	61.2%	Purchase Price	$68,376,964	97.5%
Borrower Sponsor Equity	25,639,186	36.6	Closing Costs	1,450,352	2.1
Other Sources(1)	1,576,180	2.2	Other Uses(2)	288,050	0.4
Total Sources	$70,115,366	100.0%	Total Uses	$70,115,366	100.0%

(1)	Other Sources consists of an approximately $1.43 million UGI Energy Services refurbishment allowance and December rent for each tenant.

(2)	Other Uses include credits provided to the seller for real estate taxes.

■	COVID-19 Update. As of January 6, 2021, the Knitting Mills property is open and operational, with most employees working from home. Additionally, there have been no rent relief requests or lease modifications by any tenants. The Knitting Mills mortgage loan is not subject to any modification or forbearance requests. The first payment date of the Knitting Mills mortgage loan is February 2021.

The following table presents certain information relating to the major tenants at the Knitting Mills property (the “Knitting Mills Property”):

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
UGI Energy Services	NR/NR/NR	146,324	55.8%	$2,733,279	60.5%	$18.68	6/30/2040	2, 5-year options
Arrow International, Inc(4)	NR/Ba3/BB+	63,091	24.0	926,954	20.5	14.69	11/30/2034	Various
Reading Hospital	NR/NR/NR	53,000	20.2	857,847	19.0	16.19	1/31/2033	2, 5-year options
Largest Tenants		262,415	100.0%	$4,518,079	100.0%	$17.22
Vacant Space		0	0.0	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		262,415	100.0%	$4,518,079	100.0%	$17.22

(1)	Based on the underwritten rent roll dated December 1, 2020.

(2)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps through November 1, 2021 per each tenant’s lease.

(4)	Arrow International, Inc has two, five-year renewal options and one, four-year and an 11 month renewal option.

LOAN #12: KNITTING MILLS

The following table presents certain information relating to the lease rollover schedule at the Knitting Mills Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030	0	0.0	0.0%	0	0.0	0.00	0
2031 & Thereafter	262,415	100.0	100.0%	4,518,079	100.0	17.22	3
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	262,415	100.0%		$4,518,079	100.0%	$17.22	3

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease expiration schedule.

(2)	Based on the underwritten rent roll dated December 1, 2020.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps through November 1, 2021 per each tenant’s lease.

The following table presents certain information relating to historical leasing at the Knitting Mills Property:

Historical Leased %(1)

As of 12/1/2020(2)
100.0%

(1)	Historical information is not available as the Knitting Mills Property was acquired at origination.

(2)	Based on the underwritten rent roll dated December 1, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Knitting Mills Property:

Cash Flow Analysis

	2019	TTM 11/30/2020	Underwritten	Underwritten $ per SF
Base Rent	$2,603,212	$4,393,031	$4,442,400	$16.93
Vacant Income	0	0	0	0.00
Gross Potential Rent	$2,603,212	$4,393,031	$4,442,400	$16.93

Total Reimbursements	$513,518	$842,248	$1,353,680	$5.16
Total Other Income(1)	0	343	75,679	0.29
Vacancy & Credit Loss	(294,331)	0	(293,588)	(1.12)
Effective Gross Income	$2,822,399	$5,235,622	$5,578,172	$21.26

Real Estate Taxes	$154,844	$660,083	$766,451	$2.92
Insurance	23,762	105,315	65,271	0.25
Management Fee	75,049	117,253	179,601	0.68
Other Operating Expenses	303,767	321,568	372,200	1.42
Total Expenses	$557,422	$1,204,219	$1,383,524	$5.27

Net Operating Income(2)	$2,264,977	$4,031,403	$4,194,648	$15.98
Replacement Reserves	0	0	39,362	0.15
TI/LC	0	0	144,973	0.55
Net Cash Flow	$2,264,977	$4,031,403	$4,010,313	$15.28

Occupancy(3)	NAP	100.0%	95.0%
NOI Debt Yield	5.3%	9.4%	9.8%
NCF DSCR	1.49x	2.65x	2.63x

(1)	Underwritten Total Other Income is inclusive of contractual rent steps through November 1, 2021.

(2)	The increase in Net Operating Income from 2019 to TTM 11/30/2020 can be attributed to the commencement of the UGI Energy Services and Arrow International, Inc leases.

(3)	Underwritten Occupancy is based on the economic occupancy.

LOAN #13: FIRST REPUBLIC CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Palo Alto, California		Cut-off Date Balance		$41,600,000
Property Type	Mixed Use		Cut-off Date Balance per SF		$589.71
Size (SF)	70,543		Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 1/1/2021	100.0%		Number of Related Mortgage Loan		None
Owned Occupancy as of 1/1/2021	100.0%		Type of Security	Fee Simple
Year Built / Latest Renovation	2016 / NAP		Mortgage Rate(1)		2.327885%
Appraised Value	$104,500,000		Original Term to Maturity (Months)(1)		120
Appraisal Date	12/14/2020		Original Amortization Term (Months)		NAP
Borrower Sponsor	KKR Real Estate Select Trust Inc.		Original Interest Only Period (Months)(1)		120
Property Management	Jones Lang LaSalle Americas, Inc.,		First Payment Date		2/6/2021
	PAHC Management and Services		Anticipated Repayment Date(1)		1/6/2031
	Corporation and Drawbridge Asset Management, LLC		Final Maturity Date(1)		10/6/2037

Underwritten Revenues	$7,342,338
Underwritten Expenses	$2,057,147		Escrows
Underwritten Net Operating Income (NOI)	$5,285,191			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,230,113		Taxes	$0	$81,707
Cut-off Date LTV Ratio	39.8%		Insurance	$0	$0
Maturity Date LTV Ratio	39.8%		Replacement Reserve(2)	$0	$0
DSCR Based on Underwritten NOI / NCF	5.38x / 5.33x		TI/LC(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.7% / 12.6%		Other Reserve(4)(5)(6)(7)	$175,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$41,600,000	38.9%	Purchase Price(9)	$103,600,000	96.9%
Mezzanine Loan Amount(8)	38,400,000	35.9	Closing Costs	3,118,206	2.9
Borrower Sponsor Equity	26,893,206	25.2	Upfront Reserves	175,000	0.2

Total Sources	$106,893,206	100.0%	Total Uses	$106,893,206	100.0%

(1)	The First Republic Center loan is structured with an Anticipated Repayment Date (“ARD”) of January 6, 2031 and a final maturity date of October 6, 2037. After the ARD, the following structure will apply: (i) the interest rate will be equal to 250 basis points over the greater of (x) the initial interest rate and (y) (1) the 10-year swap rate in effect on the ARD plus (2) the spread of 1.379885% (the “Adjusted Interest Rate”), (ii) interest will continue to be paid on the First Republic Center loan, and amounts accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (such amounts, together with accrued interest thereon at the Adjusted Interest Rate, the “Accrued Interest”), will be deferred and added to the principal balance of the First Republic Center loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the excess cash flow reserve will be applied to the principal of the First Republic Center loan, then to pay Accrued Interest on the First Republic Center loan. The metrics presented above are calculated based on the ARD.

(2)	The monthly deposits into the Replacement Reserve are waived until the occurrence of a cash management trigger period. During a cash management trigger period, monthly deposits are required in the amount of $0.0167 per rentable square feet of commercial space and $20.83 per residential dwelling unit.

(3)	The monthly deposits into the TI/LC Reserve are waived until the occurrence of a cash management trigger period. During a cash management trigger period, monthly deposits are required in the amount of $0.125 per rentable square feet of non-residential space. The TI/LC reserve is capped at $8,818,250.

(4)	The Upfront Other Reserve consists of $175,000 for existing TI/LC obligations for the retail tenant, Real Produce.

(5)	The largest tenant, First Republic Bank, is entitled to seven months of future free rent, for the period of March 2027 through May 2027 and March 2028 through June 2028 (collectively, the “First Republic Free Rent Period”). During specified periods prior to the First Republic Free Rent Period, the borrower is required to deposit all excess cash flow from operations into a lender-controlled account, subject to a rent abatement cap.

(6)	The First Republic Center loan is structured with a springing grocer tenant reserve. If, during the term of the First Republic Center loan the grocer tenant is no longer in continuous operation of the grocery store at its applicable space, then (a) the borrower is required to pay all applicable penalties owed to the applicable governmental authority (which may be paid from the property’s cash flow), and (b) all excess cash flow will be swept into a lender controlled account to be held as additional collateral for the loan (capped at 180 days of penalties).

(7)	Prior to the ARD, upon the occurrence of certain events with respect to First Republic Bank or its lease, subject to any excess cash flow sweep for a free rent period or grocer event, all excess cash flow is required to be swept into a reserve (the “Lease Sweep Reserve”) to be used for leasing costs to re-tenant the First Republic Bank leased premises. The Lease Sweep Reserve is capped at $125 per square feet of the affected space (with a maximum cap equal to $6,703,625), except in the event of a bankruptcy of First Republic Bank, in which event, the reserve is uncapped.

(8)	Concurrently with the funding of the First Republic Center Loan, Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of GACC, funded a mezzanine loan in the amount of $38.4 million (the “First Republic Center Mezzanine Loan” and together with the First Republic Center loan, the “First Republic Center Total Debt”). The First Republic Center Mezzanine Loan is coterminous with the First Republic Center loan and accrues interest at a rate of 4.598958% and is interest only for its entire term. The First Republic Center Mezzanine Loan is structured with an ARD of January 6, 2031 and a final maturity date of October 6, 2037. After the ARD, the First Republic Center Mezzanine Loan will accrue interest based on the following: (i) the interest rate will be equal to 250 basis points over the greater of (x) 4.598958% and (y) (1) the 10-year swap rate in effect on the ARD plus (2) the spread of 3.650958%. An intercreditor agreement has been entered into between the lender under the First Republic Center loan and the lender under the First Republic Center Mezzanine Loan. Based on the First Republic Center Total Debt, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 76.6% and 76.6%, respectively. Based on the First Republic Center Total Debt, the DSCR Based on Underwritten NOI / NCF is 1.91x / 1.89x and the Debt Yield Based on Underwritten NOI / NCF is 6.6% / 6.5%.

(9)	The Purchase Price represents the gross purchase price for the First Republic Center property of $105.6 million, net of $2.0 million in seller credits for seven months of free rent for the largest tenant, First Republic Bank.

■	COVID-19 Update. As of December 30, 2020, the First Republic Center property is open and operational for the retail tenants, with most First Republic Bank employees working from home. Additionally, there have been no rent relief requests or lease modifications by any tenants. Two tenants at the First Republic Center property, Real Produce (15.6% of NRA; 6.0% of Total Base Rent) and New Mozart School of Music (5.1% of NRA; 5.1% of Total Base Rent), were in free rent periods during the months of November and December. Excluding those two tenants, 100.0% of tenants by NRA and 100.0% by underwritten base rent paid their full rent in December 2020. LaserAway (3.3% of NRA and 2.4% of U/W Base Rent) made a rent relief request to the prior owner of the First Republic Center property, which was not granted. The tenant has not made all CAM reimbursements required pursuant to the terms of its lease. New Mozart School of Music (5.1% of NRA and 5.1% of U/W Base Rent) made a rent relief request to the prior owner of the First Republic Center property, which was granted and reflected in its lease. The first payment date of the First Republic Center loan is February 2021.

LOAN #13: FIRST REPUBLIC CENTER

The following table presents certain information relating to the major tenants at the First Republic Center property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
First Republic Bank(3)	A- / Baa1 / A-	53,629	76.0%	$4,299,048	86.5%	$80.16	10/31/2037	4, 5-year options
Real Produce	NR / NR / NR	11,001	15.6%	300,000	6.0%	$27.27	10/5/2030	None
New Mozart School of Music	NR / NR / NR	3,613	5.1%	255,997	5.1%	$70.85	12/31/2029	2, 5-year options
LaserAway	NR / NR / NR	2,300	3.3%	117,024	2.4%	$50.88	8/31/2027	2, 5-year options
Subtotal / Wtd. Avg.		70,543	100.0%	$4,972,068	100.0%	$70.48
Vacant		0	0.0%	0	0.0%	$0.0
Total / Wtd. Avg.		70,543	100.0%	$4,972,068	100.0%	$70.48

(1)	Based on the underwritten rent roll dated January 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	First Republic Bank is entitled to seven months of future free rent, for the period of March 2027 through May 2027 and March 2028 through June 2028.

The following table presents certain information relating to the lease rollover schedule at the First Republic Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0%	$0.00	0
2025	0	0.0	0.0%	0	0.0%	$0.00	0
2026	0	0.0	0.0%	0	0.0%	$0.00	0
2027	2,300	3.3	3.3%	117,024	2.4%	$50.88	1
2028	0	0.0	3.3%	0	0.0%	$0.00	0
2029	3,613	5.1	8.4%	255,997	5.1%	$70.85	1
2030	11,001	15.6	24.0%	300,000	6.0%	$27.27	1
2031	0	0.0	24.0%	0	0.0%	$0.00	0
2032 & Thereafter	53,629	76.0	100.0%	4,299,048	86.5%	$80.16	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	70,543	100.0%		$4,972,068	100.0%	$70.48	4

(1)	Based on the underwritten rent roll dated January 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the First Republic Center property:

Historical Leased %(1)

2019(2)	As of 1/1/2021(3)
100.0%	100.0%

(1)	Historical occupancy prior to 2019 is not available because the borrower recently acquired the First Republic Center property.

(2)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(3)	Based on the underwritten rent roll dated January 1, 2021.

LOAN #13: FIRST REPUBLIC CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the First Republic Center property:

Cash Flow Analysis(1)(2)

	2019	Underwritten	Underwritten $ per SF
Base Rent	$4,280,562	$4,972,068	$70.48
Contractual Rent Steps(3)	0	139,494	$1.98
Credit Rent Steps(4)	0	580,023	$8.22
Vacant Income	0	0	$0.00
Reimbursements	1,932,916	1,438,244	$20.39
Other Income	262,098	362,352	$5.14
Vacancy & Credit Loss	(114,894)	(149,844)	($2.12)
Effective Gross Income	$6,360,682	$7,342,338	$104.08

Real Estate Taxes	1,199,334	1,223,724	$17.35
Insurance	60,458	110,388	$1.56
Management Fee	96,000	187,079	$2.65
Other Operating Expenses	535,856	535,956	$7.60
Total Operating Expenses	$1,891,648	$2,057,147	$29.16

Net Operating Income(5)	$4,469,034	$5,285,191	$74.92
TI/LC	0	40,970	$0.58
Replacement Reserves	0	14,109	$0.20
Net Cash Flow	$4,469,034	$5,230,113	$74.14

Occupancy	100.0%	100.0%
NOI Debt Yield	10.7%	12.7%
NCF DSCR	4.55x	5.33x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical financial information prior to 2019 is not available because the borrower recently acquired the First Republic Center property.

(3)	Includes the contractual rent steps through January 1, 2022.

(4)	Credit Rent Steps include straight-line rent steps through the ten year ARD period (1/1/2031) for First Republic Bank.

(5)	The increase from 2019 Net Operating Income to Underwritten Net Operating Income at the First Republic Center property is primarily attributable to the inclusion of contractual rent steps and credit rent steps as described in footnotes (2) and (3).

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LOAN #14: RUGBY PITTSBURGH PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	2	Loan Seller	JPMCB
Location (City/State)(2)	Various, Pennsylvania	Cut-off Date Balance(5)	$40,000,000
Property Type(2)	Office	Cut-off Date Balance per SF(3)(4)	$85.17
Size (SF)	1,056,658	Percentage of Initial Pool Balance	2.6%
Total Occupancy as of 11/1/2020	82.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2020	82.8%	Type of Security	Fee Simple
Year Built / Latest Renovation(2)	Various / NAP	Mortgage Rate	3.39200%
Appraised Value(2)	$145,300,000	Original Term to Maturity (Months)	120
Appraisal Date	Various	Original Amortization Term (Months)	360
Borrower Sponsor	Rugby Realty	Original Interest Only Term (Months)	36
Property Management	C&F Management Enterprises, LLC	First Payment Date	2/1/2021
Maturity Date	1/1/2031

Underwritten Revenues	$19,870,747
Underwritten Expenses	$8,824,627	Escrows
Underwritten Net Operating Income (NOI)(3)	$11,046,120	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(3)	$9,778,130	Taxes	$976,237	$81,353
Cut-off Date LTV Ratio(3)(4)	61.9%	Insurance	$0	$0
Maturity Date LTV Ratio(3)(4)	52.8%	Replacement Reserve	$17,611	$17,611
DSCR Based on Underwritten NOI / NCF(3)(4)	2.31x / 2.04x	TI/LC(6)	$88,055	$88,055
Debt Yield Based on Underwritten NOI / NCF(3)(4)	12.3% / 10.9%	Other(7)	$4,338,345	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$90,000,000	100.0%	Loan Payoff	$63,066,340	70.1%
Return of Equity	20,302,567	22.6
Upfront Reserves	5,420,248	6.0
Closing Costs	1,210,846	1.3
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	Release of individual buildings is not permitted; however, the Rugby Pittsburgh Portfolio Loan Combination (as defined below) documents permit the release of certain vacant outparcels at the Rugby Pittsburgh Portfolio properties subject to the satisfaction of certain conditions set forth in the Rugby Pittsburgh Portfolio Loan Combination documents.

(2)	See the “Rugby Pittsburgh Portfolio Summary” chart below for the Location (City/State), Property Type, Year Built / Latest Renovation and Appraised Value of the individual Rugby Pittsburgh Portfolio properties.

(3)	While the Rugby Pittsburgh Portfolio Loan Combination (as defined below) was originated after the emergence of the COVID-19 pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Rugby Pittsburgh Portfolio Loan Combination more severely than assumed in the underwriting of the Rugby Pittsburgh Portfolio Loan Combination and could adversely affect the Underwritten Net Operating Income (NOI), Underwritten Net Cash Flow (NCF) and occupancy information, as well as the appraised value and the DSCR Based on Underwritten NOI / NCF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF metrics presented above. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF metrics are calculated based on the Rugby Pittsburgh Portfolio Loan Combination.

(5)	The Cut-off Date Balance of $40,000,000 represents the non-controlling Note A-2 of the Rugby Pittsburgh Portfolio loan combination (the “Rugby Pittsburgh Portfolio Loan Combination”), which is evidenced by two pari passu notes and has an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000. The related companion loan, is evidenced by the controlling Note A-1 ($50,000,000), which has been contributed to the Benchmark 2020-B22 transaction. Information on the notes is described in the “Loan Combination Summary” below.

(6)	The TI/LC reserve is subject to a reserve cap of $5,283,290.

(7)	Upfront Other consists of (a) an upfront free rent reserve of $2,230,699, (b) an upfront outstanding TI/LC reserve of $1,255,653, and (c) an upfront CapEx reserve of approximately $851,993.

■	The Portfolio. The Rugby Pittsburgh Portfolio properties consist of a two-property, 1,056,658 SF Class A office portfolio located in Pittsburgh and Coraopolis, Pennsylvania comprised of 15-buildings across two office parks: Foster Plaza (eight buildings; 674,625 SF) and Cherrington Corporate Center (seven buildings; 382,033 SF). The office buildings were constructed between 1975 and 1994. Collectively, as of November 1, 2020 the Rugby Pittsburgh Portfolio properties are currently 82.8% occupied by a diverse tenant roster including approximately 97 unique tenants across a wide range of industries. There are several surface parking lots across the Rugby Pittsburgh Portfolio properties containing a total of 5,882 parking spots, resulting in a parking ratio of approximately 4.33 spaces per 1,000 SF at Cherrington Corporate Center and 3.31 spaces per 1,000 SF at Foster Plaza.

■	COVID-19 Update. As of January 1, 2021, 100.0% of the Rugby Pittsburgh Portfolio properties are open and, according to the borrower sponsor, 35% of the tenants have returned to their office space. Additionally, the borrower sponsor has seen a 100.0% collection rate across the Rugby Pittsburgh Portfolio properties throughout the COVID-19 pandemic. The first payment date of the Rugby Pittsburgh Portfolio Loan Combination is February 1, 2021. As of December 1, 2020, the Rugby Pittsburgh Portfolio Loan Combination is not subject to any modification or forbearance request. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

LOAN #14: RUGBY PITTSBURGH PORTFOLIO

Rugby Pittsburgh Portfolio Summary

Property Name	City	State	Property Type	Year Built / Renovated	Net Rentable Area (SF)	Occupancy	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value(1)	% of UW Rent
Foster Plaza	Pittsburgh	Pennsylvania	Office	1975, 1978, 1980, 1982-1985, 1987 / NAP	674,625	78.9%	$24,390,915	61.0%	$88,600,000	59.7%
Cherrington Corporate Center	Coraopolis	Pennsylvania	Office	1986, 1987, 1989, 1990, 1992, 1994 / NAP	382,033	89.8%	15,609,085	39.0%	56,700,000	40.3%
Total / Wtd. Avg.					1,056,658	82.8%	$40,000,000	100.0%	$145,300,000	100.0%

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	Benchmark 2020-B22	Yes
Note A-2	40,000,000	40,000,000	Benchmark 2021-B23	No
Total	$90,000,000	$90,000,000

The following table presents certain information relating to the tenants at the Foster Plaza property:

Foster Plaza Largest Tenants based on Underwritten Base Rent(1)

Tenant Name	Type	Credit Rating (Fitch /MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)(4)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Tetra Tech, Inc.(4)	Office	NR / NR / NR	48,202	7.1%	$1,179,985	10.1%	$24.48	2/28/2025	NAP
L.B. Foster Company	Office	NR / NR / NR	43,517	6.5%	957,374	8.2%	$22.00	4/30/2027	NAP
Wexford Health Sources, Inc.(5)	Office	NR / NR / NR	43,716	6.5%	789,806	6.8%	$18.07	8/31/2026	1, 5-year option
ACA Compliance(6)	Office	NR / NR / NR	22,351	3.3%	581,126	5.0%	$26.00	8/31/2030	NAP
Impaqt LLC	Office	NR / NR / NR	24,489	3.6%	560,524	4.8%	$22.89	5/31/2024	1, 5-year option
CBS Radio, Inc	Office	NR / B2 / B	23,451	3.5%	502,705	4.3%	$21.44	1/31/2028	1, 5-year option
HQ Global Workplaces, Inc.	Office	NR / NR / NR	19,833	2.9%	456,159	3.9%	$23.00	8/31/2021	2, 5-year options
Allegheny Medical Practices Ne	Retail	NR / NR / NR	15,056	2.2%	334,996	2.9%	$22.25	6/30/2022	1, 5-year option
Fort Pitt	Office	NR / NR / NR	14,588	2.2%	328,230	2.8%	$22.50	9/30/2028	NAP
Reliance(7)	Office	NR / NR / NR	14,250	2.1%	309,938	2.7%	$21.75	5/31/2024	1, 5-year option
Total Major Office and Retail			269,453	39.9%	$6,000,843	51.3%	$22.27
Remaining Occupied			259,522	38.5%	5,659,283	48.4%	$21.81
Total Occupied Office and Retail			528,975	78.4%	$11,660,125	99.7%	$22.04
Storage			3,402	0.5%	33,021	0.3%	$9.71
Total Occupied			532,377	78.9%	$11,693,146	100.0%	$21.96
Vacant			142,248	21.1%	0	0.0%	$0.00
Total			674,625	100.0%	$11,693,146	100.0%	$21.96

(1)	Based on the underwritten rent roll dated November 1, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of (i) contractual rent steps through November 1, 2021 and (ii) straight line rent through the shorter of the Rugby Pittsburgh Portfolio Loan Combination term and lease term for investment grade tenants.

(4)	Tetra Tech, Inc. has an additional 1,067 per SF attributable to storage space accounting for $8.00 per SF in underwritten base rent.

(5)	Wexford Health Sources, Inc. has a one-time option to terminate its lease with respect to either (i) a portion of its second floor premises consisting of 5,000 rentable SF or (ii) the entirety of its second floor premises, effective as of either (x) February 2022 or (y) February 2023, upon written notice by August 2021, or August 2022, and the payment of a termination fee.

(6)	ACA Compliance has a one-time option to terminate its lease as of August 2025 upon 12 months’ written notice and the payment of a termination fee.

(7)	Reliance has a one-time option to terminate its lease as of May 2022 upon written notice by August 2021 and the payment of a termination fee.

LOAN #14: RUGBY PITTSBURGH PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Foster Plaza property, based on initial lease expiration dates:

Foster Plaza Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring GLA	% of GLA	Cumulative % of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	835	0.1%	0.1%	$8,350	0.1%	$10.00	1
2021	41,879	6.2	6.3%	937,015	8.0%	$22.37	7
2022	51,578	7.6	14.0%	1,157,945	9.9%	$22.45	12
2023	79,431	11.8	25.8%	1,797,358	15.4%	$22.63	20
2024	81,669	12.1	37.9%	1,638,178	14.0%	$20.06	10
2025	92,396	13.7	51.6%	2,173,512	18.6%	$23.52	7
2026	50,303	7.5	59.0%	937,696	8.0%	$18.64	4
2027	43,627	6.5	65.5%	958,474	8.2%	$21.97	2
2028	52,201	7.7	73.2%	1,155,693	9.9%	$22.14	4
2029	5,309	0.8	74.0%	96,661	0.8%	$18.21	1
2030	24,531	3.6	77.6%	635,997	5.4%	$25.93	2
2031	8,618	1.3	78.9%	196,268	1.7%	$22.77	1
2032 & Thereafter	0	0.0	78.9%	0	0.0%	$0.00	0
Vacant	142,248	21.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	674,625	100.0%		$11,693,146	100.0%	$21.96	71

(1)	Based on the underwritten rent roll dated November 1, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of (i) contractual rent steps through November 1, 2021 and (ii) straight line rent through the shorter of the Rugby Pittsburgh Portfolio Loan Combination term and lease term for investment grade rated tenants.

The following table presents certain information relating to the tenants at the Cherrington Corporate Center property:

Cherrington Corporate Center Tenants by Underwritten Base Rent(1)

Tenant Name	Type	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Chevron USA(4)	Office	NR / Aa2 / AA	120,000	31.4%	$2,837,700	36.0%	$23.65	8/31/2025	1, 5-year option and 1, 3-year option
Mortgage Connect(5)	Office	NR / NR / NR	66,713	17.5%	1,498,560	19.0%	$22.46	3/31/2027	NAP
Waste Management of PA, Inc.(6)	Office	BBB+ / Baa1 / A-	23,470	6.1%	528,994	6.7%	$22.54	7/31/2028	1, 5-year option
Kinect Energy - ODE Acq	Office	NR / NR / NR	11,788	3.1%	269,813	3.4%	$22.89	9/30/2024	1, 5-year option
MS Consultants	Office	NR / NR / NR	12,452	3.3%	267,718	3.4%	$21.50	10/31/2027	NAP
Mason Dixon Energy	Office	NR / NR / NR	10,165	2.7%	249,043	3.2%	$24.50	4/30/2021	1, 5-year option
Federal Express	Office	NR / Baa2 / BBB	10,105	2.6%	225,235	2.9%	$22.29	11/30/2024	1, 5-year option
VF Outdoor	Office	NR / A3 / A	9,164	2.4%	216,904	2.8%	$23.67	6/30/2026	1, 5-year option
Atrium	Office	A+ / Aa3 / AA-	9,604	2.5%	216,090	2.7%	$22.50	4/30/2026	1, 3-year option
Dermatology Assoc of W. Penn	Office	NR / NR / NR	7,617	2.0%	194,234	2.5%	$25.50	12/31/2023	1, 5-year option
Total Major Office			281,078	73.6%	$6,504,290	82.6%	$23.14
Remaining Occupied			60,311	15.8%	$1,361,368	17.3%	$22.57
Total Occupied			341,389	89.4%	$7,865,659	99.8%	$23.04
Storage			1,509	0.4%	13,321	0.2%	$8.83
Total Occupied			342,898	89.8%	$7,878,980	100.0%	$22.98
Vacant			39,135	10.2%	0	0.0%	$0.00
Total			382,033	100.0%	$7,878,980	100.00%	$22.98

(1)	Based on the underwritten rent roll dated November 1, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of (i) contractual rent steps through November 1, 2021 and (ii) straight line rent through the shorter of the Rugby Pittsburgh Portfolio Loan Combination term and lease term for investment grade tenants.

(4)	Chevron USA has a one-time option to terminate its lease with respect to either (i) the entirety of its premises or (ii) one or more contiguous floors effective as of August 2023 upon 12-months’ notice and payment of a termination fee.

(5)	Mortgage Connect has the right to terminate its lease with respect to the first floor, totaling 8,327 SF upon 120 days’ notice and the payment of a termination fee with such termination to be effective as of (i) April 30, 2025 or (ii) April 30, 2026.

(6)	Waste Management of PA, Inc. has a one-time option to terminate its lease effective as of August 2023 upon 12-months’ written notice and payment of a termination fee.

LOAN #14: RUGBY PITTSBURGH PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Cherrington Corporate Center property, based on initial lease expiration dates:

Cherrington Corporate Center Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring GLA	% of GLA	Cumulative % of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	14,748	3.9	3.9%	349,299	4.4%	$23.68	3
2022	8,181	2.1	6.0%	192,413	2.4%	$23.52	2
2023	15,703	4.1	10.1%	376,979	4.8%	$24.01	4
2024	28,091	7.4	17.5%	636,019	8.1%	$22.64	5
2025	144,928	37.9	55.4%	3,377,826	42.9%	$23.31	8
2026	23,132	6.1	61.5%	533,366	6.8%	$23.06	3
2027	79,165	20.7	82.2%	1,766,278	22.4%	$22.31	2
2028	27,259	7.1	89.3%	604,306	7.7%	$22.17	2
2029	0	0.0	89.3%	0	0.0%	$0.00	0
2030	0	0.0	89.3%	0	0.0%	$0.00	0
2031	0	0.0	89.3%	0	0.0%	$0.00	0
2032 & Thereafter	1,691	0.4	89.8%	42,495	0.5%	$25.13	1
Vacant	39,135	10.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	382,033	100.0%		$7,878,980	100.0%	$22.98	30

(1)	Based on the underwritten rent roll dated November 1, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent per $ SF are inclusive of (i) contractual rent steps through November 1, 2021 and (ii) straight line rent through the shorter of the Rugby Pittsburgh Portfolio Loan Combination term and lease term for investment grade rated tenants.

The following table presents certain information relating to historical leasing at the Rugby Pittsburgh Portfolio:

Historical Leased%(1)(2)

2018	2019	As of 11/1/2020(3)
73.0%	72.7%	82.8%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Occupancy is reflective of the weighted average occupancy of the Rugby Pittsburgh Portfolio properties.

(3)	Based on the underwritten rent roll dated November 1, 2020.

LOAN #14: RUGBY PITTSBURGH PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rugby Pittsburgh Portfolio:

Cash Flow Analysis

	2018	2019	TTM 8/31/2020	Underwritten	Underwritten $ per SF
Base Rent(1)(2)	$18,004,702	$17,606,794	$17,973,327	$19,572,126	$18.52
Vacant Income	0	0	0	3,988,399	$3.77
Gross Potential Rent	$18,004,702	$17,606,794	$17,973,327	$23,560,525	$22.30

Total Reimbursements	$111,676	$100,098	$93,212	$87,214	$0.08
Total Other Income	227,001	281,495	211,407	211,407	$0.20
Vacancy & Credit Loss	0	0	0	(3,988,399)	($3.77)
Effective Gross Income	$18,343,379	$17,988,387	$18,277,946	$19,870,747	$18.81

Real Estate Taxes	$3,212,359	$2,037,968	$1,341,160	$1,952,475	$1.85
Insurance	157,634	192,088	204,569	188,653	$0.18
Management Fee	554,589	536,292	547,752	596,122	$0.56
Other Operating Expenses	6,412,235	6,496,157	6,087,377	6,087,377	$5.76
Total Expenses	$10,336,817	$9,262,505	$8,180,858	$8,824,627	$8.35

Net Operating Income	$8,006,562	$8,725,882	$10,097,088	$11,046,120	$10.45
TI/LC	0	0	0	1,056,658	$1.00
Capital Expenditures	0	0	0	211,332	$0.20
Net Cash Flow	$8,006,562	$8,725,882	$10,097,088	$9,778,130	$9.25

Occupancy(3)	73.0%	72.7%	82.8%	83.1%
NOI Debt Yield(4)	8.9%	9.7%	11.2%	12.3%
NCF DSCR(4)	1.67x	1.82x	2.11x	2.04x

(1)	Underwritten Base Rent is inclusive of (i) contractual rent steps through November 1, 2021 and (ii) straight line rent through the shorter of the Rugby Pittsburgh Portfolio Loan Combination term and lease term for investment grade tenants.

(2)	The increase in Underwritten Base Rent from TTM 8/31/2020 is primarily attributable to new leases executed in 2019, 2020 and 2021 accounting for approximately $5.5 million in Underwritten Base Rent.

(3)	Occupancy is reflected of the weighted average occupancy of the Rugby Pittsburgh Portfolio properties. TTM 8/31/2020 Occupancy is based on the November 1, 2020 rent roll. Underwritten Occupancy is based on the economic occupancy of 83.1%.

(4)	NOI Debt Yield and NCF DSCR metrics are calculated based on the Rugby Pittsburgh Portfolio Loan Combination.

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LOAN #15: AMAZON CHICAGO-PULLMAN

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	Chicago, Illinois	Cut-off Date Balance	$35,500,000
Property Type	Industrial	Cut-off Date Balance per SF	$246.45
Size (SF)	144,044	Percentage of Initial Pool Balance	2.3%
Total Occupancy as of 2/1/2021	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2021	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate	3.48900%
Appraised Value	$65,000,000	Original Term to Maturity (Months)	120
Appraisal Date	10/9/2020	Original Amortization Term (Months)	NAP
Borrower Sponsors	Marcos Martinez Gavica and	Original Interest Only Period (Months)	120
Inversiones en Iberia US Holdings LLC	First Payment Date	2/1/2021
Property Management	Premier Leasing & Property Management Inc.	Maturity Date	1/1/2031

Underwritten Revenues	$3,966,914
Underwritten Expenses	$1,051,204	Escrows
Underwritten Net Operating Income (NOI)	$2,915,710	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,901,306	Taxes	$200,355	$40,017
Cut-off Date LTV Ratio	54.6%	Insurance	$4,041	$4,041
Maturity Date LTV Ratio	54.6%	Replacement Reserve(1)	$0	$0
DSCR Based on Underwritten NOI / NCF	2.32x / 2.31x	TI/LC(1)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.2% / 8.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,500,000	54.1%	Purchase Price	$65,073,995	99.2%
Principal’s New Cash Contribution	30,066,675	45.9%	Closing Costs	288,283	0.4%
Reserves	204,396	0.3%
Total Sources	$65,566,675	100.0%	Total Uses	$65,566,675	100.0%

(1)	Following the occurrence of a cash sweep event, including without limitation, October 1, 2029, the borrower is required to commence depositing on each due date (a) in the Replacement Reserve $1,750.55, and (b) in the TI/LC reserve $5,835.17. The Replacement Reserve is capped at $50,000 and the TI/LC reserve is capped at $500,000.

■	COVID-19 Update. As of January 19, 2021, the Amazon Chicago-Pullman property (the “Amazon Chicago-Pullman Property”) has remained open and Amazon.com Services, Inc. has remained current on rent.

The following table presents certain information relating to the tenant at the Amazon Chicago-Pullman Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Amazon.com Services, Inc.	A+ / A2 / AA-	144,044	100.0%	$3,038,398	100.0%	$21.09	10/31/2032	5, 5-year options
All Tenants		144,044	100.0%	$3,038,398	100.0%	$21.09
Vacant		0	0.0%	0	0.0%	0.00
Total / Wtd. Avg. All Owned Tenants		144,044	100.0%	$3,038,398	100.0%	$21.09

(1)	Based on the underwritten rent roll dated February 1, 2021.

(2)	Credit Rating shown is for Amazon.com Inc who guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF represents average rent over the remaining loan term (current contractual rent is $19.20 per SF).

LOAN #15: AMAZON CHICAGO-PULLMAN

The following table presents certain information relating to the lease rollover schedule at the Amazon Chicago-Pullman Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	0	0.00%	$0.00	0
2022	0	0.0%	0.0%	0	0.00%	$0.00	0
2023	0	0.0%	0.0%	0	0.00%	$0.00	0
2024	0	0.0%	0.0%	0	0.00%	$0.00	0
2025	0	0.0%	0.0%	0	0.00%	$0.00	0
2026	0	0.0%	0.0%	0	0.00%	$0.00	0
2027	0	0.0%	0.0%	0	0.00%	$0.00	0
2028	0	0.0%	0.0%	0	0.00%	$0.00	0
2029	0	0.0%	0.0%	0	0.00%	$0.00	0
2030	0	0.0%	0.0%	0	0.00%	$0.00	0
2031	0	0.0%	0.0%	0	0.00%	$0.00	0
2032 & Thereafter	144,044	100.0%	100.0%	3,038,398	100.00%	$21.09	1
Vacant	0	0.0%	100.0%	NAP	NAP0%	NAP	NAP
Total / Wtd. Avg.	144,044	100.0%		$3,038,398	100.0%	$21.09	1

(1)	Based on the underwritten rent roll dated February 1, 2021.

(2)	UW Base Rent and UW Base Rent $ per SF represents average rent over the remaining loan term (current contractual rent is $19.20 per SF).

The following table presents certain information relating to historical leasing at the Amazon Chicago-Pullman Property:

Historical Leased%(1)

As of 2/1/2021(2)
100.0%

(1)	Historical occupancy is not available as the Amazon Chicago-Pullman Property was built in 2020.

(2)	Based on the underwritten rent roll dated February 1, 2021.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Amazon Chicago-Pullman Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent(2)	$3,038,398	$21.09
Vacant Income	0	0.00
Total Reimbursement Revenue	1,051,204	7.30
Gross Revenue	$4,089,602	$28.39
Vacancy & Credit Loss(3)	(122,688)	(0.85)
Other Income	0	0.00
Effective Gross Income	$3,966,914	$27.54

Real Estate Taxes	$792,000	$5.50
Insurance	14,421	0.10
Management Fee	89,633	0.62
Other Operating Expenses	155,150	1.08
Total Operating Expenses	$1,051,204	$7.30

Net Operating Income	$2,915,710	$20.24
Replacement Reserves	14,404	0.10
Net Cash Flow	$2,901,306	$20.14

Occupancy	100.0%
NOI Debt Yield	8.2%
NCF DSCR	2.31x

(1)	Historical financials are not available as the Amazon Chicago-Pullman Property was built in 2020.

(2)	Underwritten Base Rent represents average rent over the remaining loan term (current contractual rent is $19.20 per SF).

(3)	Vacancy & Credit Loss represents underwritten economic vacancy of 3.0%. The Amazon Chicago-Pullman Property currently has 0.0% vacancy.

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ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTERNATIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Acquisition	28	$951,438,259	62.1%	$33,979,938	3.17x	3.126%	112	53.8%	52.0%
Refinance	21	434,701,794	28.4	$20,700,085	2.75x	3.347%	109	55.9%	53.1%
Recapitalization	4	144,760,100	9.5	$36,190,025	4.04x	3.384%	119	44.1%	44.1%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Distribution of Amortization Types(1)

Amortization Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	32	$1,067,495,100	69.7%	$33,359,222	3.29x	3.195%	109	54.8%	54.8%
Interest Only, Then Amortizing(4)	12	183,243,500	12.0	$15,270,292	1.87x	3.520%	118	62.7%	54.7%
Interest Only - ARD	2	116,600,000	7.6	$58,300,000	5.09x	3.119%	113	37.0%	37.0%
Amortizing, Then Interest Only(5)	1	104,726,660	6.8	$104,726,660	2.13x	2.768%	119	40.3%	33.4%
Amortizing (30 Years)	6	58,834,893	3.8	$9,805,816	2.25x	3.571%	119	56.7%	44.5%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

(4) Original partial interest only months range from 36 to 84 months.

(5) The 360 Spear mortgage loan is structured with an initial 60 month amortization period followed by a 60 month interest only period.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
3,300,000 - 4,999,999	4	$15,350,000	1.0%	$3,837,500	1.98x	3.745%	119	59.2%	54.1%
5,000,000 - 9,999,999	12	83,736,279	5.5	$6,978,023	2.14x	3.731%	119	60.5%	55.7%
10,000,000 - 19,999,999	16	240,972,114	15.7	$15,060,757	2.67x	3.446%	115	58.4%	55.1%
20,000,000 - 29,999,999	2	47,500,000	3.1	$23,750,000	2.56x	3.429%	109	53.7%	51.6%
30,000,000 - 39,999,999	5	172,215,100	11.2	$34,443,020	3.41x	3.328%	104	50.2%	50.2%
40,000,000 - 49,999,999	4	172,000,000	11.2	$43,000,000	2.92x	3.169%	119	57.7%	52.9%
50,000,000 - 116,000,000	10	799,126,660	52.2	$79,912,666	3.43x	3.051%	110	50.9%	50.0%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	$3,300,000
Max	$116,000,000
Average	$28,884,909

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
1.51 - 2.00	15	$180,913,124	11.8%	$12,060,875	1.81x	3.566%	119	63.8%	56.7%
2.01 - 2.50	15	386,711,914	25.3	$25,780,794	2.22x	3.299%	112	50.3%	46.3%
2.51 - 3.00	7	241,890,000	15.8	$34,555,714	2.72x	3.356%	118	63.0%	63.0%
3.01 - 5.33	16	721,385,115	47.1	$45,086,570	4.10x	3.031%	107	49.4%	49.2%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	1.51x
Max	5.33x
Weighted Avg.	3.14x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
2.328 - 3.500	32	$1,278,265,200	83.5%	$39,945,787	3.19x	3.109%	111	53.6%	51.9%
3.501 - 4.500	20	244,728,874	16.0	$12,236,444	2.90x	3.708%	115	52.6%	49.6%
4.501 - 4.747	1	7,906,080	0.5	$7,906,080	2.06x	4.747%	119	63.2%	51.6%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	2.328%
Max	4.747%
Weighted Avg.	3.213%

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
31.6 - 39.9	5	$182,525,015	11.9%	$36,505,003	4.87x	3.216%	115	35.8%	35.3%
40.0 - 49.9	4	355,726,660	23.2	$88,931,665	3.34x	2.747%	119	43.6%	41.6%
50.0 - 59.9	18	328,445,799	21.5	$18,246,989	2.86x	3.422%	107	53.6%	52.7%
60.0 - 69.9	26	664,202,679	43.4	$25,546,257	2.69x	3.359%	109	63.6%	60.8%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 16.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date Loan-to-Value Ratio was calculated using either (i) the "as stabilized market value" appraised value which is inclusive of stabilized occupancy and conditions met, (ii) the "as is real property" appraised value, which excludes FF&E and intangible value, (iii) the "hypothetical as-is" appraised value which is inclusive of reserve conditions met, (iv) the "upon completion (TILC Funded) / stabilization" which is inclusive of completion of construction, or the (v) the "as portfolio" which assumes a portfolio premium. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 53.8%.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	31.6%
Max	69.9%
Weighted Avg.	53.5%

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV Ratios (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
24.3 - 39.9	6	$287,251,675	18.8%	$47,875,279	3.87x	3.053%	117	37.4%	34.6%
40.0 - 49.9	7	294,105,699	19.2	$42,015,100	3.57x	2.877%	118	46.1%	45.2%
50.0 - 59.9	25	451,507,779	29.5	$18,060,311	2.58x	3.439%	111	57.9%	54.1%
60.0 - 68.7	15	498,035,000	32.5	$33,202,333	2.96x	3.300%	106	63.1%	62.8%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 16.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either(i) the "as stabilized market value" appraised value which is inclusive of stabilized occupancy and conditions met, (ii) the "as is real property" appraised value, which excludes FF&E and intangible value, (iii) the "hypothetical as-is" appraised value which is inclusive of reserve conditions met, (iv) the "upon completion (TILC Funded) / stabilization" which is inclusive of completion of construction, or the (v) the "as portfolio" which assumes a portfolio premium. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 51.9%.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	24.3%
Max	68.7%
Weighted Avg.	51.6%

Distribution of Original Terms to Maturity/ARD (1)

Original Term to Maturity/ARD (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
60	2	$123,300,000	8.1%	$61,650,000	3.13x	3.101%	59	60.7%	60.7%
116	1	8,500,000	0.6	$8,500,000	1.68x	3.397%	115	64.4%	58.3%
120	50	1,399,100,153	91.4	$27,982,003	3.15x	3.222%	116	52.8%	50.7%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	60	months
Max	120	months
Weighted Avg.	115	months

Distribution of Remaining Terms to Maturity/ARD (1)

Range of Remaining Terms to Maturity/ARD (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
50 - 60	3	$157,400,000	10.3%	$52,466,667	2.98x	3.128%	57	58.7%	58.7%
90 - 109	4	157,500,000	10.3	$39,375,000	4.06x	3.426%	109	46.8%	46.1%
115 - 120	46	1,216,000,153	79.4	$26,434,786	3.04x	3.197%	119	53.7%	51.3%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	50	months
Max	120	months
Weighted Avg.	112	months

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	34	$1,184,095,100	77.3%	$34,826,326	3.47x	3.187%	110	53.0%	53.0%
360	19	346,805,053	22.7	$18,252,898	2.01x	3.302%	119	54.9%	46.5%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	360	months
Max	360	months
Weighted Avg.	360	months

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	34	$1,184,095,100	77.3%	$34,826,326	3.47x	3.187%	110	53.0%	53.0%
359 - 360	19	$346,805,053	22.7	$18,252,898	2.01x	3.302%	119	54.9%	46.5%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	359	months
Max	360	months
Average	360	months

mortgage loans with Original Partial Interest Only Periods

Original Partial Interest Only Periods (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
36	5	$108,353,500	7.1%	$21,670,700	1.88x	3.440%	119	64.7%	55.2%
48	2	$21,925,000	1.4%	$10,962,500	1.81x	3.512%	119	67.9%	59.6%
60(2)	5	$145,126,660	9.5%	$29,025,332	2.06x	3.035%	117	45.1%	38.6%
84	1	$12,565,000	0.8%	$12,565,000	1.88x	3.554%	120	52.8%	49.8%

(1) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2) The 360 Spear mortgage loan is structured with an initial 60 month amortization period followed by a 60 month interest only period.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Distribution of Prepayment Provisions

Prepayment Provision	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(1)(2)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	38	$914,459,468	59.7%	$24,064,723	2.97x	3.233%	108	59.2%	57.3%
Defeasance or Yield Maintenance	9	377,489,025	24.7	$41,943,225	4.16x	3.196%	117	44.3%	43.7%
Yield Maintenance	6	238,951,660	15.6	$39,825,277	2.17x	3.165%	118	46.0%	42.0%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Distribution of Debt Yields on Underwritten Net Operating Income(1)

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
7.3 - 7.9	4	$54,500,000	3.6%	$13,625,000	1.98x	3.711%	120	63.2%	63.2%
8.0 - 8.9	9	207,504,000	13.6	$23,056,000	2.35x	3.412%	119	54.6%	53.8%
9.0 - 9.9	9	199,528,925	13.0	$22,169,881	2.56x	3.410%	118	63.6%	62.0%
10.0 - 10.9	11	294,185,299	19.2	$26,744,118	2.60x	3.261%	90	58.9%	56.2%
11.0 - 14.9	15	599,256,914	39.1	$39,950,461	3.54x	2.952%	117	50.1%	47.5%
15.0 - 18.7	5	175,925,015	11.5	$35,185,003	4.62x	3.411%	113	39.9%	39.4%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan. The Debt Yield on Underwritten Net Operating Income for the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	7.3%
Max	18.7%
Weighted Avg.	11.6%

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
7.3 - 7.9	4	$54,500,000	3.6%	$13,625,000	1.98x	3.711%	120	63.2%	63.2%
8.0 - 8.9	13	$235,154,000	0.2	$18,088,769	2.31x	3.441%	119	55.4%	54.3%
9.0 - 9.9	9	378,428,925	24.7	$42,047,658	2.67x	3.271%	96	61.7%	59.9%
10.0 - 10.9	10	155,055,299	10.1	$15,505,530	2.46x	3.376%	119	59.0%	54.4%
11.0 - 14.9	14	585,281,914	38.2	$41,805,851	3.71x	2.936%	116	49.0%	47.0%
15.0 - 17.9	3	122,480,015	8.0	$40,826,672	4.80x	3.495%	113	34.5%	33.8%
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%	$28,884,909	3.14x	3.213%	112	53.5%	51.6%

(1) Unless otherwise indicated, the Debt Yield on Underwritten Net Operating Income for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten Net Operating Income divided by the Cut-off Date Balance of such mortgage loan. The Debt Yield on Underwritten Net Cash Flow for the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2) The Debt Service Coverage Ratio on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(3) The Selig Office Portfolio mortgage loan has an interest rate of 3.22200% per annum, and the pari passu companion loans have an interest rate of 3.90850% per annum. The Debt Service Coverage Ratio on the Selig Office Portfolio Loan Combination is calculated based on the weighted average rate of the Selig Office Portfolio mortgage loan and the pari passu companion loans.

Min	7.3%
Max	17.9%
Weighted Avg.	11.1%

Distribution of Lockbox Types

Lockbox Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	32	$1,269,816,765	82.9%
Springing	19	206,918,388	13.5
Soft (Residential); Hard (Nonresidential)	1	41,600,000	2.7
Soft	1	12,565,000	0.8
Total/Avg./Wtd.Avg.	53	$1,530,900,153	100.0%

Distribution of Escrows

Escrow Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	36	$786,131,113	51.4%
Replacement Reserves(1)	32	$600,125,033	39.2%
TI/LC(2)	15	$477,029,834	36.4%
Insurance	22	$409,156,080	26.7%

(1) Includes mortgage loans with FF&E reserves.

(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial, self storage and mixed use properties.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Office	24	$662,175,585	43.3%	$27,590,649	2.80x	3.150%	105	56.8%	54.1%
CBD	14	339,626,660	22.2%	$24,259,047	2.69x	3.057%	109	52.4%	48.9%
Suburban	7	285,198,925	18.6%	$40,742,704	2.99x	3.220%	97	61.3%	59.3%
Medical	3	37,350,000	2.4%	$12,450,000	2.33x	3.462%	120	61.8%	61.8%
Mixed Use	8	$357,950,000	23.4%	$44,743,750	3.72x	2.934%	118	48.1%	47.9%
Office/Retail	4	175,950,000	11.5%	$43,987,500	3.93x	2.735%	118	50.9%	50.9%
Office/Retail/Data Center	1	75,000,000	4.9%	$75,000,000	2.38x	3.299%	119	42.9%	42.9%
Retail/Office/Hospitality	1	58,700,000	3.8%	$58,700,000	3.92x	3.377%	118	50.0%	50.0%
Office/Retail/Multifamily	1	41,600,000	2.7%	$41,600,000	5.33x	2.328%	119	39.8%	39.8%
Multifamily/Retail	1	6,700,000	0.4%	$6,700,000	1.57x	3.950%	120	65.0%	57.6%
Industrial	10	$184,059,189	12.0%	$18,405,919	2.62x	3.367%	119	59.6%	56.7%
Warehouse/Distribution	4	77,300,000	5.0%	$19,325,000	2.75x	3.354%	119	58.5%	56.8%
Flex	2	67,800,000	4.4%	$33,900,000	2.59x	3.328%	119	63.4%	62.7%
Manufacturing	3	26,479,174	1.7%	$8,826,391	1.96x	3.631%	118	66.2%	56.1%
Warehouse	1	12,480,015	0.8%	$12,480,015	3.27x	3.106%	119	31.6%	24.3%
Hospitality	5	$137,906,080	9.0%	$27,581,216	4.17x	3.555%	110	46.2%	44.8%
Full Service	5	137,906,080	9.0%	$27,581,216	4.17x	3.555%	110	46.2%	44.8%
Retail	5	$97,260,100	6.4%	$19,452,020	3.87x	3.434%	119	42.6%	42.2%
Anchored	3	86,060,100	5.6%	$28,686,700	4.11x	3.388%	119	40.1%	40.1%
Other	1	6,800,000	0.4%	$6,800,000	1.79x	3.849%	120	61.8%	56.0%
Single Tenant Retail	1	4,400,000	0.3%	$4,400,000	2.19x	3.690%	119	61.1%	61.1%
Multifamily	4	$46,955,000	3.1%	$11,738,750	2.14x	3.739%	119	59.9%	59.1%
Mid Rise	2	27,250,000	1.8%	$13,625,000	2.08x	3.861%	119	63.2%	63.2%
Garden	2	19,705,000	1.3%	$9,852,500	2.22x	3.569%	120	55.4%	53.5%
Self Storage	9	$44,594,199	2.9%	$4,954,911	1.87x	3.661%	119	61.9%	55.0%
Total/Avg./Wtd. Avg.(3)	65	$1,530,900,153	100.0%	$23,552,310	3.14x	3.213%	112	53.5%	51.6%

(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.

(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3) Wtd. Avg Cut-off Date Balance is based on the 65 mortgaged properties in the Benchmark 2021-B23 trust.

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
New York	9	283,950,000	18.5%	31,550,000	3.70x	2.882%	118	50.5%	50.5%
California	6	187,546,675	12.3	31,257,779	3.04x	2.816%	113	42.6%	38.3%
Washington	11	171,715,100	11.2	15,610,464	2.98x	3.117%	69	56.9%	56.9%
Florida	6	150,215,000	9.8	25,035,833	2.40x	3.389%	120	65.6%	62.2%
Pennsylvania	7	105,554,000	6.9	15,079,143	2.26x	3.499%	119	62.3%	57.9%
Texas	2	86,000,000	5.6	43,000,000	3.34x	3.392%	117	58.3%	57.1%
Nevada	2	75,000,000	4.9	37,500,000	4.95x	3.558%	109	35.5%	35.5%
Oregon	1	75,000,000	4.9	75,000,000	2.38x	3.299%	119	42.9%	42.9%
Wisconsin	1	63,700,000	4.2	63,700,000	2.63x	3.310%	119	64.1%	64.1%
Utah	1	58,700,000	3.8	58,700,000	3.92x	3.377%	118	50.0%	50.0%
Tennessee	3	58,131,080	3.8	19,377,027	3.29x	3.405%	113	63.7%	59.9%
Illinois	3	56,979,174	3.7	18,993,058	2.19x	3.586%	119	59.1%	54.7%
Idaho	2	53,445,000	3.5	26,722,500	4.77x	3.453%	120	34.0%	34.0%
Missouri	1	19,825,000	1.3	19,825,000	4.37x	2.980%	119	58.5%	58.5%
Virginia	1	18,070,000	1.2	18,070,000	3.33x	3.160%	119	61.7%	61.7%
Minnesota	1	14,000,000	0.9	14,000,000	1.83x	3.910%	119	66.0%	66.0%
New Jersey	1	13,228,925	0.9	13,228,925	1.79x	3.132%	119	66.1%	50.9%
Michigan	2	10,800,000	0.7	5,400,000	1.75x	3.817%	120	60.0%	51.1%
Indiana	1	8,500,000	0.6	8,500,000	1.68x	3.397%	115	64.4%	58.3%
Louisiana	1	6,849,500	0.4	6,849,500	1.93x	3.410%	119	65.2%	55.6%
North Carolina	1	6,440,699	0.4	6,440,699	1.92x	3.615%	119	53.4%	41.8%
Ohio	1	3,700,000	0.2	3,700,000	1.54x	3.840%	120	59.5%	53.8%
West Virginia	1	3,550,000	0.2	3,550,000	1.51x	3.810%	119	65.7%	56.6%
Total/Avg./Wtd. Avg.(3)	65	$1,530,900,153	100.0%	$23,552,310	3.14x	3.213%	112	53.5%	51.6%

(1) Calculated based on the mortgaged property's allocated loan amount for the mortgage loans secured by more than one mortgaged property.

(2) Weighted average based on the mortgaged property's allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3) Wtd. Avg Cut-off Date Balance is based on the 65 mortgaged properties in the Benchmark 2021-B23 trust.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:

CONTACT INFORMATION	CONTENTS

	Distribution Summary	2

	Distribution Summary (Factors)	3

	Interest Distribution Detail	4

	Principal Distribution Detail	5

	Reconciliation Detail	6

	Stratification Detail	7

	Mortgage Loan Detail	11

	NOI Detail	12

	Delinquency Loan Detail	13

	Appraisal Reduction Detail	15

	Loan Modification Detail	17

	Specially Serviced Loan Detail	19

	Unscheduled Principal Detail	21

	Liquidated Loan Detail	23

Deal Contact:

Reports Available at sf.citidirect.com	D-1

Distribution Date: Determination Date:

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-2

Distribution Date: Determination Date:

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3

Distribution Date: Determination Date:

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4

Distribution Date: Determination Date:

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Original
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5

Distribution Date: Determination Date:	Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	D-6

Distribution Date:
Determination Date:

Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7

Distribution Date:
Determination Date:

Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8

Distribution Date:
Determination Date:

Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9

Distribution Date:
Determination Date:

Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10

Distribution Date:
Determination Date:

Mortgage Loan Detail
Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11

Distribution Date:
Determination Date:

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12

Distribution Date:
Determination Date:

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13

Distribution Date:
Determination Date:

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14

Distribution Date:
Determination Date:

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15

Distribution Date:
Determination Date:

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16

Distribution Date:
Determination Date:

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17

Distribution Date:
Determination Date:

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18

Distribution Date:
Determination Date:	Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19

Distribution Date:
Determination Date:	Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20

Distribution Date:
Determination Date:	Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals	There is no unscheduled principal activity for the current distribution period.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21

Distribution Date:
Determination Date:	Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals	There is no historical unscheduled principal activity.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22

Distribution Date:
Determination Date:	Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23

Distribution Date:
Determination Date:	Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	D-24

ANNEX E-1A

SPONSOR REPRESENTATIONS AND WARRANTIES
(CITI REAL ESTATE FUNDING INC. And german american capital corporation)

Each of CREFI and GACC (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense,

E-1A-1

counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a)(1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-1B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments

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not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

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(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-

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paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

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The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing

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systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance

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policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to

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the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-1B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1A or the exceptions thereto set forth in Annex E-1B, or (vii) by reason of any

E-1A-9

mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E1A-1, or future permitted mezzanine debt in each case as set forth on Schedule E-1B or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

E-1A-10

(34)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to

E-1A-11

cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

E-1A-12

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-3.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents,

E-1A-13

and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1A-14

SCHEDULE E-1A-1 to ANNEX E-1A

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
3	—	360 Spear
13	—	First Republic Center

E-1A-15

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	GACC Mortgage Loans
5	MGM Grand & Mandalay Bay	MGM Grand & Mandalay Bay
9	—	The Grace Building
11	First Central Tower	—
23	Central Missouri Distribution Center	—
38	The Centre at Stirling & Palm	—

E-1A-16

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

None

E-1A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B
EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Citi Real Estate Funding Inc.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(3) Mortgage Provisions	Leonardo DRS Industrial (Loan No. 8)	Pursuant to the borrower’s lease with the sole tenant, Leonardo DRS, the related landlord may not sell the Mortgaged Property, nor transfer any equity interest in the landlord, to a prohibited foreign purchaser or to any entity that is directly or indirectly, owned or controlled by a prohibited foreign purchaser. A prohibited foreign purchaser includes a purchaser of the Mortgaged Property or an equity interest in the legal entity comprising the landlord which is either: (a) a foreign government, (b) a person effectively owned or controlled by a foreign government, or (c) a person named on the most current list of prohibited persons published by the office of foreign assets control. In addition, pursuant to the lease, in the event that the tenant notifies the borrower if its security needs have increased as a result of new security requirements included in a new contract relating to the facility located on the Mortgaged Property (“Security Notice”), if the borrower intends to sell the property subsequent to receipt of a Security Notice, or sell more than 20% of the ownership interests in the borrower entity, the borrower must notify the tenant and provide reasonably detailed information as to the nature of the transfer, the potential buyer and the buyer’s organizational structure (“Proposed Transfer”). After the tenant receives such information, the tenant will use reasonable diligent efforts to obtain approval of the borrower’s Proposed Transfer from the Defense Counterintelligence and Security Agency or applicable Cognizant Security Agency (collectively, the “CSA”), to the extent such approvals are required. If the CSA rejects the Proposed Transfer, the borrower will not be permitted to consummate the Proposed Transfer. A foreclosure of the Mortgage by the lender will not be conditioned on the foregoing approval for a voluntary Proposed Transfer, but any sale following a foreclosure will be conditioned on such approval, if applicable.
(6) Permitted Liens; Title Insurance	Leonardo DRS Industrial (Loan No. 8)	The lease documents for the sole tenant, Leonardo DRS, grant the tenant a right of first offer to purchase the Mortgaged Property upon either the landlord’s election to sell the Mortgaged Property or the landlord’s receipt of an offer to purchase the Mortgaged Property. The right of first offer does not apply in the event of a foreclosure under a deed of trust or

E-1B-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
mortgage or the delivery of a deed in lieu of foreclosure, or in connection with the immediately succeeding sale of the Mortgaged Property following a foreclosure or deed in lieu thereof.
(6) Permitted Liens; Title Insurance	Knitting Mills (Loan No. 12)	The lease documents for the largest tenant, UGI Energy Services, representing approximately 55.8% of the net rentable square footage at the Mortgaged Property, and the second largest tenant, Arrow International, Inc., representing approximately 24.0% of the net rentable square footage at the Mortgaged Property, grant the tenant a right of first offer to purchase the leased premises upon the landlord’s election to sell the Mortgaged Property. The respective rights of first offer do not apply in the event of a foreclosure under a deed of trust or mortgage or the delivery of a deed in lieu of foreclosure.
(6) Permitted Liens; Title Insurance	Walgreens Bradenton (Loan No. 50)	The lease documents for the sole tenant, Walgreen Co., grant the tenant a right of first refusal to purchase the Mortgaged Property if the landlord receives a bona fide offer for the purchase of the Mortgaged Property. The right of first refusal does not apply in the event of a foreclosure under the mortgage or the delivery of a deed in lieu of foreclosure.
(16) Insurance	All CREFI loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(16) Insurance	MGM Grand & Mandalay Bay (Loan No. 5)

The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the Whole Loan guaranteeing any failure by the related Borrower to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Borrower may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Whole Loan documents permit the Borrower to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Borrower and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any

E-1B-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Whole Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Whole Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Borrower and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease.

Terrorism insurance may be written by a non-rated captive insurer.

(16) Insurance	360 Neptune Avenue (Loan No. 22)

The related Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, but the related Borrower is not required to maintain additional excess flood coverage

(25) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 5)

The Borrower did not covenant in the Whole Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.

(26) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 5)	BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively,

E-1B-3

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

“Guarantor”) are severally (but not jointly) liable for recourse events in accordance with their respective percentage interests in the Borrower.

The Guarantor’s liability with respect to bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan as of the date of the event.

Only the related mortgagors, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the related mortgagors are the only parties liable under the environmental indemnity; provided, however, that if the related Borrower fails to maintain an environmental insurance policy as required under the Whole Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Whole Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related mortgagors, non-recourse guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

(26) Recourse Obligations	All CREFI loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(27) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 5)	Upon satisfying certain conditions, the Borrower may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Whole Loan, together with all interest accrued and unpaid thereon and (2) (i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Whole Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.
(29) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 5)

So long as the Mortgaged Property is subject to the MGM Lease, the mortgagors are permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism

E-1B-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Borrower (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Whole Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower (or the MGM Tenant) will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 5)

The Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the mortgagors or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the mortgagors.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the mortgagors and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Whole Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGP Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Whole Loan documents), a Public Vehicle or, following a Permitted Assumption (as defined in the Whole Loan documents), the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the mortgagors, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the mortgagors, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Borrower, any mezzanine borrower, or any other direct or indirect equity holder in the Borrower up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the mortgaged property.

E-1B-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(31) Single-Purpose Entity	Hotel ZaZa Houston Museum District (Loan No. 21)

The related loan documents permit the Borrower to incur unsecured loans pursuant to the Paycheck Protection Program (“PPP”) administered by the United States Small Business Administration in accordance with the Coronavirus Aid, Relief, and Economic Security Act of 2020, and the Borrower obtained a loan in the amount of approximately $2,493,400 under the PPP program in April 2020.

(31) Single Purpose Entity	4 Storage - Bristol (Loan No. 46)

The related Borrowers previously owned certain other unrelated property in addition to the collateral for the related Mortgage Loan. The Mortgage Loan is recourse to the related Borrower and the guarantor for losses in connection with the prior ownership of such other unrelated property.

(31) Single Purpose Entity	Woodbridge Group HQ (Loan No. 51)

The related Borrowers previously owned certain other unrelated property in addition to the collateral for the related Mortgage Loan. The Mortgage Loan is recourse to the related Borrower and the guarantor for losses in connection with the prior ownership of such other unrelated property.

(32) Defeasance	MGM Grand & Mandalay Bay (Loan No. 5)

The exception to Representation and Warranty #27 is also an exception to this representation.

Pursuant to a declaration forming a separate REMIC to hold the related Mortgage Loan, the related Mortgage Loan may be defeased commencing on the day following February 14, 2023, which will be more than two years from the start-up date of such separate REMIC but may be within two years of the Closing Date

(34) Ground Leases	Central Missouri Distribution Center (Loan No. 23)

The borrower is the fee owner of the Mortgaged Property, which it ground leases to The City of Mexico, Missouri (“City”), and subleases back from the City. The borrower mortgaged its fee interest and its subleasehold interest. The City did not mortgage its ground leasehold interest to the lender. The term of the ground lease and the sublease each expire on December 31, 2036.

(37) No Material Default; Payment Record	All CREFI loans

With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

(39) Organization of Borrower	1623 Flatbush (Loan No. 34)	The related mortgagors are affiliated.

E-1B-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(39) Organization of Borrower	206-20 Linden Boulevard (Loan No. 36) Rent A Space Portfolio (Loan No. 37) Fountainbleau Self Storage (Loan No. 42) Mechanicsburg Self Storage (Loan No. 48) Secure Store Self Storage (Loan No. 52)	The related mortgagors are affiliated.
(41) Appraisal	MGM Grand & Mandalay Bay (Loan No. 5)	The date of the appraisal for the MGM Grand Mortgaged Property is February 11, 2020, and the date of the appraisal for the Mandalay Bay Mortgaged Property is February 12, 2020; each such date is more than 12 months prior to the Closing Date.

E-1B-7

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(German American Capital Corporation)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(1) Whole Loan; Ownership of Mortgage Loans; (2) Loan Document Status; (5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	2601 Wilshire (Loan No. 25)

The lease of the sole tenant at the Mortgaged Property, the County of Los Angeles (the “County,” and such lease, the “Lease”) states that the Borrower, as landlord under the Lease, may assign, transfer, mortgage, hypothecate or encumber (collectively, “Transfer”) the landlord’s interest in and to the lease only if the conditions and requirements set forth in Section 32.3 of the Lease are satisfied. Any document or agreement purporting to Transfer the landlord’s right, title and interest in and to the Lease, or any portion thereof, as security for the landlord’s obligation to repay any monetary obligation is referred to in the Lease as a “Security Agreement.” The Lease provides that any Security Agreement which is executed without full compliance with the requirements of Section 32.3 of the Lease will be void. The requirements of Section 32.3 of the Lease include, without limitation, 1. a requirement of two weeks’ advance notice to the County of each Transfer with copies of the related instruments, 2. Certification by each transferee in a Transfer that it has read and is familiar with Section 5950-5955 of the California Government Code, which prohibits the offer or sale of any security constituting a fractional interest in the Lease, and 3. a prohibition on the landlord furnishing information about the County or the subject matter of the Lease without the County’s prior written consent.

In connection with origination of the Mortgage Loan, the County delivered a subordination, non-disturbance and attornment agreement to the lender pursuant to which it acknowledged and agreed that the lender’s deed of trust is a Security Agreement in full compliance with the terms of the Lease. Such acknowledgement and agreement does not, however, apply to any amendment or assignment of the deed of trust, including the assignment thereof to the Trustee.

E-1B-8

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	360 Spear (Loan No. 3)	The tenant under the lease to MCIMETRO Access Transmission Services LLC (such tenant, “Verizon Tenant,” and such lease, “Verizon Lease”), or Verizon Tenant’s affiliated designee, has the option to purchase the Mortgaged Property for $260,000,000 for a 24 month period commencing on the 13th month following December 30, 2020 (the “Option to Purchase Period”), pursuant to the Verizon Lease. Pursuant to the Verizon Lease, if the purchase option is exercised, the purchaser is expressly required to either (i) assume (subject to the terms and conditions set forth in the Mortgage Loan documents and applicable mezzanine loan documents) the Mortgage Loan and, if applicable, assume the then existing mezzanine loan, or (ii) to the extent permitted by the Mortgage Loan documents and any applicable mezzanine loan documents, pay in full the entire principal balance of the Mortgage Loan and any mezzanine loan including all amounts due thereunder (including, without limitation, any yield maintenance premiums). Pursuant to the Verizon Lease, the landlord is also required to give the Verizon Tenant prior written notice if it elects to sell the Mortgaged Property during the Option to Purchase Period, and Verizon Tenant has 60 days to exercise its purchase option following receipt of such notice. The Verizon Lease provides that the purchase option and right of first refusal may not be exercised in connection with any foreclosure sale, deed-in-lieu of foreclosure or other transfer of the Mortgaged Property or of the ownership interest in the landlord in connection with an exercise of remedies under a mortgage loan or mezzanine loan (but the purchase option and right of first refusal shall continue to be in full force and effect thereafter) and that a foreclosure sale or deed-in-lieu of foreclosure of the Mortgaged Property or ownership interests in the landlord in connection with a mortgage loan or a mezzanine loan will not be deemed to be a an election to sell the Mortgaged Property.
(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	First Republic Center (Loan No. 13)	Pursuant to a recorded restrictive covenant and a city ordinance of the City of Palo Alto, a grocery store of at least 8,000 square feet is required to be continuously operated at the Mortgaged Property. Failure to satisfy this requirement may result in fines and penalties payable to the city. In addition, pursuant to a recorded regulatory agreement with the City of Palo Alto, the Mortgaged Property is required to have eight affordable dwelling units which satisfy the rental requirements set forth in the regulatory agreement.
(16) Insurance	MGM Grand & Mandalay Bay (Loan No. 5)	The deductible for the “all risk” property insurance is permitted to be up to and including $250,000; the deductible for terrorism insurance is permitted to be up to and including $500,000, and the deductible for windstorm and earthquake coverage is not more than 5% of the total insurable value of

E-1B-9

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

the applicable Mortgaged Property; provided that if the non-recourse carveout guarantor provides a guaranty acceptable to the lender and each rating agency rating securities that represent an interest in the related Whole Loan guaranteeing any failure by the related Borrower to pay its obligations actually incurred with respect to that portion of the deductible that exceeds 5% of the total insurable value of an Mortgaged Property, the deductibles for windstorm and earthquake coverage may be up to 15% of the total insurable value of the Mortgaged Property); provided, further, that (1) the related Borrower may utilize a $4,000,000 aggregate deductible subject to a $100,000 per occurrence deductible and a $100,000 maintenance deductible following the exhaustion of the aggregate and (2) the aggregate does not apply to any losses arising from named windstorm, earthquake or flood. Such deductibles may be considered not to be customary.

The Whole Loan documents permit the Borrower to rely on insurance maintained by MGM Lessee II, LLC (the “MGM Tenant”) so long as the master lease (the “MGM Lease”) between the Borrower and the MGM Tenant is in effect and there is no default continuing under the lease (beyond any applicable cure period). Such insurance maintained by the MGM Tenant (the “MGM Policies”) is required to conform to the requirements of the Whole Loan documents (except it is acknowledged and agreed that the MGM Policies are permitted to vary from the requirements of the Whole Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000). Such $700,000,000 limit is less than full replacement cost. In addition, such deductibles may be considered not to be customary.

The MGM Lease provides that all insurance proceeds (except business interruption insurance proceeds not allocated to rent expenses, if any, which will be payable to and retained by the MGM Tenant) payable by reason of any property loss or damage to the Mortgaged Property, or any portion of the Mortgaged Property, under any property insurance policy will be paid to the lender or an escrow account reasonably acceptable to the Borrower and the MGM Tenant, and made available to the MGM Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Mortgaged Property (or any portion thereof); provided that if the total amount of proceeds payable net of applicable deductibles is $50,000,000 or less, and if no event of default under the MGM Lease has occurred and is continuing, the proceeds will be paid to the MGM Tenant and, subject to certain limitations set forth in the MGM

E-1B-10

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Lease, used for the repair of the damage to the leased property in accordance with the terms of the MGM Lease. Terrorism insurance may be written by a non-rated captive insurer.
(24) Local Law Compliance	360 Spear (Loan No. 3)	The use of the Mortgaged Property as office and internet service exchange space is legal conforming as a permitted conditional use, pursuant to a conditional use permit to allow nonresidential uses which exceed 25,000 square feet. The applicable zoning ordinance provides that a structure occupied by a permitted conditional use that is damaged or destroyed by fire, or other calamity, or by Act of God, or by the public enemy, may be restored to its former condition and use without the approval of a new conditional use application, provided that such restoration is permitted by the building code, and is started within 18 months and diligently pursued to completion. If such conditions are not satisfied, a new conditional use permit would need to be obtained in order for the Mortgaged Property to be used for the stated uses. In addition, the conditional use authorization for laboratory use is subject to satisfaction of certain conditions attached to such authorization.
(24) Local Law Compliance	211 Saw Mill (Loan No. 44)	The Mortgaged Property is legal non-conforming as to use, as manufacturing is not currently permitted in the related zoning district. The applicable zoning ordinance provides that, in the event of a casualty, the Mortgaged Property may return to its current use following restoration provided that (i) such casualty is to less than fifty percent (50%) of the Mortgaged Property, (ii) the total cost of the restoration does not exceed the replacement value of the destroyed portion of the Mortgaged Property, and (iii) such restoration is started within six months of the applicable casualty event and diligently pursued to completion. In the event a casualty is to fifty percent (50%) or more of the Mortgaged Property, or the other conditions to returning to the current use are not satisfied, then the use at the Mortgaged Property following restoration must comply with the current zoning code, and the manufacturing use may not be continued.
(25) Licenses and Permits	MGM Grand & Mandalay Bay (Loan No. 5)	The Borrower did not covenant in the Whole Loan documents (so long as the applicable Mortgaged Property is subject to the MGM Lease) to keep all material licenses, permits and applicable government authorizations necessary for its operation of the Mortgaged Property in full force and effect.
(25) Licenses and Permits	860 Washington (Loan No. 1)	The Mortgaged Property is currently covered by a temporary certificate of occupancy (the “TCO”), which remains in full force and effect and which expires on March 14, 2021, but may be renewed as of right. The borrower has represented that (i) the TCO remains in full force and effect and which

E-1B-11

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
may be renewed as of right, (ii) to the best of the borrower’s knowledge, the sole remaining steps required to satisfy the issuance requirements for a permanent certificate of occupancy (the “PCO Issuance Requirements”) is to close out five open work permits, including one fire alarm permit for the property manager’s office located in the basement of the building and four permits (construction, fire alarm, mechanical and sprinkler) relating to the tenant improvement work performed by one of the tenants, Expa, LLC, in its premises, with the New York City Department of Buildings and the Fire Department (the “Open Permits”), and (iii) to the best of the borrower’s knowledge, there is no material work remaining in connection with closing out the Open Permits and satisfying the PCO Issuance Requirements is not anticipated to cost more than $35,000. The Mortgage Loan documents provide a loss carveout in connection with any failure of the Mortgaged Property to be covered by a permanent certificate of occupancy.
(26) Recourse Obligations	MGM Grand & Mandalay Bay (Loan No. 5)

BREIT Operating Partnership L.P. (“BREIT Guarantor”) and MGM Growth Properties Operating Partnership LP (“MGP Guarantor” and together with BREIT Guarantor, collectively, “Guarantor”) are severally (but not jointly) liable for recourse events, in accordance with their respective percentage interests in the Borrower.

The Guarantor’s liability with respect to the bankruptcy-related recourse events is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan as of the date of the event.

Only the related Borrower, and not the Guarantor, is liable for breaches of environmental covenants, and the related Borrower is the only party liable under the environmental indemnity; provided, however, that if the related Borrower fails to maintain an environmental insurance policy as required under the Whole Loan documents and the Mortgaged Property is not subject to the MGM Lease, the non-recourse carveout guarantor is liable for losses relating to breaches of environmental covenants other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the Whole Loan documents and (y) for any amounts recovered under the environmental policy.

Recourse for waste is limited to willful misconduct by the related Borrower, Guarantor or certain of their affiliates that results in physical damage or waste to the Mortgaged Property.

E-1B-12

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	The Grace Building (Loan No. 9)	The aggregate liability of the related guarantors with respect to the guaranteed recourse obligations of the Borrower related to any bankruptcy event with respect to the Borrower may not exceed an amount equal to 15% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.
(26) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(27) Mortgage Releases	MGM Grand & Mandalay Bay (Loan No. 5)	Upon satisfying certain conditions, the Borrower may release a Mortgaged Property by prepaying or defeasing an amount equal to the lesser of (1) the outstanding principal amount of the Whole Loan, together with all interest accrued and unpaid thereon and (2)(i) 105% of the allocated loan amount for the released Mortgaged Property until such time that the outstanding principal balance of the Whole Loan has been reduced to $2,250,000,000 and (ii) thereafter, 110% of the allocated loan amount of the released Mortgaged Property.
(29) Acts of Terrorism Exclusion	MGM Grand & Mandalay Bay (Loan No. 5)

So long as the Mortgaged Property is subject to the MGM Lease, the Borrower is permitted to rely on terrorism insurance provided by the MGM Tenant.

Terrorism insurance may be written by a non-rated captive insurer.

If (A) TRIPRA is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums, provided that terrorism insurance is commercially available, the related Borrower (or the MGM Tenant) will be required to maintain terrorism insurance as required by the Whole Loan documents; provided, however, that it will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Whole Loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower (or the MGM Tenant) will be required to purchase the maximum

E-1B-13

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
amount of terrorism insurance available with funds equal to such amount.
(29) Acts of Terrorism Exclusion	2601 Wilshire (Loan No. 25)	If TRIPRA is no longer in effect, the Borrower will not be required to pay any insurance premiums solely with respect to terrorism coverage in excess of the Terrorism Premium Cap (as defined below) and, if the cost of terrorism coverage exceeds the Terrorism Premium Cap, the Borrower is only required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to the lesser of (a) $25,000 and (b) two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy.
(29) Acts of Terrorism Exclusion	The Grace Building (Loan No. 9)	The related Mortgage Loan agreement provides Liberty IC Casualty LLC, a licensed captive insurance company (“Liberty IC”) is an acceptable insurer of perils of terrorism and acts of terrorism, so long as (i) the policy issued by Liberty IC has (A) no aggregate limit, and (B) a deductible of no greater than $1,000,000 plus that as calculated pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) or the then-current successor act, (ii) other than the $1,000,000 deductible, the portion of such insurance which is not reinsured by TRIPRA is reinsured by an insurer (meeting the requirements of the related Mortgage Loan agreement or maintaining such higher rating as may be required by any rating agency rating the securities secured by the related Mortgage Loan, not to exceed “A+” with S&P and “A1” with Moody’s, to the extent Moody’s is rating the securities secured by the related Mortgage Loan and rates the applicable insurance company) (provided that the related borrower will cause such re-insurance agreements to provide a cut-through endorsement acceptable to the Mortgagor and any rating agency rating the securities secured by the related Mortgage Loan; (iii) TRIPRA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim (A) above the applicable deductible payable by Liberty IC and (B) as per the current TRIPRA legislation, (iv) Liberty IC is not the subject of a bankruptcy or similar insolvency proceeding, and (v) no governmental authority issues any statement, finding, or decree that insurers of perils of terrorism similar to Liberty IC (i.e., captive insurers arranged similar to Liberty IC) do not qualify for the payments or benefits of TRIPRA. In addition, the related Mortgage Loan agreement provides that

E-1B-14

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
in the event that Liberty IC is providing insurance coverage (i) to other properties in close proximity to the Property, and/or (ii) to other properties owned by a person(s) who is not an affiliate of the related borrower, and such insurance is not subject to the same reinsurance and other requirements of the related Mortgage Loan agreement, then the Mortgagor may reasonably re-evaluate the limits and deductibles of the insurance required to be provided by Liberty IC under the related Mortgage Loan agreement. In the event any of the foregoing conditions are not satisfied, Liberty IC will not be deemed an acceptable insurer of terrorism losses. The related borrower represented, warranted and covenanted to the Mortgagor to the extent of its knowledge, on behalf of Liberty IC, that the insurance premiums for the insurance coverages provided to such borrower by Liberty IC are fair market value insurance premiums.
(29) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 16 are also exceptions to this Representation 29.
(30) Due on Sale or Encumbrance	MGM Grand & Mandalay Bay (Loan No. 5)

The Whole Loan documents provide that no Restricted Pledge Party (as defined below), other than the Borrower or any future mezzanine borrower, may be restricted from any sale or pledge of its direct or indirect assets, provided such assets are not encumbered or required to be encumbered by the Whole Loan or any mezzanine loan. The assets of a Restricted Pledge Party may include direct or indirect equity interests in the Borrower.

Certain transfers are permitted without lender consent so long as, after giving effect to such sale or pledge, (x) (1) the Borrower and any principal thereof (on an unencumbered and look through basis) are indirectly controlled and at least 50.1% owned by BREIT OP and/or MGP OP, provided that (I) with respect to BREIT OP, BREIT OP is owned, managed or controlled by BREIT, a Qualified Advisor, a Qualified Transferee or a Public Vehicle (each such term, as defined in the Whole Loan documents) and (II) with respect to MGP OP, MGP OP is managed and controlled by MGP Growth Properties LLC, a Public Vehicle or a Qualified Transferee, or (y) following a Public Sale (as defined in the Whole Loan documents), a Public Vehicle or, following a Permitted Assumption, the applicable Qualified Transferee (1) shall own not less than 51% of the economic and direct or indirect legal and beneficial interests in the Borrower, the Guarantor and any principal (on an unencumbered and look through basis) and (2) control the Borrower, the Guarantor and any principal.

“Restricted Pledge Party” means, collectively, the Borrower, any mezzanine borrower, or any other direct or indirect equity holder in the Borrower up to, but not including, the first direct

E-1B-15

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
or indirect equity holder that has substantial assets other than its direct or indirect interest in the Mortgaged Property.
(31) Single Purpose Entity	2601 Wilshire (Loan No. 25)	The Borrower is a recycled entity that previously owned additional real property located at 211 East Ocean Avenue, Long Beach, California, which it conveyed in November 2015.
(32) Defeasance	MGM Grand & Mandalay Bay (Loan No. 5)	See exception to Representation and Warranty 27 above.
(32) Defeasance	MGM Grand & Mandalay Bay (Loan No. 5)	Pursuant to a declaration forming a separate REMIC to hold the related Mortgage Loan, the related Mortgage Loan may be defeased commencing on the day following February 14, 2023, which will be more than two years from the start-up date of such separate REMIC but may be within two years of the Closing Date.
(32) Defeasance	860 Washington (Loan No. 1)	The borrower’s obligation under the Mortgage Loan documents to pay the fees of any servicer in connection with a defeasance is subject to a cap of $95,000.
(32) Defeasance	First Republic Center (Loan No. 13)	The borrower’s obligation under the Mortgage Loan documents to pay the fees of any servicer in connection with a defeasance is subject to a cap of $20,000.
(34) Ground Leases	860 Washington (Loan No. 1)	Under the related ground lease, if a leasehold mortgagee is affiliated with the ground tenant, the applicable leasehold mortgagee will not be entitled to the leasehold mortgagee rights set forth in the ground lease. The related ground lease estoppel provides that, notwithstanding the foregoing limitation, any securitization trust (and the related trustee thereto) that holds all or any portion of the related mortgage loan will be entitled to all leasehold mortgagee protections set forth in the applicable ground lease provided that: (1) the applicable securitization trust is created in accordance with a securitization transaction that initially involves at least one investment grade class of securities, (2) whereby the special servicer that is appointed in connection with the related securitization is required to maintain a standard minimum rating (as set forth in the ground lease estoppel) and is required to adhere to a servicing standard and (3) whereby the related pooling and servicing agreement shall provide certain specified standard and customary limitations on the voting and control rights of certificateholders that maintain certain affiliations with any borrower pursuant to any mortgage held by the applicable securitization trust.

E-1B-16

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(37) No Material Default; Payment Record	All GACC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(41) Appraisal	MGM Grand & Mandalay Bay (Loan No. 5)	The date of the appraisal for the MGM Grand Mortgaged Property is February 11, 2020, and the date of the appraisal for the Mandalay Bay Mortgaged Property is February 12, 2020; each such date is more than 12 months prior to the Closing Date.

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ANNEX E-2A

SPONSOR REPRESENTATIONS AND WARRANTIES
(Goldman Sachs Mortgage Company)

GSMC (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each GSMC Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the GSMC Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the GSMC Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Loan Combination, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Outside Servicing Agreement with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset,

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defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way,

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easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1 to this Annex E-2A, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

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An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Purchaser or its servicer.

(15)	No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such

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endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal

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amount of the related GSMC Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

(20)	REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan or Loan Combination is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning

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systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance, provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Loan Combination, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

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(25)	Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the related mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Loan Combination) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

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With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Loan Combination).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with

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the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth on Annex E-2B, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-2A-1 or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC

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Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so

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assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2A.

(37)	No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there

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is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-2A (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Loan Combination, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing

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Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement.

(43)	Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Loan Combination no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2A-3.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)	Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2A-14

Schedule E-2A-1 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
4	Phillips Point

E-2A-15

Schedule E-2A-2 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
7	Waterway Plaza
18	Selig Office Portfolio
20	711 Fifth Avenue

E-2A-16

Schedule E-2A-3 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None

E-2A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Goldman Sachs Mortgage Company)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Phillips Point (Loan No. 4)	The Mortgaged Property is located within 25 miles of the Atlantic Coast of Florida, but the Borrower maintains insurance with a named storm sublimit of $125,000,000, which is less than the original principal balance of the Whole Loan and the full insurable value.
(16) Insurance	Baxter International Production Center (Loan No. 39)	The mortgagor may rely on a portion of the insurance provided by the sole tenant (Baxter Healthcare Corporation) to satisfy the insurance that would otherwise be required to be maintained by the mortgagor provided it satisfies the requirements set forth in the loan documents. The tenant is entitled to self-insure so long as it or its lease guarantor maintains a rating of “BBB-” or better by S&P.
(17) Access; Utilities; Separate Tax Lots	Selig Office Portfolio (Loan No. 18)	Two of the Mortgaged Properties share the same tax lot.
(17) Access; Utilities; Separate Tax Lots	Waterway Plaza (Loan No. 7)	As of the origination date, the Mortgaged Property is part of a tax parcel that includes real property that is owned by a third party and that is not collateral for the Mortgage Loan.
(24) Local Law Compliance	711 Fifth Avenue (Loan No. 20)	See exception to Representation and Warranty No. 37, below.
(26) Recourse Obligations	Millennium Corporate Park (Loan No. 2) 711 Fifth Avenue (Loan No. 20)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
(31) Single-Purpose Entity	Trepte Industrial Park (Loan No. 35)	The mortgagor previously owned three parcels of real property (either directly or indirectly) other than the Mortgaged Property.

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Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(37) No Material Default; Payment Record	All GSMC loans	With respect to any covenants under the related Mortgage Loan that require the mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(37) No Material Default; Payment Record	711 Fifth Avenue (Loan No. 20)	The related mortgagor was required to cause the administrative closing of certain New York City Department of Buildings elevator violations at the related Mortgaged Property within 180 days of the origination date, subject to force majeure, which includes, among other things, refurbishing elevators and passing inspections. While this work is currently underway, the mortgagor has not yet satisfied this obligation, due in part to the COVID-19 pandemic and related closures.
(41) Appraisal	711 Fifth Avenue (Loan No. 20)	The appraisal is dated February 19, 2020.

E-2B-2

ANNEX E-3A

SPONSOR REPRESENTATIONS AND WARRANTIES
(JPmorgan chase bank, national association)

JPMCB (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each JPMCB Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-3B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between JPMCB, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the JPMCB Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the JPMCB Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or the Mortgage Loan Purchase Agreement.

(2)	Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Loan Combination, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Loan Combination is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Loan Combination) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(3)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement

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may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)	Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)	Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the JPMCB Mortgage Loan.

(7)	Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding endorsement or assignment to the Issuing Entity (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable

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lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)	Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license

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granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)	Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)	Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)	Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

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(15)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)	Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the depositor or servicer for the related Outside Securitization) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)	No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount

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available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

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(20)	No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)	No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date), any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(22)	REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Loan Combination is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Loan Combination was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Loan Combination on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Loan Combination on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Loan Combination was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Loan Combination or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Loan Combination was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a JPMCB Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance, provided that: (a) such JPMCB Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) JPMCB identifies such JPMCB Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Loan Combination constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)	Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the

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Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)	Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)	Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the

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Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph 34)), in each case, of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (34)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties

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or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)	Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)	Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex E-3A, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)	Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off

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Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)	Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty; or (C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the Defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the JPMCB Mortgage Loan secured by Defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)	Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)	Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

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(a)   The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)   The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)   The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)   The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)   The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)   The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)   Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or

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to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)	ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the JPMCB Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related JPMCB Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such JPMCB Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)	Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40)	No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration

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existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-3A. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)	Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)	Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)	Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable

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environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule E-2A-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule E-2A-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)	Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform

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Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)	Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(47)	Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)	Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

For purposes of these representations and warranties, “Servicing File” means a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

E-3A-16

SCHEDULE E-3A-1 to ANNEX E-3A

MORTGAGED PROPERTIES FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Loan No.	JPMCB Mortgage Loans
10	Station Park & Station Park West
17	The Village at Meridian
19	The Trails at Silverdale
24	Treasure Valley Marketplace

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ANNEX E-3B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(JPMorgan Chase Bank, National Association)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-3A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-3B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Hospitality Provisions	Holiday Inn & Suites Memphis/Germantown (Loan No. 40)	The lender does not have any right to assign the comfort letter. However, the related franchisor will issue a replacement comfort letter, in its then current form, upon 30 days advance written request, which includes the name and notice information for the entity to which the replacement comfort letter will be issued.
(7) Lien; Valid Assignment	Pittock Block (Loan No. 6) The Grace Building (Loan No. 9) Station Park & Station Park West (Loan No. 10) Rugby Pittsburgh Portfolio (Loan No. 14) The Village at Meridian (Loan No 17)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(8) Permitted Liens; Title Insurance	Station Park & Station Park West (Loan No. 10)	JPMCB is one of tenants at the Mortgaged Property, and its lease provides that JPMCB has a right of first offer to purchase the leased premises under its ground lease, provided that such right does not apply to transfer of the premises to or from any party holding a mortgage, deed of trust, trust deed or similar security instrument pursuant to a foreclosure or deed-in-lieu of foreclosure. In addition the ground lease states that so long as JPMCB is open and operating on the premises it will have the exclusive right for two years following the rent commencement date (September 13, 2011) to operate as a financial institution and no other financial institution will be allowed to operate in such capacity and, following such two year period, the landlord under the ground lease will have the right to sell or lease to one and only

E-3B-1

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
one additional full service financial institution. JPMCB has entered into a subordination, non-disturbance and attornment agreement.
(8) Permitted Liens; Title Insurance	Amazon Chicago-Pullman (Loan No. 15)	The sole tenant at the Mortgaged Property, Amazon.com Services, Inc., has a one-time purchase option. To exercise the purchase option, Amazon must give notice prior to the issuance of a final certificate of occupancy with respect to the Mortgaged Property, and pay a purchase price in the amount derived by dividing (1) the annual base rent in effect under the lease as of the date the notice is given by (2) 4.75%. Such purchase option will not apply to any foreclosure or a deed in lieu thereof or the first subsequent transfer by any such successor, but will apply to any other subsequent transfer of the Mortgaged Property.
(9) Junior Liens	Pittock Block (Loan No. 6)	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 51%, (b) combined minimum debt service coverage ratio of 1.96%, and (c) the lenders entering into an intercreditor agreement.
(9) Junior Liens	The Grace Building (Loan No. 9)	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 58.14%, (b) combined maximum debt yield of 8.35%, and (c) the lenders entering into an intercreditor agreement.
(10) Assignment of Leases and Rents	Pittock Block (Loan No. 6) The Grace Building (Loan No. 9) Station Park & Station Park West (Loan No. 10) Rugby Pittsburgh Portfolio (Loan No. 14) The Village at Meridian (Loan No 17)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.

E-3B-2

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(15) Actions Concerning Mortgage Loan	Holiday Inn & Suites Memphis/Germantown (Loan No. 40)	Noah Property, LLC, one of the non-recourse carveout guarantors of the Mortgage Loan ("Guarantor"), is a defendant in an employment lawsuit pending in the federal court in the Eastern District of Missouri. In the lawsuit, a former mid-level manager at a Holiday Inn restaurant formerly owned by the Guarantor and operated by Regency Management Company, LLC ("Regency"), an affiliate of the Guarantor and also a defendant, has alleged, among other things, that he was terminated for reporting his co-workers and superiors illegal activity and that, as a result, he suffers from PTSD, anxiety, depression, and ulcerative colitis, making him unemployable, and is seeking approximately $1.1 million. The Guarantor and Regency have filed motions to dismiss. Related to the case, a court-ordered mediation is scheduled for July 15, 2021, a discovery is scheduled for September 30, 2021, and the trial is scheduled for February 14, 2022. The borrower sponsor has a net worth of approximately $29.2 million.
(18) Insurance	2300 Route 33 (Loan No. 32)	The borrower will be deemed in compliance with the requirements of the Mortgage Loan documents and will not be required to maintain such coverage with respect to the Mortgaged Property to the extent, among other conditions, (i) the lease of the sole tenant, Investor’s Bank, is in full force and effect, (ii) Investor’s Bank maintains third-party coverage for the Mortgaged Property required pursuant to the Mortgage Loan documents and such policies name the lender, with respect to the property coverages, as mortgagee/loss payee and, with respect to the liability coverages, as additional insured, and the borrower as additional insured and loss payee, where applicable, and (iii) the Investor’s Bank lease remains in full force and effect following a casualty, rent does not abate, and Investor’s Bank is required to rebuild and restore the Mortgaged Property at its sole cost and expense or, to the extent the Investor’s Bank Lease is terminated following any casualty, the insurance proceeds will be deposited with the borrower and/or the lender (such conditions, collectively, the “Tenant Insurance Conditions”). If at any time any of the Tenant Insurance Conditions are no longer satisfied, then the borrower will be required to obtain, at the borrower’s sole cost and expense, all insurance as required by the Mortgage Loan documents.
(19) Access; Utilities; Separate Tax Lots	Amazon Chicago-Pullman (Loan No. 15)	The Mortgaged Property is currently comprises a part of multiple tax parcels, which include land that is not part of the collateral. Application has been made to the appropriate governing authority for creation of a separate tax parcel that does not include any property that is not part of the Mortgaged Property, and the borrower is required to provide evidence within 60 days

E-3B-3

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
following the loan origination date that a separate tax parcel number has been assigned (the “Separate Tax Parcel Evidence”). Until the borrower provides such evidence, the Mortgage Loan documents require the borrower to escrow an amount sufficient to pay taxes for the entire existing tax parcels of which the Mortgaged Property is a part. In addition, the Mortgage Loan documents provide a loss carveout arising from the failure to obtain such Separate Tax Parcel Evidence.
(26) Licenses and Permits	860 Washington (Loan No. 1)	The Mortgaged Property is currently covered by a temporary certificate of occupancy (the “TCO”), which remains in full force and effect and which expires on March 14, 2021, but may be renewed as of right. The borrower has represented that (i) the TCO remains in full force and effect and which may be renewed as of right, (ii) to the best of the borrower’s knowledge, the sole remaining steps required to satisfy the issuance requirements for a permanent certificate of occupancy (the “PCO Issuance Requirements”) is to close out five open work permits, including one fire alarm permit for the property manager’s office located in the basement of the building and four permits (construction, fire alarm, mechanical and sprinkler) relating to the tenant improvement work performed by one of the tenants, Expa, LLC, in its premises, with the New York City Department of Buildings and the Fire Department (the “Open Permits”), and (iii) to the best of the borrower’s knowledge, there is no material work remaining in connection with closing out the Open Permits and satisfying the PCO Issuance Requirements is not anticipated to cost more than $35,000. The Mortgage Loan documents provide a loss carveout in connection with any failure of the Mortgaged Property to be covered by a permanent certificate of occupancy.
(28) Recourse Obligations	860 Washington (Loan No. 1)

The loss recourse carveout with respect to material physical waste is limited to intentional material physical waste.

The loss recourse carveout with respect to insurance proceeds, condemnation awards or rents is limited to misappropriation or conversion thereof and does not expressly include misapplication thereof.

The obligations and liabilities of the borrower and the guarantor (individually and collectively, the “Indemnitor”) under the related environmental indemnity will terminate if and when all of the following conditions are satisfied: (i) there has been no change, between the loan origination date and the date of proposed termination, in any environmental law which would impose liability on a mortgagee or lender with respect to any environmental

E-3B-4

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
problem notwithstanding the fact that the Mortgage Loan is paid in full; (ii) the indemnitee will have received an acceptable environmental assessment (the cost of which will be paid by Indemnitor) dated no more than 60 days prior to the date on which the Mortgage Loan has been indefeasibly paid or defeased in full (the “Trigger Date”); (iii) two years have passed since the Trigger Date; and (iv) no liability of Indemnitor has arisen under the environmental indemnity in the interim.
(28) Recourse Obligations	Pittock Block (Loan No. 6)

The loss recourse carveout with respect to insurance proceeds, condemnation awards or rents is limited to misappropriation or conversion thereof and does not expressly include misapplication thereof.

The obligations and liabilities of the borrower and the guarantor (individually and collectively, the “Indemnitor”) under the related environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan has been paid in full on or prior to the maturity date of the Mortgage Loan and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the indemnitee shall have received, at Indemnitor’s expense, an updated environmental report dated within 60 days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, and (iv) 24 months have passed since date that the Mortgage Loan has been paid in full.

(28) Recourse Obligations	The Grace Building (Loan No. 9)

The aggregate liability of the related guarantors with respect to the guaranteed recourse obligations of the Borrower related to any bankruptcy event with respect to the Borrower may not exceed an amount equal to 15% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred) in connection with the collection of amounts due thereunder.

E-3B-5

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

The loss recourse carveout with respect to intentional misrepresentation is limited to intentional material misrepresentation.

The loss recourse carveout with respect to material physical waste is limited to intentional material physical waste.

The loss recourse carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to the intentional misappropriation or conversion thereof and does not include misapplication thereof.

Except with respect to transfer of the Mortgaged Property prohibited under the Whole Loan documents (each, a “Prohibited Transfer”) that are voluntary (except with respect to certain transfers that do not have material adverse effect on the use and operation of the Mortgaged Property as more fully described in the Whole Loan documents), the Borrower’s failure to obtain the lender’s prior consent to any Prohibited Transfer as required by the Whole Loan documents (other than transfers expressly permitted by the Whole Loan documents (each, a “Permitted Transfer”)) constitutes only a loss recourse carveout rather than a full recourse carveout; provided that there will be no recourse liability for (1) failure to perform administrative requirements (such as a notice) if the underlying transfer is a Permitted Transfer but for the satisfaction of the administrative requirements or (2) a Prohibited Transfer due solely to a sale or pledge of any interest in a property manager.

The Borrower’s failure to obtain the lender’s prior consent to any subordinate financing (whether or not secured by a direct interest in the Borrower or the Mortgaged Property) or other voluntary liens that are not considered permitted encumbrances under the Whole Loan documents; provided, the Borrower will not be subject to liability if such debt was permitted when incurred but was not repaid due to the Mortgaged Property’s failure to generate sufficient cash flow or the failure of the lender to release funds from the reserve accounts after all conditions to such release had been met.

The obligations and liabilities of the Borrower and the related guarantors (individually and collectively, the “Indemnitors”) under the environmental indemnity will terminate and be of no further force or effect as of the second anniversary of the earlier of (x) the date on which the lender, any mezzanine lender approved under

E-3B-6

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
the Whole Loan documents, or any third party obtains title to the Mortgaged Property or equity collateral of the Borrower, as applicable, by foreclosure or deed or other transfer in lieu of foreclosure and (y) repayment in full of the Whole Loan (such date, the “Reference Date”), provided that the following conditions are met: (i) Indemnitor has paid to the lender and other indemnitees under the environmental indemnity (each, an “Indemnitee”) all sums due under the environmental indemnity and no default exists under the environmental indemnity beyond applicable notice and cure periods and (ii) the Indemnitee will have received an updated environmental report of the Mortgaged Property (prepared at the Indemnitor’s expense) dated no earlier than 90 days prior to the Reference Date, which updated environmental report will (a) be in form and scope reasonably satisfactory to Indemnitee and (b) confirm that, except to the extent the same was disclosed in an environmental report delivered to the lender prior to the loan origination date or otherwise expressly permitted under the environmental indemnity or the other Whole Loan documents, as of the date of the assessment referred to in such environmental report, there is no (1) non-compliance with environmental law in connection with the Mortgaged Property or operations on the Mortgaged Property, (2) environmental lien encumbering the Mortgaged Property, (3) ongoing administrative processes or proceedings or judicial proceeding relating to any violation of environmental law in connection with the Mortgaged Property or operations on the Mortgaged Property or (4) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with environmental law, or that could reasonably be expected to require remediation pursuant to environmental law or to result in a material adverse impact on the use, value or marketability of the Mortgaged Property.
(28) Recourse Obligations	Station Park & Station Park West (Loan No. 10) The Village at Meridian (Loan No. 17) The Trails at Silverdale (Loan No. 19) Treasure Valley Marketplace (Loan No. 24)

There is no separate non-recourse carveout guarantor or environmental indemnitor, and the borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents. At origination of the Mortgage Loan, the borrower obtained an environmental insurance policy issued from Ironshore Specialty Insurance Company in the name of the borrower, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $10,000,000, a $50,000 per incident self-insured retention and a term expiring on October 5, 2022. The Mortgage Loan documents require that the borrower obtain and

E-3B-7

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

maintain a pollution legal liability insurance, which, among other conditions, is required to be maintained for a period continuing through 36 months beyond the maturity date of the Mortgage Loan of December 5, 2030.

The loss recourse carveout for material physical waste is limited to intentional material physical waste.

The indemnification obligations of the borrower under the environmental indemnity will terminate on the date that is three years after the full and indefeasible repayment of the Mortgage Loan (other than a repayment effective pursuant to or following any foreclosure or other exercise of remedies by Indemnitee under the Mortgage Loan documents), such date being the “Termination Date,” if the borrower has satisfied the following conditions: (A) no claims, litigation, demands, defenses, judgments, suits or proceedings with respect to any matter covered by the environmental indemnity will have occurred or been threatened in writing (other than a threatened claim which has been dismissed or resolved without liability) against the indemnitor, the Mortgaged Property, the indemnitee prior to the Termination Date; (B) the indemnitee will not have exercised its remedies of foreclosure or power of sale under the Mortgage Loan documents with respect to the Mortgaged Property, nor will a receiver for the Mortgaged Property ever have been appointed; and (C) the borrower will have delivered a clean Phase I to the indemnitee, at the borrower's sole cost and expense, which is dated no earlier than 60 business days prior to the date on which the Mortgage Loan and all obligations thereof have been fully satisfied.

(29) Mortgage Releases	Rugby Pittsburgh Portfolio (Loan No. 14)	The related Mortgage Loan documents permit the release of certain vacant outparcel (the “Release Outparcel”), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the Release Outparcel is vacant, unimproved (except for surface parking) and non-income producing; (b) the Release Outparcel may not be released and conveyed to an affiliate of the borrowers; (c) the release of such Release Outparcel does not result in a material adverse effect or materially impair the operation, value or use of the Mortgaged Property continuing to be subject to the lien of the mortgage after such release; (d) the borrowers pay an amount equal to (i) with respect to the Release Outparcel identified as the Outparcel A, the greater of (x) 100% of the net sales proceeds from the sale of Outparcel A and (y) 90% of the gross sales proceeds from such sale, but in no event less than

E-3B-8

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
$1,020,000 and (ii) with respect to the Release Outparcel identified as the Outparcel B, 100% of the net sales proceeds from the sale of Outparcel B, but in no event less than 90% of the gross sales proceeds from such sale; and (e) immediately following a release of any portion of the lien of the mortgage in connection with a release of the Release Outparcel, if the REMIC loan-to-value ratio is greater than 125%, the principal balance of the Mortgage Loan must be prepaid by an amount not less than an amount such that the REMIC loan-to-value ratio does not increase after the release, unless the lender receives a REMIC opinion.
(30) Financial Reporting and Rent Rolls	Rugby Pittsburg Portfolio (Loan No. 14)	The borrower is required to provide an audited set of financial statements only if there exists and continues a cash sweep period, as described in the Mortgage Loan documents.
(31) Acts of Terrorism Exclusion	Pittock Block (Loan No. 6)	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any successor similar statute) or a similar or subsequent statute is not in effect, the borrower will be required to carry its required terrorism insurance as set forth in the Mortgage Loan documents, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents on a stand-alone basis (without giving effect to the cost of terrorism components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower will purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Acts of Terrorism Exclusion	The Grace Building (Loan No. 9)	If TRIPRA is discontinued or not renewed, provided that terrorism insurance is commercially available, the Borrower will be required to carry terrorism insurance in an amount not less than the amounts required under the Whole Loan documents; provided that, in such event, the Borrower will not be required to spend per year on terrorism coverage (on a going forward basis after TRIPRA expires or is otherwise no longer in effect for any reason and following expiration of the applicable terrorism insurance then in place) in excess of the amount equal to two times the annual allocable amount of the total insurance premium that is then payable with respect to the property and business income insurance policies required under the Whole Loan documents (the “Terrorism Premium Cap”) with respect to the Mortgaged Property and, if the cost for such terrorism exceeds the Terrorism Premium Cap, the Borrower will

E-3B-9

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap.
(34) Defeasance	860 Washington (Loan No. 1)	The Mortgage Loan documents provides for a $95,000 cap on fees charged by the servicer in connection with a defeasance.
(36) Ground Leases	860 Washington (Loan No. 1)	Under the related ground lease, if a leasehold mortgagee is affiliated with the ground tenant, the applicable leasehold mortgagee will not be entitled to the leasehold mortgagee rights set forth in the ground lease. The related ground lease estoppel provides that, notwithstanding the foregoing limitation, any securitization trust (and the related trustee thereto) that holds all or any portion of the related mortgage loan will be entitled to all leasehold mortgagee protections set forth in the applicable ground lease provided that: (1) the applicable securitization trust is created in accordance with a securitization transaction that initially involves at least one investment grade class of securities, (2) the special servicer that is appointed in connection with the related securitization is required to maintain a standard minimum rating (as set forth in the ground lease estoppel) and is required to adhere to a servicing standard and (3) the related pooling and servicing agreement provides certain specified limitations on the voting and control rights of certificateholders that maintain certain affiliations with any borrower pursuant to any mortgage held by the applicable securitization trust.
(40) No Material Default; Payment Record	All JPMCB Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(47) Cross-Collateralization	Pittock Block (Loan No. 6) The Grace Building (Loan No. 9) Station Park & Station Park West (Loan No. 10)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

E-3B-10

Representation Number on Annex E-3A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Rugby Pittsburgh Portfolio (Loan No. 14) The Village at Meridian (Loan No. 17)

E-3B-11

(THIS PAGE INTENTIONALLY LEFT BLANK)

  ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
3/15/2021	$19,922,000.00	10/15/2025	$19,922,000.00
4/15/2021	$19,922,000.00	11/15/2025	$19,922,000.00
5/15/2021	$19,922,000.00	12/15/2025	$19,922,000.00
6/15/2021	$19,922,000.00	1/15/2026	$19,921,886.27
7/15/2021	$19,922,000.00	2/15/2026	$19,586,598.03
8/15/2021	$19,922,000.00	3/15/2026	$19,173,622.37
9/15/2021	$19,922,000.00	4/15/2026	$18,820,536.44
10/15/2021	$19,922,000.00	5/15/2026	$18,446,076.31
11/15/2021	$19,922,000.00	6/15/2026	$18,090,787.96
12/15/2021	$19,922,000.00	7/15/2026	$17,714,189.94
1/15/2022	$19,922,000.00	8/15/2026	$17,356,685.93
2/15/2022	$19,922,000.00	9/15/2026	$16,998,099.98
3/15/2022	$19,922,000.00	10/15/2026	$16,618,301.01
4/15/2022	$19,922,000.00	11/15/2026	$16,257,479.58
5/15/2022	$19,922,000.00	12/15/2026	$15,875,510.63
6/15/2022	$19,922,000.00	1/15/2027	$15,512,440.26
7/15/2022	$19,922,000.00	2/15/2027	$15,148,270.98
8/15/2022	$19,922,000.00	3/15/2027	$14,723,158.03
9/15/2022	$19,922,000.00	4/15/2027	$14,356,597.35
10/15/2022	$19,922,000.00	5/15/2027	$13,969,057.35
11/15/2022	$19,922,000.00	6/15/2027	$13,600,213.22
12/15/2022	$19,922,000.00	7/15/2027	$13,210,456.67
1/15/2023	$19,922,000.00	8/15/2027	$12,839,315.35
2/15/2023	$19,922,000.00	9/15/2027	$12,467,050.48
3/15/2023	$19,922,000.00	10/15/2027	$12,073,973.44
4/15/2023	$19,922,000.00	11/15/2027	$11,699,390.81
5/15/2023	$19,922,000.00	12/15/2027	$11,304,063.93
6/15/2023	$19,922,000.00	1/15/2028	$10,927,149.59
7/15/2023	$19,922,000.00	2/15/2028	$10,549,094.08
8/15/2023	$19,922,000.00	3/15/2028	$10,111,110.71
9/15/2023	$19,922,000.00	4/15/2028	$9,713,151.55
10/15/2023	$19,922,000.00	5/15/2028	$9,293,392.33
11/15/2023	$19,922,000.00	6/15/2028	$8,892,955.24
12/15/2023	$19,922,000.00	7/15/2028	$8,470,790.70
1/15/2024	$19,922,000.00	8/15/2028	$8,067,860.76
2/15/2024	$19,922,000.00	9/15/2028	$7,663,710.10
3/15/2024	$19,922,000.00	10/15/2028	$7,237,940.81
4/15/2024	$19,922,000.00	11/15/2028	$6,831,274.97
5/15/2024	$19,922,000.00	12/15/2028	$6,403,064.19
6/15/2024	$19,922,000.00	1/15/2029	$5,993,868.03
7/15/2024	$19,922,000.00	2/15/2029	$5,583,431.99
8/15/2024	$19,922,000.00	3/15/2029	$5,111,179.92
9/15/2024	$19,922,000.00	4/15/2029	$4,698,067.04
10/15/2024	$19,922,000.00	5/15/2029	$4,263,598.16
11/15/2024	$19,922,000.00	6/15/2029	$3,847,916.16
12/15/2024	$19,922,000.00	7/15/2029	$3,410,953.42
1/15/2025	$19,922,000.00	8/15/2029	$2,992,686.83
2/15/2025	$19,922,000.00	9/15/2029	$2,573,152.67
3/15/2025	$19,922,000.00	10/15/2029	$2,132,450.65
4/15/2025	$19,922,000.00	11/15/2029	$1,710,308.71
5/15/2025	$19,922,000.00	12/15/2029	$1,267,075.33
6/15/2025	$19,922,000.00	1/15/2030	$842,309.91
7/15/2025	$19,922,000.00	2/15/2030	$416,257.07
8/15/2025	$19,922,000.00	3/15/2030 and thereafter	$0.00
9/15/2025	$19,922,000.00

F-1

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

 Prospectus

Certificate Summary	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	14
Summary of Terms	24
Summary of Risk Factors	73
Risk Factors	75
Description of the Mortgage Pool	176
Transaction Parties	291
Credit Risk Retention	344
Description of the Certificates	352
The Mortgage Loan Purchase Agreements	389
The Pooling and Servicing Agreement	399
Use of Proceeds	504
Yield, Prepayment and Maturity Considerations	504
Material Federal Income Tax Consequences	518
Certain State, Local and Other Tax Considerations	530
ERISA Considerations	530
Legal Investment	538
Certain Legal Aspects of the Mortgage Loans	539
Ratings	560
Plan of Distribution (Underwriter Conflicts of Interest)	563
Incorporation of Certain Information by Reference	565
Where You Can Find More Information	565
Financial Information	565
Legal Matters	565
Index of Certain Defined Terms	566

Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Sponsor Representations and Warranties (CREFI and GACC)	E-1A-1
Annex E-1B – Exceptions to Sponsor Representations and Warranties (CREFI and GACC)	E-1B-1
Annex E-2A – Sponsor Representations and Warranties (GSMC)	E-2A-1
Annex E-2B – Exceptions to Sponsor Representations and Warranties (GSMC)	E-2B-1
Annex E-2A – Sponsor Representations and Warranties (JPMCB)	E-3A-1
Annex E-2B – Exceptions to Sponsor Representations and Warranties (JPMCB)	E-3B-1
Annex F – Class A-AB Scheduled Principal Balance Schedule	F-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,087,104,000
(Approximate)

Benchmark 2021-B23 Mortgage Trust
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2021-B23

Class A-1	$21,244,000
Class A-2	$155,183,000
Class A-4A1	$60,000,000 – $200,000,000
Class A-5	$421,699,000 – $561,699,000
Class A-AB	$19,922,000
Class X-A	$1,181,663,000
Class A-S	$163,615,000
Class B	$59,992,000
Class C	$45,449,000

PROSPECTUS

Citigroup

J.P. Morgan

Goldman Sachs & Co. LLC

Deutsche Bank Securities

Co-Lead Managers and Joint Bookrunners

Academy Securities

Drexel Hamilton

Co-Managers

January , 2021